                                                                         The One
                                                                        Investor
                                                                         Program
                                                                   Annual Report
                                                For the year ended June 30, 1998



                                              The One Group Investor Growth Fund



                                     The One Group Investor Growth & Income Fund



                                            The One Group Investor Balanced Fund



                                 The One Group Investor Conservative Growth Fund






                                                                   THE ONE GROUP
                                                          ----------------------
                                                          FAMILY OF MUTUAL FUNDS

              IMPORTANT CUSTOMER INFORMATION. INVESTMENT PRODUCTS:

            - are not deposits or obligations of, or guaranteed by,
              BANC ONE CORPORATION or any of its affiliates,          [FDIC LOGO
                                                                      WITH SLASH
            - are not insured by the FDIC, and                        THOUGH IT]

            - are subject to investment risks, including possible
              loss of the principal amount invested.

--------------------------------------------------------------------------------
Table of Contents
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

Portfolio Performance Review...............................................    2
Schedules of Portfolio Investments.........................................    8
Statements of Assets and Liabilities.......................................   12
Statements of Operations...................................................   13
Statements of Changes in Net Assets........................................   14
Notes to Financial Statements..............................................   16
Financial Highlights.......................................................   22
Report of Independent Accountants..........................................   38

                          The One Group Investor Funds
Portfolio Performance Review
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

HOW DID THE FUNDS PERFORM?
For the year ended June 30, 1998, The One Group Investor Funds posted the following total returns for their respective Fiduciary share class:

- The One Group Investor Growth Fund, 23.81%

- The One Group Investor Growth and Income Fund, 20.34%

- The One Group Investor Balanced Fund, 17.02%

- The One Group Investor Conservative Growth Fund, 12.73%

For information on other share classes and performance comparisons to indexes, please see pages 4-7.

HOW DID THE BOND AND STOCK MARKETS PERFORM?
The bond market continued to benefit from low inflation, which helped push interest rates down and bond prices up. Furthermore, events in Asia contributed to a weakening global economy, which in turn helped support favorable bond market conditions in the United States.

The stock market continued to provide better-than-average investment returns, thanks to low inflation, moderate economic growth and strong corporate earnings growth. In addition, a favorable bond market contributed to the stock market's strength by allowing price/earnings (P/E) multiple expansion. That is, the declining interest rate environment allowed companies to realize greater profits, and stock prices increased on these favorable earnings results.

For more than four years, large-capitalization growth stocks have led the domestic market surge, outperforming smaller-company stocks and value-oriented stocks. Investors continued to favor larger companies due to their earnings reliability and stock liquidity.

DID THE SITUATION IN ASIA INFLUENCE STOCK RETURNS?
Beginning in late 1997, many larger, multinational companies, particularly in the semiconductor, energy and commodities sectors, felt the effects of the Asian markets' meltdown. With too much capital and investment generating excess capacity, lower prices led to insufficient profits. As a result, currencies declined and market returns plummeted for most Asian markets.

WERE THERE ANY OTHER NOTABLE PERFORMANCES OVERSEAS?
Many European markets experienced a comeback, with strong one-year performance from Italy, up 63%; Spain up 50%; Germany, up 46%; and France, up 43%.

WHAT WAS YOUR OVERALL ASSET ALLOCATION STRATEGY?
Each of the Investor Funds maintained relatively strong exposure to equity funds (depending, of course, on each fund's overall investment objective and asset allocation parameters), which enabled the funds to participate in the ongoing stock market rally and post attractive overall returns. In addition, each Fund's allocation toward the bond market was slightly greater than what we consider to be average exposure.

WHY WAS THAT?
We implemented this strategy based on our ongoing research efforts, which showed that stocks, on a valuation basis, continued to be more expensive than bonds. We felt that this presented some additional risks for stocks. At the same time, earnings momentum remained strong. We therefore made only a slight shift toward fixed income funds in order to gain some downside protection from the stock market's high valuations. The average fund allocations during the period were as follows:

- The One Group Investor Growth Fund: 86% equity funds; 13% fixed income funds; 1% money market funds

- The One Group Investor Growth and Income Fund: 66% equity funds; 33% fixed income funds; 1% money market funds

- The One Group Investor Balanced Fund: 46% equity funds; 53% fixed income funds; 1% money market funds

- The One Group Conservative Growth Fund: 26% equity funds; 72% fixed income funds; 2% money market funds

WHAT WERE YOUR KEY STRATEGIES IN THE EQUITY ARENA?
The Investor Funds enjoyed varying exposure, depending on the overall investment objective, to the following equity styles: large capitalization, mid-capitalization, small capitalization and international. Within each style, individual stock selection remains the core of our management process. We modestly adjusted our asset allocations to include in-

                          The One Group Investor Funds
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

ternational stocks, giving the funds an opportunity to take advantage of lower valuations in Asia and continued economic recovery in Europe. Our international exposure is now between 5% and 11%, with the greatest exposure in The One Group Investor Growth Fund. This ongoing approach toward diversification helped limit risk while offering return opportunities from different market segments.

WHAT WERE YOUR KEY STRATEGIES WITHIN THE FIXED INCOME MARKET?
Within the fixed income funds, our efforts centered on maintaining a low-risk profile by keeping durations at or near their average levels. (Duration is a measure of a fund's price sensitivity to interest rate changes. A longer duration indicates greater sensitivity; a shorter duration indicates less.) Instead of making "bets" on interest rate movements by significantly altering duration, we prefer to concentrate on the yield component of total return.

Over the past year, our fund managers focused on select investments in the corporate, asset-backed and mortgage-backed sectors. This allowed the funds to capture the yield advantages that these securities generally offered compared to Treasury securities. At the same time, they focused on maintaining portfolios with good average credit quality.

WHAT IS YOUR OUTLOOK FOR THE FUNDS?
Economic activity is critical to the funds' performance because the economy drives earnings. The current economic expansion, now in its eighth year, is one of the longest in history. Looking ahead to fiscal 1999, we expect U.S. economic growth to remain positive, but to slow down from recent levels. Corporate earnings should continue to grow, but perhaps not at the pace we've seen recently.

We also believe that inflation will remain low, leading to a stable or lower interest rate environment. As such, we believe there will be little opportunity for price volatility to significantly influence bond market returns.

Asia remains the one wild card. An unforeseen depression in any of these countries could spill over and put a squeeze on U.S. growth. We believe that a depression is unlikely, however, because Japan's economic package should provide guidance for the country and establish an outline for deregulation. These moves should bring Japan closer to financial reform and improve the banking system.

Given the extraordinary equity gains of the last several years, it is not realistic to expect this pace to continue. Going forward, we think the equity market will be a bit more selective, which would make individual security selection even more important.

We currently don't anticipate making any significant changes to our asset allocation strategies. But we will continue to monitor the economic climate for inflationary pressures and valuation levels in the financial markets. We also will keep close tabs on the situation in Asia and how events there may affect the funds' investments.

/s/ Richard R. Jandrain III
Richard R. Jandrain III
Senior Managing Director of Equity Securities
Director, Asset Allocation Committee

Please refer to the prospectus and the accompanying financial statements for more information about your Fund.

                       The One Group Investor Growth Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998
          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year      (12/10/96)
  Fiduciary                23.81%        24.49%

                     Measurement Period
                   (Fiscal Year Covered)                          S&P 1500         Lipper Mix        Fiduciary
12/96                                                                    10000             10000             10000

6/97                                                                     11945             10680             11350

6/98                                                                     15462             12724             14053

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year      (12/10/96)
  Class A                  23.44%        23.78%
  Class A*                 17.87%        20.17%

* Reflects 4.50% Sales Charge.

                Measurement Period
               (Fiscal Year Covered)                     S&P 1500         Lipper Mix         Class A*          Class A

6/98                                                            15462             12724             13303             13929

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year      (12/10/96)
  Class B                  22.52%        23.91%
  Class B**                18.52%        21.61%

** Reflects Applicable Contingent Deferred Sales Charge.

                Measurement Period
               (Fiscal Year Covered)                     S&P 1500         Lipper Mix        Class B**          Class B

6/98                                                            15462             12724             13552             13952

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year       (7/1/97)
  Class C                  22.42%        22.42%
  Class C**                21.42%        21.42%

** Reflects Applicable Contingent Deferred Sales Charge.

                Measurement Period
               (Fiscal Year Covered)                     S&P 1500         Lipper Mix        Class C**          Class C

6/98                                                            12944             11914             12141             12241

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The performance of the Investor Growth Fund is measured against the S&P 1500 Index, an unmanaged index generally representative of the performance of large and small companies in the US stock market. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management. By contrast, the performance of the fund reflects the deduction of these value-added services as well as the deduction of sales charges on Class A Shares and applicable contingent deferred sales charges on Class B and Class C Shares.

The Lipper Mix for all the classes consists of the average monthly returns of the Lipper General Equity Funds Universe (75%), the Lipper International Funds Universe (10%), and the Lipper Intermediate US Government Bond Funds Universe (15%). The Lipper Universes consist of the equally weighted average monthly return of all the funds within the category.

6/97                                                            11945             10680             10776             11284

12/96                                                           10000             10000              9550             10000

6/97                                                            11945             10680             11388             11388

12/96                                                           10000             10000             10000             10000

7/97                                                            10000             10000             10000             10000

                  The One Group Investor Growth & Income Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998
          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year      (12/10/96)
  Fiduciary                20.34%        20.40%

                     Measurement Period
                   (Fiscal Year Covered)                          S&P 1500         Lipper Mix        Fiduciary
12/96                                                                    10000             10000             10000

6/97                                                                     11945             10535             11087

6/98                                                                     15462             12342             13342

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year      (12/10/96)
  Class A                  20.18%        20.73%
  Class A*                 14.76%        17.21%

* Reflects 4.50% Sales Charge.

                Measurement Period
               (Fiscal Year Covered)                     S&P 1500         Lipper Mix         Class A*          Class A

6/98                                                            15462             12342             12797             13399

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year      (12/10/96)
  Class B                  19.13%        19.72%
  Class B**                15.13%        17.38%

** Reflects Applicable Contingent Deferred Sales Charge.

                Measurement Period
               (Fiscal Year Covered)                     S&P 1500         Lipper Mix        Class B**          Class B

6/98                                                            15462             12342             12825             13225

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year       (7/1/97)
  Class C                  19.08%        19.08%
  Class C**                18.08%        18.08%

** Reflects Applicable Contingent Deferred Sales Charge.

                Measurement Period
               (Fiscal Year Covered)                     S&P 1500         Lipper Mix        Class C**          Class C

6/98                                                            12944             11715             11808             11908

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The performance of the Investor Growth & Income Fund is measured against the S&P 1500 Index, an unmanaged index generally representative of the performance of large and small companies in the US stock market. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management. By contrast, the performance of the fund reflects the deduction of these value-added services as well as the deduction of sales charges on Class A Shares and applicable contingent deferred sales charges on Class B and Class C Shares.

The Lipper Mix for all the classes consists of the average monthly returns of the Lipper General Equity Funds Universe (60%), the Lipper International Funds Universe (5%), and the Lipper Intermediate US Government Bond Funds Universe (35%). The Lipper Universes consist of the equally weighted average monthly return of all the funds within the category.

6/97                                                            11945             10535             10648             11150

12/96                                                           10000             10000              9550             10000

6/97                                                            11945             10535             11102             11102

12/96                                                           10000             10000             10000             10000

7/97                                                            10000             10000             10000             10000

                      The One Group Investor Balanced Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998
          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year      (12/10/96)
  Fiduciary                17.02%        16.60%

                                                                   Lehman
                                                                  Brothers
                     Measurement Period                         Intermediate
                   (Fiscal Year Covered)                       Aggregate Bond      Lipper Mix        Fiduciary

6/98                                                                     11219             11890             12694

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year      (12/10/96)
  Class A                  16.62%        16.29%
  Class A*                 11.39%        12.90%

* Reflects 4.50% Sales Charge.

                                                          Lehman
                                                         Brothers
                Measurement Period                     Intermediate
               (Fiscal Year Covered)                       Bond           Lipper Mix         Class A*          Class A

6/98                                                            11219             11890             12074             12641

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year      (12/10/96)
  Class B                  15.85%        15.67%
  Class B**                11.85%        13.28%

** Reflects Applicable Contingent Deferred Sales Charge.

                                                          Lehman
                                                         Brothers
                Measurement Period                     Intermediate
               (Fiscal Year Covered)                       Bond           Lipper Mix        Class B**          Class B

6/98                                                            11219             11890             12136             12536

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year       (7/1/97)
  Class C                  15.66%        15.66%
  Class C**                14.66%        14.66%

** Reflects Applicable Contingent Deferred Sales Charge.

                                                          Lehman
                                                         Brothers
                Measurement Period                     Intermediate
               (Fiscal Year Covered)                       Bond           Lipper Mix        Class C**          Class C

6/98                                                            10868             11444             11466             11566

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The performance of the Investor Balanced Fund is measured against the Lehman Brothers Intermediate Aggregate Bond Index, an unmanaged index comprised of US Government, mortgage, corporate and asset-backed securities with maturities of one to ten years. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management. By contrast, the performance of the fund reflects the deduction of these value-added services as well as the deduction of sales charges on Class A Shares and applicable contingent deferred sales charges on Class B and Class C Shares.

The Lipper Mix for all the classes consists of the average monthly returns of the Lipper General Equity Funds Universe (40%), the Lipper International Funds Universe (5%), and the Lipper Intermediate US Government Bond Funds Universe (55%). The Lipper Universes consist of the equally weighted average monthly return of all the funds within the category.

6/97                                                            10323             10390             10848

12/96                                                           10000             10000             10000

6/97                                                            10323             10390             10353             10841

12/96                                                           10000             10000              9550             10000

6/97                                                            10323             10390             10822             10822

12/96                                                           10000             10000             10000             10000

7/97                                                            10000             10000             10000             10000

                The One Group Investor Conservative Growth Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998
          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year      (12/10/96)
  Fiduciary                12.73%        12.15%

                                                                   Lehman
                                                                  Brothers
                     Measurement Period                         Intermediate
                   (Fiscal Year Covered)                       Aggregate Bond      Lipper Mix        Fiduciary

6/98                                                                     11219             11444             11949

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year      (12/10/96)
  Class A                  12.38%        11.56%
  Class A*                  7.29%        8.31%

* Reflects 4.50% Sales Charge.

                                                          Lehman
                                                         Brothers
                Measurement Period                     Intermediate
               (Fiscal Year Covered)                       Bond           Lipper Mix         Class A*          Class A

6/98                                                            11219             11444             11320             11852

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year      (12/10/96)
  Class B                  11.53%        10.90%
  Class B**                 7.53%        8.46%

** Reflects Applicable Contingent Deferred Sales Charge.

                                                          Lehman
                                                         Brothers
                Measurement Period                     Intermediate
               (Fiscal Year Covered)                       Bond           Lipper Mix        Class B**          Class B

6/98                                                            11219             11444             11344             11744

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year       (7/1/97)
  Class C                  11.48%        11.48%
  Class C**                10.48%        10.48%

** Reflects Applicable Contingent Deferred Sales Charge.

                                                          Lehman
                                                         Brothers
                Measurement Period                     Intermediate
               (Fiscal Year Covered)                       Bond           Lipper Mix        Class C**          Class C

6/98                                                            10868             11172             11048             11148

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The performance of the Investor Conservative Growth Fund is measured against the Lehman Brothers Intermediate Aggregate Bond Index, an unmanaged index comprised of US Government, mortgage, corporate and asset-backed securities with maturities of one to ten years. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management. By contrast, the performance of the fund reflects the deduction of these value-added services as well as the deduction of sales charges on Class A Shares and applicable contingent deferred sales charges on Class B and Class C Shares.

The Lipper Mix for all the classes consists of the average monthly returns of the Lipper General Equity Funds Universe (20%), the Lipper International Funds Universe (5%), and the Lipper Intermediate US Government Bond Funds Universe (75%). The Lipper Universes consist of the equally weighted average monthly return of all the funds within the category.

6/97                                                            10323             10243             10600

12/96                                                           10000             10000             10000

6/97                                                            10323             10243             10072             10546

12/96                                                           10000             10000              9550             10000

6/97                                                            10323             10243             10530             10530

12/96                                                           10000             10000             10000             10000

7/97                                                            10000             10000             10000             10000

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Investor Growth Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

                                                    MARKET
SHARES             SECURITY DESCRIPTION             VALUE
-------   ---------------------------------------  --------
INVESTMENT COMPANIES (98.4%):
 1,853    The One Group Disciplined Value Fund
            Fiduciary Class......................  $ 31,315
   840    The One Group Government Bond Fund
            Fiduciary Class......................     8,489
 1,473    The One Group Growth Opportunities Fund
            Fiduciary Class......................    33,163
   890    The One Group Income Bond Fund
            Fiduciary Class......................     8,464
   417    The One Group Intermediate Bond Fund
            Fiduciary Class......................     4,219
 1,352    The One Group International Equity
            Index Fund Fiduciary Class...........    24,301
 1,437    The One Group Large Company Growth Fund
            Fiduciary Class......................    32,631

                                                    MARKET
SHARES             SECURITY DESCRIPTION             VALUE
-------   ---------------------------------------  --------
INVESTMENT COMPANIES, CONTINUED:
 1,812    The One Group Large Company Value Fund
            Fiduciary Class......................  $ 30,264
   402    The One Group Limited Volatility Fund
            Fiduciary Class......................     4,223
   614    The One Group Prime Money Market Fund
            Fiduciary Class......................       614
   688    The One Group Small Capitalization Fund
            Fiduciary Class......................     8,296
 2,315    The One Group Value Growth Fund
            Fiduciary Class......................    31,278
                                                   --------
    Total Investment Companies                      217,257
                                                   --------
Total (Cost $199,115) (a)                          $217,257
                                                   ========

------------

Percentages indicated are based on net assets of $220,699.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $103. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows (amounts in thousands):

                   Unrealized appreciation......................  $18,727
                   Unrealized depreciation......................     (688)
                                                                  -------
                   Net unrealized appreciation..................  $18,039
                                                                  =======

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Investor Growth & Income Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

                                                    MARKET
SHARES             SECURITY DESCRIPTION             VALUE
-------   ---------------------------------------  --------
INVESTMENT COMPANIES (98.6%):
 1,426    The One Group Disciplined Value Fund
            Fiduciary Class......................  $ 24,091
 2,202    The One Group Government Bond Fund
            Fiduciary Class......................    22,263
 1,133    The One Group Growth Opportunities Fund
            Fiduciary Class......................    25,514
 2,334    The One Group Income Bond Fund
            Fiduciary Class......................    22,199
 1,311    The One Group Intermediate Bond Fund
            Fiduciary Class......................    13,269
 1,161    The One Group International Equity
            Index Fund Fiduciary Class...........    20,855
 1,184    The One Group Large Company Growth Fund
            Fiduciary Class......................    26,899

                                                    MARKET
SHARES             SECURITY DESCRIPTION             VALUE
-------   ---------------------------------------  --------
INVESTMENT COMPANIES, CONTINUED:
 1,494    The One Group Large Company Value Fund
            Fiduciary Class......................  $ 24,945
   843    The One Group Limited Volatility Fund
            Fiduciary Class......................     8,861
   718    The One Group Prime Money Market Fund
            Fiduciary Class......................       718
   361    The One Group Small Capitalization Fund
            Fiduciary Class......................     4,351
   449    The One Group Ultra Short-Term Income
            Fund Fiduciary Class.................     4,430
 2,082    The One Group Value Growth Fund
            Fiduciary Class......................    28,127
                                                   --------
    Total Investment Companies                      226,522
                                                   --------
Total (Cost $208,652) (a)                          $226,522
                                                   ========

------------

Percentages indicated are based on net assets of $229,831.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $380. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows (amounts in thousands):

                   Unrealized appreciation......................  $17,785
                   Unrealized depreciation......................     (295)
                                                                  -------
                   Net unrealized appreciation..................  $17,490
                                                                  =======

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Investor Balanced Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

                                                    MARKET
SHARES             SECURITY DESCRIPTION             VALUE
-------   ---------------------------------------  --------
INVESTMENT COMPANIES (97.8%):
   800    The One Group Disciplined Value Fund
            Fiduciary Class......................  $ 13,523
 3,302    The One Group Government Bond Fund
            Fiduciary Class......................    33,384
   636    The One Group Growth Opportunities Fund
            Fiduciary Class......................    14,321
 3,294    The One Group Income Bond Fund
            Fiduciary Class......................    31,328
 1,734    The One Group Intermediate Bond Fund
            Fiduciary Class......................    17,544
   796    The One Group International Equity
            Index Fund Fiduciary Class...........    14,306
   760    The One Group Large Company Growth Fund
            Fiduciary Class......................    17,256

                                                    MARKET
SHARES             SECURITY DESCRIPTION             VALUE
-------   ---------------------------------------  --------
INVESTMENT COMPANIES, CONTINUED:
   958    The One Group Large Company Value Fund
            Fiduciary Class......................  $ 16,002
 1,116    The One Group Limited Volatility Fund
            Fiduciary Class......................    11,724
   956    The One Group Prime Money Market Fund
            Fiduciary Class......................       956
   792    The One Group Ultra Short-Term Income
            Fund Fiduciary Class.................     7,816
 1,530    The One Group Value Growth Fund
            Fiduciary Class......................    20,675
                                                   --------
   Total Investment Companies                       198,835
                                                   --------
Total (Cost $184,322) (a)                          $198,835
                                                   ========

------------

Percentages indicated are based on net assets of $203,278.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $175. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows (amounts in thousands):

                   Unrealized appreciation......................  $14,522
                   Unrealized depreciation......................     (184)
                                                                  -------
                   Net unrealized appreciation..................  $14,338
                                                                  =======

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Investor Conservative Growth Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

                                                    MARKET
SHARES              SECURITY DESCRIPTION             VALUE
-------   ----------------------------------------  -------
INVESTMENT COMPANIES (99.2%):
    99    The One Group Disciplined Value Fund
            Fiduciary Class.......................  $ 1,666
 2,093    The One Group Government Bond Fund
            Fiduciary Class.......................   21,164
    78    The One Group Growth Opportunities Fund
            Fiduciary Class.......................    1,764
 1,864    The One Group Income Bond Fund Fiduciary
            Class.................................   17,726
   146    The One Group Income Equity Fund
            Fiduciary Class.......................    3,516
 1,080    The One Group Intermediate Bond Fund
            Fiduciary Class.......................   10,934
   245    The One Group International Equity Index
            Fund Fiduciary Class..................    4,405

                                                    MARKET
SHARES              SECURITY DESCRIPTION             VALUE
-------   ----------------------------------------  -------
INVESTMENT COMPANIES, CONTINUED:
   205    The One Group Large Company Growth Fund
            Fiduciary Class.......................  $ 4,649
   258    The One Group Large Company Value Fund
            Fiduciary Class.......................    4,311
   641    The One Group Limited Volatility Fund
            Fiduciary Class.......................    6,739
 1,686    The One Group Prime Money Market Fund
            Fiduciary Class.......................    1,686
   341    The One Group Ultra Short-Term Income
            Fund Fiduciary Class..................    3,369
   264    The One Group Value Growth Fund
            Fiduciary Class.......................    3,565
                                                    -------
    Total Investment Companies                       85,494
                                                    -------
Total (Cost $82,599) (a)                            $85,494
                                                    =======

------------

Percentages indicated are based on net assets of $86,167.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $74. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows (amounts in thousands):

                   Unrealized appreciation......................  $2,906
                   Unrealized depreciation......................     (85)
                                                                  ------
                   Net unrealized appreciation..................  $2,821
                                                                  ======

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF ASSETS AND LIABILITIES                               JUNE 30, 1998
(Amounts in Thousands, except per share amounts)

                                                                         INVESTOR                 INVESTOR
                                                              INVESTOR   GROWTH &    INVESTOR   CONSERVATIVE
                                                               GROWTH     INCOME     BALANCED      GROWTH
                                                                FUND       FUND        FUND         FUND
                                                              --------   ---------   --------   ------------
ASSETS:
Investments, at value (cost $199,115; $208,652; $184,322;
  and $82,599, respectively)................................  $217,257   $226,522    $198,835     $85,494
Cash........................................................     1,265        819      2,113          357
Dividends receivable........................................       188        400        535          306
Receivable from brokers for investments sold................     1,500      1,500      1,000           --
Receivable for capital shares issued........................       735      1,099      1,472          385
Receivable from advisor.....................................        31          9         --           26
Prepaid expenses and other assets...........................         1          1          1            7
                                                              --------   --------    --------     -------
TOTAL ASSETS................................................   220,977    230,350    203,956       86,575
                                                              --------   --------    --------     -------
LIABILITIES:
Dividends payable...........................................        84        300        463          272
Payable for capital shares redeemed.........................        42         33         55           42
Accrued expenses and other payables:
    Investment advisory fees................................         9          9          8           --
    12b-1 fees..............................................        70         78         64           36
    Other...................................................        73         99         88           58
                                                              --------   --------    --------     -------
TOTAL LIABILITIES...........................................       278        519        678          408
                                                              --------   --------    --------     -------
NET ASSETS:
Capital.....................................................   197,904    207,764    185,728       82,826
Undistributed (distributions in excess of) net investment
  income....................................................     2,138      2,062      1,413          180
Accumulated undistributed net realized gains (losses) from
  investment transactions...................................     2,515      2,135      1,624          266
Net unrealized appreciation (depreciation) from
  investments...............................................    18,142     17,870     14,513        2,895
                                                              --------   --------    --------     -------
NET ASSETS..................................................  $220,699   $229,831    $203,278     $86,167
                                                              ========   ========    ========     =======
NET ASSETS:
    Fiduciary...............................................  $ 86,355   $ 98,060    $93,557      $30,352
    Class A.................................................    55,057     39,874     32,605       12,538
    Class B.................................................    70,515     85,468     70,463       39,489
    Class C.................................................     8,772      6,429      6,653        3,788
                                                              --------   --------    --------     -------
Total.......................................................  $220,699   $229,831    $203,278     $86,167
                                                              ========   ========    ========     =======
OUTSTANDING UNITS OF BENEFICIAL INTEREST (SHARES):
    Fiduciary...............................................     6,451      7,802      7,925        2,745
    Class A.................................................     4,130      3,143      2,755        1,136
    Class B.................................................     5,237      6,761      5,963        3,575
    Class C.................................................       658        513        565          343
                                                              --------   --------    --------     -------
Total.......................................................    16,476     18,219     17,208        7,799
                                                              ========   ========    ========     =======
Net Asset Value:
    Fiduciary Offering and redemption price per share.......  $  13.39   $  12.57    $ 11.81      $ 11.06
                                                              ========   ========    ========     =======
    Class A Redemption price per share......................  $  13.33   $  12.69    $ 11.83      $ 11.04
                                                              ========   ========    ========     =======
        Maximum sales charge................................      4.50%      4.50%      4.50%        4.50%
                                                              ========   ========    ========     =======
        Maximum offering price per share (100%/(100%-maximum
          sales charge) of net asset value adjusted to
          nearest cent).....................................  $  13.96   $  13.29    $ 12.39      $ 11.56
                                                              ========   ========    ========     =======
    Class B Offering price per share (a)....................  $  13.47   $  12.64    $ 11.82      $ 11.05
                                                              ========   ========    ========     =======
    Class C Offering price per share (a)....................  $  13.34   $  12.54    $ 11.77      $ 11.03
                                                              ========   ========    ========     =======

------------

(a) Redemption price per Class B and Class C share varies based on length of time shares are held.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF OPERATIONS                        FOR THE YEAR ENDED JUNE 30, 1998
(Amounts in Thousands)

                                                                                               INVESTOR
                                              INVESTOR     INVESTOR GROWTH     INVESTOR      CONSERVATIVE
                                             GROWTH FUND    & INCOME FUND    BALANCED FUND   GROWTH FUND
                                             -----------   ---------------   -------------   ------------
INVESTMENT INCOME:
Distribution income........................    $ 1,410         $ 3,175          $ 4,519         $2,126
                                               -------         -------          -------         ------
EXPENSES:
Investment advisory fees...................         57              67               65             23
Administration fees........................        114             134              129             46
12b-1 fees (Class A).......................         78              64               45             18
12b-1 fees (Class B).......................        327             391              297            162
12b-1 fees (Class C).......................         41              24               27             19
Custodian and accounting fees..............         11              12               10             16
Legal and audit fees.......................          6               7                6              4
Trustees' fees and expenses................          1               2                2              1
Transfer agent fees........................        126             105               80             68
Registration and filing fees...............         69              86               90             69
Printing costs.............................         19              26               24              9
Other......................................          4               4                3              2
                                               -------         -------          -------         ------
Total expenses before waivers..............        853             922              778            437
Less waivers and reimbursements............       (202)           (193)            (163)          (151)
                                               -------         -------          -------         ------
Net Expenses...............................        651             729              615            286
                                               -------         -------          -------         ------
Net Investment Income......................        759           2,446            3,904          1,840
                                               -------         -------          -------         ------
REALIZED/UNREALIZED GAINS (LOSSES) FROM
  INVESTMENTS:
Net realized gains (losses) from investment
  transactions.............................      7,240           6,961            5,351            808
Net change in unrealized appreciation
  (depreciation) from investments..........     14,046          14,037           10,033          2,434
                                               -------         -------          -------         ------
Net realized/unrealized gains (losses) from
  investments..............................     21,286          20,998           15,384          3,242
                                               -------         -------          -------         ------
Change in net assets resulting from
  operations...............................    $22,045         $23,444          $19,288         $5,082
                                               =======         =======          =======         ======

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS
(Amounts in Thousands)

                                                               INVESTOR               INVESTOR GROWTH
                                                              GROWTH FUND              & INCOME FUND
                                                        -----------------------   -----------------------
                                                          YEAR     DECEMBER 10,     YEAR     DECEMBER 10,
                                                         ENDED     1996 THROUGH    ENDED     1996 THROUGH
                                                        JUNE 30,     JUNE 30,     JUNE 30,     JUNE 30,
                                                          1998       1997(a)        1998       1997(a)
                                                        --------   ------------   --------   ------------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
    Net investment income.............................  $    759     $   256      $  2,446     $   556
    Net realized gains (losses).......................     7,240         (59)        6,961         (87)
    Net change in unrealized appreciation
       (depreciation) from investments................    14,046       4,096        14,037       3,833
                                                        --------     -------      --------     -------
Change in net assets resulting from operations........    22,045       4,293        23,444       4,302
                                                        --------     -------      --------     -------
DISTRIBUTIONS TO FIDUCIARY SHAREHOLDERS:
    From net investment income........................      (544)       (227)       (1,586)       (494)
    From net realized gains...........................    (1,180)         --        (1,513)         --
DISTRIBUTIONS TO CLASS A SHAREHOLDERS:
    From net investment income........................      (172)        (14)         (357)        (24)
    From net realized gains...........................      (471)         --          (348)         --
DISTRIBUTIONS TO CLASS B SHAREHOLDERS:
    From net investment income........................       (38)        (15)         (472)        (38)
    From net realized gains...........................      (776)         --          (761)         --
DISTRIBUTIONS TO CLASS C SHAREHOLDERS:
    From net investment income........................        (5)         --           (31)         --
    From net realized gains...........................      (101)         --           (55)         --
                                                        --------     -------      --------     -------
Change in net assets from shareholder distributions...    (3,287)       (256)       (5,123)       (556)
                                                        --------     -------      --------     -------
CAPITAL TRANSACTIONS:
    Proceeds from shares issued.......................   165,696      41,705       177,644      58,244
    Proceeds from shares issued in conversion.........    10,702          --        12,936          --
    Dividends reinvested..............................     2,757          25         3,682          49
    Cost of shares redeemed...........................   (20,622)     (2,359)      (39,570)     (5,221)
                                                        --------     -------      --------     -------
Change in net assets from share transactions..........   158,533      39,371       154,692      53,072
                                                        --------     -------      --------     -------
Change in net assets..................................   177,291      43,408       173,013      56,818
NET ASSETS:
    Beginning of period...............................    43,408          --        56,818          --
                                                        --------     -------      --------     -------
    End of period.....................................  $220,699     $43,408      $229,831     $56,818
                                                        ========     =======      ========     =======
SHARE TRANSACTIONS:
    Issued............................................    13,101       4,079        14,884       5,697
    Issued in conversion..............................       922          --         1,150          --
    Reinvested........................................       232           3           319           4
    Redeemed..........................................    (1,634)       (227)       (3,325)       (510)
                                                        --------     -------      --------     -------
Change in shares......................................    12,621       3,855        13,028       5,191
                                                        ========     =======      ========     =======

------------

(a) Period from commencement of operations.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS
(Amounts in Thousands)

                                                                INVESTOR            INVESTOR CONSERVATIVE
                                                              BALANCED FUND              GROWTH FUND
                                                         -----------------------   -----------------------
                                                           YEAR     DECEMBER 10,     YEAR     DECEMBER 10,
                                                          ENDED     1996 THROUGH    ENDED     1996 THROUGH
                                                         JUNE 30,     JUNE 30,     JUNE 30,     JUNE 30,
                                                           1998       1997(a)        1998       1997(a)
                                                         --------   ------------   --------   ------------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
    Net investment income..............................  $  3,904     $ 1,187      $ 1,840      $   333
    Net realized gains (losses)........................     5,351         (67)         808            9
    Net change in unrealized appreciation
       (depreciation) from investments.................    10,033       4,480        2,434          461
                                                         --------     -------      -------      -------
Change in net assets resulting from operations.........    19,288       5,600        5,082          803
                                                         --------     -------      -------      -------
DISTRIBUTIONS TO FIDUCIARY SHAREHOLDERS:
    From net investment income.........................    (2,708)     (1,132)        (980)        (296)
    From net realized gains............................    (1,584)         --         (205)          --
DISTRIBUTIONS TO CLASS A SHAREHOLDERS:
    From net investment income.........................      (414)        (15)        (215)         (14)
    From net realized gains............................      (185)         --          (29)          --
DISTRIBUTIONS TO CLASS B SHAREHOLDERS:
    From net investment income.........................      (717)        (40)        (572)         (23)
    From net realized gains............................      (441)         --         (120)          --
DISTRIBUTIONS TO CLASS C SHAREHOLDERS:
    From net investment income.........................       (65)         --          (67)          --
    From net realized gains............................       (37)         --          (17)          --
                                                         --------     -------      -------      -------
Change in net assets from shareholder distributions....    (6,151)     (1,187)      (2,211)        (333)
                                                         --------     -------      -------      -------
CAPITAL TRANSACTIONS:
    Proceeds from shares issued........................   130,231      78,898       71,233       21,496
    Proceeds from shares issued in conversion..........     6,532          --          707           --
    Dividends reinvested...............................     3,506          49        1,170           41
    Cost of shares redeemed............................   (30,131)     (3,357)      (8,767)      (3,054)
                                                         --------     -------      -------      -------
Change in net assets from share transactions...........   110,138      75,590       64,343       18,483
                                                         --------     -------      -------      -------
Change in net assets...................................   123,275      80,003       67,214       18,953
NET ASSETS:
    Beginning of period................................    80,003          --       18,953           --
                                                         --------     -------      -------      -------
    End of period......................................  $203,278     $80,003      $86,167      $18,953
                                                         ========     =======      =======      =======
SHARE TRANSACTIONS:
    Issued.............................................    11,443       7,850        6,600        2,132
    Issued in conversion...............................       600          --           67           --
    Reinvested.........................................       315           5          109            5
    Redeemed...........................................    (2,677)       (328)        (811)        (303)
                                                         --------     -------      -------      -------
Change in shares.......................................     9,681       7,527        5,965        1,834
                                                         ========     =======      =======      =======

------------

(a) Period from commencement of operations.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS                                      JUNE 30, 1998

1. ORGANIZATION:

   The One Group (the "Trust") is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end investment company established as a Massachusetts business trust. The accompanying financial statements and financial highlights are those of the Investor Growth Fund, the Investor Growth & Income Fund, the Investor Balanced Fund and the Investor Conservative Growth Fund (individually a "Fund", collectively the "Funds") only.

   The Funds' investment objectives are as follows:

                    FUND                                              OBJECTIVE
                    ----                                              ---------
      Investor Growth Fund                    Long-term capital appreciation by investing primarily in
                                               a diversified group of The One Group mutual funds which
                                               invest primarily in equity securities.

      Investor Growth & Income Fund           Long-term capital appreciation and growth of income by
                                               investing primarily in a diversified group of The One
                                               Group mutual funds which invest primarily in equity
                                               securities.

      Investor Balanced Fund                  High total return consistent with the preservation of
                                               capital by investing primarily in a diversified group of
                                               The One Group mutual funds which invest primarily in
                                               equity and fixed income securities.

      Investor Conservative Growth Fund       Income and capital appreciation by investing primarily in
                                               a diversified group of The One Group mutual funds which
                                               invest primarily in equity and fixed income securities.

2. SIGNIFICANT ACCOUNTING POLICIES:

   The following is a summary of significant accounting policies followed by the Trust in preparation of its financial statements. The policies are in conformity with generally accepted accounting principles. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses for the period. Actual results could differ from those estimates.

       SECURITY VALUATION

       Investments in The One Group mutual funds (the "Underlying Funds") are
       valued   at the closing net asset value per share of each Underlying
       Fund on the day of valuation. Short-term investments maturing in 60 days or less are valued at amortized cost, which approximates market value.

       SECURITY TRANSACTIONS AND RELATED INCOME

       Purchases and sales of the Underlying Funds are accounted for on a trade date basis. Net realized gains or losses on sales of the Underlying Funds are determined on the specific identification cost method. Other income and expenses are recognized on the accrual basis. Distributions from the Underlying Funds and dividends to the Funds' shareholders are recorded on the ex-dividend date.

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

       EXPENSES

       Expenses directly attributable to a Fund are charged directly to that Fund, while the expenses which are attributable to more than one fund of the Trust are allocated among the respective Funds. Each class of shares bears its pro-rata portion of expenses attributable to its series, except that each class separately bears expenses related specifically to that class, such as distribution fees.

       DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS

       Dividends from net investment income are declared and paid monthly for the Funds. Net realized capital gains, if any, are distributed at least annually. Dividends are declared separately for each class. No class has preferential dividend rights; differences in per share dividend rates are due to differences in separate class expenses.

       Distributions from net investment income and from net capital gains are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for expiring capital loss carryforwards and deferrals of certain losses. Permanent book and tax basis differences, which affect shareholder distributions, will be reclassified to additional paid-in capital.

       FEDERAL INCOME TAXES

       The Trust treats each Fund as a separate entity for Federal income tax purposes. Each Fund intends to continue to qualify as a regulated investment company by complying with the provisions available to certain investment companies as defined in applicable sections of the Internal Revenue Code, and to make distributions from net investment income and from net realized capital gains sufficient to relieve it from all, or substantially all, Federal income taxes.

3. SHARES OF BENEFICIAL INTEREST:

   The Trust has an unlimited number of shares of beneficial interest, with no par value, which may, without shareholder approval, be divided into an unlimited number of series of such shares and any series may be classified or reclassified into one or more classes. The Trust is registered to offer forty series and five classes of shares: Fiduciary Class, Class A, Class B, Class C and Service Class. Currently, the Trust consists of thirty-three active Funds. The Funds are each authorized to issue Fiduciary Class, Class A, Class B and Class C Shares. Class A Shares are subject to initial sales charges, imposed at the time of purchase, in accordance with the Funds' prospectus. Certain redemptions of Class B and Class C Shares are subject to contingent deferred sales charges in accordance with the Funds' prospectus. Shareholders are entitled to one vote for each full share held and will vote in the aggregate and not by class or series, except as otherwise expressly required by law or when the Board of Trustees has determined that the matter to be voted on affects only the interest of shareholders of a particular class or series. The following is a summary of transactions in Fund shares for the fiscal years ended June 30, 1998 and 1997:

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

                                                                                               INVESTOR
                                                                     INVESTOR                  GROWTH &
                                                                    GROWTH FUND               INCOME FUND
                                                              -----------------------   -----------------------
                                                                YEAR     DECEMBER 10,     YEAR     DECEMBER 10,
                                                               ENDED     1996 THROUGH    ENDED     1996 THROUGH
                                                              JUNE 30,     JUNE 30,     JUNE 30,     JUNE 30,
                                                                1998       1997(a)        1998       1997(a)
                                                              --------   ------------   --------   ------------
CAPITAL TRANSACTIONS:
FIDUCIARY SHARES:
  Proceeds from shares issued...............................  $47,160      $30,381      $61,976      $45,181
  Proceeds from shares issued in conversion.................   10,702           --       12,936           --
  Dividends reinvested......................................    1,220           11        1,780           13
  Cost of shares redeemed...................................  (13,523)      (2,252)     (32,898)      (4,561)
                                                              -------      -------      -------      -------
  Change in net assets from Fiduciary Share transactions....  $45,559      $28,140      $43,794      $40,633
                                                              =======      =======      =======      =======
CLASS A SHARES:
  Proceeds from shares issued...............................  $50,360      $ 4,125      $35,814      $ 4,604
  Dividends reinvested......................................      621            7          653           14
  Cost of shares redeemed...................................   (3,719)         (19)      (3,170)        (606)
                                                              -------      -------      -------      -------
  Change in net assets from Class A Share transactions......  $47,262      $ 4,113      $33,297      $ 4,012
                                                              =======      =======      =======      =======
CLASS B SHARES:
  Proceeds from shares issued...............................  $59,863      $ 7,199      $73,655      $ 8,459
  Dividends reinvested......................................      810            7        1,171           22
  Cost of shares redeemed...................................   (3,085)         (88)      (3,333)         (54)
                                                              -------      -------      -------      -------
  Change in net assets from Class B Share transactions......  $57,588      $ 7,118      $71,493      $ 8,427
                                                              =======      =======      =======      =======
CLASS C SHARES (b):
  Proceeds from shares issued...............................  $ 8,313                   $ 6,199
  Dividends reinvested......................................      106                        78
  Cost of shares redeemed...................................     (295)                     (169)
                                                              -------                   -------
  Change in net assets from Class C Share transactions......  $ 8,124                   $ 6,108
                                                              =======                   =======
SHARE TRANSACTIONS:
FIDUCIARY SHARES:
  Issued....................................................    3,722        3,000        5,278        4,443
  Issued in conversion......................................      922           --        1,150           --
  Reinvested................................................      103            1          155            1
  Redeemed..................................................   (1,080)        (217)      (2,777)        (448)
                                                              -------      -------      -------      -------
  Change in Fiduciary Shares................................    3,667        2,784        3,806        3,996
                                                              =======      =======      =======      =======
CLASS A SHARES:
  Issued....................................................    3,973          397        2,960          443
  Reinvested................................................       52            1           56            1
  Redeemed..................................................     (291)          (2)        (260)         (57)
                                                              -------      -------      -------      -------
  Change in Class A Shares..................................    3,734          396        2,756          387
                                                              =======      =======      =======      =======
CLASS B SHARES:
  Issued....................................................    4,734          682        6,126          811
  Reinvested................................................       68            1          101            2
  Redeemed..................................................     (240)          (8)        (274)          (5)
                                                              -------      -------      -------      -------
  Change in Class B Shares..................................    4,562          675        5,953          808
                                                              =======      =======      =======      =======
CLASS C SHARES (b):
  Issued....................................................      672                       520
  Reinvested................................................        9                         7
  Redeemed..................................................      (23)                      (14)
                                                              -------                   -------
  Change in Class C Shares..................................      658                       513
                                                              =======                   =======

------------

(a) Period from commencement of operations.

(b) Class C shares commenced operations on July 1, 1997.

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

                                                                                               INVESTOR
                                                                     INVESTOR                CONSERVATIVE
                                                                   BALANCED FUND              GROWTH FUND
                                                              -----------------------   -----------------------
                                                                YEAR     DECEMBER 10,     YEAR     DECEMBER 10,
                                                               ENDED     1996 THROUGH    ENDED     1996 THROUGH
                                                              JUNE 30,     JUNE 30,     JUNE 30,     JUNE 30,
                                                                1998       1997(a)        1998       1997(a)
                                                              --------   ------------   --------   ------------
CAPITAL TRANSACTIONS:
FIDUCIARY SHARES:
  Proceeds from shares issued...............................  $29,880      $71,345      $18,972      $17,645
  Proceeds from shares issued in conversion.................    6,532           --          707           --
  Dividends reinvested......................................    1,866           15          338           18
  Cost of shares redeemed...................................  (25,609)      (3,309)      (6,167)      (2,999)
                                                              --------     -------      -------      -------
  Change in net assets from Fiduciary Share transactions....  $12,669      $68,051      $13,850      $14,664
                                                              ========     =======      =======      =======
CLASS A SHARES:
  Proceeds from shares issued...............................  $30,496      $ 2,092      $11,834      $ 1,283
  Dividends reinvested......................................      518            9          192            8
  Cost of shares redeemed...................................   (1,837)          --       (1,084)         (29)
                                                              --------     -------      -------      -------
  Change in net assets from Class A Share transactions......  $29,177      $ 2,101      $10,942      $ 1,262
                                                              ========     =======      =======      =======
CLASS B SHARES:
  Proceeds from shares issued...............................  $63,523      $ 5,461      $36,712      $ 2,568
  Dividends reinvested......................................    1,034           25          571           15
  Cost of shares redeemed...................................   (2,638)         (48)      (1,395)         (26)
                                                              --------     -------      -------      -------
  Change in net assets from Class B Share transactions......  $61,919      $ 5,438      $35,888      $ 2,557
                                                              ========     =======      =======      =======
CLASS C SHARES (b):
  Proceeds from shares issued...............................  $ 6,332                   $ 3,715
  Dividends reinvested......................................       88                        69
  Cost of shares redeemed...................................      (47)                     (121)
                                                              --------                  -------
  Change in net assets from Class C Share transactions......  $ 6,373                   $ 3,663
                                                              ========                  =======
SHARE TRANSACTIONS:
FIDUCIARY SHARES:
  Issued....................................................    2,648        7,112        1,763        1,750
  Issued in conversion......................................      600           --           67           --
  Reinvested................................................      169            2           32            2
  Redeemed..................................................   (2,282)        (324)        (572)        (297)
                                                              --------     -------      -------      -------
  Change in Fiduciary Shares................................    1,135        6,790        1,290        1,455
                                                              ========     =======      =======      =======
CLASS A SHARES:
  Issued....................................................    2,665          203        1,092          128
  Reinvested................................................       46            1           18            1
  Redeemed..................................................     (160)          --         (100)          (3)
                                                              --------     -------      -------      -------
  Change in Class A Shares..................................    2,551          204        1,010          126
                                                              ========     =======      =======      =======
CLASS B SHARES:
  Issued....................................................    5,569          535        3,397          254
  Reinvested................................................       92            2           53            2
  Redeemed..................................................     (231)          (4)        (128)          (3)
                                                              --------     -------      -------      -------
  Change in Class B Shares..................................    5,430          533        3,322          253
                                                              ========     =======      =======      =======
CLASS C SHARES (b):
  Issued....................................................      561                       348
  Reinvested................................................        8                         6
  Redeemed..................................................       (4)                      (11)
                                                              --------                  -------
  Change in Class C Shares..................................      565                       343
                                                              ========                  =======

------------

(a) Period from commencement of operations.

(b) Class C Shares commenced operations on July 1, 1997.

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

4. INVESTMENT ADVISORY, ADMINISTRATIVE, AND DISTRIBUTION AGREEMENTS:

   The Trust and Banc One Investment Advisors Corporation (the "Advisor") are parties to an investment advisory agreement under which the Advisor is entitled to receive an annual fee, computed daily and paid monthly, equal to 0.05% of the average net assets of the Investor Growth Fund, the Investor Growth & Income Fund, the Investor Balanced Fund and the Investor Conservative Growth Fund, respectively.

   The Trust and The One Group Services Company (the "Administrator"), a wholly-owned subsidiary of The BISYS Group, Inc., are parties to an administrative agreement under which the Administrator provides services for a fee that is computed daily and payable monthly, at an annual rate of 0.10% on the first $500 million of each Fund's average daily net assets, 0.075% of each Fund's average daily net assets between $500 million and $1 billion, and 0.05% of each Fund's average daily net assets when Fund assets exceed $1 billion. The Advisor also serves as sub-Administrator to each Fund of the Trust, pursuant to an agreement between the Administrator and the Advisor. Pursuant to this agreement, the Advisor performs many of the Administrator's duties, for which the Advisor receives a fee paid by the Administrator.

   The Trust and The One Group Services Company (the "Distributor") are parties to a distribution agreement under which shares of the Funds are sold on a continuous basis. Class A, Class B and Class C Shares are subject to a distribution and shareholder services plan (the "Plans") pursuant to Rule 12b-1 under the 1940 Act. As provided in the Plans, the Trust will pay the Distributor a fee of 0.35% of the average daily net assets of Class A Shares of each of the Funds and 1.00% of the average daily net assets of the Class B and Class C Shares of each of the Funds. Currently, the Distributor has voluntarily agreed to limit payments under the Plans to 0.25% of average daily net assets of the Class A Shares of each Fund. Up to 0.25% of the fees payable under the Plans may be used as compensation for shareholder services by the Distributor and/or financial institutions and intermediaries. Fees paid under the Plans may be applied by the Distributor toward (i) compensation for its services in connection with distribution assistance or provision of shareholder services; or (ii) payments to financial institutions and intermediaries such as banks (including affiliates of the Advisor), brokers, dealers and other institutions, including the Distributor's affiliates and subsidiaries as compensation for services or reimbursement of expenses incurred in connection with distribution assistance or provision of shareholder services. Fiduciary Class Shares of each Fund are offered without distribution fees. For the year ended June 30, 1998, the Distributor received $11,735,166 from commissions earned on sales of Class A Shares and redemptions of Class B and Class C Shares, of which, the Distributor re-allowed $11,715,655 to affiliated broker-dealers of the Funds.

   Certain officers of the Trust are affiliated with the Administrator. Such officers receive no compensation from the Funds for serving in their respective roles.

   The Advisor, the Administrator and the Distributor voluntarily agreed to waive a portion of their fees and to reimburse the Funds for certain expenses. For the year ended June 30, 1998, fees in the following amounts were waived and reimbursed from the funds (amounts in thousands):

                                           INVESTMENT                       12B-1 FEES       FEES
                                          ADVISORY FEES   ADMINISTRATION      WAIVED     REIMBURSED BY
                                             WAIVED         FEES WAIVED      CLASS A        ADVISOR
                                          -------------   ---------------   ----------   -------------
   Investor Growth Fund.................       $22             $114            $22            $44
   Investor Growth & Income Fund........        18              134             18             23
   Investor Balanced Fund...............        12              129             13              9
   Investor Conservative Growth Fund....        19               46              5             81

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

5. SECURITIES TRANSACTIONS:

   The cost of security purchases and the proceeds from the sale of securities (excluding short-term securities and purchased options) during the year ended June 30, 1998 were as follows (amounts in thousands):

                                                         PURCHASES    SALES
                                                         ---------   -------
Investor Growth Fund...................................  $153,667    $ 4,603
Investor Growth & Income Fund..........................   171,063     15,032
Investor Balanced Fund.................................   120,907     12,386
Investor Conservative Growth Fund......................    64,328      1,447

6. CONVERSION OF COMMON TRUST FUNDS:

   On December 19, 1997 the net assets of certain common trust funds managed by the Advisor were exchanged for shares of the corresponding One Group Funds. The transaction was accounted for by a method followed for tax purposes in a tax-free business combination. The following is a summary of shares issued, net assets converted, net asset value per share issued and unrealized appreciation of assets acquired as of the conversion date (amounts in thousands except per share amounts):

                                                                                 NET ASSET
                                                          SHARES   NET ASSETS    VALUE PER      UNREALIZED
                                                          ISSUED   CONVERTED    SHARE ISSUED   APPRECIATION
                                                          ------   ----------   ------------   ------------
   Investor Growth Fund.................................     922    $10,702        $11.61          $--
   Investor Growth & Income Fund........................   1,150     12,936         11.25           --
   Investor Balanced Fund...............................     600      6,532         10.89           --
   Investor Conservative Growth Fund....................      67        707         10.56           --

7. FEDERAL TAX INFORMATION (UNAUDITED):

   The accompanying table below details distributions from long-term capital gains for the following funds for the fiscal year ended June 30, 1998 (amounts in thousands):

                                                           20%      28%
                          FUND                            AMOUNT   AMOUNT
                          ----                            ------   ------
Investor Growth Fund....................................   $196    $1,246
Investor Growth & Income Fund...........................    204     1,307
Investor Balanced Fund..................................    167     1,008
Investor Conservative Growth Fund.......................     32       189

   ELIGIBLE DISTRIBUTIONS:

   The Trust designates the following percentage of distributions eligible for the dividends received deductions for corporations.

                            FUND                                AMOUNT
                            ----                              ----------
Investor Growth Fund........................................    20.66%
Investor Growth & Income Fund...............................    14.84%
Investor Balanced Fund......................................    10.65%
Investor Conservative Growth Fund...........................     7.14%

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                       INVESTOR
                                                                        GROWTH
                                                                         FUND
                                                                -----------------------
                                                                       FIDUCIARY
                                                                -----------------------
                                                                  YEAR     DECEMBER 10,
                                                                 ENDED     1996 THROUGH
                                                                JUNE 30,     JUNE 30,
                                                                  1998       1997(a)
                                                                --------   ------------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................    $ 11.25      $ 10.00
                                                                -------      -------
Investment Activities
  Net investment income.....................................       0.12         0.09
  Net realized and unrealized gains (losses) from
     investments............................................       2.49         1.25
                                                                -------      -------
     Total from Investment Activities.......................       2.61         1.34
                                                                -------      -------
Distributions
  Net investment income.....................................      (0.12)       (0.09)
  Net realized gains........................................      (0.35)          --
                                                                -------      -------
     Total Distributions....................................      (0.47)       (0.09)
                                                                -------      -------
NET ASSET VALUE,
  END OF PERIOD.............................................    $ 13.39      $ 11.25
                                                                =======      =======
Total Return................................................      23.81%       13.50%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $86,355      $31,318
  Ratio of expenses to average net assets...................       0.20%        0.20%(c)
  Ratio of net investment income to average net assets......       1.04%        1.70%(c)
  Ratio of expenses to average net assets*..................       0.36%        0.77%(c)
  Ratio of net investment income to average net assets*.....       0.88%        1.13%(c)
  Portfolio turnover (d)....................................       4.05%       18.49%

------------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                       INVESTOR
                                                                        GROWTH
                                                                         FUND
                                                                -----------------------
                                                                        CLASS A
                                                                -----------------------
                                                                  YEAR     DECEMBER 10,
                                                                 ENDED     1996 THROUGH
                                                                JUNE 30,     JUNE 30,
                                                                  1998       1997(a)
                                                                --------   ------------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................    $ 11.21       $10.00
                                                                -------       ------
Investment Activities
  Net investment income.....................................       0.10         0.07
  Net realized and unrealized gains (losses) from
     investments............................................       2.47         1.21
                                                                -------       ------
     Total from Investment Activities.......................       2.57         1.28
                                                                -------       ------
Distributions
  Net investment income.....................................      (0.10)       (0.07)
  Net realized gains........................................      (0.35)          --
                                                                -------       ------
     Total Distributions....................................      (0.45)       (0.07)
                                                                -------       ------
NET ASSET VALUE,
  END OF PERIOD.............................................    $ 13.33       $11.21
                                                                =======       ======
Total Return (Excludes Sales Charge)........................      23.44%       12.84%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $55,057       $4,439
  Ratio of expenses to average net assets...................       0.45%        0.46%(c)
  Ratio of net investment income to average net assets......       0.78%        1.82%(c)
  Ratio of expenses to average net assets*..................       0.70%        1.62%(c)
  Ratio of net investment income to average net assets*.....       0.53%        0.66%(c)
  Portfolio turnover (d)....................................       4.05%       18.49%

------------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                       INVESTOR
                                                                        GROWTH
                                                                         FUND
                                                                -----------------------
                                                                        CLASS B
                                                                -----------------------
                                                                  YEAR     DECEMBER 10,
                                                                 ENDED     1996 THROUGH
                                                                JUNE 30,     JUNE 30,
                                                                  1998       1997(a)
                                                                --------   ------------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................    $ 11.34       $10.00
                                                                -------       ------
Investment Activities
  Net investment income.....................................       0.02         0.04
  Net realized and unrealized gains (losses) from
     investments............................................       2.48         1.34
                                                                -------       ------
     Total from Investment Activities.......................       2.50         1.38
                                                                -------       ------
Distributions
  Net investment income.....................................      (0.02)       (0.04)
  Net realized gains........................................      (0.35)          --
                                                                -------       ------
     Total Distributions....................................      (0.37)       (0.04)
                                                                -------       ------
NET ASSET VALUE,
  END OF PERIOD.............................................    $ 13.47       $11.34
                                                                =======       ======
Total Return (Excludes Sales Charge)........................      22.52%       13.88%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $70,515       $7,651
  Ratio of expenses to average net assets...................       1.20%        1.20%(c)
  Ratio of net investment income to average net assets......       0.04%        0.97%(c)
  Ratio of expenses to average net assets*..................       1.35%        2.18%(c)
  Ratio of net investment income to average net assets*.....      (0.11%)      (0.01%)(c)
  Portfolio turnover (d)....................................       4.05%       18.49%

------------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                INVESTOR
                                                                 GROWTH
                                                                  FUND
                                                                --------
                                                                CLASS C
                                                                --------
                                                                  YEAR
                                                                 ENDED
                                                                JUNE 30,
                                                                1998(a)
                                                                --------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................     $11.25
                                                                 ------
Investment Activities
  Net investment income.....................................       0.02
  Net realized and unrealized gains (losses) from
     investments............................................       2.45
                                                                 ------
     Total from Investment Activities.......................       2.47
                                                                 ------
Distributions
  Net investment income.....................................      (0.03)
  Net realized gains........................................      (0.35)
                                                                 ------
     Total Distributions....................................      (0.38)
                                                                 ------
NET ASSET VALUE,
  END OF PERIOD.............................................     $13.34
                                                                 ======
Total Return (Excludes Sales Charge)........................      22.42%

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................     $8,772
  Ratio of expenses to average net assets...................       1.20%
  Ratio of net investment income to average net assets......       0.04%
  Ratio of expenses to average net assets*..................       1.35%
  Ratio of net investment income to average net assets*.....      (0.11%)
  Portfolio turnover (b)....................................       4.05%

------------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations on July 1, 1997.
(b) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                       INVESTOR
                                                                        GROWTH
                                                                       & INCOME
                                                                         FUND
                                                                -----------------------
                                                                       FIDUCIARY
                                                                -----------------------
                                                                  YEAR     DECEMBER 10,
                                                                 ENDED     1996 THROUGH
                                                                JUNE 30,     JUNE 30,
                                                                  1998       1997(a)
                                                                --------   ------------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................    $ 10.93      $ 10.00
                                                                -------      -------
Investment Activities
  Net investment income.....................................       0.25         0.15
  Net realized and unrealized gains (losses) from
     investments............................................       1.92         0.93
                                                                -------      -------
     Total from Investment Activities.......................       2.17         1.08
                                                                -------      -------
Distributions
  Net investment income.....................................      (0.25)       (0.15)
  Net realized gains........................................      (0.28)          --
                                                                -------      -------
     Total Distributions....................................      (0.53)       (0.15)
                                                                -------      -------
NET ASSET VALUE,
  END OF PERIOD.............................................    $ 12.57      $ 10.93
                                                                =======      =======
Total Return................................................      20.34%       10.87%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $98,060      $43,660
  Ratio of expenses to average net assets...................       0.20%        0.20%(c)
  Ratio of net investment income to average net assets......       2.17%        2.78%(c)
  Ratio of expenses to average net assets*..................       0.34%        0.66%(c)
  Ratio of net investment income to average net assets*.....       2.03%        2.32%(c)
  Portfolio turnover (d)....................................      11.38%       18.07%

------------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                       INVESTOR
                                                                        GROWTH
                                                                       & INCOME
                                                                         FUND
                                                                -----------------------
                                                                        CLASS A
                                                                -----------------------
                                                                  YEAR     DECEMBER 10,
                                                                 ENDED     1996 THROUGH
                                                                JUNE 30,     JUNE 30,
                                                                  1998       1997(a)
                                                                --------   ------------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................    $ 11.02       $10.00
                                                                -------       ------
Investment Activities
  Net investment income.....................................       0.22         0.12
  Net realized and unrealized gains (losses) from
     investments............................................       1.95         1.02
                                                                -------       ------
     Total from Investment Activities.......................       2.17         1.14
                                                                -------       ------
Distributions
  Net investment income.....................................      (0.22)       (0.12)
  Net realized gains........................................      (0.28)          --
                                                                -------       ------
     Total Distributions....................................      (0.50)       (0.12)
                                                                -------       ------
NET ASSET VALUE,
  END OF PERIOD.............................................    $ 12.69       $11.02
                                                                =======       ======
Total Return (Excludes Sales Charge)........................      20.18%       11.50%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $39,874       $4,262
  Ratio of expenses to average net assets...................       0.45%        0.46%(c)
  Ratio of net investment income to average net assets......       1.91%        2.67%(c)
  Ratio of expenses to average net assets*..................       0.67%        1.26%(c)
  Ratio of net investment income to average net assets*.....       1.69%        1.87%(c)
  Portfolio turnover (d)....................................      11.38%       18.07%

------------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                       INVESTOR
                                                                        GROWTH
                                                                       & INCOME
                                                                         FUND
                                                                -----------------------
                                                                        CLASS B
                                                                -----------------------
                                                                  YEAR     DECEMBER 10,
                                                                 ENDED     1996 THROUGH
                                                                JUNE 30,     JUNE 30,
                                                                  1998       1997(a)
                                                                --------   ------------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................    $ 11.00       $10.00
                                                                -------       ------
Investment Activities
  Net investment income.....................................       0.14         0.09
  Net realized and unrealized gains (losses) from
     investments............................................       1.92         1.00
                                                                -------       ------
     Total from Investment Activities.......................       2.06         1.09
                                                                -------       ------
Distributions
  Net investment income.....................................      (0.14)       (0.09)
  Net realized gains........................................      (0.28)          --
                                                                -------       ------
     Total Distributions....................................      (0.42)       (0.09)
                                                                -------       ------
NET ASSET VALUE,
  END OF PERIOD.............................................    $ 12.64       $11.00
                                                                =======       ======
Total Return (Excludes Sales Charge)........................      19.13%       11.02%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $85,468       $8,896
  Ratio of expenses to average net assets...................       1.20%        1.21%(c)
  Ratio of net investment income to average net assets......       1.15%        1.94%(c)
  Ratio of expenses to average net assets*..................       1.32%        1.89%(c)
  Ratio of net investment income to average net assets*.....       1.03%        1.26%(c)
  Portfolio turnover (d)....................................      11.38%       18.07%

------------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                INVESTOR
                                                                 GROWTH
                                                                & INCOME
                                                                  FUND
                                                                --------
                                                                CLASS C
                                                                --------
                                                                  YEAR
                                                                 ENDED
                                                                JUNE 30,
                                                                1998(a)
                                                                --------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................     $10.93
                                                                 ------
Investment Activities
  Net investment income.....................................       0.14
  Net realized and unrealized gains (losses) from
     investments............................................       1.90
                                                                 ------
     Total from Investment Activities.......................       2.04
                                                                 ------
Distributions
  Net investment income.....................................      (0.15)
  Net realized gains........................................      (0.28)
                                                                 ------
     Total Distributions....................................      (0.43)
                                                                 ------
NET ASSET VALUE,
  END OF PERIOD.............................................     $12.54
                                                                 ======
Total Return (Excludes Sales Charge)........................      19.08%

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................     $6,429
  Ratio of expenses to average net assets...................       1.20%
  Ratio of net investment income to average net assets......       1.14%
  Ratio of expenses to average net assets*..................       1.31%
  Ratio of net investment income to average net assets*.....       1.03%
  Portfolio turnover (b)....................................      11.38%

------------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations on July 1, 1997.
(b) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                        INVESTOR
                                                                        BALANCED
                                                                          FUND
                                                                ------------------------
                                                                       FIDUCIARY
                                                                ------------------------
                                                                  YEAR      DECEMBER 10,
                                                                 ENDED      1996 THROUGH
                                                                JUNE 30,      JUNE 30,
                                                                  1998        1997(a)
                                                                --------    ------------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................    $ 10.63       $ 10.00
                                                                -------       -------
Investment Activities
  Net investment income.....................................       0.37          0.21
  Net realized and unrealized gains (losses) from
     investments............................................       1.39          0.63
                                                                -------       -------
     Total from Investment Activities.......................       1.76          0.84
                                                                -------       -------
Distributions
  Net investment income.....................................      (0.36)        (0.21)
  Net realized gains........................................      (0.22)           --
                                                                -------       -------
     Total Distributions....................................      (0.58)        (0.21)
                                                                -------       -------
NET ASSET VALUE,
  END OF PERIOD.............................................    $ 11.81       $ 10.63
                                                                =======       =======
Total Return................................................      17.02%         8.48%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $93,557       $72,155
  Ratio of expenses to average net assets...................       0.20%         0.20%(c)
  Ratio of net investment income to average net assets......       3.31%         3.84%(c)
  Ratio of expenses to average net assets*..................       0.32%         0.56%(c)
  Ratio of net investment income to average net assets*.....       3.19%         3.48%(c)
  Portfolio turnover (d)....................................       9.71%        12.20%

------------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                        INVESTOR
                                                                        BALANCED
                                                                          FUND
                                                                ------------------------
                                                                        CLASS A
                                                                ------------------------
                                                                  YEAR      DECEMBER 10,
                                                                 ENDED      1996 THROUGH
                                                                JUNE 30,      JUNE 30,
                                                                  1998        1997(a)
                                                                --------    ------------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................    $ 10.66        $10.00
                                                                -------        ------
Investment Activities
  Net investment income.....................................       0.34          0.17
  Net realized and unrealized gains (losses) from
     investments............................................       1.39          0.66
                                                                -------        ------
     Total from Investment Activities.......................       1.73          0.83
                                                                -------        ------
Distributions
  Net investment income.....................................      (0.34)        (0.17)
  Net realized gains........................................      (0.22)           --
                                                                -------        ------
     Total Distributions....................................      (0.56)        (0.17)
                                                                -------        ------
NET ASSET VALUE,
  END OF PERIOD.............................................    $ 11.83        $10.66
                                                                =======        ======
Total Return (Excludes Sales Charge)........................      16.62%         8.41%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $32,605        $2,176
  Ratio of expenses to average net assets...................       0.45%         0.47%(c)
  Ratio of net investment income to average net assets......       3.01%         3.78%(c)
  Ratio of expenses to average net assets*..................       0.66%         1.12%(c)
  Ratio of net investment income to average net assets*.....       2.80%         3.13%(c)
  Portfolio turnover (d)....................................       9.71%        12.20%

------------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                        INVESTOR
                                                                        BALANCED
                                                                          FUND
                                                                ------------------------
                                                                        CLASS B
                                                                ------------------------
                                                                  YEAR      DECEMBER 10,
                                                                 ENDED      1996 THROUGH
                                                                JUNE 30,      JUNE 30,
                                                                  1998        1997(a)
                                                                --------    ------------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................    $ 10.65        $10.00
                                                                -------        ------
Investment Activities
  Net investment income.....................................       0.26          0.16
  Net realized and unrealized gains (losses) from
     investments............................................       1.39          0.65
                                                                -------        ------
     Total from Investment Activities.......................       1.65          0.81
                                                                -------        ------
Distributions
  Net investment income.....................................      (0.26)        (0.16)
  Net realized gains........................................      (0.22)           --
                                                                -------        ------
     Total Distributions....................................      (0.48)        (0.16)
                                                                -------        ------
NET ASSET VALUE,
  END OF PERIOD.............................................    $ 11.82        $10.65
                                                                =======        ======
Total Return (Excludes Sales Charge)........................      15.85%         8.22%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $70,463        $5,672
  Ratio of expenses to average net assets...................       1.20%         1.22%(c)
  Ratio of net investment income to average net assets......       2.26%         2.93%(c)
  Ratio of expenses to average net assets*..................       1.31%         1.73%(c)
  Ratio of net investment income to average net assets*.....       2.15%         2.42%(c)
  Portfolio turnover (d)....................................       9.71%        12.20%

------------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                INVESTOR
                                                                BALANCED
                                                                  FUND
                                                                --------
                                                                CLASS C
                                                                --------
                                                                  YEAR
                                                                 ENDED
                                                                JUNE 30,
                                                                1998(a)
                                                                --------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................     $10.63
                                                                 ------
Investment Activities
  Net investment income.....................................       0.26
  Net realized and unrealized gains (losses) from
     investments............................................       1.37
                                                                 ------
     Total from Investment Activities.......................       1.63
                                                                 ------
Distributions
  Net investment income.....................................      (0.27)
  Net realized gains........................................      (0.22)
                                                                 ------
     Total Distributions....................................      (0.49)
                                                                 ------
NET ASSET VALUE,
  END OF PERIOD.............................................     $11.77
                                                                 ======
Total Return (Excludes Sales Charge)........................      15.66%

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................     $6,653
  Ratio of expenses to average net assets...................       1.20%
  Ratio of net investment income to average net assets......       2.24%
  Ratio of expenses to average net assets*..................       1.30%
  Ratio of net investment income to average net assets*.....       2.14%
  Portfolio turnover (b)....................................       9.71%

------------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations on July 1, 1997.
(b) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                        INVESTOR
                                                                      CONSERVATIVE
                                                                      GROWTH FUND
                                                                ------------------------
                                                                       FIDUCIARY
                                                                ------------------------
                                                                  YEAR      DECEMBER 10,
                                                                 ENDED      1996 THROUGH
                                                                JUNE 30,      JUNE 30,
                                                                  1998        1997(a)
                                                                --------    ------------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................    $ 10.33       $ 10.00
                                                                -------       -------
Investment Activities
  Net investment income.....................................       0.46          0.26
  Net realized and unrealized gains (losses) from
     investments............................................       0.82          0.33
                                                                -------       -------
     Total from Investment Activities.......................       1.28          0.59
                                                                -------       -------
Distributions
  Net investment income.....................................      (0.45)        (0.26)
  Net realized gains........................................      (0.10)           --
                                                                -------       -------
     Total Distributions....................................      (0.55)        (0.26)
                                                                -------       -------
NET ASSET VALUE,
  END OF PERIOD.............................................    $ 11.06       $ 10.33
                                                                =======       =======
Total Return................................................      12.73%         6.00%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $30,352       $15,038
  Ratio of expenses to average net assets...................       0.20%         0.20%(c)
  Ratio of net investment income to average net assets......       4.43%         4.92%(c)
  Ratio of expenses to average net assets*..................       0.56%         1.46%(c)
  Ratio of net investment income to average net assets*.....       4.07%         3.66%(c)
  Portfolio turnover (d)....................................       3.22%        28.46%

------------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                        INVESTOR
                                                                      CONSERVATIVE
                                                                      GROWTH FUND
                                                                ------------------------
                                                                        CLASS A
                                                                ------------------------
                                                                  YEAR      DECEMBER 10,
                                                                 ENDED      1996 THROUGH
                                                                JUNE 30,      JUNE 30,
                                                                  1998        1997(a)
                                                                --------    ------------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................    $ 10.32        $10.00
                                                                -------        ------
Investment Activities
  Net investment income.....................................       0.43          0.22
  Net realized and unrealized gains (losses) from
     investments............................................       0.82          0.32
                                                                -------        ------
     Total from Investment Activities.......................       1.25          0.54
                                                                -------        ------
Distributions
  Net investment income.....................................      (0.43)        (0.22)
  Net realized gains........................................      (0.10)           --
                                                                -------        ------
     Total Distributions....................................      (0.53)        (0.22)
                                                                -------        ------
NET ASSET VALUE,
  END OF PERIOD.............................................    $ 11.04        $10.32
                                                                =======        ======
Total Return (Excludes Sales Charge)........................      12.38%         5.46%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $12,538        $1,299
  Ratio of expenses to average net assets...................       0.45%         0.47%(c)
  Ratio of net investment income to average net assets......       4.12%         4.76%(c)
  Ratio of expenses to average net assets*..................       0.82%         3.05%(c)
  Ratio of net investment income to average net assets*.....       3.75%         2.18%(c)
  Portfolio turnover (d)....................................       3.22%        28.46%

------------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                        INVESTOR
                                                                      CONSERVATIVE
                                                                      GROWTH FUND
                                                                ------------------------
                                                                        CLASS B
                                                                ------------------------
                                                                  YEAR      DECEMBER 10,
                                                                 ENDED      1996 THROUGH
                                                                JUNE 30,      JUNE 30,
                                                                  1998        1997(a)
                                                                --------    ------------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................    $ 10.33        $10.00
                                                                -------        ------
Investment Activities
  Net investment income.....................................       0.37          0.19
  Net realized and unrealized gains (losses) from
     investments............................................       0.81          0.33
                                                                -------        ------
     Total from Investment Activities.......................       1.18          0.52
                                                                -------        ------
Distributions
  Net investment income.....................................      (0.36)        (0.19)
  Net realized gains........................................      (0.10)           --
                                                                -------        ------
     Total Distributions....................................      (0.46)        (0.19)
                                                                -------        ------
NET ASSET VALUE,
  END OF PERIOD.............................................    $ 11.05        $10.33
                                                                =======        ======
Total Return (Excludes Sales Charge)........................      11.53%         5.30%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $39,489        $2,616
  Ratio of expenses to average net assets...................       1.20%         1.21%(c)
  Ratio of net investment income to average net assets......       3.37%         4.06%(c)
  Ratio of expenses to average net assets*..................       1.47%         3.52%(c)
  Ratio of net investment income to average net assets*.....       3.10%         1.75%(c)
  Portfolio turnover (d)....................................       3.22%        28.46%

------------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                  INVESTOR
                                                                CONSERVATIVE
                                                                GROWTH FUND
                                                                ------------
                                                                  CLASS C
                                                                ------------
                                                                    YEAR
                                                                   ENDED
                                                                  JUNE 30,
                                                                  1998(a)
                                                                ------------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................       $10.33
                                                                   ------
Investment Activities
  Net investment income.....................................         0.35
  Net realized and unrealized gains (losses) from
     investments............................................         0.81
                                                                   ------
     Total from Investment Activities.......................         1.16
                                                                   ------
Distributions
  Net investment income.....................................        (0.36)
  Net realized gains........................................        (0.10)
                                                                   ------
     Total Distributions....................................        (0.46)
                                                                   ------
NET ASSET VALUE,
  END OF PERIOD.............................................       $11.03
                                                                   ======
Total Return (Excludes Sales Charge)........................        11.48%

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................       $3,788
  Ratio of expenses to average net assets...................         1.20%
  Ratio of net investment income to average net assets......         3.39%
  Ratio of expenses to average net assets*..................         1.47%
  Ratio of net investment income to average net assets*.....         3.12%
  Portfolio turnover (b)....................................         3.22%

------------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations on July 1, 1997.
(b) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
Report of Independent Accountants
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

To the Shareholders and Board of Trustees of The One Group Family of Mutual Funds:

In our opinion, the accompanying statements of assets and liabilities, including the portfolios of investments, and related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Investor Growth Fund, the Investor Growth and Income Fund, the Investor Balanced Fund and the Investor Conservative Growth Fund (four series of The One Group Family of Mutual Funds), at June 30, 1998, the results of each of their operations for the period then ended, the changes in each of their net assets for the periods presented and the financial highlights for each of the periods presented, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of The One Group Family of Mutual Funds' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at June 30, 1998 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
August 18, 1998

Important Customer Information.
Please Read:

Shares of The One Group:

- are not deposits or obligations
  of, or guaranteed by BANC One
  CORPORATION or its affiliates

- are not insured or guaranteed by the
  FDIC or by any other governmental
  agency or government-sponsored
  agency of the federal government
  or any state

- are subject to investment risks,
  including possible loss of the
  principal amount invested.

Banc One Investment Advisors
Corporation, a registered investment
advisor and an indirect subsidiary of
BANC ONE CORPORATION, serves
as an investment advisor to The One
Group, for which it receives advisory
fees. The One Group is distributed by
The One Group Services Company,
3435 Stelzer Road, Columbus,
Ohio 43219, which is not affiliated
with BANC ONE CORPORATION and
is not a bank. Contact us at our web
site address: www.onegroup.com or
e-mail us at onegroup@onegroup.com

For more complete information on
any of The One Group Funds, includ-
ing management fees and expenses,
you may obtain a prospectus from
The One Group Services Company.
Read the prospectus carefully
before investing.





BANC ONE
INVESTMENT
ADVISORS
CORPORATION
[BANC ONE LOGO]

                                                             Institutional Money
                                                                    Market Funds
                                                                   Annual Report
                                                For the year ended June 30, 1998



                                                 Treasury Only Money Market Fund


                                                    Government Money Market Fund






                                                                   THE ONE GROUP
                                                          ----------------------
                                                          FAMILY OF MUTUAL FUNDS

              IMPORTANT CUSTOMER INFORMATION. INVESTMENT PRODUCTS:

            - are not deposits or obligations of, or guaranteed by,
              BANC ONE CORPORATION or any of its affiliates,          [FDIC LOGO
                                                                      WITH SLASH
            - are not insured by the FDIC, and                        THOUGH IT]

            - are subject to investment risks, including possible
              loss of the principal amount invested.

--------------------------------------------------------------------------------
Table of Contents
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

Portfolio Performance Review...................................................2
Schedules of Portfolio Investments.............................................4
Statements of Assets and Liabilities...........................................7
Statements of Operations.......................................................8
Statements of Changes in Net Assets............................................9
Notes to Financial Statements.................................................10
Financial Highlights..........................................................13
Report of Independent Accountants.............................................15

                 The One Group Treasury Only Money Market Fund
Portfolio Performance Review
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

HOW DID THE FUND PERFORM?
The seven-day yield on The One Group Treasury Only Money Market Fund was 5.04% on June 30, 1998, down slightly from 5.12% on June 30, 1997.

WHAT CONTRIBUTED TO THE FUND'S FAIRLY STABLE YIELD?
The Fund's yield reflects the relative stability in interest rates brought on by the Federal Reserve's unchanged monetary policy. Rate movements during the year were fairly moderate. They reflected changing views on economic strength and whether that strength would lead to inflationary pressures requiring Federal Reserve action.

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
The portfolio continued to benefit from a "barbell" maturity structure, a common technique that involves investing in securities at the long and short ends of a particular maturity range instead of those with intermediate maturities.

This strategy led to an average maturity of 49 days on June 30, 1998, enabling the Fund to maintain its "AAA" average quality rating--the best possible--from Standard & Poor's and Moody's Investors Service. This rating indicates that the Fund's securities are of the highest quality and offer the lowest risk. In order to receive this rating, a fund must have an average maturity no greater than 60 days.

WHAT IS YOUR OUTLOOK FOR THE FUND?
Economic activity and its influences on Federal Reserve policies may have a direct effect on the Fund over the next year. Over the near term, strong domestic demand is likely to be offset by the Asian crisis. This will require the Federal Reserve to be diligent in directing monetary policy. This outlook warrants continued caution so the Fund can be positioned to benefit from any action the Federal Reserve may take.

/s/ Andrew T. Linton
Andrew T. Linton
Fund Manager

/s/ Gary J. Madich
Gary J. Madich, CFA
Senior Managing Director of Fixed Income Securities

                        AVERAGE ANNUAL
                         TOTAL RETURN
  7 DAY YIELD  1 YEAR  5 YEARS  SINCE INCEPTION
     5.04%     5.30%    4.87%        4.80%

Please refer to the prospectus and the accompanying financial statements for further information about your Fund.

                   The One Group Government Money Market Fund
Portfolio Performance Review
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

HOW DID THE FUND PERFORM?
The seven-day yield on The One Group Government Money Market Fund was 5.56% on June 30, 1998, up slightly from 5.30% on June 30, 1997.

WHAT CONTRIBUTED TO THE FUND'S FAIRLY STABLE YIELD?
The Fund's yield reflects the relative rate stability caused by the Federal Reserve's unchanged monetary policy. Rate movements throughout the year were fairly moderate. They reflected changing views on economic strength and whether that strength would lead to inflationary pressures requiring Federal Reserve action.

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
The Fund was invested primarily in agency securities because they offered a yield advantage of 10 to 15 basis points over Treasuries and repurchase agreements (one basis point equals 1/100th of a percent). The Fund also held between 15% and 20% of its assets in floating-rate securities, which offered yields that changed on a weekly basis. This position helped the Fund quickly take advantage of rising interest rates.

The portfolio continued to benefit from a "barbell" maturity structure, a common strategy that involves favoring securities at the long and short ends of a particular maturity range over those with intermediate maturities. At the "long" end, we purchased securities with maturities of six months to one year, and at the "short" end, we held overnight repurchase agreements. The longer securities allowed the Fund to benefit from the steepness of the yield curve (which occurs when securities with longer maturities offer relatively higher yields), while the overnight securities helped the Fund maintain a high degree of liquidity.

The Fund's barbell structure contributed to an average maturity of 37 days on June 30, 1998, compared to 72 days on June 30, 1997.

WHAT IS YOUR OUTLOOK FOR THE FUND?
Economic activity and its influences on Federal Reserve policies may have a direct effect on the Fund over the next year. Over the near term, strong domestic demand is likely to be offset by the Asian crisis. This will require the Federal Reserve to be diligent in directing monetary policy. This outlook warrants continued caution so the Fund can be positioned to benefit from any action the Federal Reserve may take.

/s/ Andrew T. Linton
Andrew T. Linton
Fund Manager

/s/ Gary J. Madich
Gary J. Madich, CFA
Senior Managing Director of Fixed Income Securities

                        AVERAGE ANNUAL
                         TOTAL RETURN
  7 DAY YIELD  1 YEAR  5 YEARS  SINCE INCEPTION
     5.56%     5.64%    5.09%        5.08%

Please refer to the prospectus and the accompanying financial statements for further information about your Fund.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Treasury Only Money Market Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                        AMORTIZED
 AMOUNT            SECURITY DESCRIPTION             COST
---------   -----------------------------------  ----------
U.S. TREASURY OBLIGATIONS (99.3%):
U.S. Treasury Bills (51.7%):
$ 41,934    7/2/98 (b).........................   $ 41,928
   2,117    7/16/98............................      2,113
  69,586    7/23/98 (b)........................     69,382
   6,545    8/6/98.............................      6,513
 141,005    8/20/98............................    140,053
  63,760    9/10/98............................     63,139
  32,232    9/17/98 (b)........................     31,879
   6,860    10/1/98............................      6,772
   1,835    10/15/98...........................      1,808
   8,940    11/12/98...........................      8,765
                                                  --------
                                                   372,352
                                                  --------

PRINCIPAL                                        AMORTIZED
 AMOUNT            SECURITY DESCRIPTION             COST
---------   -----------------------------------  ----------
U.S. TREASURY OBLIGATIONS, CONTINUED:
U.S. Treasury Notes (47.6%):
$115,000    6.25%, 7/31/98 (b).................   $115,102
  52,000    5.25%, 7/31/98.....................     52,010
  30,000    9.25%, 8/15/98.....................     30,144
  40,088    5.88%, 8/15/98.....................     40,113
  27,630    6.13%, 8/31/98 (b).................     27,657
  51,102    6.00%, 9/30/98.....................     51,177
  15,994    5.88%, 3/31/99.....................     16,039
  10,000    7.00%, 4/15/99.....................     10,108
                                                  --------
                                                   342,350
                                                  --------
  Total U.S. Treasury Obligations                  714,702
                                                  --------
  Total (Amortized Cost $714,702) (a)             $714,702
                                                  ========

------------

Percentages indicated are based on net assets of $719,570.

(a) Represents cost for financial reporting purposes and differs from cost for federal income tax by $1.

(b) A portion of this security was loaned as of June 30, 1998.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Government Money Market Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                         AMORTIZED
 AMOUNT             SECURITY DESCRIPTION             COST
---------   ------------------------------------  ----------
U.S. GOVERNMENT AGENCY SECURITIES (22.2%):
Federal Farm Credit Bank (1.9%):
$ 25,000    5.60%, 10/1/98......................  $   24,987
  25,000    5.53%, 10/1/98......................      24,999
  20,000    5.50%, 4/1/99.......................      19,976
                                                  ----------
                                                      69,962
                                                  ----------
Federal Home Loan Bank (7.3%):
  25,000    5.80%, 9/18/98......................      25,004
   7,550    5.69%, 10/2/98......................       7,551
  20,000    5.68%, 10/16/98.....................      19,996
  10,000    5.60%, 10/23/98*....................       9,999
  25,000    5.84%, 12/17/98.....................      24,994
  40,000    5.55%, 3/23/99......................      39,992
  25,000    5.56%, 3/25/99......................      24,984
  54,000    5.50%, 3/26/99......................      53,956
  45,000    5.63%, 4/9/99.......................      44,979
  20,000    5.63%, 5/5/99.......................      19,989
                                                  ----------
                                                     271,444
                                                  ----------
Federal National Mortgage Assoc. (9.0%):
  25,000    5.72%, 8/28/98......................      25,004
  20,000    5.71%, 9/9/98.......................      19,995
  10,000    5.65%, 11/4/98*.....................       9,999
  40,000    5.37%, 12/30/98.....................      38,914
  10,000    5.38%, 2/9/99.......................       9,988
  20,000    5.41%, 2/23/99......................      19,985
  25,000    5.37%, 2/26/99......................      24,963
  40,000    5.53%, 3/16/99*.....................      39,986
  14,000    5.45%, 4/15/99......................      13,976
  50,000    5.34%, 4/23/99......................      47,805
  50,000    5.63%, 5/5/99.......................      49,952
   4,000    5.26%, 6/2/99*......................       4,000
  20,000    5.26%, 7/26/99*.....................      20,000
  10,000    5.26%, 9/22/99*.....................      10,000
                                                  ----------
                                                     334,567
                                                  ----------
Student Loan Marketing Assoc. (4.0%):
 104,000    5.32%, 9/28/98*.....................     103,942
  25,000    5.32%, 11/10/98*....................      25,000
  10,000    5.34%, 1/13/99*.....................      10,000
  10,000    5.35%, 8/2/99*......................       9,998
                                                  ----------
                                                     148,940
                                                  ----------
  Total U.S. Government Agency Securities            824,913
                                                  ----------
U.S. TREASURY OBLIGATIONS (1.4%):
U.S. Treasury Notes (1.4%):
  25,000    5.25%, 7/31/98 (b)..................      24,993
  25,000    8.88%, 2/15/99......................      25,502
                                                  ----------
  Total U.S. Treasury Obligations                     50,495
                                                  ----------

PRINCIPAL                                         AMORTIZED
 AMOUNT             SECURITY DESCRIPTION             COST
---------   ------------------------------------  ----------
REPURCHASE AGREEMENTS (77.3%):
$ 150,000   Barclays De Zoette Wedd, 6.00%,
              7/1/98 (Collateralized by $150,249
              various U.S. Government
              Securities, 5.52% - 7.85%,
              6/10/99 - 2/15/08, market value
              $153,001).........................  $  150,000
 150,000    Donaldson, Lufkin & Jenrette, 5.85%,
              7/1/98 (Collateralized by $150,892
              various U.S. Government
              Securities, 0.00% - 9.05%,
              7/7/98 - 4/23/08, market value
              $153,001).........................     150,000
 900,000    Goldman Sachs, 6.25%, 7/1/98
              (Collateralized by $1,905,451
              various U.S. Government
              Securities, 5.10% - 8.58%,
              1/1/08 - 2/1/38, market value
              $918,000).........................     900,000
 150,000    HSBC Securities, 5.90%, 7/1/98
              (Collateralized by $154,534
              various U.S. Government
              Securities, 0.00% - 6.53%,
              7/1/98 - 4/15/08, market value
              $153,004).........................     150,000
  25,000    HSBC Securities, 5.80%, 7/1/98
              (Collateralized by $25,075 various
              U.S. Government Securities,
              0.00% - 10.35%, 7/6/98 - 12/10/15,
              market value $25,504).............      25,000
 600,000    J.P. Morgan Securities, 6.10%,
              7/1/98 (Collateralized by
              $1,697,988 various U.S. Government
              Securities, 8.50% - 9.00%,
              3/15/09 - 2/15/28, market value
              $618,000).........................     600,000
 300,000    J.P. Morgan Securities, 6.00%,
              7/1/98 (Collateralized by $302,773
              various U.S. Government
              Securities, 0.00% - 9.55%,
              7/6/98 - 4/17/28, market value
              $306,000).........................     300,000
 150,000    Lehman Brothers Holdings, Inc.,
              5.90%, 7/1/98 (Collateralized by
              $159,325 various U.S. Government
              Securities, 0.00% - 7.32%,
              9/25/98 - 12/27/14, market value
              $152,985).........................     150,000
 175,000    Prudential Securities, 6.10%, 7/1/98
              (Collateralized by $190,099
              various U.S. Government
              Securities, 0.00% - 8.90%,
              7/1/98 - 6/15/44, market value
              $178,501).........................     175,000
 150,000    Societe Generale, 6.15%, 7/1/98
              (Collateralized by $263,084
              various U.S. Government
              Securities, 8.50% - 9.00%,
              11/15/17 - 10/15/26, market value
              $157,220).........................     150,000

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Government Money Market Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                         AMORTIZED
 AMOUNT             SECURITY DESCRIPTION             COST
---------   ------------------------------------  ----------
REPURCHASE AGREEMENTS, CONTINUED:
$ 25,000    Societe Generale, 5.75%, 7/1/98
              (Collateralized by $62,000 various
              U.S. Government Securities,
              7.46% - 7.76%, 7/1/25 - 2/1/27,
              market value $26,732).............  $   25,000
  94,646    Westdeutsche Landesbank, 5.75%,
              7/1/98 (Collateralized by $97,553
              various U.S. Government
              Securities, 6.50%, 6/1/28, market
              value $97,575)....................      94,646
                                                  ----------
  Total Repurchase Agreements                      2,869,646
                                                  ----------

PRINCIPAL                                         AMORTIZED
 AMOUNT             SECURITY DESCRIPTION             COST
---------   ------------------------------------  ----------
SHORT-TERM SECURITIES HELD AS COLLATERAL (0.7%):
$ 26,066    Paine Webber, Repurchase Agreement,
              6.15%, 7/1/98 (Collateralized by
              $26,162 various U.S. Government
              Securities, 0.00% - 9.35%,
              9/25/98 - 9/18/27, market value
              $26,608)..........................  $   26,066
                                                  ----------
  Total Short-Term Securities Held as Collateral      26,066
                                                  ----------
  Total (Amortized Cost $3,771,120) (a)           $3,771,120
                                                  ==========

------------

Percentages indicated are based on net assets of $3,712,252.

(a) Cost and value for federal income tax and financial reporting purposes are the same.

(b) A portion of this security was loaned as of June 30, 1998.

 * Securities having interest rates that reset weekly based on the U.S. Treasury Bill auctions. The rate reflected on the Schedule of Portfolio Investments is the rate in effect at June 30, 1998.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF ASSETS AND LIABILITIES                               JUNE 30, 1998
(Amounts in Thousands, except per share amounts)

                                                              TREASURY ONLY    GOVERNMENT
                                                              MONEY MARKET    MONEY MARKET
                                                                  FUND            FUND
                                                              -------------   -------------
ASSETS:
Investments, at amortized cost..............................    $714,702       $  875,408
Repurchase agreements, at cost..............................          --        2,895,712
                                                                --------       ----------
     Total..................................................     714,702        3,771,120
Cash........................................................           1               --
Interest receivable.........................................       7,812            9,642
Prepaid expenses and other assets...........................           9                7
                                                                --------       ----------
TOTAL ASSETS................................................     722,524        3,780,769
                                                                --------       ----------
LIABILITIES:
Dividends payable...........................................       2,833           16,861
Payable to brokers for investments purchased................          --           25,000
Payable for return of collateral received for securities on
  loan......................................................          --           26,066
Accrued expenses and other payables:
     Investment advisory fees...............................          45              246
     Administration fees....................................          28              154
     Other..................................................          48              190
                                                                --------       ----------
TOTAL LIABILITIES...........................................       2,954           68,517
                                                                --------       ----------
NET ASSETS:
Capital.....................................................     719,663        3,712,374
Accumulated undistributed net realized gains (losses) from
  investment transactions...................................         (93)            (122)
                                                                --------       ----------
NET ASSETS..................................................    $719,570       $3,712,252
                                                                ========       ==========
Outstanding shares of beneficial interest...................     719,663        3,712,374
                                                                ========       ==========
Net Asset Value:
  Offering and redemption price per share...................       $1.00            $1.00
                                                                ========       ==========

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF OPERATIONS                        FOR THE YEAR ENDED JUNE 30, 1998
(Amounts in Thousands)

                                                              TREASURY ONLY    GOVERNMENT
                                                              MONEY MARKET    MONEY MARKET
                                                                  FUND            FUND
                                                              -------------   -------------
INVESTMENT INCOME:
Interest income.............................................     $34,333        $122,173
Income from securities lending..............................         212              14
                                                                 -------        --------
TOTAL INCOME................................................      34,545         122,187
                                                                 -------        --------
EXPENSES:
Investment advisory fees....................................         519           1,735
Administration fees.........................................         324           1,085
Custodian and accounting fees...............................          31             105
Legal and audit fees........................................          18              67
Organization costs..........................................           4              20
Trustees' fees and expenses.................................           8              28
Transfer agent fees.........................................          10              11
Registration and filing fees................................          36             186
Printing costs..............................................          11              37
Other.......................................................          28              23
                                                                 -------        --------
TOTAL EXPENSES..............................................         989           3,297
                                                                 -------        --------
Net Investment Income.......................................      33,556         118,890
                                                                 -------        --------
REALIZED GAINS (LOSSES) FROM INVESTMENT TRANSACTIONS:
Net realized gains (losses) from investment transactions....          (1)             62
                                                                 -------        --------
Change in net assets resulting from operations..............     $33,555        $118,952
                                                                 =======        ========

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS
(Amounts in Thousands)

                                                       TREASURY ONLY MONEY          GOVERNMENT MONEY
                                                           MARKET FUND                 MARKET FUND
                                                    -------------------------   -------------------------
                                                       YEAR          YEAR          YEAR          YEAR
                                                       ENDED         ENDED         ENDED         ENDED
                                                     JUNE 30,      JUNE 30,      JUNE 30,      JUNE 30,
                                                       1998          1997          1998          1997
                                                    -----------   -----------   -----------   -----------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
     Net investment income........................  $    33,556   $    24,629   $   118,890   $    56,288
     Net realized gains (losses) from investment
       transactions...............................           (1)          (16)           62          (119)
                                                    -----------   -----------   -----------   -----------
Change in net assets resulting from operations....       33,555        24,613       118,952        56,169
                                                    -----------   -----------   -----------   -----------
DISTRIBUTIONS TO SHAREHOLDERS:
     From net investment income...................      (33,556)      (24,629)     (118,890)      (56,288)
                                                    -----------   -----------   -----------   -----------
Change in net assets from shareholder
  distributions...................................      (33,556)      (24,629)     (118,890)      (56,288)
                                                    -----------   -----------   -----------   -----------
CAPITAL TRANSACTIONS:
     Proceeds from shares issued..................    2,224,094     1,603,666    10,068,682     4,075,935
     Dividends reinvested.........................        2,709         3,409        16,460        11,375
     Cost of shares redeemed......................   (1,988,092)   (1,542,160)   (7,456,390)   (3,859,366)
                                                    -----------   -----------   -----------   -----------
Change in net assets from share transactions......      238,711        64,915     2,628,752       227,944
                                                    -----------   -----------   -----------   -----------
Change in net assets..............................      238,710        64,899     2,628,814       227,825
NET ASSETS:
     Beginning of period..........................      480,860       415,961     1,083,438       855,613
                                                    -----------   -----------   -----------   -----------
     End of period................................  $   719,570   $   480,860   $ 3,712,252   $ 1,083,438
                                                    ===========   ===========   ===========   ===========
SHARE TRANSACTIONS:
     Issued.......................................    2,224,095     1,603,664    10,068,682     4,075,935
     Reinvested...................................        2,710         3,409        16,459        11,375
     Redeemed.....................................   (1,988,092)   (1,542,160)   (7,456,390)   (3,859,366)
                                                    -----------   -----------   -----------   -----------
Change in shares..................................      238,713        64,913     2,628,751       227,944
                                                    ===========   ===========   ===========   ===========

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS                                      JUNE 30, 1998

1. ORGANIZATION:

   The One Group (the "Trust") is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end investment company established as a Massachusetts business trust. The accompanying financial statements and financial highlights are those of the Treasury Only Money Market Fund and the Government Money Market Fund (individually a "Fund", collectively the "Funds") only. The Funds are diversified mutual funds and are not offered in multiple classes.

   The Funds' investment objectives are as follows:

      FUND                                  OBJECTIVE
      ----                                  ---------
      Treasury Only Money Market Fund       High current income with liquidity and stability of
                                            principal.

      Government Money Market Fund          High current income with liquidity and stability of
                                            principal.

2. SIGNIFICANT ACCOUNTING POLICIES:

   The following is a summary of significant accounting policies followed by the Trust in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses for the period. Actual results could differ from those estimates.

        SECURITY VALUATION

        Securities are valued utilizing the amortized cost method permitted in accordance with Rule 2a-7 under the 1940 Act. Under the amortized cost method, discount or premium is amortized on a constant basis to the maturity of the security. In addition, the Funds may not (a) purchase any instrument with a remaining maturity greater than 397 days unless such instrument is subject to a demand feature, or (b) maintain a dollar-weighted average maturity which exceeds 90 days.

        REPURCHASE AGREEMENTS

        The Government Money Market Fund may invest in repurchase agreements with institutions that are deemed by Banc One Investment Advisors Corporation (the "Advisor") to be of good standing and creditworthy under guidelines established by the Board of Trustees. Each repurchase agreement is recorded at cost. The Fund requires that the securities purchased in a repurchase agreement transaction be transferred to the custodian in a manner sufficient to enable the Fund to obtain those securities in the event of a counterparty default. The seller, under the repurchase agreement, is required to maintain the value of the securities held at not less than the repurchase price, including accrued interest. Repurchase agreements are considered to be loans by a fund under the 1940 Act.

        SECURITY TRANSACTIONS AND RELATED INCOME

        Security transactions are accounted for on a trade date basis. Net realized gains or losses from sales of securities are determined on the specific identification cost method. Interest income and expenses are recognized on the accrual basis. Interest income, including any discount or premium, is accrued as earned using the effective interest method.

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

        SECURITIES LENDING

        To generate additional income, the Funds may lend up to 33% of securities in which they are invested pursuant to agreements requiring that the loan be continuously secured by cash, U.S. Government or U.S. Government Agency securities, shares of an investment trust or mutual fund, or any combination of cash and such securities as collateral equal at all times to at least 100% of the market value plus accrued interest on the securities lent. The Funds continue to earn interest on securities lent while simultaneously seeking to earn interest on the investment of collateral. Collateral is marked to market daily to provide a level of collateral at least equal to the market value of securities lent. There may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. However, loans will be made only to borrowers deemed by the Advisor to be of good standing and creditworthy under guidelines established by the Board of Trustees and when, in the judgment of the Advisor, the consideration which can be earned currently from such securities loans justifies the attendant risks. Loans are subject to termination by the Funds or the borrower at any time, and are, therefore, not considered to be illiquid investments. As of June 30, 1998, the following Funds had securities with the following amortized cost on loan (amounts in thousands):

                                                      AMORTIZED COST   AMORTIZED COST   AMORTIZED COST
                                                         OF CASH        OF NON-CASH       OF LOANED
                                                        COLLATERAL       COLLATERAL       SECURITIES
                                                      --------------   --------------   --------------
            Treasury Only Money Market Fund.........          --          $144,935         $137,437
            Government Money Market Fund............     $26,066                --         $ 25,551

       The loaned securities were fully collateralized by cash and U.S. Government securities as of June 30, 1998.

       EXPENSES

       Expenses directly attributable to a Fund are charged directly to that Fund, while the expenses which are attributable to more than one fund of the Trust are allocated among the respective Funds.

       DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS

       Dividends from net investment income are declared daily and paid monthly. Net investment income for this purpose consists of interest accrued and discount earned (including both original issue discount and market discount) less amortization of any market premium and accrued expenses. Net realized capital gains, if any, are distributed at least annually.

       Distributions from net investment income and from net capital gains are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for expiring capital loss carryforwards and deferrals of certain losses. Permanent book and tax basis differences, if any, have been reclassified among the components of net assets.

       FEDERAL INCOME TAXES

       The Trust treats each Fund as a separate entity for Federal income tax purposes. Each Fund intends to continue to qualify as a regulated investment company by complying with the provisions available to certain investment companies as defined in applicable sections of the Internal Revenue Code, and to make distributions of net investment income and net realized capital gains sufficient to relieve it from all, or substantially all, Federal income taxes.

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

3. SHARES OF BENEFICIAL INTEREST:

   The Trust has an unlimited number of shares of beneficial interest, with no par value, which may, without shareholder approval, be divided into an unlimited number of series of such shares and any series may be classified or reclassified into one or more classes. The Trust is registered to offer forty series and five classes of shares: Fiduciary, Class A, Class B, Class C and Service Class. Currently, the Trust consists of thirty-three active Funds, and not all Funds offer all classes of shares. Shareholders are entitled to one vote for each full share held and will vote in the aggregate and not by class or series, except as otherwise expressly required by law or when the Board of Trustees has determined that the matter to be voted on affects only the interest of shareholders of a particular class or series.

4. INVESTMENT ADVISORY, ADMINISTRATIVE AND DISTRIBUTION AGREEMENTS:

   The Trust and Advisor are parties to an investment advisory agreement under which the Advisor is entitled to receive a fee, computed daily and paid monthly, equal to 0.08% of the average daily net assets of each Fund.

   The Trust and The One Group Services Company (the "Administrator"), a wholly-owned subsidiary of The BISYS Group, Inc., are parties to an administrative agreement under which the Administrator provides services for a fee that is computed daily and paid monthly at an annual rate of 0.05% of each Fund's average daily net assets. The Advisor also serves as Sub-Administrator to each fund of the Trust, pursuant to an agreement between the Administrator and the Advisor. Pursuant to this agreement, the Advisor performs many of the Administrator's duties, for which the Advisor receives a fee paid by the Administrator.

   The One Group Services Company (the "Distributor") and the Trust are parties to a distribution agreement under which shares of the Funds are sold on a continuous basis. No compensation is paid to the Distributor for distribution services for the Funds.

   Certain officers of the Trust are affiliated with the Administrator. Such officers receive no compensation from the Funds for serving in their respective roles.

5. FEDERAL TAX INFORMATION (UNAUDITED):

   At June 30, 1998 the following Funds have capital loss carryforwards which are available to offset future capital gains, if any (amounts in thousands):

FUND                                                        AMOUNT   EXPIRES
----                                                        ------   -------
Treasury Only Money Market Fund...........................   $ 17     2004
Treasury Only Money Market Fund...........................     67     2005
Treasury Only Money Market Fund...........................      9     2006
Government Money Market Fund..............................      4     2004
Government Money Market Fund..............................    119     2005

6. SUBSEQUENT EVENTS

   On May 21, 1998, the Board of Trustees approved an agreement and plan of reorganization and liquidation ("the Plan") with the Marquis Family of Funds (the "Marquis Funds"). Under the Plan, the assets and liabilities of each Marquis fund were transferred to a comparable One Group fund. Shares of the comparable One Group fund were distributed to the Marquis shareholders in a complete liquidation of each Marquis fund. A special Shareholder Meeting to approve the plan was held on July 30, 1998. In a tax-free exchange on August 10, 1998, $69,923,110 of the Marquis Institutional Money Market Fund were exchanged for 69,923,110 shares of the One Group Treasury Only Money Market Fund.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                         TREASURY ONLY MONEY MARKET FUND
                                             --------------------------------------------------------
                                                               YEAR ENDED JUNE 30,
                                             --------------------------------------------------------
                                               1998        1997        1996        1995        1994
                                             --------    --------    --------    --------    --------
NET ASSET VALUE,
  BEGINNING OF PERIOD....................    $  1.000    $  1.000    $  1.000    $  1.000    $  1.000
                                             --------    --------    --------    --------    --------
Investment Activities:
  Net investment income..................       0.052       0.051       0.052       0.051       0.032
                                             --------    --------    --------    --------    --------
Distributions:
  Net investment income..................      (0.052)     (0.051)     (0.052)     (0.051)     (0.032)
                                             --------    --------    --------    --------    --------
NET ASSET VALUE,
  END OF PERIOD..........................    $  1.000    $  1.000    $  1.000    $  1.000    $  1.000
                                             ========    ========    ========    ========    ========
Total Return.............................        5.30%       5.24%       5.38%       5.22%       3.23%

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)......    $719,570    $480,860    $415,961    $288,697    $217,725
  Ratio of expenses to average net
     assets..............................        0.15%       0.15%       0.17%       0.20%       0.15%
  Ratio of net investment income to
     average net assets..................        5.18%       5.12%       5.23%       5.14%       3.23%
  Ratio of expenses to average net
     assets*.............................        0.15%       0.15%       0.17%       0.21%       0.22%
  Ratio of net investment income to
     average net assets*.................        5.18%       5.12%       5.23%       5.13%       3.16%

------------

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                          GOVERNMENT MONEY MARKET FUND
                                          ------------------------------------------------------------
                                                              YEAR ENDED JUNE 30,
                                          ------------------------------------------------------------
                                             1998          1997         1996        1995        1994
                                          ----------    ----------    --------    --------    --------
NET ASSET VALUE,
  BEGINNING OF PERIOD...................  $    1.000    $    1.000    $  1.000    $  1.000    $  1.000
                                          ----------    ----------    --------    --------    --------
Investment Activities:
  Net investment income.................       0.055         0.053       0.055       0.053       0.033
                                          ----------    ----------    --------    --------    --------
Distributions:
  Net investment income.................      (0.055)       (0.053)     (0.055)     (0.053)     (0.033)
                                          ----------    ----------    --------    --------    --------
NET ASSET VALUE,
  END OF PERIOD.........................  $    1.000    $    1.000    $  1.000    $  1.000    $  1.000
                                          ==========    ==========    ========    ========    ========
Total Return............................        5.64%         5.43%       5.61%       5.41%       3.40%

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).....  $3,712,252    $1,083,438    $855,613    $720,699    $692,253
  Ratio of expenses to average net
     assets.............................        0.15%         0.14%       0.18%       0.21%       0.11%
  Ratio of net investment income to
     average net assets.................        5.48%         5.31%       5.46%       5.28%       3.41%
  Ratio of expenses to average net
     assets*............................        0.15%         0.14%       0.18%       0.22%       0.20%
  Ratio of net investment income to
     average net assets*................        5.48%         5.31%       5.46%       5.27%       3.32%

------------

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

See notes to financial statements.

--------------------------------------------------------------------------------
Report of Independent Accountants
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

To the Shareholders and Board of Trustees of The One Group Family of Mutual Funds

In our opinion, the accompanying statements of assets and liabilities, including the portfolios of investments, and related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Treasury Only Money Market Fund and the Government Money Market Fund (two series of The One Group Family of Mutual Funds), at June 30, 1998, the results of each of their operations for the period then ended, the changes in each of their net assets for the periods presented and the financial highlights for each of the periods presented, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of The One Group Family of Mutual Funds' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at June 30, 1998 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
August 18, 1998

Important Customer Information.
Please Read:

Shares of The One Group:

- are not deposits or obligations
  of, or guaranteed by BANC One
  CORPORATION or its affiliates

- are not insured or guaranteed by the
  FDIC or by any other governmental
  agency or government-sponsored
  agency of the federal government
  or any state

- are subject to investment risks,
  including possible loss of the
  principal amount invested.

Banc One Investment Advisors
Corporation, a registered investment
advisor and an indirect subsidiary of
BANC ONE CORPORATION, serves
as an investment advisor to The One
Group, for which it receives advisory
fees. The One Group is distributed by
The One Group Services Company,
3435 Stelzer Road, Columbus,
Ohio 43219, which is not affiliated
with BANC ONE CORPORATION and
is not a bank. Contact us at our web
site address: www.onegroup.com or
e-mail us at onegroup@onegroup.com

For more complete information on
any of The One Group Funds, includ-
ing management fees and expenses,
you may obtain a prospectus from
The One Group Services Company.
Read the prospectus carefully
before investing.





BANC ONE
INVESTMENT
ADVISORS
CORPORATION
[BANC ONE LOGO]

                                                                           Money
                                                                    Market Funds
                                                                   Annual Report
                                                For the year ended June 30, 1998



                                                        U.S. Treasury Securities
                                                               Money Market Fund



                                                         Prime Money Market Fund



                                                     Municipal Money Market Fund



                                                Ohio Municipal Money Market Fund






                                                                   THE ONE GROUP
                                                          ----------------------
                                                          FAMILY OF MUTUAL FUNDS

              IMPORTANT CUSTOMER INFORMATION. INVESTMENT PRODUCTS:

            - are not deposits or obligations of, or guaranteed by,
              BANC ONE CORPORATION or any of its affiliates,          [FDIC LOGO
                                                                      WITH SLASH
            - are not insured by the FDIC, and                        THOUGH IT]

            - are subject to investment risks, including possible
              loss of the principal amount invested.

--------------------------------------------------------------------------------
Table of Contents
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

Portfolio Performance Review................................................   2
Schedules of Portfolio Investments..........................................   6
Statements of Assets and Liabilities......................................... 17
Statements of Operations..................................................... 18
Statements of Changes in Net Assets.......................................... 19
Notes to Financial Statements................................................ 21
Financial Highlights......................................................... 28
Report of Independent Accountants............................................ 39

            The One Group U.S. Treasury Securities Money Market Fund
Portfolio Performance Review
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

HOW DID THE FUND PERFORM?
The seven-day yield on The One Group U.S. Treasury Securities Money Market Fund Fiduciary share class was 5.12% on June 30, 1998, up slightly from 5.03% on June 30, 1997.

WHAT CONTRIBUTED TO THE FUND'S FAIRLY STABLE YIELDS?
The Fund's yield reflects the relative stability in interest rates brought on by the Federal Reserve's unchanged monetary policy. Rate movements throughout the year were fairly moderate. They reflected changing views on economic strength and whether that strength would lead to inflationary pressures requiring Federal Reserve action.

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
Our primary strategy during the period was to maintain a "barbell" maturity structure, meaning that we focused on securities at the extremes of the short-term maturity range. As such, the Fund emphasized securities with maturities between six months and one year along with overnight repurchase agreements.

The money market yield curve during the fiscal year remained fairly steep, meaning that securities with longer maturities paid relatively higher yields. The Fund's "longer" securities-those maturing in six months to one year-enabled the Fund to increase its yield. At the same time, the repurchase agreements, which matured overnight, allowed the Fund to retain a high level of liquidity.

This strategy led to an average maturity of 37 days on June 30, 1998, enabling the Fund to maintain its "AAA" average quality rating-the best possible-from Standard & Poor's and Moody's Investors Service. This rating indicates that the Fund's securities are of the highest quality and offer the lowest risk. In order to receive this rating, a fund must have an average maturity no greater than 60 days.

WHAT IS YOUR OUTLOOK FOR THE FUND?
Economic activity and its influences on Federal Reserve policies will have a direct effect on the Fund over the next year. Over the near term, strong domestic demand is likely to be offset by the Asian crisis. This will require the Federal Reserve to be diligent in directing monetary policy. This outlook warrants continued caution so the Fund can be positioned to benefit from any action the Federal Reserve may take.

/s/ Andrew T. Linton
Andrew T. Linton
Fund Manager

/s/ Gary J. Madich
Gary J. Madich, CFA
Senior Managing Director of Fixed Income Securities

                                                AVERAGE ANNUAL
                                                 TOTAL RETURN
  CLASS OF SHARES  7 DAY YIELD   1 YEAR   5 YEARS   10 YEARS   SINCE INCEPTION
     Fiduciary        5.12%       5.19%    4.73%      5.39%         5.48%
      Class A         4.87%       4.92%    4.47%        NA          4.10%
      Class B         4.12%       4.14%      NA         NA          4.11%
      Class C         4.08%         NA       NA         NA          1.47%

Please refer to the prospectus and the accompanying financial statements for further information about your Fund.

                     The One Group Prime Money Market Fund
Portfolio Performance Review
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

HOW DID THE FUND PERFORM?
The seven-day yield on The One Group Prime Money Market Fund Fiduciary share class was 5.22% on June 30, 1998, down slightly from 5.25% on June 30, 1997.

WHAT CONTRIBUTED TO THE FUND'S FAIRLY STABLE YIELD?
The relative stability of the Fund's yield reflects the fact that the Federal Reserve left monetary policy unchanged throughout the fiscal year. Interim rate movements were fairly moderate and reflected market participants' changing views on how the problems in Asia would affect the domestic economy. Some believed that the seriousness of the situation would lead to a significant slowdown of the U.S. economy, causing the Federal Reserve to cut interest rates. Others believed that the underlying strength of the domestic economy would overwhelm any Asian impact, and that the Federal Reserve would be forced to hike interest rates in anticipation of higher inflation.

WHICH VIEWPOINT DID YOU FAVOR?
Our stance was that the Federal Reserve would leave interest rates unchanged. We believed that cheaper imports resulting from the Asian crisis would help keep the U.S. inflation rate low, as U.S. producers would be compelled to keep prices down in order to compete. Also encouraging the Federal Reserve to leave rates alone was the federal budget surplus. With Congress apparently gridlocked on how to spend it, fiscal stimulus was not a problem facing monetary policy makers.

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
With Federal Reserve monetary policy on hold, the Fund's weighted average maturity stayed in a range of 60 days to 85 days-slightly higher than usual. When interest rates climbed, we extended the weighted average maturity to the higher end of the range to capture better yields. And, when rates drifted downward, we shortened the weighted average maturity until we perceived better value in the market.

On June 30, 1998, the Fund's weighted average maturity was 71 days, compared to 68 days on June 30, 1997.

WHAT IS YOUR OUTLOOK FOR THE FUND?
As long as the Federal Reserve maintains a gradual, modest approach to regulating monetary supply, we will continue to pursue yield advantages from a weighted average maturity range that is slightly longer than average.

/s/ Roger C. Hale
Roger C. Hale, CFA, CFP
Fund Manager

/s/ Gary J. Madich
Gary J. Madich, CFA
Senior Managing Director of Fixed Income Securities

                                                AVERAGE ANNUAL
                                                 TOTAL RETURN
  CLASS OF SHARES  7 DAY YIELD   1 YEAR   5 YEARS   10 YEARS   SINCE INCEPTION
     Fiduciary        5.22%       5.39%    4.92%      5.63%         5.76%
      Class A         4.97%       5.13%    4.66%        NA          4.29%
      Class B         4.22%       4.35%      NA         NA          4.36%

Please refer to the prospectus and the accompanying financial statements for further information about your Fund.

                   The One Group Municipal Money Market Fund
Portfolio Performance Review
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

HOW DID THE FUND PERFORM?
The seven-day yield on The One Group Municipal Money Market Fund Fiduciary share class was 3.15% on June 30, 1998, compared to 3.63% on June 30, 1997. (For investors in the 39.6% federal income tax bracket, the June 30, 1998, tax-exempt yield translates into a tax-equivalent yield of 5.16%.)

The Fund also experienced a significant increase in assets during the year to $613.9 million from $524.5 million.

DID YIELDS FLUCTUATE MUCH DURING THE YEAR?
Yields in the variable-rate sector experienced the most volatility of any sector, moving within a trading range of 2.75% to 4.50%. Rates reached their peak in April and their low point in February. This volatility was due primarily to changing technical supply and demand factors combined with inconsistent market cash flows. In comparison, the one-year fixed-rate sector traded within a narrower range of 3.55% to 3.85%.

HOW DID ECONOMIC EVENTS INFLUENCE MARKET PERFORMANCE?
Short-term tax-exempt rates moved moderately lower during the year. With the Federal Reserve's monetary policy remaining unchanged, the market reacted positively to moderate economic output and a low-inflation environment.

Many short-term municipal issuers have continued to benefit significantly from the ongoing economic expansion. This favorable environment has allowed many borrowers to either reduce their outstanding deficits or increase their cash surplus, which resulted in reduced issuance compared to previous years. Lower financing needs coupled with steady demand supported the downward trend in rates.

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
Our primary strategy continues to involve adjusting the mix of variable-rate and fixed-rate obligations based on changing market conditions. We also incorporate a quality-oriented investment selection process to help ensure that all issues selected for the Fund represent minimal credit risk. Because of this process, the Fund did not experience any adverse impact or credit downgrades from the Asian bank and credit crisis that began to unfold in October.

As the yield curve shifted during the year, we maintained the Fund's average maturity in a range of 34 days to 61 days. This enabled us to take advantage of changing market conditions and to accommodate the Fund's liquidity needs. At year-end, the average maturity was 46 days, compared to 37 days a year ago.

WHAT IS YOUR OUTLOOK FOR THE FUND?
The outlook for the municipal money market continues to look positive. While demand for short-term products should continue to exceed available market supply, we plan to focus on longer-term issues and rely on our investment process in an attempt to provide competitive returns.

/s/ Thomas W. Cary
Thomas W. Cary
Fund Manager

/s/ Gary J. Madich
Gary J. Madich, CFA
Senior Managing Director of Fixed Income Securities

                                                AVERAGE ANNUAL
                                                 TOTAL RETURN
  CLASS OF SHARES  7 DAY YIELD   1 YEAR   5 YEARS   10 YEARS   SINCE INCEPTION
     Fiduciary        3.15%       3.27%    3.05%      3.77%         3.84%
      Class A         2.90%       3.01%    2.81%        NA          2.64%

Please refer to the prospectus and the accompanying financial statements for further information about your Fund.

                 The One Group Ohio Municipal Money Market Fund
Portfolio Performance Review
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

HOW DID THE FUND PERFORM?
The seven-day yield on The One Group Ohio Municipal Money Market Fund Fiduciary share class was 3.21% on June 30, 1998, compared to 3.73% on June 30, 1997. (For investors in the 39.6% federal income tax bracket and the 7.0% Ohio state tax bracket, the June 30, 1998 tax-exempt yield translates into a tax-equivalent yield of 6.01%.)

The Fund also experienced a large increase in total assets during the year, increasing to $118.3 million from $87.2 million.

HOW DID ECONOMIC EVENTS INFLUENCE PERFORMANCE?
The Federal Reserve kept monetary policy unchanged, heavily influenced by moderate economic activity within a favorable inflationary environment. This combination allowed for rates to trend moderately lower.

While short-term tax-exempt rates generally declined during the year, they did so in an uneven fashion. Yields in the variable-rate demand sector experienced the most volatility, moving within a trading range of 2.60% to 4.40%. This volatility was due to the impact of quickly changing market conditions on varying levels of supply and demand. In comparison, the one-year fixed-rate sector traded within a narrower range of 3.45% to 3.75%.

DID THE OHIO POLITICAL PROCESS HAVE A ROLE IN THE SUPPLY/DEMAND SCENARIO?
The Ohio political scene played a role in affecting the supply of one-year school district note issues. Many school district issuers put their financing needs on hold, pending the May 1998 ballot decision on two proposals to let the state reallocate revenues to school districts on a more equitable basis. When the proposals were defeated, these issuers had to delay their voter-approved issues until the November ballot, which ultimately reduced the supply of new school notes during the spring. The relative lack of supply helped support attractive prices during this period.

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
Our primary strategy was to adjust the mix of variable-rate and fixed-rate obligations in anticipation of and in response to changing market conditions. While rates were slightly lower overall, there were noticeable upward rate spikes during the year, underscoring the importance of the variable-rate sector.

Within this context, we maintained a high-quality portfolio, relying extensively on our investment selection process to avoid any credit concerns resulting from the Asian crisis.

With the yield curve shifting during the year, we maintained the Fund's average maturity in a range of 34 days to 64 days. The changes in average maturity were necessary to take advantage of shifting market conditions and to accommodate the Fund's liquidity needs. At year-end, the average maturity was 36 days, compared to 50 days a year ago.

WHAT IS YOUR OUTLOOK FOR THE FUND?
The near-term outlook for the Ohio municipal market remains favorable. With a forecast of slowing economic activity and relatively stable rates, we believe the Fund should continue to focus on slightly longer-term issues, supported by our investment selection process, to attempt to provide attractive returns.

/s/ Thomas W. Cary
Thomas W. Cary
Fund Manager

/s/ Gary J. Madich
Gary J. Madich, CFA
Senior Managing Director of Fixed Income Securities

                                            AVERAGE ANNUAL
                                             TOTAL RETURN
  CLASS OF SHARES   7 DAY YIELD   1 YEAR   5 YEARS   SINCE INCEPTION
  Fiduciary            3.21%       3.31%    3.06%         3.05%
  Class A              2.96%       3.06%    2.83%         2.77%

Please refer to the prospectus and the accompanying financial statements for further information about your Fund.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
U.S. Treasury Securities Money Market Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                       AMORTIZED
 AMOUNT           SECURITY DESCRIPTION             COST
---------  -----------------------------------  ----------
U.S. TREASURY OBLIGATIONS (19.5%):
U.S. Treasury Bills (2.5%):
$ 100,000  11/12/98...........................  $   98,042
                                                ----------
                              U.S. Treasury Notes (17.0%):
  120,000  5.25%, 7/31/98 (b).................     119,966
   95,000  6.13%, 8/31/98 (b).................      95,058
   50,000  5.88%, 10/31/98....................      50,046
   50,000  8.88%, 2/15/99 (b).................      51,003
   50,000  5.88%, 2/28/99.....................      50,102
   50,000  6.25%, 3/31/99 (b).................      50,264
  140,000  7.00%, 4/15/99.....................     141,518
  100,000  6.38%, 5/15/99.....................     100,588
                                                ----------
                                                   658,545
                                                ----------
  Total U.S. Treasury Obligations                  756,587
                                                ----------
REPURCHASE AGREEMENTS (80.7%):
  150,000  Barclays De Zoette Wedd, 5.80%
             7/1/98 (Collateralized by
             $182,288 various U.S. Treasury
             Securities, 0.00% - 12.50%,
             10/29/98 - 4/15/28, market value
             $153,000)........................     150,000
  150,000  Deutche Morgan Grenfell, 6.00%,
             7/1/98 (Collateralized by
             $145,118 various U.S. Treasury
             Securities, 5.00% - 14.00%,
             2/15/99 - 11/15/11, market value
             $153,001)........................     150,000
   30,000  Deutche Morgan Grenfell, 5.50%,
             7/1/98 (Collateralized by $29,024
             various U.S. Treasury Securities,
             5.00% - 14.00%,
             2/15/99 - 11/15/11, market value
             $30,600).........................      30,000
  901,953  Goldman Sachs, 5.80%, 7/1/98
             (Collateralized by $1,051,085
             various U.S. Treasury Securities,
             0.00% - 7.13%,
             12/3/98 - 11/15/27, market value
             $919,992)........................     901,953
   50,000  Goldman Sachs, 5.50%, 7/1/98
             (Collateralized by $58,267
             various U.S. Treasury Securities,
             0.00% - 7.13%,
             12/3/98 - 11/15/27, market value
             $51,000).........................      50,000
  150,000  Greenwich Capital Inc., 5.75%,
             7/1/98 (Collateralized by
             $148,673 various U.S. Treasury
             Securities, 3.38% - 6.50%,
             7/15/02 - 4/15/28, market value
             $153,002)........................     150,000
  150,000  HSBC Securities, 5.80%, 7/1/98
             (Collateralized by $108,107
             various U.S. Treasury Securities,
             9.00% - 9.25%,
             2/15/16 - 11/15/18, market value
             $153,001)........................     150,000

PRINCIPAL                                       AMORTIZED
 AMOUNT           SECURITY DESCRIPTION             COST
---------  -----------------------------------  ----------
REPURCHASE AGREEMENTS, CONTINUED:
$ 150,000  J.P. Morgan Securities, 5.80%,
             7/1/98 (Collateralized by
             $140,384 various U.S. Treasury
             Securities, 5.50% - 8.13%,
             7/31/99 - 8/15/19, market value
             $153,001)........................  $  150,000
   25,000  J.P. Morgan Securities, 5.40%,
             7/1/98 (Collateralized by $24,750
             U.S. Treasury Notes, 6.25%,
             10/31/01, market value
             $25,501).........................      25,000
  900,000  Morgan Stanley, 5.73%, 7/1/98
             (Collateralized by $856,187
             various U.S. Treasury Securities,
             0.00% - 10.38%,
             8/15/98 - 8/15/23, market value
             $918,036)........................     900,000
  150,000  Prudential Securities, 5.65%,
             7/1/98 (Collateralized by
             $141,514 various U.S. Treasury
             Securities, 0.00% - 13.38%,
             7/31/98 - 2/15/25, market value
             $153,001)........................     150,000
  150,000  Societe Generale, 6.00%, 7/1/98
             (Collateralized by $149,146
             various U.S. Treasury Securities,
             5.88% - 11.75%,
             4/30/99 - 2/15/15, market value
             $153,021)........................     150,000
  150,000  Westdeutsche Landesbank, 5.70%,
             7/1/98 (Collateralized by
             $108,800 various U.S. Treasury
             Securities, 5.38% - 14.00%,
             2/15/01 - 11/15/11, market value
             $153,001)........................     150,000
   30,000  Westdeutsche Landesbank, 5.50%,
             7/1/98 (Collateralized by $21,760
             various U.S. Treasury Securities,
             5.38% - 14.00%,
             2/15/01 - 11/15/11, market value
             $30,616).........................      30,000
                                                ----------
  Total Repurchase Agreements                    3,136,953
                                                ----------
SHORT-TERM SECURITIES HELD AS COLLATERAL (6.6%):
Repurchase Agreements
  203,538  Goldman Sachs, 5.80%, 7/1/98
             (Collateralized by $205,585 U.S.
             Treasury Notes, 5.63%, 5/15/01,
             market value $207,609)...........     203,538
   52,125  Goldman Sachs, 5.20%, 7/1/98
             (Collateralized by $48,403 U.S.
             Treasury Notes, 5.63%, 5/15/01,
             market value $53,168)............      52,125
                                                ----------
  Total Short-Term Securities Held as
  Collateral                                       255,663
                                                ----------
         Total (Amortized Cost $4,149,203) (a)  $4,149,203
                                                ==========

------------

Percentages indicated are based on net assets of $3,887,140.

(a) Cost and value for federal income tax and financial reporting purposes are the same.

(b) A portion of this security was loaned as of June 30, 1998.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Prime Money Market Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                        AMORTIZED
 AMOUNT            SECURITY DESCRIPTION             COST
---------   -----------------------------------  ----------
CERTIFICATES OF DEPOSIT (3.7%):
Banking (3.7%):
$ 25,000    Bankers Trust New York Corp.,
              6.00%, 7/7/98....................  $   25,000
  25,000    Bankers Trust New York Corp.,
              5.88%, 7/14/98...................      25,000
  20,000    Bankers Trust New York Corp.,
              5.92%, 7/17/98...................      20,000
  25,000    Bankers Trust New York Corp.,
              5.91%, 8/7/98....................      24,999
  25,000    Bankers Trust New York Corp.,
              5.77%, 5/21/99...................      24,989
                                                 ----------
   Total Certificates of Deposit                    119,988
                                                 ----------
COMMERCIAL PAPER (56.2%):
Automotive (5.1%):
  30,000    American Honda Finance Corp.,
              5.49%, 7/22/98...................      29,903
  23,400    Harley-Davidson Funding, 5.53%,
              7/9/98...........................      23,371
  10,000    Harley-Davidson Funding, 5.55%,
              7/10/98..........................       9,986
  12,320    Harley-Davidson Funding, 5.54%,
              7/13/98..........................      12,297
  10,445    Harley-Davidson Funding, 5.54%,
              7/16/98..........................      10,421
  15,450    Harley-Davidson Funding, 5.56%,
              7/23/98..........................      15,398
  17,600    Harley-Davidson Funding, 5.55%,
              7/24/98..........................      17,538
   8,300    Harley-Davidson Funding, 5.56%,
              8/13/98..........................       8,245
  14,300    Harley-Davidson Funding, 5.58%,
              8/18/98..........................      14,194
  22,500    Harley-Davidson Funding, 5.55%,
              9/16/98..........................      22,233
                                                 ----------
                                                    163,586
                                                 ----------
Banking (9.0%):
  50,000    AB Spintab, 5.55%, 8/20/98.........      49,615
  25,000    AB Spintab, 5.53%, 12/2/98.........      24,409
  50,000    AB Spintab, 5.52%, 12/10/98........      48,758
  25,000    AB Spintab, 5.55%, 12/28/98........      24,306
  50,000    Banco Rio de la Plata S.A., 5.47%,
              12/7/98..........................      48,794
  48,500    Banco Rio de la Plata S.A., 5.46%,
              12/8/98..........................      47,323
  50,000    Norwest Corporation, 6.25%,
              7/1/98...........................      49,999
                                                 ----------
                                                    293,204
                                                 ----------

PRINCIPAL                                        AMORTIZED
 AMOUNT            SECURITY DESCRIPTION             COST
---------   -----------------------------------  ----------
COMMERCIAL PAPER, CONTINUED:
Brokerage Services (4.6%):
$ 50,000    Lehman Brothers Holdings, Inc.,
              5.52%, 7/15/98...................  $   49,892
  50,000    Lehman Brothers Holdings, Inc.,
              5.45%, 8/19/98...................      49,629
  50,000    Salomon Smith Barney Holdings,
              5.52%, 8/11/98...................      49,686
                                                 ----------
                                                    149,207
                                                 ----------
Construction (1.1%):
  34,000    Cemex, S.A. de CV, 5.42%,
              7/30/98..........................      33,852
                                                 ----------
Financial Services (8.8%):
  17,550    Ace Overseas Corp., 5.60%,
              7/10/98..........................      17,525
  32,000    Ace Overseas Corp., 5.62%,
              7/17/98..........................      31,920
  47,550    Corporate Receivables Corp., 5.55%,
              7/17/98..........................      47,433
  11,500    Old Line Funding Corp., 5.60%,
              7/14/98..........................      11,477
  39,450    Old Line Funding Corp., 5.60%,
              7/15/98..........................      39,364
  10,053    Old Line Funding Corp., 5.60%,
              7/16/98..........................      10,030
  38,766    Variable Funding Capital Corp.,
              5.57%, 8/18/98...................      38,478
  15,000    WCP Funding, Inc., 5.53%,
              7/07/98..........................      14,986
  25,000    WCP Funding, Inc., 5.50%,
              7/14/98..........................      24,950
  25,000    WCP Funding, Inc., 5.53%,
              7/23/98..........................      24,916
  25,000    WCP Funding, Inc., 5.53%,
              7/29/98..........................      24,892
                                                 ----------
                                                    285,971
                                                 ----------
Gas & Electric Utility (2.7%):
  53,897    Cogentrix of Richmond, 5.65%,
              7/23/98..........................      53,711
  13,000    Duke Capital Corp., 5.54%,
              7/02/98..........................      12,998
  21,000    Duke Capital Corp., 5.54%,
              7/16/98..........................      20,952
                                                 ----------
                                                     87,661
                                                 ----------
Industrial Goods & Services (0.5%):
  15,000    Akzo Nobel, Inc., 5.49%, 7/6/98....      14,989
                                                 ----------
Insurance (4.6%):
  68,100    Safeco Credit Co., 5.56%, 7/8/98...      68,026
  20,000    Safeco Credit Co., 5.54%,
              7/13/98..........................      19,963
  20,000    Safeco Credit Co., 5.55%,
              7/23/98..........................      19,932
  25,000    Safeco Credit Co., 5.55%, 8/3/98...      24,873
  15,350    Safeco Credit Co., 5.58%,
              9/21/98..........................      15,155
                                                 ----------
                                                    147,949
                                                 ----------
Office Equipment & Services (3.8%):
  37,000    Xerox Mexico SA de CV, 5.55%,
              7/6/98...........................      36,971
  49,500    Xerox Mexico SA de CV, 5.63%,
              7/29/98..........................      49,283
  36,500    Xerox Mexico SA de CV, 5.56%,
              8/5/98...........................      36,303
                                                 ----------
                                                    122,557
                                                 ----------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Prime Money Market Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                        AMORTIZED
 AMOUNT            SECURITY DESCRIPTION             COST
---------   -----------------------------------  ----------
COMMERCIAL PAPER, CONTINUED:
Oil & Gas Exploration (3.9%):
$ 50,000    Pemex Capital, Inc., 5.54%,
              8/20/98..........................  $   49,615
  16,000    Petroleo Brasileiro SA, 5.52%,
              8/26/98..........................      15,863
  30,000    Petroleo Brasileiro SA, 5.43%,
              9/29/98..........................      29,593
  30,000    Petroleo Brasileiro SA, 5.40%,
              11/30/98.........................      29,316
                                                 ----------
                                                    124,387
                                                 ----------
Real Estate (8.5%):
  46,385    75 State Street Capital Corp.,
              5.56%, 7/9/98....................      46,328
  55,801    75 State Street Capital Corp.,
              5.57%, 7/10/98...................      55,724
  24,654    75 State Street Capital Corp.,
              5.56%, 7/14/98...................      24,605
  31,302    75 State Street Capital Corp.,
              5.58%, 7/16/98...................      31,229
  18,500    Countrywide Home Loans, 5.55%,
              7/16/98..........................      18,457
  25,000    Countrywide Home Loans, 5.54%,
              8/12/98..........................      24,838
  40,000    Countrywide Home Loans, 5.54%,
              8/26/98..........................      39,655
  35,000    Countrywide Home Loans, 5.53%,
              9/2/98...........................      34,661
                                                 ----------
                                                    275,497
                                                 ----------
Retail (3.6%):
  25,000    Sotheby's, Inc., 5.55%, 7/1/98.....      25,000
  25,000    Sotheby's, Inc., 5.56%, 7/13/98....      24,954
  25,000    Sotheby's, Inc., 5.56%, 7/20/98....      24,927
  10,000    Sotheby's, Inc., 5.56%, 8/3/98.....       9,949
  15,000    Sotheby's, Inc., 5.55%, 8/14/98....      14,898
  15,000    Sotheby's, Inc., 5.58%, 8/21/98....      14,881
                                                 ----------
                                                    114,609
                                                 ----------
   Total Commercial Paper                         1,813,469
                                                 ----------
CORPORATE NOTES & BONDS (4.7%):
Banking (1.6%):
  25,000    Abbey National, 5.88%, 12/22/98....      24,994
  26,000    Abbey National, 5.72%, 6/11/99.....      25,981
                                                 ----------
                                                     50,975
                                                 ----------
Brokerage Services (1.6%):
  50,000    Bear Stearns Co., Inc., 5.63%,
              5/14/99*.........................      50,000
                                                 ----------
Computer Hardware (1.5%):
  50,000    IBM Credit Corp., 5.45%, 2/18/99...      49,962
                                                 ----------
   Total Corporate Notes & Bonds                    150,937
                                                 ----------
FUNDING AGREEMENTS (11.8%):
  50,000    Allstate Life Insurance Co., 5.82%,
              8/31/98*.........................      50,000
 160,000    General American Life Insurance
              Co., 5.85%, 12/21/98*............     160,000

PRINCIPAL                                        AMORTIZED
 AMOUNT            SECURITY DESCRIPTION             COST
---------   -----------------------------------  ----------
FUNDING AGREEMENTS, CONTINUED:
$ 60,000    Peoples Security Life Insurance
              Co., 5.82%, 10/1/98*.............  $   60,000
  60,000    Providian Life & Health Insurance
              Co., 5.82%, 11/1/98*.............      60,000
  50,000    Providian Life & Health Insurance
              Co., 5.76%, 2/12/99*.............      50,000
                                                 ----------
   Total Funding Agreements                         380,000
                                                 ----------
U.S. GOVERNMENT AGENCY SECURITIES (1.6%):
Student Loan Marketing Assoc. (1.6%):
  50,000    5.32%, 9/28/98*....................      50,000
                                                 ----------
   Total U.S. Government Agency Securities           50,000
                                                 ----------
YANKEE & EURODOLLAR (18.4%):
Banking (18.4%):
  15,000    Bank of Montreal, 5.81%, 11/9/98...      15,007
  50,000    Bank of Nova Scotia, 5.89%,
              12/15/98.........................      50,002
  25,000    Bayerische Landesbank, 5.81%,
              12/17/98.........................      24,992
  30,000    Bayerische Vereinsbank AG, 5.70%,
              10/6/98..........................      29,995
  25,000    Canadian Imperial Bank of Commerce,
              5.94%, 10/21/98..................      24,996
  25,000    Canadian Imperial Bank of Commerce,
              5.64%, 3/2/99....................      24,990
  25,000    Canadian Imperial Bank of Commerce,
              5.69%, 3/10/99...................      24,995
  15,000    Den Danske Bank, 5.72%, 11/30/98...      15,001
  30,000    Deutsche Bank A.G., 5.66%,
              3/26/99..........................      29,988
  25,000    Deutsche Bank A.G., 5.70%,
              6/7/99...........................      24,987
  25,000    National Australia Bank, 5.74%,
              10/13/98.........................      24,997
  27,000    National Westminster Bank, 5.71%,
              4/16/99..........................      26,991
  26,000    Societe Generale, 5.86%, 7/21/98...      25,998
  25,000    Societe Generale, 5.97%, 9/15/98...      24,998
  25,000    Societe Generale, 5.86%,
              11/18/98.........................      25,008
  25,000    Societe Generale, 5.88%,
              12/16/98.........................      24,997
  25,000    Societe Generale, 5.73%, 3/29/99...      24,991
  25,000    Swiss Bank Corp., 5.90%, 8/28/98...      24,998
  75,000    Swiss Bank Corp., 5.83%,
              12/16/98.........................      75,018
  25,000    Swiss Bank Corp., 5.64%, 2/26/99...      24,992
  25,000    Swiss Bank Corp., 5.81%, 4/29/99...      24,988
                                                 ----------
   Total Yankee & Eurodollar                        592,929
                                                 ----------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Prime Money Market Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                        AMORTIZED
 AMOUNT            SECURITY DESCRIPTION             COST
---------   -----------------------------------  ----------
 REPURCHASE AGREEMENTS (3.2%):
$102,434    Prudential Securities, 6.10%,
              7/1/98 (Collateralized by
              $101,841 various U.S. Government
              Securities, 0.00% - 7.25%,
              7/1/98 - 8/15/04, market value
              $104,484)........................  $  102,434
                                                 ----------
   Total Repurchase Agreements                      102,434
                                                 ----------
Total (Amortized Cost $3,209,757)(a)             $3,209,757
                                                 ==========

------------

Percentages indicated are based on net assets of $3,223,901.

(a) Cost and value for federal income tax and financial reporting purposes are the same.

 * Variable rate securities. The interest rate, which will change periodically, is based upon an index of market rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect at June 30, 1998.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Municipal Money Market Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                        AMORTIZED
 AMOUNT            SECURITY DESCRIPTION            COST
---------   -----------------------------------  ---------
DAILY DEMAND NOTES (9.4%):
Alabama (0.8%):
 $ 1,300    Phenix City, IDR for Mead, AMT,
              4.05%, 3/1/31, LOC:..............  $  1,300
            Bayerische Landesbank*
   3,600    Phenix City, IDR for Mead, Series
              93-A, AMT, 4.05%, 6/1/28, LOC:
              Toronto Domimion Bank*...........     3,600
                                                 --------
                                                    4,900
                                                 --------
Idaho (1.3%):
   7,915    Health Facility Authority Revenue,
              St. Lukes Regional Medical Center
              Project, 3.75%, 5/1/22, LOC:
              Bayerische Landesbank*...........     7,915
                                                 --------
Kentucky (1.7%):
   5,200    Lexington Fayette Urban County
              Airport Revenue, AMT, 4.10%,
              4/01/24, LOC: Credit Local De
              France*..........................     5,200
   4,900    Lexington Fayette Urban County
              Airport Revenue, 4.10%, 7/1/28,
              MBIA*............................     4,900
                                                 --------
                                                   10,100
                                                 --------
Michigan (0.4%):
   2,500    State Strategic Fund, Detroit
              Edison Project, 3.80%, 9/1/30,
              LOC: Barclay's Bank Plc*.........     2,500
                                                 --------
New York (0.1%):
     500    New York, GO, Series B, 4.10%,
              10/1/21, FGIC*...................       500
                                                 --------
North Carolina (3.6%):
  21,100    Person County Industrial and
              Pollution Control Revenue, AMT,
              3.95%, 11/1/16, LOC: SunTrust
              Bank*............................    21,100
                                                 --------
Ohio (0.0%):
     200    State Air Quality Development
              Authority, Cincinnati Gas &
              Electric, 3.80%, 12/1/15, LOC:
              J.P. Morgan*.....................       200
                                                 --------
Texas (1.3%):
   3,300    Brazos River Authority, PCR, Texas
              Utilities Electric Co. Project,
              AMT, 3.90%, 6/1/30, AMBAC*.......     3,300
   4,475    Sabine River Authority, PCR, Texas
              Utilities Electric Co. Project,
              Series C, 3.90%, 6/1/30, LOC:
              Union Bank of Switzerland*.......     4,475
                                                 --------
                                                    7,775
                                                 --------

PRINCIPAL                                        AMORTIZED
 AMOUNT            SECURITY DESCRIPTION            COST
---------   -----------------------------------  ---------
DAILY DEMAND NOTES, CONTINUED:
Washington (0.1%):
 $   800    Health Care Facilities, Fred
              Hutchinson, Series A, 3.75%,
              1/1/18, LOC: Morgan Guaranty*....  $    800
                                                 --------
Wyoming (0.1%):
     800    Sublette County, PCR, Series B,
              3.80%, 7/1/17, GTY: Exxon*.......       800
                                                 --------
  Total Daily Demand Notes                         56,590
                                                 --------
MONTHLY DEMAND NOTES (2.5%):
Indiana (2.5%):
  14,800    Gary Environmental Improvement
              Revenue, U.S. Steel Corp.
              Project, 3.70%, 7/15/02, LOC:
              Bank of Nova Scotia*.............    14,800
                                                 --------
  Total Monthly Demand Notes                       14,800
                                                 --------
MUNICIPAL NOTES (10.4%):
California (1.7%):
  10,000    Los Angeles County Tax & Revenue
              Anticipation Notes Series A,
              4.50%, 6/30/99...................    10,080
                                                 --------
Colorado (0.8%):
   5,000    State Of Colorado Transportation,
              4.00, 6/25/99....................     5,020
                                                 --------
Kentucky (1.2%):
   7,000    Asset Liability Commission General
              Fund, Trans 98-A, 4.50%,
              6/25/99..........................     7,061
                                                 --------
Ohio (1.0%):
   5,900    Dublin Transportation System, GO,
              3.62%, 12/17/98..................     5,902
                                                 --------
Oregon (1.0%):
   6,000    State Housing And Community
              Services, 3.75%, 5/13/99.........     6,000
                                                 --------
Pennsylvania (0.8%):
   5,000    Pennsylvania State University,
              Series A, 4.50%, 3/30/99.........     5,034
                                                 --------
Tennessee (0.8%):
   5,000    State Local Development Authority,
              4.00%, 5/19/99...................     5,013
                                                 --------
Texas (0.6%):
   3,500    State Tax & Revenue Anticipation
              Notes, Series 97A, 4.75%,
              8/31/98..........................     3,505
                                                 --------
Wisconsin (2.5%):
  15,000    State Operating Notes, 4.50%,
              6/15/99..........................    15,132
                                                 --------
  Total Municipal Notes                            62,747
                                                 --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Municipal Money Market Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                        AMORTIZED
 AMOUNT            SECURITY DESCRIPTION            COST
---------   -----------------------------------  ---------
PUT BONDS (2.9%):
Arizona (1.5%):
 $ 9,000    Cochise County, PCR, Arizona
              Electric Power Corp., Series A,
              AMT, 3.55%, 9/1/24...............  $  9,000
                                                 --------
Florida (1.0%):
   6,000    Putnam County Development
              Authority, Seminole Electric Co.,
              3.65%, 12/15/09..................     6,000
                                                 --------
North Dakota (0.4%):
   2,600    Mercer County, Solid Waste Disposal
              Revenue, National Rural Utility
              Power Project, Series U, 3.80%,
              12/1/18..........................     2,600
                                                 --------
  Total Put Bonds                                  17,600
                                                 --------
TAX FREE COMMERCIAL PAPER (18.2%):
Alabama (2.4%):
   1,500    Phenix IDR, Mead Paper, AMT, 3.77%,
              7/7/98, LOC: ABN AMRO*...........     1,500
   2,000    Phenix IDR, Mead Paper, AMT, 3.70%.
              7/15/98, LOC: ABN AMRO*..........     2,000
   5,600    Phenix IDR, Mead Paper, AMT, 3.45%,
              7/31/98, LOC: ABN AMRO*..........     5,600
   3,000    Phenix IDR, Mead Paper, AMT, 3.65%,
              8/18/98, LOC: ABN AMRO*..........     3,000
   2,400    Phenix IDR, Mead Paper, AMT, 3.80%,
              8/24/98, LOC: ABN AMRO*..........     2,400
                                                 --------
                                                   14,500
                                                 --------
Arizona (1.5%):
   4,000    Mesa Municipal Development Corp.,
              3.45%, 7/8/98, LOC: Westdeutsche
              Landesbank*......................     4,000
   4,770    Mesa Municipal Development Corp.,
              3.55%, 7/14/98, LOC: Westdeutsche
              Landesbank*......................     4,770
                                                 --------
                                                    8,770
                                                 --------
Colorado (1.3%):
   1,400    Platte River Electric Revenue,
              3.45%, 7/6/98, LOC: J.P.
              Morgan*..........................     1,400
   2,000    Platte River Electric Revenue,
              3.40%, 7/6/98, LOC: J.P.
              Morgan*..........................     2,000
   4,400    Platte River Electric Revenue,
              3.60%, 8/13/98, LOC: J.P.
              Morgan*..........................     4,400
                                                 --------
                                                    7,800
                                                 --------
Minnesota (0.4%):
   1,000    Rochester Healthcare Facility
              Revenue, 3.65%, 7/13/98..........     1,000
   1,700    Rochester Healthcare Facility
              Revenue, 3.45%, 7/13/98..........     1,700
                                                 --------
                                                    2,700
                                                 --------

PRINCIPAL                                        AMORTIZED
 AMOUNT            SECURITY DESCRIPTION            COST
---------   -----------------------------------  ---------
TAX FREE COMMERCIAL PAPER, CONTINUED:
Missouri (0.4%):
 $ 2,500    State Environmental Authority,
              Union Electric Co., 3.63%,
              7/10/98, LOC: Union Bank of
              Switzerland......................  $  2,500
                                                 --------
North Carolina (1.4%):
   8,300    Eastern Municipal Power, 3.40%,
              7/21/98, LOC: Canadian Imperial
              Bank of Commerce.................     8,300
                                                 --------
Pennsylvania (0.8%):
   1,500    Delaware County, Philadelphia
              Electric Co., 3.45%, 9/3/98,
              FGIC.............................     1,500
   3,300    Delaware County, Philadelphia
              Electric Co., 3.40%, 9/3/98,
              FGIC.............................     3,300
                                                 --------
                                                    4,800
                                                 --------
Texas (7.3%):
  20,000    Brazos River Authority, Texas
              Utilities Co., 3.50%, 8/7/98,
              LOC: Canadian Imperial Bank of
              Commerce:........................    20,000
   5,000    Brazos River Utilities, Texas
              Utilities Co., 3.55%, 9/8/98,
              LOC: Canadian Imperial Bank of
              Commerce.........................     5,000
  10,000    Public Finance Authority, 3.40%,
              9/9/98, LOC: Union Bank of
              Switzerland......................    10,000
   5,000    Public Finance Authority, GO,
              Series 93A, 3.65%, 9/9/98, LOC:
              Union Bank of Switzerland........     5,000
   3,400    Texas A&M, 3.40%, 7/9/98, LOC:
              Union Bank of Switzerland........     3,400
                                                 --------
                                                   43,400
                                                 --------
West Virginia (0.7%):
   4,500    State Public Authority Energy
              Revenue, Morgantown Assoc.
              Project, AMT, 3.65%, 7/17/98,
              LOC: Swiss Bank*.................     4,500
                                                 --------
Wisconsin (0.8%):
   5,015    GO Series 97, 3.60%, 8/18/98.......     5,015
                                                 --------
Wyoming (1.2%):
   2,000    Gillette Pollution Control Revenue,
              AMT, 3.65%, 8/6/98, LOC: ABN
              AMBRO*...........................     2,000
   5,400    Sweetwater County, PCR, Series
              88-A, 3.65%, 7/1/98, LOC: Union
              Bank of Switzerland*.............     5,400
                                                 --------
                                                    7,400
                                                 --------
  Total Tax Free Commercial Paper                 109,685
                                                 --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Municipal Money Market Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                        AMORTIZED
 AMOUNT            SECURITY DESCRIPTION            COST
---------   -----------------------------------  ---------
WEEKLY DEMAND NOTES (58.4%):
Arkansas (1.8%):
 $ 8,100    Clark County, Solid Waste Disposal
              Revenue, Reynolds Metals Co.
              Project, AMT, 3.65%, 8/1/22, LOC:
              SunTrust Bank*...................  $  8,100
   2,900    Clark County, Solid Waste Disposal
              Revenue, AMT, 3.65%, 8/1/22, LOC:
              SunTrust Bank*...................     2,900
                                                 --------
                                                   11,000
                                                 --------
Colorado (3.7%):
   2,900    Housing Finance Authority, Pool I,
              Series B, Coventry Village,
              3.55%, 10/15/16, FNMA*...........     2,900
   5,600    Student Obligation Bond Authority,
              AMT, 3.50%, 7/1/20, SLMA*........     5,600
  13,900    Student Obligation Bond Authority,
              Series 90-A, AMT, 3.50%, 9/1/24,
              SLMA*............................    13,900
                                                 --------
                                                   22,400
                                                 --------
District of Columbia (1.6%):
   9,705    Metro Washington D.C. Airports
              Authority Trust Receipts, 3.75%,
              10/1/16, LIQ: Societe General*...     9,705
                                                 --------
Georgia (2.8%):
  13,000    De Kalb Private Hospital Authority
              Revenue, Egleston Children's
              Hospital, Series A, 3.45%,
              3/1/24, LOC: SunTrust Bank*......    13,000
   3,735    Gwinnett County Housing Authority,
              Herrington Woods Apts., Series
              96A, AMT, 3.65%, 9/15/26, LOC:
              KeyBank*.........................     3,735
                                                 --------
                                                   16,735
                                                 --------
Illinois (9.2%):
  11,100    Chicago O'Hare International
              Airport Revenue, Second Lien,
              Series B, AMT, 3.65%, 1/1/18,
              LOC: Societe Generale*...........    11,100
  10,000    Chicago School Board Of Education,
              Series 3, 3.70%, 12/1/27,
              AMBAC*...........................    10,000
   5,200    Development Finance Authority
              Revenue, Aurora Central Catholic
              High School, 3.55%, 4/1/24, LOC:
              Northern Trust...................     5,200
   3,700    Development Finance Authority
              Revenue, Presbyterian Home Lake
              Forrest Place Project, 3.55%,
              9/1/31, LOC: LaSalle National
              Bank*............................     3,700

PRINCIPAL                                        AMORTIZED
 AMOUNT            SECURITY DESCRIPTION            COST
---------   -----------------------------------  ---------
WEEKLY DEMAND NOTES, CONTINUED:
Illinois, continued:
 $ 4,500    Development Finance Authority
              Revenue, Roosevelt University
              Project, 3.55%, 4/1/25, LOC:
              American National Bank*..........  $  4,500
   5,800    Development Finance Authority
              Revenue, Special Facility, Little
              City Foundation, 3.55%, 2/1/19,
              LOC: LaSalle National Bank*......     5,800
   1,620    Development Finance Authority
              Revenue, St. Paul's House
              Project, 3.55%, 2/1/25, LOC:
              LaSalle National Bank*...........     1,620
   3,000    Health Facility Authority Revenue,
              Washington & Jane Smith Home,
              3.55%, 7/1/26, LOC: Comerica
              Bank*............................     3,000
   7,640    Jacksonville Industrial Project
              Revenue, AGI, Inc. Project, AMT,
              3.80%, 2/1/26, LOC: Bank of
              America*.........................     7,640
   1,100    Lombard IDR, Chicago Roll Co.
              Project, 3.90%, 2/1/10, LOC:
              American National Bank*..........     1,100
   2,000    Orland Hills, Multi Family Mortgage
              Revenue, 88th Avenue Project,
              3.55%, 12/1/04, LOC: LaSalle
              National Bank*...................     2,000
                                                 --------
                                                   55,660
                                                 --------
Indiana (8.7%):
  14,600    Health Facility Financing
              Authority, Rehabilitation
              Hospital, Inc., 3.50%, 11/1/20,
              LOC: National Bank of Detroit*...    14,600
   5,600    Indianapolis Economic Development
              Revenue, Children's Museum
              Project, 3.55%, 10/1/25, LOC:
              National Bank of Detroit*........     5,600
   3,300    Jasper Economic Development
              Revenue, Best Chairs, Inc.
              Project, AMT, 3.75%, 3/1/19, LOC:
              PNC Bank*........................     3,300
  16,200    Rockport, PCR, Indiana & Michigan
              Electric Co., Series A, 3.65%,
              8/1/14, LOC: Swiss Bank*.........    16,200
  13,000    State Educational Authority
              Revenue, Wesleyan University,
              3.50%, 6/1/28, LOC: National Bank
              of Detroit*......................    13,000
                                                 --------
                                                   52,700
                                                 --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Municipal Money Market Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                        AMORTIZED
 AMOUNT            SECURITY DESCRIPTION            COST
---------   -----------------------------------  ---------
WEEKLY DEMAND NOTES, CONTINUED
Kentucky (0.6%):
 $ 3,500    Mayfield, League of Cities Lease
              Finance Program 96, 3.70%,
              7/1/26, LOC: PNC Bank*...........  $  3,500
                                                 --------
Michigan (7.8%):
  20,500    Higher Education Student Loan,
              Series B, AMT, 3.55%, 10/1/13,
              AMBAC*...........................    20,500
  10,000    Kent Hospital Authority Revenue,
              Spectrum Health, Series B, 3.45%,
              1/15/26, MBIA*...................    10,000
   1,000    State Job Authority Revenue, 3.50%,
              8/1/15, LOC: Rabo Bank*..........     1,000
   1,560    State Strategic Fund, Limited
              Obligation, Wayne Disposal
              Oakland Project, AMT, 3.70%,
              3/1/05, LOC: Credit Suisse-First
              Boston*..........................     1,560
  13,940    Wayne County Airport Revenue
              (Detroit Airport), Series B, AMT,
              3.50%, 12/1/16, LOC: Bayerische
              Landesbank*......................    13,940
                                                 --------
                                                   47,000
                                                 --------
New York (1.7%):
  10,000    Long Island Power Authority,
              Electric System Revenue, Series
              1, 3.50%, 5/1/33, LOC:
              Westdeutsche and Bayerische
              Landesbank*......................    10,000
                                                 --------
North Carolina (0.8%):
   5,000    Mecklenburg County, Series C,
              3.50%, 2/1/17, LOC: First Union
              National Bank*...................     5,000
                                                 --------
Ohio (6.8%):
   8,600    Butler County Multi-Family Revenue,
              3.50%, 11/15/30, FNMA*...........     8,600
   8,800    State Air Quality Development
              Authority Revenue, JMG Funding
              Ltd. Partnership, Series A, AMT,
              3.60%, 4/1/28, LOC: Societe
              Generale*........................     8,800
   3,700    State Air Quality Development
              Authority, JMG Funding Ltd.
              Partnership, AMT, 3.60%, 4/1/29,
              LOC: Societe Generale*...........     3,700
  20,000    Student Loan Funding Corp.,
              Cincinnati, Series 98-A2, AMT,
              3.60%, 8/1/10, LOC: Bank of
              America*.........................    20,000
                                                 --------
                                                   41,100
                                                 --------

PRINCIPAL                                        AMORTIZED
 AMOUNT            SECURITY DESCRIPTION            COST
---------   -----------------------------------  ---------
WEEKLY DEMAND NOTES, CONTINUED:
Pennsylvania (2.3%):
 $ 2,500    Philadelphia Redevelopment
              Authority Revenue, 3.65%,
              12/1/03, LOC: PNC Bank*..........  $  2,500
   6,300    State Economic Development Finance
              Authority Revenue, Series 98D,
              3.75%, 6/1/10 LOC: PNC Bank*.....     6,300
   4,800    State Higher Education Authority
              Revenue, 3.50%, 3/1/26 LOC: First
              Union National Bank*.............     4,800
                                                 --------
                                                   13,600
                                                 --------
South Carolina (0.3%):
   1,700    Cherokee County, Industrial
              Revenue, Oshkosh Truck Corp.
              Project, AMT, 3.80%, 8/1/19, LOC:
              Bank of Nova Scotia*.............     1,700
                                                 --------
Tennessee (2.4%):
  10,500    Montgomery County Public Building,
              3.60%, 7/1/19, LOC:
              NationsBank*.....................    10,500
   3,800    Oak Ridge Industrial Development
              Board, Economic Development
              Revenue, Limited Obligation,
              3.60%, 5/1/09, LOC: ABN AMRO*....     3,800
                                                 --------
                                                   14,300
                                                 --------
Texas (6.8%):
  14,100    Capital Health Facilities
              Development Corp., Island on Lake
              Travis Ltd. Project, AMT, 3.55%,
              12/1/16, LOC: Credit Suisse-First
              Boston*..........................    14,100
  17,800    Panhandle Plains Higher Education
              Inc., Student Loan Revenue,
              Series A, AMT, 3.50% 6/1/21,
              SLMA*............................    17,800
   9,400    Panhandle Plains Higher Education
              Inc., Student Loan Revenue,
              Series A, AMT, 3.50%, 6/1/23,
              SLMA*............................     9,400
                                                 --------
                                                   41,300
                                                 --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Municipal Money Market Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                        AMORTIZED
 AMOUNT            SECURITY DESCRIPTION            COST
---------   -----------------------------------  ---------
WEEKLY DEMAND NOTES, CONTINUED:
West Virginia (1.1%):
 $ 2,300    Marion County Community Solid Waste
              Disposal Facility Revenue, Grant
              Town, AMT, 3.65%, 10/1/17, LOC:
              National Westminister*...........  $  2,300
   4,500    Marion County Community Solid Waste
              Disposal Facility Revenue, Grant
              Town, AMT, 3.50%, 10/1/17, LOC:
              National Westminister*...........     4,500
                                                 --------
                                                    6,800
                                                 --------
  Total Weekly Demand Notes                       352,500
                                                 --------
Total (Amortized Cost $613,922) (a)              $613,922
                                                 ========

------------
Percentages indicated are based on net assets of $602,936.

(a) Cost and value for federal income tax and financial reporting purposes are the same.

 * Variable rate securities having liquidity agreements. The interest rate, which will change periodically, is based upon an index of market rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect at June 30, 1998.

AMBAC  Insured by AMBAC Indemnity Corp.
AMT    Alternative Minimum Tax Paper
FGIC   Insured by Financial Guaranty Insurance Corp.
FSA    Insured by Financial Security Assurance
GO     General Obligation
GTY    Guaranty
FNMA   Federal National Mortgage Association
IDR    Industrial Development Revenue
LIQ    Liquidity Agreement
LOC    Letter of Credit
MBIA   Insured by Municipal Bond Insurance Association
PCR    Pollution Control Revenue
SLMA   Student Loan Marketing Association

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Ohio Municipal Money Market Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                        AMORTIZED
 AMOUNT            SECURITY DESCRIPTION            COST
---------   -----------------------------------  ---------
ANTICIPATION NOTES (13.0%):
Ohio (13.0%):
 $2,200     Butler County, GO, BAN, 4.10%,
              7/8/99...........................  $  2,208
  2,000     Butler County, Sewer System, GO,
              BAN, 4.29%, 8/6/98...............     2,001
  3,000     Dublin Transportation System,
              Series A, GO, 3.62%, 12/17/98....     3,001
  1,000     Lucas County Metro Sewer & Water,
              GO, 4.11%, 10/21/98..............     1,001
  1,000     Ontario Village Board, GO, BAN,
              4.20%, 12/23/98..................     1,002
  1,500     Pickerington School District, GO,
              BAN, 4.07%, 8/3/98...............     1,501
  1,100     Union County, GO, Colt Waterline
              Construction, Series B, 4.01%,
              6/17/99..........................     1,103
  3,250     University of Cincinnati, General
              Receipts, BAN, Series AJ, 3.80%,
              3/1/99...........................     3,254
                                                 --------
  Total Anticipation Notes                         15,071
                                                 --------
DAILY DEMAND NOTES (12.4%):
Ohio (12.4%):
    400     Paulding, Solid Waste, Lafarge
              Corp., 4.00%, 8/1/26, LOC: Royal
              Bank of Canada*..................       400
  4,200     State Air Quality Development
              Authority, Cincinnati Gas &
              Electric, 3.80%, 12/1/15, LOC:
              J.P. Morgan*.....................     4,200
    300     State Air Quality Development
              Authority, Cincinnati Gas &
              Electric, Series A, 3.80%,
              12/1/15, LOC: Union Bank of
              Switzerland*.....................       300
  2,400     State Air Quality Development
              Authority, Cincinnati Gas &
              Electric, Series A, 3.70%,
              9/1/30, LOC: ABN AMRO Bank*......     2,400
  4,400     State PCR, British Petroleum,
              4.00%, 5/1/22*...................     4,400
  2,700     Twinsburg, IDR, United Stationers
              Project, 3.95%, 12/1/11, LOC: PNC
              Bank*............................     2,700
                                                 --------
  Total Daily Demand Notes                         14,400
                                                 --------
MONTHLY DEMAND NOTES (4.2%):
Ohio (4.2%):
  4,900     Housing Finance Agency, Kenwood
              Retirement Project, 3.75%,
              12/1/15, LOC: Morgan Guaranty*...     4,900
                                                 --------
  Total Monthly Demand Notes                        4,900
                                                 --------

PRINCIPAL                                        AMORTIZED
 AMOUNT            SECURITY DESCRIPTION            COST
---------   -----------------------------------  ---------
MUNICIPAL BONDS (2.9%):
Ohio (2.9%):
 $2,570     Hamilton County, Sewer Revenue,
              Series A, 4.50%, 12/1/98, FGIC...  $  2,579
    830     State Infrastructure, GO, Series R,
              4.00%, 8/1/98....................       830
                                                 --------
  Total Municipal Bonds                             3,409
                                                 --------
TAX FREE COMMERCIAL PAPER (7.1%):
Ohio (7.1%):
  1,500     State Air Quality Development
              Authority, Cleveland Electric
              Illuminating Co., Series B,
              3.75%, 7/9/98, FGIC..............     1,500
  2,500     State Air Quality Development
              Authority, Cleveland Electric
              Illuminating Co., Series B,
              3.60%, 9/10/98, FGIC.............     2,500
  2,500     State Air Quality Development
              Authority, Cleveland Electric
              Illuminating Co., Series B,
              3.60%, 7/10/98, FGIC.............     2,500
    300     Toledo-Lucas County, CSX
              Transportation, 3.65%, 9/15/98,
              LOC: Bank of Nova Scotia.........       300
  1,500     Toledo-Lucas County, CSX
              Transportation, 3.60%, 9/15/98,
              LOC: Bank of Nova Scotia.........     1,500
                                                 --------
  Total Tax Free Commercial Paper                   8,300
                                                 --------
WEEKLY DEMAND NOTES (62.1%):
Ohio (62.1%):
  5,600     Butler County, Meadow Ridge
              Apartments, AMT, 3.50%, 11/15/30,
              FNMA*............................     5,600
  4,000     Cleveland Airport System, Series D,
              Airport Revenue, AMT, 3.60%,
              1/1/27, LOC: Toronto Dominion
              Bank*............................     4,000
  6,000     Clinton County, Hospital Revenue,
              3.65%, 6/1/28, LOC: Fifth Third
              Bank*............................     6,000
  2,000     Cuyahoga County, Hospital Revenue,
              Cleveland Clinic Foundation,
              Series A, 3.50%, 1/1/26, LOC:
              Morgan Guaranty*.................     2,000
    300     Cuyahoga County, IDR, Allen Group,
              Inc., 3.50%, 4/1/12, LOC:
              Dresdner Bank AG*................       300
  3,500     Franklin County, Hospital Revenue,
              Holy Cross Health Systems, 3.45%,
              6/1/16, LIQ: Morgan Guaranty*....     3,500
  1,500     Franklin County, Hospital Revenue,
              Lutheran City, Inc. Project,
              3.55%, 5/1/15, LOC: National Bank
              of Detroit*......................     1,500

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Ohio Municipal Money Market Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                        AMORTIZED
 AMOUNT            SECURITY DESCRIPTION            COST
---------   -----------------------------------  ---------
WEEKLY DEMAND NOTES, CONTINUED:
Ohio, continued:
 $1,300     Franklin County, Inland Products,
              Inc., 3.75%, 6/1/04, LOC: PNC
              Bank*............................  $  1,300
  2,000     Geauga County, IDR, General Signal
              Corp., 3.65%, 4/1/04, LOC:
              Wachovia Bank*...................     2,000
  2,000     Hamilton County, Hospital
              Facilities Revenue, Bethesda
              Hospital, 3.40%, 2/15/24, LOC:
              Rabobank Nederland*..............     2,000
  1,500     Hamilton County, Hospital
              Facilities Revenue, Children's
              Hospital Medical Center, 3.60%,
              5/15/17, LOC: PNC Bank*..........     1,500
  5,125     Hamilton County, Hospital
              Facilities Revenue, Health
              Alliance of Cincinnati, Series B,
              3.55%, 1/1/18, MBIA*.............     5,125
  1,000     Hamilton County, Hospital
              Facilities Revenue, Health
              Alliance, Series F, 3.55%,
              1/1/18, MBIA*....................     1,000
  3,000     Housing Finance Agency, Spring
              Valley Apartments, 3.65%,
              12/15/29, LOC: Key Bank*.........     3,000
  6,050     Ohio State University, General
              Receipts, 3.40%, 12/1/17*........     6,050
    560     Ohio State University, General
              Receipts, Series B, 3.45%,
              12/1/06, SBPA: National
              Westminister Bank*...............       560
  1,000     Ross County, Ohio Hospital
              Facilities, Medical Center
              Project, 3.55%, 12/1/20, LOC:
              Fifth Third Bank*................     1,000
  3,600     State Air Quality Development
              Authority, JMG Funding Ltd.
              Partnership, AMT, 3.60%, 4/1/29,
              LOC: Societe Generale*...........     3,600

PRINCIPAL                                        AMORTIZED
 AMOUNT            SECURITY DESCRIPTION            COST
---------   -----------------------------------  ---------
WEEKLY DEMAND NOTES, CONTINUED:
Ohio, continued:
 $2,100     State Air Quality Development
              Authority, JMG Funding Ltd.
              Partnership, Series A, AMT,
              3.60%, 4/1/28, LOC: Societe
              Generale*........................  $  2,100
  1,700     State Air Quality Development
              Revenue Bond, Timken Co. Project,
              AMT, 3.60%, 6/1/01, LOC: Credit
              Suisse-First Boston*.............     1,700
  1,300     State Higher Educational
              Facilities, Oberlin College,
              3.40%, 10/1/15, SBPA: Morgan
              Guaranty*........................     1,300
  7,000     State Solid Waste Disposal Revenue,
              USG Corp. Project, 3.60%, 8/1/32,
              LOC: Chase Mahattan Bank*........     7,000
  2,000     State Water Development Authority,
              Cleveland Electric, Series B,
              3.25%, 8/1/20, LOC: First
              National Bank of Chicago*........     2,000
  4,000     State Water Development Authority,
              Timken Co. Project, 3.60%,
              6/1/01, LOC: Wachovia Bank*......     4,000
  2,000     Student Loan Funding Corp., Series
              1983-A, 4.40%, 12/29/98, LOC:
              Bank of America*.................     2,000
  2,100     Wooster, IDR, Allen Group, Inc.,
              3.65%, 12/1/10, LOC: National
              Bank of Detroit*.................     2,100
                                                 --------
  Total Weekly Demand Notes                         72,235
                                                 --------
Total (Amortized Cost $118,315)(a)               $118,315
                                                 ========

------------

Percentages indicated are based on net assets of $116,324.

(a) Cost and value for federal income tax and financial reporting purposes are the same.

 * Variable rate securities having liquidity agreements. The interest rate, which will change periodically, is based an index of market rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect at June 30, 1998.

AMT   Alternative Minimum Tax Paper
BAN   Bond Anticipation Notes
FGIC  Insured by Financial Guaranty Insurance Corp.
FNMA  Insured by Federal National Mortgage Association
GO    General Obligation
IDR   Industrial Development Revenue
LIQ   Liquidity Agreement
LOC   Letter of Credit
MBIA  Insured by Municipal Bond Insurance Association
PCR   Pollution Control Revenue
SBPA  Stand by Bond Purchase Agreement

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF ASSETS AND LIABILITIES                               JUNE 30, 1998
(Amounts in Thousands, except per share amounts)

                                                U.S. TREASURY                                     OHIO
                                                 SECURITIES                     MUNICIPAL      MUNICIPAL
                                                MONEY MARKET    PRIME MONEY    MONEY MARKET   MONEY MARKET
                                                    FUND        MARKET FUND        FUND           FUND
                                                -------------   ------------   ------------   ------------
ASSETS:
Investments, at amortized cost................   $  756,587      $3,107,323      $613,922       $118,315
Repurchase agreements, at cost................    3,392,616         102,434            --             --
                                                 ----------      ----------      --------       --------
Total.........................................    4,149,203       3,209,757       613,922        118,315
Cash..........................................           --               1         4,548             --
Interest receivable...........................       11,892          30,105         2,781            576
Receivable from brokers for investments
  sold........................................           --              --        20,790             --
Prepaid expenses and other assets.............           60              18             3              1
                                                 ----------      ----------      --------       --------
TOTAL ASSETS..................................    4,161,155       3,239,881       642,044        118,892
                                                 ----------      ----------      --------       --------
LIABILITIES:
Cash overdraft................................           --              --            --              2
Dividends payable.............................       15,780          13,774         1,562            304
Payable to brokers for investments
  purchased...................................           --              --        37,293          2,209
Payable for return of collateral received for
  securities on loan..........................      255,663              --            --             --
Accrued expenses and other payables:
    Investment advisory fees..................        1,008             842           126             24
    Administration fees.......................          466             416            78              9
    12b-1 fees................................          180             126            22              8
    Other.....................................          918             822            27             12
                                                 ----------      ----------      --------       --------
TOTAL LIABILITIES.............................      274,015          15,980        39,108          2,568
                                                 ----------      ----------      --------       --------
NET ASSETS:
Capital.......................................    3,886,907       3,223,805       603,068        116,407
Undistributed (distributions in excess of) net
  investment income...........................          193               7          (130)           (75)
Accumulated undistributed net realized gains
  (losses) from investment transactions.......           40              89            (2)            (8)
                                                 ----------      ----------      --------       --------
NET ASSETS....................................   $3,887,140      $3,223,901      $602,936       $116,324
                                                 ==========      ==========      ========       ========
NET ASSETS:
    Fiduciary.................................   $3,025,608      $2,616,698      $498,127       $ 77,224
    Class A...................................      861,350         605,291       104,809         39,100
    Class B...................................          181           1,912            --             --
    Class C...................................            1              --            --             --
                                                 ----------      ----------      --------       --------
Total.........................................   $3,887,140      $3,223,901      $602,936       $116,324
                                                 ==========      ==========      ========       ========
OUTSTANDING UNITS OF BENEFICIAL INTEREST:
    Fiduciary.................................    3,025,409       2,616,620       498,245         77,260
    Class A...................................      861,313         605,275       104,821         39,122
    Class B...................................          181           1,912            --             --
    Class C...................................            1              --            --             --
                                                 ----------      ----------      --------       --------
Total.........................................    3,886,904       3,223,807       603,066        116,382
                                                 ==========      ==========      ========       ========
Net asset value--offering and redemption price
  per share (Fiduciary, Class A, Class B, and
  Class C shares).............................        $1.00           $1.00         $1.00          $1.00
                                                 ==========      ==========      ========       ========

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF OPERATIONS                        FOR THE YEAR ENDED JUNE 30, 1998
(Amounts in Thousands)

                                            U.S. TREASURY                                       OHIO
                                             SECURITIES                       MUNICIPAL       MUNICIPAL
                                            MONEY MARKET     PRIME MONEY    MONEY MARKET    MONEY MARKET
                                                FUND         MARKET FUND        FUND            FUND
                                            -------------   -------------   -------------   -------------
INVESTMENT INCOME:
Interest income...........................    $184,497        $189,463         $21,708         $3,737
Dividend income...........................          --              --             165             80
Income from securities lending............         150              --              --             --
                                              --------        --------         -------         ------
Total Income..............................     184,647         189,463          21,873          3,817
                                              --------        --------         -------         ------
EXPENSES:
Investment advisory fees..................      11,575          11,482           2,087            313
Administration fees.......................       5,416           5,374             977            171
12b-1 fees (Class A)......................       1,955           1,399             258             97
12b-1 fees (Class B)......................           1              10              --             --
Custodian and accounting fees.............         355             292              51             12
Legal and audit fees......................         176             148              22              6
Organization costs........................          --              --              --              1
Trustees' fees and expenses...............         104              92              11              1
Transfer agent fees.......................         638             391              33             22
Registration and filing fees..............         881             721             105             17
Printing costs............................         342             299              34              4
Other.....................................         381             151              13              2
                                              --------        --------         -------         ------
Total expense before waivers..............      21,824          20,359           3,591            646
Less waivers..............................      (2,892)         (2,237)           (677)          (136)
                                              --------        --------         -------         ------
Net Expenses..............................      18,932          18,122           2,914            510
                                              --------        --------         -------         ------
Net Investment Income.....................     165,715         171,341          18,959          3,307
                                              --------        --------         -------         ------
REALIZED GAINS (LOSSES) FROM INVESTMENT
  TRANSACTIONS:
Net realized gains (losses) from
  investment transactions.................          40              89              11              8
                                              --------        --------         -------         ------
Net increase in net assets resulting from
  operations..............................    $165,755        $171,430         $18,970         $3,315
                                              ========        ========         =======         ======

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS
(Amounts in Thousands)

                                                 U.S. TREASURY SECURITIES               PRIME
                                                    MONEY MARKET FUND             MONEY MARKET FUND
                                                --------------------------    --------------------------
                                                   YEAR           YEAR           YEAR           YEAR
                                                   ENDED          ENDED          ENDED          ENDED
                                                 JUNE 30,       JUNE 30,       JUNE 30,       JUNE 30,
                                                   1998           1997           1998           1997
                                                -----------    -----------    -----------    -----------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
     Net investment income....................  $   165,715    $   121,830    $   171,341    $   140,355
     Net realized gains (losses) from
       investment transactions................           40            190             89             27
                                                -----------    -----------    -----------    -----------
Change in net assets resulting from
  operations..................................      165,755        122,020        171,430        140,382
                                                -----------    -----------    -----------    -----------
DISTRIBUTIONS TO FIDUCIARY SHAREHOLDERS:
     From net investment income...............     (129,665)      (105,790)      (144,494)      (124,100)
     From net realized gains from investment
       transactions...........................           --             (5)            --             --
DISTRIBUTIONS TO CLASS A SHAREHOLDERS:
     From net investment income...............      (36,044)       (16,039)       (26,806)       (16,246)
DISTRIBUTIONS TO CLASS B SHAREHOLDERS:
     From net investment income...............           (6)            (1)           (41)            (9)
DISTRIBUTIONS TO CLASS C SHAREHOLDERS:
     From net investment income...............           --(a)          --             --             --
                                                -----------    -----------    -----------    -----------
Change in net assets from shareholder
  distributions...............................     (165,715)      (121,835)      (171,341)      (140,355)
                                                -----------    -----------    -----------    -----------
CAPITAL TRANSACTIONS:
     Proceeds from shares issued..............    8,548,866      6,413,072      7,765,924      6,677,852
     Dividends reinvested.....................       11,731          9,274         18,174         16,726
     Cost of shares redeemed..................   (7,447,086)    (5,604,396)    (7,457,318)    (6,299,509)
                                                -----------    -----------    -----------    -----------
Change in net assets from share
  transactions................................    1,113,511        817,950        326,780        395,069
                                                -----------    -----------    -----------    -----------
Change in Net Assets..........................    1,113,551        818,135        326,869        395,096
NET ASSETS:
     Beginning of period......................    2,773,589      1,955,454      2,897,032      2,501,936
                                                -----------    -----------    -----------    -----------
     End of period............................  $ 3,887,140    $ 2,773,589    $ 3,223,901    $ 2,897,032
                                                ===========    ===========    ===========    ===========
SHARE TRANSACTIONS:
     Issued...................................    8,548,866      6,413,072      7,765,927      6,677,852
     Reinvested...............................       11,731          9,274         18,174         16,726
     Redeemed.................................   (7,447,086)    (5,604,396)    (7,457,319)    (6,299,509)
                                                -----------    -----------    -----------    -----------
Change in shares..............................    1,113,511        817,950        326,782        395,069
                                                ===========    ===========    ===========    ===========

------------

(a) Amount is less than $1,000.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS
(Amounts in Thousands)

                                                           MUNICIPAL                 OHIO MUNICIPAL
                                                       MONEY MARKET FUND           MONEY MARKET FUND
                                                   --------------------------    ----------------------
                                                      YEAR           YEAR          YEAR         YEAR
                                                      ENDED          ENDED         ENDED        ENDED
                                                    JUNE 30,       JUNE 30,      JUNE 30,     JUNE 30,
                                                      1998           1997          1998         1997
                                                   -----------    -----------    ---------    ---------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
     Net investment income.......................  $    18,959    $    16,457    $   3,307    $   2,727
     Net realized gains (losses) from investment
       transactions..............................           11            (10)           8          (15)
                                                   -----------    -----------    ---------    ---------
Change in net assets resulting from operations...       18,970         16,447        3,315        2,712
                                                   -----------    -----------    ---------    ---------
DISTRIBUTIONS TO FIDUCIARY SHAREHOLDERS:
     From net investment income..................      (16,050)       (15,228)      (2,208)      (1,662)
DISTRIBUTIONS TO CLASS A SHAREHOLDERS:
     From net investment income..................       (2,909)        (1,229)      (1,099)      (1,065)
                                                   -----------    -----------    ---------    ---------
Change in net assets from shareholder
  distributions..................................      (18,959)       (16,457)      (3,307)      (2,727)
                                                   -----------    -----------    ---------    ---------
CAPITAL TRANSACTIONS:
     Proceeds from shares issued.................    1,494,647      1,311,970      312,708      359,395
     Dividends reinvested........................        1,841          1,285        1,062        1,067
     Cost of shares redeemed.....................   (1,409,168)    (1,308,167)    (284,375)    (370,573)
                                                   -----------    -----------    ---------    ---------
Change in net assets from share transactions.....       87,320          5,088       29,395      (10,111)
                                                   -----------    -----------    ---------    ---------
Change in Net Assets.............................       87,331          5,078       29,403      (10,126)
NET ASSETS:
     Beginning of period.........................      515,605        510,527       86,921       97,047
                                                   -----------    -----------    ---------    ---------
     End of period...............................  $   602,936    $   515,605    $ 116,324    $  86,921
                                                   ===========    ===========    =========    =========
SHARE TRANSACTIONS:
     Issued......................................    1,494,647      1,311,970      312,708      359,395
     Reinvested..................................        1,841          1,285        1,062        1,067
     Redeemed....................................   (1,409,168)    (1,308,167)    (284,375)    (370,573)
                                                   -----------    -----------    ---------    ---------
Change in shares.................................       87,320          5,088       29,395      (10,111)
                                                   ===========    ===========    =========    =========

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS                                      JUNE 30, 1998

1. ORGANIZATION:

   The One Group (the "Trust") is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end investment company established as a Massachusetts business trust. The accompanying financial statements and financial highlights are those of the U.S. Treasury Securities Money Market Fund, the Prime Money Market Fund, the Municipal Money Market Fund, and the Ohio Municipal Money Market Fund (individually, a "Fund"; collectively, the "Funds") only. Each Fund is a diversified mutual fund, except the Ohio Municipal Money Market Fund which is non-diversified.

   The Funds' investment objectives are as follows:

                         FUND                                             OBJECTIVE
                         ----                                             ---------
      U.S. Treasury Securities Money Market Fund       Current income with liquidity and stability of
                                                        principal.

      Prime Money Market Fund                          Current income with liquidity and stability of
                                                        principal.

      Municipal Money Market Fund                      As high a level of current interest income
                                                        exempt from Federal income tax as is consistent
                                                        with capital preservation and stability of
                                                        principal.

      Ohio Municipal Money Market Fund                 As high a level of current interest income
                                                        exempt from Federal income tax and Ohio
                                                        personal income tax as is consistent with
                                                        capital preservation and stability of
                                                        principal.

2. SIGNIFICANT ACCOUNTING POLICIES:

   The following is a summary of significant accounting policies followed by the Trust in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses for the period. Actual results could differ from those estimates.

       SECURITY VALUATION

       Securities are valued utilizing the amortized cost method permitted in accordance with Rule 2a-7 under the 1940 Act. Under the amortized cost method, discount or premium is amortized on a constant basis to the maturity of the security. In addition, the Funds may not (a) purchase any instrument with a remaining maturity greater than 397 days unless such instrument is subject to a demand feature, or (b) maintain a dollar-weighted average maturity which exceeds 90 days.

       REPURCHASE AGREEMENTS

       The Funds may invest in repurchase agreements with institutions that are deemed by Banc One Investment Advisors Corporation (the "Advisor") to be of good standing and creditworthy under guidelines established by the Board of Trustees. Each repurchase agreement is recorded at cost. The Fund requires that the securities purchased in a repurchase transaction be transferred to the custodian in a manner sufficient to enable the Fund to obtain those securities in the event of a counterparty default. The seller, under the repurchase agreement, is required to maintain the value of the securities held at not less than the repurchase price, including accrued interest. Repurchase agreements are considered to be loans by a fund under the 1940 Act.

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

       SECURITY TRANSACTIONS AND RELATED INCOME

       Security transactions are accounted for on a trade date basis. Net realized gains or losses on sales of securities are determined on the specific identification cost method. Interest income and expenses are recognized on the accrual basis. Interest income, including any discount or premium, is accrued as earned using the effective interest method.

       SECURITIES LENDING

       To generate additional income, the Funds may lend up to 33% of securities in which they are invested pursuant to agreements requiring that the loan be continuously secured by cash, U.S. Government or U.S. Government Agency securities, shares of an investment trust or mutual fund, or any combination of cash and such securities as collateral equal at all times to at least 100% of the market value plus accrued interest on the securities lent. The Funds continue to earn interest on securities lent while simultaneously seeking to earn interest on the investment of collateral. Collateral is marked to market daily to provide a level of collateral at least equal to the market value of securities lent. There may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. However, loans will be made only to borrowers deemed by the Advisor to be of good standing and creditworthy under guidelines established by the Board of Trustees and when, in the judgment of the Advisor, the consideration which can be earned currently from such securities loans justifies the attendant risks. Loans are subject to termination by the Funds or the borrower at any time, and are, therefore, not considered to be illiquid investments. As of June 30, 1998, the following Fund had securities with the following amortized cost on loan (amount in thousands):

                                                                     AMORTIZED COST       AMORTIZED COST
                                                                     OF COLLATERAL     OF LOANED SECURITIES
                                                                     --------------    --------------------
         U.S. Treasury Securities Money Market Fund................     $255,663             $250,570

       The loaned securities were fully collateralized by cash and U.S. Government securities as of June 30, 1998.

       EXPENSES

       Expenses directly attributable to a Fund are charged directly to that Fund, while the expenses which are attributable to more than one fund of the Trust are allocated among the respective Funds. Each class of shares bears its pro-rata portion of expenses attributable to its series, except that each class separately bears expenses related specifically to that class, such as distribution fees.

       DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS

       Dividends from net investment income are declared daily and paid monthly. Net income for this purpose consists of interest accrued and discount earned (including both original issue discount and market discount) less amortization of any market premium and accrued expenses. Net realized capital gains, if any, are distributed at least annually. Dividends are declared separately for each class. No class has preferential dividend rights; differences in per share dividend rates are due to differences in separate class expenses.

       Net investment income and net capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments of expiring capital loss carryforwards and deferrals of certain losses. Permanent book and tax differences, if any, have been reclassified among the components of net assets.

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

       FEDERAL INCOME TAXES

       Each Fund intends to continue to qualify as a regulated investment company by complying with the provisions available to certain investment companies as defined in applicable sections of the Internal Revenue Code, and to make distributions of net investment income and net realized capital gains sufficient to relieve it from all, or substantially all, federal income taxes.

3. SHARES OF BENEFICIAL INTEREST:

   The Trust has an unlimited number of shares of beneficial interest, with no par value, which may, without shareholder approval, be divided into an unlimited number of series of such shares and any series may be classified or reclassified into one or more classes. The Trust is registered to offer forty series and five classes of shares: Fiduciary Class, Class A, Class B, Class C and Service Class. Currently, the Trust consists of thirty-three active funds. The Funds are each authorized to issue Fiduciary Class, Class A and Class C Shares. In addition, the U.S. Treasury Securities Money Market Fund and the Prime Money Market Fund are authorized to issue Class B and Service Class Shares. As of June 30, 1998 there were no shareholders in Class C (except for the U.S. Treasury Securities Money Market Fund) or the Service Class. Shareholders are entitled to one vote for each full share held and will vote in the aggregate and not by class or series, except as otherwise expressly required by law or when the Board of Trustees has determined that the matter to be voted on affects only the interest of shareholders of a particular class or series. The following is a summary of transactions in Fund shares for the fiscal years ending June 30, 1998 and 1997:

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998
(Amounts in Thousands)

                                                            U.S. TREASURY SECURITIES              PRIME MONEY
                                                                MONEY MARKET FUND                 MARKET FUND
                                                            -------------------------      -------------------------
                                                               YEAR          YEAR             YEAR          YEAR
                                                               ENDED         ENDED            ENDED         ENDED
                                                             JUNE 30,      JUNE 30,         JUNE 30,      JUNE 30,
                                                               1998          1997             1998          1997
                                                            -----------   -----------      -----------   -----------
CAPITAL TRANSACTIONS:
FIDUCIARY SHARES:
  Proceeds from shares issued.............................  $6,794,618    $ 4,920,570      $5,665,895    $ 4,681,923
  Dividends reinvested....................................         443            521           1,891          1,986
  Cost of shares redeemed.................................  (6,012,860)    (4,522,461)     (5,614,930)    (4,306,729)
                                                            -----------   -----------      -----------   -----------
  Change in net assets from Fiduciary share
    transactions..........................................     782,201        398,630          52,856        377,180
                                                            ===========   ===========      ===========   ===========
CLASS A SHARES:
  Proceeds from shares issued.............................  $1,753,840    $ 1,492,429      $2,096,713    $ 1,994,727
  Dividends reinvested....................................      11,283          8,752          16,253         14,734
  Cost of shares redeemed.................................  (1,433,946)    (1,081,910)     (1,840,335)    (1,992,191)
                                                            -----------   -----------      -----------   -----------
  Change in net assets from
    Class A share transactions............................  $  331,177    $   419,271      $  272,631    $    17,270
                                                            ===========   ===========      ===========   ===========
CLASS B SHARES:
  Proceeds from shares issued.............................  $      407    $        73      $    3,316    $     1,202
  Dividends reinvested....................................           5              1              30              6
  Cost of shares redeemed.................................        (280)           (25)         (2,053)          (589)
                                                            -----------   -----------      -----------   -----------
  Change in net assets from
    Class B share transactions............................  $      132    $        49      $    1,293    $       619
                                                            ===========   ===========      ===========   ===========
CLASS C SHARES:
  Proceeds from shares issued.............................  $        1
  Dividends reinvested....................................          --
  Cost of shares redeemed.................................          --
                                                            -----------
  Change in net assets from Class C share transactions....  $        1
                                                            ===========
SHARE TRANSACTIONS:
FIDUCIARY SHARES:
  Issued..................................................   6,794,618      4,920,570       5,665,897      4,681,923
  Reinvested..............................................         443            521           1,891          1,986
  Redeemed................................................  (6,012,860)    (4,522,461)     (5,614,931)    (4,306,729)
                                                            -----------   -----------      -----------   -----------
  Change in Fiduciary Shares..............................     782,201        398,630          52,857        377,180
                                                            ===========   ===========      ===========   ===========
CLASS A SHARES:
  Issued..................................................   1,753,840      1,492,429       2,096,713      1,994,727
  Reinvested..............................................      11,283          8,752          16,253         14,734
  Redeemed................................................  (1,433,946)    (1,081,910)     (1,840,335)    (1,992,191)
                                                            -----------   -----------      -----------   -----------
  Change in Class A Shares................................     331,177        419,271         272,631         17,270
                                                            ===========   ===========      ===========   ===========
CLASS B SHARES:
  Issued..................................................         407             73           3,317          1,202
  Reinvested..............................................           5              1              30              6
  Redeemed................................................        (280)           (25)         (2,053)          (589)
                                                            -----------   -----------      -----------   -----------
  Change in Class B Shares................................         132             49           1,294            619
                                                            ===========   ===========      ===========   ===========
CLASS C SHARES:
  Issued..................................................           1
  Reinvested..............................................          --
  Redeemed................................................          --
                                                            -----------
  Change in Class C Shares................................           1
                                                            ===========

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998
(Amounts in Thousands)

                                                             MUNICIPAL MONEY MARKET             OHIO MUNICIPAL
                                                                      FUND                     MONEY MARKET FUND
                                                            -------------------------      -------------------------
                                                               YEAR          YEAR             YEAR          YEAR
                                                               ENDED         ENDED            ENDED         ENDED
                                                             JUNE 30,      JUNE 30,         JUNE 30,      JUNE 30,
                                                               1998          1997             1998          1997
                                                            -----------   -----------      -----------   -----------
CAPITAL TRANSACTIONS:
FIDUCIARY SHARES:
  Proceeds from shares issued.............................  $1,087,776    $ 1,104,184      $  199,296    $   178,921
  Dividends reinvested....................................         171            138              55             87
  Cost of shares redeemed.................................  (1,057,248)    (1,096,700)       (178,572)      (178,473)
                                                            -----------   -----------      -----------   -----------
  Change in net assets from
    Fiduciary share transactions..........................  $   30,699    $     7,622      $   20,779    $       535
                                                            ===========   ===========      ===========   ===========
CLASS A SHARES:
  Proceeds from shares issued.............................  $  406,871    $   207,786      $  113,412    $   180,474
  Dividends reinvested....................................       1,670          1,147           1,007            980
  Cost of shares redeemed.................................    (351,920)      (211,467)       (105,803)      (192,100)
                                                            -----------   -----------      -----------   -----------
  Change in net assets from
      Class A share transactions..........................  $   56,621    $    (2,534)     $    8,616    $   (10,646)
                                                            ===========   ===========      ===========   ===========
SHARE TRANSACTIONS:
FIDUCIARY SHARES:
  Issued..................................................   1,087,776      1,104,184         199,296        178,921
  Reinvested..............................................         171            138              55             87
  Redeemed................................................  (1,057,248)    (1,096,700)       (178,572)      (178,473)
                                                            -----------   -----------      -----------   -----------
  Change in Fiduciary Shares..............................      30,699          7,622          20,779            535
                                                            ===========   ===========      ===========   ===========
CLASS A SHARES:
  Issued..................................................     406,871        207,786         113,412        180,474
  Reinvested..............................................       1,670          1,147           1,007            980
  Redeemed................................................    (351,920)      (211,467)       (105,803)      (192,100)
                                                            -----------   -----------      -----------   -----------
  Change in Class A Shares................................      56,621         (2,534)          8,616        (10,646)
                                                            ===========   ===========      ===========   ===========

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

4. INVESTMENT ADVISORY, ADMINISTRATIVE, AND DISTRIBUTION AGREEMENTS:

   The Trust and the Advisor, are parties to an investment advisory agreement under which the Advisor is entitled to receive an annual fee, computed daily and paid monthly, equal to 0.35% of the average daily net assets of the U.S. Treasury Securities Money Market Fund, the Prime Money Market Fund and the Municipal Money Market Fund and 0.30% of the average daily net assets of the Ohio Municipal Money Market Fund.

   The Trust and The One Group Services Company (the "Administrator"), a wholly-owned subsidiary of The BISYS Group, Inc., are parties to an administration agreement under which the Administrator provides services for a fee that is computed daily and paid monthly, at an annual rate of 0.20% on each Fund's average daily net assets on the first $1.5 billion of Trust net assets (excluding the Investor Growth Fund, the Investor Growth & Income Fund, the Investor Conservative Growth Fund and the Investor Balanced Fund (the "Investor Funds") and the Treasury Only Money Market Fund and the Government Money Market Fund (the "Institutional Money Market Funds")); 0.18% on the next $0.5 billion of Trust net assets (excluding the Investor Funds and the Institutional Money Market Funds); and 0.16% on Trust net assets (excluding the Investor Funds and the Institutional Money Market Funds) over $2 billion. The Advisor also serves as Sub-Administrator to each Fund of the Trust, pursuant to an agreement between the Administrator and the Advisor. Pursuant to this agreement, the Advisor performs many of the Administrator's duties, for which the Advisor receives a fee paid by the Administrator.

   The Trust and The One Group Services Company (the "Distributor") are parties to a distribution agreement under which shares of the Funds are sold on a continuous basis. Class A Shares, Class B Shares, Class C Shares and Service Class Shares are subject to distribution and shareholder services plans (the "Plans") pursuant to Rule 12b-1 under the 1940 Act. As provided in the Plans, the Trust will pay the Distributor a fee of 0.25% of the average daily net assets of Class A shares of each of the Funds, 1.00% of the average daily net assets of Class B and Class C Shares and 0.75% of the average daily net assets of the Service Class Shares of each of the Funds. The Distributor has voluntarily agreed to limit payments under the Plans to 0.55% of average daily net assets of the Service Class Shares of each Fund. Up to 0.25% of the fees payable under the Plans may be used as compensation of shareholder services by the Distributor and/or financial institutions and intermediaries. Fees paid under the Plans may be applied by the Distributor toward (i) compensation for its services in connection with distribution assistance or provision of shareholder services; or (ii) payments to financial institutions and intermediaries such as banks (including affiliates of the Advisor), brokers, dealers and other institutions, including the Distributor's affiliates and subsidiaries as compensation for services or reimbursement of expenses incurred in connection with distribution assistance or provision of shareholder services. Fiduciary Class Shares of each Fund are offered without distribution fees.

   Certain officers of the Trust are affiliated with the Administrator. Such officers receive no compensation from the Funds for serving in their respective roles.

   The Advisor, Administrator and the Distributor voluntarily agreed to waive a portion of their fees. For the year ended June 30, 1998, fees in the following amounts were waived from the Funds (amounts in thousands):

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

                                                                  INVESTMENT                      12B-1 FEES
                                                                 ADVISORY FEES   ADMINISTRATION     WAIVED
                                                                    WAIVED        FEES WAIVED      CLASS A
                                                                 -------------   --------------   ----------
    U.S. Treasury Securities Money Market Fund.................     $2,237            $570           $ 85
    Prime Money Market Fund....................................      1,675             500             62
    Municipal Money Market Fund................................        596              68             13
    Ohio Municipal Money Market Fund...........................         60              72              4

5. CONCENTRATION OF CREDIT RISK:

   The Ohio Municipal Money Market Fund invests primarily in debt obligations issued by the State of Ohio and its political subdivisions, agencies and public authorities to obtain funds for various public purposes. The Fund is more susceptible to economic and political factors adversely affecting issuers of Ohio's specific municipal securities than are municipal bond funds that are not concentrated in these issuers to the same extent.

6. FEDERAL TAX INFORMATION (UNAUDITED):

   At June 30, 1998, the following funds had capital loss carryforwards which are available to offset future capital gains if any (amounts in thousands):

                                                                  CAPITAL LOSS
                                                                  CARRYFORWARD    EXPIRES
                                                                  ------------    -------
    Municipal Money Market Fund.................................       $2          2005
    Ohio Municipal Money Market Fund............................        8          2005

   Distributions paid from tax-exempt income during the fiscal year ended June 30, 1998 are as follows (amounts in thousands):

    Municipal Money Market Fund.................................  $18,880
    Ohio Municipal Money Market Fund............................    3,242

7. SUBSEQUENT EVENTS:

   On May 21, 1998, the Board of Trustees approved an agreement and plan of reorganization and liquidation ("the Plan") with the Marquis Family of Funds (the "Marquis Funds"). Under the Plan, the assets and liabilities of each Marquis fund were transferred to a comparable One Group fund. Shares of the comparable One Group fund were distributed to the Marquis shareholders in a complete liquidation of each Marquis fund. A special Shareholder Meeting to approve the plan was held on July 30, 1998. In a tax-free exchange on August 10, 1998, net assets of the Marquis funds were exchanged for shares of a corresponding fund of The One Group as follows (amounts in thousands):

                                            SHARES                                            NET ASSETS
               ONE GROUP FUND               ISSUED                 MARQUIS FUND               CONVERTED
               --------------              ---------               ------------               ----------
    U.S. Treasury Securities Money Market
      Fund...............................  1,232,968   Treasury Securities Money Market Fund  $1,232,968
    Municipal Money Market Fund..........    161,019   Tax Exempt Money Market Fund              161,019

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS                                               JUNE 30, 1998

                                                  U.S. TREASURY SECURITIES MONEY MARKET FUND
                                       ----------------------------------------------------------------
                                                                  FIDUCIARY
                                       ----------------------------------------------------------------
                                                             YEAR ENDED JUNE 30,
                                       ----------------------------------------------------------------
                                          1998          1997          1996          1995         1994
                                       ----------    ----------    ----------    ----------    --------
NET ASSET VALUE,
  BEGINNING OF PERIOD..............    $    1.000    $    1.000    $    1.000    $    1.000    $  1.000
                                       ----------    ----------    ----------    ----------    --------
Investment Activities:
  Net investment income............         0.051         0.050         0.052         0.050       0.030
                                       ----------    ----------    ----------    ----------    --------
Less Distributions:
  Net investment income............        (0.051)       (0.050)(a)     (0.052)      (0.050)     (0.030)
                                       ----------    ----------    ----------    ----------    --------
NET ASSET VALUE,
  END OF PERIOD....................    $    1.000    $    1.000    $    1.000    $    1.000    $  1.000
                                       ==========    ==========    ==========    ==========    ========
Total Return.......................          5.19%         5.07%         5.34%         5.07%       3.01%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period......    $3,025,608    $2,243,376    $1,844,590    $1,178,091    $969,326
  Ratio of expenses to average net
     assets........................          0.52%         0.46%         0.42%         0.41%       0.40%
  Ratio of net investment income to
     average net assets............          5.07%         4.95%         5.17%         4.96%       3.02%
  Ratio of expenses to average net
     assets*.......................          0.60%         0.57%         0.56%         0.59%       0.58%
  Ratio of net investment income to
     average net assets*...........          4.99%         4.84%         5.03%         4.78%       2.84%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Includes $.000002 short term capital gain.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                     U.S. TREASURY SECURITIES MONEY MARKET FUND
                                               ------------------------------------------------------
                                                                      CLASS A
                                               ------------------------------------------------------
                                                                YEAR ENDED JUNE 30,
                                               ------------------------------------------------------
                                                 1998        1997        1996       1995       1994
                                               --------    --------    --------    -------    -------
NET ASSET VALUE,
  BEGINNING OF PERIOD........................  $  1.000    $  1.000    $  1.000    $ 1.000    $ 1.000
                                               --------    --------    --------    -------    -------
Investment Activities:
  Net investment income......................     0.048       0.047       0.050      0.047      0.027
                                               --------    --------    --------    -------    -------
Less: Distributions:
  Net investment income......................    (0.048)     (0.047)(a)   (0.050)   (0.047)    (0.027)
                                               --------    --------    --------    -------    -------
NET ASSET VALUE,
  END OF PERIOD..............................  $  1.000    $  1.000    $  1.000    $ 1.000    $ 1.000
                                               ========    ========    ========    =======    =======
Total Return.................................      4.92%       4.81%       5.08%      4.81%      2.76%

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)..........  $861,350    $530,164    $110,864    $98,723    $53,423
  Ratio of expenses to average net assets....      0.77%       0.72%       0.67%      0.66%      0.63%
  Ratio of net investment income to average
     net assets..............................      4.82%       4.71%       4.92%      4.71%      2.81%
  Ratio of expenses to average net assets*...      0.86%       0.93%       0.91%      0.94%      0.87%
  Ratio of net investment income to average
     net assets*.............................      4.73%       4.50%       4.68%      4.43%      2.57%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Includes $.000002 short term capital gain.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                              U.S. TREASURY SECURITIES
                                                                 MONEY MARKET FUND
                                                              ------------------------
                                                                      CLASS B
                                                              ------------------------

                                                                YEAR      NOVEMBER 21,
                                                               ENDED        1996 TO
                                                              JUNE 30,      JUNE 30,
                                                                1998        1997(a)
                                                               ------        ------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................   $1.000        $1.000
                                                               ------        ------
Investment Activities:
  Net investment income.....................................    0.041         0.024
                                                               ------        ------
Less: Distributions:
  Net investment income.....................................   (0.041)       (0.024)(b)
                                                               ------        ------
NET ASSET VALUE,
  END OF PERIOD.............................................   $1.000        $1.000
                                                               ======        ======
Total Return................................................     4.14%         2.44%(c)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................   $  181        $   49
  Ratio of expenses to average net assets...................     1.52%         1.48%(d)
  Ratio of net investment income to average net assets......     4.06%         3.97%(d)
  Ratio of expenses to average net assets*..................     1.60%         1.59%(d)
  Ratio of net investment income to average net assets*.....     3.98%         3.86%(d)

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a)  Period from commencement of operations.

(b) Includes $.000002 short term capital gain.

(c)  Not annualized.

(d) Annualized.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                              U.S. TREASURY SECURITIES
                                                                 MONEY MARKET FUND
                                                              ------------------------
                                                                      CLASS C
                                                                      -------

                                                                    FEBRUARY 18,
                                                                      1998 TO
                                                                      JUNE 30,
                                                                      1998(a)
                                                                      -------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................          $ 1.000
                                                                      -------
Investment Activities:
  Net investment income.....................................            0.015
                                                                      -------
Less: Distributions:
  Net investment income.....................................           (0.015)
                                                                      -------
NET ASSET VALUE,
  END OF PERIOD.............................................          $ 1.000
                                                                      =======
Total Return................................................               1.47%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................          $     1
  Ratio of expenses to average net assets...................             1.57%(c)
  Ratio of net investment income to average net assets......             4.01%(c)

------------

(a)  Period from commencement of operations.

(b) Not annualized.

(c)  Annualized.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                             PRIME MONEY MARKET FUND
                                          --------------------------------------------------------------
                                                                    FIDUCIARY
                                          --------------------------------------------------------------

                                                               YEAR ENDED JUNE 30,
                                          --------------------------------------------------------------
                                             1998         1997         1996         1995         1994
                                          ----------   ----------   ----------   ----------   ----------
NET ASSET VALUE,
  BEGINNING OF PERIOD...................  $    1.000   $    1.000   $    1.000   $    1.000   $    1.000
                                          ----------   ----------   ----------   ----------   ----------
Investment Activities:
  Net investment income.................       0.053        0.051        0.054        0.052        0.031
                                          ----------   ----------   ----------   ----------   ----------
Less: Distributions:
  Net investment income.................      (0.053)      (0.051)      (0.054)      (0.052)      (0.031)
                                          ----------   ----------   ----------   ----------   ----------
NET ASSET VALUE,
  END OF PERIOD.........................  $    1.000   $    1.000   $    1.000   $    1.000   $    1.000
                                          ==========   ==========   ==========   ==========   ==========
Total Return............................        5.39%        5.20%        5.49%        5.34%        3.19%

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).....  $2,616,698   $2,563,768   $2,186,562   $1,965,416   $1,600,876
  Ratio of expenses to average net
     assets.............................        0.51%        0.48%        0.44%        0.41%        0.40%
  Ratio of net investment income to
     average net assets.................        5.26%        5.08%        5.34%        5.27%        3.18%
  Ratio of expenses to average net
     assets*............................        0.58%        0.56%        0.55%        0.57%        0.59%
  Ratio of net investment income to
     average net assets*................        5.19%        5.00%        5.23%        5.12%        2.99%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                PRIME MONEY MARKET FUND
                                                  ---------------------------------------------------
                                                                        CLASS A
                                                  ---------------------------------------------------

                                                                  YEAR ENDED JUNE 30,
                                                  ---------------------------------------------------
                                                    1998       1997       1996       1995      1994
                                                  --------   --------   --------   --------   -------
NET ASSET VALUE,
  BEGINNING OF PERIOD...........................  $  1.000   $  1.000   $  1.000   $  1.000   $ 1.000
                                                  --------   --------   --------   --------   -------
Investment Activities:
  Net investment income.........................     0.050      0.048      0.051      0.050     0.027
                                                  --------   --------   --------   --------   -------
Less: Distributions:
  Net investment income.........................    (0.050)    (0.048)    (0.051)    (0.050)   (0.027)
                                                  --------   --------   --------   --------   -------
NET ASSET VALUE,
  END OF PERIOD.................................  $  1.000   $  1.000   $  1.000   $  1.000   $ 1.000
                                                  ========   ========   ========   ========   =======
Total Return....................................      5.13%      4.94%      5.22%      5.08%     2.93%

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).............  $605,291   $332,646   $315,374   $201,968   $74,759
  Ratio of expenses to average net assets.......      0.76%      0.73%      0.69%      0.67%     0.65%
  Ratio of net investment income to average net
     assets.....................................      5.01%      4.83%      5.09%      5.02%     2.92%
  Ratio of expenses to average net assets*......      0.83%      0.91%      0.90%      0.92%     0.90%
  Ratio of net investment income to average net
     assets*....................................      4.94%      4.65%      4.88%      4.77%     2.67%

------------

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                               PRIME MONEY MARKET FUND
                                                              --------------------------
                                                                       CLASS B
                                                              --------------------------
                                                                YEAR        NOVEMBER 21,
                                                               ENDED          1996 TO
                                                              JUNE 30,        JUNE 30,
                                                                1998          1997(a)
                                                              --------      ------------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................   $1.000          $1.000
                                                               ------          ------
Investment Activities:
  Net investment income.....................................    0.043           0.026
                                                               ------          ------
Less: Distributions:
  Net investment income.....................................   (0.043)         (0.026)
                                                               ------          ------
NET ASSET VALUE,
  END OF PERIOD.............................................   $1.000          $1.000
                                                               ======          ======
Total Return................................................     4.35%           2.63%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................   $1,912          $  618
  Ratio of expenses to average net assets...................     1.51%           1.51%(c)
  Ratio of net investment income to average net assets......     4.25%           4.16%(c)
  Ratio of expenses to average net assets*..................     1.57%           1.59%(c)
  Ratio of net investment income to average net assets*.....     4.19%           4.08%(c)

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a)  Period from commencement of operations.

(b) Not annualized.

(c)  Annualized.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                             MUNICIPAL MONEY MARKET FUND
                                                 ----------------------------------------------------
                                                                      FIDUCIARY
                                                 ----------------------------------------------------
                                                                 YEAR ENDED JUNE 30,
                                                 ----------------------------------------------------
                                                   1998       1997       1996       1995       1994
                                                 --------   --------   --------   --------   --------
NET ASSET VALUE,
  BEGINNING OF PERIOD..........................  $  1.000   $  1.000   $  1.000   $  1.000   $  1.000
                                                 --------   --------   --------   --------   --------
Investment Activities:
  Net investment income........................     0.032      0.031      0.033      0.032      0.021
                                                 --------   --------   --------   --------   --------
Less: Distributions:
  Net investment income........................    (0.032)    (0.031)    (0.033)    (0.032)    (0.021)
                                                 --------   --------   --------   --------   --------
NET ASSET VALUE,
  END OF PERIOD................................  $  1.000   $  1.000   $  1.000   $  1.000   $  1.000
                                                 ========   ========   ========   ========   ========
Total Return...................................      3.27%      3.19%      3.34%      3.28%      2.16%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)............  $498,127   $467,420   $459,807   $437,743   $352,702
  Ratio of expenses to average net assets......      0.45%      0.43%      0.41%      0.41%      0.40%
  Ratio of net investment income to average net
     assets....................................      3.22%      3.16%      3.29%      3.26%      2.13%
  Ratio of expenses to average net assets*.....      0.56%      0.55%      0.59%      0.59%      0.60%
  Ratio of net investment income to average net
     assets*...................................      3.11%      3.04%      3.11%      3.08%      1.93%

------------

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                               MUNICIPAL MONEY MARKET FUND
                                                     ------------------------------------------------
                                                                         CLASS A
                                                     ------------------------------------------------
                                                                   YEAR ENDED JUNE 30,
                                                     ------------------------------------------------
                                                       1998      1997      1996      1995      1994
                                                     --------   -------   -------   -------   -------
NET ASSET VALUE,
  BEGINNING OF PERIOD..............................  $  1.000   $ 1.000   $ 1.000   $ 1.000   $ 1.000
                                                     --------   -------   -------   -------   -------
Investment Activities:
  Net investment income............................     0.030     0.029     0.030     0.030     0.021
                                                     --------   -------   -------   -------   -------
Less: Distributions:
  Net investment income............................    (0.030)   (0.029)   (0.030)   (0.030)   (0.021)
                                                     --------   -------   -------   -------   -------
NET ASSET VALUE,
  END OF PERIOD....................................  $  1.000   $ 1.000   $ 1.000   $ 1.000   $ 1.000
                                                     ========   =======   =======   =======   =======
Total Return.......................................      3.01%     2.97%     3.08%     3.02%     1.96%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)................  $104,809   $48,185   $50,720   $56,518   $41,595
  Ratio of expenses to average net assets..........      0.70%     0.68%     0.66%     0.66%     0.65%
  Ratio of net investment income to average net
     assets........................................      2.97%     2.91%     3.04%     3.01%     1.92%
  Ratio of expenses to average net assets*.........      0.81%     0.90%     0.94%     0.94%     0.91%
  Ratio of net investment income to average net
     assets*.......................................      2.86%     2.69%     2.76%     2.73%     1.66%

------------

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                  OHIO MUNICIPAL MONEY MARKET FUND
                                                         ---------------------------------------------------
                                                                              FIDUCIARY
                                                         ---------------------------------------------------
                                                                         YEAR ENDED JUNE 30,
                                                         ---------------------------------------------------
                                                          1998       1997       1996       1995       1994
                                                         -------    -------    -------    -------    -------
NET ASSET VALUE,
  BEGINNING OF PERIOD..................................  $ 1.000    $ 1.000    $ 1.000    $ 1.000    $ 1.000
                                                         -------    -------    -------    -------    -------
Investment Activities:
  Net investment income................................    0.033      0.032      0.033      0.032      0.022
                                                         -------    -------    -------    -------    -------
Less: Distributions:
  Net investment income................................   (0.033)    (0.032)    (0.032)    (0.032)    (0.022)
  In excess of net investment..........................       --         --     (0.001)        --         --
                                                         -------    -------    -------    -------    -------
     Total Distributions...............................   (0.033)    (0.032)    (0.033)    (0.032)    (0.022)
                                                         -------    -------    -------    -------    -------
NET ASSET VALUE,
  END OF PERIOD........................................  $ 1.000    $ 1.000    $ 1.000    $ 1.000    $ 1.000
                                                         =======    =======    =======    =======    =======
Total Return...........................................     3.31%      3.22%      3.34%      3.20%      2.25%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)....................  $77,224    $56,442    $55,915    $51,806    $55,375
  Ratio of expenses to average net assets..............     0.40%      0.40%      0.41%      0.41%      0.34%
  Ratio of net investment income to average net
     assets............................................     3.27%      3.17%      3.19%      3.13%      2.29%
  Ratio of expenses to average net assets*.............     0.53%      0.53%      0.71%      0.60%      0.57%
  Ratio of net investment income to average net
     assets*...........................................     3.14%      3.04%      2.89%      2.94%      2.06%

------------

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                             OHIO MUNICIPAL MONEY MARKET FUND
                                                      -----------------------------------------------
                                                                          CLASS A
                                                      -----------------------------------------------
                                                                    YEAR ENDED JUNE 30,
                                                      -----------------------------------------------
                                                       1998      1997      1996      1995      1994
                                                      -------   -------   -------   -------   -------
NET ASSET VALUE,
  BEGINNING OF PERIOD...............................  $ 1.000   $ 1.000   $ 1.000   $ 1.000   $ 1.000
                                                      -------   -------   -------   -------   -------
Investment Activities:
  Net investment income.............................    0.030     0.029     0.030     0.029     0.021
                                                      -------   -------   -------   -------   -------
Less: Distributions:
  Net investment income.............................   (0.030)   (0.029)   (0.029)   (0.029)   (0.021)
  In excess of net investment.......................       --        --    (0.001)       --        --
                                                      -------   -------   -------   -------   -------
     Total Distributions............................   (0.030)   (0.029)   (0.030)   (0.029)   (0.021)
                                                      -------   -------   -------   -------   -------
NET ASSET VALUE, END OF PERIOD......................  $ 1.000   $ 1.000   $ 1.000   $ 1.000   $ 1.000
                                                      =======   =======   =======   =======   =======
Total Return........................................     3.06%     2.96%     3.08%     2.98%     2.09%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).................  $39,100   $30,479   $41,132   $35,790   $37,356
  Ratio of expenses to average net assets...........     0.65%     0.65%     0.66%     0.63%     0.44%
  Ratio of net investment income to average net
     assets.........................................     2.98%     2.90%     2.94%     2.91%     2.05%
  Ratio of expenses to average net assets*..........     0.78%     0.88%     1.06%     0.95%     0.94%
  Ratio of net investment income to average net
     assets*........................................     2.85%     2.67%     2.54%     2.59%     1.55%

------------

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

See notes to financial statements.

--------------------------------------------------------------------------------
Report of Independent Accountants
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1997

To the Shareholders and Board of Trustees of The One Group Family of Mutual Funds:

In our opinion, the accompanying statements of assets and liabilities, including the portfolios of investments, and related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the U.S. Treasury Securities Money Market Fund, the Prime Money Market Fund, the Municipal Money Market Fund and the Ohio Municipal Money Market Fund (four series of The One Group Family of Mutual Funds), at June 30, 1998, the results of each of their operations for the period then ended, the changes in each of their net assets for the periods presented and the financial highlights for each of the periods presented, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of The One Group Family of Mutual Funds' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at June 30, 1998 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
August 18, 1998

See notes to financial statements.

Important Customer Information.
Please Read:

Shares of The One Group:

- are not deposits or obligations
  of, or guaranteed by BANC One
  CORPORATION or its affiliates

- are not insured or guaranteed by the
  FDIC or by any other governmental
  agency or government-sponsored
  agency of the federal government
  or any state

- are subject to investment risks,
  including possible loss of the
  principal amount invested.

Banc One Investment Advisors
Corporation, a registered investment
advisor and an indirect subsidiary of
BANC ONE CORPORATION, serves
as an investment advisor to The One
Group, for which it receives advisory
fees. The One Group is distributed by
The One Group Services Company,
3435 Stelzer Road, Columbus,
Ohio 43219, which is not affiliated
with BANC ONE CORPORATION and
is not a bank. Contact us at our web
site address: www.onegroup.com or
e-mail us at onegroup@onegroup.com

For more complete information on
any of The One Group Funds, includ-
ing management fees and expenses,
you may obtain a prospectus from
The One Group Services Company.
Read the prospectus carefully
before investing.





BANC ONE
INVESTMENT
ADVISORS
CORPORATION
[BANC ONE LOGO]

GROWTH
FUNDS


ANNUAL REPORT

For the year ended June 30, 1998



Asset Allocation Fund

Income Equity Fund

Equity Income Fund

Value Growth Fund

Large Company Value Fund

Disciplined Value Fund

Large Company Growth Fund

Growth Opportunities Fund

Small Capitalization Fund

International Equity Index Fund



THE ONE GROUP(R)
----------------
FAMILY OF MUTUAL FUNDS

IMPORTANT CUSTOMER INFORMATION. INVESTMENT PRODUCTS:

* are not deposits or obligations of, or guaranteed by, BANC ONE CORPORATION or any of its affiliates.

* are not insured by the FDIC, and                     [FDIC Logo
                                                        with slash thru it]
* are subject to investment risks, including possible loss of the principal amount invested.

--------------------------------------------------------------------------------
Table of Contents
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

Portfolio Performance Review................................................   2
Schedules of Portfolio Investments........................................... 28
Statements of Assets and Liabilities......................................... 88
Statements of Operations..................................................... 92
Statements of Changes in Net Assets.......................................... 94
Statements of Cash Flows..................................................... 98
Notes to Financial Statements................................................ 99
Financial Highlights.........................................................113
Report of Independent Accountants............................................150

                      The One Group Asset Allocation Fund
Portfolio Performance Review
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

HOW DID THE FUND PERFORM?
For the year ended June 30, 1998, The One Group Asset Allocation Fund Fiduciary share class posted a total return of 22.12%. (For information on other share classes and performance comparisons to indexes, please see page 4.)

WHAT WERE YOUR OVERALL STRATEGIES AND TACTICS?
In November 1997, we increased the Fund's equity weighting by 2%, bringing the asset allocation to 57% equities and 43% fixed income. Our research indicated that while stock valuations remained fairly high, corporate profitability was strong, which prompted the slight shift toward equities. Nonetheless, the allocation remains fairly conservative compared to our benchmark of 60% equities and 40% fixed income.

The 1997 tax law created three categories of capital gains: short-term, for securities held less than a year and taxed as regular income; mid-term, for securities held from one year to 18 months and taxed at 28%; and long-term for securities held for at least 18 months and taxed at 20%. To limit the number of short-term gains, we held securities longer, reducing the Fund's turnover rate from an average of 81% to 46% during the year.

HOW DID EVENTS PLAY OUT IN THE FUND'S EQUITY PORTFOLIO?
Overall, corporate earnings exceeded expectations throughout the year, contributing to the stock market's strong performance. At the same time, a favorable interest rate environment helped support additional gains in the market.

The equity philosophy of the Fund is research driven. Our bottom-up stock selection approach led to attractive results in the Fund's equity portfolio. Instead of trying to time the market or focus on certain areas of the market, we rely on fundamental research to select individual stocks from all market sectors. As a result, the Fund's stock portfolio represents the "best ideas" of the equity research team. Equity returns were driven by stock selection, not market timing or sector rotation.

DID THE PORTFOLIO BENEFIT FROM ANY PARTICULARLY STRONG HOLDINGS?*
During the fiscal year, the Fund's equity portfolio benefited from particularly good stock selection in the following sectors: technology (Dell Computer, up 216%); retail (Wal-Mart, up 80%); health care (Warner-Lambert, up 68%); and telephone utilities (LCI International, up 65%).

HOW DID THE PORTFOLIO'S TOP 10 HOLDINGS CHANGE?*
Six of fiscal 1997's top 10 holdings remained among the top 10 during the past year: Microsoft, 1.9% (technology), General Electric, 1.6% (capital goods), Exxon, 1.2% (energy) Wal-Mart, 1.0%, Bristol-Myers Squibb, 1.0% (health care) and Intel, 1.0% (technology). The remaining top 10 stock holdings included Nations-Bank, 1.0% (financial services), Cisco Systems, 1.0% (technology), Dell Computer, 1.0% and Travelers Group, 0.8% (financial services).

HOW DID EVENTS PLAY OUT IN THE FUND'S FIXED INCOME PORTFOLIO?
The largest contributing factor to the Fund's fixed income portfolio was the general decline in interest rates, which led to a corresponding increase in bond prices. Events in Asia contributed to a weakening global economy, which in turn contributed to a general decrease in U.S. bond market yields and an increase in U.S. bond prices.

We maintained diversity among government, agency mortgage-backed, asset-backed and corporate securities. With only a moderate level of volatility in the bond market, the performance of certain mortgage-backed securities was strong. These bonds offered yield advantages over other securities, with little offset due to market volatility. We also purchased select corporate securities that enhanced the portfolio's yield.

The portfolio's duration, at 4.3 years, remained slightly longer than our neutral stance of 4.1 years. (Duration is a measure of a fund's price sensitivity to interest rate changes. A longer duration indicates greater sensitivity; a shorter duration indicates less.) Slightly extending the duration enabled the portfolio to experience more price appreciation resulting from the declining interest rate environment.

WHAT IS YOUR OUTLOOK FOR THE FUND?
We plan to maintain the Fund's current asset allocation mix and investment strategies, as we expect the U.S. economy to maintain its steady, albeit slower, growth pattern over the next year. Of course, we will continue to monitor valuation levels in the financial markets and

                      The One Group Asset Allocation Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

watch for signs of inflationary pressures. Any changes may warrant a shift in our strategies.

With slower anticipated growth, inflation is likely to remain tame and interest rates stable. Such an environment would not threaten the Fund's investments in corporate bonds, which would become more vulnerable in a recession, or mortgage securities, which would suffer if interest rates were to change dramatically. In fact, we expect mortgage-backed, asset-backed and corporate securities to offer return advantages over Treasuries in the coming months.

In the stock market, we expect corporate earnings to come under greater pressure in the months ahead. As such, we look for more "normal" performance from the stock market. We plan to maintain our sector neutrality, which gives us the opportunity to take advantage of opportunities in various industries and companies.

/s/ Daniel J. Kapusta
---------------------------
Daniel J. Kapusta
Fund Manager

/s/ Richard R. Jandrain III
---------------------------
Richard R. Jandrain III
Senior Managing Director of Equity Securities

/s/ Scott Grimshaw
---------------------------
Scott Grimshaw
Fund Manager

/s/ Gary J. Madich, CFA
---------------------------
Gary J. Madich, CFA
Senior Managing Director of Fixed Income Securities

* Holdings are subject to change.

Please refer to the prospectus and the accompanying financial statements for more information about your Fund.

                      The One Group Asset Allocation Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                  Since
                                                Inception
                        1 Year      5 Year       (4/5/93)
  Fiduciary             22.12%      14.11%        13.71%

                          VALUE OF $10,000 INVESTMENT

                     Measurement Period
                   (Fiscal Year Covered)                          S&P 500        S&P/Lipper Mix       Fiduciary
4/93                                                              $10,000            $10,000            $10,000
6/93                                                               10,298             10,241             10,129
6/94                                                               10,442             10,260             10,027
6/95                                                               13,165             12,218             11,636
6/96                                                               16,588             14,245             13,356
6/97                                                               22,343             17,395             16,048
6/98                                                              $29,082            $21,124            $19,596

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                  Since
                                                Inception
                        1 Year      5 Year       (4/2/93)
  Class A               21.71%      13.82%        13.40%
  Class A*              16.25%      12.78%        12.41%

* Reflects 4.50% Sales Charge

                          VALUE OF $10,000 INVESTMENT

                Measurement Period
               (Fiscal Year Covered)                     S&P 500        S&P/Lipper Mix        Class A*           Class A
4/93                                                     $10,000            $10,000            $ 9,550            $10,000
6/93                                                      10,298             10,241              9,668             10,124
6/94                                                      10,442             10,260              9,553             10,003
6/95                                                      13,165             12,218             11,057             11,580
6/96                                                      16,588             14,245             12,657             13,257
6/97                                                      22,343             17,395             15,166             15,888
6/98                                                     $29,082            $21,124            $18,468            $19,336

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year      (1/14/94)
  Class B                  20.95%        13.63%
  Class B**                16.95%        13.34%

** Reflects Applicable Contingent Deferred Sales Charge

                          VALUE OF $10,000 INVESTMENT

                Measurement Period
               (Fiscal Year Covered)                     S&P 500        S&P/Lipper Mix        Class B**            Class B
1/94                                                     $10,000            $10,000            $10,000            $10,000
6/94                                                       9,344              9,410              9,402              9,402
6/95                                                      11,779             11,206             10,803             10,803
6/96                                                      14,842             13,065             12,292             12,292
6/97                                                      19,992             15,995             14,616             14,616
6/98                                                     $26,022            $19,424            $17,476            $17,676

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The performance of the Asset Allocation Fund is measured against the S&P 500 Index, an unmanaged index generally representative of the performance of large companies in the US stock market. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management. By contrast, the performance of the fund reflects the deduction of these value-added services as well as the deduction of sales charges on Class A Shares and applicable contingent deferred sales charges on Class B Shares.

The S&P/Lipper Mix for all the classes is a blended index consisting of 60% of the average monthly returns of the S&P 1500 Index from January 1, 1995 (index inception date) until present and of the S&P 500 Index from April 1993 through December 1994. The final 40% consists of the Lipper Intermediate US Government Bond Funds Index.

                        The One Group Income Equity Fund
Portfolio Performance Review
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

HOW DID THE FUND PERFORM?
The One Group Income Equity Fund Fiduciary share class posted a total return of 23.18% for the year ended June 30, 1998. (For information on other share classes and performance comparisons to the Fund's benchmark index, please see page 7.)

With inflation, unemployment and federal fiscal balances at their best levels in a generation, the equity market offered strong double-digit returns for the fourth consecutive year.

TO WHAT DO YOU ATTRIBUTE SUCH STRONG PERFORMANCE?
The Fund continued to benefit from its concentration in the types of companies investors have preferred-large-capitalization, high-quality, consistent-growth companies. At the same time, the Fund was rewarded for not owning companies with severe earnings problems, such as those with significant exposure to Asia.

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
Our portfolio strategies during the year focused on maintaining strong performance measures while positioning the portfolio for a more challenging market environment we think may be in store. As such, we sold and took profits on certain issues that have been the best performers over the last several years. We also eliminated some disappointing holdings and established new positions in securities that we think are likely to be future market leaders.

We also have been improving the Fund's current income by reducing lower-dividend-yielding issues and building positions in higher-yielding securities. We also cut in half the Fund's position in convertible securities and used the proceeds to invest in real estate investment trusts (REITs). In addition to enhancing the Fund's diversification, we believe the REITs offer good value and add important defensive characteristics to the Fund due to their attractive yields.

On average, the Fund held 89% of its assets in common stocks, 5% in convertible securities, 5% in REITs and 1% in cash during the year.

DID THE PORTFOLIO BENEFIT FROM ANY PARTICULARLY STRONG HOLDINGS?*
The Fund enjoyed strong fiscal-year performance from several sectors in which certain companies consistently achieved superior earnings growth or benefited from major restructuring:

- Health care (Schering-Plough, Pfizer and Warner-Lambert were up 65% or more)

- Finance (American Express, Chase Manhattan, U.S. Bancorp, Lincoln National, FNMA and National City were up 35% or more)

- Telephone utilities (AT&T, BellSouth and Sprint were up 30% or more)

- Selected industrials (Ford was up 55%).

WERE THERE ANY DISAPPOINTING HOLDINGS?*
Disappointing performers were concentrated in more volatile sectors, including transportation (Union Pacific declined 37% for the fiscal year), energy and mining (Amoco was off 4%, Cyprus-Amax down 46%) and manufacturing (Corning, Boeing and Deere declined in price). Our policy in handling such "problem" issues is to reduce the position size when earnings expectations are not being met and sell out completely if a turnaround is unlikely, as we did with Union Pacific and Cyprus-Amax. To help avoid problem situations, we concentrate on favorable growth areas and look to fundamental research conducted by our in-house analysts.

HOW DID THE FUND'S TOP 10 HOLDINGS CHANGE?*
Two new issues moved into the top 10 holdings-American Home Products, 2.1% (health care) and Schering-Plough, 1.9% replaced Mobil (energy) and Philip Morris (consumer non-durables). The remaining top 10 holdings were unchanged from last year and included General Electric, 3.4% (capital goods), American Express, 2.5%, Bristol-Myers Squibb, 2.4% (health care), Exxon, 2.2% (energy), BankAmerica, 2.1% (financial services), Warner-Lambert, 2.1%, Coca-Cola, 2.1% (consumer non-durable), and Royal Dutch Petroleum, 2.0% (energy).

                        The One Group Income Equity Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

WHAT IS YOUR OUTLOOK FOR THE FUND?
We are pleased with the current composition of the portfolio and the fundamental progress of the companies the Fund owns. Nevertheless, the financial markets have been highly volatile. Many of the uncertainties confronting investors today-Asian problems, nuclear proliferation, historically high stock valuations-have no quick-fix solutions. Furthermore, corporate earnings gains aren't as good as they have been in recent years. This would suggest that we should lower our return expectations and become more focused and selective.

Perhaps the best plan is to remain flexible and vigilant in order to take advantage of opportunities when they arise. If a more challenging market develops, we believe the Fund is well positioned, given its defensive characteristics, higher-than-average income, holdings in predictable growth companies and exposure to real estate.

/s/ R. Lynn Yturri
---------------------------
R. Lynn Yturri
Fund Manager

/s/ Richard R. Jandrain III
---------------------------
Richard R. Jandrain III
Senior Managing Director of Fixed Income Securities

* Holdings are subject to change.

Please refer to the prospectus and the accompanying financial statements for further information about your Fund.

                        The One Group Income Equity Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                       Since
                                                     Inception
                       1 Year    5 Year    10 Year   (7/2/87)
  Fiduciary            23.18%    20.21%    16.29%     13.99%

                          VALUE OF $10,000 INVESTMENT

                     Measurement Period
                   (Fiscal Year Covered)                          S&P 500           Fiduciary
6/88                                                              $10,000            $10,000
6/89                                                               12,055             11,858
6/90                                                               14,044             13,375
6/91                                                               15,082             14,376
6/92                                                               17,104             16,153
6/93                                                               19,436             18,020
6/94                                                               19,709             18,609
6/95                                                               24,847             22,526
6/96                                                               31,307             28,053
6/97                                                               42,170             36,720
6/98                                                              $54,889            $45,230

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                  Since
                                                Inception
                        1 Year      5 Year      (2/18/92)
  Class A               22.91%      19.89%        17.43%
  Class A*              17.39%      18.79%        16.59%

* Reflects 4.50% Sales Charge.

                          VALUE OF $10,000 INVESTMENT

                     Measurement Period
                   (Fiscal Year Covered)                          S&P 500           Class A*           Class A
2/92                                                              $10,000           $  9,550            $10,000
6/92                                                                9,992              9,625             10,079
6/93                                                               11,354             10,721             11,226
6/94                                                               11,514             11,037             11,557
6/95                                                               14,515             13,301             13,961
6/96                                                               18,289             16,569             17,353
6/97                                                               24,635             21,602             22,625
6/98                                                              $32,065            $26,558            $27,806

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year      (1/14/94)
  Class B                  21.97%        20.06%
  Class B**                17.97%        19.82%

** Reflects Applicable Contingent Deferred Sales Charge.

                          VALUE OF $10,000 INVESTMENT

                     Measurement Period
                   (Fiscal Year Covered)                          S&P 500           Class B**           Class B
1/94                                                              $10,000            $10,000            $10,000
6/94                                                                9,344              9,663              9,663
6/95                                                               11,779             11,587             11,587
6/96                                                               14,842             14,300             14,300
6/97                                                               19,992             18,515             18,515
6/98                                                              $26,022            $22,387            $22,587

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                        Since
                                      Inception
                                      (11/4/97)
  Class C                               16.57%
  Class C**                             15.57%

** Reflects Applicable Contingent Deferred Sales Charge.

                          VALUE OF $10,000 INVESTMENT

                     Measurement Period
                   (Fiscal Year Covered)                          S&P 500          Class C**          Class C
11/97                                                             $10,000           $10,000           $10,000
6/98                                                              $11,973           $11,556           $11,656

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The performance of the Income Equity Fund is measured against the S&P 500 Index, an unmanaged index generally representative of the performance of large companies in the US stock market. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management. By contrast, the performance of the fund reflects the deduction of these value-added services as well as the deduction of sales charges on Class A Shares and applicable contingent deferred sales charges on Class B and Class C Shares.

                        The One Group Equity Index Fund
Portfolio Performance Review
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

HOW DID THE FUND PERFORM?
For the year ended June 30, 1998, The One Group Equity Index Fund Fiduciary share class posted a total return of 29.73%. (For information on other share classes and a performance comparison to the index, please see page 9.)

As it is designed to do, the Fund offered a return that nearly matched that of the S&P 500 Index, the unmanaged group of stocks the Fund seeks to track with little or no excess risk. The S&P 500 Index returned 30.16% for the year. The slight difference in returns between the Fund and the Index is due to fees and transaction costs charged to the Fund but not to the Index.

WHAT CONTRIBUTED TO SUCH A STRONG RETURN?
A strong economy, low inflation, declining interest rates and favorable corporate earnings growth led to attractive stock market returns for yet another year. Once again, large-capitalization growth companies, the type represented in the S&P 500 Index, outperformed other types of U.S. stocks.

WHICH MARKET SECTORS OFFERED NOTABLE PERFORMANCE?
The Fund offered exposure to 15 market sectors. Among those sectors, retail and telephone utilities offered the strongest performance. The retail sector benefited from lower costs on Asian imports, while telephone utilities advanced due to acquisition activity.

The weakest-performing sectors included technology, energy and industrial commodities. The technology sector suffered somewhat from the economic and market crisis that swept through Asia, while energy stocks declined due to lower oil prices. In the industrial commodities sector (chemical, paper and metal companies), stocks suffered from the sector's lack of pricing power.

WHAT WERE SOME OF THE STRONGEST AND WEAKEST STOCKS?*
The Fund enjoyed outstanding performance from a handful of stocks, including technology provider Unisys, up 270% for the fiscal year due to strong earnings; computer manufacturer Dell Computer, up 216% on strong earnings; cable television company Tele-Communications, up 159% and acquired by AT&T; financial service provider Providian Financial, up 145% on strong earnings; and auto manufacturer Ford Motor, up 55% due to strong earnings.

Weak earnings contributed to poor performance from certain holdings, including diversified mining company Freeport-McMoran Copper and Gold, down 51% for the fiscal year; technology company Advanced Micro Devices, down 52%; and technology provider Cabletron Systems, down 53%.

WHAT WERE THE FUND'S TOP 10 HOLDINGS?*
Most of the Fund's top 10 holdings retained their spots during the past year. The only changes to the group were the addition of Pfizer, 1.5% (health care sector) and Wal-Mart, 1.5% (retail), which replaced Philip Morris (consumer non-durables) and IBM (technology). The remaining top 10 included General Electric, 3.2% (capital goods), Microsoft, 2.9% (technology), Coca-Cola, 2.3% (consumer non-durables), Exxon, 1.9% (energy), Merck, 1.7% (health care), Intel, 1.4% (technology), Proctor & Gamble, 1.3% (consumer non-durables) and Royal Dutch Petroleum, 1.3% (energy).

WHAT IS YOUR OUTLOOK FOR THE STOCK MARKET?
The environment for stocks should remain favorable over the coming year. We expect economic growth to continue, but at a slower pace. We also expect interest rates and inflation to remain low. Corporate earnings and stock prices should continue to grow, but earnings are likely to come under increasing pressure. Nevertheless, it's important to remember that returns of the last few years have been unusually strong, and they probably are not sustainable. We expect to see stock returns revert to more "normal" levels.

/s/ Richard R. Jandrain III
---------------------------
Richard R. Jandrain III
Senior Managing Director of Equity Securities

* Holdings subject to change.

Please refer to the prospectus and the accompanying financial statements for more information about your Fund.

The S&P 500 Index is an unmanaged group of stocks generally representative of the performance of large U.S.-based companies. Investors cannot purchase the index directly, but they can invest in the underlying securities.

                        The One Group Equity Index Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                  Since
                                                Inception
                        1 Year      5 Year       (7/2/91)
  Fiduciary             29.73%      22.58%        19.64%

                          VALUE OF $10,000 INVESTMENT

                     Measurement Period                                              Dollars
                   (Fiscal Year Covered)                          S&P 500           Fiduciary
7/91                                                              $10,000            $10,000
6/92                                                               10,836             11,211
6/93                                                               12,313             12,673
6/94                                                               12,486             12,753
6/95                                                               15,741             16,043
6/96                                                               19,834             20,129
6/97                                                               26,717             27,033
6/98                                                              $34,775            $35,070

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                  Since
                                                Inception
                        1 Year      5 Year      (2/18/92)
  Class A               29.33%      22.29%        19.44%
  Class A*              23.49%      21.17%        18.58%

* Reflects 4.50% Sales Charge.

                          VALUE OF $10,000 INVESTMENT

                     Measurement Period                                                                Dollars
                   (Fiscal Year Covered)                          S&P 500           Class A*           Class A
2/92                                                              $10,000            $ 9,550            $10,000
6/92                                                                9,992              9,595              9,992
6/93                                                               11,354             10,818             11,354
6/94                                                               11,514             10,879             11,514
6/95                                                               14,515             13,644             14,515
6/96                                                               18,289             17,075             18,289
6/97                                                               24,635             22,869             24,635
6/98                                                              $32,066            $29,574            $30,976

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year      (1/14/94)
  Class B                  28.47%        22.74%
  Class B**                24.47%        22.51%

** Reflects Applicable Contingent Deferred Sales Charge.

                          VALUE OF $10,000 INVESTMENT

                     Measurement Period                                                                  Dollars
                   (Fiscal Year Covered)                          S&P 500          Class B**          Class B
1/94                                                              $10,000            $10,000            $10,000
6/94                                                                9,344              9,443              9,443
6/95                                                               11,779             11,765             11,765
6/96                                                               14,842             14,595             14,595
6/97                                                               19,992             19,400             19,400
6/98                                                              $26,022            $24,721            $24,921

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                        Since
                                      Inception
                                      (11/4/97)
  Class C                               21.07%
  Class C**                             20.07%

** Reflects Applicable Contingent Deferred Sales Charge.

                          VALUE OF $10,000 INVESTMENT

                     Measurement Period                                                                Dollars
                   (Fiscal Year Covered)                          S&P 500           Class C**          Class C
11/97                                                             $10,000            $10,000            $10,000
6/98                                                              $11,973            $12,006            412,106

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The performance of the Equity Index Fund is measured against the S&P 500 Index, an unmanaged index generally representative of the performance of large companies in the US stock market. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management. By contrast, the performance of the fund reflects the deduction of these value-added services as well as the deduction of sales charges on Class A Shares and applicable contingent deferred sales charges on Class B and Class C Shares.

                        The One Group Value Growth Fund
Portfolio Performance Review
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

HOW DID THE FUND PERFORM?
The One Group Value Growth Fund Fiduciary share class posted a total return of 32.26% for the year ended June 30, 1998. (For information on other share classes and performance comparisons to indexes, please see page 12.)

TO WHAT DO YOU ATTRIBUTE THE FUND'S SOLID RETURN?
Domestic stocks of all styles enjoyed another strong year, as low inflation, declining interest rates and better-than-expected corporate earnings contributed to the gains.

Rather than emphasizing particular market sectors or trying to time the market's next moves, we research, evaluate and select stocks on an individual basis to build a diversified portfolio. We don't consciously overweight a single sector or a single style of stock. Instead, we invest in stocks from the four major equity styles -- large capitalization growth, large capitalization value, medium capitalization growth and medium capitalization value -- and look for stocks that we believe offer the best return potential relative to their level of risk.

Over the past year, for example, we saw some vicious swings among sectors, creating a momentum market that saw investors attempting to pick the "right" sector at the right time. But, our emphasis on individual stock selection paid off, as that process gave the Fund exposure to many different industries and contributed to the Fund's strong return.

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
The Fund owned more stocks than usual and was more diverse than usual in an active attempt to be less exposed to any single momentum play. Momentum markets tend to last longer than investors expect, and stocks that are not participating tend to lose their value quickly.

Events in Asia played an interesting role in the Fund's performance. After the domino effect, which started in Thailand, hit U.S. shores in October 1997, we avoided the stocks of companies that we thought would be most negatively affected by the malaise -- namely, commodity cyclical companies. By steering away from that group, the Fund became more growth-oriented than usual.

DID THE PORTFOLIO BENEFIT FROM ANY PARTICULARLY STRONG HOLDINGS?*
Industry positions such as the pharmaceutical area of health care
(Schering-Plough, up 91% for the fiscal year, and Bristol-Myers Squibb, up 42%); the software and PC areas of technology (Microsoft, up 71%; BMC Software, up 88%; Dell Computer, up 216%); and the long distance segment of telecommunications (Century Telephone, up 104%; Sprint, up 35%) added to the Fund's strong performance.

The Fund also benefited from strong performance from Cisco Systems (technology), up 106% for the year; Equitable Co. (financial services), up 125%; Morgan Stanley Dean Witter (financial services), up 112%; Lucent Technologies (technology), up 131%; and Energy East (utility), up 99%.

At the same time, a few Fund holdings realized poor performance, namely Callaway Golf (consumer services), down 45% for the year; Toys R Us (retail), down 33%; BetzDearborn (raw materials), down 37%; Columbia/HCA Healthcare (health care), down 26%; and Phycor (health care), down 52%.

HOW DID THE FUND'S TOP 10 HOLDINGS CHANGE?*
More than half of the Fund's top 10 holdings were among the leading holdings one year ago: Microsoft, 3.3% (technology), General Electric, 2.9% (capital goods), Exxon, 2.1% (energy), Wal-Mart, 1.8% (retail), Bristol Myers, 1.8% (health care) and Intel, 1.7% (technology). The remaining members of the top 10 on June 30, 1998, included NationsBank, 1.8% (financial services), Cisco Systems, 1.8%, Dell Computer, 1.7% and Coca-Cola, 1.5% (consumer non-durables).

                        The One Group Value Growth Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

WHAT IS YOUR OUTLOOK FOR THE FUND?
We anticipate corporate earnings to revert to more normal levels, and we believe volatility will continue. We plan to maintain the Fund's style diversity in similar proportion as last year to address this market.

/s/ Michael D. Weiner
---------------------
Michael D. Weiner
Fund Manager

/s/ Richard R. Jandrain III
---------------------------
Richard R. Jandrain III

Senior Managing Director of Equity Securities

* Holdings are subject to change.

Please refer to the prospectus and the accompanying financial statements for further information about your Fund.

                        The One Group Value Growth Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998
          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                  Since
                                                Inception
                        1 Year      5 Year      (12/29/89)
  Fiduciary             32.26%      19.63%        17.91%

                     Measurement Period                          VALUE OF $10,000 INVESTMENT
                   (Fiscal Year Covered)                          S&P 1500         Fiduciary
12/89                                                              $10,000          $10,000

6/90                                                                10,309           10,657

6/91                                                                11,072           11,631

6/92                                                                12,557           13,847

6/93                                                                14,268           16,554

6/94                                                                14,469           16,496

6/95                                                                18,241           19,198

6/96                                                                22,959           23,242

6/97                                                                30,524           30,673

6/98                                                               $39,510          $40,584

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                  Since
                                                Inception
                        1 Year      5 Year      (12/29/89)
  Class A               31.96%      19.48%        17.82%
  Class A*              26.04%      18.38%        17.19%

* Reflects 4.50% Sales Charge.

                     Measurement Period                                   VALUE OF $10,000 INVESTMENT
                   (Fiscal Year Covered)                          S&P 1500          Class A*          Class A
12/89                                                             $10,000           $ 9,550           $10,000

6/90                                                               10,309            10,178            10,657

6/91                                                               11,072            11,107            11,631

6/92                                                               12,557            13,224            13,847

6/93                                                               14,268            15,809            16,554

6/94                                                               14,469            15,754            16,496

6/95                                                               18,241            18,334            19,198

6/96                                                               22,959            22,178            23,225

6/97                                                               30,524            29,171            30,548

6/98                                                              $39,510           $38,504           $40,326

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year       (9/9/94)
  Class B                  30.89%        23.28%
  Class B**                26.89%        22.84%

** Reflects Applicable Contingent Deferred Sales Charge.

                     Measurement Period                                   VALUE OF $10,000 INVESTMENT
                   (Fiscal Year Covered)                          S&P 1500         Class B**          Class B
9/94                                                              $10,000          $10,000            $10,000

6/95                                                               12,019           10,806             10,806

6/96                                                               15,129           12,981             12,981

6/97                                                               20,113           16,942             16,942

6/98                                                              $26,034          $21,873            $22,173

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                        Since
                                      Inception
                                      (11/4/97)
  Class C                               20.87%
  Class C**                             19.87%

** Reflects Applicable Contingent Deferred Sales Charge.

                     Measurement Period                                   VALUE OF $10,000 INVESTMENT
                   (Fiscal Year Covered)                          S&P 1500         Class C**          Class C
11/97                                                             $10,000          $10,000            $10,000

6/98                                                              $11,858          $11,987            $12,087

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The above-quoted performance data includes the performance of the Paragon Value Equity Income Fund for the period prior to the commencement of operations of The One Group Value Growth Fund on March 26, 1996. Performance for the Fiduciary Shares is based on Class A Share performance adjusted to reflect the absence of sales charges.

The performance of the Value Growth Fund is measured against the S&P 1500 Index, an unmanaged index generally representative of the performance of large and small companies in the US stock market. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management. By contrast, the performance of the fund reflects the deduction of these value-added services as well as the deduction of sales charges on Class A Shares and applicable contingent deferred sales charges on Class B and Class C Shares.

The S&P 1500 Index for all classes consists of the average monthly returns of the S&P 500 Index from December 1989 through December 1994. Thereafter, the data are from the S&P 1500 Index which corresponds with the initiation of the S&P 1500 Index on January 1, 1995.

                     The One Group Large Company Value Fund
Portfolio Performance Review
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

HOW DID THE FUND PERFORM?
For the year ended June 30, 1998, The One Group Large Company Value Fund Fiduciary share class posted a total return of 21.46%. (For information on other share classes and a performance comparison to the index, please see page 15.)

TO WHAT DO YOU ATTRIBUTE THE FUND'S SOLID RETURN?
A positive economic environment led to strong corporate earnings growth, which benefited stocks in the Fund. Likewise, low inflation and a favorable interest rate environment boosted stock values.

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
Our strategy involves implementing traditional value-investing techniques, including focusing on stocks with below-average price-to-earnings and price-to-book ratios. We employ this approach within the context of our basic research discipline -- investing in attractively priced stocks with improving fundamentals. Our goal is to realize price appreciation within a reasonable time horizon.

We slightly modified the Fund's sector weightings during the year, increasing exposure to electric utilities so that the sector is now a bit overweighted. We believe the industry is well into its deregulation cycle, and we expect returns to become even more compelling. This should result in further buying interest going forward. We also made some minor changes in the technology sector, where computer giant IBM is now the sector's largest holding.

DID EVENTS OVERSEAS INFLUENCE FUND RETURNS?
While the companies in which the Fund invests do not have tremendous exposure to Europe, the stronger economies in that region did have an overall positive impact on the Fund. On the other hand, weak Asian demand hurt companies with significant Asian sales, especially in the capital goods sector. Fortunately, the Fund was only slightly affected, as just 5% of its holdings had exposure to Asia.

DID THE PORTFOLIO BENEFIT FROM ANY PARTICULARLY STRONG HOLDINGS?*
The Fund was invested primarily in energy, banking, financial and telephone stocks during the year. The banking and financial stocks were the best performers due to continued consolidation in their industries. In fact, the Fund enjoyed fiscal-year gains of at least 20% from the following financial services companies: Travelers Group, Morgan Stanley Dean Witter, Lincoln National, Hartford Financial Services Group and Fannie Mae.

Acquisition targets also proved to be among the best performing Fund holdings. Auto maker Chrysler saw its stock price advance 71% over the year, primarily due to its merger with German car maker Daimler Benz. In the telephone industry, MCI Communications' pending acquisition by WorldCom pushed shares of MCI 52% higher for the year. And, in the raw materials sector, Alcoa's acquisition of Alumax helped shares of Alumax advance 22%.

On the other hand, energy stocks lagged as weak oil prices hurt earnings. Because of this, we decreased the Fund's exposure to the major oil companies and increased exposure to the natural gas pipeline and refining companies. The refining companies are expected to benefit from lower oil prices.

HOW DID THE FUND'S TOP 10 HOLDINGS CHANGE?*
More than half of the Fund's top 10 holdings remained unchanged during the year. Those that held their spots from the previous year included Exxon, 4.3% (energy), IBM, 4.2%, NationsBank, 2.8% (financial services), Travelers Group, 2.8%, Royal Dutch Petroleum, 2.7% (energy) and BankAmerica, 2.1% (financial services). New to the group were Chrysler, 2.1%, Allstate, 1.9% (financial services), Sears Roebuck & Co., 1.9% (retail) and Citicorp, 1.8% (financial services).

                     The One Group Large Company Value Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

WHAT IS YOUR OUTLOOK FOR THE FUND?
Our outlook for the economy suggests a favorable environment for stocks over the coming year. We expect modest, but slower, economic growth with interest rates and inflation remaining under control. As such, we expect corporate earnings and stock prices to continue to grow. But, we expect to see stock returns revert to more "normal" levels, compared to the unusually high results of the past few years.

/s/ Edmund M. Cowart
--------------------
Edmund M. Cowart
Managing Director, Value Growth Team

/s/ Richard R. Jandrain III
---------------------------
Richard R. Jandrain III

Senior Managing Director of Equity Securities

* Holdings are subject to change.

Please refer to the prospectus and the accompanying financial statements for more information about your Fund.

                     The One Group Large Company Value Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                  Since
                                                Inception
                        1 Year      5 Year       (3/1/91)
  Fiduciary             21.46%      16.88%        14.68%


  Fiduciary

                                  VALUE OF $10,000 INVESTMENT

                     Measurement Period                          S&P/BARRA
                   (Fiscal Year Covered)                         500 Value         Fiduciary
3/91                                                                  $10,000            $10,000

6/91                                                                   10,035             10,148

6/92                                                                   11,405             11,721

6/93                                                                   13,514             12,511

6/94                                                                   13,932             12,709

6/95                                                                   16,903             15,685

6/96                                                                   21,094             17,678

6/97                                                                   27,610             22,470

6/98                                                                  $34,546            $27,292

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                  Since
                                                Inception
                        1 Year      5 Year      (2/18/92)
  Class A               21.14%      16.66%        14.00%
  Class A*              15.69%      15.59%        13.17%


  Class A
  Class A*

* Reflects 4.50% Sales Charge

                           VALUE OF $10,000 INVESTMENT

                     Measurement Period                          S&P/BARRA
                   (Fiscal Year Covered)                         500 Value          Class A*          Class A
2/92                                                                 $10,000            $ 9,550            $10,000

6/92                                                                  10,267              9,539              9,988

6/93                                                                  12,165             10,173             10,652

6/94                                                                  12,542             10,370             10,862

6/95                                                                  15,217             12,716             13,321

6/96                                                                  18,990             14,292             14,973

6/97                                                                  24,856             18,137             19,000

6/98                                                                 $31,100            $21,976            $23,018

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year      (1/14/94)
  Class B                  20.18%        16.80%
  Class B**                16.18%        16.54%

** Reflects Applicable Contingent Deferred Sales Charge

                                            VALUE OF $10,000 INVESTMENT

                     Measurement Period                          S&P/BARRA
                   (Fiscal Year Covered)                         500 Value         Class B**          Class B
1/94                                                                 $10,000            $10,000            $10,000

6/94                                                                   9,643              9,652              9,652

6/95                                                                  11,317             11,802             11,802

6/96                                                                  14,123             13,213             13,213

6/97                                                                  18,485             16,630             16,630

6/98                                                                 $23,128            $19,783            $19,983

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The performance of the Large Company Value Fund is measured against the S&P/BARRA 500 Value Index, an unmanaged index representing the performance of the lowest price to book securities in the S&P 500. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management. By contrast, the performance of the fund reflects the deduction of these value-added services as well as the deduction of sales charges on Class A Shares and applicable contingent deferred sales charges on Class B Shares.

                      The One Group Disciplined Value Fund
Portfolio Performance Review
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

HOW DID THE FUND PERFORM?
The One Group Disciplined Value Fund Fiduciary share class posted a total return of 28.27% for the year ended June 30, 1998. (For information on other share classes and performance comparisons to the index, please see page 18.)

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
Interest rates ended the year lower, but experienced volatility throughout the 12-month period. To avoid some of the stock price volatility associated with interest rate swings, we maintained a diversified portfolio with exposure to a variety of economic sectors. Within this framework, we emphasized in-depth analysis and individual stock selection, and we continued to rebalance the portfolio in order to improve structure and upgrade holdings as market conditions changed.

Because of the Fund's value orientation, we emphasized the sectors that offered the greatest perceived value. As a result, almost half of the Fund's assets were in the electric utility, financial, industrial, commodity and banking sectors. These were the areas that contained the largest number of equity securities with below-market-average price-to-earnings and price-to-book ratios.

Given the continued strength of the market, certain stocks reached their target prices quicker than we had anticipated, prompting the sale of those securities and the purchase of new ones. In addition, as certain stocks increased in valuation, they became more growth-like and were no longer appropriate for this value-oriented fund. For example, in the second half of 1997 prices on bank stocks soared, and the resulting valuations converted many of these stocks to growth stocks. As a result, remaining sectors that were relatively undervalued became more influential, and their weightings within the Fund increased. Specifically, we increased the Fund's holdings within the capital equipment, financial, industrial commodity and consumer durable sectors to make up for the gap caused by the decline in bank holdings.

DID THE PORTFOLIO BENEFIT FROM ANY PARTICULARLY STRONG HOLDINGS?*
Outstanding performance from several individual stocks during the fiscal year was driven largely by takeovers. For example, in the technology sector Qwest Communications acquired LCI International, in which the Fund had a large exposure; National City Bank acquired First of America, a Fund holding; and Williams Companies acquired the energy company Mapco, another Fund holding. In addition, the Fund's holding of Century Telephone nearly doubled in value over the year, as analysts projected superior earnings growth for the combined Century Telephone/Pacific Telesis company. Indeed, the merged company experienced revenue growth and margin expansion after joining forces, as it cut costs and expanded its territory.

Another merger, between cement manufacturers Southdown and Medusa, also contributed to the Fund's solid return. But, price gains on these stocks primarily were driven by excellent fundamentals within the industry. The supply/demand equation favored the manufacturers, given the steadily increasing demand for cement from the housing and infrastructure sectors, while the supply of cement has been virtually unchanged in the last decade. In addition, U.S. government restrictions on the amount of cement that can be imported helped the U.S. manufacturers.

DID EVENTS IN ASIA INFLUENCE ANY OF THE FUND'S HOLDINGS?*
On the downside, events in Asia caused certain Fund holdings to decline. As Asian currency values plummeted, it appears Asian customers chose to curtail their gaming excursions to the United States. As a result, the Fund's holdings in Circus Circus and MGM declined for the fiscal year. In addition, CompUSA lost half of its value due to the unanticipated sharp declines in computer prices. Lower demand from Asia contributed to the price declines, as did the lack of new memory-consuming software applications, which prompted revenue declines and margin contraction.

HOW DID THE FUND'S TOP 10 HOLDINGS CHANGE DURING THE FISCAL YEAR?*
Only two of the Fund's top 10 holdings remained from last year -- CMS Energy, 1.6% (utilities) and Southtrust Corp., 1.6% (financial services). Rounding out the top 10 were utilities companies New Century Enterprises, 1.5%, Allegheny Energy, 1.3%, Century Telephone, 1.5%, El Paso Natural Gas, 1.6% and Teco Energy, 1.2%; financial companies Bear Stearns,

                      The One Group Disciplined Value Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

1.6% and Paine Webber, 1.2%; and Tyson Foods, 1.1%, a member of the consumer non-durable sector.

WHAT IS YOUR OUTLOOK FOR THE FUND?
Looking ahead, we plan to maintain our current strategy of broad sector diversification, stringent in-house research and individual stock selection. Within each sector, we will continue to look for the best values among medium capitalization stocks, or those issues with low price/earnings and price/book ratios.

/s/ Edmund M. Cowart
--------------------
Edmund M. Cowart
Managing Director, Value Growth Team

/s/ Richard R. Jandrain III
---------------------------
Richard R. Jandrain III
Senior Managing Director of Equity Securities

* Holdings subject to change.

Please refer to the prospectus and the accompanying financial statements for further information about your Fund.

                      The One Group Disciplined Value Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998
                                                                         Dollars

                                                  Since
                                                Inception
                        1 Year      5 Year       (3/2/89)
  Fiduciary             28.27%       17.52        14.11%


  Fiduciary

                          VALUE OF $10,000 INVESTMENT                    Dollars

                                                                    S&P
                     Measurement Period                         BARRA/Midcap
                   (Fiscal Year Covered)                         400/Value         Fiduciary
3/89                                                                   10,000             10,000

6/89                                                                   10,883             10,989

6/90                                                                   12,677             11,372

6/91                                                                   13,615             11,572

6/92                                                                   15,441             13,451

6/93                                                                   17,545             15,278

6/94                                                                   17,792             15,895

6/95                                                                   22,430             18,443

6/96                                                                   27,627             22,150

6/97                                                                   34,233             26,704

6/98                                                                   43,366             34,253

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998
                                                                         Dollars

                                                  Since
                                                Inception
                        1 Year      5 Year      (2/18/92)
  Class A               27.90%      17.27%        15.79%
  Class A*              22.13%      16.19%        14.96%


  Class A
  Class A*

* Reflects 4.50% Sales Charge

                                        VALUE OF $10,000 INVESTMENT

                                                                    S&P
                     Measurement Period                         BARRA/Midcap
                   (Fiscal Year Covered)                         400/Value          Class A*          Class A
2/92                                                                  10,000              9,550             10,000

6/92                                                                   9,992              9,666             10,121

6/93                                                                  11,354             10,948             11,464

6/94                                                                  11,514             11,418             11,956

6/95                                                                  14,515             13,179             13,801

6/96                                                                  17,879             15,788             16,534

6/97                                                                  22,153             18,977             19,875

6/98                                                                  28,063             24,279             25,419

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998
                                                                         Dollars

                                         Since
                                       Inception
                           1 Year      (1/14/94)
  Class B                  26.97%        16.38%
  Class B**                22.97%        16.12%

** Reflects Applicable Contingent Deferred Sales Charge

                                                 VALUE OF $10,000 INVESTMENT

                     Measurement Period                             S&P
                   (Fiscal Year Covered)                        BARRA/Midcap       Class B**          Class B
1/94                                                                  10,000             10,000             10,000

6/94                                                                   9,344              9,500              9,500

6/95                                                                  11,779             10,918             10,918

6/96                                                                  14,509             12,985             12,985

6/97                                                                  17,978             15,476             15,476

6/98                                                                  22,775             19,465             19,665

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The performance of the Disciplined Value Fund is measured against the S&P/BARRA Midcap 400 Value Index, an unmanaged index representing the performance of the lowest price to book securities in the S&P Midcap 400 Index. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management. By contrast, the performance of the fund reflects the deduction of these value-added services as well as the deduction of sales charges on Class A Shares and applicable contingent deferred sales charges on Class B Shares.

The S&P/BARRA Midcap 400 Value Index consists of the average monthly returns of the S&P 500 Index for periods prior to June 1991. Thereafter, the data are from the S&P/BARRA Midcap 400 Value Index which corresponds with the initiation of the S&P/BARRA Midcap 400 Value Index on June 30, 1991.

                    The One Group Large Company Growth Fund
Portfolio Performance Review
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

HOW DID THE FUND PERFORM?
The One Group Large Company Growth Fund Fiduciary share class posted a total return of 35.75% for the year ended June 30, 1998. (For information on other share classes and performance comparisons to indexes, please see page 20.)

TO WHAT DO YOU ATTRIBUTE THE FUND'S SOLID RETURN?
A strong domestic economy, low inflation and declining interest rates all worked together to maintain a favorable equity environment. Once again, the market favored the largest growth-oriented companies because of their earnings reliability and stock liquidity.

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
Our primary investment strategy during this market climate has been to find good companies within industries that are growing at a faster rate than the economy. These are companies that we believe have the ability to exhibit sustained growth at some multiple of their underlying industry growth rate. In addition, we search for strong management teams and superior product positioning.

After evaluating the impact of the Asian crisis on the Fund's stocks, we cut the portfolio's technology holdings because much of these companies' exports went to Asia. We also increased our retail holdings, as many of these companies purchase their materials from Asia and thus benefit from lower costs.

This strategy worked well, because the technology sector, as a whole, has underperformed the market, while the retail sector has outperformed.

DID THE PORTFOLIO BENEFIT FROM ANY PARTICULARLY STRONG HOLDINGS?*
The Fund enjoyed outstanding performance from computer manufacturer Dell Computer, up 216% for the fiscal year; software giant Microsoft, up 71% and online service provider America Online, up 278%.

On the other hand, there were a few disappointing performances from the technology sector. For example, Applied Materials was off 17% and Oracle Corp. declined 27%.

HOW DID THE FUND'S TOP 10 HOLDINGS CHANGE?*
Most of the Fund's top 10 holdings remained unchanged during the year. The only newcomers were Dell Computer, 2.6% (technology) and Lucent Technologies, 2.3% (technology). The remaining members included General Electric, 6.8% (capital goods), Microsoft, 6.4% (technology), Coca-Cola, 4.3% (consumer non-durable), Wal-Mart, 3.2% (retail), Merck, 3.0% (health care), Bristol-Myers Squibb, 3.0% (health care), Pfizer, 2.9% (health care) and Proctor & Gamble, 2.6% (consumer non-durable).

WHAT IS YOUR OUTLOOK FOR THE FUND?
Looking ahead, we remain optimistic about continued U.S. economic growth and low inflation. We believe that interest rates may continue to decline, which would support ongoing stock market growth, but perhaps not at the unusually strong pace we've seen over the last several years. As such, it seems prudent to lower our expectations somewhat for the next year.

Our overall strategy remains intact -- to search for companies with strong fundamentals, effective management teams and favorable long-term outlooks. Because the Asian situation remains unresolved, we will continue to monitor its effects on the Fund's holdings.

/s/ Ashi Parikh
Ashi Parikh
Managing Director, Growth Equity Team

/s/ Richard R. Jandrain III
Richard R. Jandrain III
Senior Managing Director of Equity Securities

* Holdings are subject to change.

Please refer to the prospectus and the accompanying financial statements for more information about your fund.

                    The One Group Large Company Growth Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                    VALUE OF $10,000 INVESTMENT          DOLLARS

                                                  Since
                                                Inception
                        1 Year      5 Year      (2/28/92)
  Fiduciary             35.75%      22.79%        19.88%


  Fiduciary

                     Measurement Period                          S&P/BARRA
                   (Fiscal Year Covered)                         500 Growth        Fiduciary
2/92                                                                     10,000             10,000

6/92                                                                      9,743              9,920

6/93                                                                     10,550             11,301

6/94                                                                     10,522             12,210

6/95                                                                     13,755             14,878

6/96                                                                     17,505             17,461

6/97                                                                     24,215             23,243

6/98                                                                     32,661             31,553

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                    VALUE OF $10,000 INVESTMENT          DOLLARS

                                         Since
                                       Inception
                           1 Year      (2/22/94)
  Class A                  35.43%        23.70%
  Class A*                 29.33%        22.39%

* Reflects 4.50% Sales Charge.

                     Measurement Period                          S&P/BARRA
                   (Fiscal Year Covered)                         500 Growth         Class A*          Class A
2/94                                                                     10,000              9,550             10,000

6/94                                                                      9,530              9,453              9,898

6/95                                                                     12,458             11,486             12,028

6/96                                                                     15,854             13,420             14,054

6/97                                                                     21,931             17,790             18,631

6/98                                                                     29,581             24,085             25,230

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                    VALUE OF $10,000 INVESTMENT          DOLLARS

                                         Since
                                       Inception
                           1 Year      (1/14/94)
  Class B                  34.39%        22.49%
  Class B**                30.39%        22.26%

** Reflects Applicable Contingent Deferred Sales Charge.

                     Measurement Period                          S&P/BARRA
                   (Fiscal Year Covered)                         500 Growth        Class B**          Class B
1/94                                                                     10,000             10,000             10,000

6/94                                                                      9,539              9,934              9,934

6/95                                                                     12,235             11,831             11,831

6/96                                                                     15,570             13,952             13,952

6/97                                                                     21,539             18,381             18,381

6/98                                                                     29,052             24,496             24,696

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                                         DOLLARS

                                        Since
                                      Inception
                                      (11/4/97)
  Class C                               27.63%
  Class C**                             26.63%

** Reflects Applicable Contingent Deferred Sales Charge.

                                                VALUE OF $10,000 INVESTMENT

                     Measurement Period                          S&P/BARRA
                   (Fiscal Year Covered)                         500 Growth        Class C**          Class C
11/97                                                                    10,000             10,000             10,000

6/98                                                                     12,458             12,663             12,763

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The performance of the Large Company Growth Fund is measured against the S&P/BARRA 500 Growth Index, an unmanaged index representing the performance of the highest price to book securities in the S&P 500. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management. By contrast, the performance of the fund reflects the deduction of these value-added services as well as the deduction of sales charges on Class A Shares and applicable contingent deferred sales charges on Class B and Class C Shares.

                    The One Group Growth Opportunities Fund
Portfolio Performance Review
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

HOW DID THE FUND PERFORM?
The One Group Growth Opportunities Fund Fiduciary share class posted a total return of 31.11% for the year ended June 30, 1998. (For information on other share classes and performance comparisons to indexes, please see page 22.)

TO WHAT DO YOU ATTRIBUTE THE FUND'S SOLID RETURN?
Medium-capitalization growth stocks continued to benefit from a strong economy, solid corporate earnings, low inflation and low interest rates. In addition to these factors, the Fund's performance has benefited from good stock selection. Instead of looking for stocks based on general economic or market trends, we evaluate stocks on an individual basis, searching for those with appealing fundamentals.

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
Our primary investment strategy is to identify high growth companies within attractive, fast-growing industries. We look for companies that will benefit from strong management teams and competitive advantages. These factors should allow sustained high growth at a rate that outpaces the industry average.

After the Asian crisis erupted, we evaluated the impact of the fallout. Many of the Fund's technology companies had significant Asian exports, so we cut certain technology holdings to lessen the impact that decreased Asian demand would have on these companies. At the same time, we increased our retail holdings because many of these companies purchase materials from Asia. As such, these retailers were able to benefit from lower prices on Asian imports.

This strategy worked well, because the technology sector, as a whole, underperformed the market, while the retail sector outperformed.

DID THE PORTFOLIO BENEFIT FROM ANY PARTICULARLY STRONG HOLDINGS?*
The Fund enjoyed outstanding performance from computer manufacturer Dell Computer, up 216% for the fiscal year; retailer Just for Feet, up 63% and technology company Compuware, up 114%.

On the other hand, there were a few disappointing performances from Altera (technology), down 42% for the fiscal year; KLA-Tencor (technology), down 43%; and Global Marine (energy), down 19%.

HOW DID THE FUND'S TOP 10 HOLDINGS CHANGE?*
Half of the Fund's top 10 holdings changed during the year. At year-end, those that remained in the top 10 included Coca-Cola Enterprises, 3.0% (consumer non-durable), BMC Software, 2.2% (technology), Just for Feet, 2.0% (retail), AES Corp., 1.9% (utilities) and AFLAC, 1.6% (financial services). The new members included America Online, 4.4% (technology), USA Waste Services, 2.5% (capital equipment), Compuware, 2.0% (technology), Kohl's, 1.6% (retail) and Staples, 1.6% (retail).

WHAT IS YOUR OUTLOOK FOR THE FUND?
Looking ahead, we remain optimistic about continued U.S. economic growth and low inflation. We believe that interest rates may continue to decline, which would support ongoing stock market growth, but perhaps not at the unusually strong pace we've seen over the last several years. As such, it seems prudent to lower our expectations somewhat for the next year.

Our overall strategy remains intact -- to search for companies with strong fundamentals, effective management teams and favorable long-term growth rates. Because the Asian situation remains unresolved, we will continue to monitor its effects on the Fund's holdings.

/s/ Ashi Parikh
-------------------------------------
Ashi Parikh
Managing Director, Growth Equity Team

/s/ Richard R. Jandrain III
-------------------------------------
Richard R. Jandrain III
Senior Managing Director of Equity Securities

* Holdings are subject to change.

Please refer to the prospectus and the accompanying financial statements for more information about your fund.

                    The One Group Growth Opportunities Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                  Since
                                                Inception
                        1 Year      5 Year       (3/2/89)
  Fiduciary             31.11%      19.12%        18.35%

                          VALUE OF $10,000 INVESTMENT

                     Measurement Period
                   (Fiscal Year Covered)                            Mix             Fiduciary
3/89                                                              $10,000            $10,000
6/89                                                               10,883             10,822
6/90                                                               12,677             13,077
6/91                                                               13,165             14,364
6/92                                                               15,441             16,543
6/93                                                               17,545             20,076
6/94                                                               17,792             20,044
6/95                                                               22,430             24,002
6/96                                                               28,311             29,915
6/97                                                               34,939             36,721
6/98                                                              $44,334            $48,146

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                  Since
                                                Inception
                        1 Year      5 Year      (2/18/92)
  Class A               30.95%      18.85%        15.87%
  Class A*              25.07%      17.76%        15.03%

* Reflects 4.50% Sales Charge.

                          VALUE OF $10,000 INVESTMENT

                     Measurement Period
                   (Fiscal Year Covered)                                 Mix              Class A*           Class A
2/92                                                                    $10,000            $ 9,550            $10,000
6/92                                                                      9,992              8,448              8,847
6/93                                                                     11,354             10,282             10,766
6/94                                                                     11,514             10,229             10,710
6/95                                                                     14,515             12,224             12,799
6/96                                                                     18,321             15,196             15,912
6/97                                                                     22,611             18,618             19,495
6/98                                                                    $28,691            $24,380            $25,528

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year      (1/14/94)
  Class B                  29.79%        18.09%
  Class B**                25.79%        17.84%

** Reflects Applicable Contingent Deferred Sales Charge.

                          VALUE OF $10,000 INVESTMENT

                     Measurement Period
                   (Fiscal Year Covered)                          S&P Mix          Class B**            Class B
1/94                                                              $10,000            $10,000            $10,000
6/94                                                                9,344              9,093              9,093
6/95                                                               11,779             10,772             10,772
6/96                                                               14,868             13,307             13,307
6/97                                                               18,349             16,198             16,198
6/98                                                              $23,283            $20,783            $20,983

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                        Since
                                      Inception
                                      (11/4/97)
  Class C                               14.27%
  Class C**                             13.27%

** Reflects Applicable Contingent Deferred Sales Charge.

                          VALUE OF $10,000 INVESTMENT

                     Measurement Period
                   (Fiscal Year Covered)                          S&P Mix          Class C**           Class C
11/97                                                             $10,000            $10,000            $10,000
6/98                                                              $11,373            $11,327            $11,427

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The performance of the Growth Opportunities Fund is measured against the S&P/BARRA Midcap 400 Growth Index, an unmanaged index representing the performance of the highest price to book securities in the S&P Midcap 400 Index. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management. By contrast, the performance of the fund reflects the deduction of these value-added services as well as the deduction of sales charges on Class A Shares and applicable contingent deferred sales charges on Class B and Class C Shares.

The S&P/BARRA Midcap 400 Growth Index for the Fiduciary Class Shares consists of the average monthly returns of the Russell 2000 Index for periods prior to June, 1991. Thereafter, the data are from the S&P/BARRA Midcap 400 Growth Index which corresponds with the initiation of the S&P/BARRA Midcap 400 Growth Index on June 30, 1991.

                    The One Group Small Capitalization Fund
Portfolio Performance Review
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

HOW DID THE FUND PERFORM?
For the year ended June 30, 1998, The One Group Small Capitalization Fund Fiduciary share class posted a total return of 23.58%. (For information on other share classes and a performance comparison to the index, please see page 24.)

For the fourth year in a row, performance of small-capitalization stocks trailed that of large-capitalization stocks. Investors continued to favor larger-company stocks because of their liquidity traits and earnings predictability.

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
Our primary strategies during the year were to maintain an average market capitalization of $500 million or less and enhance the portfolio's diversification. We started improving the Fund's diversification in November 1997, after shareholders approved a change in the Fund's investment objective. Previously, the Fund focused on companies based in the Southeast region of the United States. Now, the Fund invests primarily in small and emerging companies throughout the United States, seeking to offer growth opportunities from a much larger universe of companies. The number of companies represented in the portfolio increased by 40% during the year.

We select stocks on an individual basis, relying on in-depth research to uncover companies with talented management teams and promising growth characteristics. As such, we avoid emphasizing particular sectors or industries and, instead, tend to remain sector neutral.

DID THE PORTFOLIO BENEFIT FROM ANY PARTICULARLY STRONG HOLDINGS?*
The Fund benefited from impressive performance from several individual holdings. In particular, furniture retailer Ethan Allen Interiors was up more than 75% for the year, after doubling in value the previous fiscal year. Safeskin Corp., in the health care sector, was up more than 179% for the year.

WERE THERE ANY PARTICULARLY WEAK HOLDINGS?*
We significantly reduced the Fund's energy weighting during the year, as oil prices declined. Nevertheless, several of the Fund's holdings in oil service companies, which had performed extremely well in fiscal 1997, declined nearly 50% from their highs. In addition, several stocks in the volatile health care and technology sectors dropped in value.

HOW DID THE FUND'S TOP 10 HOLDINGS CHANGE?*
The Fund's top 10 holdings were led by five technology stocks -- Sanmina, 1.2%, Tech Data, 1.0%, Platinum Technology, 0.9%, Aspect Telecommunications, 0.8%, and Comverse Technology, 0.8% -- and three financial stocks -- Protective Life, 1.2%, Sirrom Capital, 0.9% and Alabama National Bancorp, 0.9%. The remaining members of the top 10 were Ethan Allen Interiors, 1.0% and Hibbett Sporting Goods, 0.8% (retail).

WHAT IS YOUR OUTLOOK FOR THE FUND?
Looking ahead, we remain optimistic about continued U.S. economic growth and low inflation. We believe that interest rates may decline further, which would support ongoing stock market growth. Although the market continues to demand liquidity, which is provided by large-capitalization stocks, the valuations in small-company stocks are becoming more compelling on a price/earnings to growth relationship.

Our overall strategy remains intact -- to take a bottom-up approach in our search for small companies with promising growth qualities.

/s/ Donald E. Allred
---------------------------
Donald E. Allred
Fund Manager

/s/ Richard R. Jandrain III
---------------------------
Richard R. Jandrain III
Senior Managing Director of Equity Securities

* Holdings are subject to change.

Please refer to the prospectus and the accompanying financial statements for more information about your Fund.

                    The One Group Small Capitalization Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                  Since
                                                Inception
                        1 Year      5 Year       (7/1/91)
  Fiduciary             23.58%      14.55%        17.10%

                          VALUE OF $10,000 INVESTMENT

                     Measurement Period
                   (Fiscal Year Covered)                          S&P 600          Fiduciary
6/91                                                              $10,000            $10,000
6/92                                                               11,710             12,122
6/93                                                               15,046             15,309
6/94                                                               15,326             15,874
6/95                                                               18,447             17,772
6/96                                                               23,246             21,551
6/97                                                               28,287             24,448
6/98                                                              $33,792            $30,200

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                  Since
                                                Inception
                        1 Year      5 Year       (7/1/91)
  Class A               23.28%      14.42%        17.01%
  Class A*              17.69%      13.37%        16.25%

* Reflects 4.50% Sales Charge.

                          VALUE OF $10,000 INVESTMENT

                     Measurement Period
                   (Fiscal Year Covered)                          S&P 600           Class A*           Class A
6/91                                                              $10,000            $ 9,550            $10,000
6/92                                                               11,710             11,577             12,122
6/93                                                               15,046             14,620             15,309
6/94                                                               15,326             15,159             15,877
6/95                                                               18,447             16,972             17,772
6/96                                                               23,246             20,502             21,468
6/97                                                               28,287             23,275             24,371
6/98                                                              $33,792            $28,683            $30,034

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year      (9/12/94)
  Class B                  22.24%        15.88%
  Class B**                18.24%        15.35%

** Reflects Applicable Contingent Deferred Sales Charge.

                          VALUE OF $10,000 INVESTMENT

                     Measurement Period
                   (Fiscal Year Covered)                          S&P 600          Class B**           Class B
9/94                                                              $10,000            $10,000            $10,000
6/95                                                               11,188             10,594             10,594
6/96                                                               14,098             12,702             12,702
6/97                                                               17,156             14,320             14,320
6/98                                                              $20,494            $17,199            $17,499

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                        Since
                                      Inception
                                      (11/4/97)
  Class C                               3.08%
  Class C**                             2.16%

** Reflects Applicable Contingent Deferred Sales Charge.

                          VALUE OF $10,000 INVESTMENT

                     Measurement Period
                   (Fiscal Year Covered)                          S&P 600          Class C**         Class C
11/97                                                             $10,000           $10,000           $10,000
6/98                                                              $10,826           $10,215           $10,307

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The above-quoted performance data includes the performance of the Paragon Gulf South Growth Fund for the period prior to the commencement of operations of The One Group Small Capitalization Fund on March 26, 1996. Performance for the Fiduciary Shares is based on Class A Share performance adjusted to reflect the absence of sales charges.

The performance of the Small Capitalization Fund is measured against the S&P 600 Index, an unmanaged index generally representative of the performance of small companies in the US stock market. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management. By contrast, the performance of the fund reflects the deduction of these value-added services as well as the deduction of sales charges on Class A Shares and applicable contingent deferred sales charges on Class B and Class C Shares.

                 The One Group International Equity Index Fund
Portfolio Performance Review
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

HOW DID THE FUND PERFORM?
For the year ended June 30, 1998, The One Group International Equity Index Fund Fiduciary share class provided a total return of 9.54%. (For information on other share classes and a performance comparison to the index, please see page 27.)

TO WHAT DO YOU ATTRIBUTE THE FUND'S PERFORMANCE?
The Fund's strategy has two components. It seeks to invest 90% of its assets in the developed international markets in a manner designed to track the Morgan Stanley Capital International Europe, Australia, Far East/
Gross Domestic Product (EAFE/GDP) Index; and it invests the remaining 10% of its assets in emerging markets.

Over the past 12 months, the difference in return between the developed markets and the emerging markets was dramatic. The EAFE/GDP Index rose 15.14% over this period, while the customized index we track in the emerging markets fell 16.09%. The Fund's return trailed the EAFE/GDP Index due to its investments in emerging markets and due to fees and expenses charged to the Fund. (An index has no expenses because it is an unmanaged portfolio.)

WHY DID THE EMERGING MARKETS FALL SO SHARPLY?
The turmoil in the emerging markets began on July 2, 1997, when a rapid decline in Thailand's currency precipitated an economic crisis throughout Asia. As the region's currencies dropped, companies' foreign debts grew beyond their ability to pay. Many companies had borrowed from foreign lenders because interest rates were lower in those countries than they were at home. The amount of foreign debt surprised most investors, as companies in these countries did not adequately disclose those loans. Investors' reacted to these developments and equity prices plunged along with the currencies.

WHAT ABOUT THE INFLUENCE FROM THE DEVELOPED MARKETS?
European equity markets performed very well this past year, which allowed the Fund to achieve its positive return in spite of the turmoil in the Asian markets. The Fund's investments in Europe started the year at more than 61% of total assets.

HOW DID THE U.S. DOLLAR'S STRENGTH INFLUENCE RETURNS?
Overall performance once again was held back by a strong U.S. dollar, which increased in value versus nearly every currency across the globe. Because the Fund's foreign-denominated investments suffered from currency declines in all the countries where it invests over the past year, the strong U.S. dollar prevented the Fund from achieving a higher return.

DID THE PORTFOLIO BENEFIT FROM ANY PARTICULARLY STRONG MARKETS?
Equity market returns across Europe outpaced even the exceptional U.S. equity market during the past 12 months. Among the developed countries, Finland performed best, up 66%. Other outstanding returns were posted in Italy, up 63%; Spain, up 50%; Ireland, up 41%; and Austria, France and Germany, each up more than 30%. European emerging countries also performed well, with Greece up 37%, Hungary up 25%, and Turkey up 24%.

In contrast, performance in Asia ranged from bad to worse. Japan, the largest weight in the Fund a year ago at 27% of assets, fell almost 32%. Among the developed markets in Asia, Malaysia fell 75%, Hong Kong fell 48%, and Singapore fell 48%. Results in Asia's emerging markets were even worse.

WHAT IS YOUR OUTLOOK FOR THE FUND?
The Fund will continue its strategy of tracking the EAFE/GDP Index with the bulk of its assets and investing broadly across the emerging markets. We continue to be optimistic about prospects in the European equity markets. Furthermore, recent developments in Asia have forced these countries to address their problems, and we expect those markets to fully recover eventually. We feel that sticking with the Fund's strategy will allow the Fund to participate in the recovery.

                 The One Group International Equity Index Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

The Fund, by nature of its investment in 34 foreign countries, continues to offer superb diversification, especially for an investor with a large allocation to U.S. equities.

/s/ Norman Meltz
------------------------------
Norman Meltz
Independence International Associates Inc.
Fund Sub-Advisor

/s/ Richard R. Jandrain III
------------------------------
Richard R. Jandrain III
Senior Managing Director of Equity Securities

Please refer to the prospectus and the accompanying financial statements for more information about your Fund.

                 The One Group International Equity Index Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                    VALUE OF $10,000 INVESTMENT

                                                  Since
                                                Inception
                        1 Year      5 Year      (10/28/92)
  Fiduciary              9.54%      10.93%        12.84%

                     Measurement Period                        Morgan Stanley
                   (Fiscal Year Covered)                          EAFE/GDP          Fiduciary
10/92                                                             $10,000            $10,000
6/93                                                               12,248             11,812
6/94                                                               14,527             13,636
6/95                                                               15,057             14,209
6/96                                                               16,946             15,803
6/97                                                               19,378             18,116
6/98                                                              $22,312            $19,843

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                    VALUE OF $10,000 INVESTMENT

                                                  Since
                                                Inception
                        1 Year      5 Year      (4/23/93)
  Class A                9.34%      10.70%        10.21%
  Class A*               4.40%       9.68%        9.23%

* Reflects 4.50% Sales Charge.

                                    VALUE OF $10,000 INVESTMENT

                     Measurement Period                        Morgan Stanley
                   (Fiscal Year Covered)                          EAFE/GDP          Class A*            Class A
4/93                                                              $10,000            $ 9,550           $ 10,000
6/93                                                                9,981              9,510              9,958
6/94                                                               11,837             10,953             11,469
6/95                                                               12,269             11,374             11,913
6/96                                                               13,808             12,641             13,248
6/97                                                               15,790             14,448             15,144
6/98                                                              $18,181            $15,809           $416,556

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                    VALUE OF $10,000 INVESTMENT

                                         Since
                                       Inception
                           1 Year      (1/14/94)
  Class B                   8.48%        8.53%
  Class B**                 4.48%        8.19%

** Reflects Applicable Contingent Deferred Sales Charge.

                     Measurement Period                        Morgan Stanley
                   (Fiscal Year Covered)                          EAFE/GDP          Class B**           Class B
1/94                                                              $10,000            $10,000            $10,000
6/94                                                               10,057             10,323             10,323
6/95                                                               10,424             10,650             10,650
6/96                                                               11,732             11,712             11,712
6/97                                                               13,415             13,278             13,278
6/98                                                              $15,446            $14,203            $14,403

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                        Since
                                      Inception
                                      (11/4/97)
  Class C                               16.34%
  Class C**                             15.34%

** Reflects Applicable Contingent Deferred Sales Charge.

                     Measurement Period                        Morgan Stanley                  Dollars
                   (Fiscal Year Covered)                          EAFE/GDP         Class C**          Class C
11/97                                                            $10,000            $10,000            $10,000
6/98                                                             $12,365            $11,534            $11,634

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

International investing involves increased risk and volatility.

The performance of the International Equity Index Fund is measured against the Morgan Stanley EAFE/GDP Index, an unmanaged index generally representative of the performance of international stock markets. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management. By contrast, the performance of the fund reflects the deduction of these value-added services as well as the deduction of sales charges on Class A Shares and applicable contingent deferred sales charges on Class B and Class C Shares.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Asset Allocation Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
ASSET BACKED SECURITIES (2.0%):
Financial Services (2.0%):
 $   42     Advanta Mortgage Loan Trust, Series
              1994-3, Class A2, 7.60%,
              7/25/10..........................  $     42
    542     Case Equipment Loan Trust, Series
              1996-B, Class A3, 6.65%,
              9/15/03..........................       552
  1,000     Chemical Master Credit Card Trust,
              Series 1995-2, Class A, 6.23%,
              6/15/03..........................     1,010
    480     Greentree Financial Corp., Series
              1996-3, Class A3, 6.70%,
              5/15/27..........................       487
    800     Greentree Financial Corp., Series
              1996-7, Class A4, 6.80%,
              10/15/27.........................       830
    105     KeyCorp Auto Grantor Trust, Series
              1995-A A, 5.80%,.................       106
    312     Nationsbank Auto Owner Trust,
              Series 1996-A A3, 6.38%,
              7/15/00..........................       314
    525     Olympic Automobile Receivables
              Trust, 6.05%, 8/15/02............       526
  1,025     Olympic Automobile Receivables
              Trust, Series 1996-B, Class A4,
              6.70%, 3/15/02...................     1,036
    395     The Money Store Home Equity Trust,
              Series 1993-C, 5.18%, 7/15/06....       391
     73     The Money Store Home Equity Trust,
              Series 1994-B, Class A2, 6.80%,
              2/15/13..........................        74
                                                 --------
Total Asset Backed Securities                       5,368
                                                 --------
COMMERCIAL PAPER (1.9%):
Financial Services (1.9%):
  5,200     Merrill Lynch, 5.59%, 9/18/98
              (d)..............................     5,137
                                                 --------
Total Commercial Paper                              5,137
                                                 --------
COMMON STOCKS (53.5%):
Business Equipment & Service (0.7%):
     14     Miller (Herman), Inc...............       333
     25     Service Corp. International........     1,085
     11     U.S.A. Waste Services, Inc.
              (b)(c)...........................       523
                                                 --------
                                                    1,941
                                                 --------
Capital Goods (3.9%):
      9     Cooper Industries, Inc.............       483
     18     Emerson Electric Co................     1,092
     50     General Electric Co................     4,504
     16     Harsco Corp........................       738
      8     Hubbell, Inc., Class B.............       329
     13     Johnson Controls, Inc..............       725
      6     Medusa Corp........................       389

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
COMMON STOCKS, CONTINUED:
Capital Goods, continued:
     25     Teleflex, Inc......................  $    939
     21     Tyco International, Ltd............     1,335
                                                 --------
                                                   10,534
                                                 --------
Consumer Durable (0.7%):
     25     Autozone, Inc. (b)(c)..............       789
     21     Chrysler Corp......................     1,201
                                                 --------
                                                    1,990
                                                 --------
Consumer Non-Durable (4.6%):
     28     Coca-Cola Co.......................     2,360
     25     ConAgra, Inc.......................       792
     14     Interstate Bakeries Corp...........       471
     25     Intimate Brands, Inc...............       675
     10     Lancaster Colony Corp..............       367
     18     McCormick & Co., Inc...............       654
     24     Newell Companies, Inc..............     1,176
     43     Philip Morris Co., Inc.............     1,709
     10     Proctor & Gamble Co................       902
     17     Quaker Oats Co.....................       917
     15     Revlon, Inc. (b)(c)................       745
     21     Rubbermaid, Inc....................       710
     18     Sara Lee Corp......................     1,029
                                                 --------
                                                   12,507
                                                 --------
Consumer Services (2.7%):
     26     Belo (A.H.) Corp., Series A........       626
     24     Hasbro, Inc........................       930
     30     Hilton Hotels Corp.................       849
     13     MGM Grand, Inc. (b)(c).............       420
     22     Tele-Communications, Inc. (b)(c)...       855
     19     Time Warner, Inc...................     1,650
     17     Viacom, Inc. (b)...................       996
      9     Walt Disney Co.....................       893
                                                 --------
                                                    7,219
                                                 --------
Energy (3.9%):
     12     Ashland, Inc.......................       609
     10     Devon Energy Corp. (c).............       363
     10     Dresser Industries, Inc............       432
     46     Exxon Corp.........................     3,259
     30     Royal Dutch Petroleum, NY Shares...     1,633
     27     Texaco, Inc........................     1,612
     16     Tosco Corp. (c)....................       479
     10     Transocean Offshore, Inc...........       436
     17     Ultramar Diamond Shamrock Corp.....       521
     33     USX-Marathon Group.................     1,119
                                                 --------
                                                   10,463
                                                 --------
Financial Services (9.3%):
     11     Allstate Corp......................     1,026
      9     American International Group,
              Inc..............................     1,343
      6     Associates First Capital, Class
              A................................       469

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Asset Allocation Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
COMMON STOCKS, CONTINUED:
Financial Services, continued:
     11     Bear Stearns Co., Inc..............  $    614
     24     Charter One Financial, Inc.........       809
     23     Chase Manhattan Corp...............     1,744
     13     Cigna Corp.........................       897
     11     Equitable Co., Inc.................       809
     27     Federal National Mortgage Assoc....     1,622
     23     First Tennessee National Corp......       729
     18     First Union Corp...................     1,031
     10     Hartford Financial Services
              Group............................     1,121
     21     MBNA Corp..........................       690
     14     Mercantile Bankshares Corp.........       498
     19     Morgan Stanley Dean Witter
              Discover.........................     1,754
     16     National City Corp.................     1,157
     36     NationsBank Corp...................     2,761
      6     PMI Group, Inc.....................       462
     26     Southtrust Corp....................     1,151
     13     State Street Corp..................       869
     38     Travelers Group, Inc...............     2,322
      3     Wells Fargo & Co...................     1,255
                                                 --------
                                                   25,133
                                                 --------
Health Care (5.9%):
     33     American Home Products Co..........     1,713
     12     Bausch & Lomb, Inc.................       596
     16     Baxter International, Inc..........       866
     10     Boston Scientific Corp. (b)(c).....       731
     24     Bristol Myers Squibb Co............     2,713
      8     Cardinal Health, Inc...............       703
     18     IDEXX Laboratories, Inc. (b).......       458
      9     Johnson & Johnson..................       634
     20     Medtronic, Inc.....................     1,275
     12     Merck & Co., Inc...................     1,578
      8     Pfizer, Inc........................       837
     16     Schering Plough Corp...............     1,439
      6     Sofamor Danek Group, Inc. (b)......       545
     27     Warner Lambert Co..................     1,852
                                                 --------
                                                   15,940
                                                 --------
Raw Materials (2.0%):
     12     Betzdearborn, Inc..................       498
     18     Crompton & Knowles Corp............       456
     18     Du Pont (EI) de Nemours & Co.......     1,350
     22     Ferro Corp.........................       561
     23     Morton International, Inc..........       585
     17     Nalco Chemical Co..................       580
     16     Olin Corp..........................       663
     18     Praxair, Inc.......................       847
                                                 --------
                                                    5,540
                                                 --------

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
COMMON STOCKS, CONTINUED:
Retail (3.7%):
     23     Dayton Hudson Corp.................  $  1,130
     36     Just For Feet, Inc. (b)............     1,023
     21     Kohl's Corp. (b)...................     1,063
     30     Kroger Co. (b).....................     1,273
     42     Officemax, Inc. (b)................       693
     12     Outback Steakhouse, Inc. (b)(c)....       476
     16     Safeway, Inc. (b)..................       643
     46     Wal-Mart Stores, Inc. (c)..........     2,813
     24     Williams Sonoma, Inc. (b)..........       770
                                                 --------
                                                    9,884
                                                 --------
Shelter (1.5%):
      6     Armstrong World Industries, Inc....       411
     23     Kimberly Clark Corp................     1,060
     28     Leggett & Platt, Inc...............       705
     17     Masco Corp.........................     1,004
     18     Pentair, Inc.......................       769
                                                 --------
                                                    3,949
                                                 --------
Technology (8.7%):
     18     American Power Conversion (b)......       543
     13     Applied Materials, Inc. (b)........       378
     18     BMC Software, Inc. (b).............       924
     22     Cadence Design Systems, Inc. (b)...       681
     29     Cisco Systems, Inc. (b)............     2,693
     29     Dell Computer Corp. (b)............     2,673
     13     Gateway 2000, Inc. (b)(c)..........       643
     25     Hewlett Packard Co.................     1,503
     36     Intel Corp.........................     2,639
     20     International Business Machines....     2,239
      8     Lockheed Martin Corp...............       815
     19     LSI Logic Corp. (b)................       436
     20     Lucent Technologies, Inc...........     1,689
     16     Maxim Integrated Products, Inc.
              (b)..............................       513
     48     Microsoft Corp. (b)................     5,169
                                                 --------
                                                   23,538
                                                 --------
Utilities (5.9%):
     18     AES Corp. (b)......................       951
     22     Baltimore Gas & Electric Co........       677
     19     Century Telephone Enterprises......       885
     20     Cinergy Corp.......................       711
     17     El Paso Natural Gas................       646
     33     Energy East Corp...................     1,353
     24     General Public Utilities Corp......       908
     30     GTE Corp...........................     1,669
     13     L G & E Energy Corp................       346
     13     MCN Corp...........................       311
     39     Qwest Communications International
              (b)..............................     1,377
     51     SBC Communications, Inc............     2,028
     24     Sprint Corp........................     1,713

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Asset Allocation Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
COMMON STOCKS, CONTINUED:
Utilities, continued:
     24     Williams Cos., Inc. (c)............  $    797
     34     WorldCom, Inc. (b)(c)..............     1,647
                                                 --------
                                                   16,019
                                                 --------
Total Common Stocks                               144,657
                                                 --------
CORPORATE BONDS (10.8%):
Banking, Finance & Insurance (5.8%):
 $1,000     Association Corp., 8.27%,
              11/8/01..........................     1,066
  1,000     BankAmerica Corp., 8.13%, 2/1/02...     1,063
    500     Chrysler Financial Corp., 5.88%,
              2/7/01...........................       499
  1,200     Circuit City Credit Card Master
              Trust, 6.38%, 8/15/05............     1,214
  1,000     First Hawaiian, Inc., 6.25%,
              8/15/00..........................     1,001
    610     Ford Credit Auto Loan Master Trust,
              5.50%, 2/15/03...................       606
    500     Ford Motor Credit Corp., 8.38%,
              1/15/00..........................       518
    250     General Motors Acceptance Corp.,
              7.00%, 3/1/00....................       254
  1,250     General Motors Acceptance Corp.,
              8.25%, 2/24/04...................     1,365
  1,000     Goldman Sachs Group, 7.20%, 3/1/07,
              144 A............................     1,063
    750     Huntington National Bank, 6.75%,
              6/15/03..........................       769
  1,000     International Lease Finance Corp.,
              5.88%, 1/15/01...................       996
  1,000     KeyCorp National Bank, 6.75%,
              6/15/03..........................     1,025
    300     Lehman Brothers Holdings, Inc.,
              8.88%, 11/1/98...................       303
    500     Lehman Brothers, Inc., 9.88%,
              10/15/00.........................       539
    413     MBNA Master Credit Card, 5.40%,
              3/15/99..........................       411
    800     McDonnell Douglas Corp., 9.30%,
              9/11/02..........................       825
    307     McDonnell Douglas Corp., 6.45%,
              12/5/02..........................       311
  1,250     Midland Bank PLC, 6.95%, 3/15/11...     1,303
    250     Nationsbank Texas, 6.75%,
              8/15/00..........................       254
    500     Suntrust Banks, 7.38%, 7/1/02......       523
                                                 --------
                                                   15,908
                                                 --------
Consumer Non-Durable (0.4%):
    250     Anheuser Busch Co., 8.75%,
              12/1/99..........................       260
    500     Campbell Soup Co., 5.63%,
              9/15/03..........................       490
    250     Coca-Cola Co., 7.88%, 9/15/98......       251
                                                 --------
                                                    1,001
                                                 --------

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
CORPORATE BONDS, CONTINUED:
Governments (Foreign) (0.4%):
 $1,000     Province of Quebec, 6.50%,
              1/17/06..........................  $  1,021
                                                 --------
Industrials (2.4%):
  1,000     Cummins Engine Co., Inc., 6.45%,
              3/1/05...........................     1,009
  1,000     Dayton Hudson Corp., 7.25%,
              9/1/04...........................     1,053
    200     Du Pont (EI) de Nemours & Co.,
              8.70%, 2/7/01....................       214
    250     Ford Motor Co., 9.00%, 9/15/01.....       271
    750     Hertz, 6.00%, 1/15/03..............       744
    200     Illinois Tool Works, 7.50%,
              12/1/98..........................       201
    500     J C Penney & Co., 5.38%,
              11/15/98.........................       498
    250     Johnson & Johnson, 7.38%,
              6/29/02..........................       262
  1,250     Occidental Petroleum, 9.25%,
              8/1/19...........................     1,577
    750     Sears Roebuck Acceptance, 7.13%,
              5/2/03...........................       776
                                                 --------
                                                    6,605
                                                 --------
Transportation (0.2%):
    500     Union Pacific Co., 7.60%, 5/1/05...       535
                                                 --------
Utilities (1.6%):
    500     AT&T Corp., 6.00%, 8/1/00..........       499
    750     AT&T Corp., 7.50%, 6/1/06..........       810
  1,250     Columbia Gas System, 6.39%,
              11/28/00.........................     1,258
    250     Duke Power Co., 7.00%, 7/1/00......       255
    250     Southern California Edison, 7.50%,
              4/15/99..........................       253
    675     Virginia Electric & Power, 9.15%,
              6/10/99..........................       695
    500     Virginia Electric & Power, 6.63%,
              4/1/03...........................       512
                                                 --------
                                                    4,282
                                                 --------
Total Corporate Bonds                              29,352
                                                 --------
FEDERAL AGENCY DEBENTURES (0.7%):
Federal National Mortgage Assoc. (0.7%):
  1,000     5.55%, 9/8/98......................       999
  1,000     5.53%, 2/10/99.....................     1,000
                                                 --------
Total Federal Agency Debentures                     1,999
                                                 --------
U.S. GOVERNMENT AGENCY MORTGAGES (15.4%):
Federal Home Loan Mortgage Corp. (5.2%):
    102     10.00%, 9/1/03, Pool #E30407.......       108
    280     8.00%, 3/1/08, Pool #E45796........       289
    896     7.00%, 1/1/12, Pool #E66116........       914
  1,483     6.50%, 3/1/13, Pool #E69466........     1,493
  1,484     6.00%, 3/1/13, Pool #E69409........     1,470
  1,000     7.00%, 6/1/13, Pool #E00554........     1,011
  1,000     6.50%, 7/1/13, TBA.................     1,012
  1,000     6.00%, 7/1/13, TBA.................       988
    269     10.50%, 10/1/20, Pool #D24679......       299

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Asset Allocation Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Federal Home Loan Mortgage Corp., continued:
 $  535     8.00%, 4/1/25, Pool #C00401........  $    555
    370     8.00%, 5/1/25, Pool #D60455........       384
    402     7.00%, 2/1/26, Pool #D69343........       409
    637     6.50%, 2/1/26, Pool #D68616........       637
    833     6.50%, 2/1/26, Pool #D68124........       833
    482     7.00%, 3/1/26, Pool #D69430........       490
    791     7.50%, 5/1/26, Pool #C00460........       813
    586     8.50%, 7/1/26, Pool #C00472........       613
    896     7.00%, 10/1/26, Pool #D75494.......       911
    858     7.50%, 12/1/27, Pool #C00542.......       879
                                                 --------
                                                   14,108
                                                 --------
Federal National Conventional Loan (0.3%):
    534     8.00%, 6/1/24, Pool #270402........       555
    301     8.00%, 6/1/24, Pool #250085........       313
                                                 --------
                                                      868
                                                 --------
Federal National Mortgage Assoc. (4.8%):
    250     6.40%, 1/13/04 (c).................       250
    807     6.50%, 5/1/11, Pool #337195........       815
  1,480     6.00%, 3/1/13, Pool #417081........     1,464
  1,494     6.50%, 4/1/13, Pool #414513........     1,503
  1,000     7.00%, 6/1/13, Pool #427488........     1,018
  2,000     6.50%, 6/25/13, Series 94-1 K......     2,026
    739     7.00%, 7/1/25, Pool #317252........       753
    730     6.50%, 2/1/26, Pool #337115........       729
    994     7.00%, 3/1/26, Pool #365488........     1,010
    753     7.50%, 5/1/26, Pool #344916........       775
    863     7.00%, 5/1/26, Pool #346269........       877
    859     7.50%, 11/1/26, Pool #363626.......       883
    996     6.50%, 2/1/28, Pool #417157........       992
                                                 --------
                                                   13,095
                                                 --------
Government National Mortgage Assoc. (5.1%):
    678     5.50%, 4/20/11, Pool #2222.........       655
    103     8.00%, 4/15/17, Pool #192100.......       108
     59     8.00%, 5/15/22, Pool #329176.......        62
     85     6.50%, 1/15/24, Pool #376656.......        86
    209     8.00%, 4/15/24, Pool #376038.......       218
    895     8.00%, 8/15/24, Pool #394024.......       932
  1,260     7.00%, 8/15/25, Pool #413007.......     1,285
    909     6.50%, 4/15/26, Pool #424185.......       910
    971     6.50%, 4/15/26, Pool #416192.......       971
    751     7.50%, 5/15/26, Pool #375345.......       774
    903     7.00%, 5/15/26, Pool #375344.......       921
    684     8.50%, 1/15/27, Pool #432266.......       723
    999     8.00%, 9/15/27, Pool #451932.......     1,035
    957     7.50%, 12/15/27, Pool #455358......       984
    987     7.00%, 4/15/28, Pool #473915.......     1,003

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Government National Mortgage Assoc., continued:
 $  999     7.50%, 5/15/28, Pool# 465069.......  $  1,027
  1,000     7.00%, 6/15/28, Pool #477123.......     1,016
  1,000     6.50%, 7/1/28, TBA.................       997
                                                 --------
                                                   13,707
                                                 --------
Total U.S. Government Agency Mortgages             41,778
                                                 --------
U.S. TREASURY OBLIGATIONS (12.4%):
U.S. Treasury Bills (0.1%):
     30     8/8/98 (d).........................        30
     30     8/20/98 (d)........................        30
    105     8/27/98 (d)........................       104
     55     9/24/98 (d)........................        54
                                                 --------
                                                      218
                                                 --------
U.S. Treasury Bonds (5.8%):
    750     11.25%, 2/15/15 (c)................     1,201
  5,900     7.50%, 11/15/16 (c)................     7,080
  4,700     8.13%, 8/15/19.....................     6,058
  1,000     7.88%, 2/15/21 (c).................     1,268
                                                 --------
                                                   15,607
                                                 --------
U.S. Treasury Notes (6.5%):
    200     8.88%, 2/15/99.....................       204
    300     5.88%, 3/31/99 (c).................       301
    300     6.00%, 10/15/99....................       302
    250     7.75%, 11/30/99 (c)................       257
  6,000     6.50%, 5/31/01 (c).................     6,151
  8,500     6.50%, 8/31/01 (c).................     8,729
    150     6.25%, 2/15/03 (c).................       154
  1,500     6.50%, 5/15/05 (c).................     1,582
                                                 --------
                                                   17,680
                                                 --------
Total U.S. Treasury Obligations                    33,505
                                                 --------
REPURCHASE AGREEMENTS (4.0%):
 10,900     Prudential Securities, 6.10%,
              7/1/98, (Collateralized by
              $11,056 U.S. Treasury Note,
              5.63%, 11/30/99, market value
              $11,118).........................    10,900
                                                 --------
Total Repurchase Agreements
 ...............................................    10,900
                                                 --------
SHORT-TERM SECURITIES HELD AS COLLATERAL (10.7%):
Master Notes (1.9%):
  1,103     Bear Stearns Mortgage Capital,
              6.77%, 10/9/98*..................     1,103
    919     Danaher Corp., 6.68%, 10/9/98*.....       919
    552     Merrill Lynch Mortgage Capital,
              6.75%, 7/23/98*..................       552

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Asset Allocation Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
SHORT-TERM SECURITIES HELD AS COLLATERAL, CONTINUED:
Master Notes, continued:
 $1,250     Morgan Stanley Mortgage Capital,
              5.76%, 7/21/98*..................  $  1,250
    331     NationsBanc Capital Markets, 6.70%,
              7/1/98*..........................       331
  1,103     Williamette Industries, Inc.,
              5.85%, 7/23/98*..................     1,103
                                                 --------
                                                    5,258
                                                 --------
Put Bonds (3.0%):
    919     Associates Corp. N.A., 5.79%,
              1/4/99*..........................       919
    735     Branch Banking & Trust, 5.92%,
              12/10/99*........................       735
    368     Citicorp, 5.94%, 8/3/98*...........       368
    846     Evangelical Lutheran, 5.74%,
              4/28/00*.........................       844
  1,103     GMAC, 5.85%, 11/10/99*.............     1,104
    919     Goldman Sachs, 6.06%, 11/21/00*....       919
    919     Greenwich Capital, 6.11%,
              12/13/99*........................       919
    919     Lehman Brothers Holdings, 5.85%,
              8/18/99*.........................       919
    368     Merrill Lynch, 6.07%, 11/13/98*....       368
    919     PNC Bank, 5.74%, 10/2/98*..........       919
                                                 --------
                                                    8,014
                                                 --------
Repurchase Agreements (5.8%):
  3,677     Donaldson, Lufkin & Jenrette,
              6.65%, 7/1/98 (Collateralized by
              $3,759 various Corporate and
              Government Securities,
              2.85% - 17.25%, 10/15/02 -
              4/15/35, market value $3,818)....     3,677

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
SHORT-TERM SECURITIES HELD AS COLLATERAL, CONTINUED:
Repurchase Agreements, continued:
 $1,838     Goldman Sachs, 6.65%, 7/1/98
              (Collateralized by $1,959 various
              Corporate Bonds, 0.00%, 7/7/98 -
              9/18/98, market value $1,952)....  $  1,838
  9,450     Lehman Brothers, 6.65%, 7/1/98
              (Collateralized by $9,686 various
              Corporate Bonds, 0.00% - 10.13%,
              9/15/99 - 10/17/96, market value
              $10,138).........................     9,450
      6     Lehman Brothers, 6.47%, 7/1/98
              (Collateralized by $7 Media One
              Group Bonds, 0.00%, 10/5/98,
              market value $7).................         6
    294     Lehman Brothers, 6.00%, 7/1/98
              (Collateralized by $1,841 various
              Government Securities, 0.00% -
              10.00%, 12/1/18 - 5/1/24, market
              value $303)......................       294
    368     Paine Webber, 6.40%, 7/1/98
              (Collateralized by $367 various
              Corporate Bonds, 4.00% - 9.75%,
              7/15/98 - 12/31/49, market value
              $386)............................       368
                                                 --------
                                                   15,633
                                                 --------
Total Short-Term Securities Held as
 Collateral                                        28,905
                                                 --------
Total (Cost $264,919) (a)                        $301,601
                                                 ========

------------

Percentages indicated are based on net assets of $270,656.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $46. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows (amounts in thousands):

                   Unrealized appreciation.....................................  $38,554
                   Unrealized depreciation.....................................   (1,918)
                                                                                 -------
                   Net unrealized appreciation.................................  $36,636
                                                                                 =======

(b) Non-income producing securities.
(c) A portion of this security was loaned as of June 30, 1998.
(d) Serves as collateral for futures contracts.

* The interest rate for this variable rate note, which will change periodically, is based upon an index of market rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect at June 30, 1998.

                                                                                CURRENT
 NUMBER                                                         OPENING         MARKET
   OF                                                          POSITIONS         VALUE
CONTRACTS                    CONTRACT TYPE                       (000)           (000)
---------                    -------------                     ---------        -------
   20        Long S&P 500, September 1998 Futures               $5,534          $5,716

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Income Equity Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   ----------------------------------  ----------
COMMON STOCKS (94.8%):
Business Equipment & Services (1.9%):
     63     Automatic Data Processing, Inc....  $    4,591
    180     Browning-Ferris Industries, Inc.
              (b).............................       6,255
    225     Dun & Bradstreet Corp. (b)........       8,128
                                                ----------
                                                    18,974
                                                ----------
Capital Goods (6.2%):
    215     Cooper Industries, Inc............      11,812
     87     Deere & Co........................       4,600
     80     Emerson Electric Co...............       4,825
    365     General Electric Co...............      33,215
    100     Johnson Controls, Inc.............       5,706
                                                ----------
                                                    60,158
                                                ----------
Consumer Durable (1.9%):
     75     Chrysler Corp.....................       4,228
    250     Ford Motor Co.....................      14,750
                                                ----------
                                                    18,978
                                                ----------
Consumer Non-Durable (13.8%):
    120     American Greetings Corp., Class
              A...............................       6,113
    254     Campbell Soup Co..................      13,473
    100     Clorox Co.........................       9,538
    242     Coca-Cola Co......................      20,690
    450     ConAgra, Inc......................      14,259
    110     Eastman Kodak Co..................       8,037
    150     H.J. Heinz Co.....................       8,419
    120     International Flavors &
              Fragrances, Inc. (b)............       5,213
    150     McCormick & Co., Inc..............       5,358
     60     Newell Co., Inc...................       2,989
    165     PepsiCo, Inc......................       6,796
    325     Philip Morris Co., Inc............      12,797
    165     Proctor & Gamble Co...............      15,024
    104     Quaker Oats Co....................       5,714
                                                ----------
                                                   134,420
                                                ----------
Consumer Services (1.0%):
    120     McGraw-Hill Co., Inc..............       9,788
                                                ----------
Energy (8.9%):
    265     Amoco Corp........................      11,031
    100     Atlantic Richfield Co.............       7,813
    100     Dresser Industries, Inc. (b)......       4,406
    300     Exxon Corp........................      21,394
    100     Halliburton Co. (b)...............       4,456
    210     Mobil Corp........................      16,091
    350     Royal Dutch Petroleum Co. (b).....      19,184
     75     USX-Marathon Group................       2,573
                                                ----------
                                                    86,948
                                                ----------
Financial Services (18.4%):
    115     Allstate Corp.....................      10,530
    210     American Express Co...............      23,941

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   ----------------------------------  ----------
COMMON STOCKS, CONTINUED:
Financial Services, continued:
     72     Associates First Capital, Class
              A...............................  $    5,541
    240     BankAmerica Corp..................      20,745
    146     Chase Manhattan Corp..............      11,027
     65     Citicorp..........................       9,701
    216     Federal National Mortgage Assoc...      13,122
    240     First Tennessee National Corp.....       7,575
    100     First Union Corp..................       5,825
     95     J.P. Morgan & Co., Inc............      11,127
    155     Lincoln National Corp.............      14,163
    125     National City Corp................       8,875
    110     Norwest Corp......................       4,111
    200     Reliastar Financial Corp..........       9,600
     98     Southtrust Corp...................       4,241
     80     TransAmerica Corp.................       9,210
    240     U.S. Bancorp......................      10,320
                                                ----------
                                                   179,654
                                                ----------
Health Care (13.5%):
    126     Abbott Labs.......................       5,150
    400     American Home Products Co.........      20,700
    250     Baxter International, Inc.........      13,453
    200     Bristol Myers Squibb Co...........      22,987
    125     Merck & Co., Inc..................      16,719
    125     Pfizer, Inc.......................      13,586
    200     Schering Plough Corp..............      18,325
    300     Warner Lambert Co.................      20,813
                                                ----------
                                                   131,733
                                                ----------
Multi-Industry (0.6%):
     70     Minnesota Mining & Manufacturing
              Co..............................       5,753
                                                ----------
Raw Materials (3.8%):
    150     Dow Chemical Co. (b)..............      14,502
    140     Du Pont (EI) de Nemours & Co......      10,448
    150     Nalco Chemical Co.................       5,269
     83     Olin Corp.........................       3,460
    160     Pall Corp. (b)....................       3,280
                                                ----------
                                                    36,959
                                                ----------
Retail (3.5%):
    178     Albertsons, Inc...................       9,223
    163     May Department Stores Co..........      10,680
    185     Wal-Mart Stores, Inc. (b).........      11,238
     80     Walgreen Co. (b)..................       3,305
                                                ----------
                                                    34,446
                                                ----------
Shelter (7.0%):
     24     Avalon Bay Communities, Inc.......         891
     66     Boston Properties, Inc............       2,280
     45     Camden Property Trust.............       1,348
     56     CBL & Associates Properties.......       1,353
     35     Chelsea GCA Realty, Inc., (b).....       1,416

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Income Equity Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   ----------------------------------  ----------
COMMON STOCKS, CONTINUED:
Shelter, continued:
     44     Colonial Properties Trust.........  $    1,364
    138     Equity Office Properties Trust....       3,902
     35     Equity Residential Properties
              Trust...........................       1,651
     73     Federal Realty Trust..............       1,747
     32     Gables Residential Trust..........         857
    120     Kimberly Clark Corp...............       5,505
     66     Liberty Property Trust............       1,685
     31     Macerich Co.......................         912
     58     Mack Cali Realty Corp.............       1,980
    142     Masco Corp........................       8,585
     61     Merry Land & Investment Co........       1,283
     55     Mills Corp........................       1,327
     73     Patriot American Hospitality......       1,747
     66     Prentiss Properties Trust.........       1,614
     47     Public Storage, Inc...............       1,313
     49     Shurgard Storage Centers..........       1,349
     29     Simon Debartolo Group, Inc........         943
    270     Sonoco Products Co................       8,151
     43     Spieker Properties, Inc...........       1,682
     95     Starwood Hotels & Resorts (b).....       4,599
     68     Summit Properties, Inc............       1,292
     74     Taubman Centers, Inc..............       1,059
     48     Vornado Realty Trust..............       1,917
     28     Weeks Corp........................         898
     80     Weyerhaeuser Co...................       3,695
                                                ----------
                                                    68,345
                                                ----------
Technology (5.5%):
     60     AMP, Inc. (b).....................       2,063
    100     Boeing Co.........................       4,456
    127     Hewlett Packard Co................       7,604
    105     International Business Machines...      12,055
     60     Lockheed Martin Corp. (b).........       6,353
     60     United Technologies Corp. (b).....       5,550
    150     Xerox Corp........................      15,243
                                                ----------
                                                    53,324
                                                ----------
Transportation (0.2%):
     70     Norfolk Southern Corp.............       2,087
                                                ----------
Utilities (8.6%):
    181     AT&T Corp. (b)....................      10,332
    180     BellSouth Corp....................      12,083
    147     Central & South West Corp.........       3,951
     49     El Paso Energy Corp. (c)..........       2,597
     50     El Paso Natural Gas Co............       1,913
    160     Entergy Corp......................       4,600
    230     GTE Corp..........................      12,793
    200     L G & E Energy Corp...............       5,423
     80     New Century Energies, Inc.........       3,635
    140     Northern States Power Co..........       4,008

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   ----------------------------------  ----------
COMMON STOCKS, CONTINUED:
Utilities, continued:
    400     SBC Communications, Inc...........  $   15,999
     90     Sprint Corp.......................       6,345
                                                ----------
                                                    83,679
                                                ----------
  Total Common Stocks                              925,246
                                                ----------
CONVERTIBLE BONDS (2.5%):
Health Care (1.1%):
 $5,000     Alza Corp., 5.00%, 5/1/06.........       6,350
  3,500     Athena Neurosciences, 4.75%,
              11/15/04, Callable 11/15/00 @
              102.7 (b).......................       4,051
                                                ----------
                                                    10,401
                                                ----------
Shelter (1.1%):
  6,500     Hilton Hotels Corp., 5.00%,
              5/15/06.........................       6,752
  4,500     Medical Care International, 6.75%,
              10/1/06.........................       4,123
                                                ----------
                                                    10,875
                                                ----------
Utilities (0.3%):
  2,500     U.S. Filter Corp., 4.50%,
              12/15/01........................       2,547
                                                ----------
Total Convertible Bonds                             23,823
                                                ----------
PREFERRED STOCKS (2.4%):
Capital Goods (0.3%):
    125     Ingersoll-Rand Co. (c)............       3,000
                                                ----------
Computer Software (0.5%):
     55     Microsoft Corp.(c)................       5,225
                                                ----------
Financial Services (0.7%):
     60     Newell Financial Trust (c)........       3,458
     45     St. Paul Capital (c)..............       3,204
                                                ----------
                                                     6,662
                                                ----------
Industrial Goods & Services (0.9%):
     50     Corning Delaware (c)..............       2,825
    120     Crown Cork & Seal Co. (c).........       5,370
                                                ----------
                                                     8,195
                                                ----------
Total Preferred Stocks                              23,082
                                                ----------
REPURCHASE AGREEMENTS (0.3%):
 $3,405     Prudential Securities, 6.10%,
              7/1/98 (Collateralized by $3,505
              U.S. Treasury Bills, 9/3/98,
              market value $3,474)............       3,405
                                                ----------
Total Repurchase Agreements                          3,405
                                                ----------
SHORT-TERM SECURITIES HELD AS COLLATERAL (5.4%):
Master Notes (1.0%):
  2,021     Bear Stearns Mortgage Capital,
              6.77%, 10/9/98*.................       2,021
  1,684     Danaher Corp., 6.68%, 10/9/98*....       1,684

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Income Equity Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   ----------------------------------  ----------
SHORT-TERM SECURITIES HELD AS COLLATERAL, CONTINUED:
Master Notes, continued:
 $1,011     Merrill Lynch Mortgage Capital,
              6.75%, 7/23/98*.................  $    1,011
  2,292     Morgan Stanley Mortgage Capital,
              5.76%, 7/21/98*.................       2,292
    606     NationsBanc Capital Markets,
              6.70%, 7/1/98*..................         606
  2,021     Williamette Industries, Inc.,
              5.85%, 7/23/98*.................       2,021
                                                ----------
                                                     9,635
                                                ----------
Put Bonds (1.5%):
  1,684     Associates Corp. N.A., 5.79%,
              1/4/99*.........................       1,683
  1,347     Branch Banking & Trust, 5.92%,
              12/10/99*.......................       1,347
    674     Citicorp, 5.94%, 8/3/98*..........         674
  1,550     Evangelical Lutheran, 5.74%,
              4/28/00*........................       1,547
  2,021     GMAC, 5.85%, 11/10/99*............       2,025
  1,684     Goldman Sachs, 6.66%, 11/21/00*...       1,684
  1,684     Greenwich Capital, 6.11%,
              12/13/99........................       1,684
  1,684     Lehman Brothers Holdings, 5.85%,
              8/18/99*........................       1,685
    674     Merrill Lynch, 6.07%, 11/13/98*...         674
  1,684     PNC Bank, 5.74%, 10/2/98*.........       1,683
                                                ----------
                                                    14,686
                                                ----------
Repurchase Agreements (2.9%):
  6,737     Donaldson, Lufkin & Jenrette,
              6.65%, 7/1/98 (Collateralized by
              $6,888 various Corporate and
              Government Securities,
              2.85% - 17.25%,
              10/15/02 - 4/15/35, market value
              $6,996).........................       6,737

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   ----------------------------------  ----------
SHORT-TERM SECURITIES HELD AS COLLATERAL, CONTINUED:
Repurchase Agreements, continued:
 $3,369     Goldman Sachs, 6.65%, 7/1/98
              (Collateralized by $3,590
              various Corporate Bonds, 0.00%,
              7/7/98 - 9/18/98, market value
              $3,577).........................  $    3,369
 17,315     Lehman Brothers, 6.55%, 7/1/98
              (Collateralized by $17,748
              various Corporate Bonds,
              0.00% - 10.13%,
              9/15/99 - 10/17/96, market value
              $18,576)........................      17,315
     12     Lehman Brothers, 6.47%, 7/1/98
              (collateralized by $12 Media One
              Group Bonds, 0.00%, 10/5/98,
              market value $12)...............          12
    539     Lehman Brothers, 6.00%, 7/1/98
              (Collateralized by $3,374
              various Government Securities
              0.00% - 10.00%, 12/1/18-5/1/24,
              market value $555)..............         539
    674     Paine Webber, 6.40%, 7/1/98
              (Collateralized by $672 various
              Corporate Bonds, 4.00% - 9.75%,
              7/15/98 - 12/31/49, market value
              $707)...........................         674
                                                ----------
                                                    28,646
                                                ----------
Total Short-Term Securities Held as
Collateral                                          52,967
                                                ----------
Total (Cost $549,687) (a)                       $1,028,523
                                                ==========

------------

Percentages indicated are based on net assets of $976,168.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting to approximately $4. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows (amounts in thousands.):

Unrealized appreciation.....................................  $483,794
Unrealized depreciation.....................................    (4,962)
                                                              --------
Net unrealized appreciation.................................  $478,832
                                                              ========

(b) A portion of this security was loaned as of June 30, 1998
(c) Non-income producing securities

* The interest rate for this variable rate note, which will change periodically, is based upon an index of market rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect at June 30, 1998.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   ----------------------------------  ----------
COMMERCIAL PAPER (0.7%):
Financial Services (0.7%):
 $9,000     Merrill Lynch, 5.56%, 9/9/98......  $    8,904
                                                ----------
                        Total Commercial Paper       8,904
                                                ----------
COMMON STOCKS (98.3%):
Business Equipment & Services (1.8%):
     40     Automatic Data Processing, Inc....       2,946
     25     Browning-Ferris Industries,
              Inc.............................         868
     12     Canadian Moore Corp., Ltd.........         160
     10     Ceridian Corp.....................         613
     23     Cognizant Corp....................       1,449
     20     Computer Sciences Corp. (b).......       1,311
     12     Deluxe Corp.......................         415
     23     Dun & Bradstreet Corp.............         839
     18     Ecolab, Inc.......................         554
     21     Equifax, Inc. (c).................         750
     61     First Data Corp...................       2,038
     14     H & R Block.......................         592
     18     Ikon Office Solutions (c).........         256
     17     Interpublic Group Co., Inc........       1,018
     42     Laidlaw, Inc......................         511
      7     National Service Industries,
              Inc.............................         345
     21     Omnicom Group, Inc. (c)...........       1,057
     37     Pitney Bowes, Inc.................       1,793
     21     R.R. Donnelley & Sons Co..........         957
     11     Ryder Systems, Inc. (c)...........         344
     34     Service Corp. International.......       1,478
     62     WMX Technologies, Inc.............       2,176
                                                ----------
                                                    22,470
                                                ----------
Capital Goods (5.7%):
      3     Aeroquip-Vickers, Inc.............         202
     12     Black & Decker Corp...............         730
     10     Case Corp.........................         472
     50     Caterpillar, Inc..................       2,634
      5     Cincinnati Milacron, Inc..........         131
     16     Cooper Industries, Inc............         901
      6     Crane Co..........................         293
      6     Cummins Engine, Inc...............         288
     35     Deere & Co........................       1,842
     31     Dover Corp........................       1,051
     61     Emerson Electric Co...............       3,686
     12     Fluor Corp........................         597
      5     Foster Wheeler Corp...............         116
    444     General Electric Co...............      40,386
      7     General Signal Corp...............         252
     15     Grainger W.W., Inc................         739
      7     Harnischfeger Industries, Inc.....         193
     17     Honeywell, Inc....................       1,452
     33     Illinois Tool Works...............       2,203
     22     Ingersoll Rand Co.................         953
     11     Johnson Controls, Inc.............         650
      1     Nacco Industries, Inc.............         144

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   ----------------------------------  ----------
COMMON STOCKS, CONTINUED:
Capital Goods, continued:
     11     Navistar International Corp.......  $      303
      7     Owens-Corning Fiberglass Corp.....         287
     10     Paccar, Inc.......................         537
     15     Parker-Hannifin Corp..............         589
     25     PPG Industries, Inc...............       1,737
     24     Sherwin-Williams Co...............         795
      9     Snap-On, Inc......................         322
     12     Stanley Works.....................         503
     20     Thermo Electron Corp. (b).........         701
      8     Timken Co.........................         240
     78     Tyco International, Ltd...........       4,923
                                                ----------
                                                    70,852
                                                ----------
Consumer Durable (2.3%):
     21     Autozone, Inc. (b) (c)............         666
      3     Briggs & Stratton Corp............         103
     89     Chrysler Corp.....................       4,996
     11     Cooper Tire & Rubber Co...........         235
     14     Dana Corp. (c)....................         737
     11     Eaton Corp........................         830
      9     Echlin, Inc.......................         430
    165     Ford Motor Co.....................       9,748
     91     General Motors Corp...............       6,093
     25     Genuine Parts Co. (c).............         863
     21     Goodyear Tire & Rubber Co. (b)....       1,354
     16     ITT Industries, Inc...............         594
     14     Maytag Corp.......................         682
     10     Whirlpool Corp....................         714
                                                ----------
                                                    28,045
                                                ----------
Consumer Non-Durable (11.1%):
      7     Alberto Culver Co., Class B.......         205
     10     American Greetings Corp., Class
              A...............................         529
     68     Anheuser Busch Co., Inc. (c)......       3,192
     79     Archer-Daniels-Midland Co.........       1,538
     18     Avon Products, Inc................       1,433
      4     Ball Corp.........................         143
      8     Bemis Co..........................         307
     40     Bestfoods.........................       2,321
     10     Brown-Forman Corp., Class B.......         620
     64     Campbell Soup Co..................       3,395
     15     Clorox Co.........................       1,387
    338     Coca-Cola Co......................      28,913
     40     Colgate Palmolive Co..............       3,531
     66     ConAgra, Inc......................       2,080
      5     Coors Adolph Co., Class B.........         176
     17     Crown Cork & Seal Co..............         815
     44     Eastman Kodak Co..................       3,237
     28     Fort James Corp...................       1,267
     24     Fortune Brands Inc................         914
     11     Fruit of the Loom, Inc., Class A
              (b).............................         351
     22     General Mills, Inc................       1,495

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   ----------------------------------  ----------
COMMON STOCKS, CONTINUED:
Consumer Non-Durable, continued:
    153     Gillette Co.......................  $    8,648
     50     H.J. Heinz Co.....................       2,833
     21     Hershey Foods Corp................       1,447
     15     International Flavors &
              Fragrances, Inc.................         653
      6     Jostens, Inc......................         135
     57     Kellogg Co........................       2,135
     10     Liz Claiborne, Inc. (c)...........         545
     22     Newell Co.........................       1,097
     40     Nike, Inc., Class B (c)...........       1,927
    203     PepsiCo, Inc......................       8,358
    333     Philip Morris Co., Inc............      13,098
     33     Pioneer Hi-Bred International,
              Inc.............................       1,378
      7     Polaroid Corp.....................         233
    183     Proctor & Gamble Co...............      16,706
     18     Quaker Oats Co....................       1,012
     14     Ralston Purina Group..............       1,687
      8     Reebok International Ltd. (b).....         218
     21     Rubbermaid, Inc...................         705
      5     Russell Corp......................         163
     64     Sara Lee, Corp....................       3,554
     47     Seagram Co., Ltd..................       1,929
      2     Springs Industries, Inc., Class
              A...............................          98
     10     Supervalu, Inc....................         427
     49     Sysco Corp........................       1,257
      9     Tupperware Corp...................         249
     87     Unilever N V......................       6,888
     27     UST, Inc..........................         721
     18     V.F. Corp.........................         925
     16     Wrigley (Wm.) Junior Co. (c)......       1,554
                                                ----------
                                                   138,429
                                                ----------
Consumer Services (4.0%):
     13     Brunswick Corp....................         331
     97     CBS Corp. (c).....................       3,068
    116     Cendant Corp......................       2,425
     17     Clear Channel Communications
              (b)(c)..........................       1,840
     50     Comcast Corp., Class A............       2,040
     13     Dow Jones & Co., Inc..............         740
     38     Gannett, Inc......................       2,736
     14     Harrah's Entertainment, Inc.
              (b)(c)..........................         320
     18     Hasbro, Inc.......................         697
     34     Hilton Hotels Corp................         975
     10     King World Productions, Inc.
              (b).............................         255
     11     Knight-Ridder, Inc................         631
     35     Marriott International, Class A...       1,130
     38     Mattel, Inc.......................       1,613
     14     McGraw-Hill Co., Inc..............       1,136
     85     Media One Group, Inc. (b)(c)......       3,721
      7     Meredith Corp.....................         325

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   ----------------------------------  ----------
COMMON STOCKS, CONTINUED:
Consumer Services, continued:
     24     Mirage Resorts, Inc. (b)(c).......  $      513
     13     New York Times Co., Class A.......       1,066
     69     Tele-Communications, Inc., Class A
              (b)(c)..........................       2,648
     78     Time Warner, Inc..................       6,647
     12     Times Mirror Co., Class A.........         758
     18     Tribune Co........................       1,224
     49     Viacom, Inc., Class B (b).........       2,850
     93     Walt Disney Co....................       9,734
                                                ----------
                                                    49,423
                                                ----------
Energy (7.2%):
     13     Amerada Hess Corp.................         680
    131     Amoco Corp........................       5,437
      8     Anadarko Petroleum Corp. (c)......         546
     12     Apache Corp.......................         389
      9     Ashland, Inc......................         469
     44     Atlantic Richfield Co.............       3,456
     22     Baker Hughes, Inc.................         777
     24     Burlington Northern...............       1,029
     89     Chevron Corp. (c).................       7,390
     24     Dresser Industries, Inc...........       1,065
    333     Exxon Corp........................      23,763
     34     Halliburton Co....................       1,537
      5     Helmerich & Payne, Inc............         119
      7     Kerr McGee Corp...................         423
      8     McDermott International, Inc......         274
    108     Mobil Corp........................       8,245
     50     Occidental Petroleum Corp.........       1,351
     14     Oryx Energy Co. (b)...............         305
      7     Pennzoil Co.......................         335
     36     Phillips Petroleum Co.............       1,731
     12     Rowan Cos., Inc...................         230
    293     Royal Dutch Petroleum Co. (c).....      16,043
     68     Schlumberger Ltd. (c).............       4,631
     10     Sun, Inc..........................         396
     24     Tenneco, Inc......................         908
     75     Texaco, Inc.......................       4,466
     34     Union Pacific Resources Group,
              Inc.............................         600
     34     Unocal Corp. (c)..................       1,201
     40     USX-Marathon Group................       1,358
      8     Western Atlas, Inc. (b)...........         662
                                                ----------
                                                    89,816
                                                ----------
Financial Services (17.5%):
     57     Allstate Corp.....................       5,239
     63     American Express Co...............       7,220
     33     American General Corp.............       2,354
     96     American International Group,
              Inc.............................      14,005
     22     Aon Corp..........................       1,533
     47     Associates First Capital, Class
              A...............................       3,642
     96     Banc One Corp. (c)................       5,332

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   ----------------------------------  ----------
COMMON STOCKS, CONTINUED:
Financial Services, continued:
     52     Bank of New York Co., Inc. (c)....  $    3,150
     93     BankAmerica Corp..................       8,032
     40     Bankboston Corp...................       2,248
     13     Bankers Trust New York Corp.......       1,549
     19     BB&T Corp.........................       1,253
     16     Bear Stearns Co., Inc.............         882
      8     Beneficial Corp...................       1,151
      9     Capital One Financial Corp........       1,118
     36     Charles Schwab Corp...............       1,174
    116     Chase Manhattan Corp..............       8,748
     24     Chubb Corp........................       1,905
     29     Cigna Corp........................       2,017
     22     Cincinnati Financial Corp.........         852
     61     Citicorp..........................       9,169
     23     Comerica, Inc.....................       1,496
     25     Conseco, Inc. (c).................       1,155
     14     Country Wide Credit...............         721
     92     Federal Home Loan Mortgage Corp...       4,352
    141     Federal National Mortgage Assoc...       8,590
     33     Fifth Third Bancorp (c)...........       2,050
     40     First Chicago NBD Corp............       3,578
    132     First Union Corp..................       7,699
     39     Fleet Financial Group, Inc........       3,240
     34     Franklin Resources, Inc...........       1,860
     10     General Re Corp...................       2,656
      8     Golden West Financial Corp........         885
     19     Green Tree Financial Corp.........         801
     15     H.F. Ahmanson & Co................       1,061
     16     Hartford Financial Services
              Group...........................       1,805
     44     Household International, Inc.
              (c).............................       2,192
     26     Huntington Bancshares.............         875
     24     J.P. Morgan & Co., Inc............       2,846
     15     Jefferson Pilot Corp..............         875
     60     KeyCorp...........................       2,121
     16     Lehman Brothers Holding, Inc......       1,255
     14     Lincoln National Corp.............       1,285
     34     Marsh & McLennan Co...............       2,034
     13     MBIA, Inc.........................       1,001
     69     MBNA Corp.........................       2,262
     34     Mellon Bank Corp..................       2,397
     18     Mercantile Bancorporation.........         886
     47     Merrill Lynch & Co. (c)...........       4,351
     16     MGIC Investment Corp. (c).........         931
     82     Morgan Stanley Dean Witter
              Discover........................       7,484
     45     National City Corp................       3,182
    131     NationsBank Corp..................       9,987
     15     Northern Trust Corp...............       1,175
    101     Norwest Corp......................       3,787
     42     PNC Bank Corp.....................       2,259

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   ----------------------------------  ----------
COMMON STOCKS, CONTINUED:
Financial Services, continued:
      9     Progressive Corp., Ohio...........  $    1,335
     13     Providian Financial...............       1,017
     15     Republic N Y Corp.................         944
     19     SAFECO Corp.......................         875
     23     SLM Holding Corp..................       1,142
     32     St. Paul Co., Inc.................       1,361
     22     State Street Corp.................       1,529
     24     Summit Bancorp....................       1,133
     25     Sunamerica, Inc...................       1,446
     29     SunTrust Banks, Inc...............       2,386
     34     Synovus Financial Corp. (c).......         810
     20     Torchmark Corp....................         915
      9     TransAmerica Corp.................       1,040
    156     Travelers Group, Inc..............       9,439
    102     U.S. Bancorp......................       4,391
     21     UNUM Corp.........................       1,150
     28     Wachovia Corp.....................       2,355
     51     Washington Mutual, Inc. (c).......       2,234
     12     Wells Fargo & Co..................       4,272
                                                ----------
                                                   217,481
                                                ----------
Health Care (11.9%):
    209     Abbott Labs.......................       8,537
     20     Aetna.............................       1,543
      9     Allergan, Inc.....................         419
     12     Alza Corp. (b)....................         507
    179     American Home Products Co.........       9,264
     36     Amgen, Inc. (b)...................       2,372
      8     Bard C.R., Inc....................         295
      8     Bausch & Lomb, Inc................         402
     38     Baxter International, Inc.........       2,026
     18     Becton Dickinson & Co. (c)........       1,368
     16     Biomet, Inc.......................         521
     27     Boston Scientific Corp. (b) (c)...       1,900
    137     Bristol Myers Squibb Co...........      15,701
     15     Cardinal Health, Inc..............       1,398
     91     Columbia/HCA Healthcare Corp.
              (c).............................       2,643
    152     Eli Lilly & Co....................      10,052
     20     Guidant Corp......................       1,423
     59     HBO & Co..........................       2,068
     54     Healthsouth Corp. (b).............       1,432
     22     Humana, Inc.......................         693
    184     Johnson & Johnson.................      13,538
     10     Mallinckrodt Group, Inc...........         311
      9     Manor Care, Inc...................         343
     65     Medtronic, Inc....................       4,166
    164     Merck & Co., Inc..................      21,871
      6     Millipore Corp....................         176
    176     Pfizer, Inc.......................      19,137
     69     Pharmacia & Upjohn, Inc...........       3,195

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   ----------------------------------  ----------
COMMON STOCKS, CONTINUED:
Health Care, continued:
    100     Schering Plough Corp..............  $    9,186
      3     Shared Medical Systems Corp.......         194
     12     St. Jude Medical Center, Inc.
              (b).............................         435
     40     Tenet Healthcare Corp. (b)........       1,239
      9     U.S. Surgical, Corp...............         401
     25     United Healthcare Corp............       1,593
    111     Warner Lambert Co.................       7,730
                                                ----------
                                                   148,079
                                                ----------
Multi-Industry (1.1%):
     77     Allied Signal, Inc................       3,419
     32     Corning, Inc. (c).................       1,095
      5     FMC Corp..........................         333
     10     Harcourt General, Inc.............         613
     16     Loews Corp........................       1,396
     56     Minnesota Mining & Manufacturing
              Co..............................       4,587
      2     Octel Corp. (b)...................          43
     22     Textron, Inc......................       1,612
     17     TRW, Inc..........................         950
                                                ----------
                                                    14,048
                                                ----------
Raw Materials (3.0%):
     31     Air Products & Chemical, Inc......       1,231
     31     Alcan Aluminum Ltd................         848
     24     Allegheny Teledyne, Inc...........         551
     24     Aluminum Co. of America (c).......       1,577
     14     Armco, Inc. (b)...................          90
      6     ASARCO, Inc.......................         133
     15     Avery Dennison Corp...............         817
     10     B. F. Goodrich Co.................         482
     49     Barrick Gold Corp.................         946
     31     Battle Mountain Gold Co...........         184
     15     Bethlehem Steel Corp..............         186
     13     Cyprus Amax Minerals Co...........         174
     32     Dow Chemical Co. (c)..............       3,077
    155     Du Pont (EI) de Nemours & Co......      11,541
     11     Eastman Chemical Co...............         693
     20     Engelhard Corp....................         401
     27     Freeport-McMoran Copper & Gold,
              Class B.........................         416
      9     Great Lakes Chemical Corp.........         352
     14     Hercules, Inc.....................         594
     20     Homestake Mining Co. (c)..........         207
     23     Inco Ltd..........................         309
     80     Monsanto Co. (c)..................       4,490
     20     Morton International, Inc.........         492
     10     Nalco Chemical Co.................         335
     21     Newmont Mining Corp...............         501
     12     Nucor Corp........................         556
     16     Pall Corp.........................         329

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   ----------------------------------  ----------
COMMON STOCKS, CONTINUED:
Raw Materials, continued:
      9     Phelps Dodge Corp.................  $      505
     33     Placer Dome, Inc..................         383
     21     Praxair, Inc......................         979
      9     Reynolds Metals Co................         508
      9     Rohm & Haas Co....................         917
     14     Sigma-Aldrich Corp................         491
     18     Union Carbide Corp................         971
     12     USX -- U.S. Steel Group, Inc......         384
     10     W.R. Grace & Co...................         168
     13     Worthington Industries, Inc.......         190
                                                ----------
                                                    37,008
                                                ----------
Retail (6.0%):
      1     Abercrombie & Fitch Co. (b).......          44
     34     Albertsons, Inc...................       1,774
     39     American Stores Co................         947
     13     Circuit City Stores, Inc..........         621
     15     Consolidated Stores Co. (b).......         529
     29     Costco Companies, Inc. (c)........       1,855
     52     CVS Corp..........................       2,030
     22     Darden Restaurants, Inc...........         346
     59     Dayton Hudson Corp................       2,877
     15     Dillard Department Stores, Inc.,
              Class A.........................         636
     28     Federated Department Stores, Inc.
              (b)(c)..........................       1,511
     55     Gap, Inc..........................       3,412
      8     Giant Food Inc., Class A..........         359
      5     Great Atlantic & Pacific Tea,
              Inc.............................         175
    100     Home Depot, Inc...................       8,298
     35     J.C. Penney, Inc. (c).............       2,503
     64     K Mart, Inc. (b)(c)...............       1,233
     34     Kroger Co. (b)....................       1,450
     31     Limited, Inc......................       1,024
      4     Longs Drug Stores, Inc............         121
     47     Lowe's Co.........................       1,900
     32     May Department Stores Co..........       2,097
     95     McDonald's Corp...................       6,567
      5     Mercantile Stores Co., Inc........         385
     11     Nordstrom, Inc....................         879
      9     Pep Boys--Manny, Moe & Jack.......         166
     32     Rite Aid Corp. (c)................       1,218
     53     Sears Roebuck & Co................       3,260
     14     Tandy Corp........................         741
     42     TJX Co., Inc......................       1,023
     38     Toys R Us, Inc. (b)...............         905
     21     Tricon Global Restaurants (b).....         672
     18     Venator Group, Inc................         346
    307     Wal-Mart Stores, Inc. (c).........      18,638

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   ----------------------------------  ----------
COMMON STOCKS, CONTINUED:
Retail, continued:
     68     Walgreen Co.......................  $    2,807
     17     Wendy's International, Inc........         410
     21     Winn Dixie Stores, Inc. (c).......       1,051
                                                ----------
                                                    74,810
                                                ----------
Shelter (1.2%):
      5     Armstrong World Industries,
              Inc.............................         351
      7     Boise Cascade Corp................         232
      7     Centex Corp.......................         274
     13     Champion International Co.........         631
      5     Fleetwood Enterprises, Inc........         187
     12     Georgia Pacific Corp..............         733
     41     International Paper Co............       1,762
      5     Kaufman & Broad Home Corp.........         169
     77     Kimberly Clark Corp...............       3,514
     15     Louisiana Pacific Corp............         268
     22     Masco Corp........................       1,326
     16     Mead Corp.........................         499
     21     Owens-Illinois, Inc. (b)..........         943
      3     Potlatch Corp.....................         146
      6     Pulte Corp........................         183
     11     Sealed Air Corp. (b)..............         415
     13     Stone Container Corp..............         203
      8     Temple Inland, Inc................         430
     10     Union Camp Corp...................         482
     14     Westvaco Corp.....................         390
     27     Weyerhaeuser Co...................       1,269
     16     Williamette Industries, Inc.......         516
                                                ----------
                                                    14,923
                                                ----------
Technology (14.9%):
     46     3Com Corp. (b)....................       1,406
     10     Adobe Systems, Inc................         410
     19     Advanced Micro Devices, Inc.
              (b).............................         319
     29     AMP, Inc..........................       1,012
     12     Andrew Corp. (b)..................         223
     17     Apple Computer, Inc. (b) (c)......         480
     49     Applied Materials, Inc. (b).......       1,433
     26     Ascend Communications, Inc. (b)
              (c).............................       1,303
      7     Auto Desk, Inc....................         263
     30     Bay Networks, Inc. (b)............         978
    137     Boeing Co.........................       6,103
     21     Cabletron Systems, Inc. (b).......         281
    139     Cisco Systems, Inc. (b)...........      12,800
    227     Compaq Computer Corp..............       6,433
     75     Computer Associates International,
              Inc.............................       4,164
      5     Data General Corp. (b)............          74
     89     Dell Computer Corp. (b)...........       8,272
     16     DSC Communications Corp. (b)
              (c).............................         467
      7     EG&G, Inc.........................         219

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   ----------------------------------  ----------
COMMON STOCKS, CONTINUED:
Technology, continued:
     67     EMC Corp. (b) (c).................  $    3,022
     21     Gateway 2000, Inc. (b)............       1,072
     18     General Dynamics Corp.............         825
     17     General Instrument Corp. (b)......         472
     10     Harris Corp.......................         465
    142     Hewlett Packard Co................       8,514
    231     Intel Corp........................      17,104
    129     International Business Machines...      14,768
     11     KLA-Tencor Corp. (b) (c)..........         313
     26     Lockheed Martin Corp..............       2,797
     18     LSI Logic Corp. (b)...............         413
    179     Lucent Technologies, Inc..........      14,893
     28     Micron Technology, Inc. (b) (c)...         704
    335     Microsoft Corp. (b)...............      36,354
     81     Motorola, Inc.....................       4,246
     22     National Semiconductor Corp. (b)
              (c).............................         294
     72     Northern Telecom, Ltd.............       4,083
      9     Northrop Grumman Corp.............         931
     49     Novell, Inc. (b)..................         626
    134     Oracle Corp. (b) (c)..............       3,300
     35     Parametric Technology Corp. (b)...         940
      6     Perkin-Elmer Corp.................         382
     12     Raychem Corp......................         359
     46     Raytheon Co., Class B (c).........       2,732
     28     Rockwell International Corp.
              (c).............................       1,323
     11     Scientific-Atlanta, Inc...........         271
     34     Seagate Technology, Inc. (b)......         810
     23     Silicon Graphics, Inc. (b)........         281
     51     Sun Microsystems, Inc. (b)........       2,215
      6     Tektronix, Inc....................         229
     24     Tellabs, Inc. (b) (c).............       1,739
     52     Texas Instruments, Inc............       3,022
      7     Thomas & Betts Corp...............         347
     34     Unisys Corp.......................         962
     31     United Technologies Corp..........       2,888
     44     Xerox Corp. (c)...................       4,515
                                                ----------
                                                   184,851
                                                ----------
Transportation (1.0%):
     25     AMR Corp. (b).....................       2,054
     21     Burlington Northern Santa Fe
              Corp............................       2,060
     29     CSX Corp..........................       1,312
     10     Delta Air Lines, Inc..............       1,280
     20     FDX Corp. (b).....................       1,279
     52     Norfolk Southern Corp.............       1,564
     30     Southwest Airlines Co.............         885
     33     Union Pacific Corp. (c)...........       1,475
     12     US Air Group......................         981
                                                ----------
                                                    12,890
                                                ----------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   ----------------------------------  ----------
COMMON STOCKS, CONTINUED:
Utilities (9.6%):
     77     Airtouch Communications, Inc.
              (b).............................  $    4,508
     26     Alltel Corp. (c)..................       1,213
     19     Ameren Corp.......................         744
     26     American Electric Power, Inc......       1,168
    151     Ameritech Corp....................       6,798
    221     AT&T Corp. (c)....................      12,627
     20     Baltimore Gas & Electric Co.......         624
    213     Bell Atlantic Corp................       9,727
    136     BellSouth Corp....................       9,098
     21     Carolina Power & Light Co.........         925
     29     Central & South West Corp.........         778
     21     Cinergy Corp......................         744
     14     Coastal Corp......................         981
     12     Columbia Gas System, Inc..........         645
     32     Consolidated Edison, Inc..........       1,481
     13     Consolidated Natural Gas Co.......         744
     20     Detroit Edison Co.................         805
     24     Dominion Resources, Inc. of
              Virginia........................         978
     49     Duke Power Co., Inc...............       2,893
      2     Eastern Enterprises...............          92
     49     Edison International..............       1,458
     45     Enron Corp. (c)...................       2,424
     32     Entergy Corp......................         913
     31     First Energy Corp.................         964
     25     Florida Power & Light Group, Inc.
              (c).............................       1,598
     22     Frontier Corp.....................         700
     16     General Public Utilities Corp.....         608
    132     GTE Corp..........................       7,323
     38     Houston Industries................       1,173
     99     MCI Communications Corp...........       5,735
     33     Nextel Communications, Inc., Class
              A (b)...........................         830
     20     Niagara Mohawk Power Corp. (b)....         294
      7     NICOR, Inc........................         297
     19     Northern States Power Co..........         549
      3     Oneok, Inc........................         133
     40     Pacificorp........................         897
     31     Peco Energy Corp. (c).............         891
      4     Peoples Energy Corp...............         173
     52     PG & E Corp. (c)..................       1,639
     22     PP&L Resources, Inc...............         497
     33     Public Service Enterprise Group...       1,139
    252     SBC Communications, Inc...........      10,080
     18     Sempra Energy (b).................         492
     15     Sonat, Inc........................         579
     92     Southern Co.......................       2,547
     59     Sprint Corp.......................       4,166
     33     Texas Utilities (c)...............       1,364

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   ----------------------------------  ----------
COMMON STOCKS, CONTINUED:
Utilities, continued:
     56     The Williams Companies, Inc.
              (c).............................  $    1,896
     29     Unicom Corp.......................       1,028
     71     US West, Inc......................       3,321
    139     WorldCom, Inc. (b) (c)............       6,717
                                                ----------
                                                   119,998
                                                ----------
Total Common Stocks                              1,223,123
                                                ----------
U.S. TREASURY OBLIGATIONS (0.1%):
U.S. Treasury Bills (0.1%):
 $  220     7/16/98 (d).......................         220
    885     7/23/98 (d).......................         882
     15     8/20/98 (d).......................          15
    520     8/27/98 (d).......................         516
                                                ----------
Total U.S. Treasury Obligations                      1,633
                                                ----------
REPURCHASE AGREEMENTS (0.8%):
  9,880     Prudential Securities, 6.10%,
              7/1/98 (Collateralized by $9,880
              various U.S. Government
              Securities, 6.10% - 6.25%,
              4/30/01 - 6/26/03, market value
              $9,976).........................       9,880
                                                ----------
Total Repurchase Agreements                          9,880
                                                ----------
SHORT-TERM SECURITIES HELD AS COLLATERAL (9.2%):
Master Notes (1.7%):
  4,384     Bear Stearns Mortgage Capital,
              6.77%, 10/9/98*.................       4,384
  3,653     Danaher Corp., 6.68%, 10/9/98*....       3,653
  2,192     Merrill Lynch Mortgage Capital,
              6.75%, 7/23/98*.................       2,192
  4,969     Morgan Stanley Mortgage Capital,
              5.76%, 7/21/98*.................       4,969
  1,315     NationsBanc Capital Markets,
              6.70%, 7/1/98*..................       1,315
  4,384     Williamette Industries, Inc.,
              5.85%, 7/23/98*.................       4,384
                                                ----------
                                                    20,897
                                                ----------
Put Bonds (2.6%):
  3,653     Associates Corp. N.A., 5.79%,
              1/4/99*.........................       3,651
  2,923     Branch Banking & Trust, 5.92%,
              12/10/99*.......................       2,923
  1,461     Citicorp, 5.94%, 8/3/98*..........       1,461
  3,361     Evangelical Lutheran, 5.74%,
              4/28/00*........................       3,355
  4,384     GMAC, 5.85%, 11/10/99*............       4,391
  3,653     Goldman Sachs, 6.06%, 11/21/00*...       3,653
  3,653     Greenwich Capital, 6.11%,
              12/13/99*.......................       3,653
  3,653     Lehman Brothers Holdings, 5.85%,
              8/18/99*........................       3,653

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   ----------------------------------  ----------
SHORT-TERM SECURITIES HELD AS COLLATERAL, CONTINUED:
Put Bonds, continued:
 $1,461     Merrill Lynch, 6.07%, 11/13/98*...  $    1,461
  3,653     PNC Bank, 5.74%, 10/2/98*.........       3,651
                                                ----------
                                                    31,852
                                                ----------
Repurchase Agreements (4.9%):
 14,613     Donaldson, Lufkin & Jenrette,
              6.65%, 7/1/98 (Collateralized by
              $14,940 various Corporate and
              Government Securities,
              2.85% - 17.25%,
              10/15/02 - 4/15/35, market value
              $15,175)........................      14,613
  7,307     Goldman Sachs, 6.65%, 7/1/98
              (Collateralized by $7,788
              various Corporate Bonds, 0.00%,
              7/7/98 - 9/18/98, market value
              $7,759).........................       7,307
 37,556     Lehman Brothers, 6.65%, 7/1/98
              (Collateralized by $38,496
              various Corporate Bonds,
              0.00% - 10.13%,
              9/15/99, - 10/17/96, market
              value $40,293)..................      37,556

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   ----------------------------------  ----------
SHORT-TERM SECURITIES HELD AS COLLATERAL, CONTINUED:
Repurchase Agreements, continued:
 $   25     Lehman Brothers, 6.47%, 7/1/98
              (Collateralized by $27 Media One
              Group Bonds, 0.00%, 10/5/98,
              market value $27)...............  $       25
  1,169     Lehman Brothers, 6.00%, 7/1/98
              (Collateralized by $7,318
              various Government Securities,
              0.00% - 10.00%,
              12/1/18 - 5/1/24, market value
              $1,203).........................       1,169
  1,461     Paine Webber, 6.40%, 7/1/98
              (Collateralized by $1,459
              various Corporate Bonds,
              4.00% - 9.75%, 7/15/98-12/31/49,
              market value $1,534)............       1,461
                                                ----------
                                                    62,131
                                                ----------
Total Short-Term Securities Held as
      Collateral                                   114,880
                                                ----------
Total (Cost $914,982) (a)                       $1,358,421
                                                ----------
                                                ----------

------------

Percentages indicated are based on net assets of $1,244,778.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $828. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows (amounts in thousands):

                   Unrealized appreciation.....................................  $463,433
                   Unrealized depreciation.....................................   (20,822)
                                                                                 --------
                   Net unrealized appreciation.................................  $442,611
                                                                                 ========

(b) Non-income producing securities.
(c) A portion of this security was loaned as of June 30, 1998.
(d) Serves as collateral for futures contracts.

                                                                     CURRENT
 NUMBER                                              OPENING         MARKET
   OF                                               POSITIONS         VALUE
CONTRACTS               CONTRACT TYPE                 (000)           (000)
---------               -------------               ---------        -------
             Long S&P 500, September 1998
   74        Futures                                 $20,861         $21,146

* The interest rate for this variable rate note, which will change periodically, is based upon a index of market rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect at June 30, 1998.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Value Growth Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
COMMERCIAL PAPER (1.7%):
Financial Services (1.7%):
 $12,800    Merrill Lynch, 5.59%, 9/19/98........   $ 12,646
                                                    --------
  Total Commercial Paper                              12,646
                                                    --------
COMMON STOCKS (95.4%):
Business Equipment & Services (1.3%):
      67    Miller (Herman), Inc.................      1,617
     123    Service Corp. International..........      5,256
      52    U.S.A. Waste Services, Inc. (b)(c)...      2,553
                                                    --------
                                                       9,426
                                                    --------
Capital Goods (7.0%):
      43    Cooper Industries, Inc...............      2,368
      89    Emerson Electric Co..................      5,356
     243    General Electric Co..................     22,112
      78    Harsco Corp..........................      3,569
      39    Hubbell, Inc., Class B...............      1,640
      62    Johnson Controls, Inc................      3,521
      30    Medusa Corp..........................      1,883
     120    Teleflex, Inc........................      4,560
     107    Tyco International Ltd...............      6,747
                                                    --------
                                                      51,756
                                                    --------
Consumer Durable (1.3%):
     121    Autozone, Inc. (b)(c)................      3,874
     104    Chrysler Corp........................      5,852
                                                    --------
                                                       9,726
                                                    --------
Consumer Non-Durable (8.3%):
     134    Coca-Cola Co.........................     11,474
     120    Conagra, Inc.........................      3,790
      69    Interstate Bakeries Corp.(c).........      2,277
     120    Intimate Brands, Inc.................      3,302
      47    Lancaster Colony Corp................      1,788
      90    McCormick & Co., Inc.................      3,225
     114    Newell Cos., Inc.....................      5,689
     208    Philip Morris Co., Inc...............      8,186
      48    Proctor & Gamble Co..................      4,407
      83    Quaker Oats Co.......................      4,560
      72    Revlon, Inc., Class A (b)(c).........      3,673
     104    Rubbermaid, Inc......................      3,458
      90    Sara Lee Corp........................      5,023
                                                    --------
                                                      60,852
                                                    --------
Consumer Services (4.7%):
     123    Belo (A.H.) Corp., Series A..........      3,003
     115    Hasbro, Inc..........................      4,505
     143    Hilton Hotels Corp...................      4,084
      64    MGM Grand, Inc. (b) (c)..............      2,014
     110    Tele-Communications, Inc., Class A
              (b)(c).............................      4,211

SHARES OR
PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
COMMON STOCKS, CONTINUED:
Consumer Services, continued:
      94    Time Warner, Inc. (c)................   $  8,065
      83    Viacom, Inc., Class B (b)............      4,841
      41    Walt Disney Co.......................      4,308
                                                    --------
                                                      35,031
                                                    --------
Energy (6.9%):
      58    Ashland, Inc.........................      2,984
      52    Devon Energy Corp. (c)...............      1,803
      47    Dresser Industries, Inc. (c).........      2,080
     222    Exxon Corp...........................     15,845
     151    Royal Dutch Petroleum Co. (c)........      8,259
     131    Texaco, Inc..........................      7,813
      79    Tosco Corp. (c)......................      2,324
      48    Transocean Offshore, Inc.............      2,114
      81    Ultramar Diamond Shamrock Corp.......      2,541
     158    USX-Marathon Group...................      5,408
                                                    --------
                                                      51,171
                                                    --------
Financial Services (16.7%):
      55    Allstate Corp........................      5,008
      45    American International Group, Inc....      6,526
      29    Associates First Capital, Class A....      2,260
      53    Bear Stearns Co., Inc................      2,986
     117    Charter One Financial, Inc...........      3,925
     116    Chase Manhattan Corp.................      8,773
      63    Cigna Corp...........................      4,326
      53    Equitable Co., Inc...................      3,934
     130    Federal National Mortgage Assoc......      7,916
     113    First Tennessee National Corp........      3,560
      86    First Union Corp.....................      5,021
      51    Hartford Financial Services Group....      5,833
     102    MBNA Corp............................      3,356
      69    Mercantile Bankshares Corp...........      2,409
      98    Morgan Stanley Dean Witter
              Discover...........................      8,918
      79    National City Corp...................      5,623
     175    NationsBank Corp.....................     13,418
      31    PMI Group, Inc.......................      2,238
     128    Southtrust Corp......................      5,566
      59    State Street Corp....................      4,087
     187    Travelers Group, Inc.................     11,307
      17    Wells Fargo & Co.....................      6,384
                                                    --------
                                                     123,374
                                                    --------
Health Care (10.5%):
     162    American Home Products Corp..........      8,389
      58    Bausch & Lomb, Inc...................      2,907
      79    Baxter International, Inc............      4,240
      50    Boston Scientific Corp. (b)(c).......      3,553
     115    Bristol Myers Squibb Co..............     13,159
      36    Cardinal Health, Inc.................      3,394
      90    IDEXX Laboratories, Inc. (b).........      2,229
      42    Johnson & Johnson....................      3,112

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Value Growth Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
COMMON STOCKS, CONTINUED:
Health Care, continued:
      98    Medtronic, Inc.......................   $  6,248
      57    Merck & Co., Inc.....................      7,624
      38    Pfizer, Inc..........................      4,152
      77    Schering Plough Corp.................      7,018
      31    Sofamor Danek Group, Inc. (b)........      2,649
     130    Warner-Lambert Co....................      8,991
                                                    --------
                                                      77,665
                                                    --------
Raw Materials (3.7%):
      58    Betzdearborn, Inc....................      2,430
      90    Crompton & Knowles Corp..............      2,254
      89    Du Pont (EI) de Nemours & Co.........      6,627
     106    Ferro Corp...........................      2,695
     118    Morton International, Inc............      2,943
      81    Nalco Chemical Co....................      2,831
      77    Olin Corp............................      3,197
      88    Praxair, Inc.........................      4,105
                                                    --------
                                                      27,082
                                                    --------
Retail (6.5%):
     113    Dayton Hudson Corp...................      5,461
     175    Just For Feet, Inc. (b)(c)...........      4,988
     100    Kohl's Corp. (b).....................      5,167
     143    Kroger Co. (b).......................      6,114
     204    Officemax, Inc. (b)..................      3,371
      60    Outback Steakhouse, Inc. (b)(c)......      2,340
      77    Safeway, Inc. (b)....................      3,141
     226    Wal-Mart Stores, Inc. (c)............     13,705
     118    Williams Sonoma, Inc. (b)............      3,744
                                                    --------
                                                      48,031
                                                    --------
Shelter (2.6%):
      30    Armstrong World Industries, Inc......      2,035
     112    Kimberly Clark Corp..................      5,156
     138    Leggett & Platt, Inc.................      3,440
      81    Masco Corp...........................      4,888
      88    Pentair, Inc.........................      3,736
                                                    --------
                                                      19,255
                                                    --------
Technology (15.5%):
      88    American Power Conversion (b)........      2,643
      63    Applied Materials, Inc. (b)..........      1,850
      87    BMC Software, Inc. (b)...............      4,508
     106    Cadence Design Systems, Inc.
              (b)(c).............................      3,309
     145    Cisco Systems, Inc. (b)..............     13,317
     140    Dell Computer Corp. (b)..............     12,984
      62    Gateway 2000, Inc. (b)...............      3,119
     122    Hewlett Packard Co...................      7,317
     169    Intel Corp...........................     12,535

SHARES OR
PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
COMMON STOCKS, CONTINUED:
Technology, continued:
      92    International Business Machines......   $ 10,609
      38    Lockheed Martin Corp.................      3,981
      92    LSI Logic Corp. (b)..................      2,117
      99    Lucent Technologies, Inc.............      8,269
      79    Maxim Integrated Products, Inc.
              (b)................................      2,487
     230    Microsoft Corp. (b)..................     24,958
                                                    --------
                                                     114,003
                                                    --------
Utilities (9.5%):
      88    AES Corp. (b)........................      4,641
     106    Baltimore Gas & Electric Co..........      3,296
      93    Century Telephone Enterprises........      4,262
      98    Cinergy Corp.........................      3,437
      82    El Paso Natural Gas..................      3,137
     135    Energy East Corp.....................      5,607
     118    General Public Utilities Corp........      4,462
     147    GTE Corp.............................      8,155
      62    L G & E Energy Corp..................      1,678
      61    MCN Corp. (c)........................      1,515
     193    Qwest Communications International
              (b)................................      6,743
     248    SBC Communications, Inc..............      9,915
     120    Sprint Corp..........................      8,431
     114    Williams Co. (c).....................      3,861
     165    Worldcom, Inc. (b)(c)................      7,983
                                                    --------
                                                      70,380
                                                    --------
  Total Common Stocks                                704,495
                                                    --------
U.S. TREASURY OBLIGATIONS (0.1%):
U.S. Treasury Bills (0.1%):
 $   485    8/20/98 (d)..........................        482
      55    9/24/98 (d)..........................         54
                                                    --------
  Total U.S. Treasury Obligations                        536
                                                    --------
REPURCHASE AGREEMENTS (2.7%):
  19,589    Prudential Securities, 6.10%, 7/1/98
              (Collateralized by $14,752 U.S.
              Government Securities, 6.10%-8.75%,
              6/26/03-5/15/17, market value
              $19,981)...........................     19,589
                                                    --------
  Total Repurchase Agreements                         19,589
                                                    --------
SHORT-TERM SECURITIES HELD AS COLLATERAL (6.7%):
Master Notes (1.2%):
   1,875    Bear Stearns Mortgage Capital, 6.77%,
              10/9/98*...........................      1,875
   1,563    Danaher Corp., 6.68%, 10/9/98*.......      1,563
     938    Merrill Lynch Mortgage Capital,
              6.75%, 7/23/98*....................        938

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Value Growth Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
SHORT-TERM SECURITIES HELD AS COLLATERAL, CONTINUED:
Master Notes, continued:
 $ 2,125    Morgan Stanley Mortgage Capital,
              5.76%, 7/21/98*....................   $  2,124
     563    NationsBanc Capital Markets, 6.70%,
              7/1/98*............................        563
   1,875    Williamette Industries, Inc., 5.85%,
              7/23/98*...........................      1,875
                                                    --------
                                                       8,938
                                                    --------
Put Bonds (1.8%):
   1,563    Associates Corp. N.A., 5.79%,
              1/4/99*............................      1,562
   1,250    Branch Banking & Trust, 5.92%,
              12/10/99*..........................      1,250
     625    Citicorp, 5.94%, 8/3/98*.............        625
   1,438    Evangelical Lutheran, 5.74%,
              4/28/00*...........................      1,435
   1,875    GMAC, 5.85%, 11/10/99*...............      1,877
   1,563    Goldman Sachs, 6.06%, 11/21/00*......      1,563
   1,563    Greenwich Capital, 6.11%,
              12/13/99*..........................      1,563
   1,563    Lehman Brothers Holdings, 5.85%,
              8/18/99*...........................      1,563
     625    Merrill Lynch, 6.07%, 11/13/98*......        625
   1,563    PNC Bank, 5.74%, 10/2/98*............      1,562
                                                    --------
                                                      13,625
                                                    --------
Repurchase Agreements (3.7%):
   6,251    Donaldson, Lufkin & Jenrette, 6.65%,
              7/1/98 (Collateralized by $6,391
              various Corporate and Government
              Securities, 2.85% - 17.25%,
              10/15/02 - 4/15/35, market value
              $6,491)............................      6,251

SHARES OR
PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
SHORT-TERM SECURITIES HELD AS COLLATERAL, CONTINUED:
Repurchase Agreements, continued:
 $ 3,125    Goldman Sachs, 6.65%, 7/1/98
              (Collateralized by $3,331 various
              Corporate Bonds, 0.00%, 7/7/98 -
              9/18/98, market value $3,319)......   $  3,125
  16,065    Lehman Brothers, 6.65%, 7/1/98
              (Collateralized by $16,466 various
              Corporate Bonds, 0.00% - 10.13%,
              9/15/99-10/17/96, market value
              $17,235)...........................     16,065
      11    Lehman Brothers, 6.47%, 7/1/98
              (Collateralized by $11 Media One
              Group Bonds, 0.00%, 10/5/98, market
              value $11).........................         11
     500    Lehman Brothers, 6.00%, 7/1/98
              (Collateralized by $3,130 various
              Government Securities,
              0.00% - 10.00%, 12/1/18-5/1/24,
              market value $515).................        500
     625    Paine Webber, 6.40%, 7/1/98
              (Collateralized by $624 various
              Corporate Bonds, 4.00% - 9.75%,
              7/15/98 - 12/31/49, market value
              $656)..............................        625
                                                    --------
                                                      26,577
                                                    --------
  Total Short-Term Securities Held as Collateral      49,140
                                                    --------
Total (Cost $617,512) (a)                           $786,406
                                                    ========

------------

Percentages indicated are based on net assets of $737,575.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $5. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows (amounts in thousands):

                   Unrealized appreciation.....................................  $176,101
                   Unrealized depreciation.....................................    (7,212)
                                                                                 --------
                   Net unrealized appreciation.................................  $168,889
                                                                                 ========

(b) Non-income producing securities.

(c) A portion of this security was loaned as of June 30, 1998.

(d) Serves as collateral for futures contracts.

                                                                          CURRENT
 NUMBER                                                   OPENING         MARKET
   OF                                                    POSITIONS         VALUE
CONTRACTS                 CONTRACT TYPE                    (000)           (000)
---------                 -------------                  ---------        -------
   50        Long S&P 500, September 1998 Futures         $13,835         $14,287

* The interest rate for this variable rate note, which will change periodically, is based upon an index of market rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect at June 30, 1998.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Large Company Value Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS (94.7%):
Business Equipment & Services (0.5%):
    111     Browning-Ferris Industries, Inc.
              (c)...............................   $  3,860
                                                   --------
Capital Goods (2.9%):
     75     Case Corp.(c).......................      3,619
     90     Cooper Industries, Inc..............      4,944
     60     Emerson Electric Co.................      3,619
    100     Harsco Corp.........................      4,581
    100     Sherwin-Williams Co.................      3,313
    100     Trinity Industries, Inc.............      4,150
                                                   --------
                                                     24,226
                                                   --------
Consumer Durable (3.6%):
    200     Autozone, Inc. (b) (c)..............      6,388
    300     Chrysler Corp.......................     16,912
    100     General Motors Corp.................      6,681
                                                   --------
                                                     29,981
                                                   --------
Consumer Non-Durable (6.3%):
    200     American Greetings Corp., Class A        10,188
    205     Archer-Daniels-Midland Co...........      3,972
     50     Eastman Kodak Co....................      3,653
    100     Kellogg Co..........................      3,756
    200     Nike, Inc. (c)......................      9,738
    297     RJR Nabisco Holdings Corp...........      7,063
    150     Rubbermaid, Inc. (c)................      4,978
    200     Supervalu, Inc......................      8,875
                                                   --------
                                                     52,223
                                                   --------
Consumer Services (4.4%):
    200     CBS Corp. (c).......................      6,350
    100     Hasbro, Inc.........................      3,931
    100     Hilton Hotels Corp..................      2,850
    135     Time Warner, Inc....................     11,534
    195     Viacom, Inc., Class A (b) (c).......     11,408
                                                   --------
                                                     36,073
                                                   --------
Energy (14.0%):
    100     Amoco Corp..........................      4,163
    100     Ashland, Inc........................      5,163
     50     Burlington Resources, Inc...........      2,153
     50     Chevron Corp. (c)...................      4,153
    100     Dresser Industries, Inc.............      4,406
    500     Exxon Corp..........................     35,656
     86     Mobil Corp..........................      6,620
    400     Royal Dutch Petroleum Co. (c).......     21,925
    250     Texaco, Inc.........................     14,922
    100     Tosco Corp. (c).....................      2,938
    100     Ultramar Diamond Shamrock Corp......      3,156
    300     USX-Marathon Group..................     10,294
                                                   --------
                                                    115,549
                                                   --------

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
Financial Services (27.7%):
    170     Allstate Corp.......................   $ 15,566
    200     BankAmerica Corp....................     17,287
    200     Charter One Financial, Inc..........      6,738
    180     Chase Manhattan Corp................     13,590
    150     Cigna Corp..........................     10,350
    100     Citicorp............................     14,925
    150     Federal National Mortgage Assoc.....      9,113
    115     First Chicago Corp..................     10,192
    130     First Union Corp. (c)...............      7,573
    130     Hartford Financial Services Group...     14,869
    120     Household International (c)               5,970
    207     KeyCorp.............................      7,389
    110     Lincoln National Corp...............     10,051
    100     Morgan Stanley Dean Witter
              Discover..........................      9,138
    300     NationsBank Corp....................     22,949
    100     Southtrust Corp.....................      4,350
    100     State Street Corp...................      6,950
     40     TransAmerica Corp...................      4,605
    375     Travelers Group, Inc. (c)...........     22,733
     40     Wells Fargo & Co....................     14,760
                                                   --------
                                                    229,098
                                                   --------
Health Care (2.1%):
    200     American Home Products Corp.........     10,350
     50     Bausch & Lomb, Inc..................      2,506
    100     Biomet, Inc.........................      3,306
     50     Tenet Healthcare Corp. (b)..........      1,563
                                                   --------
                                                     17,725
                                                   --------
Multi-Industry (0.7%):
     70     Allied Signal, Inc..................      3,106
     30     Loews Corp..........................      2,614
                                                   --------
                                                      5,720
                                                   --------
Raw Materials (2.0%):
     65     Aluminum Co. of America (c).........      4,258
     50     B. F. Goodrich Co...................      2,481
    150     Nalco Chemical Co...................      5,269
     50     Olin Corp...........................      2,084
     50     Praxair, Inc........................      2,341
                                                   --------
                                                     16,433
                                                   --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Large Company Value Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
Retail (3.0%):
    125     American Stores Co..................   $  3,023
     95     McDonald's Corp.....................      6,555
    250     Sears Roebuck & Co..................     15,266
                                                   --------
                                                     24,844
                                                   --------
Shelter (2.5%):
     25     Armstrong World Industries, Inc.....      1,684
    100     International Paper Co. (c).........      4,300
    150     Masco Corp..........................      9,075
    127     Weyerhaeuser Co.....................      5,866
                                                   --------
                                                     20,925
                                                   --------
Technology (7.8%):
    119     Boeing Co...........................      5,298
    250     Cypress Semiconductor Corp. (b).....      2,078
    300     International Business Machines
              (c)...............................     34,444
     90     Litton Industries, Inc.(b) (c)......      5,328
     70     Lockheed Martin Corp................      7,411
    100     LSI Logic Corp. (b).................      2,306
    100     Motorola, Inc.......................      5,256
     40     Rockwell International Corp. (c)....      1,923
                                                   --------
                                                     64,044
                                                   --------
Transportation (0.4%):
     30     Burlington Northern Santa Fe
              Corp..............................      2,946
                                                   --------
Utilities (16.8%):
     75     Allegheny Energy Inc................      2,259
    100     Ameritech Corp......................      4,488
    150     AT&T Corp. (c)......................      8,569
    250     Baltimore Gas & Electric Co.........      7,766
    200     BellSouth Corp......................     13,424
    150     Cinergy Corp........................      5,250
     50     CMS Energy Corp.....................      2,200
    140     Edison International................      4,139
    171     El Paso Natural Gas (c).............      6,555
    100     Entergy Corp........................      2,875
     50     Florida Power & Light Group, Inc....      3,150
    150     General Public Utilities Corp.......      5,672
     82     GTE Corp............................      4,561
     50     L G & E Energy Corp.................      1,353
    200     MCI Communications Corp.............     11,625
    200     Public Service Enterprises, Inc.....      6,888
    117     Qwest Communications International
              (b)...............................      4,067
    224     SBC Communications, Inc. (c)........      8,960
     87     Southern Co. (c)....................      2,409
    150     Sprint Corp.........................     10,575
     50     Texas Utilities Corp. (c)...........      2,081
    216     Williams Co., Inc. (c)..............      7,305
    250     Worldcom, Inc.(b) (c)...............     12,109
                                                   --------
                                                    138,280
                                                   --------
Total Common Stocks                                 781,927
                                                   --------

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
REPURCHASE AGREEMENTS (4.7%):
$38,915     Prudential Securities, 6.10%,
              7/1/98 (Collateralized by $38,915
              various U.S. Government Agency
              Securities, 0.00% - 6.10%,
              12/31/00 - 11/24/14, market value
              $39,694)..........................   $ 38,915
                                                   --------
Total Repurchase Agreements                          38,915
                                                   --------
SHORT-TERM SECURITIES HELD AS COLLATERAL (10.1%):
Master Notes (1.8%):
  3,172     Bear Stearns Mortgage Capital,
              6.77%, 10/9/98*...................      3,172
  2,643     Danaher Corp., 6.68%, 10/9/98*......      2,643
  1,586     Merrill Lynch Mortgage Capital,
              6.75%, 7/23/98*...................      1,586
  3,596     Morgan Stanley Mortgage Capital,
              5.76%, 7/21/98*...................      3,596
    952     NationsBanc Capital Markets, 6.70%,
              7/1/98*...........................        952
  3,172     Williamette Industries, Inc., 5.85%,
              7/23/98*..........................      3,172
                                                   --------
                                                     15,121
                                                   --------
Put Bonds (2.8%):
  2,643     Associates Corp. N.A., 5.79%,
              1/4/99*...........................      2,642
  2,115     Branch Banking & Trust, 5.92%,
              12/10/99*.........................      2,115
  1,057     Citicorp, 5.94%, 8/3/98*............      1,057
  2,432     Evangelical Lutheran, 5.74%,
              4/28/00*..........................      2,428
  3,172     GMAC, 5.85%, 11/10/99*..............      3,178
  2,643     Goldman Sachs, 6.06%, 11/21/00*.....      2,643
  2,643     Greenwich Capital, 6.11%,
              12/13/99*.........................      2,643
  2,643     Lehman Brothers Holdings, 5.85%,
              8/18/99*..........................      2,644
  1,057     Merrill Lynch, 6.07%, 11/13/98*.....      1,057
  2,643     PNC Bank, 5.74%, 10/2/98*...........      2,642
                                                   --------
                                                     23,049
                                                   --------
Repurchase Agreements (5.5%):
 10,574     Donaldson, Lufkin & Jenrette, 6.65%,
              7/1/98 (Collateralized by $10,810
              various Corporate and Government
              Securities, 2.85% - 17.25%,
              10/15/02 - 4/15/35, market value
              $10,981)..........................     10,574
  5,287     Goldman Sachs, 6.65%, 7/1/98
              (Collateralized by $5,635 various
              Corporate Bonds, 0.00%, 7/7/98 -
              9/18/98, market value $5,615).....      5,287
 27,174     Lehman Brothers, 6.65%, 7/1/98
              (Collateralized by $27,855 various
              Corporate Bonds, 0.00% - 10.13%,
              9/15/99 - 10/17/96, market value
              $29,156)..........................     27,174

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Large Company Value Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
SHORT-TERM SECURITIES HELD AS COLLATERAL, CONTINUED:
Repurchase Agreements, continued:
 $   18     Lehman Brothers, 6.47%, 7/1/98
              (Collateralized by $19 Media One
              Group Bonds, 0.00%, 10/5/98,
              market value $19).................   $     18
    846     Lehman Brothers, 6.00%, 7/1/98
              (Collateralized by $5,296 various
              Government Securities, 0.00% -
              10.00%, 12/1/18 - 5/1/24, market
              value $871).......................        846

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
SHORT-TERM SECURITIES HELD AS COLLATERAL, CONTINUED:
Repurchase Agreements, continued:
 $1,057     Paine Webber, 6.40%, 7/1/98
              (Collateralized by $1,055 various
              Corporate Bonds, 4.00% - 9.75%,
              7/15/98 - 12/31/49, market value
              $1,110)...........................   $  1,057
                                                   --------
                                                     44,956
                                                   --------
Total Short-Term Securities Held as Collateral       83,126
                                                   --------
     Total (Cost $708,580) (a)                     $903,968
                                                   ========

------------

Percentages indicated are based on net assets of $825,502.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $1,248. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows (amounts in thousands):

                   Unrealized appreciation.....................................  $202,188
                   Unrealized depreciation.....................................    (8,048)
                                                                                 --------
                   Net unrealized appreciation.................................  $194,140
                                                                                 ========

(b) Non-income producing securities.

(c) A portion of this security was loaned as of June 30, 1998.

* The interest rate for this variable rate note, which will change periodically, is based upon an index of market rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect at June 30, 1998.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Disciplined Value Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
COMMON STOCKS (98.1%):
Business Equipment & Services (4.6%):
      65    A.C. Nielson Corp. (b)...............   $  1,641
      24    America Online, Inc. (b).............      2,544
      85    Jacobs Engineering Group, Inc. (b)...      2,724
      37    Kelly Services Inc., Class A.........      1,309
     222    Office Depot, Inc. (b)(c)............      7,006
      48    Ogden Corp...........................      1,329
      64    Olsten Corp..........................        716
      40    Pittston Co..........................      1,475
      90    Sensormatic Electronics Corp. (b)....      1,260
      53    Service Corp. International..........      2,272
      60    Sotheby's Holdings, Class A..........      1,343
      20    Standard Register Co.................        708
     126    Stewart Enterprises Corp., Class A...      3,355
      70    Sungard Data Systems, Inc. (b)(c)....      2,686
      36    U.S.A. Waste Services, Inc. (b)(c)...      1,778
                                                    --------
                                                      32,146
                                                    --------
Capital Goods (6.4%):
     128    Harsco Corp..........................      5,855
     153    Hubbell, Inc., Class B...............      6,384
      33    Johnson Controls, Inc................      1,883
      36    Kennametal, Inc......................      1,503
      82    Mark IV Industries, Inc..............      1,763
      78    Medusa Corp..........................      4,895
     139    Molex, Inc...........................      3,470
      87    Southdown, Inc.......................      6,210
      84    Teleflex, Inc........................      3,200
     116    Trinity Industries, Inc..............      4,814
     111    United States Filter Corp. (b)(c)....      3,115
      33    York International Corp..............      1,438
                                                    --------
                                                      44,530
                                                    --------
Consumer Durable (0.2%):
      42    Autozone, Inc. (b)(c)................      1,341
                                                    --------
Consumer Non-Durable (4.1%):
      80    First Brands Corp....................      2,050
      82    Hormel Foods Corp. (c)...............      2,834
      93    IBP, Inc.............................      1,686
      98    McCormick & Co., Inc.................      3,500
      73    Newell Co............................      3,636
     346    Tyson Foods, Inc., Class A...........      7,504
      60    U.S. Foodservice (b).................      2,104
      46    Universal Corp.......................      1,719
      75    Warnaco Group, Inc., Class A.........      3,183
                                                    --------
                                                      28,216
                                                    --------
Consumer Services (2.8%):
      43    Banta Corp...........................      1,328
     256    Belo (A.H.) Corp., Series A..........      6,244
      36    Chris-Craft Industries, Inc. (b).....      1,969

SHARES OR
PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
COMMON STOCKS, CONTINUED:
Consumer Services, continued:
      65    Hasbro, Inc..........................   $  2,555
      20    Houghton Mifflin Co..................        635
      51    Lee Enterprises, Inc.................      1,562
      35    MGM Grand, Inc. (b) (c)..............      1,105
      95    Promus Hotel Corp. (b)...............      3,658
      14    Scholastic Corp. (b).................        558
                                                    --------
                                                      19,614
                                                    --------

Energy (7.2%):
      36    Ashland, Inc.........................      1,859
     148    BJ Services Co. (b)(c)...............      4,301
     145    ENSCO International, Inc.............      2,519
      53    Murphy Oil Corp. (c).................      2,686
     100    Nabors Industries, Inc. (b)..........      1,981
      63    Noble Affiliates, Inc................      2,394
     175    Noble Drilling Corp. (b).............      4,211
     102    Pioneer Natural Resources Co.........      2,435
      60    Tidewater, Inc.......................      1,980
     293    Tosco Corp. (c)......................      8,607
     194    Transocean Offshore, Inc.............      8,633
     172    Ultramar Diamond Shamrock Corp.......      5,429
      93    Valero Energy Corp...................      3,103
                                                    --------
                                                      50,138
                                                    --------
Financial Services (23.5%):
     126    A.G. Edwards, Inc....................      5,379
     105    Ambac Financial Group, Inc...........      6,143
      40    American Financial Group, Inc........      1,733
      80    Associated Banc-Corp.................      3,010
     195    Bear Stearns Co., Inc................     11,090
      29    Capital One Financial Corp...........      3,601
     234    Charter One Financial, Inc...........      7,886
      21    CMAC Investment Corp.................      1,292
     134    Crestar Financial Corp...............      7,311
     188    Dime Bancorp, Inc....................      5,628
      51    Finova Group, Inc....................      2,888
     225    First Security Corp..................      4,816
      47    First Virginia Banks, Inc............      2,398
     170    Firstar Corp.........................      6,460
      50    GATX Corp............................      2,194
     112    Hibernia Corp., Class A..............      2,261
      18    HSB Group, Inc.......................        987
     187    Marshall & Ilsley Corp...............      9,549
      45    MBNA Corp............................      1,485
     103    Mercantile Bankshares Corp...........      3,568
      23    Northern Trust Corp..................      1,754
     137    Old Kent Financial Corp..............      4,910
     217    Old Republic International Corp......      6,346
      86    Pacific Century Financial Corp.......      2,064
     201    Paine Webber Group, Inc..............      8,596
      54    PMI Group, Inc.......................      3,962

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Disciplined Value Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
COMMON STOCKS, CONTINUED:
Financial Services, continued:
     182    Provident Co., Inc...................   $  6,279
     185    Regions Financial Corp...............      7,597
     116    Reliastar Financial Corp.............      5,568
     249    Southtrust Corp......................     10,847
      30    State Street Corp....................      2,085
     123    TCF Financial Corp...................      3,629
      36    Transatlantic Holdings, Inc..........      2,814
     112    Union Planters Corp..................      6,587
                                                    --------
                                                     162,717
                                                    --------

Health Care (4.4%):
      87    Allegiance Corp......................      4,433
      21    ATL Ultrasound, Inc. (b).............        958
      55    Bergen Brunswig Corp., Class A.......      2,551
     147    Beverly Enterprises, Inc. (b)(c).....      2,030
     200    Chiron Corp. (b).....................      3,138
      95    Genzyme Corp. (b) (c)................      2,428
      80    HBO & Co.............................      2,820
     112    IDEXX Laboratories, Inc. (b).........      2,786
      43    NovaCare, Inc. (b)...................        505
      57    PacifiCare Health Systems, Inc.,
              Class B (b)........................      5,038
      22    Sofamor Danek Group, Inc. (b)........      1,904
      46    Watson Pharmaceuticals, Inc. (b).....      2,148
                                                    --------
                                                      30,739
                                                    --------
Multi-Industry (0.2%):
      61    Gencorp, Inc.........................      1,540
                                                    --------
Raw Materials (5.5%):
      47    A. Schulman, Inc.....................        919
      96    Airgas, Inc. (b)(c)..................      1,380
      35    AK Steel Holding Corp................        626
      28    Albemarle Corp.......................        618
      28    Aluminum Co. of America (c)..........      1,820
      43    B. F. Goodrich Co....................      2,134
     109    Cabot Corp...........................      3,522
      12    Cleveland Cliffs, Inc................        644
      38    Crompton & Knowles Corp..............        957
      33    Dexter Corp..........................      1,050
      23    Fuller (H. B.) Co....................      1,247
      70    Hanna (M.A.) Co......................      1,286
     164    IMC Global, Inc......................      4,940
      83    Lubrizol Corp........................      2,511
      33    Minerals Technologies, Inc...........      1,679
     102    Olin Corp............................      4,252
      22    Praxair, Inc.........................      1,030
     200    RPM, Inc.............................      3,400
      37    Sigma-Aldrich Corp...................      1,300

SHARES OR
PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
COMMON STOCKS, CONTINUED:
Raw Materials, continued:
      53    Wellman, Inc.........................   $  1,202
      68    Witco Corp...........................      1,989
                                                    --------
                                                      38,506
                                                    --------
Retail (6.3%):
      55    BJ's Wholesale Club, Inc. (b)........      2,234
      32    Bob Evans Farms, Inc.................        678
      88    Borders Group, Inc. (b)..............      3,256
      98    Brinker International, Inc. (b)......      1,887
      43    Buffets, Inc. (b)....................        675
      50    Claire's Stores, Inc.................      1,034
     105    CompUSA, Inc. (b)....................      1,897
      82    Cracker Barrel.......................      2,604
      73    Fingerhut Companies, Inc.............      2,409
      58    Fred Meyer, Inc. (b)(c)..............      2,482
      66    Hannaford Brothers Co................      2,900
     100    Just For Feet, Inc. (b)..............      2,850
      40    Kohl's Corp. (b).....................      2,075
      85    OfficeMax, Inc. (b)..................      1,403
      96    Outback Steakhouse, Inc. (b)(c)......      3,743
      48    Payless Shoesource, Inc. (b).........      3,537
     115    Proffitts, Inc. (b)..................      4,642
      42    Saks Holdings, Inc. (b)..............      1,160
      70    Williams Sonoma, Inc. (b)............      2,227
                                                    --------
                                                      43,693
                                                    --------
Shelter (3.7%):
      59    Bowater, Inc.........................      2,788
      19    Chesapeake Corp......................        740
      73    Clayton Homes, Inc...................      1,387
     116    Consolidated Papers, Inc.............      3,161
     108    Georgia Pacific Timber Corp..........      2,484
     134    Leggett & Platt, Inc.................      3,350
      35    Masco Corp...........................      2,118
     148    Pentair, Inc.........................      6,289
      69    Rayonier, Inc........................      3,165
                                                    --------
                                                      25,482
                                                    --------
Technology (6.4%):
     114    American Power Conversion (b)........      3,420
      77    Arrow Electronics, Inc. (b)..........      1,679
      68    ATMEL Corp. (b)......................        927
      35    Avnet, Inc...........................      1,887
     100    Cirrus Logic, Inc. (b)...............      1,113
      84    Cordant Technology, Inc..............      3,874
      38    Dell Computer Corp. (b)..............      3,527
      22    Litton Industries, Inc. (b)..........      1,298
     130    LSI Logic Corp. (b)..................      2,998
      47    NCR Corp. (b)........................      1,528
      96    Qualcomm, Inc. (b)(c)................      5,393
     137    Quantum Corp. (b)....................      2,849

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Disciplined Value Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
COMMON STOCKS, CONTINUED:
Technology, continued:
      94    SCI Systems, Inc. (b)(c).............   $  3,537
     109    Sterling Software, Inc. (b)..........      3,222
      88    Storage Technology Corp. (b).........      3,816
      33    Stratus Computer, Inc. (b)...........        825
      46    Teradyne, Inc. (b)(c)................      1,231
      67    Vishay Intertechnology, Inc. (b).....      1,202
                                                    --------
                                                      44,326
                                                    --------
Transportation (1.4%):
      12    Alaska Air Group, Inc. (b)...........        655
      58    Alexander & Baldwin, Inc.............      1,689
      43    ASA Holdings, Inc....................      2,134
      65    CNF Transportation, Inc..............      2,762
      75    Wisconsin Central Transportation
              Corp. (b)..........................      1,641
      57    Yellow Corp. (b).....................      1,058
                                                    --------
                                                       9,939
                                                    --------
Utilities (21.4%):
     102    AES Corp. (b)........................      5,361
     307    Allegheny Energy, Inc................      9,248
      70    American Water Works, Inc. (c).......      2,170
     105    Baltimore Gas & Electric Co..........      3,262
      48    Calenergy, Inc. (b)..................      1,443
     222    Century Telephone Enterprises........     10,184
     102    Cinergy Corp.........................      3,570
     253    CMS Energy Corp. (c).................     11,133
      63    Conectiv, Inc. (b)...................      1,292
     290    El Paso Natural Gas Co...............     11,093
     151    Energy East Corp.....................      6,285
      83    Florida Progress Corp................      3,413
      85    General Public Utilities Corp........      3,214
     100    L G & E Energy Corp..................      2,706
     170    Marketspan Corp......................      5,089
      70    MCN Energy Group, Inc................      1,741
     200    Montana Power Co.....................      6,943
     236    New Century Energies, Inc............     10,702
      39    New England Electric System..........      1,687
     171    Nipsco Industries, Inc. (c)..........      4,788
      80    Northeast Utilities (b)..............      1,355
     122    OGE Energy Corp......................      3,294
     160    Pinnacle West Capital Corp...........      7,182
     166    Potomac Electric Power Co............      4,160
     140    Qwest Communications International,
              Inc. (b)...........................      4,880

SHARES OR
PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
COMMON STOCKS, CONTINUED:
Utilities, continued:
     251    SCANA Corp. (c)......................   $  7,483
     322    TECO Energy, Inc.....................      8,634
     130    The Williams Companies, Inc. (c).....      4,381
      36    UtiliCorp United, Inc................      1,357
                                                    --------
                                                     148,050
                                                    --------
  Total Common Stocks                                680,977
                                                    --------
REPURCHASE AGREEMENTS (2.6%):
 $18,245    Prudential Securities, 6.10%, 7/1/98
              (Collateralized by $18,437 various
              U.S. Government Securities, 5.25% -
              6.10%, 11/30/99 - 6/26/03, market
              value $18,611).....................     18,245
                                                    --------
  Total Repurchase Agreements                         18,245
                                                    --------
SHORT-TERM SECURITIES HELD AS COLLATERAL (8.6%):
Master Notes (1.6%):
   2,270    Bear Stearns Mortgage Capital, 6.77%,
              10/9/98*...........................      2,270
   1,892    Danaher Corp., 6.68%, 10/9/98*.......      1,892
   1,135    Merrill Lynch Mortgage Capital,
              6.75%, 7/23/98*....................      1,135
   2,572    Morgan Stanley Mortgage Capital,
              5.76%, 7/21/98*....................      2,572
     681    NationsBanc Capital Markets, 6.70%,
              7/1/98*............................        681
   2,270    Williamette Industries, Inc., 5.85%,
              7/23/98*...........................      2,270
                                                    --------
                                                      10,820
                                                    --------
Put Bonds (2.4%):
   1,892    Associates Corp. N.A., 5.79%,
              1/4/99*............................      1,891
   1,513    Branch Banking & Trust, 5.92%,
              12/10/99*..........................      1,513
     757    Citicorp, 5.94%, 8/3/98*.............        757
   1,740    Evangelical Lutheran, 5.74%,
              4/28/00*...........................      1,737
   2,270    GMAC, 5.85%, 11/10/99*...............      2,273
   1,892    Goldman Sachs, 6.06%, 11/21/00*......      1,892
   1,892    Greenwich Capital, 6.11%,
              12/13/99*..........................      1,892
   1,892    Lehman Brothers Holdings, 5.85%,
              8/18/99*...........................      1,892
     757    Merrill Lynch, 6.07%, 11/13/98*......        757
   1,892    PNC Bank, 5.74%, 10/2/98*............      1,890
                                                    --------
                                                      16,494
                                                    --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Disciplined Value Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
SHORT-TERM SECURITIES HELD AS COLLATERAL, CONTINUED:
Repurchase Agreements (4.6%):
 $ 7,567    Donaldson, Lufkin & Jenrette, 6.65%,
              7/1/98 (Collateralized by $7,736
              various Corporate and Government
              Securities, 2.85% - 17.25%,
              10/15/02
              - 4/15/35, market value $7,858)....   $  7,567
   3,783    Goldman Sachs, 6.65%, 7/1/98
              (Collateralized by $4,032 various
              Corporate Bonds, 0.00%, 7/7/98
              - 9/18/98, market value $4,018)....      3,783
  19,447    Lehman Brothers, 6.65%, 7/1/98
              (Collateralized by $19,933 various
              Corporate Bonds, 0.00% - 10.13%,
              9/15/99 - 10/17/96, market value
              $20,864)...........................     19,447

SHARES OR
PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
SHORT-TERM SECURITIES HELD AS COLLATERAL, CONTINUED:
Repurchase Agreements, continued:
 $    13    Lehman Brothers, 6.47%, 7/1/98
              (Collateralized by $14 Media One
              Group Bonds, 0.00%, 10/5/98, market
              value $14).........................   $     13
     605    Lehman Brothers, 6.00%, 7/1/98
              (Collateralized by $3,790 various
              Government Securities,
              0.00% - 10.00%, 12/1/18 - 5/1/24,
              market value $623).................        605
     757    Paine Webber, 6.40%, 7/1/98
              (Collateralized by $755 various
              Corporate Bonds, 4.00% - 9.75%,
              7/15/98 - 12/31/49, market value
              $795)..............................        757
                                                    --------
                                                      32,172
                                                    --------
  Total Short-Term Securities Held as Collateral      59,486
                                                    --------
Total (Cost $650,635)(a)                            $758,708
                                                    ========

------------

Percentages indicated are based on net assets of $694,209.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $161. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows (amounts in thousands):

                   Unrealized appreciation.....................................  $120,042
                   Unrealized depreciation.....................................   (12,130)
                                                                                 --------
                   Net unrealized appreciation.................................  $107,912
                                                                                 ========

(b) Non-income producing securities.

(c) A portion of this security was loaned as of June 30, 1998.

* The interest rate for this variable rate note, which will change periodically, is based upon an index of market rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect at June 30, 1998.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Large Company Growth Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT            SECURITY DESCRIPTION             VALUE
---------   -----------------------------------   ----------
COMMON STOCKS (99.6%):
Business Equipment & Services (1.8%):
     55     America Online (b).................   $    5,830
    130     Automatic Data Processing, Inc.....        9,474
     60     Omnicom Group, Inc. (c)............        2,993
    358     U.S.A. Waste Services, Inc.
              (b)(c)...........................       17,695
                                                  ----------
                                                      35,992
                                                  ----------
Capital Goods (7.8%):
  1,474     General Electric Co................      134,134
    345     Tyco International, Ltd. (c).......       21,741
                                                  ----------
                                                     155,875
                                                  ----------
Consumer Non-Durable (16.9%):
    155     Anheuser Busch Co., Inc............        7,324
     40     Avon Products, Inc.................        3,100
    110     Bestfoods..........................        6,387
    200     Campbell Soup Co...................       10,636
  1,008     Coca-Cola Co.......................       86,188
    140     Colgate Palmolive Co...............       12,320
    151     Conagra, Inc.......................        4,791
    447     Gillette Co........................       25,351
     65     H.J. Heinz Co......................        3,654
    210     Kellogg Co.........................        7,896
    170     Newell Co..........................        8,483
    582     PepsiCo, Inc.......................       23,958
  1,101     Philip Morris Co., Inc.............       43,356
    568     Procter & Gamble Co................       51,740
     75     Quaker Oats Co.....................        4,120
     30     Ralston-Ralston Purina Group.......        3,504
    190     Sara Lee, Corp.....................       10,634
    250     Unilever N V.......................       19,750
    100     UST, Inc...........................        2,700
                                                  ----------
                                                     335,892
                                                  ----------
Consumer Services (1.8%):
    165     Comcast Corp., Class A (c).........        6,698
    115     Gannett, Inc.......................        8,179
    200     Hilton Hotels Corp. (c)............        5,700
     95     Mattel, Inc. (c)...................        4,024
    190     Tele-Communications, Inc. (b)(c)...        7,307
     60     Tribune Co.........................        4,129
                                                  ----------
                                                      36,037
                                                  ----------
Energy (1.0%):
     90     Halliburton Co. (c)................        4,015
    230     Schlumberger Ltd. (c)..............       15,732
                                                  ----------
                                                      19,747
                                                  ----------
Financial Services (10.3%):
    205     American Express Co................       23,370
    279     American International Group, Inc.
              (c)..............................       40,686
     73     Capital One Financial Corp.........        9,066
    171     Charles Schwab Corp. (c)...........        5,541
    360     Chase Manhattan Corp...............       27,210

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT            SECURITY DESCRIPTION             VALUE
---------   -----------------------------------   ----------
COMMON STOCKS, CONTINUED:
Financial Services, continued:
    320     Federal National Mortgage Assoc....   $   19,417
     25     Fifth Third Bancorp................        1,575
     94     First Virginia Banks, Inc..........        4,796
    101     Franklin Resources, Inc............        5,476
    200     Household International............        9,950
     69     Marsh & McLennan Co. (c)...........        4,170
    210     MBNA Corp. (c).....................        6,933
     40     MGIC Investment Group (c)..........        2,288
    130     Morgan Stanley Dean Witter Discover
              (c)..............................       11,906
    100     National City Corp.................        7,100
     59     State Street Corp..................        4,094
     20     T. Rowe Price Associates, Inc......          751
    324     U.S. Bancorp.......................       13,938
    150     Washington Mutual, Inc. (c)........        6,522
                                                  ----------
                                                     204,789
                                                  ----------
Health Care (20.1%):
    471     Abbott Labs........................       19,236
    539     American Home Products Co..........       27,914
     90     Baxter International, Inc..........        4,854
     85     Boston Scientific Corp. (b)(c).....        6,088
    511     Bristol Myers Squibb Co............       58,676
     75     Cardinal Health, Inc. (c)..........        7,031
    450     Eli Lilly & Co.....................       29,755
     50     Guidant Corp.......................        3,566
    170     HBO & Co...........................        6,000
    500     Johnson & Johnson..................       36,859
    155     Medtronic, Inc. (c)................        9,881
    446     Merck & Co., Inc...................       59,619
    531     Pfizer, Inc........................       57,710
    393     Schering Plough Corp...............       36,013
    550     Warner Lambert Co..................       38,177
                                                  ----------
                                                     401,379
                                                  ----------
Multi-Industry (0.6%):
    150     Minnesota Mining & Manufacturing
              Co...............................       12,328
                                                  ----------
Raw Materials (2.6%):
    488     Du Pont (EI) de Nemours & Co.......       36,453
    260     Monsanto Co........................       14,523
                                                  ----------
                                                      50,976
                                                  ----------
Retail (8.2%):
    120     Consolidated Stores Corp. (b)......        4,350
     85     Costco Cos., Inc. (b)(c)...........        5,360
    160     CVS Corp...........................        6,238
    189     Dayton Hudson Corp. (c)............        9,186
    165     Gap, Inc. (c)......................       10,174
    292     Home Depot, Inc....................       24,257
    808     Just For Feet, Inc. (b)(c).........       23,025

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Large Company Growth Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT            SECURITY DESCRIPTION             VALUE
---------   -----------------------------------   ----------
COMMON STOCKS, CONTINUED:
Retail, continued:
    125     Kroger Co. (b).....................   $    5,368
    162     TJX Cos., Inc......................        3,899
  1,036     Wal-Mart Stores, Inc. (c)..........       62,949
    215     Walgreen Co........................        8,895
                                                  ----------
                                                     163,701
                                                  ----------
Shelter (0.6%):
    239     Kimberly Clark Corp................       10,963
                                                  ----------
Technology (21.7%):
    185     Applied Materials, Inc. (b)........        5,460
    125     Ascend Communications, Inc. (b)....        6,195
    453     Cisco Systems, Inc. (b)............       41,679
    204     Computer Associates International,
              Inc. (c).........................       11,313
      0     Compuware Corp. (d)................            5
    565     Dell Computer Corp. (b)............       52,476
    255     EMC Corp. (b)(c)...................       11,436
     50     Gateway 2000, Inc. (b)(c)..........        2,536
     16     Hewlett Packard Co.................          930
    549     Intel Corp.........................       40,673
    325     International Business Machines....       37,314
    551     Lucent Technologies, Inc...........       45,795
  1,177     Microsoft Corp. (b)................      127,514
    251     Northern Telecom, Ltd..............       14,244
    250     Oracle Corp. (b)(c)................        6,146
     85     Tellabs, Inc. (b)(c)...............        6,088
    100     United Technologies Corp...........        9,250
    140     Xerox Corp.........................       14,258
                                                  ----------
                                                     433,312
                                                  ----------
Transportation (0.2%):
     50     Southwest Airlines Company.........        1,481
     30     US Airways Group, Inc. (b).........        2,378
                                                  ----------
                                                       3,859
                                                  ----------
Utilities (6.0%):
    230     Airtouch Communications, Inc.
              (b)..............................       13,446
    451     Ameritech Corp.....................       20,216
    623     Bell Atlantic Corp. (c)............       28,443
    370     GTE Corp...........................       20,604
    781     SBC Communications, Inc............       31,232
    100     WorldCom, Inc. (b).................        4,844
                                                  ----------
                                                     118,785
                                                  ----------
  Total Common Stocks..........................    1,983,635
                                                  ----------
REPURCHASE AGREEMENTS (0.1%):
 $1,891     Prudential Securities, 6.10%,
              7/1/98 (Collateralized by $1,947
              U.S. Treasury Bills, 9/3/98,
              market value $1,929).............        1,891
                                                  ----------
  Total Repurchase Agreements..................        1,891
                                                  ----------

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT            SECURITY DESCRIPTION             VALUE
---------   -----------------------------------   ----------
SHORT-TERM SECURITIES HELD AS COLLATERAL (8.9%):
Master Notes (1.6%):
 $6,760     Bear Stearns Mortgage Capital,
              6.77%, 10/9/98*..................   $    6,760
  5,633     Danaher Corp., 6.68%, 10/9/98*.....        5,633
  3,380     Merrill Lynch Mortgage Capital,
              6.75%, 7/23/98*..................        3,380
  7,661     Morgan Stanley Mortgage Capital,
              5.76%, 7/21/98*..................        7,662
  2,028     NationsBanc Capital Markets, 6.70%,
              7/1/98*..........................        2,028
  6,760     Williamette Industries, Inc.,
              5.85%, 7/23/98*..................        6,760
                                                  ----------
                                                      32,223
                                                  ----------
Put Bonds (2.5%):
  5,633     Associates Corp. N.A., 5.79%,
              1/4/99*..........................        5,630
  4,507     Branch Banking & Trust, 5.92%,
              12/10/99*........................        4,507
  2,253     Citicorp, 5.94%, 8/3/98*...........        2,253
  5,183     Evangelical Lutheran, 5.74%,
              4/28/00*.........................        5,174
  6,760     GMAC, 5.85%, 11/10/99*.............        6,771
  5,633     Goldman Sachs, 6.06%, 11/21/00*....        5,633
  5,633     Greenwich Capital, 6.11%,
              12/13/99*........................        5,633
  5,633     Lehman Brothers Holdings, 5.85%,
              8/18/99*.........................        5,634
  2,253     Merrill Lynch, 6.07%, 11/13/98*....        2,253
  5,633     PNC Bank, 5.74%, 10/2/98*..........        5,630
                                                  ----------
                                                      49,118
                                                  ----------
Repurchase Agreements (4.8%):
 22,534     Donaldson, Lufkin & Jenrette,
              6.65%, 7/1/98 (Collateralized by
              $23,038 various Corporate and
              Government Securities,
              2.85% - 17.25%,
              10/15/02 - 4/15/35, market value
              $23,400).........................       22,534
 11,267     Goldman Sachs, 6.65%, 7/1/98
              (Collateralized by $12,009
              various Corporate Bonds, 0.00%,
              7/7/98 - 9/18/98, market value
              $11,965).........................       11,267
 57,910     Lehman Brothers, 6.65%, 7/1/98
              (Collateralized by $59,361
              various Corporate Bonds,
              0.00% - 10.13%,
              9/15/99 - 10/17/96, market value
              $62,133).........................       57,910
     39     Lehman Brothers, 6.47%, 7/1/98
              (Collateralized by $41 Media One
              Group Bonds, 0.00%, 10/5/98,
              market value $41)................           39

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Large Company Growth Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT            SECURITY DESCRIPTION             VALUE
---------   -----------------------------------   ----------
SHORT-TERM SECURITIES HELD AS COLLATERAL, CONTINUED:
Repurchase Agreements, continued:
 $1,803     Lehman Brothers, 6.00%, 7/1/98
              (Collateralized by $11,285
              various Government Securities,
              0.00% - 10.00%, 12/1/18 - 5/1/24,
              market value $1,856).............   $    1,803

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT            SECURITY DESCRIPTION             VALUE
---------   -----------------------------------   ----------
SHORT-TERM SECURITIES HELD AS COLLATERAL, CONTINUED:
Repurchase Agreements, continued:
 $2,253     Paine Webber, 6.40%, 7/1/98
              (Collateralized by $2,249 various
              Corporate Bonds, 4.00%-9.75%,
              7/15/98-12/31/49, market value
              $2,366)..........................   $    2,253
                                                  ----------
                                                      95,806
                                                  ----------
  Total Short-Term Securities Held as
  Collateral                                         177,147
                                                  ----------
Total (Cost $1,443,904) (a)                       $2,162,673
                                                  ==========

------------

Percentages indicated are based on net assets of $1,990,628.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $3,471. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows (amounts in thousands):

                   Unrealized appreciation.....................................  $724,999
                   Unrealized depreciation.....................................    (9,701)
                                                                                 --------
                   Net unrealized appreciation.................................  $715,298
                                                                                 ========

(b) Non-income producing securities.

(c) A portion of this security was loaned as of June 30, 1998.

(d) Rounds to less than 1,000

* The interest rate for this variable rate note, which will change periodically, is based upon on index of market rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect at June 30, 1998.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Growth Opportunities Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT            SECURITY DESCRIPTION             VALUE
---------   -----------------------------------   ----------
COMMON STOCKS (98.2%):
Business Equipment & Services (17.7%):
     270    AccuStaff, Inc. (b)................   $    8,438
     437    America Online, Inc. (b)(c)........       46,301
     190    Cintas Corp........................        9,710
     210    Comdisco, Inc......................        3,990
     172    Corrections Corporation of America
              (b)..............................        4,042
     177    Fiserv, Inc. (b)...................        7,508
      45    GTECH Holdings Corp. (b)...........        1,516
     158    Manpower, Inc......................        4,544
     211    Miller (Herman), Inc...............        5,130
     338    Paychex, Inc.......................       13,743
      27    Pittston Co........................          981
      59    Policy Management Systems Corp.
              (b)..............................        2,316
     279    Reynolds & Reynolds Co.............        5,069
     563    Staples, Inc. (b)(c)...............       16,286
     177    Sterling Commerce, Inc. (b)(c).....        8,606
     240    Sungard Data Systems, Inc.
              (b)(c)...........................        9,198
     522    U.S.A. Waste Services, Inc.
              (b)(c)...........................       25,789
      91    Viad Corp..........................        2,536
     280    Viking Office Products (b).........        8,785
     101    Wallace Computer Services, Inc.....        2,401
                                                  ----------
                                                     186,889
                                                  ----------
Capital Goods (2.6%):
     128    Diebold, Inc.......................        3,684
      30    Donaldson Co., Inc.................          707
      85    Fastenal Co. (c)...................        3,929
      76    Federal Signal Corp................        1,853
      75    Martin Marietta Materials, Inc.....        3,375
     129    Sundstrand Corp....................        7,361
      70    UCAR International, Inc. (b).......        2,043
     170    United States Filter Corp.
              (b)(c)...........................        4,771
                                                  ----------
                                                      27,723
                                                  ----------
Consumer Durable (2.5%):
     222    Danaher Corp. (c)..................        8,134
      78    Federal Mogul Corp. (c)............        5,252
     283    Harley-Davidson, Inc...............       10,981
      50    Kaydon Corp........................        1,766
                                                  ----------
                                                      26,133
                                                  ----------
Consumer Non-Durable (7.7%):
     790    Coca-Cola Enterprises, Inc. (c)....       30,991
      75    Dean Foods Co......................        4,120
     193    Dial Corp. (c).....................        4,993
     119    Dole Food, Inc.....................        5,923
     184    Flowers Industries, Inc............        3,765
     159    General Nutrition Cos., Inc. (b)...        4,952
     149    Interstate Bakeries Co. (c)........        4,928
     205    Jones Apparel Group, Inc. (b)......        7,513
      68    Lancaster Colony Corp..............        2,574
     135    McCormick & Co., Inc...............        4,822

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT            SECURITY DESCRIPTION             VALUE
---------   -----------------------------------   ----------
COMMON STOCKS, CONTINUED:
Consumer Non-Durable, continued:
     105    Unifi, Inc.........................   $    3,607
      50    Vlasic Foods International, Inc.
              (b)..............................        1,006
      74    Wausau-Mosinee Paper Corp..........        1,693
                                                  ----------
                                                      80,887
                                                  ----------
Consumer Services (2.4%):
       4    Belo (A.H.) Corp., Series A........           98
     245    International Game Technologies....        5,948
      50    Media General Inc., Class A........        2,438
      39    Promus Hotel Corp. (b).............        1,486
      38    TCA Cable TV, Inc..................        2,280
      22    Washington Post Co.................       12,901
                                                  ----------
                                                      25,151
                                                  ----------
Energy (3.8%):
      70    Camco International, Inc...........        5,451
       7    ENSCO International, Inc...........          118
     200    EVI Weatherford, Inc. (b)..........        7,426
     367    Global Marine, Inc. (b)............        6,864
      92    Nabors Industries, Inc. (b)........        1,828
      62    Noble Drilling Corp. (b)...........        1,489
     209    Ocean Energy, Inc. (b).............        4,089
      96    Smith International, Inc. (b)(c)...        3,352
      49    Tidewater, Inc. (c)................        1,620
     108    Tosco Corp. (c)....................        3,184
     241    Varco International, Inc. (b)......        4,779
                                                  ----------
                                                      40,200
                                                  ----------
Financial Services (7.1%):
     537    AFLAC, Inc.........................       16,287
       4    Associated Banc-Corp...............          141
      14    Capital One Financial Corp.........        1,763
     102    City National Corp.................        3,768
       5    First Security Corp................          115
     271    First Tennessee National Corp......        8,553
      85    First Virginia Banks, Inc..........        4,335
      19    Marshall & Ilsley Corp.............          970
     220    North Fork Bancorp., Inc...........        5,376
     184    Robert Half International, Inc.
              (b)..............................       10,292
     239    T. Rowe Price Associates, Inc......        8,995
       7    TCF Financial Corp.................          204
      65    Union Planters Corp................        3,829
      52    Wilmington Trust Corp..............        3,166
     132    Zions Bancorp......................        7,013
                                                  ----------
                                                      74,807
                                                  ----------
Health Care (13.0%):
      25    Beckman Coulter, Inc...............        1,456
     154    Biogen, Inc. (b)...................        7,536
     151    Centocor, Inc. (b)(c)..............        5,481
     161    Chiron Corp. (b)(c)................        2,526
      30    Concentra Managed Care, Inc.
              (b)(c)...........................          780

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Growth Opportunities Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT            SECURITY DESCRIPTION             VALUE
---------   -----------------------------------   ----------
COMMON STOCKS, CONTINUED:
Health Care, continued:
     146    DENTSPLY International, Inc........   $    3,655
     161    First Health Group Corp. (b)(c)....        4,584
     176    Forest Laboratories, Inc., Class A
              (b)..............................        6,292
     242    Foundation Health Systems, Inc.,
              Series A (b).....................        6,370
      88    Health Care & Retirement Corp.
              (b)(c)...........................        3,467
     323    Health Management Associates, Inc.
              (b)..............................       10,808
     125    Hillenbrand Industries, Inc........        7,470
     145    ICN Pharmaceuticals, Inc...........        6,625
     190    McKesson Corp. (c).................       15,437
     255    Mylan Laboratories, Inc. (c).......        7,666
     154    Omnicare, Inc......................        5,871
     206    Oxford Health Plans, Inc. (b)......        3,154
      20    PSS World Medical, Inc. (b)........          293
     145    Quintiles Transnational Corp.
              (b)..............................        7,132
     150    Quorum Health Group, Inc. (b)......        3,975
      40    R. P. Scherer Corp. (b)............        3,545
     183    Stryker Corp. (c)..................        7,038
     195    Sybron International Corp. (b).....        4,924
     100    Total Renal Care Holdings, Inc.
              (b)..............................        3,450
     171    Watson Pharmaceutical, Inc. (b)....        7,993
                                                  ----------
                                                     137,528
                                                  ----------
Multi-Industry (0.5%):
      40    Brio Technology, Inc. (b)..........          535
      25    UniCapital Corp. (b)...............          478
     200    Whitman Corp.......................        4,588
                                                  ----------
                                                       5,601
                                                  ----------
Raw Materials (2.5%):
      52    Betzdearborn, Inc..................        2,202
     146    Crompton & Knowles Corp............        3,687
      57    Cytec Industries, Inc. (b).........        2,540
      86    Ferro Corp.........................        2,165
     161    Lyondell Petrochemical Co..........        4,910
     205    Solutia, Inc.......................        5,882
      39    Vulcan Materials Co................        4,203
      38    Witco Corp.........................        1,106
                                                  ----------
                                                      26,695
                                                  ----------
Retail (9.9%):
     131    Barnes & Noble, Inc. (b)...........        4,897
     139    Bed Bath & Beyond, Inc. (b)(c).....        7,223
     157    Best Buy, Inc. (b).................        5,686
     100    Borders Group, Inc. (b)............        3,700
       4    CompUSA, Inc. (b)..................           68
     295    Dollar General Corp. (c)...........       11,675
     412    Family Dollar Stores, Inc..........        7,616
     245    Fred Meyer, Inc. (b)(c)............       10,413
     741    Just For Feet, Inc. (b)............       21,118
     328    Kohl's Corp. (b)...................       16,993

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT            SECURITY DESCRIPTION             VALUE
---------   -----------------------------------   ----------
COMMON STOCKS, CONTINUED:
Retail, continued:
      60    Lands' End, Inc. (b)...............   $    1,898
      77    Outback Steakhouse, Inc. (b).......        3,014
      25    Restoration Hardware, Inc.
              (b)(c)...........................          628
     166    Starbucks Corp. (b)(c).............        8,860
      16    Tiffany & Co.......................          768
                                                  ----------
                                                     104,557
                                                  ----------
Shelter (2.3%):
     129    HON INDUSTRIES, Inc................        4,386
     381    Leggett & Platt, Inc...............        9,520
     222    Shaw Industries, Inc...............        3,913
     212    Sonoco Products Co.................        6,413
                                                  ----------
                                                      24,232
                                                  ----------
Technology (19.3%):
     280    ADC Telecommunications, Inc.
              (b)(c)...........................       10,240
     191    Altera Corp. (b)...................        5,649
     170    American Power Conversion Corp.
              (b)..............................        5,109
     431    Analog Devices, Inc. (b)(c)........       10,582
     438    BMC Software, Inc. (b).............       22,769
     514    Cadence Design Systems, Inc.
              (b)(c)...........................       16,053
     406    Compuware Corp. (b)................       20,757
      55    Comverse Technology, Inc. (b)(c)...        2,853
     144    Dell Computer Corp. (b)............       13,384
     126    Electronic Arts, Inc. (b)..........        6,826
     130    Keane, Inc. (b)....................        7,280
     136    Lexmark International Group, Inc.
              (b)..............................        8,296
     152    Linear Technology Corp.............        9,161
     320    Maxim Integrated Products, Inc.
              (b)..............................       10,140
      25    MIPS Technologies, Inc. (b)........          325
     243    Network Associates, Inc. (b)(c)....       11,610
     125    SCI Systems, Inc. (b)(c)...........        4,707
     125    software.net Corp. (b)(c)..........        2,391
     233    Solectron Corp. (b)(c).............        9,809
     169    Storage Technology Corp. (b).......        7,330
      63    Structural Dynamics Research Corp.
              (b)..............................        1,452
      80    Symantec Corp. (b)(c)..............        2,090
     111    Symbol Technologies, Inc...........        4,202
     115    Synopsys, Inc. (b)(c)..............        5,261
      50    Unigraphics Solutions, Inc.
              (b)(c)...........................          700
     146    Xilinx, Inc. (b)...................        4,978
                                                  ----------
                                                     203,954
                                                  ----------
Transportation (1.7%):
     100    Airborne Freight Corp..............        3,494
      45    Canadian National Railway Co.......        2,365
       5    CNF Transportation, Inc............          213
     213    Kansas City Southern Industries,
              Inc..............................        8,870
                                                  ----------
                                                      16,642
                                                  ----------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Growth Opportunities Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT            SECURITY DESCRIPTION             VALUE
---------   -----------------------------------   ----------
COMMON STOCKS, CONTINUED:
Utilities (5.2%):
     241    360 Communications Co. (b).........   $    7,696
     379    AES Corp. (b)......................       19,910
     270    Cincinnati Bell, Inc. (c)..........        7,729
      15    Intelect Communications, Inc.
              (b)(c)...........................           80
      44    Interstate Energy Corp.............        1,430
     271    LG&E Energy Corp...................        7,329
       4    MCN Energy Group, Inc..............          100
       2    Qwest Communications International,
              Inc. (b).........................           86
     115    Seagull Energy Corp. (b)...........        1,906
     133    Southern New England
              Telecommunications, Inc..........        8,711
                                                  ----------
                                                      54,977
                                                  ----------
  Total Common Stocks                              1,035,976
                                                  ----------
REPURCHASE AGREEMENTS (0.5%):
 $ 5,221    Prudential Securities, 6.10%,
              7/1/98 (Collateralized by $5,374
              U.S. Treasury Bills, 9/3/98,
              market value $5,326).............        5,221
                                                  ----------
  Total Repurchase Agreements                          5,221
                                                  ----------
SHORT-TERM SECURITIES HELD AS COLLATERAL (19.5%):
Master Notes (3.5%):
   7,860    Bear Stearns Mortgage Capital,
              6.77%, 10/9/98*..................        7,860
   6,550    Danaher Corp., 6.68%, 10/9/98*.....        6,550
   3,930    Merrill Lynch Mortgage Capital,
              6.75%, 7/23/98*..................        3,930
   8,908    Morgan Stanley Mortgage Capital,
              5.76%, 7/21/98*..................        8,907
   2,358    NationsBanc Capital Markets, 6.70%,
              7/1/98*..........................        2,358
   7,860    Williamette Industries, Inc.,
              5.85%, 7/23/98*..................        7,859
                                                  ----------
                                                      37,464
                                                  ----------
Put Bonds (5.4%):
   6,550    Associates Corp. N.A., 5.79%,
              1/4/99*..........................        6,546
   5,240    Branch Banking & Trust, 5.92%,
              12/10/99*........................        5,240
   2,620    Citicorp, 5.94%, 8/3/98*...........        2,620
   6,026    Evangelical Lutheran, 5.74%,
              4/28/00*.........................        6,015

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT            SECURITY DESCRIPTION             VALUE
---------   -----------------------------------   ----------
SHORT-TERM SECURITIES HELD AS COLLATERAL, CONTINUED:
Put Bonds, continued:
 $ 7,860    GMAC, 5.85%, 11/10/99*.............   $    7,871
   6,550    Goldman Sachs, 6.06%, 11/21/00*....        6,550
   6,550    Greenwich Capital, 6.11%,
              12/13/99*........................        6,550
   6,550    Lehman Brothers Holdings, 5.85%,
              8/18/99*.........................        6,550
   2,620    Merrill Lynch, 6.07%, 11/13/98*....        2,620
   6,550    PNC Bank, 5.74%, 10/2/98*..........        6,545
                                                  ----------
                                                      57,107
                                                  ----------
Repurchase Agreements (10.6%):
  26,199    Donaldson, Lufkin & Jenrette,
              6.65%, 7/1/98 (Collateralized by
              $26,785 various Corporate and
              Government Securities, 2.85% -
              17.25%, 10/15/02 - 4/15/35,
              market value $27,207)............       26,199
  13,099    Goldman Sachs, 6.65%, 7/1/98
              (Collateralized by $13,962
              various Corporate Bonds, 0.00%,
              7/7/98 - 9/18/98, market value
              $13,911).........................       13,099
  67,332    Lehman Brothers, 6.65%, 7/1/98
              (Collateralized by $69,017
              various Corporate Bonds, 0.00% -
              10.13%, 9/15/99 - 10/17/96,
              market value $72,239)............       67,332
      45    Lehman Brothers, 6.47%, 7/1/98
              (Collateralized by $48 Media One
              Group Bonds, 0.00%, 10/5/98,
              market value $48)................           45
   2,096    Lehman Brothers, 6.00%, 7/1/98
              (Collateralized by $13,121
              various Government Securities,
              0.00% - 10.00%, 12/1/18 - 5/1/24,
              market value $2,158).............        2,096
   2,620    Paine Webber, 6.40%, 7/1/98
              (Collateralized by $2,615 various
              Corporate Bonds, 4.00% - 9.75%,
              7/15/98 - 12/31/49, market value
              $2,751)..........................        2,620
                                                  ----------
                                                     111,391
                                                  ----------
  Total Short-Term Securities Held as
     Collateral                                      205,962
                                                  ----------
Total (Cost $1,037,010) (a)                       $1,247,159
                                                  ==========

------------

Percentages indicated are based on net assets of $1,056,566.

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Growth Opportunities Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $9,940. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows (amounts in thousands):

                   Unrealized appreciation.....................................  $235,024
                   Unrealized depreciation.....................................   (34,815)
                                                                                 --------
                   Net unrealized appreciation.................................  $200,209
                                                                                 ========

(b) Non-income producing securities.

(c) A portion of this security was loaned as of June 30, 1998.

* The interest rate for this variable rate note, which will change periodically, is based upon an index of market rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect at June 30, 1998.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Small Capitalization Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
COMMERCIAL PAPER (4.8%):
Financial Services (4.8%):
 $7,300     Merrill Lynch, 5.60%, 9/19/98........   $  7,212
                                                    --------
  Total Commercial Paper                               7,212
                                                    --------
COMMON STOCKS (84.9%):
            Business Equipment & Services (9.8%):
     20     A Consulting Team, Inc. (b)..........        213
     35     Acxiom Corp. (b).....................        872
     15     American Management Systems (b)......        449
     50     Billing Information Concepts (b).....        774
     10     Bowne & Co., Inc.....................        450
     28     Carriage Services, Inc., Class A
              (b)................................        704
     10     Catalina Marketing Corp. (b).........        519
     15     Central Parking Corp.................        683
     40     CHS Electronics, Inc. (b)(c).........        715
     38     Concord EFS, Inc. (b)................        979
     30     Equity Corporation International
              (b)................................        720
     20     Hyperion Software Corp. (b)..........        556
     30     Inspire Insurance Solutions (b)......        997
     24     Interim Services, Inc. (b)...........        771
     25     International Telecommunications Data
              Systems (b)........................        725
     15     MPW Industrial Services Group (b)....        203
     30     Nova Corp. (b)(c)....................      1,072
     30     Paxar Corp. (b)......................        345
     20     Staff Leasing, Inc. (b)..............        590
     20     Staffmark, Inc. (b)..................        733
      7     Stone & Webster, Inc.................        277
     10     Tetra Technologies, Inc. (b).........        168
     12     Wackenhut Corrections Corp. (b)......        283
     10     World Access, Inc. (b)(c)............        300
     18     Zebra Technologies, Class A (b)......        770
                                                    --------
                                                      14,868
                                                    --------
Capital Goods (4.8%):
     13     Applied Power, Inc., Class A.........        447
      9     Astec Industries, Inc. (b)...........        311
     12     Belden, Inc..........................        368
     26     Blount International, Inc., Class
              A..................................        740
     20     Imco Recycling, Inc..................        370
     34     Interface, Inc.......................        686
      8     Ionics, Inc. (b).....................        295
     25     Kuhlman Corp.........................        988
      8     Lone Star Industries (c).............        617
     10     Medusa Corp..........................        628
     20     Roper Industries, Inc................        523
     30     Savoir Technology Group, Inc.
              (b)(c).............................        345
     11     Texas Industries, Inc. (c)...........        583
     15     Wabash National Corp. (c)............        386
                                                    --------
                                                       7,287
                                                    --------

SHARES OR
PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
COMMON STOCKS, CONTINUED:
Consumer Durable (1.5%):
     15     Breed Technologies, Inc. (c).........   $    230
     30     Gentex Corp. (b).....................        544
     20     Keystone Automotive Industries, Inc.
              (b)................................        463
      7     SPX Corp. (b)........................        451
     18     Watsco, Inc..........................        632
                                                    --------
                                                       2,320
                                                    --------
Consumer Non-Durable (7.6%):
     26     Advanced Energy Corp. (b)............        605
     10     Aptargroup, Inc......................        622
     13     Canandaigua Wine Co., Class A (b)....        639
      6     Coca-Cola Bottling Co................        397
     20     Corn Products International, Inc.
              (b)................................        678
     20     Earthgrains Co.......................      1,117
     17     Guilford Mills, Inc..................        340
     25     Mohawk Industries Co. (b)............        792
     22     Natures Sunshine Products, Inc.......        496
     20     Nautica Enterprises, Inc. (b)........        536
     40     NBTY, Inc. (b).......................        735
     15     Pacific Sunwear of California (b)....        525
     14     Pillowtex Corp.......................        562
     18     Richfood Holdings, Inc...............        372
     18     Smithfield Foods, Inc. (b)...........        549
     12     St. John Knits, Inc..................        464
      6     Timberland Co., Class A (b)..........        432
     30     Westpoint Stevens, Inc. (b)(c).......        989
     30     Wolverine World Wide, Inc............        651
                                                    --------
                                                      11,501
                                                    --------
Consumer Services (2.7%):
     30     Action Performance Co., Inc.
              (b)(c).............................        965
     10     Carmike Cinemas, Inc., Class A (b)...        269
     22     Grand Casinos (b)....................        369
     25     International Speedway Corp., Class
              A..................................        710
     30     Players International, Inc. (b)......        149
     22     Primadonna Resorts, Inc. (b).........        316
     10     Sturm, Ruger & Co., Inc..............        168
     30     Suburban Lodges of America (b).......        454
     12     World Color Press, Inc. (b)..........        420
                                                    --------
                                                       3,820
                                                    --------
Energy (2.7%):
     10     Barrett Resources Corp. (b)..........        374
     10     Devon Energy Corp. (c)...............        349
     40     EEX Corp. (b)........................        375
     20     Global Industries Ltd. (b)...........        338
     12     Newfield Exploration Co. (b).........        299
     20     Newpark Resources, Inc. (b)..........        223
     30     Patterson Energy, Inc. (b)...........        293
     25     Pride Petroleum Services, Inc. (b)...        423
      7     Saint Mary Land & Exploration........        169
     25     Santa Fe Energy Resources, Inc.
              (b)................................        269

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Small Capitalization Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
COMMON STOCKS, CONTINUED:
Energy, continued:
     10     Snyder Oil Corp......................   $    199
     12     Stone Energy Corp. (b)...............        426
     25     Superior Energy Services, Inc. (b)...        127
     12     Vintage Petroleum, Inc...............        227
                                                    --------
                                                       4,091
                                                    --------
Financial Services (14.0%):
     35     Alabama National Bankcorp............      1,316
     25     Allied Capital Corp..................        613
     25     Amresco, Inc. (b)....................        728
     11     BankAtlantic Bancorp, Inc., Series
              B..................................        145
     13     Centura Banks, Inc...................        813
     20     Colonial BancGroup, Inc..............        645
     35     Cooperative Bankshares, Inc. (b).....        613
     15     Cullen/Frost Bankers, Inc............        814
     10     Dain Rauscher Corp...................        548
     15     Eagle Bancshares, Inc................        360
     15     Fidelity Bankshares, Inc.............        429
     15     Fidelity National Corp. (b)..........        169
     11     First Commercial Corp................        729
     40     First Financial Holdings, Inc........        950
     30     First Liberty Financial Corp.........        735
     12     Keystone Financial, Inc..............        444
     10     Legg Mason, Inc......................        576
     35     Long Beach Financial Corp. (b).......        385
     15     Morgan Keegan, Inc...................        388
     20     PMT Services, Inc. (b)...............        509
     50     Protective Life Corp. (c)............      1,833
     16     Provident Financial Group, Inc.......        730
     23     Raymond James Financial, Inc.........        674
     22     Republic Bancshares, Inc. (b)........        597
     37     Resource Bancshares Mortgage Group...        689
     50     Sirrom Capital Corp. (c).............      1,300
     42     Sovereign Bancorp, Inc...............        686
     17     Trans Financial, Inc.................        975
     30     Triad Guaranty, Inc. (b).............      1,020
     12     Whitney Holding Corp.................        609
                                                    --------
                                                      21,022
                                                    --------
Health Care (9.0%):
     13     Alpharma, Inc., Class A (c)..........        282
     14     Ballard Medical Products.............        259
     24     Centennial Healthcare Corp. (b)......        435
      8     Cooper Cos., Inc. (b)................        273
     15     Cryolife, Inc. (b)...................        236
     30     Genesis Health Ventures, Inc.
              (b)(c).............................        750
     17     IDEXX Laboratories, Inc. (b).........        413
     11     Incyte Pharmaceuticals, Inc. (b).....        379
     14     Invacare Corp........................        364
     11     Jones Pharma, Inc....................        364
     22     Lincare Holdings, Inc. (b)...........        925
     12     MedImmune, Inc. (b)..................        724

SHARES OR
PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
COMMON STOCKS, CONTINUED:
Health Care, continued:
     12     Mentor Corp..........................   $    293
      4     North American Vaccine, Inc.
              (b)(c).............................         57
     43     Orthodontic Centers of America
              (b)(c).............................        890
     18     Patterson Dental Co. (b).............        641
     20     Phycor, Inc. (b).....................        331
     11     Protein Design Labs, Inc. (b)........        263
     18     PSS World Medical, Inc. (b)..........        256
     19     Quorum Health Group, Inc. (b)........        504
     18     Respironics, Inc. (b)................        283
     24     Roberts Pharmaceutical Corp. (b).....        552
     22     Safeskin Corp. (b)...................        888
     14     Steris Corp. (b).....................        909
     28     Sunrise Assisted Living, Inc.
              (b)(c).............................        945
     15     Universal Health Services, Class B
              (b)................................        876
      7     Vertex Pharmaceuticals, Inc.
              (b)(c).............................        158
      7     Visx, Inc. (b).......................        399
                                                    --------
                                                      13,649
                                                    --------
Manufacturing-Capital Goods (0.3%):
     11     Wolverine Tube, Inc. (b).............        418
                                                    --------
Multi-Industry (0.4%):
     40     Denali, Inc. (b).....................        625
                                                    --------
Raw Materials (2.5%):
     27     Birmingham Steel Corp................        334
     20     Buckeye Technologies, Inc. (b).......        471
     22     Cambrex Corp.........................        578
     25     Chemfirst, Inc.......................        632
     20     Quanex Corp..........................        606
     16     Scotts Co., Class A (b)..............        596
      6     Tredegar Industries, Inc.............        509
                                                    --------
                                                       3,726
                                                    --------
Retail (7.7%):
     16     Cash America International, Inc......        244
     35     Cato Corp., Class A..................        609
     15     CKE Restaurants, Inc.................        619
     10     Discount Auto Parts, Inc. (b)........        260
     14     Eagle Hardware & Garden, Inc. (b)....        324
     12     Footstar, Inc. (b)...................        576
     30     Hibbet Sporting Goods, Inc. (b)(c)...      1,201
     30     Just For Feet, Inc. (b)..............        855
     25     Landry's Seafood Restaurants, Inc.
              (b)................................        452
     18     Men's Wearhouse, Inc. (b)............        594
     30     Michaels Stores, Inc. (b)............      1,058
     18     O'Reilly Automotive, Inc. (b)........        648
     12     Papa John's International, Inc.
              (b)................................        473
     30     Pier 1 Imports, Inc..................        716
     19     Ross Stores, Inc.....................        817
     36     Ruby Tuesday, Inc. (b)...............        558
     46     Stein Mart, Inc. (b).................        621

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Small Capitalization Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
COMMON STOCKS, CONTINUED:
Retail, continued:
     15     Travis Boats & Motors, Inc. (b)......   $    368
     20     Williams Sonoma, Inc. (b)............        636
                                                    --------
                                                      11,629
                                                    --------
Shelter (4.0%):
     24     Caraustar Industries, Inc............        693
     15     Crossmann Communities, Inc. (b)......        456
     30     Ethan Allen Interiors, Inc...........      1,498
     12     La-Z-Boy, Inc........................        678
     15     Ladd Furniture, Inc. (b).............        450
     20     Oakwood Homes Corp...................        600
     10     Palm Harbor Homes, Inc. (b)..........        426
     15     Pulaski Furniture Corp...............        375
     17     Toll Brothers, Inc. (b)..............        488
      9     U S Home Corp. (b)...................        371
                                                    --------
                                                       6,035
                                                    --------
Technology (12.6%):
     12     Aavid Thermal Technologies (b).......        351
     14     Adtran, Inc. (b).....................        366
     14     Alliant Techsystems, Inc. (b)........        886
     38     Anixter International, Inc. (b)......        724
     33     Applied Materials, Inc. (b)..........        974
     46     Aspect Telecommunications, Inc.
              (b)................................      1,259
     34     Berg Electronics, Corp. (b)..........        665
     60     Brightpoint, Inc. (b)(c).............        870
      1     Com21, Inc. (b)......................         21
     24     Comverse Technology, Inc. (b)(c).....      1,219
     20     Corsair Communications, Inc.
              (b)(c).............................        186
      4     Datastream Systems, Inc. (b).........         76
     11     Etec Systems, Inc. (b)...............        387
     47     Harbinger Corp. (b)..................      1,125
     50     Infinium Software, Inc. (b)..........        694
     15     MacDermid, Inc.......................        424
     14     Microchip Technology, Inc. (b).......        366
      9     Novellus Systems, Inc. (b)...........        321
     13     Oak Industries, Inc. (b).............        460
     37     P-Com, Inc. (b)......................        339
     14     Photronics, Inc. (b).................        309
     49     Platinum Technology, Inc. (b)(c).....      1,399
     20     Plexus Corp. (b).....................        398
     40     Powertel, Inc. (b)...................        740
     41     Sanmina Corp. (b)(c).................      1,795
     16     SCI Systems, Inc. (b)(c).............        606
     18     Systems & Computer Technology Corp.
              (b)................................        486
     34     Tech Data Corp. (b)..................      1,457
                                                    --------
                                                      18,903
                                                    --------
Transportation (3.2%):
     34     Atlantic Coast Airlines, Inc. (b)....      1,020
     23     Comair Holdings, Inc.................        695

SHARES OR
PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
COMMON STOCKS, CONTINUED:
Transportation, continued:
     20     Halter Marine Group, Inc. (b)........   $    301
     25     Heartland Express, Inc. (b)..........        506
     10     MS Carriers, Inc. (b)................        271
     15     Railtex, Inc. (b)....................        199
     32     Skywest, Inc.........................        896
     10     U.S. Xpress Enterprises, Class A
              (b)................................        168
     10     USFreightways Corp...................        328
     23     Werner Enterprises, Inc..............        429
                                                    --------
                                                       4,813
                                                    --------
Utilities (2.1%):
     22     Energen Corp.........................        443
     16     K N Energy, Inc......................        866
     15     Public Service Co. of NC, Inc........        326
     33     Rural Cellular Corp., Class A (b)....        516
     11     Sierra Pacific Resources.............        399
     26     Tel-Save Holdings, Inc. (b)(c).......        384
     10     TNP Enterprises, Inc.................        309
                                                    --------
                                                       3,243
                                                    --------
  Total Common Stocks                                127,950
                                                    --------
PREFERRED STOCKS (1.3%):
Computer Software (0.3%):
     11     National Data Corp...................        481
Financial Services (1.0%):
     10     CCB Financial Corp...................      1,063
     20     Southwest Securities Group, Inc......        450
                                                    --------
                                                       1,513
                                                    --------
  Total Preferred Stocks                               1,994
                                                    --------
U.S. TREASURY OBLIGATIONS (0.1%):
U.S. Treasury Bills (0.1%):
 $   50     7/23/98 (d)..........................         50
    110     8/20/98 (d)..........................        109
     40     8/27/98 (d)..........................         40
     15     9/24/98 (d)..........................         15
                                                    --------
  Total U.S. Treasury Obligations                        214
                                                    --------
REPURCHASE AGREEMENTS (3.9%):
  5,937     Prudential Securities, 6.10%, 7/1/98
              (Collateralized by $6,111 U.S.
              Treasury Bills, 9/3/98, market
              value $6,057)......................      5,937
                                                    --------
  Total Repurchase Agreements                          5,937
                                                    --------
SHORT-TERM SECURITIES HELD AS COLLATERAL (9.6%):
Master Notes (1.7%):
    555     Bear Stearns Mortgage Capital, 6.77%,
              10/9/98*...........................        555
    462     Danaher Corp., 6.68%, 10/9/98*.......        462
    277     Merrill Lynch Mortgage Capital,
              6.75%, 7/23/98*....................        277

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Small Capitalization Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
SHORT-TERM SECURITIES HELD AS COLLATERAL, CONTINUED:
Master Notes, continued:
 $  629     Morgan Stanley Mortgage Capital,
              5.76%, 7/21/98*....................   $    629
    166     NationsBanc Capital Markets, 6.70%,
              7/1/98*............................        166
    555     Williamette Industries, Inc., 5.85%,
              7/23/98*...........................        555
                                                    --------
                                                       2,644
                                                    --------
Put Bonds (2.7%):
    462     Associates Corp. N.A., 5.79%,
              1/4/99*............................        462
    370     Branch Banking & Trust, 5.92%,
              12/10/99*..........................        370
    185     Citicorp, 5.94%, 8/3/98*.............        185
    425     Evangelical Lutheran, 5.74%,
              4/28/00*...........................        425
    555     GMAC, 5.85%, 11/10/99*...............        556
    462     Goldman Sachs, 6.06%, 11/21/00*......        462
    462     Greenwich Capital, 6.11%,
              12/13/99*..........................        462
    462     Lehman Brothers Holdings, 5.85%,
              8/18/99*...........................        462
    185     Merrill Lynch, 6.07%, 11/13/98*......        185
    462     PNC Bank, 5.74%, 10/2/98*............        462
                                                    --------
                                                       4,031
                                                    --------
Repurchase Agreements (5.2%):
  1,849     Donaldson, Lufkin & Jenrette, 6.65%,
              7/1/98 (Collateralized by $1,891
              various Corporate and Government
              Securities, 2.85% - 17.25%,
              10/15/02 - 4/15/35, market value
              $1,920)............................      1,849

SHARES OR
PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
SHORT-TERM SECURITIES HELD AS COLLATERAL, CONTINUED:
Repurchase Agreements, continued:
 $  925     Goldman Sachs, 6.65%, 7/1/98
              (Collateralized by $985 various
              Corporate Bonds, 0.00%,
              7/7/98-9/18/98, market value
              $982)..............................   $    925
  4,752     Lehman Brothers, 6.65%, 7/1/98
              (Collateralized by $4,871 various
              Corporate Bonds, 0.00% - 10.13%,
              9/15/99 - 10/17/96, market value
              $5,099)............................      4,752
      3     Lehman Brothers, 6.47%, 7/1/98
              (Collateralized by $3 Media One
              Group Bonds, 0.00%, 10/5/98, market
              value $3)..........................          3
    148     Lehman Brothers, 6.00%, 7/1/98
              (Collateralized by $926 various
              Government Securities, 0.00% -
              10.00%, 12/1/18 - 5/1/24, market
              value $152)........................        148
    185     Paine Webber, 6.40%, 7/1/98
              (Collateralized by $185 various
              Corporate Bonds, 4.00% - 9.75%,
              7/15/98 - 12/31/49, market value
              $194)..............................        185
                                                    --------
                                                       7,862
                                                    --------
  Total Short-Term Securities Held as Collateral      14,537
                                                    --------
Total (Cost $132,255)(a)                            $157,845
                                                    ========

------------
Percentages indicated are based on net assets of $145,242.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $19. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows (amounts in thousands):

                   Unrealized appreciation.....................................  $30,146
                   Unrealized depreciation.....................................   (4,575)
                                                                                 -------
                   Net unrealized appreciation.................................  $25,571
                                                                                 =======

(b) Non-income producing securities.

(c) A portion of this security was loaned as of June 30, 1998.

(d) Serves as collateral for futures contracts.

                                                                        CURRENT
  NUMBER                                                    OPENING     MARKET
    OF                                                     POSITIONS     VALUE
CONTRACTS                   CONTRACT TYPE                    (000)       (000)
----------                  -------------                  ---------    -------
    25        Long Russell 2000 September 1998 Futures      $5,485      $5,779
    10        Long Midcap 400, September 1998 Futures        1,782       1,823
                                                            ------      ------
                                                            $7,267      $7,602
                                                            ======      ======

* The interest rate for this variable rate note, which will change periodically, is based upon an index of market rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect at June 30, 1998.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
International Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS (94.5%):
ARGENTINA (0.5%):
Automotive (0.0%):
      34    Renault Argentina...................   $     68
                                                   --------
Banking & Finance (0.0%):
      40    Banco Galicia.......................        176
                                                   --------
Beverages & Tobacco (0.0%):
       0    Buenos Aires Embottelladora SA,
              Class B (b)(e)....................          0
                                                   --------
Metals & Mining (0.0%):
      17    Siderca SA..........................         29
                                                   --------
Oil & Gas Exploration, Production & Services (0.3%):
     130    Perez Companc SA....................        652
      39    YPF Sociedad Anonima................      1,160
                                                   --------
                                                      1,812
                                                   --------
Telecommunications (0.2%):
      89    Telecom Argentina SA, Class B.......        505
     235    Telefonica de Argentina SA, Class
              B.................................        758
                                                   --------
                                                      1,263
                                                   --------
            Total Argentina.....................      3,348
                                                   --------
AUSTRALIA (1.6%):
Banking (0.4%):
     120    National Australia Bank Ltd.........      1,581
     171    Westpac Banking Corp., Ltd..........      1,043
                                                   --------
                                                      2,624
                                                   --------
Beverages & Tobacco (0.1%):
      57    Coca-Cola Amatil Ltd................        371
                                                   --------
Brewery (0.0%):
     113    Foster's Brewing Group Ltd..........        266
                                                   --------
Broadcasting & Publishing (0.2%):
     157    News Corp., Ltd. (b)................      1,278
                                                   --------
Building Products (0.2%):
     221    Boral Ltd...........................        414
     135    CSR Ltd.............................        390
     131    Pioneer International Ltd...........        313
                                                   --------
                                                      1,117
                                                   --------
Diversified (0.0%):
      82    Southcorp Holdings Ltd..............        238
                                                   --------
Engineering (0.0%):
      31    Leighton Holdings Ltd...............        108
                                                   --------
Metals (0.0%):
     229    M.I.M. Holdings Ltd.................        111
      36    RGC Ltd. (b)........................         35
                                                   --------
                                                        146
                                                   --------

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
AUSTRALIA, CONTINUED:
Metals & Mining (0.3%):
      68    Aberfoyle Ltd.......................   $    108
     125    Australian National Industries
              Ltd...............................         72
     135    Broken Hill Proprietary Co. Ltd.....      1,139
      30    Delta Gold..........................         37
      28    Great Central Mines Ltd.............         26
      12    Homestake Mining Company............        118
      35    Newcrest Mining Ltd. (b)............         42
     122    Normandy Mining Ltd.................        100
      31    Resolute Limited (b)(e).............         19
      87    WMC Ltd.............................        261
                                                   --------
                                                      1,922
                                                   --------
Real Estate (0.2%):
     186    General Property Trust..............        301
     177    Stockland Trust Group...............        404
     186    Westfield Trust.....................        357
                                                   --------
                                                      1,062
                                                   --------
Retail-Stores/Catalog (0.1%):
     102    Coles Myer Ltd......................        398
                                                   --------
Services (0.1%):
      18    Brambles Industries Ltd.............        351
                                                   --------
            Total Australia.....................      9,881
                                                   --------
AUSTRIA (1.7%):
Airlines (0.1%):
      22    Austrian Airlines...................        708
                                                   --------
Automotive (0.0%):
       7    Steyr-Daimler-Puch AG...............        178
                                                   --------
Banking & Finance (0.6%):
       7    Bank Austria AG.....................        485
       6    Bank Austria AG - Vorzug............        463
      30    Bank Austria AG, Participating
              Certificates......................      2,450
                                                   --------
                                                      3,398
                                                   --------
Beverages & Tobacco (0.0%):
       4    Osterreichische Brau-Beteiligungs
              AG................................        233
                                                   --------
Building Products (0.1%):
       2    Wienerberger Baustoffindustrie AG...        575
                                                   --------
Chemicals (0.0%):
       4    Lenzing AG (b)......................        309
                                                   --------
Electrical Equipment (0.0%):
       1    Austria Mikro Systeme
              International.....................         68
                                                   --------
Engineering (0.1%):
       4    VA Technologie AG...................        535
                                                   --------
Environmental Services (0.1%):
       2    BWT AG..............................        382
                                                   --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
International Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
AUSTRIA, CONTINUED:
Insurance (0.1%):
       3    EA-Generali AG......................   $    837
                                                   --------
Miscellaneous Materials & Commodities (0.1%):
       9    Radex-Heraklith
              Industriebeteiligungs AG..........        434
                                                   --------
Oil & Gas Exploration, Production & Services (0.2%):
       8    OMV AG..............................      1,118
                                                   --------
Paper Products (0.0%):
       1    Mayr-Melnhof Karton AG..............         78
                                                   --------
Telecommunications -- Services and Equipment (0.3%):
      11    Osterreichische
              Elekrizitatswirtschafts-AG, Class
              A.................................      1,275
                                                   --------
Transportation (0.0%):
       5    Flughafen Wien AG...................        233
                                                   --------
            Total Austria.......................     10,361
                                                   --------
BELGIUM (2.0%):
Banking (0.6%):
       2    Generale de Banque SA...............      1,359
      27    Kredietbank NV......................      2,439
      13    Kredietbank Strip...................          1
                                                   --------
                                                      3,799
                                                   --------
Chemicals (0.2%):
      14    Solvay SA...........................      1,073
                                                   --------
Industrial Holding Company (0.1%):
       4    Groupe Bruxelles Lambert SA.........        831
                                                   --------
Insurance (0.3%):
       4    Fortis AG...........................      1,126
       2    Royale Belge........................        718
                                                   --------
                                                      1,844
                                                   --------
Merchandising (0.2%):
      14    Delhaize-Le Lion SA.................        985
                                                   --------
Metals & Mining (0.0%):
       3    Union Miniere Group.................        185
                                                   --------
Oil & Gas Exploration, Production & Services (0.2%):
       3    PetroFina SA........................      1,055
                                                   --------
Telecommunications -- Services and Equipment (0.4%):
       9    Electrabel SA.......................      2,615
                                                   --------
            Total Belgium.......................     12,387
                                                   --------
BRAZIL (0.2%):
Auto Parts (0.0%):
       8    Marcopolo SA........................         14
                                                   --------
Banking (0.0%):
     800    Banco do Estado De SA...............         38
   2,000    Uniao de Bancos Brasileir...........         48
                                                   --------
                                                         86
                                                   --------

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
BRAZIL, CONTINUED:
Beverages & Tobacco (0.0%):
      41    Companhia Cervejaria Brahma.........   $     23
                                                   --------
Chemicals (0.0%):
     242    Copesul -- Companhia Pertoquimica do
              Sul...............................          8
      19    White Martins SA....................         18
                                                   --------
                                                         26
                                                   --------
Electric Utility (0.0%):
   8,991    Gerasul (b).........................         12
                                                   --------
Gaming (0.0%):
       5    Companhia Vidraria Santa Maria......          8
                                                   --------
Gas & Electric Utility (0.2%):
   8,991    Centrais Electricas Brasileiras
              SA................................        260
   1,712    Centrais Electricas Brasileiras SA,
              Class B...........................         52
   4,116    Companhia Paranaense de Energia-
              Copel (b).........................         32
     363    Light -- Servicos de Eletricidade
              SA................................        116
                                                   --------
                                                        460
                                                   --------
Steel (0.0%):
   3,589    Companhia Siderurgica Nacional......         86
       4    Companhia Vale do Rio Doce (b)......         76
                                                   --------
                                                        162
                                                   --------
Telecommunications (0.0%):
   1,865    Telecomunicacoes Brasileiras SA.....        149
     193    Telecomunicacoes de Sao Paulo SA
              (b)...............................         29
     441    Telesp Celular B (b)................         37
     193    Telesp Celular SA (b)...............          8
                                                   --------
                                                        223
                                                   --------
Tobacco (0.0%):
      26    Souza Cruz SA.......................        191
                                                   --------
            Total Brazil........................      1,205
                                                   --------
CHILE (0.4%):
Banking & Finance (0.0%):
       6    Banco de Santiago ADR...............         99
                                                   --------
Beverages & Tobacco (0.1%):
      11    Embotelladora Andina SA ADR.........        177
       7    Embotelladora Andina SA, Series A
              ADR...............................        120
       3    Vina Concho y Toro SA ADR...........         86
                                                   --------
                                                        383
                                                   --------
Chemicals (0.0%):
       6    Quimica Y Minera Chile SA ADR.......        215
                                                   --------
Electric Utility (0.0%):
      15    Gener SA ADR........................        266
                                                   --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
International Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
CHILE, CONTINUED:
Forest Products (0.0%):
      12    Maderas Y Sinteticos Anonima SA
              ADR...............................   $     97
                                                   --------
Gas & Electric Utility (0.2%):
      12    Chilectra SA ADR....................        250
      18    Enersis SA ADR......................        447
                                                   --------
                                                        697
                                                   --------
Metals & Mining (0.0%):
      12    Madeco SA ADR.......................        107
                                                   --------
Packaging (0.0%):
       9    Cristalerias de Chile ADR...........        111
                                                   --------
Pharmaceutical  (0.0%):
       5    Laboratorio Chile ADR...............         68
                                                   --------
Telecommunications (0.1%):
      27    Telecomunicaciones de Chile SA
              ADR...............................        544
                                                   --------
            Total Chile.........................      2,587
                                                   --------
DENMARK (1.4%):
Agriculture (0.0%):
       3    Korn-OG Foderstof Kompagniet A/S....         70
                                                   --------
Banking & Finance (0.2%):
       7    Danske Bank.........................        870
       7    Unidanmark A/S, Class A.............        593
                                                   --------
                                                      1,463
                                                   --------
Beverages & Tobacco (0.1%):
       4    Carlsberg A/S, Class A..............        258
       7    Carlsberg A/S, Class B..............        531
                                                   --------
                                                        789
                                                   --------
Commercial Services (0.0%):
       4    ISS International Service System
              A/S, Class B......................        215
                                                   --------
Diversified (0.1%):
      14    Superfos A/S........................        370
                                                   --------
Electronics (0.0%):
       2    Bang & Olufsen Holding..............        133
                                                   --------
Engineering (0.0%):
       7    FLS Industries A/S B................        187
                                                   --------
Food Products & Services (0.1%):
       9    Danisco A/S.........................        631
                                                   --------
Pharmaceuticals (0.3%):
      11    Novo Nordisk A/S, Class B...........      1,571
                                                   --------
Telecommunications (0.3%):
      19    Tele Danmark A/S, Class B...........      1,810
                                                   --------

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
DENMARK, CONTINUED:
Transportation & Shipping (0.3%):
       0    D/S 1912, Class B (e)...............   $    729
       0    D/S Svendborg A/S, Class B (e)......        904
       0    Lauritzen (J.) Holding A/S (e)......         30
       5    SAS Danmark A/S.....................         94
                                                   --------
                                                      1,757
                                                   --------
            Total Denmark.......................      8,996
                                                   --------
FINLAND (1.1%):
Banking & Finance (0.1%):
      96    Merita Ltd., Class A................        632
                                                   --------
Forest Products (0.1%):
      27    UPM-Kymmene Corp....................        748
                                                   --------
Health Care (0.0%):
       2    Instrumentarium Group, Series A.....        120
                                                   --------
Insurance (0.1%):
       5    Pohjola Insurance Group, Class B....        239
       8    Sampo Insurance Co..................        379
                                                   --------
                                                        618
                                                   --------
Metals (0.0%):
      24    Outokumpo OY, Class A...............        300
                                                   --------
Telecommunications (0.8%):
      43    Nokia Oyj, Class A..................      3,170
      16    Nokia Oyj, Class K..................      1,163
                                                   --------
                                                      4,333
                                                   --------
            Total Finland.......................      6,751
                                                   --------
FRANCE (11.7%):
Automotive (0.2%):
       6    PSA Peugeot.........................      1,355
                                                   --------
Banking (1.0%):
      24    Banque Nationale de Paris...........      1,957
      18    Paribas.............................      1,937
      11    Societe Generale....................      2,219
                                                   --------
                                                      6,113
                                                   --------
Beverages & Tobacco (0.4%):
      10    LVMH (Moet Hennessy Louis
              Vuitton)..........................      1,909
       8    Pernod Ricard.......................        563
                                                   --------
                                                      2,472
                                                   --------
Broadcasting/Cable (0.1%):
       4    Canal Plus..........................        673
                                                   --------
Building Products (0.3%):
       3    Imetal SA...........................        392
      15    Lafarge SA..........................      1,577
                                                   --------
                                                      1,969
                                                   --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
International Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
FRANCE, CONTINUED:
Business Service (0.7%):
      20    Compagnie Generale des Eaux.........   $  4,357
       0    Havas SA (c)(e).....................          0
                                                   --------
                                                      4,357
                                                   --------
Chemicals (0.6%):
      11    L'Air Liquide.......................      1,800
      40    Rhone-Poulenc SA....................      2,239
                                                   --------
                                                      4,039
                                                   --------
Commercial Services (0.2%):
       1    Addeco SA...........................        266
       5    Sodexho SA..........................        983
                                                   --------
                                                      1,249
                                                   --------
Construction (0.1%):
       4    Bouygues............................        763
                                                   --------
Defense (0.2%):
       1    Sagem SA (c)........................        506
      18    Thomson CSF (c).....................        671
                                                   --------
                                                      1,177
                                                   --------
Diversified (0.1%):
      15    Lagardere SCA.......................        620
                                                   --------
Electrical & Electronic (1.0%):
      18    Alcatel Alsthom.....................      3,688
       4    Legrand SA..........................      1,178
      17    Schneider SA........................      1,343
                                                   --------
                                                      6,209
                                                   --------
Energy (1.2%):
      30    Elf Aquitane SA.....................      4,254
      28    Total SA, Class B...................      3,666
                                                   --------
                                                      7,920
                                                   --------
Engineering (0.1%):
       4    Compagnie Francaise d'Etudes et de
              Construction Technip..............        458
                                                   --------
Food & Household Products (0.2%):
       4    Eridania Beghin-Say SA..............        983
                                                   --------
Food Products & Services (0.4%):
       8    Groupe Danone.......................      2,293
                                                   --------
Health & Personal Care (0.9%):
       7    L'OREAL.............................      4,106
      12    Sanofi SA...........................      1,354
                                                   --------
                                                      5,460
                                                   --------
Industrial Goods & Services (0.2%):
      17    Michelin Class B, Registered........      1,002
                                                   --------
Industrial Holding Company (0.5%):
      17    Lyonnaise des Eaux SA...............      2,844
                                                   --------

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
FRANCE, CONTINUED:Insurance (0.7%):
      36    AXA SA..............................   $  4,085
                                                   --------
Leisure (0.2%):
       4    Accor SA............................      1,217
                                                   --------
Media (0.0%):
       1    Pathe SA............................        282
                                                   --------
Merchandising (1.0%):
       4    Carrefour SA........................      2,687
       8    Etablissements Economiques du Casino
              Guichard-Perrachon................        664
       3    Pinault-Printemps-Redoute SA........      2,230
       2    Promodes............................      1,216
                                                   --------
                                                      6,797
                                                   --------
Office Equipment & Services (0.1%):
       9    BIC.................................        654
                                                   --------
Oil & Gas (0.3%):
      10    Compagnie de Saint Gobain...........      1,845
                                                   --------
Telecommunications -- Services and Equipment (1.0%):
      89    France Telecom (c)..................      6,111
                                                   --------
Textile Products (0.0%):
       2    Dollfus-Mieg & Cie (b)..............         65
                                                   --------
            Total France........................     73,012
                                                   --------
GERMANY (16.9%):
Airlines (0.2%):
      54    Lufthansa AG........................      1,354
                                                   --------
Automotive (1.9%):
      73    Daimler-Benz AG (c).................      7,206
       2    Man AG..............................        661
       4    Volkswagen AG.......................      4,263
                                                   --------
                                                     12,130
                                                   --------
Banking (2.9%):
     101    Bayer AG............................      5,212
      43    Bayerische Vereinsbank AG...........      3,690
      74    Deutsche Bank AG....................      6,272
      71    Dresdner Bank AG....................      3,804
                                                   --------
                                                     18,978
                                                   --------
Banking & Finance (0.4%):
      38    Bayerische Hypotheken-und Wechsel-
              Bank AG (c).......................      2,422
                                                   --------
Building Products (0.1%):
       8    Heidelberger Zement AG..............        732
                                                   --------
Business Service (0.8%):
       9    SAP AG..............................      5,247
                                                   --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
International Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
GERMANY, CONTINUED:
Chemicals (0.8%):
      87    BASF AG.............................   $  4,122
      15    Degussa AG..........................        948
                                                   --------
                                                      5,070
                                                   --------
Conglomerates (1.6%):
      32    Metro AG (c)........................      1,936
       3    Preussag AG.........................        992
      70    VEBA AG.............................      4,794
       4    Viag AG.............................      2,568
                                                   --------
                                                     10,290
                                                   --------
Construction (0.1%):
       9    Hochtief AG.........................        445
                                                   --------
Consumer Goods & Services (0.2%):
       7    Adidas AG (c).......................      1,136
                                                   --------
Electrical & Electronic (0.8%):
      79    Siemens AG..........................      4,777
                                                   --------
Engineering (1.0%):
      10    AGIV AG.............................        286
       6    Bilfinger & Berger Bau AG...........        200
      55    Mannesmann AG.......................      5,559
                                                   --------
                                                      6,045
                                                   --------
Health Care (0.2%):
      11    Schering AG.........................      1,253
                                                   --------
Industrial Goods & Services (0.1%):
       3    Carbon AG...........................        348
                                                   --------
Insurance (3.0%):
      33    Allianz AG..........................     10,955
       1    Allianz AG (b)......................        286
       6    AMB Aachener und Muenchener
              Beteiligungs......................        675
       2    AMB Aachener und Muenchener
              Beteiligungs AG...................        223
       4    CKAG Colonia Konzern AG.............        467
       1    Muenchener Rueckversicherungs
              Gesellschaft AG, Bearer Shares....        250
      11    Muenchener Rueckversicherungs
              Gesellschaft AG, Registered
              Shares............................      5,598
                                                   --------
                                                     18,454
                                                   --------
Investment Company (0.2%):
      17    Beiersdorf AG.......................      1,064
                                                   --------
Machinery & Equipment (0.2%):
       9    Kloeckner-Humbolt-Deutz AG (b)......        105
       1    Linde AG............................        890
                                                   --------
                                                        995
                                                   --------

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
GERMANY, CONTINUED:
Metals & Mining (0.2%):
       9    Kugelfischer Georg Schaefer AG......   $    138
       5    Thyssen AG..........................      1,250
                                                   --------
                                                      1,388
                                                   --------
Pharmaceuticals (0.2%):
      25    Merck KGaA..........................      1,098
                                                   --------
Retail (0.1%):
       1    Karstadt AG (c).....................        609
                                                   --------
Retail -- General Merchandise (0.0%):
       5    Douglas Holding AG..................        277
                                                   --------
Telecommunications (1.4%):
     315    Deutsche Telekom AG (c).............      8,485
                                                   --------
Telecommunications -- Services and Equipment (0.5%):
      48    RWE AG..............................      2,842
                                                   --------
            Total Germany.......................    105,439
                                                   --------
GREECE (0.9%):
Agriculture (0.0%):
      10    Hellenic Sugar Industry SA..........        100
                                                   --------
Appliances & Household Products (0.0%):
       2    Fourlis Brothers Corp...............         28
                                                   --------
Banking & Finance (0.4%):
       9    Alpha Credit Bank...................        702
       5    Commercial Bank of Greece SA........        406
       6    Ergo Bank SA........................        489
       5    National Bank of Greece SA..........        667
                                                   --------
                                                      2,264
                                                   --------
Beverages & Tobacco (0.1%):
      24    Hellenic Bottling Co. SA............        736
                                                   --------
Building Products (0.1%):
      14    Heracles General Cement Co. SA......        335
       2    Titan Cement Co.....................        148
                                                   --------
                                                        483
                                                   --------
Health Care (0.0%):
       7    Athens Medical Care.................        130
                                                   --------
Insurance (0.0%):
       5    Aspis Pronia (b)....................         64
                                                   --------
Miscellaneous Materials & Commodities (0.0%):
       0    Silver & Baryte Ores Mining (e).....         15
                                                   --------
Telecommunications (0.3%):
      65    Hellenic Telecommunication
              Organization......................      1,674
       2    Intracom SA.........................         73
                                                   --------
                                                      1,747
                                                   --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
International Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
GREECE, CONTINUED:
Textile Products (0.0%):
       5    El. D. Mouzakis SA..................   $     14
                                                   --------
Tobacco (0.0%):
       4    Papastratos Cigarette...............         89
                                                   --------
Transportation & Shipping (0.0%):
       8    Attica Enterprises..................        117
                                                   --------
            Total Greece........................      5,787
                                                   --------
HONG KONG (0.5%):
Airlines (0.0%):
     194    Cathay Pacific Airways..............        136
                                                   --------
Banking (0.1%):
      83    Bank of East Asia Ltd. (b)..........         90
      16    HSBC Holdings PLC...................        382
                                                   --------
                                                        472
                                                   --------
Banking & Finance (0.0%):
      38    Wing Lung Bank......................         88
                                                   --------
Broadcasting & Publishing (0.0%):
      95    Television Broadcasts Ltd...........        251
                                                   --------
Conglomerates (0.0%):
      68    Swire Pacific Ltd., Class A.........        257
                                                   --------
Electrical Equipment (0.0%):
     645    Elec & Eltek International Holdings
              Ltd...............................        123
                                                   --------
Industrial Holding Company (0.2%):
     145    Hutchison Whampoa Ltd...............        766
                                                   --------
Printing & Publishing (0.0%):
     263    Oriental Press Group Ltd............         24
                                                   --------
Real Estate (0.0%):
      59    Sun Hung Kai Properties Ltd.........        251
                                                   --------
Telecommunications (0.2%):
     391    Hong Kong Telecommunications Ltd....        733
                                                   --------
            Total Hong Kong.....................      3,101
                                                   --------
INDIA (0.5%):
Aluminum (0.0%):
      16    Indian Aluminum Company Ltd. GDR
              (b)...............................         23
                                                   --------
Automotive (0.1%):
      45    Mahindra & Mahindra Ltd. GDR (b)....        192
      44    Tata Engineering & Locomotive Co.,
              Ltd. GDR..........................        140
                                                   --------
                                                        332
                                                   --------
Building Products (0.0%):
      22    Gujarat Ambuja Cements Ltd. GDR.....        110
                                                   --------

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
INDIA, CONTINUED:
Chemicals (0.0%):
      10    Indian Petrochemicals Corp., Ltd.
              GDR...............................   $     30
      95    Indo Gulf Fertilizers and Chemicals
              Corp., Ltd. GDR...................         69
       7    United Phosphorus Ltd. GDR..........         18
                                                   --------
                                                        117
                                                   --------
Diversified (0.2%):
      17    Grasim Industries Ltd. GDR..........        111
      35    ITC Ltd. GDR........................        574
                                                   --------
                                                        685
                                                   --------
Hotels & Lodging (0.0%):
      13    East India Hotels Ltd. GDR..........         60
      13    Indian Hotels Co., Ltd. GDR (b).....        100
                                                   --------
                                                        160
                                                   --------
Manufacturing -- Capital Goods (0.0%):
      30    Ashok Leyland Ltd. GDR..............         65
      38    India Cements Ltd. GDR..............         51
      18    Larsen & Toubro Ltd. GDR............        172
                                                   --------
                                                        288
                                                   --------
Metals & Mining (0.0%):
      20    Steel Authority of India Ltd. GDR...         50
                                                   --------
Pharmaceuticals (0.0%):
      13    Ranbaxy Laboratories Ltd. GDR.......        202
                                                   --------
Textile Products (0.2%):
      59    Arvind Mills Ltd. GDR...............         52
      22    Bombay Dye & Manufacturing Co. GDR..         33
      70    Century Textile & Industries Ltd.
              GDR...............................         74
      21    Indian Rayon & Industries Ltd.
              GDR...............................         69
       8    Raymond Ltd. GDR....................         21
      59    Reliance Industries Ltd. GDR........        388
                                                   --------
                                                        637
                                                   --------
Transportation (0.0%):
      20    Bajaj Auto Ltd. GDR.................        256
                                                   --------
Transportation -- Shipping (0.0%):
      21    Great Eastern Shipping Co. GDR......         77
                                                   --------
            Total India.........................      2,937
                                                   --------
IRELAND (0.5%):
Banking & Finance (0.4%):
     170    Allied Irish Banks PLC..............      2,452
                                                   --------
Beverages & Tobacco (0.0%):
      77    James Crean PLC.....................        168
                                                   --------
Industrial Goods & Services (0.1%):
     133    Smufit (Jefferson) Group............        395
                                                   --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
International Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
IRELAND, CONTINUED:
Media (0.0%):
      34    Independent Newspapers PLC..........   $    180
                                                   --------
            Total Ireland.......................      3,195
                                                   --------
ISRAEL (0.7%):
Agriculture (0.0%):
       0    Mehadrin Ltd. (e)...................         15
                                                   --------
Banking (0.2%):
     253    Bank Hapoalim Ltd. (b)..............        765
      80    First International Bank of Israel
              (1)...............................        125
      20    First International Bank of Israel
              (5)...............................        156
                                                   --------
                                                      1,046
                                                   --------
Chemicals (0.0%):
     166    Israel Chemicals Ltd................        211
                                                   --------
Computer Hardware (0.0%):
       8    Scitex Corp., Ltd. (b)..............        102
                                                   --------
Computer Software (0.0%):
       2    New Dimension Software Ltd. (b).....         81
                                                   --------
Construction (0.0%):
      55    Industrial Buildings Corp...........         92
                                                   --------
Diversified (0.1%):
       6    Elco Holdings Ltd...................         31
       5    IDB Holding Corp., Ltd..............        128
       1    Israel Corp., Ltd. (b)..............         47
       7    Israel Land Development ADR (b).....        132
                                                   --------
                                                        338
                                                   --------
Food Products & Services (0.1%):
       8    Osem Investment Ltd.................         41
       4    Super-Sol Ltd.......................         14
      18    Super-Sol Ltd. ADR..................        297
                                                   --------
                                                        352
                                                   --------
Insurance (0.0%):
       9    Clal Insurance Enterprise
              Holdings..........................         93
                                                   --------
Investment Company (0.0%):
      23    Makhteshim Agan Industries (b)......         74
                                                   --------
Machinery & Equipment (0.0%):
      15    Ormat Industries Ltd................         20
                                                   --------
Materials (0.0%):
       3    Israel Petrochemical Enterprises....         14
                                                   --------
Oil & Gas (0.0%):
       2    Delek Israel Fuel Corp., Ltd........         88
                                                   --------
Paper Products (0.0%):
       0    American Israeli Paper Mills (e)....         12
                                                   --------

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
ISRAEL, CONTINUED:
Pharmaceuticals (0.1%):
       5    Agis Industries Ltd. (b)............   $     34
      11    Teva Pharmaceutical ADR.............        394
                                                   --------
                                                        428
                                                   --------
Real Estate (0.0%):
       0    Africa-Israel Investments Ltd.
              (b)(e)............................         17
       4    Azorim Investments Development &
              Construction......................         29
      11    Jerusalem Economic Corp., Ltd.......         57
       1    Property & Building Corp., Ltd......         73
                                                   --------
                                                        176
                                                   --------
Telecommunications (0.1%):
     135    Bezeq Israeli Telecom Co............        432
      16    Koor Industries ADR.................        369
                                                   --------
                                                        801
                                                   --------
Telecommunications -- Equipment (0.1%):
      15    ECI Telecommunications..............        549
       1    Gilat Satellite Networks Ltd. (b)...         37
       2    Teledata Communications Ltd. (b)....         21
                                                   --------
                                                        607
                                                   --------
            Total Israel........................      4,550
                                                   --------
ITALY (10.7%):
Agriculture (0.1%):
     306    Parmalat Finanziaria SpA (c)........        624
                                                   --------
Auto Parts (0.0%):
      90    Magneti Marelli SpA.................        197
                                                   --------
Automotive (0.6%):
     754    Fiat SpA (c)........................      3,299
     179    Fiat SpA di Risp (Non-convertible)
              (c)...............................        443
                                                   --------
                                                      3,742
                                                   --------
Banking (1.6%):
     378    Banca Commerciale Italiana..........      2,260
      58    Banca Popolare di Milano (c)........        464
     315    Banco Ambrosiano Veneto SpA (c).....      1,763
     585    Credito Italiano SpA (c)............      3,061
     163    Istituto Bancario San Paolo di
              Torino............................      2,352
      34    Riunione Adriatica di Sicurta SpA di
              Risp..............................        305
                                                   --------
                                                     10,205
                                                   --------
Banking & Finance (0.2%):
     114    Mediobanca SpA......................      1,449
                                                   --------
Broadcasting & Publishing (0.3%):
     249    Mediaset SpA (c)....................      1,587
                                                   --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
International Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
ITALY, CONTINUED:
Building Products (0.1%):
      32    Italcementi SpA.....................   $    289
      15    Italcementi SpA RNC.................         66
                                                   --------
                                                        355
                                                   --------
Chemicals (0.2%):
     998    Montedison SpA (c)..................      1,238
     119    Montedison SpA di Risp..............         92
     130    Snia MPD SpA........................        159
                                                   --------
                                                      1,489
                                                   --------
Engineering (0.0%):
     145    Impregilo SpA.......................        128
                                                   --------
Financial Services (0.3%):
     125    Istituto Mobiliare Italiano (c).....      1,975
                                                   --------
Financial -- Banking (0.1%):
     123    Banca Intesa SpA RNC................        363
                                                   --------
Gas & Electric Utility (0.3%):
     129    Edison SpA (c)......................      1,032
     144    Italgas SpA.........................        587
                                                   --------
                                                      1,619
                                                   --------
Insurance (1.8%):
     210    Assicurazioni Generali..............      6,836
     789    Istituto Nazionale delle
              Assicurazioni (c).................      2,243
      52    Milano Assicurazioni (b)(c).........        201
      84    Riuniune Adriatici de Sicurta SpA...      1,088
      63    Societa Assicuratrice Industriale
              (SAI) SpA.........................        802
                                                   --------
                                                     11,170
                                                   --------
Jewelry (0.0%):
      54    Bulgari SpA.........................        281
                                                   --------
Office Equipment & Services (0.1%):
     541    Olivetti SpA (b)(c).................        805
                                                   --------
Oil & Gas (1.7%):
   1,619    Ente Nazionale Idrocarburi SpA
              (ENI).............................     10,608
                                                   --------
Paper Products (0.1%):
      34    Burgo (Cartiere) SpA................        271
      17    Reno de Medici SpA (b)..............         59
                                                   --------
                                                        330
                                                   --------
Printing & Publishing (0.1%):
      28    Mandadori...........................        333
                                                   --------
Retail (0.1%):
      39    La Rinascente SpA...................        384
                                                   --------
Steel (0.0%):
      29    Falck Acciaierie & Ferriere Lombarde
              SpA...............................        186
                                                   --------

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
ITALY, CONTINUED:
Telecommunications (2.6%):
      56    Sirti SpA...........................   $    303
   1,362    Telecom Italia Mobile SpA di Risp
              (Non-convertible) (b).............      8,331
     357    Telecom Italia SpA..................      1,203
     773    Telecom Italia SpA (c)..............      5,688
     213    Telecom Italia SpA RNC..............      1,030
                                                   --------
                                                     16,555
                                                   --------
Textile Products (0.2%):
     359    Benetton Group SpA (c)..............        746
      13    Marzotto (Gaetano) & Figli SpA......        200
                                                   --------
                                                        946
                                                   --------
Tire & Rubber (0.2%):
     373    Pirelli SpA (c).....................      1,166
                                                   --------
            Total Italy.........................     66,497
                                                   --------
JAPAN (17.5%):
Agriculture (0.0%):
      25    Nippon Beet Sugar Manufacturing.....         35
                                                   --------
Airlines (0.1%):
     115    Japan Airlines (b)(c)...............        320
                                                   --------
Aluminum (0.0%):
      74    Nippon Light Metal Co...............         85
                                                   --------
Appliances & Household Products (1.1%):
     164    Matsushita Electric Industrial Co.,
              Ltd. (c)..........................      2,635
      12    Pioneer Electronic Corp.............        229
     136    Sanyo Electric Co...................        412
      81    Sharp Corp. (c).....................        656
      31    Sony Corp. (c)......................      2,669
                                                   --------
                                                      6,601
                                                   --------
Automotive (1.7%):
       3    Autobacs Seven Co...................         86
      72    Honda Motor Co., Ltd................      2,562
     159    Nissan Motor Co., Ltd. (c)..........        501
      12    Sanden..............................         81
      23    Toyoda Automatic Loom Works (c).....        406
     289    Toyota Motor Corp...................      7,475
                                                   --------
                                                     11,111
                                                   --------
Banking (1.7%):
     143    Asahi Bank Ltd. (c).................        629
     363    Bank of Tokyo-Mitsubishi (c)........      3,837
     211    Fuji Bank Ltd. (c)..................        941
     175    Industrial Bank of Japan (c)........      1,097
     135    Mitsui Trust & Banking Co. (c)......        318
     304    Sakura Bank Ltd. (c)................        789
     244    Sumitomo Bank (c)...................      2,373

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
International Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
JAPAN, CONTINUED:
Banking, continued:
     136    Tokai Bank (c)......................   $    749
      26    Yamaguchi Bank......................        333
                                                   --------
                                                     11,066
                                                   --------
Basic Industry (0.0%):
      42    Sekisui Chemical Co., Ltd...........        215
                                                   --------
Beverages & Tobacco (0.2%):
      35    Asahi Breweries Ltd. (c)............        441
      74    Kirin Brewery Co., Ltd..............        699
      36    Takara Shuzo........................        149
                                                   --------
                                                      1,289
                                                   --------
Brewery (0.0%):
      18    Sapporo Breweries...................         69
                                                   --------
Broadcasting & Publishing (0.0%):
      18    Tokyo Broadcasting System...........        201
                                                   --------
Building Products (0.1%):
      35    Chichibu Onoda Cement Co. (c).......         63
       7    Dianippon Screen Manufacturing Co.,
              Ltd...............................         29
      48    Nihon Cement Co., Ltd...............         96
      32    Sanwa Shutter Corp..................        141
      19    Tostem Corp.........................        246
                                                   --------
                                                        575
                                                   --------
Chemicals (0.8%):
      89    Asahi Chemical Industry Co., Ltd....        321
      32    Daicel Chemical Industries Ltd......         68
      49    Dainippon Ink & Chemicals, Inc......        150
      97    Denki Kagaku Kogyo K.K..............        157
      26    Ishihara Sangyo Kaisha (b)..........         36
      32    Kaneka Corp.........................        168
      24    Konica Corp.........................        108
      13    Kureha Chemical Industry............         30
     119    Mitsubishi Chemical Corp. (c).......        215
      28    Mitsubishi Gas Chemical Co..........         85
      14    Nippon Shokubai K.K. Co.............         75
      22    NOF Corp............................         40
      27    Shin-Etsu Chemical Co...............        474
      70    Showa Denko K.K.....................         71
     112    Sumitomo Chemical Co. (c)...........        345
      65    Takeda Chemical Industries..........      1,727
      94    Toray Industries, Inc...............        488
      72    Tosoh Corp..........................        125
      74    Ube Industries Ltd..................         96
                                                   --------
                                                      4,779
                                                   --------
Commercial Services (0.0%):
       3    Oyo Corp............................         40
                                                   --------

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
JAPAN, CONTINUED:
Computer Software (0.0%):
       4    CSK Corp............................   $     79
       3    Konami Co., Ltd.....................         65
                                                   --------
                                                        144
                                                   --------
Construction (0.2%):
      26    Aoki Corp. (b)(c)...................         13
      21    Daikyo, Inc. (b) (c)................         24
      37    Daiwa House Industry Co., Ltd.......        327
      38    Haseko Corp. (b)....................         22
      56    Kumagai Gumi Co., Ltd. (b)(c).......         40
      12    Misawa Homes (c)....................         33
      18    Okumura Corp........................         63
      28    Penta-Ocean Construction Co.,
              Ltd...............................         65
      61    Sekisui House Ltd...................        472
      59    Shimizu Corp. (c)...................        170
                                                   --------
                                                      1,229
                                                   --------
Consumer Goods & Services (0.1%):
      35    Nippon Sheet Glass Co., Ltd.........         55
      76    Renown, Inc. (b)....................         56
      10    Shimano, Inc........................        254
      14    Tokyo Style Co., Ltd................        137
      50    Toto Ltd............................        301
                                                   --------
                                                        803
                                                   --------
Cosmetics/Personal Care (0.1%):
      29    Shisiedo Co., Ltd...................        329
                                                   --------
Data Processing & Reproduction (0.2%):
     139    Fujitsu Ltd. (c)....................      1,462
       2    Trans Cosmos, Inc...................         48
                                                   --------
                                                      1,510
                                                   --------
Distribution (0.1%):
     164    Itochu Corp.........................        355
                                                   --------
Diversified (0.1%):
       9    Amano Corp..........................         79
       7    Sanrio Co., Ltd. (b)................         83
      18    Yamaha Corp.........................        176
                                                   --------
                                                        338
                                                   --------
Electrical & Electronic (0.4%):
      15    Casio Computer Co., Ltd.............        139
      14    Kyocera Corp........................        684
     141    Mitsubishi Electric Corp............        324
      26    Nikon Corp..........................        187
      17    Omron Corp..........................        260
      10    Rohm Co.............................      1,027
                                                   --------
                                                      2,621
                                                   --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
International Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
JAPAN, CONTINUED:
Electrical Equipment (0.1%):
      12    Alps Electric Co., Ltd..............   $    143
       5    SMC Corp. (c).......................        403
       8    Taiyo Yuden Co., Ltd................         85
                                                   --------
                                                        631
                                                   --------
Electronic Components/Instruments (0.7%):
       7    Adventest Corp......................        398
      22    Fanuc Co., Ltd......................        771
       3    Hirose Electric                             151
     244    Hitachi Ltd. (c)....................      1,591
     117    NEC Corp. (c).......................      1,090
      23    Yokogawa Electric Corp..............        123
                                                   --------
                                                      4,124
                                                   --------
Electronics (0.0%):
       9    Nitto Denko Corp. (c)...............        135
                                                   --------
Energy (0.1%):
     169    Japan Energy Corp...................        179
     110    Nippon Oil Co.......................        355
                                                   --------
                                                        534
                                                   --------
Engineering (0.2%):
      13    Daito Trust Construction Co.,
              Ltd...............................         98
      36    Fujita Corp. (b) (c)................         20
      33    Hazama Corp. (b) (c)................         19
      49    Kajima Corp. (c)....................        134
      10    Kandenko Co., Ltd...................         62
      92    Kawasaki Heavy Industries...........        186
      19    Kinden Corp.........................        228
      19    Nishimatsu Construction.............         93
      53    Obayashi Corp. (c)..................        225
      17    Sato Kogyo..........................         14
      17    Toa Corp............................         25
      24    Toyo Engineering....................         32
                                                   --------
                                                      1,136
                                                   --------
Entertainment (0.0%):
      13    Toei................................         41
       1    Toho Co.............................        116
      20    Tokyo Dome Corp.....................        108
                                                   --------
                                                        265
                                                   --------
Financial Services (0.7%):
      18    Acom Co., Ltd.......................        855
     108    Mitsubishi Trust & Banking Co.
              (c)...............................        917
     154    Nomura Securities Co. (c)...........      1,792
       6    Orix Corp...........................        405
       5    Uni-Charm...........................        178
                                                   --------
                                                      4,147
                                                   --------
Financial -- Banking (0.1%):
      49    77th Bank Ltd. (c)..................        410
                                                   --------

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
JAPAN, CONTINUED:
Food & Household Products (0.2%):
      42    Ajinomoto Co., Inc..................   $    368
      47    Kao Corp. (c).......................        725
      14    Nippon Meat Packers, Inc............        171
      10    Nissin Food Products................        179
                                                   --------
                                                      1,443
                                                   --------
Food Products & Services (0.1%):
      59    Daiei, Inc. (c).....................        138
      17    Kikkoman Corp.......................         89
      27    Meiji Milk Products Co., Ltd........         72
      49    Nichirei Corp.......................        101
      45    Nippon Suisan Kaisha Ltd. (b).......         52
      22    Yamazaki Baking Co., Ltd............        195
                                                   --------
                                                        647
                                                   --------
Forest Products (0.2%):
      38    Mitsubishi Paper Mills..............         74
     115    New Oji Paper Co. (c)...............        502
      70    Nippon Paper Industries Co..........        292
      17    Sumitomo Forestry Co., Ltd..........         95
                                                   --------
                                                        963
                                                   --------
Gas & Electric Utility (0.8%):
      84    Kansai Electric Power Co., Inc......      1,453
     184    Osaka Gas Co........................        472
      48    Tohoku Electric Power...............        710
     106    Tokyo Electric Power................      2,070
     204    Tokyo Gas Co., Ltd. (c).............        454
                                                   --------
                                                      5,159
                                                   --------
Health & Personal Care (0.3%):
      15    Chugai Pharmaceutical Co., Ltd......         98
      29    Kyowa Hakko Kogyo Co., Ltd..........        115
      21    Lion Corp...........................         71
      34    Sankyo Co., Ltd.....................        774
      44    Yamanouchi Pharmaceutical Co., Ltd.
              (c)...............................        917
                                                   --------
                                                      1,975
                                                   --------
Hotels & Lodging (0.0%):
      11    Fujita Kanko, Inc...................         90
                                                   --------
Industrial Goods & Services (0.6%):
      59    Bridgestone Corp. (c)...............      1,393
      64    Denso Corp. (c).....................      1,061
      75    Mitsui Engineering & Shipbuilding
              Co., Ltd. (b)(c)..................         57
      36    NGK Insulators Ltd..................        313
      18    NGK Spark Plug Co...................        153
      52    Sumitomo Electric Industries........        526
                                                   --------
                                                      3,503
                                                   --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
International Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
JAPAN, CONTINUED:
Insurance (0.4%):
      69    Mitsui Marine & Fire Insurance Co.,
              Ltd...............................   $    347
      41    Nichido Fire & Marine Insurance Co.,
              Ltd...............................        212
      45    Nippon Fire & Marine Insurance......        184
      58    Sumitomo Marine & Fire Insurance....        324
     122    Tokio Marine & Fire Insurance Co....      1,254
                                                   --------
                                                      2,321
                                                   --------
Jewelry (0.1%):
      40    Citizen Watch Co., Ltd..............        330
       9    Hoya Corp...........................        255
                                                   --------
                                                        585
                                                   --------
Leasing (0.1%):
      45    Yamato Transport Co., Ltd. (c)......        504
                                                   --------
Leisure (0.0%):
       3    Namco (c)...........................         72
                                                   --------
Machinery & Equipment (0.6%):
      18    Amada Co., Ltd......................         88
      25    Brother Industries Ltd..............         93
      45    Chiyoda Corp. (b)...................         55
      14    Daifuku Co., Ltd....................         52
      18    Daikin Industries Ltd...............        116
      14    Ebara Corp..........................        124
      61    Komatsu Ltd.........................        296
       5    Komori Corp.........................         95
      40    Koyo Seiko Co., Ltd.................        149
      94    Kubota Corp.........................        217
       9    Kurita Water........................        106
       6    Makino Milling Machine (c)..........         42
      32    Minebea Co., Ltd....................        318
     232    Mitsubishi Heavy Industries, Ltd....        877
       6    Mori Seiki..........................         73
      58    Nigata Engineering Co., Ltd. (b)....         39
      77    NSK Ltd.............................        313
      49    NTN Corp............................        154
      20    Okuma Corp..........................         91
      34    Sumitomo Heavy Industries Ltd.......         78
       5    Takuma Co., Ltd.....................         36
      13    Tokyo Electron Ltd..................        390
      15    Tsubakimoto Chain...................         50
                                                   --------
                                                      3,852
                                                   --------

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
JAPAN, CONTINUED:
Manufacturing -- Capital Goods (0.2%):
      27    Fujikura Ltd. (c)...................   $    120
      16    Kokuyo Co., Ltd.....................        271
      21    Makita Corp.........................        242
      18    Murata Manufacturing Co., Ltd.......        583
      10    Nippon Sharyo Ltd...................         24
      22    Noritake Co., Ltd...................        103
                                                   --------
                                                      1,343
                                                   --------
Manufacturing -- Consumer Goods (0.5%):
      65    Canon, Inc. (c).....................      1,475
      37    Fuji Photo Film Co., Ltd. (c).......      1,288
       6    Sega Enterprises....................        104
                                                   --------
                                                      2,867
                                                   --------
Materials (0.0%):
       9    Okamoto Industries, Inc.............         20
      34    Sumitomo Osaka Cement Co., Ltd......         44
                                                   --------
                                                         64
                                                   --------
Medical Supplies (0.0%):
      24    Olympus Optical.....................        209
                                                   --------
Merchandising (0.4%):
      31    ITO-Yokado Co., Ltd.................      1,458
      23    JUSCO Co............................        422
      26    Marui Co., Ltd......................        388
                                                   --------
                                                      2,268
                                                   --------
Metals & Mining (0.2%):
      51    Furukawa Electric Co................        172
      73    Hitachi Zosen Corp..................        118
      66    Japan Steel Works (b)...............         81
      78    Mitsubishi Materials Corp...........        159
      33    Mitsui Mining & Smelting (c)........        137
      59    Mitsui Mining Co., Ltd. (b).........         50
      57    Seika Corp..........................         88
      39    Sumitomo Metal Mining Co. (c).......        158
                                                   --------
                                                        963
                                                   --------
Office Equipment & Services (0.1%):
      57    Dai Nippon Printing Co., Ltd........        910
                                                   --------
Oil & Gas Exploration, Production & Services (0.1%):
       9    Arabian Oil Co......................        131
      88    Asahi Glass Co., Ltd................        475
      61    Teikoku Oil Co......................        189
                                                   --------
                                                        795
                                                   --------
Oil & Gas Transmission (0.0%):
      75    Iwatani International Corp..........        131
      83    Mitsubishi Oil Co., Ltd. (b)........        117
                                                   --------
                                                        248
                                                   --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
International Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
JAPAN, CONTINUED:
Packaging (0.0%):
      15    Toyo Seikan Kaisha..................   $    183
                                                   --------
Pharmaceuticals (0.2%):
      17    Dai-Ichi Pharmaceuticals............        224
      19    Eisai Co., Ltd......................        259
      40    Meiji Seika.........................        122
      13    Shionogi & Co.......................         75
      29    Taisho Pharmacuetical Co............        541
                                                   --------
                                                      1,221
                                                   --------
Real Estate (0.2%):
      98    Mitsubishi Estate Co. (c)...........        861
      61    Mitsui Fudosan......................        482
      20    Tokyo Tatemono Co., Ltd. (b)........         38
                                                   --------
                                                      1,381
                                                   --------
Restaurants (0.0%):
       8    Skylark Co., Ltd....................         79
                                                   --------
Retail (0.3%):
       6    Aoyama Trading Co., Ltd.............        136
      15    Credit Saison Co., Ltd. (c).........        287
      21    Daimura, Inc. (c)...................         55
      12    Hankyu Department Stores............         62
      17    Isetan Co...........................        142
      31    Mitsukoshi Ltd. (c).................         89
      52    Mycal Corp. (c).....................        330
       4    Shimachu Co.........................         66
      26    Takashimaya Co......................        196
      13    Uny Co., Ltd........................        211
                                                   --------
                                                      1,574
                                                   --------
Services (0.2%):
      12    Secom                                       693
      48    Toppan Printing Co., Ltd............        513
                                                   --------
                                                      1,206
                                                   --------
Steel (0.4%):
      67    Daido Steel Co., Ltd................        120
      53    Japan Metals & Chemicals (b) (c)....         75
     246    Kawasaki Steel Corp.................        443
     476    Nippon Steel Co. (c)................        836
     263    NKK Corp............................        252
     260    Sumitomo Metal Industries...........        418
      18    Tokyo Steel.........................         93
                                                   --------
                                                      2,237
                                                   --------
Storage (0.0%):
      14    Mitsubishi Logistics Corp...........        125
      34    Mitsui-Soko Co., Ltd................        102
                                                   --------
                                                        227
                                                   --------

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
JAPAN, CONTINUED:
Telecommunications (1.3%):
      10    Nippon Comsys Corp. (c).............   $    115
       1    Nippon Telegraph & Telephone
              Corp..............................      7,880
                                                   --------
                                                      7,995
                                                   --------
Textile Products (0.2%):
     191    Kanebo Ltd. (b) (c).................        158
      53    Kurabo Industries...................         69
      31    Kuraray Co., Ltd....................        264
      27    Mitsubishi Rayon Co., Ltd...........         75
      33    Nisshinbo Industries................        132
      15    Onward Kashiyama Co., Ltd...........        188
      56    Teijin Ltd..........................        169
     108    Toyobo Ltd..........................        142
      48    Unitika Ltd. (b)....................         36
                                                   --------
                                                      1,233
                                                   --------
Transportation & Shipping (0.3%):
       0    East Japan Railway Co. (e)..........      1,334
      30    Kamigumi Co., Ltd...................        125
      93    Kawasaki Kisen Kaisha Ltd...........        161
      81    Mitsui OSK Lines, Ltd...............        138
      78    Nippon Yusen Kabushiki Kaisha (c)...        264
      12    Seino Transportation................         67
                                                   --------
                                                      2,089
                                                   --------
Transportation -- Road & Railroad (0.4%):
      91    Hankyu Corp.........................        373
      30    Keihin Electric Express Railway
              (c)...............................         87
     232    Kinki Nippon Railway (c)............      1,088
      62    Nippon Express Co., Ltd.............        332
      48    Odakyu Electric Railway.............        147
      57    Tobu Railway Co., Ltd...............        151
      72    Tokyu Corp..........................        218
                                                   --------
                                                      2,396
                                                   --------
Wholesale & International Trade (0.3%):
     130    Marubeni Corp.......................        259
     112    Mitsubishi Corp.....................        694
     106    Mitsui & Co. (c)....................        573
      58    Sumitomo Corp.......................        279
                                                   --------
                                                      1,805
                                                   --------
Wholesale Distribution (0.0%):
      14    Nagase & Co.........................         51
                                                   --------
Wire & Cable Products (0.0%):
      19    Tokyo Rope MFG......................         24
                                                   --------
            Total Japan.........................    109,579
                                                   --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
International Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
                                  COMMON STOCKS, CONTINUED:
LUXEMBOURG (0.0%):
Aluminum (0.0%):
       9    Hindalco Industries Co..............   $    148
                                                   --------
MALAYSIA (0.2%):
Agriculture (0.0%):
     118    Highlands & Lowlands Berhad.........         84
      45    IOI Corp. Berhad....................         22
                                                   --------
                                                        106
                                                   --------
Automotive (0.0%):
     281    Tan Chong Motors....................         51
                                                   --------
Building Products (0.0%):
      10    Golden Plus Holdings................          2
       9    Jaya Tiasa Holdings Berhad..........         11
     198    Pan-Malaysia Cement Works Berhad....         41
                                                   --------
                                                         54
                                                   --------
Construction (0.0%):
      28    YTL Corp. Berhad....................         21
                                                   --------
Diversified (0.0%):
      24    Berjaya Group Berhad................          3
     231    Malaysian Mosaics Berhad............         48
      28    Mulph International.................          3
      63    Multi-Purpose Holdings Berhad.......         16
                                                   --------
                                                         70
                                                   --------
Engineering (0.0%):
      25    United Engineers (Malaysia) Ltd.....         10
                                                   --------
Financial Services (0.0%):
      72    Malayan Banking Berhad..............         72
      40    MBF Capital Berhad..................          7
      69    Rashid Hussain Berhad...............         34
                                                   --------
                                                        113
                                                   --------
Food Products & Services (0.1%):
      54    Nestle (Malaysia) Berhad............        245
                                                   --------
Forest Products (0.0%):
     376    Land & General Berhad...............         43
                                                   --------
Leisure (0.0%):
      26    Berjaya Land Berhad.................         14
                                                   --------
Miscellaneous (0.0%):
     290    Johan Holdings Berhad...............         32
                                                   --------
Real Estate (0.0%):
      13    Malaysian Resources.................          3
                                                   --------
Steel (0.0%):
     156    Malayawata Steel Berhad.............         38
                                                   --------

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
                                  COMMON STOCKS, CONTINUED:
MALAYSIA, CONTINUED:
Telecommunications (0.1%):
      41    Technology Resources Industries
              Berhad............................   $     28
     115    Tenaga Nasional Berhad..............        139
                                                   --------
                                                        167
                                                   --------
            Total Malaysia......................        967
                                                   --------
MEXICO (0.6%):
Beverages & Tobacco (0.1%):
      11    Compania Cervezas Unidas SA ADR.....        226
      17    Grupo Continental SA................         53
      24    Grupo Modelo SA, Series C...........        199
                                                   --------
                                                        478
                                                   --------
Brewery (0.0%):
       0    Fomento Economico Mexica UBD (e)....          6
                                                   --------
Building Products (0.0%):
      10    Apasco SA de CV.....................         52
       8    Cemex SA de CV, Series A............         31
       2    Cemex SA de CV, Series B............         10
       2    Cemex SA de CV, Series CPO..........          9
       2    Cemex SA, Series B..................          2
       7    Tolmex SA de CV, Series B2 (b)......         31
       3    Tubos de Acero de MexiCo............         39
                                                   --------
                                                        174
                                                   --------
Diversified (0.1%):
      32    ALFA SA de CV, Class A..............        133
      10    Carso Global Telecom, Series A-1....         30
       6    Desc SA de CV, Series A.............         27
      10    Desc SA de CV, Series B.............         51
      29    Grupo Carso SA de CV, Series A-1....        117
                                                   --------
                                                        358
                                                   --------
Financial Services (0.0%):
      35    Grupo Financiero Banamex Accival SA
              de CV, Class B (b)................         66
     149    Grupo Financiero Bancomer (b).......         55
      14    Grupo Financiero Inbursa SA de CV,
              Class B (b).......................         22
                                                   --------
                                                        143
                                                   --------
Food & Household Products (0.0%):
      85    Kimberly-Clark de Mexico SA de CV,
              Class A...........................        295
                                                   --------
Food Products & Services (0.0%):
      22    Empresas La Moderna SA de CV (b)....        127
                                                   --------
Industrial Goods & Services (0.0%):
      76    Grupo Industrial Bimbo SA de CV,
              Series A..........................        151
                                                   --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
International Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
MEXICO, CONTINUED:
Merchandising (0.1%):
      33    Cifra SA de CV, Series C............   $     46
     209    Cifra SA de CV, Series V............        306
                                                   --------
                                                        352
                                                   --------
Metals & Mining (0.0%):
      33    Grupo Mexico SA, Series B...........         91
      25    Industrias Penoles SA, Series CP....         79
                                                   --------
                                                        170
                                                   --------
Retail -- General Merchandise (0.0%):
      39    Controladora Comercial Mexicana SA
              de CV.............................         33
                                                   --------
Retail -- Stores/Catalog (0.0%):
      70    El Puerto de Liverpool SA de CV,
              Series 1..........................        100
      35    Grupo Elektra SA....................         34
                                                   --------
                                                        134
                                                   --------
Steel (0.0%):
      26    Altos Hornos de Mexico SA (b).......         29
      10    Hylsamex SA.........................         32
                                                   --------
                                                         61
                                                   --------
Telecommunications (0.3%):
      12    Grupo Televisa SA, Series CPO (b)...        226
     300    Telefonos de Mexico SA, Series L....        715
                                                   --------
                                                        941
                                                   --------
Transportation -- Shipping (0.0%):
      30    Vitro SA............................         64
                                                   --------
Wholesale Distribution (0.0%):
      15    Grupo Casa Autrey SA de CV..........         10
                                                   --------
            Total Mexico........................      3,497
                                                   --------
NETHERLANDS (2.6%):
Appliances & Household Products (0.2%):
      15    Philips Electronics NV..............      1,299
                                                   --------
Banking (0.3%):
      67    ABN Amro Holding NV.................      1,563
                                                   --------
Beverages & Tobacco (0.1%):
      15    Heineken NV.........................        571
                                                   --------
Broadcasting & Publishing (0.1%):
      43    Elsevier NV.........................        644
                                                   --------
Chemicals (0.2%):
       4    Akzo Nobel..........................        989
                                                   --------
Energy (0.8%):
      86    Royal Dutch Petroleum...............      4,756
                                                   --------
Financial Services (0.4%):
      39    ING Groep NV........................      2,547
                                                   --------

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
NETHERLANDS, CONTINUED:
Food Products & Services (0.3%):
      27    Unilever NV CVA.....................   $  2,158
                                                   --------
Services (0.2%):
      23    Koninklijke Royal PTT Nederland
              NV................................        866
      23    TNT Post Group NV (b)...............        575
                                                   --------
                                                      1,441
                                                   --------
            Total Netherlands...................     15,968
                                                   --------
NEW ZEALAND (0.2%):
Beverages & Tobacco (0.0%):
     125    Lion Nathan Ltd.....................        279
                                                   --------
Forest Products (0.0%):
      88    Carter Holt Harvey..................         76
      21    Fletcher Challenge Forestry (b).....         12
      42    Fletcher Challenge Paper............         47
                                                   --------
                                                        135
                                                   --------
Telecommunications (0.2%):
     235    Telecom Corp. of New Zealand Ltd....        967
                                                   --------
            Total New Zealand...................      1,381
                                                   --------
NORWAY (0.8%):
Banking (0.0%):
      61    Christiania Bank og Kreditkasse.....        256
                                                   --------
Engineering (0.0%):
       8    Kvaerner ASA........................        256
                                                   --------
Entertainment (0.0%):
      36    NCL Holdings ASA (b)................        177
                                                   --------
Forest Products (0.0%):
       6    Norske Skogsindustrier ASA..........        173
                                                   --------
Insurance (0.1%):
      54    Storebrand ASA (b)..................        478
                                                   --------
Manufacturing -- Consumer Goods (0.1%):
      16    Orkla ASA, Series A.................        373
                                                   --------
Medical Equipment & Supplies (0.0%):
      43    Hafslund ASA, Class A...............        172
                                                   --------
Metals & Mining (0.0%):
      15    Elkem ASA...........................        175
                                                   --------
Oil & Gas (0.1%):
      11    Petroleum Geo-Services ASA (b)......        351
                                                   --------
Oil & Gas Exploration, Production & Services (0.4%):
       9    Aker ASA, Class A (b)...............        134
      16    Aker ASA, Class B...................        247
      41    Norsk Hydro ASA.....................      1,799
                                                   --------
                                                      2,180
                                                   --------
Pharmaceuticals (0.0%):
      42    Nycomed Amersham PLC, Series B......        309
                                                   --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
International Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
                                  COMMON STOCKS, CONTINUED:
NORWAY, CONTINUED:
Transportation & Shipping (0.1%):
      10    Bona Shipholding (b)................   $     73
      17    Leif Hoegh & Co. ASA................        254
                                                   --------
                                                        327
                                                   --------
            Total Norway........................      5,227
                                                   --------
PHILIPPINES (0.7%):
Banking (0.0%):
      29    Security Bank Corp. (b).............         13
      35    Union Bank Philippines..............         14
                                                   --------
                                                         27
                                                   --------
Banking & Finance (0.1%):
      88    Metropolitan Bank & Trust Co........        516
      58    Philippine National Bank (b)........         68
                                                   --------
                                                        584
                                                   --------
Beverages & Tobacco (0.1%):
     266    San Miguel Corp., Class B...........        351
                                                   --------
Building Products (0.0%):
     744    DMCI Holdings, Inc. (b).............         23
   2,109    Southeast Asia Cement Holdings, Inc.
              (b)...............................         18
                                                   --------
                                                         41
                                                   --------
Diversified (0.0%):
     367    Ayala Corp., Series B...............         95
                                                   --------
Electronic Components/Instruments (0.0%):
     149    Ionics Circuit, Inc.................         47
                                                   --------
Food Products & Services (0.0%):
     597    Universal Robina Corp...............         61
                                                   --------
Homebuilders (0.0%):
   1,817    C&P Homes, Inc. (b).................         91
                                                   --------
Oil & Gas Exploration, Production & Services (0.1%):
   3,954    Petron Corp. (b)....................        417
                                                   --------
Real Estate (0.2%):
   1,396    Ayala Land, Inc.....................        402
   1,903    Filinvest Land, Inc. (b)............         80
   3,567    SM Prime Holdings, Inc..............        565
                                                   --------
                                                      1,047
                                                   --------

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
                                  COMMON STOCKS, CONTINUED:
PHILIPPINES, CONTINUED:
Telecommunications (0.2%):
     132    Manila Electric Co., Class B........   $    349
      43    Philipino Telephone Corp............        975
                                                   --------
                                                      1,324
                                                   --------
            Total Philippines...................      4,085
                                                   --------
PORTUGAL (1.0%):
Banking (0.4%):
      25    Banco Comercial Portugues SA........        711
      22    Banco Espirito Santo e Commerical de
              Lisboa SA, Registered.............        662
      23    Banco Internacional do Funchal SA...        278
       2    Banco Pinto & Sotto Mayor...........         40
      17    BPI-SGPS SA, Registered.............        546
                                                   --------
                                                      2,237
                                                   --------
Beverages & Tobacco (0.0%):
      11    UNICER-Uniao Cervejeira SA..........        253
                                                   --------
Building Products (0.0%):
       3    Cimpor-Cimentos de Portugal, SGPS
              SA................................        109
                                                   --------
Food & Household Products (0.2%):
      23    Estabelecimentos Jeronimo Martins &
              Filho SA..........................      1,105
                                                   --------
Forest Products (0.1%):
       8    Soporcel-Sociedade Portuguesa de
              Celulose SA (b)...................        331
                                                   --------
Industrial Holding Company (0.1%):
      10    Sonae Investimentos SA..............        563
                                                   --------
Insurance (0.0%):
      11    Companhia de Seguros Tranquilidade,
              Registered........................        300
                                                   --------
Retail -- General Merchandise (0.1%):
      14    Modelo Continente-Sociedade Gestora
              de Participacoes Sociais SA.......        373
                                                   --------
Telecommunications (0.1%):
      16    Portugal Telecom SA.................        864
                                                   --------
            Total Portugal......................      6,135
                                                   --------
SINGAPORE (0.2%):
Automotive (0.0%):
      20    Cycle & Carriage....................         49
                                                   --------
Banking (0.0%):
      41    Oversea-Chinese Banking Corp.,
              Ltd...............................        140
                                                   --------
Conglomerates (0.0%):
     326    United Industries...................         94
                                                   --------
Electrical Equipment (0.0%):
       4    Creative Technology Ltd. (b)........         49
                                                   --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
International Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
SINGAPORE, CONTINUED:
Health Care (0.0%):
      51    Parkway Holdings....................   $     88
                                                   --------
Machinery & Equipment (0.0%):
      54    Van Der Horst Ltd. (b)..............         10
                                                   --------
Real Estate (0.1%):
      55    City Developments Ltd...............        153
      89    DBS Land Ltd........................         73
      76    First Capital Corp..................         26
     124    United Overseas Land Ltd............         67
                                                   --------
                                                        319
                                                   --------
Retail -- Stores/Catalog (0.0%):
      45    Metro Holdings......................         27
                                                   --------
Steel (0.0%):
      47    NatSteel Ltd........................         46
                                                   --------
Telecommunications (0.1%):
     269    Goldtron Ltd. (c)...................         20
     334    Singapore Telecommunications Ltd.
              (c)...............................        473
                                                   --------
                                                        493
                                                   --------
Transportation & Shipping (0.0%):
     468    Chuan Hup Holdings Ltd..............        100
     347    Neptune Orient Lines Ltd. (b).......        120
                                                   --------
                                                        220
                                                   --------
Transportation -- Shipping (0.0%):
      41    Sembawang Marine & Logistics........         22
                                                   --------
            Total Singapore.....................      1,557
                                                   --------
SOUTH AFRICA (0.6%):
Banking & Finance (0.1%):
      11    Nedcor Ltd..........................        239
      34    Standard Bank.......................        146
                                                   --------
                                                        385
                                                   --------
Brewery (0.1%):
      16    South African Breweries Ltd.........        333
                                                   --------
Computer Hardware (0.0%):
      30    Dimension Data Holdings Ltd. (b)....        164
                                                   --------
Diversified (0.1%):
       9    Anglovaal Industries Ltd............         10
      11    Barlow Ltd..........................         56
      11    Imperial Holdings Ltd...............        111
      18    Malbak Ltd..........................         12
      22    Rembrandt Group Ltd.................        137
      22    Smith (C.G.) Ltd....................         62
                                                   --------
                                                        388
                                                   --------
Engineering (0.0%):
      31    Murray & Roberts Holdings Ltd.......         32
                                                   --------

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
SOUTH AFRICA, CONTINUED:
Entertainment (0.0%):
      55    Sun International (South Africa)
              Ltd...............................   $     19
                                                   --------
Financial Services (0.0%):
      29    Amalgamated Banks of South Africa...        179
                                                   --------
Financial -- Banking (0.0%):
       3    Investec Group Ltd..................        133
                                                   --------
Food & Household Products (0.0%):
       5    Tiger Oats Ltd......................         42
                                                   --------
Forest Products (0.0%):
      11    Nampak Ltd..........................         27
      13    Sappi Ltd. (b)......................         47
                                                   --------
                                                         74
                                                   --------
Industrial Goods & Services (0.0%):
      16    African Oxygen Ltd..................         28
       4    Anglo American Industrial Corp.,
              Ltd...............................         60
                                                   --------
                                                         88
                                                   --------
Insurance (0.1%):
     105    Firstrand Ltd.......................        162
      12    Liberty Life Association of Africa
              Ltd...............................        235
      33    Metropolitan Life Ltd...............         92
                                                   --------
                                                        489
                                                   --------
Materials (0.0%):
       1    Anglo American Coal Corp., Ltd......         65
                                                   --------
Metals (0.0%):
       1    Anglogold Ltd.......................         35
     186    Iscor Ltd...........................         35
       4    Western Areas Gold Mining (b).......         14
                                                   --------
                                                         84
                                                   --------
Metals & Mining (0.2%):
       6    Anglo American Corp. of South Africa
              Ltd...............................        200
       1    Anglo American Gold Investment Co.,
              Ltd...............................         19
      41    Billiton PLC........................         81
      17    DeBeers Centenary AG................        305
       5    Driefontein Consolidated Ltd........         27
       8    Gencor Ltd..........................         13
       9    Gold Fields Ltd. (b)................         38
       2    Gold Fields of South Africa Ltd.....         17
       3    Gold Shelf..........................         11
       8    Johnnies Industrial Corp., Ltd......         70
       8    Randfontein Estates Gold Mining Co.
              (b)...............................         18
       7    Rustenburg Platinum Holdings Ltd....         76
       4    Samancor Ltd........................         17
                                                   --------
                                                        892
                                                   --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
International Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
SOUTH AFRICA, CONTINUED:
Oil & Gas (0.0%):
       6    Engen Ltd...........................   $     17
                                                   --------
Oil & Gas Exploration, Production & Services (0.0%):
      22    Sasol Ltd...........................        125
                                                   --------
Pharmaceuticals (0.0%):
       3    South African Druggists Ltd.........         14
                                                   --------
Printing & Publishing (0.0%):
       8    Nasionale Pers Beperk, Series N.....         55
                                                   --------
Retail -- General Merchandise (0.0%):
       2    Ellerine Holdings Ltd...............         14
       7    New Clicks Holdings Ltd.............          8
                                                   --------
                                                         22
                                                   --------
Retail -- Stores/Catalog (0.0%):
      13    Pepkor Ltd..........................         47
                                                   --------
Telecommunications -- Services and Equipment (0.0%):
      18    M Web Holdings Ltd. (b).............         65
                                                   --------
            Total South Africa..................      3,712
                                                   --------
SPAIN (4.7%):
Agriculture (0.1%):
      12    Azucarera Ebro Agricolas (b)........        346
                                                   --------
Banking (1.0%):
      45    Banco Central Hispanoamericano SA...      1,423
     135    Banco Santander SA..................      3,457
      62    Corporacion Bancaria de Espana SA...      1,393
                                                   --------
                                                      6,273
                                                   --------
Banking & Finance (0.7%):
      87    Banco Bilbao Vizcaya SA.............      4,457
                                                   --------
Beverages & Tobacco (0.1%):
      12    El Aguila SA (b)....................        113
      26    Tabacalera SA.......................        533
                                                   --------
                                                        646
                                                   --------
Building Products (0.0%):
       7    Uralita SA..........................        103
                                                   --------
Chemicals (0.0%):
      38    Ercros SA (b).......................         48
                                                   --------
Construction (0.1%):
       7    Dragados Y Construcciones SA........        225
       7    Fomento de Constucciones y Contratas
              SA................................        372
                                                   --------
                                                        597
                                                   --------
Energy (0.4%):
      40    Repsol SA...........................      2,224
                                                   --------

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
SPAIN, CONTINUED:
Forest Products (0.0%):
       5    Empresa Nacional de Celulosas SA....   $     86
      24    Sarrio SA (b) (c)...................        115
                                                   --------
                                                        201
                                                   --------
Gas & Electric Utility (0.9%):
      37    Empresa Nacional de Electricidad
              SA................................        524
     132    Endesa SA...........................      2,894
     116    Iberdrola SA........................      1,892
      40    Union Electric Fenosa SA............        515
                                                   --------
                                                      5,825
                                                   --------
Industrial Holding Company (0.1%):
       3    Corporacion Financiara Alba.........        374
                                                   --------
Insurance (0.0%):
       8    Corporacion Mapfre..................        274
                                                   --------
Oil & Gas Exploration, Production & Services (0.3%):
      19    Gas Natural SDG.....................      1,375
       5    Viscofan Industria Navarra de
              Envolturas Celulosicas SA.........        219
                                                   --------
                                                      1,594
                                                   --------
Real Estate (0.1%):
      13    Inmobiliaria Metro..................        391
       5    Vallehermoso SA.....................        184
                                                   --------
                                                        575
                                                   --------
Steel (0.0%):
       2    Acerinox SA.........................        264
                                                   --------
Telecommunications (0.9%):
     124    Telefonica de Espana................      5,734
                                                   --------
            Total Spain.........................     29,535
                                                   --------
SWEDEN (1.7%):
Automotive (0.1%):
      17    Volvo AB, Series B..................        495
                                                   --------
Banking & Finance (0.2%):
      29    Skandiaviska Enskilda Banken, Class
              A.................................        490
      11    Svenska Handlesbanken, Class A......        529
                                                   --------
                                                      1,019
                                                   --------
Engineering (0.1%):
      32    ABB AB, A Shares....................        447
      11    ABB AB, B Shares....................        154
       5    Skanska AB, Series B................        236
                                                   --------
                                                        837
                                                   --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
International Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
SWEDEN, CONTINUED:
Forest Products (0.1%):
      15    Stora Kopparbergs Bergslags
              Aktiebolag, Series A..............   $    238
       6    Stora Kopparbergs Bergslags
              Aktiebolag, Series B..............         91
      16    Svenska Cellulosa AB, Series B......        401
                                                   --------
                                                        730
                                                   --------
Insurance (0.1%):
      27    Skandia Forsakrings AB..............        383
                                                   --------
Machinery & Equipment (0.1%):
      13    Atlas Copco AB, Series A............        350
                                                   --------
Manufacturing -- Consumer Goods (0.1%):
      28    Electrolux AB, Series B.............        474
                                                   --------
Metals & Mining (0.0%):
       6    SKF AB, Series B....................        109
       8    Trelleborg AB, Series B.............        105
                                                   --------
                                                        214
                                                   --------
Office Equipment & Services (0.0%):
       5    Esselte AB, Series B................        107
                                                   --------
Pharmaceuticals (0.3%):
      80    Astra AB, A Shares..................      1,627
      26    Astra AB, B Shares..................        524
                                                   --------
                                                      2,151
                                                   --------
Real Estate (0.0%):
      18    Fastighetspartner NF AB (b).........         19
                                                   --------
Retail -- General Merchandise (0.1%):
      14    Hennes & Mauritz AB, Series B.......        890
                                                   --------
Telecommunications (0.5%):
      95    Telefonaktiebolaget LM Ericsson,
              Series B..........................      2,778
                                                   --------
Tobacco (0.0%):
      20    Swedish Match AB....................         67
                                                   --------
            Total Sweden........................     10,514
                                                   --------
SWITZERLAND (2.0%):
Chemicals (0.1%):
       4    Ciba Specialty Chemicals AG.........        454
                                                   --------
Commercial Services (0.0%):
       0    Kuoni Reisen Holding (e)............         50
       0    Societe Generale de Surveillance
              Holdings SA (e)...................        110
                                                   --------
                                                        160
                                                   --------

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
SWITZERLAND, CONTINUED:
Diversified (0.1%):
       0    Alusuisse-Lonza Holding AG,
              Registered (b)(e).................   $    190
       0    SFR ABB AG (e)......................        384
                                                   --------
                                                        574
                                                   --------
Fertilizers (0.0%):
       1    Societe Suisse pour la
              Microelectronique et l'Horlogerie
              AG................................        192
                                                   --------
Financial Services (0.5%):
       6    CS Holding AG, Registered...........      1,266
       5    Union Bank of Switzerland AG,
              Registered........................      1,857
                                                   --------
                                                      3,123
                                                   --------
Food Products & Services (0.3%):
       1    Nestle SA, Registered...............      1,947
                                                   --------
Insurance (0.2%):
       0    Swiss Reinsurance Co., Registered
              (e)...............................        986
                                                   --------
Pharmaceuticals (0.8%):
       2    Novartis AG, Bearer.................      2,652
       0    Roche Holding AG (e)................        593
       0    Roche Holding AG, Bearer (e)........      1,473
                                                   --------
                                                      4,718
                                                   --------
Restaurants (0.0%):
       0    Moevenpick Holding, Bearer (e)......         25
                                                   --------
Retail -- Special Line (0.0%):
       0    Jelmoli Holdings (e)................         58
                                                   --------
Transportation (0.0%):
       1    Danzas Holding AG, Registered.......        134
                                                   --------
            Total Switzerland...................     12,371
                                                   --------
THAILAND (0.6%):
Airlines (0.0%):
     136    Thai Airways International Public
              Co., Ltd., Foreign Registered
              Shares............................        114
                                                   --------
Auto Parts (0.0%):
      75    Thairung Union Car Public Co........         23
                                                   --------
Automotive (0.0%):
     109    Thai Manufacturing (b)..............         41
                                                   --------
Banking (0.1%):
     410    Bangkok Bank PLC, Foreign Registered
              Shares (c)........................        505
     348    Thai Farmers Bank, Foreign
              Registered Shares (c).............        306
                                                   --------
                                                        811
                                                   --------
Beverages & Tobacco (0.0%):
       6    Serm Suk Co., Ltd. (b)..............         40
                                                   --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
International Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
THAILAND, CONTINUED:
Broadcasting/Cable (0.0%):
     164    International Broadcasting Corp.,
              Ltd. (b)..........................   $    109
                                                   --------
Building Products (0.1%):
      52    Siam Cement, Foreign Registered
              Shares (b)........................        251
      73    Tipco Asphalt Co., Ltd. (b).........         83
                                                   --------
                                                        334
                                                   --------
Computer Hardware (0.1%):
      24    K.R. Precision Public Co. (b).......         16
      82    Shinawatra Computer PLC (b) (c).....        298
                                                   --------
                                                        314
                                                   --------
Construction (0.0%):
     200    Italian-Thai Development Public,
              Ltd. (b)..........................        102
                                                   --------
Cosmetics/Personal Care (0.0%):
      57    I.C.C. International PLC............         50
                                                   --------
Electronic Components/Instruments (0.0%):
       6    Hana Microelectronics Co., Ltd.
              (b)...............................         14
      26    Hana Microelectronics Co., Ltd.,
              Foreign Registered Shares (b).....         66
                                                   --------
                                                         80
                                                   --------
Oil & Gas (0.2%):
     113    PTT Exploration & Production (b)
              (c)...............................        855
                                                   --------
Printing & Publishing (0.0%):
     128    Nation Multimedia Group PLC (b).....         27
     107    Nation Multimedia Group, Foreign
              Registered Shares (b).............         36
                                                   --------
                                                         63
                                                   --------
Restaurants (0.0%):
      31    Pizza Co., Ltd......................         92
                                                   --------
Telecommunications (0.1%):
      30    Advanced Information Services PLC,
              Foreign Registered Shares.........        119
   1,358    TelecomAsia Corp., Foreign
              Registered Shares (b) (c).........        393
     102    TelecomAsia Corp., PLC (b)..........         23
                                                   --------
                                                        535
                                                   --------
            Total Thailand......................      3,563
                                                   --------
TURKEY (0.7%):
Appliances & Household Products (0.0%):
   3,387    Arcelik AS..........................        159
                                                   --------
Automotive (0.0%):
     236    Otosan Otomobil Sanayii AS..........        127
   1,953    Tofas Turk Otomobil Fabrikas AS
              (b)...............................         82
                                                   --------
                                                        209
                                                   --------

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
TURKEY, CONTINUED:
Banking & Finance (0.2%):
   1,937    Akbank TAS..........................   $     63
   7,356    Turkiye Garanti Bankasi AS (b)......        337
                                                   --------
                                                        400
                                                   --------
Beverages & Tobacco (0.0%):
     776    Ege Biracilik ve Malt Sanayi AS.....         92
     404    Ericiyas Biracilik ve Malt
              Sanayii...........................         61
                                                   --------
                                                        153
                                                   --------
Building Products (0.1%):
   4,234    Akcansa Cimento AS..................        130
     983    Cimentas AS (b).....................         55
     999    Cimsa Cimento Sanayi ve Ticaret
              AS................................         51
   1,322    Trakya Cam Sanayii..................         55
     746    Turk Sise ve Cam Fabrikalari AS.....         25
                                                   --------
                                                        316
                                                   --------
Chemicals (0.0%):
      20    Petkim Petrokimya Holding AS........         11
                                                   --------
Diversified (0.0%):
     165    Alarko Holding......................         45
     469    Ihlas Holding.......................         64
     153    Koc Holding AS......................         30
                                                   --------
                                                        139
                                                   --------
Electrical & Electronic (0.0%):
      94    Raks Electronik Ev Aletleri.........         35
                                                   --------
Electronics (0.0%):
     719    Vestel Elektronik Sanayi (b)........         96
                                                   --------
Financial Services (0.3%):
  19,610    Turkiye Is Bankasi AS, Class C              791
       3    Turkiye Is Bankasi, Class B (b).....          8
  17,547    Yapi ve Kredi Bankasi AS............        448
                                                   --------
                                                      1,247
                                                   --------
Food Products & Services (0.0%):
   1,079    Tat Konserve Sanayii AS.............         36
                                                   --------
Forest Products (0.0%):
     569    Kartonsan Karton Sanayi ve Ticaret
              AS................................         44
                                                   --------
Industrial Goods & Services (0.0%):
     455    Kordsa Kord Bezi Sanayi ve Ticaret
              AS................................         73
                                                   --------
Manufacturing -- Capital Goods (0.0%):
   1,549    Turk Demir Dokum Fabrikalari AS.....         26
                                                   --------
Metals & Mining (0.0%):
     959    Eregli Demir ve Celik Fabrikalari
              TAS (b)...........................        149
     799    Izmir Demir Celik Sanayi AS (b).....          7
                                                   --------
                                                        156
                                                   --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
International Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
TURKEY, CONTINUED:
Oil & Gas (0.0%):
     888    Turcas Petrolculuk AS...............   $     44
                                                   --------
Oil & Gas Exploration, Production & Services (0.0%):
     395    Aygaz AS............................         59
     109    Petrol Ofisi AS.....................         28
     131    Tupras Turkiye Petrol Rafinerileri
              AS (b)............................         21
                                                   --------
                                                        108
                                                   --------
Pharmaceuticals (0.0%):
     263    Eczacibasi Ilac Sanayi Ve Ti (b)....         14
                                                   --------
Telecommunications (0.1%):
      91    Cukurova Elektrik AS................        259
     293    Netas-Northern Elektrik
              Telekomunikasyon AS (b)...........         78
                                                   --------
                                                        337
                                                   --------
Textile Products (0.0%):
     746    Aksa Akrilik Kimya Sanayii AS.......         23
                                                   --------
Tire & Rubber (0.0%):
     931    Brisa Bridgestone Sabanci Lastik
              SAN, ve Tic AS....................         45
   1,233    Goodyear Lastikleri TAS.............         67
                                                   --------
                                                        112
                                                   --------
Transportation (0.0%):
   1,419    Turk Hava Yollari AO (b)............        149
                                                   --------
Wholesale Distribution (0.0%):
     247    Migros Turk TAS.....................        241
                                                   --------
            Total Turkey........................      4,128
                                                   --------
UNITED KINGDOM (8.7%):
Aerospace & Military Technology (0.2%):
      81    British Aerospace PLC...............        623
      43    Rolls-Royce PLC.....................        179
      35    Smiths Industries PLC...............        485
                                                   --------
                                                      1,287
                                                   --------
Airlines (0.1%):
      57    British Airways PLC.................        609
                                                   --------
Appliances & Household Products (0.0%):
      24    EMI Group PLC.......................        215
                                                   --------
Auto Parts (0.0%):
      56    LucasVarity PLC.....................        226
                                                   --------

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
UNITED KINGDOM, CONTINUED:
Banking (0.9%):
      73    Abbey National PLC..................   $  1,293
      75    Barclays PLC........................      2,151
      29    HSBC Holdings PLC...................        731
      49    HSBC Holdings PLC (Hong Kong
              Dollars)..........................      1,186
      26    Royal Bank of Scotland Group PLC....        451
                                                   --------
                                                      5,812
                                                   --------
Beverages & Tobacco (0.4%):
     135    Diageo PLC..........................      1,603
      50    Scottish & Newcastle PLC............        707
                                                   --------
                                                      2,310
                                                   --------
Brewery (0.1%):
      36    Bass PLC                                    667
                                                   --------
Broadcasting/Cable (0.1%):
      62    British Sky Broadcasting Group
              PLC...............................        444
                                                   --------
Building Products (0.1%):
      30    Marley PLC..........................         55
      10    Meyer International PLC.............         60
      50    Rugby Group PLC.....................         93
      96    Tarmac PLC..........................        172
                                                   --------
                                                        380
                                                   --------
Chemicals (0.1%):
      33    Imperial Chemical Industries PLC....        532
                                                   --------
Conglomerates (0.2%):
     107    B.A.T. Industries PLC...............      1,065
      13    Lonrho Africa PLC...................         16
      19    Lonrho PLC (b)......................         89
                                                   --------
                                                      1,170
                                                   --------
Construction (0.0%):
      44    Taylor Woodrow PLC..................        148
      26    Wilson Connolly Holdings PLC........         59
                                                   --------
                                                        207
                                                   --------
Electrical & Electronic (0.3%):
      50    Bowthorpe PLC.......................        440
      57    Electrocomponents PLC...............        463
     100    General Electric Co., PLC...........        862
                                                   --------
                                                      1,765
                                                   --------
Energy (0.6%):
     237    British Petroleum Co., PLC..........      3,449
                                                   --------
Engineering (0.0%):
      25    Barratt Developments PLC............        109
                                                   --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
International Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
UNITED KINGDOM, CONTINUED:
Financial Services (0.5%):
     193    Lloyds TSB Group PLC................   $  2,700
      55    St. James's Place Capital PLC.......        299
                                                   --------
                                                      2,999
                                                   --------
Food & Household Products (0.3%):
      42    Cadbury Schweppes PLC...............        655
     112    Unilever PLC........................      1,198
                                                   --------
                                                      1,853
                                                   --------
Food Products & Services (0.1%):
      69    J Sainsbury PLC.....................        613
                                                   --------
Forest Products (0.0%):
      14    Arjo Wiggins Appleton...............         46
                                                   --------
Health & Personal Care (0.8%):
     129    Glaxo Wellcome PLC..................      3,886
      30    Zeneca PLC..........................      1,306
                                                   --------
                                                      5,192
                                                   --------
Industrial Holding Company (0.1%):
      28    BICC Group PLC......................         62
     117    BTR PLC, Series A...................        331
      56    Hanson PLC..........................        340
                                                   --------
                                                        733
                                                   --------
Insurance (0.5%):
      56    Commercial Union PLC................      1,051
      33    Legal and General Group PLC.........        354
      65    Prudential Corp. PLC................        852
      53    Royal & Sun Alliance Insurance Group
              PLC...............................        537
      23    Sedwick Group PLC...................         48
      13    Willis Corroon Group................         33
                                                   --------
                                                      2,875
                                                   --------
Leisure (0.2%):
      58    Granada Group PLC...................      1,064
      26    Ladbroke Group PLC..................        141
      31    Rank Group PLC......................        166
                                                   --------
                                                      1,371
                                                   --------
Machinery & Equipment (0.1%):
      47    GKN PLC.............................        593
                                                   --------
Merchandising (0.0%):
      43    Safeway PLC.........................        282
                                                   --------
Metals & Mining (0.1%):
      89    British Steel PLC...................        196
      72    English China Clays PLC.............        248
      43    RTZ Corp., PLC, Registered..........        479
                                                   --------
                                                        923
                                                   --------

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
UNITED KINGDOM, CONTINUED:
Miscellaneous Materials & Commodities (0.0%):
      37    Elementis 1998 PLC..................   $     94
                                                   --------
Oil & Gas Exploration, Production & Services (0.2%):
     160    BG PLC..............................        924
      50    LASMO PLC                                   200
      51    Pilkington PLC......................         94
                                                   --------
                                                      1,218
                                                   --------
Paper Products (0.0%):
      41    Rexam PLC                                   179
                                                   --------
Pharmaceuticals (0.4%):
     196    SmithKline Beecham PLC..............      2,380
                                                   --------
Printing & Publishing (0.2%):
      11    De La Rue Ltd.......................         55
      15    Pearson.............................        270
      34    Reed International PLC..............        303
      79    Reuters Group.......................        902
                                                   --------
                                                      1,530
                                                   --------
Real Estate (0.2%):
      19    British Land Co., PLC...............        193
      49    Land Securities PLC.................        752
                                                   --------
                                                        945
                                                   --------
Real Estate Investment Trust (0.1%):
      23    Peninsular & Oriental Steam
              Navigation Co.....................        330
                                                   --------
Retail -- General Merchandise (0.1%):
      19    Kingfisher..........................        313
                                                   --------
Retail -- Stores/Catalog (0.6%):
      46    Boots Co., PLC......................        757
      41    Great Universal Stores PLC..........        541
      90    Marks & Spencer PLC.................        820
      23    Next PLC............................        195
     117    Tesco PLC...........................      1,142
      21    Thorn PLC...........................         81
                                                   --------
                                                      3,536
                                                   --------
Telecommunications (1.0%):
     249    British Telecommunications PLC......      3,061
      94    Cable & Wireless PLC................      1,149
     154    Centrica PLC(b).....................        260
      50    National Power PLC..................        471
     127    Vodaphone Group PLC.................      1,606
                                                   --------
                                                      6,547
                                                   --------
Textile Products (0.0%):
      24    Courtaulds Textiles PLC.............        118
                                                   --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
International Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
COMMON STOCKS, CONTINUED:
UNITED KINGDOM, CONTINUED:
Transportation -- Road & Railroad (0.1%):
      17    Railtrack Group PLC.................   $    420
                                                   --------
            Total United Kingdom................     54,272
                                                   --------
UNITED STATES (0.0%):
Diversified (0.0%):
       2    U.S. Industries, Inc................         60
                                                   --------
VENEZUELA (0.4%):
Banking (0.0%):
      22    Banco Venezuela Credito ADR.........        165
                                                   --------
Financial Services (0.0%):
      37    Mercantil Servicios ADR.............        193
                                                   --------
Food Products & Services (0.1%):
     107    Mavesa SA ADR.......................        340
                                                   --------
Home Furnishings (0.0%):
      49    Ceramica Carabobo ADR...............        106
                                                   --------
Industrial Goods & Services (0.0%):
      19    Siderurgica Venezuela ADR...........        121
                                                   --------
Paper Products (0.0%):
     192    Venepal S.A.C.A. ADR................         75
                                                   --------
Telecommunications (0.3%):
      55    Compania Anonima Nacional Telefonos
              de Venezuela......................      1,384
                                                   --------
Textile Products (0.0%):
      15    Mantex S.A.C.A. ADR.................        186
      40    Sudamtex de Venezuela ADR...........         88
                                                   --------
                                                        274
                                                   --------
            Total Venezuela.....................      2,658
                                                   --------
  Total Common Stocks                               589,391
                                                   --------
OPALS (0.6%):
TAIWAN (0.6%):
     538    Morgan Stanley Composite Index,
              Taiwan OPALS B....................      3,847
                                                   --------
  Total OPALS                                         3,847
                                                   --------
PREFERRED STOCKS (1.8%):
AUSTRALIA (0.2%):
Media (0.2%):
     181    News Corp., Ltd.....................      1,280
                                                   --------
BRAZIL (0.4%):
Banking (0.1%):
  21,519    Banco Bradesco SA...................        181
     241    Banco Itau SA.......................        136
                                                   --------
                                                        317
                                                   --------
Beverages & Tobacco (0.0%):
     151    Companhia Cervejaria Brahma.........         93
                                                   --------

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
PREFERRED STOCKS, CONTINUED:
BRAZIL, CONTINUED:
Electric Utility (0.0%):
   1,704    Cia Energetica de Sao Paolo.........   $     50
   3,761    Companhia Energetica de Minas
              Gerais............................        116
   1,712    Grasul Preferred -- B Share (b).....          2
                                                   --------
                                                        168
                                                   --------
Forest Products (0.0%):
      90    Sadia-Concordia SA..................         52
                                                   --------
Oil & Gas Exploration, Production & Services (0.0%):
     740    Petroleo Brasileiro SA..............        138
                                                   --------
Steel (0.2%):
      57    Companhia Vale do Rio Doce, Series
              A.................................      1,152
                                                   --------
Telecommunications (0.1%):
   3,900    Telecomunicacoes Brasileiras SA.....        430
     441    Telecomunicacoes de Sao Paolo SA....        105
                                                   --------
                                                        535
                                                   --------
            Total Brazil........................      2,455
                                                   --------
GERMANY (1.1%):
Automotive (0.1%):
       1    Volkswagen AG.......................        927
                                                   --------
Building Products (0.0%):
       1    Dyckerhoff AG.......................        207
                                                   --------
Business Service (0.8%):
       6    SAP AG..............................      4,180
                                                   --------
Gas & Electric Utility (0.2%):
      35    RWE AG..............................      1,498
                                                   --------
            Total Germany.......................      6,812
                                                   --------
GREECE (0.0%):
Telecommunications (0.0%):
       9    Intracom SA.........................        304
                                                   --------
ITALY (0.1%):
Automotive (0.1%):
     218    Fiat SpA (b)........................        543
                                                   --------
  Total Preferred Stocks                             11,394
                                                   --------
RIGHTS -- FOREIGN SECURITIES (0.0%):
AUSTRALIA (0.0%):
       7    Resolute Limited (b)(e).............          0
                                                   --------
AUSTRIA (0.0%):
      36    Bank Austria AG (b)(e)..............          0
                                                   --------
BRAZIL (0.0%):
Steel (0.0%):
      11    Vale do Rio Doce Bond Rights
              (b)(e)............................          0
                                                   --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
International Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
RIGHTS -- FOREIGN SECURITIES, CONTINUED:
BRAZIL, CONTINUED:
Telecommunications (0.0%):
       9    Telecommunicacoes de Sao Paulo SA
              (b)(e)............................   $      0
                                                   --------
      21    Telecommunicacoes de Sao Paulo SA,
              Preferred (b)(e)..................          0
                                                   --------
CHILE (0.0%):
       2    Telecom Chile ADR (b)...............          1
                                                   --------
GERMANY (0.0%):
      73    Daimler-Benz (b)....................         82
      32    Metro AG (b)........................          1
                                                   --------
                                                         83
                                                   --------
GREECE (0.0%):
       9    Alpha Credit Bank (b)...............         15
                                                   --------
MEXICO (0.0%):
       8    Cemex SA de CV, Series A (b)(e).....          0
       2    Cemex SA de CV, Series B (b)(e).....          0
                                                   --------
THAILAND (0.0%):
      32    International Broadcasting (b)......          6
                                                   --------
  Total Rights - Foreign Securities                     105
                                                   --------
U.S. TREASURY OBLIGATIONS (0.1%):
U.S. Treasury Bills (0.1%):
 $   500    9/17/98 (d).........................        495
                                                   --------
  Total U.S. Treasury Obligations                       495
                                                   --------

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
REPURCHASE AGREEMENTS (2.4%):
UNITED STATES (2.4%):
 $15,035    State Street Bank, 5.00%, 7/1/98
              (Collateralized by $15,035 U.S.
              Treasury Bonds, 5.00%, 8/15/14,
              market value $15,339).............   $ 15,035
                                                   --------
  Total Repurchase Agreements                        15,035
                                                   --------
SHORT-TERM SECURITIES HELD AS COLLATERAL (14.8%):
Repurchase Agreements (14.8%):
   2,361    Lehman Brothers, 6.47%,
              7/1/98(Collateralized by $2,479
              Media One Group Bonds, 0.00%,
              10/5/98, market value $2,479).....      2,361
  90,000    Paine Webber, 6.40%, 7/1/98
              (Collateralized by $89,832 various
              Corporate Bonds, 4.00% -- 9.75%,
              7/15/98 -- 12/31/49, market value
              $94,500)..........................     90,000
                                                   --------
  Total Short-Term Securities Held as Collateral     92,361
                                                   --------
Total (Cost $579,126) (a)                          $712,628
                                                   --------

------------

Percentages indicated are based on net assets of $624,227.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $120. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows (amounts in thousands):

Unrealized appreciation.....................................    $  201,067
Unrealized depreciation.....................................       (67,685)
                                                                ----------
Net unrealized appreciation.................................    $  133,382
                                                                ==========

(b) Non-income producing securities.

(c) A portion of this security was loaned as of June 30, 1998.

(d) Serves as collateral for futures contracts.

(e) Rounded to less than a thousand.

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
International Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

                                                                           CURRENT
  NUMBER                                                       OPENING     MARKET
    OF                                                        POSITIONS     VALUE
CONTRACTS                    CONTRACT TYPE                      (000)       (000)
---------     --------------------------------------------    ---------    -------
    52        Long Nikkei 225, September 1998 Futures          $ 3,947     $ 4,079
    29        Long EuroTop 100, September 1998 Futures           8,148       8,442
                                                               -------     -------
                                                               $12,095     $12,521
                                                               =======     =======

ADR  American Depository Receipt
GDR  Global Depository Receipt

At June 30, 1998, the Fund's open forward currency contracts were as follows:

                                                                                                                 UNREALIZED
                                                        DELIVERY   CONTRACT    CONTRACT   CONTRACT   MARKET    APPRECIATION/
                   CURRENCY                               DATE       PRICE      AMOUNT     VALUE      VALUE    (DEPRECIATION)
                   --------                             --------   ---------   --------   --------   -------   --------------
                   Long Contracts:
                   European Currency Unit.............  9/18/98    $  0.9036   $ 6,200    $ 6,862    $ 6,813       $ (49)
                   Japanese Yen.......................   9/9/98      138.003   467,000      3,384      3,398          14
                                                                                          -------    -------       -----
                   Total Long Contracts...............                                    $10,246    $10,211       $ (35)
                                                                                          =======    =======       =====

See notes to financial statements.

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The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF ASSETS AND LIABILITIES                               JUNE 30, 1998
(Amounts in Thousands, except per share amounts)

                                                              ASSET ALLOCATION   INCOME EQUITY
                                                                    FUND             FUND
                                                              ----------------   -------------
ASSETS:
Investments, at value.......................................      $275,068        $  996,472
Repurchase agreements, at cost..............................        26,533            32,051
                                                                  --------        ----------
Total (cost $264,919; $549,687; $914,982; $617,512;
  $708,580; respectively)...................................       301,601         1,028,523
Cash........................................................            --                 1
Interest and dividends receivable...........................         1,549             1,983
Receivable for capital shares issued........................           440               640
Receivable from brokers for investments sold................            --             1,408
Prepaid expenses and other assets...........................             1                 5
                                                                  --------        ----------
TOTAL ASSETS................................................       303,591         1,032,560
                                                                  --------        ----------
LIABILITIES:
Dividends payable...........................................           522               789
Payable for capital shares redeemed.........................            52               175
Payable for return of collateral received for securities on
  loan......................................................        28,905            52,967
Payable to brokers for investments purchased................         2,988             1,351
Payable for variation margin on futures contracts...........            43                --
Options written, at value (premiums received $97)...........            --                --
Accrued expenses and other payables:
    Investment advisory fees................................           126               588
    Administration fees.....................................            16               135
    12b-1 fees..............................................           100               157
    Other...................................................           183               230
                                                                  --------        ----------
TOTAL LIABILITIES...........................................        32,935            56,392
                                                                  --------        ----------
NET ASSETS:
Capital.....................................................       224,327           447,045
Undistributed (distributions in excess) of net investment
  income....................................................            27               162
Accumulated undistributed net realized gains (losses) from
  investment, options and futures transactions..............         9,438            50,125
Net unrealized appreciation (depreciation) from investments,
  futures and options.......................................        36,864           478,836
                                                                  --------        ----------
NET ASSETS..................................................      $270,656        $  976,168
                                                                  ========        ==========
NET ASSETS:.................................................
    Fiduciary...............................................      $105,243        $  691,878
    Class A.................................................        50,456           117,682
    Class B.................................................       114,957           165,813
    Class C.................................................            --               795
                                                                  --------        ----------
Total.......................................................      $270,656        $  976,168
                                                                  ========        ==========
OUTSTANDING UNITS OF BENEFICIAL INTEREST (SHARES):
    Fiduciary...............................................         7,627            28,742
    Class A.................................................         3,652             4,895
    Class B.................................................         8,290             6,886
    Class C.................................................            --                33
                                                                  ========        ==========
Total.......................................................        19,569            40,556
                                                                  ========        ==========
Net Asset Value :
    Fiduciary Offering and redemption price per share.......      $  13.80        $    24.07
                                                                  ========        ==========
    Class A Redemption price per share......................      $  13.81        $    24.04
                                                                  ========        ==========
      Maximum sales charge..................................          4.50%             4.50%
                                                                  ========        ==========
      Maximum offering price per share (100%/(100%-maximum
       sales charge) of net asset value adjusted to nearest
       cent)................................................      $  14.46        $    25.17
                                                                  ========        ==========
    Class B Offering price per share (a)....................      $  13.87        $    24.08
                                                                  ========        ==========
    Class C Offering price per share (a)....................                      $    24.08
                                                                                  ==========

------------

(a) Redemption price per Class B and Class C share varies based on length of time shares are held.

See notes to financial statements.

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The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF ASSETS AND LIABILITIES                               JUNE 30, 1998
(Amounts in Thousands, except per share amounts)

EQUITY INDEX   VALUE GROWTH   LARGE COMPANY
    FUND           FUND        VALUE FUND
------------   ------------   -------------
 $1,286,410      $740,240       $820,097
     72,011        46,166         83,871
 ----------      --------       --------
  1,358,421       786,406        903,968
         --             1          3,937
      1,250           713          1,164
      1,775           637             66
      4,686            --          3,647
          4             3              3
 ----------      --------       --------
  1,366,136       787,760        912,785
 ----------      --------       --------
        707           179            666
        183             7             13
    114,880        49,140         83,126
      4,321            --          2,598
        158           106             --
         --            --             78
         99           435            499
        119            99            115
        323            36             17
        568           183            171
 ----------      --------       --------
    121,358        50,185         87,283
 ----------      --------       --------
    780,024       525,615        586,115
         88            53             42
     20,942        42,561         43,938
    443,724       169,346        195,407
 ----------      --------       --------
 $1,244,778      $737,575       $825,502
 ==========      ========       ========
 $  671,422      $630,340       $792,649
    218,518        80,500         15,699
    351,624        25,501         17,154
      3,214         1,234             --
 ==========      ========       ========
 $1,244,778      $737,575       $825,502
 ==========      ========       ========
     24,719        46,646         47,474
      8,049         5,964            936
     12,959         1,903          1,019
        118            92             --
 ==========      ========       ========
     45,845        54,605         49,429
 ==========      ========       ========
 $    27.16      $  13.51       $  16.70
 ==========      ========       ========
 $    27.15      $  13.50       $  16.77
 ==========      ========       ========
       4.50%         4.50%          4.50%
 ==========      ========       ========
 $    28.43      $  14.14       $  17.56
 ==========      ========       ========
 $    27.13      $  13.40       $  16.84
 ==========      ========       ========
 $    27.14      $  13.47
 ==========      ========

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF ASSETS AND LIABILITIES                               JUNE 30, 1998
(Amounts in Thousands, except per share amounts)

                                                              DISCIPLINED VALUE    LARGE COMPANY
                                                                    FUND            GROWTH FUND
                                                              -----------------    -------------
ASSETS:
Investments, at value.......................................     $  708,291         $2,064,976
Repurchase agreements, at cost..............................         50,417             97,697
                                                                 ----------         ----------
Total (cost $650,635; $1,443,904; $1,037,010; $132,255;
  $579,126; respectively)...................................        758,708          2,162,673
Cash........................................................            203                  1
Foreign currency, at value (cost $2,408)....................             --                 --
Interest and dividends receivable...........................            672              1,975
Receivable for capital shares issued........................             75                882
Receivable from brokers for investments sold................         75,046             86,533
Net receivable for variation margin on futures contracts....             --                 --
Tax reclaim receivable......................................             --                 --
Prepaid expenses and other assets...........................              4                  8
                                                                 ----------         ----------
TOTAL ASSETS................................................        834,708          2,252,072
                                                                 ----------         ----------
LIABILITIES:
Dividends payable...........................................            499                 --
Payable for capital shares redeemed.........................             25                213
Payable for return of collateral received for securities on
  loan......................................................         59,486            177,147
Payable to brokers for investments purchased................         79,792             81,870
Net payable for variation margin on futures contracts.......             --                 --
Payable for forward foreign currency contracts..............             --                 --
Accrued expenses and other payables:
    Investment advisory fees................................            415              1,160
    Administration fees.....................................             96                265
    12b-1 fees..............................................             30                257
    Other...................................................            156                532
                                                                 ----------         ----------
TOTAL LIABILITIES...........................................        140,499            261,444
                                                                 ----------         ----------
NET ASSETS:
Capital.....................................................        501,412          1,095,916
Undistributed (distributions in excess) of net investment
  income....................................................              1                 --
Accumulated undistributed net realized gains (losses) from
  investment, options and futures transactions..............         84,723            175,943
Net unrealized appreciation (depreciation) from investments, futures, options and translation of assets and liabilities
  in foreign currencies.....................................        108,073            718,769
                                                                 ----------         ----------
NET ASSETS..................................................     $  694,209         $1,990,628
                                                                 ==========         ==========
NET ASSETS:
    Fiduciary...............................................     $  634,672         $1,510,521
    Class A.................................................         29,443            199,052
    Class B.................................................         30,094            280,563
    Class C.................................................             --                492
                                                                 ----------         ----------
Total.......................................................     $  694,209         $1,990,628
                                                                 ==========         ==========
OUTSTANDING UNITS OF BENEFICIAL INTEREST (SHARES):
    Fiduciary...............................................         37,560             66,523
    Class A.................................................          1,739              8,534
    Class B.................................................          1,786             12,341
    Class C.................................................             --                 22
                                                                 ==========         ==========
Total.......................................................         41,085             87,420
                                                                 ==========         ==========
Net Asset Value:
  Fiduciary Offering and redemption price per share.........     $    16.90         $    22.71
                                                                 ==========         ==========
  Class A Redemption price per share........................     $    16.93         $    23.32
                                                                 ==========         ==========
    Maximum sales charge....................................           4.50%              4.50%
                                                                 ==========         ==========
    Maximum offering price per share (100%/(100%-maximum
     sales charge) of net asset value adjusted to nearest
     cent)..................................................     $    17.73         $    24.42
                                                                 ==========         ==========
  Class B Offering price per share (a)......................     $    16.85         $    22.73
                                                                 ==========         ==========
  Class C Offering price per share (a)......................                        $    22.57
                                                                                    ==========

------------
(a) Redemption price per Class B and Class C share varies based on length of time shares are held.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF ASSETS AND LIABILITIES                               JUNE 30, 1998
(Amounts in Thousands, except per share amounts)

   GROWTH           SMALL        INTERNATIONAL
OPPORTUNITIES   CAPITALIZATION   EQUITY INDEX
    FUND             FUND            FUND
-------------   --------------   -------------
 $1,130,547        $144,046        $605,232
    116,612          13,799         107,396
 ----------        --------        --------
  1,247,159         157,845         712,628
          1              10              --
         --              --           2,389
        427              51           2,290
        490              82              65
    110,456           2,386              71
         --              27              --
         --              --             981
          5              --               3
 ----------        --------        --------
  1,358,538         160,401         718,427
 ----------        --------        --------
         --              --              --
         78               8              10
    205,962          14,537          92,361
     94,767             440             594
         --              --              24
         --              --              35
        622              86             273
        142              17              84
         91              11              15
        310              60             804
 ----------        --------        --------
    301,972          15,159          94,200
 ----------        --------        --------
    780,252         105,263         496,208
         --              --           1,864
     66,165          14,054          (7,735)
    210,149          25,925         133,890
 ----------        --------        --------
 $1,056,566        $145,242        $624,227
 ==========        ========        ========
 $  868,901        $114,951        $586,741
     95,647          21,634          24,060
     90,930           8,567          13,307
      1,088              90             119
 ----------        --------        --------
 $1,056,566        $145,242        $624,227
 ==========        ========        ========
     38,597           9,542          32,647
      4,278           1,800           1,337
      4,242             727             768
         49               7               7
 ==========        ========        ========
     47,166          12,076          34,759
 ==========        ========        ========
 $    22.51        $  12.05        $  17.97
 ==========        ========        ========
 $    22.36        $  12.02        $  17.99
 ==========        ========        ========
       4.50%           4.50%           4.50%
 ==========        ========        ========
 $    23.41        $  12.59        $  18.84
 ==========        ========        ========
 $    21.44        $  11.79        $  17.33
 ==========        ========        ========
 $    22.42        $  11.97        $  17.91
 ==========        ========        ========

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF OPERATIONS                        FOR THE YEAR ENDED JUNE 30, 1998
(Amounts in Thousands)

                                          ASSET ALLOCATION  INCOME EQUITY   EQUITY INDEX  VALUE GROWTH    LARGE COMPANY
                                                FUND             FUND           FUND          FUND          VALUE FUND
                                             ----------       ----------     ----------    -----------     ------------
INVESTMENT INCOME:
Interest income.........................     $    6,541       $    1,924     $    1,531    $     1,683     $      2,012
Dividend income.........................          1,547           19,180         15,277          8,118           15,254
Income from securities lending..........             59              119            210            131              154
                                             ----------       ----------     ----------    -----------     ------------
Total Income............................          8,147           21,223         17,018          9,932           17,420
                                             ----------       ----------     ----------    -----------     ------------
EXPENSES:
Investment advisory fees................          1,370            6,571          2,978          4,485            5,638
Administration fees.....................            345            1,454          1,626            993            1,248
12b-1 fees (Class A)....................            140              346            544            216               58
12b-1 fees (Class B)....................            739            1,219          2,522            161              132
12b-1 fees (Class C)....................             --                4              6              2               --
Custodian and accounting fees...........             72               62            170             70               59
Legal and audit fees....................             12               28             34             23               24
Trustees' fees and expenses.............              3               14             17             10               12
Transfer agent fees.....................            258              439            981            168               94
Registration and filing fees............             78              166            159            129               49
Printing costs..........................             23               87            108             62               72
Other...................................              7               27             22              9               22
                                             ----------       ----------     ----------    -----------     ------------
Total expenses before waivers...........          3,047           10,417          9,167          6,328            7,408
Less waivers............................           (421)             (99)        (2,774)           (62)             (17)
                                             ----------       ----------     ----------    -----------     ------------
Net Expenses............................          2,626           10,318          6,393          6,266            7,391
                                             ----------       ----------     ----------    -----------     ------------
Net Investment Income...................          5,521           10,905         10,625          3,666           10,029
                                             ----------       ----------     ----------    -----------     ------------
REALIZED / UNREALIZED GAINS (LOSSES)
  FROM INVESTMENTS, OPTIONS AND FUTURES:
Net realized gains (losses) from
  investment, option and future
  transactions..........................         15,512           76,585         26,070         72,571           71,328
Net change in unrealized appreciation
  (depreciation) from investments,
  options and futures...................         19,656           98,696        216,751         92,392           66,164
                                             ----------       ----------     ----------    -----------     ------------
Net realized/unrealized gains (losses)
  from investments, options and
  futures...............................         35,168          175,281        242,821        164,963          137,492
                                             ----------       ----------     ----------    -----------     ------------
Change in net assets resulting from
  operations............................     $   40,689       $  186,186     $  253,446    $   168,629     $    147,521
                                             ==========       ==========     ==========    ===========     ============

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF OPERATIONS                        FOR THE YEAR ENDED JUNE 30, 1998
(Amounts in Thousands)

                                                                       GROWTH           SMALL        INTERNATIONAL
                                      DISCIPLINED   LARGE COMPANY   OPPORTUNITIES   CAPITALIZATION    EQUITY INDEX
                                      VALUE FUND     GROWTH FUND        FUND             FUND             FUND
                                      -----------   -------------   -------------   --------------   --------------
INVESTMENT INCOME:
Interest income.....................   $    821       $    606        $    821         $   577          $   513
Dividend income.....................     10,584         18,607           4,269             557           11,478
Income from securities lending......        251            252             593             100              399
Foreign tax withholding.............         --             --              --              --           (1,356)
                                       --------       --------        --------         -------          -------
          Total Income..............     11,656         19,465           5,683           1,234           11,034
                                       --------       --------        --------         -------          -------
EXPENSES:
Investment advisory fees............      4,759         12,024           6,492             902            2,791
Administration fees.................      1,053          2,661           1,437             200              831
12b-1 fees (Class A)................         99            553             236              68               58
12b-1 fees (Class B)................        254          1,953             639              55              114
12b-1 fees (Class C)................         --              1               1              --               --
Custodian and accounting fees.......         69            119             127              40              570
Legal and audit fees................         20             49              26               9               18
Organization costs..................         --             --              --              --                2
Trustees' fees and expenses.........          9             26              14               2                8
Transfer agent fees.................        150            881             491             102              132
Registration and filing fees........         41            165             107              50               71
Printing costs......................         58            164              88              17               47
Other...............................         21             44              30               9               12
                                       --------       --------        --------         -------          -------
Total expenses before waivers.......      6,533         18,640           9,688           1,454            4,654
Less waivers........................        (28)          (158)            (67)            (57)             (17)
                                       --------       --------        --------         -------          -------
Net Expenses........................      6,505         18,482           9,621           1,397            4,637
                                       --------       --------        --------         -------          -------
Net Investment Income (Loss)........      5,151            983          (3,938)           (163)           6,397
                                       --------       --------        --------         -------          -------
REALIZED / UNREALIZED GAINS (LOSSES)
  FROM INVESTMENTS, OPTIONS, FUTURES
  AND FOREIGN CURRENCIES:
Net realized gains (losses) from
  investment, option, future, and
  foreign currency transactions.....    141,237        278,531         140,625          21,421              172
Net change in unrealized
  appreciation (depreciation) from
  investments, options, futures and
  translation of assets and
  liabilities in foreign
  currencies........................      9,794        237,485          99,487           1,800           43,167
                                       --------       --------        --------         -------          -------
Net realized/unrealized gains
  (losses) from investments,
  options, futures and foreign
  currency..........................    151,031        516,016         240,112          23,221           43,339
                                       --------       --------        --------         -------          -------
Change in net assets resulting from
  operations........................   $156,182       $516,999        $236,174         $23,058          $49,736
                                       ========       ========        ========         =======          =======

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS
(Amounts in Thousands)

                                            ASSET ALLOCATION FUND        INCOME EQUITY FUND           EQUITY INDEX FUND
                                          -------------------------   -------------------------   -------------------------
                                          YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED
                                           JUNE 30,      JUNE 30,      JUNE 30,      JUNE 30,      JUNE 30,      JUNE 30,
                                             1998          1997          1998          1997          1998          1997
                                          -----------   -----------   -----------   -----------   -----------   -----------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
    Net investment income (loss).......    $  5,521      $  4,173      $  10,905     $   9,950    $   10,625     $   9,130
    Net realized gains (losses) from
      investment, option and future
      transactions.....................      15,512        15,867         76,585        63,053        26,070        20,871
    Net change in unrealized
      appreciation (depreciation) from
      investments, options and
      futures..........................      19,656         4,463         98,696        89,271       216,751       140,765
                                           --------      --------      ---------     ---------    ----------     ---------
Change in net assets resulting from
  operations...........................      40,689        24,503        186,186       162,274       253,446       170,766
                                           --------      --------      ---------     ---------    ----------     ---------
DISTRIBUTIONS TO FIDUCIARY
  SHAREHOLDERS:
    From net investment income.........      (2,881)       (2,678)        (9,093)       (8,549)       (7,794)       (7,178)
    In excess of net investment
      income...........................          --           (11)            --           (14)           --            --
    From net realized gains from
      investment transactions..........     (10,063)       (2,959)       (62,899)      (10,510)      (14,824)       (3,288)
DISTRIBUTIONS TO CLASS A SHAREHOLDERS:
    From net investment income.........      (1,102)         (764)        (1,122)         (948)       (1,688)         (899)
    In excess of net investment
      income...........................          --            (3)            --            (2)           --            --
    From net realized gains from
      investment transactions..........      (3,738)         (974)        (9,117)       (1,743)       (3,454)         (420)
DISTRIBUTIONS TO CLASS B SHAREHOLDERS:
    From net investment income.........      (1,516)         (731)          (521)         (453)       (1,052)         (780)
    In excess of net investment
      income...........................          --            (3)            --            (1)           --            --
    From net realized gains from
      investment transactions..........      (6,134)       (1,129)       (10,250)       (1,424)       (5,722)         (629)
DISTRIBUTIONS TO CLASS C SHAREHOLDERS:
    From net investment income.........          --            --             (2)           --            (3)           --
    From net realized gains from
      investment transactions..........          --            --            (11)           --            (1)           --
                                           --------      --------      ---------     ---------    ----------     ---------
Change in net assets from shareholder
  distributions........................     (25,434)       (9,252)       (93,015)      (23,644)      (34,538)      (13,194)
                                           --------      --------      ---------     ---------    ----------     ---------
CAPITAL TRANSACTIONS:
    Proceeds from shares issued........     116,110        74,038        175,771       113,454       453,171       372,043
    Proceeds from shares issued in
      conversion.......................          --        37,254         70,389       283,942            --            --
    Dividends reinvested...............      16,312         6,840         36,266        11,938        16,587         6,593
    Cost of shares redeemed............     (47,271)      (49,880)      (206,930)     (135,743)     (191,744)     (180,134)
                                           --------      --------      ---------     ---------    ----------     ---------
Change in net assets from share
  transactions.........................      85,151        68,252         75,496       273,591       278,014       198,502
                                           --------      --------      ---------     ---------    ----------     ---------
Change in net assets...................     100,406        83,503        168,667       412,221       496,922       356,074
NET ASSETS:
    Beginning of period................     170,250        86,747        807,501       395,280       747,856       391,782
                                           --------      --------      ---------     ---------    ----------     ---------
    End of period......................    $270,656      $170,250      $ 976,168     $ 807,501    $1,244,778     $ 747,856
                                           ========      ========      =========     =========    ==========     =========
SHARE TRANSACTIONS:
    Issued.............................       8,804         6,114          7,871         6,001        18,855        20,262
    Issued in conversion...............          --         3,076          3,342        14,913            --            --
    Reinvested.........................       1,278           573          1,690           656           719           360
    Redeemed...........................      (3,607)       (4,071)        (9,166)       (7,141)       (8,031)       (9,830)
                                           --------      --------      ---------     ---------    ----------     ---------
Change in shares.......................       6,475         5,692          3,737        14,429        11,543        10,792
                                           ========      ========      =========     =========    ==========     =========

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS
(Amounts in Thousands)

                                             VALUE GROWTH FUND       LARGE COMPANY VALUE FUND     DISCIPLINED VALUE FUND
                                         -------------------------   -------------------------   -------------------------
                                         YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED
                                          JUNE 30,      JUNE 30,      JUNE 30,      JUNE 30,      JUNE 30,      JUNE 30,
                                            1998          1997          1998          1997          1998          1997
                                         -----------   -----------   -----------   -----------   -----------   -----------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
    Net investment income (loss)......    $   3,666     $   3,251    $   10,029     $  12,627     $   5,151     $   8,249
    Net realized gains (losses) from
      investment, option and future
      transactions....................       72,571        42,586        71,328        17,493       141,237        59,778
    Net change in unrealized
      appreciation (depreciation) from
      investments, options and
      futures.........................       92,392        51,518        66,164       126,134         9,794        36,525
                                          ---------     ---------    ----------     ---------     ---------     ---------
Change in net assets resulting from
  operations..........................      168,629        97,355       147,521       156,254       156,182       104,552
                                          ---------     ---------    ----------     ---------     ---------     ---------
DISTRIBUTIONS TO FIDUCIARY
  SHAREHOLDERS
    From net investment income........       (3,380)       (2,906)       (9,741)      (12,228)       (4,991)       (7,822)
    From net realized gains from
      investment transactions.........      (54,060)      (36,353)      (41,719)      (47,388)      (91,826)      (53,221)
DISTRIBUTIONS TO CLASS A SHAREHOLDERS:
    From net investment income........         (243)         (316)         (177)         (209)         (169)         (274)
    From net realized gains from
      investment transactions.........       (6,125)       (5,893)       (1,000)         (904)       (4,398)       (2,285)
DISTRIBUTIONS TO CLASS B SHAREHOLDERS:
    From net investment income........           (2)          (16)          (70)          (69)           (7)          (89)
    From net realized gains from
      investment transactions.........       (1,479)         (992)         (700)         (410)       (3,742)       (1,855)
DISTRIBUTIONS TO CLASS C SHAREHOLDERS:
    From net investment income........           --(a)         --            --            --            --            --
    From net realized gains from
      investment transactions.........           --(a)         --            --            --            --            --
                                          ---------     ---------    ----------     ---------     ---------     ---------
Change in net assets from shareholder
  distributions.......................      (65,289)      (46,476)      (53,407)      (61,208)     (105,133)      (65,546)
                                          ---------     ---------    ----------     ---------     ---------     ---------
CAPITAL TRANSACTIONS:
    Proceeds from shares issued.......      244,292       236,686       145,236       165,729       153,275       107,311
    Proceeds from shares issued in
      conversion......................           --            --            --        63,222            --        48,296
    Dividends reinvested..............       30,601        39,472        24,049        26,644        54,080        32,360
    Cost of shares redeemed...........     (129,318)      (70,246)     (148,173)     (238,407)     (170,905)     (179,880)
                                          ---------     ---------    ----------     ---------     ---------     ---------
Change in net assets from share
  transactions........................      145,575       205,912        21,112        17,188        36,450         8,087
                                          ---------     ---------    ----------     ---------     ---------     ---------
Change in net assets..................      248,915       256,791       115,226       112,234        87,499        47,093

NET ASSETS:
    Beginning of period...............      488,660       231,869       710,276       598,042       606,710       559,617
                                          ---------     ---------    ----------     ---------     ---------     ---------
    End of period.....................    $ 737,575     $ 488,660    $  825,502     $ 710,276     $ 694,209     $ 606,710
                                          =========     =========    ==========     =========     =========     =========
SHARE TRANSACTIONS:
    Issued............................       19,945        22,826         9,198        12,629         9,189         7,390
    Issued in conversion..............           --            --            --         4,655            --         3,333
    Reinvested........................        2,642         4,071         1,586         2,051         3,435         2,299
    Redeemed..........................      (10,452)       (6,738)       (9,357)      (17,923)      (10,296)      (12,355)
                                          ---------     ---------    ----------     ---------     ---------     ---------
Change in shares......................       12,135        20,159         1,427         1,412         2,328           667
                                          =========     =========    ==========     =========     =========     =========

------------

(a) Amount is less than 1,000.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS
(Amounts in Thousands)

                                         LARGE COMPANY GROWTH FUND   GROWTH OPPORTUNITIES FUND   SMALL CAPITALIZATION FUND
                                         -------------------------   -------------------------   -------------------------
                                         YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED
                                          JUNE 30,      JUNE 30,      JUNE 30,      JUNE 30,      JUNE 30,      JUNE 30,
                                            1998          1997          1998          1997          1998          1997
                                         -----------   -----------   -----------   -----------   -----------   -----------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
    Net investment income (loss)......   $      983    $    6,257    $   (3,938)    $   7,629     $    (163)    $    (231)
    Net realized gains (losses) from
      investment, option and future
      transactions....................      278,531       130,961       140,625        35,797        21,421        10,486
    Net change in unrealized
      appreciation (depreciation) from
      investments, options and
      futures.........................      237,485       186,164        99,487        87,369         1,800         1,985
                                         ----------    ----------    ----------     ---------     ---------     ---------
Change in net assets resulting from
  operations..........................      516,999       323,382       236,174       130,795        23,058        12,240
                                         ----------    ----------    ----------     ---------     ---------     ---------
DISTRIBUTIONS TO FIDUCIARY
  SHAREHOLDERS
    From net investment income........       (1,456)       (5,746)           --        (7,053)           --            --
    In excess of net investment
      income..........................           --            --            --          (669)           --            --
    From net realized gains from
      investment transactions.........     (167,063)      (37,414)      (80,645)      (83,581)       (9,265)       (8,358)
DISTRIBUTIONS TO CLASS A SHAREHOLDERS:
    From net investment income........          (14)         (403)           --          (361)           --            --
    In excess of net investment
      income..........................          (44)           --            --           (34)           --            --
    From net realized gains from
      investment transactions.........      (20,430)       (4,265)       (7,223)       (4,572)       (1,939)       (1,835)
DISTRIBUTIONS TO CLASS B SHAREHOLDERS:
    From net investment income........           --           (23)           --          (215)           --            --
    In excess of net investment
      income..........................           --            --            --           (20)           --            --
    From net realized gains from
      investment transactions.........      (24,184)       (3,785)       (7,104)       (3,102)         (521)         (302)
DISTRIBUTIONS TO CLASS C SHAREHOLDERS:
    From net realized gains from
      investment transactions.........           (4)           --            --(a)         --            --(a)         --
                                         ----------    ----------    ----------     ---------     ---------     ---------
Change in net assets from shareholder
  distributions.......................     (213,195)      (51,636)      (94,972)      (99,607)      (11,725)      (10,495)
                                         ----------    ----------    ----------     ---------     ---------     ---------
CAPITAL TRANSACTIONS:
    Proceeds from shares issued.......      343,977       230,983       305,038       291,882        59,655        14,236
    Proceeds from shares issued in
      conversion......................       81,659       289,603        57,769            --            --            --
    Dividends reinvested..............      119,823        31,237        63,284        56,517        10,295         9,973
    Cost of shares redeemed...........     (259,677)     (299,888)     (215,417)     (248,384)      (35,493)      (30,774)
                                         ----------    ----------    ----------     ---------     ---------     ---------
Change in net assets from share
  transactions........................      285,782       251,935       210,674       100,015        34,457        (6,565)
                                         ----------    ----------    ----------     ---------     ---------     ---------
Change in net assets..................      589,586       523,681       351,876       131,203        45,790        (4,820)

NET ASSETS:
    Beginning of period...............    1,401,042       877,361       704,690       573,487        99,452       104,272
                                         ----------    ----------    ----------     ---------     ---------     ---------
    End of period.....................   $1,990,628    $1,401,042    $1,056,566     $ 704,690     $ 145,242     $  99,452
                                         ==========    ==========    ==========     =========     =========     =========
SHARE TRANSACTIONS:
    Issued............................       17,372        14,003        14,578        16,132         4,975         1,433
    Issued in conversion..............        4,595        17,279         3,113            --            --            --
    Reinvested........................        6,450         1,936         3,314         3,283           946         1,042
    Redeemed..........................      (12,865)      (18,015)      (10,127)      (13,633)       (2,939)       (3,085)
                                         ----------    ----------    ----------     ---------     ---------     ---------
Change in shares......................       15,552        15,203        10,878         5,782         2,982          (610)
                                         ==========    ==========    ==========     =========     =========     =========

------------

(a) Amount is less than 1,000.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS
(Amounts in Thousands)

                                                               INTERNATIONAL EQUITY INDEX
                                                                          FUND
                                                               ---------------------------
                                                                YEAR ENDED     YEAR ENDED
                                                                 JUNE 30,       JUNE 30,
                                                                   1998           1997
                                                               ------------   ------------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
     Net investment income (loss)...........................     $  6,397       $  4,485
     Net realized gains (losses) from investment, option
      future and foreign currency transactions..............          172          5,054
     Net change in unrealized appreciation (depreciation)
      from investments, options and futures and translation
      of assets and liabilities in foreign currencies.......       43,167         51,395
                                                                 --------       --------
Change in net assets resulting from operations..............       49,736         60,934
                                                                 --------       --------
DISTRIBUTIONS TO FIDUCIARY SHAREHOLDERS
     From net investment income.............................         (623)        (4,346)
     In excess of net investment income.....................           --         (3,417)
     From net realized gains from investment transactions...      (12,040)        (3,811)
DISTRIBUTIONS TO CLASS A SHAREHOLDERS:
     From net investment income.............................           (4)           (92)
     In excess of net investment income.....................           --            (73)
     From net realized gains from investment transactions...         (435)          (111)
DISTRIBUTIONS TO CLASS B SHAREHOLDERS:
     From net investment income.............................           --            (47)
     From net realized gains from investment transactions...         (301)           (72)
     In excess of net realized gains from investment
      transactions..........................................           --            (37)
DISTRIBUTIONS TO CLASS C SHAREHOLDERS:
     From net realized gains from investment transactions...           --(a)          --
                                                                 --------       --------
Change in net assets from shareholder distributions.........      (13,403)       (12,006)
                                                                 --------       --------
CAPITAL TRANSACTIONS:
     Proceeds from shares issued............................      200,947        191,629
     Dividends reinvested...................................        8,154          2,834
     Cost of shares redeemed................................      (93,751)      (135,282)
                                                                 --------       --------
Change in net assets from share transactions................      115,350         59,181
                                                                 --------       --------
Change in net assets........................................      151,683        108,109
NET ASSETS:
     Beginning of period....................................      472,544        364,435
                                                                 --------       --------
     End of period..........................................     $624,227       $472,544
                                                                 ========       ========
SHARE TRANSACTIONS:
     Issued.................................................       11,868         12,777
     Reinvested.............................................          539            189
     Redeemed...............................................       (5,635)        (9,008)
                                                                 --------       --------
Change in shares............................................        6,772          3,958
                                                                 ========       ========

------------

(a) Amount is less than 1,000.

    See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF CASH FLOWS                        FOR THE YEAR ENDED JUNE 30, 1998
(Amounts in Thousands)

                                                                                 GROWTH        INTERNATIONAL
                                                          ASSET ALLOCATION    OPPORTUNITIES    EQUITY INDEX
                                                                FUND              FUND             FUND
                                                          ----------------    -------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Total investment income.................................    $     8,147        $     5,683      $    11,034
Net Expenses............................................         (2,626)            (9,621)          (4,637)
                                                            -----------        -----------      -----------
Net investment income (loss)............................          5,521             (3,938)           6,397
  Adjustments to reconcile net investment income to net
     cash provided (used) by operating activities:
     (Amortization)/accretion of discount/premium.......            (97)                --              (15)
     Change in interest and dividends receivable........           (348)               (38)          (1,328)
     Change in accrued expenses and other payables......            249                554              232
                                                            -----------        -----------      -----------
     Total adjustments..................................           (196)               516           (1,111)
                                                            -----------        -----------      -----------
Net cash provided (used) by operating activities........          5,325             (3,422)           5,286
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sales of short-term investments.........      1,841,799          3,505,742        2,507,704
  Proceeds from sales of long-term investments..........         92,165          1,372,349           49,480
  Purchases of short-term investments...................     (1,853,269)        (3,568,447)      (2,513,911)
  Purchases of long-term investments....................       (146,956)        (1,406,474)        (146,672)
  Purchases of short-term investments with cash received
     as collateral from securities lending..............        (28,905)          (205,962)         (92,361)
  Mark to market of futures.............................          1,217                 --              612
                                                            -----------        -----------      -----------
Net cash provided (used) by investing activities........        (93,949)          (302,792)        (195,148)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from shares issued...........................        115,990            347,298          200,975
  Cost of shares redeemed...............................        (47,244)          (215,357)         (93,748)
  Distributions paid to shareholders....................        (25,339)           (94,972)         (17,882)
  Dividends reinvested..................................         16,312             63,284            8,155
  Collateral received from securities lending...........         28,905            205,962           92,361
                                                            -----------        -----------      -----------
Net cash provided (used) by financing activities........         88,624            306,215          189,861
Net increase (decrease) in cash.........................             --                  1               (1)
Cash at beginning of period.............................             --                 --                1
                                                            -----------        -----------      -----------
Cash at end of period...................................    $        --        $         1      $        --
                                                            ===========        ===========      ===========

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS                                      JUNE 30, 1998

1. ORGANIZATION:

   The One Group (the "Trust") is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end investment company established as a Massachusetts business trust. The accompanying financial statements and financial highlights are those of the Asset Allocation Fund, the Income Equity Fund, the Equity Index Fund, the Value Growth Fund, the Large Company Value Fund, the Disciplined Value Fund, the Large Company Growth Fund, the Growth Opportunities Fund, the Small Capitalization Fund (previously named the Gulf South Growth Fund) and the International Equity Index Fund (individually a "Fund", collectively the "Funds") only. In 1997 the investment objective of the Gulf South Growth Fund was changed to permit investments in companies headquartered or doing business outside of the Southeastern region of the United States, and to focus the Fund's investments to a greater extent on investments in the equity securities of small capitalization and emerging growth companies. As a result, the name of the Fund was changed to The One Group Small Capitalization Fund. Each Fund is a diversified mutual fund.

   The Funds' investment objectives are as follows:

      FUND                                  OBJECTIVE
      ----                                  ---------
      Asset Allocation Fund                 To provide total return while preserving capital.

      Income Equity Fund                    Current income through regular payment of dividends with
                                             the secondary goal of achieving capital appreciation by
                                             investing primarily in equity securities.

      Equity Index Fund                     Investment results that correspond to the aggregate price
                                             and dividend performance of the securities in the
                                             Standard & Poor's 500 Composite Stock Price Index.

      Value Growth Fund                     Long-term capital growth and growth of income with a
                                             secondary objective of providing a moderate level of
                                             current income.

      Large Company Value Fund              Capital appreciation with the incidental goal of
                                             achieving current income by investing primarily in
                                             equity securities.

      Disciplined Value Fund                Capital appreciation with the secondary goal of achieving
                                             current income by investing primarily in equity
                                             securities.

      Large Company Growth Fund             Long-term capital appreciation and growth of income by
                                             investing primarily in equity securities.

      Growth Opportunities Fund             Growth of capital and secondarily, current income by
                                             investing primarily in equity securities.

      Small Capitalization Fund             Long-term capital growth, primarily by investing in a
                                             portfolio of equity securities of small-capitalization
                                             and emerging growth companies.

      International Equity Index Fund       To provide investment results that correspond to the
                                             aggregate price and dividend performance of the
                                             securities in the Gross Domestic Product Weighted Morgan
                                             Stanley Capital International Europe, Australia, and Far
                                             East Index.

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

2. SIGNIFICANT ACCOUNTING POLICIES:

   The following is a summary of significant accounting policies followed by the Trust in preparation of its financial statements. The policies are in conformity with generally accepted accounting principles. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses for the period. Actual results could differ from those estimates.

       SECURITY VALUATION

       Listed securities are valued at the latest available sales price on the principal exchange where such securities are traded. Unlisted securities or listed securities for which latest sales prices are not available are valued at the mean of the latest bid and ask price in the principal market where such securities are normally traded. Corporate debt securities and debt securities of U.S. issuers (other than short-term investments maturing in 60 days or less), including municipal securities, are valued on the basis of valuations provided by dealers or by an independent pricing service approved by the Board of Trustees. Short-term investments maturing in 60 days or less are valued at amortized cost, which approximates market value. Futures contracts are valued at the settlement price established each day by the board of trade or exchange on which they are traded. Options traded on an exchange are valued using the last sale price or, in the absence of a sale, the last offering price. Options traded over-the-counter are valued using dealer-supplied valuations. Investments for which there are no such quotations or valuations are carried at fair value as determined by the Fair Value Committee which is comprised of members from Banc One Investment Advisors Corporation (the "Advisor") and The One Group Services Company (the "Administrator") under the direction of the Board of Trustees.

       FOREIGN CURRENCY TRANSLATION

       Investment valuations, other assets and liabilities initially expressed in foreign currencies are converted each business day into U.S. dollars based upon current exchange rates. Purchases and sales of foreign investments and income and expenses are converted into U.S. dollars based upon exchange rates prevailing on the respective dates of such transactions. That portion of realized gains or losses and unrealized appreciation or depreciation from investments due to fluctuations in foreign currency exchange rates is not separately disclosed. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

       FORWARD FOREIGN CURRENCY CONTRACTS

       Forward foreign currency contracts are valued at the daily exchange rate of the underlying currency. Purchases and sales of forward foreign currency contracts having the same settlement date and broker are presented net on the Statement of Assets and Liabilities. The forward foreign currency exchange contracts are adjusted by the daily exchange rate of the underlying currency and any gains or losses are recorded for financial statement purposes as unrealized appreciation or depreciation until the contract settlement date. Gains or losses from the purchase or sale of forward foreign currency contracts having the same settlement date and broker are recorded as realized on the date of offset; otherwise gains or losses are recorded as realized on settlement date.

       REPURCHASE AGREEMENTS

       The Funds may invest in repurchase agreements with institutions that are deemed by the Advisor to be of good standing and creditworthy under guidelines established by the Board of Trustees. Each repurchase agreement is recorded at cost. The Fund requires that the securities purchased in a repurchase agreement

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

       transaction be transferred to the custodian in a manner sufficient to enable the Fund to obtain those securities in the event of a counterparty default. The seller, under the repurchase agreement, is required to maintain the value of the securities held at not less than the repurchase price, including accrued interest. Repurchase agreements are considered to be loans under the 1940 Act.

       WRITTEN OPTIONS

       The Funds may write covered call or secured put options for which premiums received are recorded as liabilities and are subsequently adjusted to the current value of the options written. Premiums received from writing options which expire are treated as realized gains. Premiums received from writing options, which are either exercised or closed, are offset against the proceeds received or amount paid on the transaction to determine realized gains or losses.

       FUTURES CONTRACTS

       The Funds may enter into futures contracts for the delayed delivery of securities at a fixed price at some future date or for the change in the value of a specified financial index over a predetermined time period. Cash or securities are deposited with brokers in order to maintain a position. Subsequent payments made or received by the Fund based on the daily change in the market value of the position are recorded as unrealized appreciation or depreciation until the contract is closed out, at which time the appreciation or depreciation is realized.

       INDEXED SECURITIES

       The Funds may invest in indexed securities whose value is linked either directly or inversely to changes in foreign currencies, interest rates, commodities, indices or other reference instruments. Indexed securities may be more volatile than the referenced instrument itself, but any loss is limited to the amount of the original investment.

       SECURITIES LENDING

       To generate additional income, the Funds may lend up to 33% of securities in which they are invested pursuant to agreements requiring that the loan be continuously secured by cash, U.S. Government or U.S. Government Agency securities, shares of an investment trust or mutual fund, or any combination of cash and such securities as collateral equal at all times to at least 100% of the market value plus accrued interest on the securities lent. The Funds continue to earn dividends and interest on securities lent while simultaneously seeking to earn interest on the investment of collateral. Collateral is marked to market daily to provide a level of collateral at least equal to the market value of securities lent. There may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. However, loans will be made only to borrowers deemed by the Advisor to be of good standing and creditworthy under guidelines established by the Board of Trustees and when, in the judgment of the Advisor, the consideration which can be earned currently from such securities loans justifies the attendant risks. Loans are subject to termination by the Funds or the borrower at any time, and are, therefore, not

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

   considered to be illiquid investments. As of June 30, 1998, the following Funds had securities with the following market values on loan (amounts in thousands):

                                      MARKET VALUE    MARKET VALUE    MARKET VALUE
                                         OF CASH       OF NON-CASH      OF LOANED
                                       COLLATERAL      COLLATERAL      SECURITIES
                                      -------------   -------------   -------------
Asset Allocation Fund...............    $ 28,905         $ 7,650        $ 35,563
Income Equity Fund..................      52,967           8,656          59,102
Equity Index Fund...................     114,880           6,175         117,972
Value Growth Fund...................      49,140           1,726          49,552
Large Company Value Fund............      83,126          14,954          95,208
Disciplined Value Fund..............      59,486              --          58,328
Large Company Growth Fund...........     177,147           1,841         170,452
Growth Opportunities Fund...........     205,962           5,570         206,531
Small Capitalization Fund...........      14,537              --          14,520
International Equity Index Fund.....      92,361              --          91,782

       The loaned securities were fully collateralized by cash and U.S. Government securities as of June 30, 1998.

       SECURITY TRANSACTIONS AND RELATED INCOME

       Security transactions are accounted for on a trade date basis. Net realized gains or losses from sales of securities are determined on the specific identification cost method. Interest income and expenses are recognized on the accrual basis. Dividends are recorded on the ex-dividend date. Interest income, including any discount or premium, is accrued as earned using the effective interest method.

       EXPENSES

       Expenses directly attributable to a Fund are charged directly to that Fund, while the expenses, which are attributable to more than one Fund of the Trust, are allocated among the respective Funds. Each class of shares bears its pro-rata portion of expenses attributable to its series, except that each class separately bears expenses related specifically to that class, such as distribution fees.

       DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS

       Dividends from net investment income are declared and paid monthly for the Funds except for the International Equity Index Fund which declares and pays dividends, if any, at least annually. Net realized capital gains, if any, are distributed at least annually. Dividends are declared separately for each class. No class has preferential dividend rights; differences in per share dividend rates are due to differences in separate class expenses.

       Distributions from net investment income and from net capital gains are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for expiring capital loss carryforwards, foreign currency transactions, and deferrals of certain losses. Permanent book and tax basis differences have been reclassified among the components of net assets.

       FEDERAL INCOME TAXES

       The Trust treats each Fund as a separate entity for Federal income tax purposes. Each Fund intends to continue to qualify as a regulated investment company by complying with the provisions available to certain

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

       investment companies as defined in applicable sections of the Internal Revenue Code, and to make distributions from net investment income and from net realized capital gains sufficient to relieve it from all, or substantially all, Federal income taxes. Withholding taxes on foreign dividends have been paid or provided for in accordance with the applicable country's tax rules and rates.

3. SHARES OF BENEFICIAL INTEREST:

   The Trust has an unlimited number of shares of beneficial interest, with no par value which may, without shareholder approval, be divided into an unlimited number of series of such shares and any series may be classified or reclassified into one or more. The Trust is registered to offer forty series and five classes of shares: Fiduciary Class, Class A, Class B, Class C and Service Class. Currently, the Trust consists of thirty-three active funds. The Funds are each authorized to issue Fiduciary Class, Class A, Class B and Class C Shares. Class A Shares are subject to initial sales charges, imposed at the time of purchase, in accordance with the Funds' prospectus. Certain redemptions of Class B and Class C Shares are subject to contingent deferred sales charges in accordance with the Fund's prospectus. As of June 30, 1998, there were no shareholders in Class C of the Asset Allocation Fund, Large Company Value Fund or the Disciplined Value Fund. Shareholders are entitled to one vote for each full share held and will vote in the aggregate and not by class or series, except as otherwise expressly required by law or when the Board of Trustees has determined that the matter to be voted on affects only the interest of shareholders of a particular class or series. The following is a summary of transactions in Fund shares for the fiscal years ended June 30, 1998 and 1997:

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998
(Amounts in Thousands)

                                          ASSET ALLOCATION FUND        INCOME EQUITY FUND           EQUITY INDEX FUND
                                        -------------------------   -------------------------   -------------------------
                                        YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED
                                         JUNE 30,      JUNE 30,      JUNE 30,      JUNE 30,      JUNE 30,      JUNE 30,
                                           1998          1997          1998          1997          1998          1997
                                        -----------   -----------   -----------   -----------   -----------   -----------
CAPITAL TRANSACTIONS:
FIDUCIARY SHARES:
  Proceeds from shares issued.........   $ 30,168      $ 36,157      $  58,578     $  39,671     $ 190,730     $193,036
  Proceeds from shares issued in
    conversion........................         --        37,254         70,389       283,942            --           --
  Dividends reinvested................      4,088         3,380         15,841         7,467         4,908        3,889
  Cost of shares redeemed.............    (30,385)      (41,096)      (171,640)     (115,841)     (132,565)    (148,567)
                                         --------      --------      ---------     ---------     ---------     --------
  Change in net assets from
    Fiduciary Share transactions......   $  3,871      $ 35,695      $ (26,832)    $ 215,239     $  63,073     $ 48,358
                                         ========      ========      =========     =========     =========     ========
CLASS A SHARES:
  Proceeds from shares issued.........   $ 19,947      $ 14,748      $  40,534     $  33,483     $ 115,183     $ 72,287
  Dividends reinvested................      4,728         1,663          9,837         2,597         4,949        1,279
  Cost of shares redeemed.............     (8,491)       (5,587)       (21,803)      (15,299)      (34,893)     (25,085)
                                         --------      --------      ---------     ---------     ---------     --------
  Change in net assets from
    Class A Share transactions........   $ 16,184      $ 10,824      $  28,568     $  20,781     $  85,239     $ 48,481
                                         ========      ========      =========     =========     =========     ========
CLASS B SHARES:
  Proceeds from shares issued.........   $ 65,995      $ 23,133      $  75,943     $  40,300     $ 144,112     $106,720
  Dividends reinvested................      7,496         1,797         10,575         1,874         6,727        1,425
  Cost of shares redeemed.............     (8,395)       (3,197)       (13,487)       (4,603)      (24,214)      (6,482)
                                         --------      --------      ---------     ---------     ---------     --------
  Change in net assets from
    Class B Share transactions........   $ 65,096      $ 21,733      $  73,031     $  37,571     $ 126,625     $101,663
                                         ========      ========      =========     =========     =========     ========
CLASS C SHARES:
  Proceeds from shares issued.........                               $     716                   $   3,146
  Dividends reinvested................                                      13                           3
  Cost of shares redeemed.............                                      --                         (72)
                                                                     ---------                   ---------
  Change in net assets from
    Class C Share transactions........                               $     729                   $   3,077
                                                                     =========                   =========
SHARE TRANSACTIONS:
FIDUCIARY SHARES:
  Issued..............................      2,320         3,003          2,678         2,121         8,081       10,607
  Issued in conversion................         --         3,076          3,342        14,913            --           --
  Reinvested..........................        322           284            736           412           212          215
  Redeemed............................     (2,330)       (3,348)        (7,605)       (6,085)       (5,630)      (8,036)
                                         --------      --------      ---------     ---------     ---------     --------
  Change in Fiduciary Shares..........        312         3,015           (849)       11,361         2,663        2,786
                                         ========      ========      =========     =========     =========     ========
CLASS A SHARES:
  Issued..............................      1,513         1,212          1,796         1,768         4,740        3,962
  Reinvested..........................        370           139            459           142           213           69
  Redeemed............................       (645)         (460)          (966)         (814)       (1,415)      (1,452)
                                         --------      --------      ---------     ---------     ---------     --------
  Change in Class A Shares............      1,238           891          1,289         1,096         3,538        2,579
                                         ========      ========      =========     =========     =========     ========
CLASS B SHARES:
  Issued..............................      4,971         1,899          3,365         2,112         5,913        5,693
  Reinvested..........................        586           150            494           102           294           76
  Redeemed............................       (632)         (263)          (595)         (242)         (984)        (342)
                                         --------      --------      ---------     ---------     ---------     --------
  Change in Class B Shares............      4,925         1,786          3,264         1,972         5,223        5,427
                                         ========      ========      =========     =========     =========     ========
CLASS C SHARES:
  Issued..............................                                      32                         121
  Reinvested..........................                                       1                          --(a)
  Redeemed............................                                      --                          (2)
                                                                     ---------                   ---------
  Change in Class C Shares............                                      33                         119
                                                                     =========                   =========

------------

(a) Amount is less than 1,000.

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998
(Amounts in Thousands)

                                                                               LARGE COMPANY VALUE
                                                    VALUE GROWTH FUND                 FUND               DISCIPLINED VALUE FUND
                                                -------------------------   -------------------------   -------------------------
                                                YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED
                                                 JUNE 30,      JUNE 30,      JUNE 30,      JUNE 30,      JUNE 30,      JUNE 30,
                                                   1998          1997          1998          1997          1998          1997
                                                -----------   -----------   -----------   -----------   -----------   -----------
CAPITAL TRANSACTIONS:
FIDUCIARY SHARES:
  Proceeds from shares issued.................   $ 203,642     $ 222,240     $ 126,127     $ 150,998       137,992     $  95,887
  Proceeds from shares issued in conversion...          --            --            --        63,222            --        48,296
  Dividends reinvested........................      22,920        32,485        22,134        25,070        45,915        27,911
  Cost of shares redeemed.....................    (117,078)      (59,895)     (132,244)     (229,727)     (158,657)     (168,332)
                                                 ---------     ---------     ---------     ---------     ---------     ---------
  Change in net assets from
    Fiduciary Share transactions..............   $ 109,484     $ 194,830     $  16,017     $   9,563        25,250     $   3,762
                                                 =========     =========     =========     =========     =========     =========
CLASS A SHARES:
  Proceeds from shares issued.................   $  26,868     $   9,761     $  11,457     $  10,438     $   8,085     $   8,230
  Dividends reinvested........................       6,201         5,980         1,150         1,100         4,444         2,515
  Cost of shares redeemed.....................     (10,432)       (9,421)      (13,864)       (8,010)       (9,149)       (9,255)
                                                 ---------     ---------     ---------     ---------     ---------     ---------
  Change in net assets from
    Class A Share transactions................   $  22,637     $   6,320     $  (1,257)    $   3,528     $   3,380     $   1,490
                                                 =========     =========     =========     =========     =========     =========
CLASS B SHARES:
  Proceeds from shares issued.................   $  12,570     $   4,685     $   7,652     $   4,293     $   7,198     $   3,194
  Dividends reinvested........................       1,480         1,007           765           474         3,721         1,934
  Cost of shares redeemed.....................      (1,805)         (930)       (2,065)         (670)       (3,099)       (2,293)
                                                 ---------     ---------     ---------     ---------     ---------     ---------
  Change in net assets from
    Class B Share transactions................   $  12,245     $   4,762     $   6,352     $   4,097     $   7,820     $   2,835
                                                 =========     =========     =========     =========     =========     =========
CLASS C SHARES:
  Proceeds from shares issued.................   $   1,212
  Dividends reinvested........................          --(a)
  Cost of shares redeemed.....................          (3)
                                                 ---------
  Change in net assets from
    Class C Share transactions................   $   1,209
                                                 =========
SHARE TRANSACTIONS:
FIDUCIARY SHARES:
  Issued......................................      16,681        21,444         8,011        11,519         8,280         6,612
  Issued in conversion........................          --            --            --         4,655            --         3,333
  Reinvested..................................       1,984         3,352         1,462         1,931         2,926         1,984
  Redeemed....................................      (9,458)       (5,755)       (8,381)      (17,266)       (9,567)      (11,571)
                                                 ---------     ---------     ---------     ---------     ---------     ---------
  Change in Fiduciary Shares..................       9,207        19,041         1,092           839         1,639           358
                                                 =========     =========     =========     =========     =========     =========
CLASS A SHARES:
  Issued......................................       2,167           929           712           793           481           559
  Reinvested..................................         531           615            75            84           277           178
  Redeemed....................................        (847)         (893)         (849)         (607)         (544)         (628)
                                                 ---------     ---------     ---------     ---------     ---------     ---------
  Change in Class A Shares....................       1,851           651           (62)          270           214           109
                                                 =========     =========     =========     =========     =========     =========
CLASS B SHARES:
  Issued......................................       1,005           453           475           317           428           219
  Reinvested..................................         127           104            49            36           232           137
  Redeemed....................................        (147)          (90)         (127)          (50)         (185)         (156)
                                                 ---------     ---------     ---------     ---------     ---------     ---------
  Change in Class B Shares....................         985           467           397           303           475           200
                                                 =========     =========     =========     =========     =========     =========
CLASS C SHARES:
  Issued......................................          92
  Reinvested..................................          --(a)
  Redeemed....................................          --(a)
                                                 ---------
  Change in Class C Shares....................          92
                                                 =========

------------

(a) Amount is less than 1,000.

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998
(Amounts in Thousands)

                                                  LARGE COMPANY GROWTH
                                                          FUND              GROWTH OPPORTUNITIES FUND   SMALL CAPITALIZATION FUND
                                                -------------------------   -------------------------   -------------------------
                                                YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED
                                                 JUNE 30,      JUNE 30,      JUNE 30,      JUNE 30,      JUNE 30,      JUNE 30,
                                                   1998          1997          1998          1997          1998          1997
                                                -----------   -----------   -----------   -----------   -----------   -----------
CAPITAL TRANSACTIONS:
FIDUCIARY SHARES:
  Proceeds from shares issued.................   $ 181,645     $ 134,662     $ 203,143     $ 216,371     $ 50,388      $  9,250
  Proceeds from shares issued in conversion...      81,659       289,603        57,769            --           --            --
  Dividends reinvested........................      75,483        22,758        49,055        48,075        7,886         7,857
  Cost of shares redeemed.....................    (208,952)     (274,724)     (189,297)     (199,916)     (30,812)      (23,477)
                                                 ---------     ---------     ---------     ---------     --------      --------
  Change in net assets from
    Fiduciary Share transactions..............   $ 129,835     $ 172,299     $ 120,670     $  64,530     $ 27,462      $ (6,370)
                                                 =========     =========     =========     =========     ========      ========
CLASS A SHARES:
  Proceeds from shares issued.................   $  57,440     $  39,340     $  56,011     $  54,262     $  4,568      $  3,550
  Dividends reinvested........................      20,287         4,698         7,158         5,065        1,888         1,821
  Cost of shares redeemed.....................     (33,812)      (17,325)      (19,911)      (46,273)      (3,978)       (6,707)
                                                 ---------     ---------     ---------     ---------     --------      --------
  Change in net assets from
    Class A Share transactions................   $  43,915     $  26,713     $  43,258     $  13,054     $  2,478      $ (1,336)
                                                 =========     =========     =========     =========     ========      ========
CLASS B SHARES:
  Proceeds from shares issued.................   $ 104,460     $  56,981     $  44,814     $  21,249     $  4,606      $  1,436
  Dividends reinvested........................      24,050         3,781         7,071         3,377          521           295
  Cost of shares redeemed.....................     (16,913)       (7,839)       (6,203)       (2,195)        (703)         (590)
                                                 ---------     ---------     ---------     ---------     --------      --------
  Change in net assets from
    Class B Share transactions................   $ 111,597     $  52,923     $  45,682     $  22,431     $  4,424      $  1,141
                                                 =========     =========     =========     =========     ========      ========
CLASS C SHARES:
  Proceeds from shares issued.................   $     432                   $   1,070                   $     93
  Dividends reinvested........................           3                          --(a)                      --(a)
  Cost of shares redeemed.....................          --                          (6)
                                                 ---------                   ---------                   --------
  Change in net assets from
    Class C Share transactions................   $     435                   $   1,064                   $     93
                                                 =========                   =========                   ========
SHARE TRANSACTIONS:
FIDUCIARY SHARES:
  Issued......................................       9,422         8,322         9,733        11,966        4,210           933
  Issued in conversion........................       4,595        17,279         3,113            --           --            --
  Reinvested..................................       4,107         1,418         2,574         2,790          724           821
  Redeemed....................................     (10,404)      (16,537)       (8,883)      (11,005)      (2,551)       (2,352)
                                                 ---------     ---------     ---------     ---------     --------      --------
  Change in Fiduciary Shares..................       7,720        10,482         6,537         3,751        2,383          (598)
                                                 =========     =========     =========     =========     ========      ========
CLASS A SHARES:
  Issued......................................       2,777         2,308         2,614         2,954          374           354
  Reinvested..................................       1,060           285           365           293          173           190
  Redeemed....................................      (1,625)       (1,016)         (940)       (2,503)        (329)         (673)
                                                 ---------     ---------     ---------     ---------     --------      --------
  Change in Class A Shares....................       2,212         1,577         2,039           744          218          (129)
                                                 =========     =========     =========     =========     ========      ========
CLASS B SHARES:
  Issued......................................       5,151         3,373         2,183         1,212          384           146
  Reinvested..................................       1,283           233           375           200           49            31
  Redeemed....................................        (836)         (462)         (304)         (125)         (59)          (60)
                                                 ---------     ---------     ---------     ---------     --------      --------
  Change in Class B Shares....................       5,598         3,144         2,254         1,287          374           117
                                                 =========     =========     =========     =========     ========      ========
CLASS C SHARES:
  Issued......................................          22                          48                          7
  Reinvested..................................          --(a)                       --(a)                      --(a)
  Redeemed....................................          --                          --(a)                      --
                                                 ---------                   ---------                   --------
  Change in Class C Shares....................          22                          48                          7
                                                 ---------                   ---------                   --------

------------

(a) Amount is less than 1,000.

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

                                         INTERNATIONAL EQUITY
                                              INDEX FUND
                                       -------------------------
                                       YEAR ENDED    YEAR ENDED
                                        JUNE 30,      JUNE 30,
                                          1998          1997
                                       -----------   -----------
CAPITAL TRANSACTIONS:
FIDUCIARY SHARES:
  Proceeds from shares issued........   $172,750      $182,120
  Dividends reinvested...............      7,260         2,570
  Cost of shares redeemed............    (77,664)     (129,185)
                                        --------      --------
  Change in net assets from
    Fiduciary Share transactions.....   $102,346      $ 55,505
                                        ========      ========
CLASS A SHARES:
  Proceeds from shares issued........   $ 23,709      $  5,122
  Dividends reinvested...............        536           167
  Cost of shares redeemed............    (13,917)       (4,769)
                                        --------      --------
  Change in net assets from
    Class A Share transactions.......   $ 10,328      $    520
                                        ========      ========
CLASS B SHARES:
  Proceeds from shares issued........   $  4,365      $  4,387
  Dividends reinvested...............        358            97
  Cost of shares redeemed............     (2,165)       (1,328)
                                        --------      --------
  Change in net assets from
    Class B Share transactions.......   $  2,558      $  3,156
                                        ========      ========
CLASS C SHARES:
  Proceeds from shares issued........   $    123
  Dividends reinvested...............         --(a)
  Cost of shares redeemed............         (5)
                                        --------
  Change in net assets from
    Class C Share transactions.......   $    118
                                        ========
SHARE TRANSACTIONS:
FIDUCIARY SHARES:
  Issued.............................     10,217        12,143
  Reinvested.........................        481           171
  Redeemed...........................     (4,685)       (8,601)
                                        --------      --------
  Change in Fiduciary Shares.........      6,013         3,713
                                        ========      ========
CLASS A SHARES:
  Issued.............................      1,376           337
  Reinvested.........................         34            11
  Redeemed...........................       (816)         (317)
                                        --------      --------
  Change in Class A Shares...........        594            31
                                        ========      ========
CLASS B SHARES:
  Issued.............................        268           297
  Reinvested.........................         24             7
  Redeemed...........................       (134)          (90)
                                        --------      --------
  Change in Class B Shares...........        158           214
                                        ========      ========
CLASS C SHARES:
  Issued.............................          7
  Reinvested.........................         --(a)
  Redeemed...........................         --(a)
                                        --------
  Change in Class C Shares...........          7
                                        ========

------------

(a) Amount is less than 1,000.

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

4. INVESTMENT ADVISORY, ADMINISTRATIVE, AND DISTRIBUTION AGREEMENTS:

   The Trust and the Advisor are parties to an investment advisory agreement under which the Advisor is entitled to a fee, computed daily and paid monthly, at the annual rate of 0.74% of the average net assets of the Income Equity Fund, the Value Growth Fund, the Large Company Value Fund, the Disciplined Value Fund, the Large Company Growth Fund, the Growth Opportunities Fund, and the Small Capitalization Fund; 0.65% of the average daily net assets of the Asset Allocation Fund; 0.55% of the average daily net assets of the International Equity Index Fund; and 0.30% of the average daily net assets of the Equity Index Fund.

   Independence International Associates ("IIA"), an indirect subsidiary of John Hancock Mutual Life Insurance Company, manages the investment portfolio of the International Equity Index Fund subject to the supervision of the Advisor pursuant to a Sub-Advisory Agreement with the Advisor. For its services, IIA is paid a fee by the Advisor, computed daily and paid monthly, at the annual rate of 0.275% of average daily net assets up to $10 million, 0.225% of average daily net assets over $10 million up to $25 million, 0.195% of net assets over $25 million up to $50 million, 0.125% of the average daily net assets over $50 million up to $100 million and 0.060% of the average daily net assets over $100 million.

   The Trust and the Administrator, a wholly-owned subsidiary of The BISYS Group, Inc., are parties to an administrative agreement under which the Administrator provides services for a fee that is computed daily and paid monthly, at an annual rate of 0.20% on the first $1.5 billion of Trust net assets (excluding the Investor Growth Fund, the Investor Growth & Income Fund, the Investor Conservative Fund, and the Investor Balanced Fund (the "Investor Funds") and the Treasury Only Money Market Fund and the Government Money Market Fund (the "Institutional Money Market Funds")); 0.18% on the next $0.5 billion of Trust net assets (excluding the Investor Funds and the Institutional Money Market Funds); and 0.16% of Trust net assets (excluding the Investor Funds and the Institutional Money Market Funds) over $2 billion. The Advisor also serves as Sub-Administrator to each Fund of the Trust, pursuant to an agreement between the Administrator and the Advisor. Pursuant to this agreement, the Advisor performs many of the Administrator's duties, for which the Advisor receives a fee paid by the Administrator.

   The Trust and The One Group Services Company (the "Distributor") are parties to a distribution agreement under which shares of the Funds are sold on a continuous basis. Class A, Class B, and Class C Shares are subject to distribution and shareholder services plans (the "Plans") pursuant to Rule 12b-1 under the 1940 Act. As provided in the Plans, the Trust will pay the Distributor a fee of 0.35% of the average daily net assets of Class A Shares of each of the Funds and 1.00% of the average daily net assets of the Class B Shares and Class C Shares of each of the Funds. Currently, the Distributor has voluntarily agreed to limit payments under the Plans to 0.25% of average daily net assets of the Class A Shares of each Fund. Up to 0.25% of the fees payable under the Plans may be used as compensation for shareholder services by the Distributor and/or financial institutions and intermediaries. Fees paid under the Plans may be applied by the Distributor toward (i) compensation for its services in connection with distribution assistance or provision of shareholder services; or (ii) payments to financial institutions and intermediaries such as banks (including affiliates of the Advisor), brokers, dealers and other institutions, including the Distributor's affiliates and subsidiaries as compensation for services or reimbursement of expenses incurred in connection with distribution assistance or provision of shareholder services. Fiduciary Class Shares of each Fund are offered without distribution fees. For the year ended June 30, 1998, the Distributor received $23,155,470 from commissions earned on sales of Class A Shares and redemptions of Class B Shares and Class C Shares, of which, the Distributor re-allowed $22,831,371 to affiliated broker-dealers of the Funds.

   Certain officers of the Trust are affiliated with the Administrator. Such officers receive no compensation from the Funds for serving in their respective roles.

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

   The Advisor, the Administrator and the Distributor voluntarily agreed to waive a portion of their fees. For the year ended June 30, 1998, fees in the following amounts were waived (amounts in thousands):

                                                 INVESTMENT                       12b-1 FEES
                                                ADVISORY FEES   ADMINISTRATION      WAIVED
                                                   WAIVED         FEES WAIVED      CLASS A
                                                -------------   ---------------   ----------
Asset Allocation Fund.........................     $  192            $189            $ 40
Income Equity Fund............................         --              --              99
Equity Index Fund.............................      1,986             633             155
Value Growth Fund.............................         --              --              62
Large Company Value Fund......................         --              --              17
Disciplined Value Fund........................         --              --              28
Large Company Growth Fund.....................         --              --             158
Growth Opportunities Fund.....................         --              --              67
Small Capitalization Fund.....................         --              38              19
International Equity Index Fund...............         --              --              17

5. SECURITIES TRANSACTIONS:

   The cost of security purchases and the proceeds from the sale of securities (excluding short-term securities and purchased options) during the year ended June 30, 1998 were as follows (amounts in thousands):

                                                              PURCHASES      SALES
                                                              ----------   ----------
Asset Allocation Fund.......................................  $  146,956   $   92,165
Income Equity Fund..........................................     128,438      198,358
Equity Index Fund...........................................     314,037       41,376
Value Growth Fund...........................................     422,844      360,483
Large Company Value Fund....................................     340,970      356,506
Disciplined Value Fund......................................     669,033      716,503
Large Company Growth Fund...................................   1,915,515    1,902,532
Growth Opportunities Fund...................................   1,406,474    1,372,349
Small Capitalization Fund...................................     104,484       94,432
International Equity Index Fund.............................     146,672       49,480

6. FINANCIAL INSTRUMENTS:

   Investing in financial instruments such as options, futures, indexed securities and sales of forward foreign currency contracts involves risk in excess of the amounts reflected in the Statements of Assets and Liabilities. The face or contract amounts reflect the extent of the involvement the Funds have in the particular class of instrument. Risks associated with these instruments include an imperfect correlation between the movements in the price of the instruments and the price of the underlying securities and interest rates, an illiquid secondary market for the instruments or inability of counterparties to perform under the terms of the contract, and changes in the value of currency relative to the U.S. dollar. The Funds enter into these contracts primarily as a means to hedge against adverse fluctuations in the value of securities.

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

   The following is a summary of option activity for the year ended June 30, 1998 by the Funds (amounts in thousands):

                                                              LARGE COMPANY VALUE FUND
                                                              -------------------------
                                                              SHARES SUBJECT
                                                               TO CONTRACT     PREMIUMS
                                                              --------------   --------
COVERED CALL OPTIONS
  Balance at beginning of period............................          0         $    0
  Options written...........................................      1,080          1,447
  Options closed............................................          0              0
  Options expired...........................................       (592)          (792)
  Options exercised.........................................       (388)          (558)
                                                                  -----         ------
  Options outstanding at end of period......................        100         $   97
                                                                  =====         ======

                                                              LARGE COMPANY GROWTH FUND
                                                              --------------------------
                                                              SHARES SUBJECT
                                                               TO CONTRACT      PREMIUMS
                                                              --------------    --------
PURCHASED CALL OPTIONS
  Balance at beginning period...............................          0          $    0
  Options Purchased.........................................        475           5,148
  Options Sold..............................................       (475)         (5,148)
                                                                  -----          ------
  Options outstanding at end of period......................          0          $    0
                                                                  =====          ======

                                                              LARGE COMPANY VALUE FUND
                                                              -------------------------
                                                              SHARES SUBJECT
                                                               TO CONTRACT     PREMIUMS
                                                              --------------   --------
COVERED CALL OPTIONS
  Options outstanding at end of period consist of:
  Archer-Daniels-Midland Co., $20, 7/20/98..................         50         $   22
  Viacom, Inc., $60, 7/20/98................................         50             56
                                                                  -----         ------
                                                                    100         $   78
                                                                  =====         ======

7. CONCENTRATION OF CREDIT RISK:

   The International Equity Index Fund has a relatively large concentration of securities invested in companies domiciled in Japan. The Fund may be more susceptible to the political, social and economic events adversely affecting the Japanese companies than funds not so concentrated.

8. CONVERSION OF COMMON TRUST FUNDS:

   On December 19, 1997, the net assets of certain common trust funds managed by the Advisor were exchanged in a tax-free conversion for shares of the corresponding One Group Funds. The transaction was accounted for by a method followed for tax purposes in a tax-free business combination. The following is a summary of shares issued, net assets converted, net assets value per share issued and unrealized appreciation of assets acquired as of the conversion date (amounts in thousands except per share amounts):

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

                                                                   NET ASSET
                                                                     VALUE
                                           SHARES    NET ASSETS    PER SHARE      UNREALIZED
                                           ISSUED    CONVERTED       ISSUED      APPRECIATION
                                           ------    ----------    ----------    ------------
Income Equity Fund.......................  3,342      $70,389        $21.06        $23,821
Large Company Growth Fund................  4,595       81,659         17.77         33,084
Growth Opportunities Fund................  3,113       57,769         18.56         15,137

   On January 20, 1997, the net assets of certain common trust funds managed by the Advisor were exchanged in a tax-free conversion for shares of the corresponding One Group Funds. The transaction was accounted for by a method followed for tax purposes in a tax-free business combination. The following is a summary of shares issued, net assets converted, net assets value per share issued and unrealized appreciation of assets acquired as of the conversion date (amounts in thousands except per share amounts):

                                                                   NET ASSET
                                                                     VALUE
                                           SHARES    NET ASSETS    PER SHARE      UNREALIZED
                                           ISSUED    CONVERTED       ISSUED      APPRECIATION
                                           ------    ----------    ----------    ------------
Asset Allocation Fund....................   3,076     $ 37,254       $12.11        $  8,361
Income Equity Fund.......................  14,913      283,942        19.04         150,438
Large Company Value Fund.................   4,655       63,222        13.58           7,315
Disciplined Value Fund...................   3,333       48,296        14.49           7,763
Large Company Growth Fund................  17,279      289,603        16.76         102,448

9. FEDERAL TAX INFORMATION (UNAUDITED):

   The accompanying table below details distributions from long-term capital gains for the following funds for the fiscal year ended June 30, 1998 (amounts in thousands):

                                                                  20%             28%
                            FUND                              DISTRIBUTION    DISTRIBUTION
                            ----                              ------------    ------------
Asset Allocation Fund.......................................    $ 2,427         $  8,826
Income Equity Fund..........................................     30,673           47,694
Equity Index Fund...........................................     17,664            3,010
Value Growth Fund...........................................      8,988           11,490
Large Company Value Fund....................................     11,322           10,306
Disciplined Value Fund......................................     23,206           45,629
Large Company Growth Fund...................................     92,507          106,905
Growth Opportunities Fund...................................      9,527               --
Small Capitalization Fund...................................      3,165            5,779
International Equity Index Fund.............................      9,654            2,364

   Capital losses and currency losses incurred after October 31 within the Fund's fiscal year may be deferred and treated as occurring on the first day of the following fiscal year. The following deferred losses will be treated as arising on the first day of the fiscal year ended June 30, 1999 (amounts in thousands):

                            FUND                                AMOUNT
                            ----                                ------
International Equity Index Fund.............................    $7,190

   ELIGIBLE DISTRIBUTIONS:

   The Trust designates the following percentage of distributions eligible for the dividends received deductions for corporations.

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

                            FUND                                AMOUNT
                            ----                                -------
Asset Allocation Fund.......................................     10.66%
Income Equity Fund..........................................     99.78%
Equity Index Fund...........................................     96.31%
Value Growth Fund...........................................     17.65%
Large Company Value Fund....................................     53.51%
Disciplined Value Fund......................................     31.71%
Large Company Growth Fund...................................     29.53%
Growth Opportunities Fund...................................      5.26%
Small Capitalization Fund...................................     18.22%
International Equity Index Fund.............................         --

10. SUBSEQUENT EVENTS

    On May 21, 1998, the Board of Trustees approved an agreement and plan of reorganization and liquidation ("the Plan") with the Marquis Family of Funds (the "Marquis Funds"). Under the Plan, the assets and liabilities of each Marquis fund were transferred to a comparable One Group fund. Shares of the comparable One Group fund were distributed to the Marquis shareholders in a complete liquidation of each Marquis fund. A special Shareholder Meeting to approve the plan was held on July 30, 1998. In a tax-free exchange on August 10, 1998, net assets of the Marquis funds were exchanged for shares of a corresponding fund of The One Group as follows (amounts in thousands):

                                 SHARES                                      NET ASSETS
        ONE GROUP FUND           ISSUED            MARQUIS FUND              CONVERTED
        --------------           ------            ------------              ----------
Asset Allocation Fund            10,802   Balanced Fund                       $141,641
Disciplined Value Fund            9,923   Value Equity Fund                    136,943
Growth Opportunities Fund         1,962   Growth Equity Fund                    38,617
Small Capitalization Fund           376   Small Cap Equity Fund                  3,669
International Equity Index Fund      96   International Equity Fund              1,666

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                           ASSET ALLOCATION FUND
                                                              ------------------------------------------------
                                                                                 FIDUCIARY
                                                              ------------------------------------------------
                                                                            YEAR ENDED JUNE 30,
                                                              ------------------------------------------------
                                                                1998      1997      1996      1995      1994
                                                              --------   -------   -------   -------   -------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................  $  12.98   $ 11.71   $ 10.73   $  9.64   $ 10.06
                                                              --------   -------   -------   -------   -------
Investment Activities:
  Net investment income.....................................      0.40      0.43      0.41      0.38      0.29
  Net realized and unrealized gains (losses) from
    investments.............................................      2.24      1.81      1.16      1.12     (0.38)
                                                              --------   -------   -------   -------   -------
    Total from Investment Activities........................      2.64      2.24      1.57      1.50     (0.09)
                                                              --------   -------   -------   -------   -------
Distributions:
  Net investment income.....................................     (0.39)    (0.43)    (0.41)    (0.37)    (0.29)
  Net realized gains........................................     (1.43)    (0.54)    (0.18)    (0.04)    (0.04)
                                                              --------   -------   -------   -------   -------
    Total Distributions.....................................     (1.82)    (0.97)    (0.59)    (0.41)    (0.33)
                                                              --------   -------   -------   -------   -------
NET ASSET VALUE,
  END OF PERIOD.............................................  $  13.80   $ 12.98   $ 11.71   $ 10.73   $  9.64
                                                              ========   =======   =======   =======   =======
Total Return................................................     22.12%    20.16%    14.87%    16.06%    (1.01)%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................  $105,243   $94,971   $50,323   $37,658   $42,751
  Ratio of expenses to average net assets...................      0.85%     0.80%     0.94%     1.06%     1.06%
  Ratio of net investment income to average net assets......      3.03%     3.55%     3.58%     3.72%     2.91%
  Ratio of expenses to average net assets*..................      1.03%     1.00%     1.19%     1.31%     1.33%
  Ratio of net investment income to average net assets*.....      2.85%     3.35%     3.33%     3.47%     2.64%
  Portfolio turnover (a)....................................     46.04%    80.96%    73.38%   115.36%    56.55%

------------

  * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                          ASSET ALLOCATION FUND
                                                              ----------------------------------------------
                                                                                 CLASS A
                                                              ----------------------------------------------
                                                                           YEAR ENDED JUNE 30,
                                                              ----------------------------------------------
                                                               1998      1997      1996      1995      1994
                                                              -------   -------   -------   -------   ------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................  $ 13.00   $ 11.72   $ 10.74   $  9.65   $10.06
                                                              -------   -------   -------   -------   ------
Investment Activities:
  Net investment income.....................................     0.36      0.39      0.37      0.35     0.27
  Net realized and unrealized gains (losses) from
    investments.............................................     2.24      1.83      1.16      1.13    (0.38)
                                                              -------   -------   -------   -------   ------
    Total from Investment Activities........................     2.60      2.22      1.53      1.48    (0.11)
                                                              -------   -------   -------   -------   ------
Distributions:
  Net investment income.....................................    (0.36)    (0.40)    (0.37)    (0.34)   (0.26)
  In excess of net investment income........................       --        --        --     (0.01)      --
  Net realized gains........................................    (1.43)    (0.54)    (0.18)    (0.04)   (0.04)
                                                              -------   -------   -------   -------   ------
    Total Distributions.....................................    (1.79)    (0.94)    (0.55)    (0.39)   (0.30)
                                                              -------   -------   -------   -------   ------
NET ASSET VALUE,
  END OF PERIOD.............................................  $ 13.81   $ 13.00   $ 11.72   $ 10.74   $ 9.65
                                                              =======   =======   =======   =======   ======
Total Return (Excludes Sales Charge)........................    21.71%    19.85%    14.48%    15.76%   (1.19)%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period(000)..........................  $50,456   $31,379   $17,849   $ 4,745   $1,691
  Ratio of expenses to average net assets...................     1.10%     1.05%     1.19%     1.31%    1.33%
  Ratio of net investment income to average net assets......     2.77%     3.30%     3.33%     3.57%    2.68%
  Ratio of expenses to average net assets*..................     1.38%     1.34%     1.54%     1.66%    1.67%
  Ratio of net investment income to average net assets*.....     2.49%     3.01%     2.98%     3.22%    2.34%
  Portfolio turnover (a)....................................    46.04%    80.96%    73.38%   115.36%   56.55%

------------

  * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                         ASSET ALLOCATION FUND
                                                          ----------------------------------------------------
                                                                                CLASS B
                                                          ----------------------------------------------------
                                                                                                   JANUARY 14,
                                                                   YEAR ENDED JUNE 30,               1994 TO
                                                          --------------------------------------    JUNE 30,
                                                            1998       1997      1996      1995      1994(a)
                                                          --------   --------   -------   ------   -----------
NET ASSET VALUE,
  BEGINNING OF PERIOD...................................  $  13.04   $  11.76   $ 10.76   $ 9.67     $10.37
                                                          --------   --------   -------   ------     ------
Investment Activities:
  Net investment income.................................      0.26       0.30      0.28     0.27       0.08
  Net realized and unrealized gains (losses) from
    investments.........................................      2.26       1.83      1.18     1.14       (0.70)
                                                          --------   --------   -------   ------     ------
    Total from Investment Activities....................      2.52       2.13      1.46     1.41      (0.62)
                                                          --------   --------   -------   ------     ------
Distributions:
  Net investment income.................................     (0.26)     (0.31)    (0.28)   (0.27)     (0.08)
  In excess of net investment income....................        --         --        --    (0.01)        --
  Net realized gains....................................     (1.43)     (0.54)    (0.18)   (0.04)        --
                                                          --------   --------   -------   ------     ------
    Total Distributions.................................     (1.69)     (0.85)    (0.46)   (0.32)     (0.08)
                                                          --------   --------   -------   ------     ------
NET ASSET VALUE,
  END OF PERIOD.........................................  $  13.87   $  13.04   $ 11.76   $10.76     $ 9.67
                                                          ========   ========   =======   ======     ======
Total Return (Excludes Sales Charge)....................     20.95%     18.90%    13.79%   14.90%     (5.98)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).....................  $114,957   $ 43,900   $18,575   $3,019     $1,862
  Ratio of expenses to average net assets...............      1.85%      1.81%     1.94%    2.07%      2.40% (c)
  Ratio of net investment income to average net
    assets..............................................      2.01%      2.54%     2.58%    2.77%      1.99% (c)
  Ratio of expenses to average net assets*..............      2.03%      2.01%     2.19%    2.31%      2.40% (c)
  Ratio of net investment income to average net
    assets*.............................................      1.83%      2.34%     2.33%    2.52%      1.99% (c)
  Portfolio turnover (d)................................     46.04%     80.96%    73.38%  115.36%     56.55%

------------

  * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Period from commencement of operations.

(b) Not annualized.

(c) Annualized.

(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                                  INCOME EQUITY FUND
                                                               --------------------------------------------------------
                                                                                      FIDUCIARY
                                                               --------------------------------------------------------
                                                                                 YEAR ENDED JUNE 30,
                                                               --------------------------------------------------------
                                                                 1998        1997        1996        1995        1994
                                                               --------    --------    --------    --------    --------
NET ASSET VALUE,
  BEGINNING OF PERIOD......................................    $  21.93    $  17.65    $  15.13    $  13.22    $  13.21
                                                               --------    --------    --------    --------    --------
Investment Activities:
  Net investment income....................................        0.32        0.36        0.40        0.40        0.39
  Net realized and unrealized gains (losses) from
    investments............................................        4.36        4.89        3.22        2.28        0.01
                                                               --------    --------    --------    --------    --------
    Total from Investment Activities.......................        4.68        5.25        3.62        2.68        0.40
                                                               --------    --------    --------    --------    --------
Distributions:
  Net investment income....................................       (0.31)      (0.36)      (0.40)      (0.40)      (0.39)
  Net realized gains.......................................       (2.23)      (0.61)      (0.70)      (0.37)         --
                                                               --------    --------    --------    --------    --------
    Total Distributions....................................       (2.54)      (0.97)      (1.10)      (0.77)      (0.39)
                                                               --------    --------    --------    --------    --------
NET ASSET VALUE,
  END OF PERIOD............................................    $  24.07    $  21.93    $  17.65    $  15.13    $  13.22
                                                               ========    ========    ========    ========    ========
Total Return...............................................       23.18%      30.90%      24.53%      21.04%       3.27%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)........................    $691,878    $649,007    $321,827    $170,919    $198,787
  Ratio of expenses to average net assets..................        1.00%       1.00%       0.98%       1.01%       0.98%
  Ratio of net investment income to average net assets.....        1.39%       1.91%       2.44%       2.85%       3.18%
  Ratio of expenses to average net assets*.................        1.00%       1.00%       1.01%       1.01%       1.05%
  Ratio of net investment income to average net assets*....        1.39%       1.91%       2.41%       2.85%       3.11%
  Portfolio turnover (a)...................................       14.64%      28.18%      14.92%       4.03%      22.69%

------------

  * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                             INCOME EQUITY FUND
                                                            ----------------------------------------------------
                                                                                  CLASS A
                                                            ----------------------------------------------------
                                                                            YEAR ENDED JUNE 30,
                                                            ----------------------------------------------------
                                                              1998       1997       1996       1995       1994
                                                            --------   --------   --------   --------   --------
NET ASSET VALUE, BEGINNING OF PERIOD......................  $  21.90   $  17.64   $  15.11   $  13.20   $  13.20
                                                            --------   --------   --------   --------   --------
Investment Activities:
  Net investment income...................................      0.25       0.31       0.38       0.03       0.36
  Net realized and unrealized gains (losses) from
    investments...........................................      4.37       4.87       3.20       2.29         --
                                                            --------   --------   --------   --------   --------
    Total from Investment Activities......................      4.62       5.18       3.58       2.32       0.36
                                                            --------   --------   --------   --------   --------
Distributions:
  Net investment income...................................     (0.25)     (0.31)     (0.35)     (0.03)     (0.34)
  In excess of net investment income......................        --         --         --      (0.01)     (0.02)
  Net realized gains......................................     (2.23)     (0.61)     (0.70)     (0.37)        --
                                                            --------   --------   --------   --------   --------
    Total Distributions...................................     (2.48)     (0.92)     (1.05)     (0.41)     (0.36)
                                                            --------   --------   --------   --------   --------
NET ASSET VALUE,
  END OF PERIOD...........................................  $  24.04   $  21.90   $  17.64   $  15.11   $  13.20
                                                            ========   ========   ========   ========   ========
Total Return (Excludes Sales Charge)......................     22.91%     30.39%     24.23%     20.79%      2.95%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).......................  $117,682   $ 78,976   $ 44,284   $ 13,793   $ 12,054
  Ratio of expenses to average net assets.................      1.25%      1.25%      1.23%      1.26%      1.23%
  Ratio of net investment income to average net assets....      1.15%      1.65%      2.19%      2.61%      3.01%
  Ratio of expenses to average net assets*................      1.35%      1.34%      1.36%      1.36%      1.40%
  Ratio of net investment income to average net assets*...      1.05%      1.56%      2.06%      2.51%      2.84%
  Portfolio turnover (a)..................................     14.64%     28.18%     14.92%      4.03%     22.69%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                            INCOME EQUITY FUND
                                                            ---------------------------------------------------
                                                                                  CLASS B
                                                            ---------------------------------------------------
                                                                                                    JANUARY 14,
                                                                     YEAR ENDED JUNE 30,              1994 TO
                                                            -------------------------------------    JUNE 30,
                                                              1998      1997      1996      1995      1994(a)
                                                            --------   -------   -------   ------   -----------
NET ASSET VALUE, BEGINNING OF PERIOD......................  $  21.95   $ 17.68   $ 15.14   $13.23     $13.83
                                                            --------   -------   -------   ------     ------
Investment Activities:
  Net investment income...................................      0.26      0.17      0.24     0.26       0.11
  Net realized and unrealized gains (losses) from
    investments...........................................      4.36      4.89      3.23     2.29      (0.60)
                                                            --------   -------   -------   ------     ------
    Total from Investment Activities......................      4.62      5.06      3.47     2.55      (0.49)
                                                            --------   -------   -------   ------     ------
Distributions:
  Net investment income...................................    (0.26)    (0.18)    (0.23)   (0.25)      (0.11)
  In excess of net investment income......................        --        --        --   (0.02)         --
  Net realized gains......................................    (2.23)    (0.61)    (0.70)   (0.37)         --
                                                            --------   -------   -------   ------     ------
    Total Distributions...................................    (2.49)    (0.79)    (0.93)   (0.64)      (0.11)
                                                            --------   -------   -------   ------     ------
NET ASSET VALUE,
  END OF PERIOD...........................................  $  24.08   $ 21.95   $ 17.68   $15.14     $13.23
                                                            ========   =======   =======   ======     ======
Total Return (Excludes Sales Charge)......................     21.97%    29.48%    23.41%   19.91%     (3.37)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period(000)........................  $165,813   $79,518   $29,169   $3,468     $1,714
  Ratio of expenses to average net assets.................      1.99%     2.00%     1.98%    2.01%      1.95%(c)
  Ratio of net investment income to average net assets....      0.39%     0.89%     1.44%    1.88%      2.70%(c)
  Ratio of expenses to average net assets*................      1.99%     2.00%     2.01%    2.02%      1.95%(c)
  Ratio of net investment income to average net assets*...      0.39%     0.89%     1.41%    1.87%      2.70%(c)
  Portfolio turnover (d)..................................     14.64%    28.18%    14.92%    4.03%     22.69%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Period from commencement of operations.

(b) Not annualized.

(c) Annualized.

(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                              INCOME EQUITY FUND
                                                              ------------------
                                                                   CLASS C
                                                              ------------------
                                                                 NOVEMBER 4,
                                                                   1997 TO
                                                                   JUNE 30,
                                                                   1998(a)
                                                              ------------------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................        $21.40
                                                                    ------
Investment Activities:
  Net investment income.....................................          0.06
  Net realized and unrealized gains (losses) from
    investments.............................................          3.39
                                                                    ------
    Total from Investment Activities........................          3.45
                                                                    ------
Distributions:
  Net investment income.....................................         (0.07)
  Net realized gains........................................         (0.70)
                                                                    ------
    Total Distributions.....................................         (0.77)
                                                                    ------
NET ASSET VALUE,
  END OF PERIOD.............................................        $24.08
                                                                    ======
Total Return (Excludes Sales Charge)........................         16.57% (b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period(000)..........................        $  795
  Ratio of expenses to average net assets...................          1.98% (c)
  Ratio of net investment income to average net assets......          0.38% (c)
  Portfolio turnover (d)....................................         14.64%

------------

(a) Period from commencement of operations.

(b) Not annualized.

(c) Annualized.

(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                                  EQUITY INDEX FUND
                                                               --------------------------------------------------------
                                                                                      FIDUCIARY
                                                               --------------------------------------------------------
                                                                                 YEAR ENDED JUNE 30,
                                                               --------------------------------------------------------
                                                                 1998        1997        1996        1995        1994
                                                               --------    --------    --------    --------    --------
NET ASSET VALUE,
  BEGINNING OF PERIOD......................................    $  21.80    $  16.66    $  14.03    $  11.59    $  11.92
                                                               --------    --------    --------    --------    --------
Investment Activities:
  Net investment income....................................        0.33        0.35        0.33        0.32        0.29
  Net realized and unrealized gains (losses) from
    investments............................................        5.98        5.27        3.16        2.59       (0.20)
                                                               --------    --------    --------    --------    --------
    Total from Investment Activities.......................        6.31        5.62        3.49        2.91        0.09
                                                               --------    --------    --------    --------    --------
Distributions:
  Net investment income....................................       (0.32)      (0.33)      (0.33)      (0.29)      (0.29)
  In excess of net investment income.......................          --          --       (0.01)      (0.02)      (0.04)
  Net realized gains.......................................       (0.63)      (0.15)      (0.52)      (0.16)      (0.09)
                                                               --------    --------    --------    --------    --------
    Total Distributions....................................       (0.95)      (0.48)      (0.86)      (0.47)      (0.42)
                                                               --------    --------    --------    --------    --------
NET ASSET VALUE,
  END OF PERIOD............................................    $  27.16    $  21.80    $  16.66    $  14.03    $  11.59
                                                               ========    ========    ========    ========    ========
Total Return...............................................       29.73%      34.30%      25.47%      25.79%       0.63%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period(000).........................    $671,422    $480,819    $321,058    $234,895    $165,370
  Ratio of expenses to average net assets..................        0.35%       0.30%       0.30%       0.33%       0.46%
  Ratio of net investment income to average net assets.....        1.37%       1.87%       2.18%       2.57%       2.44%
  Ratio of expenses to average net assets*.................        0.62%       0.61%       0.59%       0.66%       0.59%
  Ratio of net investment income to average net assets*....        1.10%       1.56%       1.89%       2.24%       2.31%
  Portfolio turnover (a)...................................        4.32%       5.81%       9.08%       2.71%      11.81%

------------

  * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                                  EQUITY INDEX FUND
                                                               --------------------------------------------------------
                                                                                       CLASS A
                                                               --------------------------------------------------------
                                                                                 YEAR ENDED JUNE 30,
                                                               --------------------------------------------------------
                                                                 1998        1997        1996        1995        1994
                                                               --------    --------    --------    --------    --------
NET ASSET VALUE,
  BEGINNING OF PERIOD......................................    $  21.81    $  16.67    $  14.02    $  11.59    $ 11.91
                                                               --------    --------    --------    --------    -------
Investment Activities:
  Net investment income....................................        0.26        0.29        0.27        0.29       0.28
  Net realized and unrealized gains (losses) from
    investments............................................        5.97        5.28        3.18        2.58     (0.20)
                                                               --------    --------    --------    --------    -------
    Total from Investment Activities.......................        6.23        5.57        3.45        2.87       0.08
                                                               --------    --------    --------    --------    -------
Distributions:
  Net investment income....................................       (0.26)      (0.28)      (0.27)      (0.28)     (0.27)
  In excess of net investment income.......................          --          --       (0.01)         --      (0.04)
  Net realized gains.......................................       (0.63)      (0.15)      (0.52)      (0.16)     (0.09)
                                                               --------    --------    --------    --------    -------
    Total Distributions....................................       (0.89)      (0.43)      (0.80)      (0.44)     (0.40)
                                                               --------    --------    --------    --------    -------
NET ASSET VALUE,
  END OF PERIOD............................................    $  27.15    $  21.81    $  16.67    $  14.02    $ 11.59
                                                               ========    ========    ========    ========    =======
Total Return (Excludes Sales Charge).......................       29.33%      33.94%      25.16%      25.43%      0.56%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)........................    $218,518    $ 98,338    $ 32,186    $  3,003    $ 1,416
  Ratio of expenses to average net assets..................        0.60%       0.55%       0.55%       0.56%      0.62%
  Ratio of net investment income to average net assets.....        1.11%       1.59%       1.93%       2.38%      2.37%
  Ratio of expenses to average net assets*.................        0.96%       0.95%       0.94%       1.01%      0.94%
  Ratio of net investment income to average net assets*....        0.75%       1.19%       1.54%       1.94%      2.05%
  Portfolio turnover (a)...................................        4.32%       5.81%       9.08%       2.71%     11.81%

------------

  * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                           EQUITY INDEX FUND
                                                          ----------------------------------------------------
                                                                                CLASS B
                                                          ----------------------------------------------------
                                                                                                   JANUARY 14,
                                                                   YEAR ENDED JUNE 30,               1994 TO
                                                          --------------------------------------    JUNE 30,
                                                            1998       1997      1996      1995      1994(a)
                                                          --------   --------   -------   ------   -----------
NET ASSET VALUE,
  BEGINNING OF PERIOD...................................  $  21.80   $  16.68   $ 14.05   $11.61     $12.39
                                                          --------   --------   -------   ------     ------
Investment Activities:
  Net investment income.................................      0.10       0.16      0.16     0.18       0.09
  Net realized and unrealized gains (losses) from
    investments.........................................      5.97       5.27      3.16     2.61      (0.78)
                                                          --------   --------   -------   ------     ------
    Total from Investment Activities....................      6.07       5.43      3.32     2.79      (0.69)
                                                          --------   --------   -------   ------     ------
Distributions:
  Net investment income.................................     (0.11)     (0.16)    (0.16)   (0.19)     (0.09)
  In excess of net investment income....................        --         --     (0.01)      --         --
  Net realized gains....................................     (0.63)     (0.15)    (0.52)   (0.16)        --
                                                          --------   --------   -------   ------     ------
    Total Distributions.................................     (0.74)     (0.31)    (0.69)   (0.35)     (0.09)
                                                          --------   --------   -------   ------     ------
NET ASSET VALUE,
  END OF PERIOD.........................................  $  27.13   $  21.80   $ 16.68   $14.05     $11.61
                                                          ========   ========   =======   ======     ======
Total Return (Excludes Sales Charge)....................     28.47%     32.93%    24.05%   24.58%      (5.57)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).....................  $351,624   $168,699   $38,538   $1,408     $  248
  Ratio of expenses to average net assets...............      1.35%      1.30%     1.30%    1.34%      1.10% (c)
  Ratio of net investment income to average net
    assets..............................................      0.36%      0.83%     1.18%    1.60%      2.08% (c)
  Ratio of expenses to average net assets*..............      1.61%      1.61%     1.59%    1.67%      1.15% (c)
  Ratio of net investment income to average net
    assets*.............................................      0.10%      0.52%     0.89%    1.27%      2.03% (c)
  Portfolio turnover (d)................................      4.32%      5.81%     9.08%    2.71%     11.81%

------------

  * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Period from commencement of operations.

(b) Not annualized.

(c) Annualized.

(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                             EQUITY INDEX FUND
                                                             -----------------
                                                                  CLASS C
                                                                  -------
                                                                NOVEMBER 4,
                                                                  1997 TO
                                                                 JUNE 30,
                                                                  1998(a)
                                                                -----------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................      $22.60
                                                                  ------
Investment Activities:
  Net investment income.....................................        0.07
  Net realized and unrealized gains (losses) from
    investments.............................................        4.67
                                                                  ------
    Total from Investment Activities........................        4.74
                                                                  ------
Distributions:
  Net investment income.....................................       (0.08)
  Net realized gains........................................       (0.12)
                                                                  ------
    Total Distributions.....................................       (0.20)
                                                                  ------
NET ASSET VALUE,
  END OF PERIOD.............................................      $27.14
                                                                  ======
Total Return (Excludes Sales Charge)........................       21.07% (b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................      $3,214
  Ratio of expenses to average net assets...................        1.35% (c)
  Ratio of net investment income to average net assets......        0.27% (c)
  Ratio of expenses to average net assets*..................        1.60% (c)
  Ratio of net investment income to average net assets*.....        0.02% (c)
  Portfolio turnover (d)....................................        4.32%

------------

  * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Period from commencement of operations.

(b) Not annualized.

(c) Annualized.

(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                      VALUE GROWTH FUND
                                                              ---------------------------------
                                                                          FIDUCIARY
                                                              ---------------------------------
                                                                                     MARCH 26,
                                                              YEAR ENDED JUNE 30,     1996 TO
                                                              -------------------    JUNE 30,
                                                                1998       1997       1996(a)
                                                              --------   --------   -----------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................  $  11.51   $  10.39    $  10.00
                                                              --------   --------    --------
Investment Activities:
  Net investment income.....................................      0.08       0.11        0.03
  Net realized and unrealized gains (losses) from
    investments.............................................      3.36       2.85        0.39
                                                              --------   --------    --------
    Total from Investment Activities........................      3.44       2.96        0.42
                                                              --------   --------    --------
Distributions:
  Net investment income.....................................     (0.08)     (0.11)      (0.03)
  Net realized gains........................................     (1.36)     (1.73)         --
                                                              --------   --------    --------
    Total Distributions.....................................     (1.44)     (1.84)      (0.03)
                                                              --------   --------    --------
NET ASSET VALUE,
  END OF PERIOD.............................................  $  13.51   $  11.51    $  10.39
                                                              ========   ========    ========
Total Return................................................     32.26%     31.97%      10.49%(b)(c)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................  $630,340   $430,837    $191,212
  Ratio of expenses to average net assets...................      0.98%      0.98%       0.95%(d)
  Ratio of net investment income to average net assets......      0.66%      1.06%       1.13%(d)
  Ratio of expenses to average net assets*..................      0.98%      1.00%       1.04%(d)
  Ratio of net investment income to average net assets*.....      0.66%      1.04%       1.04%(d)
  Portfolio turnover (e)....................................     62.37%    113.17%      65.21%

------------

  * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Period from date reorganized as a fund of The One Group.

(b) Represents total return for Class A Shares from December 1, 1995 through March 25, 1996 plus total return for Fiduciary Shares for the period from March 26, 1996 through June 30, 1996.

(c) Not annualized.

(d) Annualized.

(e) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                         VALUE GROWTH FUND
                                                 ------------------------------------------------------------------
                                                                              CLASS A
                                                 ------------------------------------------------------------------
                                                                         SEVEN
                                                                         MONTHS
                                                 YEAR ENDED JUNE 30,     ENDED          YEAR ENDED NOVEMBER 30,
                                                 --------------------   JUNE 30,     ------------------------------
                                                   1998        1997     1996(a)        1995       1994       1993
                                                 --------    --------   --------     --------   --------   --------
NET ASSET VALUE,
  BEGINNING OF PERIOD..........................  $ 11.50     $ 10.39    $ 11.15      $   9.00   $  10.02   $   9.42
                                                 -------     -------    -------      --------   --------   --------
Investment Activities:
  Net investment income........................     0.05        0.09       0.94          0.12       0.13       0.11
  Net realized and unrealized gains (losses)
    from investments...........................     3.36        2.83       0.08          2.44      (0.56)      0.83
                                                 -------     -------    -------      --------   --------   --------
    Total from Investment Activities...........     3.41        2.92       1.02          2.56      (0.43)      0.94
                                                 -------     -------    -------      --------   --------   --------
Distributions:
  Net investment income........................    (0.05)      (0.08)     (0.94)        (0.12)     (0.14)     (0.12)
  In excess of net investment income...........       --          --      (0.01)           --         --         --
  Net realized gains...........................    (1.36)      (1.73)     (0.83)        (0.29)     (0.45)     (0.22)
                                                 -------     -------    -------      --------   --------   --------
    Total Distributions........................    (1.41)      (1.81)     (1.78)        (0.41)     (0.59)     (0.34)
                                                 -------     -------    -------      --------   --------   --------
NET ASSET VALUE,
  END OF PERIOD................................  $ 13.50     $ 11.50    $ 10.39      $  11.15   $   9.00   $  10.02
                                                 =======     =======    =======      ========   ========   ========
Total Return (Excludes Sales Charge)...........    31.96%      31.53%     10.40%(b)     29.57%     (4.32)%    10.13%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)............  $80,500     $47,306    $35,984      $217,978   $173,198   $171,141
  Ratio of expenses to average net assets......     1.23%       1.23%      0.97%(c)      0.95%      0.96%      0.96%
  Ratio of net investment income to average net
    assets.....................................     0.40%       0.83%      0.85%(c)      1.25%      1.34%      1.21%
  Ratio of expenses to average net assets*.....     1.33%       1.34%      1.05%(c)      0.95%      0.96%      0.96%
  Ratio of net investment income to average net
    assets*....................................     0.30%       0.72%      0.77%(c)      1.25%      1.34%      1.21%
  Portfolio turnover (d).......................    62.37%     113.17%     65.21%        77.00%     53.00%     66.00%

------------

  * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Upon reorganizing as a fund of the One Group, the Paragon Value Growth Fund became the Value Growth Fund. Financial highlights for the periods prior to March 26, 1996 represent the Paragon Value Growth Fund. The per share data for the periods prior to March 26, 1996 have been restated to reflect the impact of restatement of net asset value from $15.26 to $10.00 effective March 26, 1996.

(b) Not annualized.

(c) Annualized.

(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                                Value Growth Fund
                                                         ---------------------------------------------------------------
                                                                                     Class B
                                                         ---------------------------------------------------------------
                                                                                SEVEN
                                                             Year Ended         MONTHS                     SEPTEMBER 9,
                                                              June 30,          ENDED       YEAR ENDED        1994 TO
                                                         ------------------    JUNE 30,    NOVEMBER 30,    NOVEMBER 30,
                                                          1998       1997      1996(a)         1995           1994(b)
                                                         -------    -------    --------    ------------    -------------
NET ASSET VALUE, BEGINNING OF PERIOD.................    $ 11.47    $ 10.39    $ 11.16        $ 9.01          $  9.85
                                                         -------    -------    -------        ------          -------
Investment Activities:
  Net investment income (loss).......................      (0.02)      0.01       0.91          0.05             0.02
  Net realized and unrealized gains (losses) from
    investments......................................       3.31       2.82       0.07          2.46            (0.84)
                                                         -------    -------    -------        ------          -------
    Total from Investment Activities.................       3.29       2.83       0.98          2.51            (0.82)
                                                         -------    -------    -------        ------          -------
Distributions:
  Net investment income..............................         --      (0.02)    (0.91)         (0.07)           (0.02)
  In excess of net investment income.................         --         --     (0.01)            --               --
  Net realized gains.................................      (1.36)     (1.73)    (0.83)         (0.29)              --
                                                         -------    -------    -------        ------          -------
    Total Distributions..............................      (1.36)     (1.75)    (1.75)         (0.36)           (0.02)
                                                         -------    -------    -------        ------          -------
NET ASSET VALUE,
  END OF PERIOD......................................    $ 13.40    $ 11.47    $ 10.39        $11.16          $  9.01
                                                         =======    =======    =======        ======          =======
Total Return (Excludes Sales Charge).................      30.89%     30.52%      9.96%(c)     28.74%           (8.31)%(c)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)..................    $25,501    $10,517    $ 4,673        $2,923          $   412
  Ratio of expenses to average net assets............       1.98%     1.98%       1.86%(d)      1.70%            1.71% (d)
  Ratio of net investment income to average net
    assets...........................................      (0.35)%    0.07%       0.13%(d)      0.38%            0.76% (d)
  Ratio of expenses to average net assets*...........       1.98%     2.00%       1.94%(d)      1.70%            1.71% (d)
  Ratio of net investment income to average net
    assets*..........................................      (0.35)%    0.05%       0.05%(d)      0.38%            0.76% (d)
  Portfolio turnover (e).............................      62.37%    113.17%     65.21%        77.00%           53.00%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Upon reorganizing as a fund of the One Group, the Paragon Value Growth Fund became the Value Growth Fund. Financial highlights for the periods prior to March 26, 1996 represent the Paragon Value Growth Fund. The per share data for the periods prior to March 26, 1996 have been restated to reflect the impact of restatement of net asset value from $15.21 to $10.00 effective March 26, 1996.

(b) Period from commencement of operations.
(c) Not annualized.

(d) Annualized.

(e) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                              VALUE GROWTH FUND
                                                              -----------------
                                                                   CLASS C
                                                              -----------------
                                                                 NOVEMBER 4,
                                                                   1997 TO
                                                                  JUNE 30,
                                                                   1998(a)
                                                              -----------------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................       $11.76
                                                                   ------
Investment Activities:
  Net realized and unrealized gains (losses) from
    investments.............................................         2.35
                                                                   ------
    Total from Investment Activities........................         2.35
                                                                   ------
Distributions:
  Net investment income.....................................        (0.01)
  Net realized gains........................................        (0.63)
                                                                   ------
    Total Distributions.....................................        (0.64)
                                                                   ------
NET ASSET VALUE,
  END OF PERIOD.............................................       $13.47
                                                                   ======
Total Return (Excludes Sales Charge)........................        20.87%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................       $1,234
  Ratio of expenses to average net assets...................         1.99% (c)
  Ratio of net investment income to average net assets......        (0.43)%(c)
  Portfolio turnover (d)....................................        62.37%

------------

(a) Period from commencement of operations.

(b) Not annualized.

(c) Annualized.

(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                              LARGE COMPANY VALUE FUND
                                                          ----------------------------------------------------------------
                                                                                     FIDUCIARY
                                                          ----------------------------------------------------------------
                                                                                YEAR ENDED JUNE 30,
                                                          ----------------------------------------------------------------
                                                            1998          1997          1996          1995          1994
                                                          --------      --------      --------      --------      --------
NET ASSET VALUE, BEGINNING OF PERIOD....................  $  14.79      $  12.83      $  12.87      $  11.34      $  11.64
                                                          --------      --------      --------      --------      --------
Investment Activities:
  Net investment income.................................      0.21          0.27          0.31          0.31          0.20
  Net realized and unrealized gains (losses) from
    investments.........................................      2.84          3.01          1.20          2.18         (0.01)
                                                          --------      --------      --------      --------      --------
    Total from Investment Activities....................      3.05          3.28          1.51          2.49          0.19
                                                          --------      --------      --------      --------      --------
Distributions:
  Net investment income.................................     (0.21)        (0.26)        (0.31)        (0.32)        (0.19)
  Net realized gains....................................     (0.93)        (1.06)        (1.24)        (0.64)        (0.30)
                                                          --------      --------      --------      --------      --------
    Total Distributions.................................     (1.14)        (1.32)        (1.55)        (0.96)        (0.49)
                                                          --------      --------      --------      --------      --------
NET ASSET VALUE,
  END OF PERIOD.........................................  $  16.70      $  14.79      $  12.83      $  12.87      $  11.34
                                                          ========      ========      ========      ========      ========
Total Return............................................     21.46%        27.10%        12.71%        23.42%        (1.59)%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).....................  $792,649      $686,156      $584,527      $365,376      $169,127
  Ratio of expenses to average net assets...............      0.95%         0.97%         0.97%         1.00%         0.95%
  Ratio of net investment income to average net
    assets..............................................      1.34%         1.99%         2.43%         2.74%         1.72%
  Ratio of expenses to average net assets*..............      0.95%         0.97%         0.98%         1.01%         1.02%
  Ratio of net investment income to average net
    assets*.............................................      1.34%         1.99%         2.42%         2.73%         1.65%
  Portfolio turnover (a)................................     47.35%        77.05%       186.84%       203.13%       111.72%

------------

  * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                              LARGE COMPANY VALUE FUND
                                                              --------------------------------------------------------
                                                                                      CLASS A
                                                              --------------------------------------------------------
                                                                                YEAR ENDED JUNE 30,
                                                              --------------------------------------------------------
                                                               1998         1997         1996        1995        1994
                                                              -------      -------      ------      ------      ------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................  $ 14.85      $ 12.87      $12.89      $11.34      $11.64
                                                              -------      -------      ------      ------      ------
Investment Activities:
  Net investment income.....................................     0.18         0.23        0.27        0.28        0.17
  Net realized and unrealized gains (losses) from
    investments.............................................     2.84         3.04        1.22        2.20       (0.01)
                                                              -------      -------      ------      ------      ------
    Total from Investment Activities........................     3.02         3.27        1.49        2.48        0.16
                                                              -------      -------      ------      ------      ------
Distributions:
  Net investment income.....................................    (0.17)       (0.23)      (0.27)      (0.27)      (0.16)
  In excess of net investment income........................       --           --          --       (0.02)         --
  Net realized gains........................................    (0.93)       (1.06)      (1.24)      (0.64)      (0.30)
                                                              -------      -------      ------      ------      ------
    Total Distributions.....................................    (1.10)       (1.29)      (1.51)      (0.93)      (0.46)
                                                              -------      -------      ------      ------      ------
NET ASSET VALUE,
  END OF PERIOD.............................................  $ 16.77      $ 14.85      $12.87      $12.89      $11.34
                                                              =======      =======      ======      ======      ======
Total Return (Excludes Sales Charge)........................    21.14%       26.90%      12.40%      22.64%       1.35%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................  $15,699      $14,832      $9,380      $3,481      $  698
  Ratio of expenses to average net assets...................     1.20%        1.22%       1.22%       1.25%       1.20%
  Ratio of net investment income to average net assets......     1.10%        1.72%       2.18%       2.52%       1.57%
  Ratio of expenses to average net assets*..................     1.30%        1.31%       1.33%       1.37%       1.37%
  Ratio of net investment income to average net assets*.....     1.00%        1.63%       2.07%       2.41%       1.40%
  Portfolio turnover (a)....................................    47.35%       77.05%     186.84%     203.13%     111.72%

------------

  * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                              LARGE COMPANY VALUE FUND
                                                            ------------------------------------------------------------
                                                                                      CLASS B
                                                            ------------------------------------------------------------
                                                                                                             JANUARY 14,
                                                                        YEAR ENDED JUNE 30,                    1994 TO
                                                            -------------------------------------------       JUNE 30,
                                                             1998         1997        1996        1995         1994(a)
                                                            -------      ------      ------      ------      -----------
NET ASSET VALUE,
  BEGINNING OF PERIOD.....................................  $ 14.95      $12.98      $12.96      $11.41        $11.87
                                                            -------      ------      ------      ------        ------
Investment Activities:
  Net investment income...................................     0.07        0.14        0.18        0.17          0.05
  Net realized and unrealized gains (losses) from
    investments...........................................     2.84        3.04        1.26        2.19         (0.46)
                                                            -------      ------      ------      ------        ------
    Total from Investment Activities......................     2.91        3.18        1.44        2.36         (0.41)
                                                            -------      ------      ------      ------        ------
Distributions:
  Net investment income...................................    (0.09)      (0.15)      (0.18)      (0.17)        (0.05)
  Net realized gains......................................    (0.93)      (1.06)      (1.24)      (0.64)           --
                                                            -------      ------      ------      ------        ------
    Total Distributions...................................    (1.02)      (1.21)      (1.42)      (0.81)        (0.05)
                                                            -------      ------      ------      ------        ------
NET ASSET VALUE,
  END OF PERIOD...........................................  $ 16.84      $14.95      $12.98      $12.96        $11.41
                                                            =======      ======      ======      ======        ======
Total Return (Excludes Sales Charge)......................    20.18%      25.86%      11.95%      22.28%         3.48% (b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).......................  $17,154      $9,288      $4,135      $  861        $  182
  Ratio of expenses to average net assets.................     1.95%       1.97%       1.97%       2.00%         2.00% (c)
  Ratio of net investment income to average net assets....     0.33%       0.96%       1.43%       1.74%         1.06% (c)
  Ratio of expenses to average net assets*................     1.95%       1.97%       1.98%       2.01%         2.00% (c)
  Ratio of net investment income to average net assets*...     0.33%       0.96%       1.42%       1.72%         1.06% (c)
  Portfolio turnover (d)..................................    47.35%      77.05%     186.84%     203.13%       111.72%

------------

  * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Period from commencement of operations.

(b) Not annualized.

(c) Annualized.

(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                               DISCIPLINED VALUE FUND
                                                          ----------------------------------------------------------------
                                                                                     FIDUCIARY
                                                          ----------------------------------------------------------------
                                                                                YEAR ENDED JUNE 30,
                                                          ----------------------------------------------------------------
                                                            1998          1997          1996          1995          1994
                                                          --------      --------      --------      --------      --------
NET ASSET VALUE,
  BEGINNING OF PERIOD...................................  $  15.65      $  14.69      $  13.20      $  11.90      $  12.76
                                                          --------      --------      --------      --------      --------
Investment Activities:
  Net investment income.................................      0.14          0.22          0.29          0.28          0.26
  Net realized and unrealized gains from investments....      3.99          2.57          2.27          1.57          0.29
                                                          --------      --------      --------      --------      --------
    Total from Investment Activities....................      4.13          2.79          2.56          1.85          0.55
                                                          --------      --------      --------      --------      --------
Distributions:
  Net investment income.................................     (0.14)        (0.22)        (0.29)        (0.27)        (0.26)
  Net realized gains....................................     (2.74)        (1.61)        (0.78)        (0.28)        (1.15)
                                                          --------      --------      --------      --------      --------
    Total Distributions.................................     (2.88)        (1.83)        (1.07)        (0.55)        (1.41)
                                                          --------      --------      --------      --------      --------
NET ASSET VALUE,
  END OF PERIOD.........................................  $  16.90      $  15.65      $  14.69      $  13.20      $  11.90
                                                          ========      ========      ========      ========      ========
Total Return............................................     28.27%        20.56%        20.10%        16.03%         4.04%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).....................  $634,672      $562,302      $522,474      $448,530      $418,238
  Ratio of expenses to average net assets...............      0.96%         0.98%         0.99%         1.00%         0.93%
  Ratio of net investment income to average net
    assets..............................................      0.85%         1.52%         2.04%         2.21%         2.14%
  Ratio of expenses to average net assets*..............      0.96%         0.98%         1.00%         1.10%         0.98%
  Ratio of net investment income to average net
    assets*.............................................      0.85%         1.52%         2.03%         2.11%         2.09%
  Portfolio turnover (a)................................    106.41%        92.66%        90.55%       176.66%        56.33%

------------

  * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                                DISCIPLINED VALUE FUND
                                                              -----------------------------------------------------------
                                                                                        CLASS A
                                                              -----------------------------------------------------------
                                                                                  YEAR ENDED JUNE 30,
                                                              -----------------------------------------------------------
                                                               1998         1997         1996         1995         1994
                                                              -------      -------      -------      -------      -------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................  $ 15.68      $ 14.72      $ 13.22      $ 11.91      $ 12.75
                                                              -------      -------      -------      -------      -------
Investment Activities:
  Net investment income.....................................     0.10         0.19         0.25         0.24         0.24
  Net realized and unrealized gains from investments........     3.99         2.57         2.28         1.59         0.30
                                                              -------      -------      -------      -------      -------
    Total from Investment Activities........................     4.09         2.76         2.53         1.83         0.54
                                                              -------      -------      -------      -------      -------
Distributions:
  Net investment income.....................................    (0.10)       (0.19)       (0.25)       (0.24)       (0.23)
  Net realized gains........................................    (2.74)       (1.61)       (0.78)       (0.26)       (1.10)
  In excess of net realized gains...........................       --           --           --        (0.02)       (0.05)
                                                              -------      -------      -------      -------      -------
    Total Distributions.....................................    (2.84)       (1.80)       (1.03)       (0.52)       (1.38)
                                                              -------      -------      -------      -------      -------
NET ASSET VALUE,
  END OF PERIOD.............................................  $ 16.93      $ 15.68      $ 14.72      $ 13.22      $ 11.91
                                                              =======      =======      =======      =======      =======
Total Return (Excludes Sales Charge)........................    27.90%       20.21%       19.80%       15.43%        3.95%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................  $29,443      $23,909      $20,838      $13,560      $10,448
  Ratio of expenses to average net assets...................     1.21%        1.23%        1.24%        1.26%        1.18%
  Ratio of net investment income to average net assets......     0.60%        1.26%        1.79%        1.99%        2.00%
  Ratio of expenses to average net assets*..................     1.31%        1.31%        1.35%        1.36%        1.33%
  Ratio of net investment income to average net assets*.....     0.50%        1.18%        1.68%        1.89%        1.85%
  Portfolio turnover (a)....................................   106.41%       92.66%       90.55%      176.66%       56.33%

------------

  * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                            DISCIPLINED VALUE FUND
                                                            -------------------------------------------------------
                                                                                    CLASS B
                                                            -------------------------------------------------------
                                                                                                        JANUARY 14,
                                                                      YEAR ENDED JUNE 30,                 1994 TO
                                                            ----------------------------------------     JUNE 30,
                                                             1998       1997       1996       1995        1994(a)
                                                            -------    -------    -------    -------    -----------
NET ASSET VALUE,
  BEGINNING OF PERIOD.....................................  $ 15.64    $ 14.69    $ 13.19    $ 11.90      $12.60
                                                            -------    -------    -------    -------      ------
Investment Activities:
  Net investment income (loss)............................    (0.02)      0.08       0.15       0.15        0.07
  Net realized and unrealized gains (losses) from
    investments...........................................     3.98       2.55       2.27       1.58       (0.70)
                                                            -------    -------    -------    -------      ------
    Total from Investment Activities......................     3.96       2.63       2.42       1.73       (0.63)
                                                            -------    -------    -------    -------      ------
Distributions:
  Net investment income...................................    (0.01)     (0.07)     (0.14)     (0.15)      (0.06)
  In excess of net investment income......................       --         --         --      (0.01)      (0.01)
  Net realized gains......................................    (2.74)     (1.61)     (0.78)     (0.28)         --
                                                            -------    -------    -------    -------      ------
    Total Distributions...................................    (2.75)     (1.68)     (0.92)     (0.44)      (0.07)
                                                            -------    -------    -------    -------      ------
NET ASSET VALUE,
  END OF PERIOD...........................................  $ 16.85    $ 15.64    $ 14.69    $ 13.19      $11.90
                                                            =======    =======    =======    =======      ======
    Total Return (Excludes Sales Charge)..................    26.97%     19.19%     18.93%     14.92%       (5.00)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).......................  $30,094    $20,499    $16,305    $11,222      $5,356
  Ratio of expenses to average net assets.................     1.96%      1.98%      1.99%      2.00%       1.96% (c)
  Ratio of net investment income to average net assets....    (0.15)%     0.51%      1.04%      1.26%       1.80% (c)
  Ratio of expenses to average net assets*................     1.96%      1.98%      2.00%      2.01%       1.96% (c)
  Ratio of net investment income to average net assets*...    (0.15)%     0.51%      1.03%      1.25%       1.80% (c)
  Portfolio turnover (d)..................................   106.41%     92.66%     90.55%    176.66%      56.33%

------------

  * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Period from commencement of operations.

(b) Not annualized.

(c) Annualized.

(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                            LARGE COMPANY GROWTH FUND
                                                       --------------------------------------------------------------------
                                                                                    FIDUCIARY
                                                       --------------------------------------------------------------------
                                                                               YEAR ENDED JUNE 30,
                                                       --------------------------------------------------------------------
                                                          1998            1997           1996          1995          1994
                                                       ----------      ----------      --------      --------      --------
NET ASSET VALUE,
  BEGINNING OF PERIOD................................  $    19.44      $    15.44      $  13.47      $  11.32      $  10.92
                                                       ----------      ----------      --------      --------      --------
Investment Activities:
  Net investment income..............................        0.04            0.12          0.18          0.20          0.20
  Net realized and unrealized gains from
    investments......................................        6.13            4.79          2.14          3.04          0.67
                                                       ----------      ----------      --------      --------      --------
    Total from Investment Activities.................        6.17            4.91          2.32          3.24          0.87
                                                       ----------      ----------      --------      --------      --------
Distributions:
  Net investment income..............................       (0.02)          (0.11)        (0.18)        (0.20)        (0.20)
  Net realized gains.................................       (2.88)          (0.80)        (0.17)        (0.89)        (0.27)
                                                       ----------      ----------      --------      --------      --------
    Total Distributions..............................       (2.90)          (0.91)        (0.35)        (1.09)        (0.47)
                                                       ----------      ----------      --------      --------      --------
NET ASSET VALUE,
  END OF PERIOD......................................  $    22.71      $    19.44      $  15.44      $  13.47      $  11.32
                                                       ==========      ==========      ========      ========      ========
Total Return.........................................       35.75%          33.11%        17.36%        21.85%         8.04%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)..................  $1,510,521      $1,142,864      $745,986      $531,595      $150,035
  Ratio of expenses to average net assets............        0.99%           0.99%         0.96%         1.00%         0.78%
  Ratio of net investment income to average net
    assets...........................................        0.21%           0.69%         1.20%         1.72%         1.87%
  Ratio of expenses to average net assets*...........        0.99%           0.99%         0.99%         1.00%         1.13%
  Ratio of net investment income to average net
    assets*..........................................        0.21%           0.69%         1.17%         1.72%         1.52%
  Portfolio turnover (a).............................      117.34%          57.17%        35.51%        14.22%         9.04%

------------

  * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                         LARGE COMPANY GROWTH FUND
                                                         ----------------------------------------------------------
                                                                                  CLASS A
                                                         ----------------------------------------------------------
                                                                                                       FEBRUARY 22,
                                                                    YEAR ENDED JUNE 30,                  1994 TO
                                                         ------------------------------------------      JUNE 30,
                                                           1998        1997       1996       1995        1994(a)
                                                         --------    --------    -------    -------    ------------
NET ASSET VALUE,
  BEGINNING OF PERIOD..................................  $  19.92    $  15.83    $ 13.83    $ 11.62       $11.78
                                                         --------    --------    -------    -------       ------
Investment Activities:
  Net investment income (loss).........................     (0.01)       0.08       0.14       0.17         0.04
  Net realized and unrealized gains (losses) from
    investments........................................      6.30        4.88       2.17       3.10        (0.16)
                                                         --------    --------    -------    -------       ------
  Total from Investment Activities.....................      6.29        4.96       2.31       3.27        (0.12)
                                                         --------    --------    -------    -------       ------
Distributions:
  Net investment income................................        --       (0.07)     (0.14)     (0.16)       (0.04)
  In excess of net investment income...................     (0.01)         --         --      (0.01)          --
  Net realized gains...................................     (2.88)      (0.80)     (0.17)     (0.89)          --
                                                         --------    --------    -------    -------       ------
    Total Distributions................................     (2.89)      (0.87)     (0.31)     (1.06)       (0.04)
                                                         --------    --------    -------    -------       ------
NET ASSET VALUE,
  END OF PERIOD........................................  $  23.32    $  19.92    $ 15.83    $ 13.83       $11.62
                                                         ========    ========    =======    =======       ======
Total Return (Excludes Sales Charge)...................     35.43%      32.57%     16.85%     21.52%       (1.02)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)....................  $199,052    $125,910    $75,114    $27,428       $  368
  Ratio of expenses to average net assets..............      1.24%       1.24%      1.21%      1.26%        1.25% (c)
  Ratio of net investment income to average net
    assets.............................................     (0.04)%      0.44%      0.95%      1.49%        1.78% (c)
  Ratio of expenses to average net assets*.............      1.34%       1.32%      1.34%      1.36%        1.35% (c)
  Ratio of net investment income to average net
    assets*............................................     (0.14)%      0.36%      0.82%      1.39%        1.68% (c)
  Portfolio turnover (d)...............................    117.34%      57.17%     35.51%     14.22%        9.04%

------------

  * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Period from commencement of operations.

(b) Not annualized.

(c) Annualized.

(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                          LARGE COMPANY GROWTH FUND
                                                          ---------------------------------------------------------
                                                                                   CLASS B
                                                          ---------------------------------------------------------
                                                                                                        JANUARY 14,
                                                                     YEAR ENDED JUNE 30,                  1994 TO
                                                          ------------------------------------------     JUNE 30,
                                                            1998        1997       1996       1995        1994(a)
                                                          --------    --------    -------    -------    -----------
NET ASSET VALUE,
  BEGINNING OF PERIOD...................................  $  19.61    $  15.63    $ 13.63    $ 11.47      $11.57
                                                          --------    --------    -------    -------      ------
Investment Activities:
  Net investment income (loss)..........................     (0.10)      (0.04)      0.05       0.09        0.03
  Net realized and unrealized gains (losses) from
    investments.........................................      6.10        4.82       2.17       3.06       (0.10)
                                                          --------    --------    -------    -------      ------
    Total from Investment Activities....................      6.00        4.78       2.22       3.15       (0.07)
                                                          --------    --------    -------    -------      ------
Distributions:
  Net investment income.................................        --          --      (0.05)     (0.09)      (0.03)
  In excess of net investment income                            --          --         --      (0.01)         --
  Net realized gains....................................     (2.88)      (0.80)     (0.17)     (0.89)         --
                                                          --------    --------    -------    -------      ------
    Total Distributions.................................     (2.88)      (0.80)     (0.22)     (0.99)      (0.03)
                                                          --------    --------    -------    -------      ------
NET ASSET VALUE,
  END OF PERIOD.........................................  $  22.73    $  19.61    $ 15.63    $ 13.63      $11.47
                                                          ========    ========    =======    =======      ======
Total Return (Excludes Sales Charge)....................     34.39%      31.74%     16.41%     20.65%      (0.66)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                       $280,563    $132,268    $56,261    $ 6,918      $  334
  Ratio of expenses to average net assets...............      1.99%       2.00%      1.96%      2.01%       1.99% (c)
  Ratio of net investment income to average net assets       (0.80)%     (0.33)%     0.20%      0.74%       0.96% (c)
  Ratio of expenses to average net assets*..............      1.99%       2.00%      1.99%      2.01%       1.99% (c)
  Ratio of net investment income to average net assets*      (0.80)%     (0.33)%     0.17%      0.74%       0.96% (c)
  Portfolio turnover (d)................................    117.34%      57.17%     35.51%     14.22%       9.04%

------------

  * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Period from commencement of operations.

(b) Not annualized.

(c) Annualized.

(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                               LARGE COMPANY
                                                                GROWTH FUND
                                                               -------------
                                                                  CLASS C
                                                                  -------
                                                                NOVEMBER 4,
                                                                  1997 TO
                                                                 JUNE 30,
                                                                  1998(a)
                                                                -----------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................      $18.98
                                                                  ------
Investment Activities:
  Net investment income (loss)..............................       (0.06)
  Net realized and unrealized gains from investments........        4.99
                                                                  ------
    Total from Investment Activities........................        4.93
                                                                  ------
Distributions:
  Net realized gains........................................       (1.34)
                                                                  ------
    Total Distributions.....................................       (1.34)
                                                                  ------
NET ASSET VALUE,
  END OF PERIOD.............................................      $22.57
                                                                  ======
Total Return (Excludes Sales Charge)........................       27.63% (b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................      $  492
  Ratio of expenses to average net assets...................        1.98% (c)
  Ratio of net investment income to average net assets......       (0.87)%(c)
  Portfolio turnover (d)....................................     117.34%

------------

(a) Period from commencement of operations.

(b) Not annualized.

(c) Annualized.

(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                            GROWTH OPPORTUNITIES FUND
                                                         ----------------------------------------------------------------
                                                                                    FIDUCIARY
                                                         ----------------------------------------------------------------
                                                                               YEAR ENDED JUNE 30,
                                                         ----------------------------------------------------------------
                                                           1998          1997          1996          1995          1994
                                                         --------      --------      --------      --------      --------
NET ASSET VALUE, BEGINNING OF PERIOD...................  $  19.46      $  18.81      $  18.40      $  15.96      $  16.96
                                                         --------      --------      --------      --------      --------
Investment Activities:
  Net investment income (loss).........................     (0.07)         0.25          0.20          0.06          0.07
  Net realized and unrealized gains (losses) from
    investments........................................      5.70          3.59          3.83          2.98         (0.05)
                                                         --------      --------      --------      --------      --------
    Total from Investment Activities...................      5.63          3.84          4.03          3.04          0.02
                                                         --------      --------      --------      --------      --------
Distributions:
  Net investment income................................        --         (0.25)        (0.20)        (0.06)        (0.07)
  In excess of net investment income...................        --         (0.02)           --            --            --
  Net realized gains...................................     (2.58)        (2.92)        (3.42)        (0.54)        (0.95)
                                                         --------      --------      --------      --------      --------
    Total Distributions................................     (2.58)        (3.19)        (3.62)        (0.60)        (1.02)
                                                         --------      --------      --------      --------      --------
NET ASSET VALUE, END OF PERIOD.........................  $  22.51      $  19.46      $  18.81      $  18.40      $  15.96
                                                         ========      ========      ========      ========      ========
Total Return...........................................     31.11%        22.75%        24.63%        19.75%        (0.16)%
Ratios/Supplementary Data:
  Net Assets at end of period (000)....................  $868,901      $623,911      $532,525      $413,518      $389,567
  Ratio of expenses to average net assets..............      1.00%         0.99%         1.00%         0.98%         0.98%
  Ratio of net investment income to average net
    assets.............................................     (0.36)%        1.32%         1.15%         0.38%         0.42%
  Ratio of expenses to average net assets*.............      1.00%         0.99%         1.01%         0.98%         1.03%
  Ratio of net investment income to average net
    assets*............................................     (0.36)%        1.32%         1.14%         0.38%         0.37%
  Portfolio turnover (a)...............................    158.43%       301.35%       435.30%       132.63%        70.67%

------------
 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                               GROWTH OPPORTUNITIES FUND
                                                              -----------------------------------------------------------
                                                                                        CLASS A
                                                              -----------------------------------------------------------
                                                                                  YEAR ENDED JUNE 30,
                                                              -----------------------------------------------------------
                                                               1998         1997         1996         1995         1994
                                                              -------      -------      -------      -------      -------
NET ASSET VALUE, BEGINNING OF PERIOD........................  $ 19.37      $ 18.76      $ 18.36      $ 15.93      $ 16.96
                                                              -------      -------      -------      -------      -------
Investment Activities:
  Net investment income (loss)..............................    (0.08)        0.21         0.17         0.02         0.04
  Net realized and unrealized gains (losses) from
    investments.............................................     5.65         3.58         3.80         2.98       (0.08)
                                                              -------      -------      -------      -------      -------
    Total from Investment Activities........................     5.57         3.79         3.97         3.00       (0.04)
                                                              -------      -------      -------      -------      -------
Distributions:
  Net investment income.....................................       --        (0.24)       (0.15)       (0.01)      (0.03)
  In excess of net investment income........................       --        (0.02)          --        (0.02)      (0.01)
  Net realized gains........................................    (2.58)       (2.92)       (3.42)       (0.54)      (0.95)
                                                              -------      -------      -------      -------      -------
    Total Distributions.....................................    (2.58)       (3.18)       (3.57)       (0.57)      (0.99)
                                                              -------      -------      -------      -------      -------
NET ASSET VALUE, END OF PERIOD..............................  $ 22.36      $ 19.37      $ 18.76      $ 18.36      $ 15.93
                                                              =======      =======      =======      =======      =======
Total Return (Excludes Sales Charge)........................    30.95%       22.52%       24.32%       19.50%      (0.52)%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................  $95,647      $43,370      $28,052      $11,178      $ 8,097
  Ratio of expenses to average net assets...................     1.25%        1.25%        1.25%        1.23%        1.22%
  Ratio of net investment income to average net assets......    (0.60)%       0.92%        0.90%        0.12%        0.27%
  Ratio of expenses to average net assets*..................     1.35%        1.34%        1.36%        1.33%        1.38%
  Ratio of net investment income to average net assets*.....    (0.70)%       0.83%        0.79%        0.02%        0.11%
  Portfolio turnover (a)....................................   158.43%      301.35%      435.30%      132.63%       70.67%

------------
 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                         GROWTH OPPORTUNITIES FUND
                                                          -------------------------------------------------------
                                                                                  CLASS B
                                                          -------------------------------------------------------
                                                                                                      JANUARY 14,
                                                                     YEAR ENDED JUNE 30,                1994 TO
                                                          -----------------------------------------    JUNE 30,
                                                            1998       1997       1996       1995       1994(a)
                                                          --------   --------   --------   --------   -----------
NET ASSET VALUE, BEGINNING OF PERIOD...................   $  18.82   $  18.43   $  18.14   $  15.85    $  17.44
                                                          --------   --------   --------   --------    --------
Investment Activities:
  Net investment income (loss).........................      (0.15)      0.11       0.09      (0.07)      (0.02)
  Net realized and unrealized gains (losses) from
    investments........................................       5.35       3.44       3.69       2.90       (1.56)
                                                          --------   --------   --------   --------    --------
    Total from Investment Activities...................       5.20       3.55       3.78       2.83       (1.58)
                                                          --------   --------   --------   --------    --------
Distributions:
  Net investment income................................         --      (0.22)     (0.07)        --       (0.01)
  In excess of net investment income...................         --      (0.02)        --         --          --
  Net realized gains...................................      (2.58)     (2.92)     (3.42)     (0.54)         --
                                                          --------   --------   --------   --------    --------
    Total Distributions................................      (2.58)     (3.16)     (3.49)     (0.54)      (0.01)
                                                          --------   --------   --------   --------    --------
NET ASSET VALUE,
  END OF PERIOD........................................   $  21.44   $  18.82   $  18.43   $  18.14    $  15.85
                                                          ========   ========   ========   ========    ========
Total Return (Excludes Sales Charge)...................      29.79%     21.73%     23.53%     18.47%       (9.07)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)....................   $ 90,930   $ 37,409   $ 12,910   $  2,787    $  1,131
  Ratio of expenses to average net assets..............       2.00%      2.00%      2.00%      1.98%       2.12%(c)
  Ratio of net investment income to average net
    assets.............................................      (1.35)%     0.01%      0.15%     (0.63)%     (0.55)%(c)
  Ratio of expenses to average net assets*.............       2.00%      2.00%      2.01%      1.98%       2.12%(c)
  Ratio of net investment income to average net
    assets*............................................      (1.35)%     0.01%      0.14%     (0.63)%     (0.55)%(c)
  Portfolio turnover (d)...............................     158.43%    301.35%    435.30%    132.63%      70.67%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                    GROWTH
                                                                OPPORTUNITIES
                                                                     FUND
                                                                -------------
                                                                   CLASS C
                                                                   -------
                                                                 NOVEMBER 4,
                                                                   1997 TO
                                                                   JUNE 30,
                                                                   1998(a)
                                                                 -----------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................        $21.47
                                                                    ------
Investment Activities:
  Net investment income (loss)..............................         (0.04)
  Net realized and unrealized gains from investments........          2.77
                                                                    ------
    Total from Investment Activities........................          2.73
                                                                    ------
Distributions:
  Net realized gains........................................         (1.78)
                                                                    ------
Total Distributions.........................................         (1.78)
                                                                    ------
NET ASSET VALUE,
  END OF PERIOD.............................................        $22.42
                                                                    ======
Total Return (Excludes Sales Charge)........................         14.27% (b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................        $1,088
  Ratio of expenses to average net assets...................          2.01% (c)
  Ratio of net investment income to average net assets......         (1.31)%(c)
  Portfolio turnover (d)....................................        158.43%

------------

(a) Period from commencement of operations.

(b) Not annualized.

(c) Annualized.

(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                      SMALL CAPITALIZATION FUND
                                                                  ----------------------------------
                                                                              FIDUCIARY
                                                                  ----------------------------------
                                                                                           MARCH 26,
                                                                   YEAR ENDED JUNE 30,      1996 TO
                                                                  ---------------------    JUNE 30,
                                                                    1998         1997       1996(a)
                                                                  --------      -------    ---------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................      $  10.94      $ 10.75     $ 10.00
                                                                  --------      -------     -------
Investment Activities:
  Net investment income (loss)..............................            --        (0.02)         --
  Net realized and unrealized gains (losses) from
    investments.............................................          2.44         1.31        0.78
                                                                  --------      -------     -------
    Total from Investment Activities........................          2.44         1.29        0.78
                                                                  --------      -------     -------
Distributions:
  Net realized gains........................................         (1.33)       (1.10)      (0.03)
                                                                  --------      -------     -------
    Total Distributions.....................................         (1.33)       (1.10)      (0.03)
                                                                  --------      -------     -------
NET ASSET VALUE,
  END OF PERIOD.............................................      $  12.05      $ 10.94     $ 10.75
                                                                  ========      =======     =======
Total Return................................................         23.58%       13.44%      13.39%(b)(c)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................      $114,951      $78,318     $83,371
  Ratio of expenses to average net assets...................          1.06%        1.02%       0.96%(d)
  Ratio of net investment income to average net assets......         (0.05)%      (0.16)%     (0.16)%(d)
  Ratio of expenses to average net assets*..................          1.09%        1.12%       1.05%(d)
  Ratio of net investment income to average net assets*.....         (0.08)%      (0.26)%     (0.25)%(d)
  Portfolio turnover (e)....................................         83.77%       92.01%      59.57%

------------

  * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Period from date reorganized as a fund of The One Group.

(b) Not annualized.

(c) Represents total return for Class A Shares from December 1, 1995 through March 25, 1996 plus total return for Fiduciary Shares for the period from March 26, 1996 through June 30, 1996.

(d) Annualized.

(e) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                            SMALL CAPITALIZATION FUND
                                                  ------------------------------------------------------------------------------
                                                                                     CLASS A
                                                  ------------------------------------------------------------------------------
                                                       YEAR ENDED           SEVEN MONTHS
                                                        JUNE 30,                ENDED               YEAR ENDED NOVEMBER 30,
                                                  --------------------        JUNE 30,         ---------------------------------
                                                   1998         1997           1996(a)          1995         1994         1993
                                                  -------      -------      -------------      -------      -------      -------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................      $ 10.94      $ 10.73         $ 11.50         $  9.36      $ 10.11      $  9.48
                                                  -------      -------         -------         -------      -------      -------
Investment Activities:
  Net investment income (loss)..............        (0.03)       (0.04)          (0.07)          (0.04)       (0.04)       (0.02)
  Net realized and unrealized gains (losses)
    from investments........................         2.44         1.35            1.40            2.35        (0.63)        0.88
                                                  -------      -------         -------         -------      -------      -------
    Total from Investment Activities........         2.41         1.31            1.33            2.31        (0.67)        0.86
                                                  -------      -------         -------         -------      -------      -------
Distributions:
  Net investment income.....................           --           --              --              --           --        (0.01)
  Net realized gains........................        (1.33)       (1.10)          (2.10)          (0.17)       (0.08)       (0.22)
                                                  -------      -------         -------         -------      -------      -------
    Total Distributions.....................        (1.33)       (1.10)          (2.10)          (0.17)       (0.08)       (0.23)
                                                  -------      -------         -------         -------      -------      -------
NET ASSET VALUE,
  END OF PERIOD.............................      $ 12.02      $ 10.94         $ 10.73         $ 11.50      $  9.36      $ 10.11
                                                  =======      =======         =======         =======      =======      =======
Total Return (Excludes Sales Charge)........        23.28%       13.52%          12.85% (b)      25.07%       (6.66)%       9.10%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........      $21,634      $17,299         $18,356         $95,467      $77,540      $74,982
  Ratio of expenses to average net assets...         1.31%        1.27%           1.05% (c)       1.03%        1.00%        1.01%
  Ratio of net investment income to average
    net assets..............................        (0.31)%      (0.41)%         (0.33)%(c)      (0.36)%      (0.38)%      (0.21)%
  Ratio of expenses to average net
    assets*.................................         1.44%        1.45%           1.07% (c)       1.03%        1.00%        1.01%
  Ratio of net investment income to average
    net assets*.............................        (0.44)%      (0.59)%         (0.35) (c)      (0.36)%      (0.38)%      (0.21)%
  Portfolio turnover (d)....................        83.77%       92.01%          59.57%          65.00%       51.00%       59.00%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Upon reorganizing as a fund of The One Group, the Paragon Gulf South Growth Fund became the Gulf South Growth Fund. Financial highlights for the periods prior to March 26, 1996 represents the Paragon Gulf South Growth Fund. The per share data for the periods prior to March 26, 1996 have been restated to reflect the impact of restatement of net asset value from $15.70 to $10.00 effective March 26, 1996.

(b) Not annualized.

(c) Annualized.

(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                            SMALL CAPITALIZATION FUND
                                                    --------------------------------------------------------------------------
                                                                                     CLASS B
                                                    --------------------------------------------------------------------------
                                                        YEAR ENDED          SEVEN MONTHS           YEAR          SEPTEMBER 12,
                                                         JUNE 30,               ENDED             ENDED             1994 TO
                                                    ------------------        JUNE 30,         NOVEMBER 30,      NOVEMBER 30,
                                                     1998        1997          1996(a)             1995             1994(b)
                                                    ------      ------      -------------      ------------      -------------
NET ASSET VALUE,
  BEGINNING OF PERIOD.........................      $10.84      $10.72         $11.56             $ 9.47            $10.40
                                                    ------      ------         ------             ------            ------
Investment Activities:
  Net investment income (loss)................       (0.03)      (0.10)         (0.06)             (0.07)            (0.01)
  Net realized and unrealized gains (losses)
    from investments..........................        2.31        1.32           1.35               2.33             (0.92)
                                                    ------      ------         ------             ------            ------
    Total from Investment Activities..........        2.28        1.22           1.29               2.26             (0.93)
                                                    ------      ------         ------             ------            ------
Distributions:
  Net realized gains..........................       (1.33)      (1.10)         (2.13)             (0.17)               --
                                                    ------      ------         ------             ------            ------
    Total Distributions.......................       (1.33)      (1.10)         (2.13)             (0.17)               --
                                                    ------      ------         ------             ------            ------
NET ASSET VALUE,
  END OF PERIOD...............................      $11.79      $10.84         $10.72             $11.56            $ 9.47
                                                    ======      ======         ======             ======            ======
Total Return (Excludes Sales Charge)..........       22.24%      12.74%          12.47% (c)        24.21%            (9.08)%(c)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)...........      $8,567      $3,835         $2,545             $1,814            $  231
  Ratio of expenses to average net assets.....        2.06%       2.02%          1.87% (d)          1.78%             1.75% (d)
  Ratio of net investment income to average
    net assets................................       (1.02)%     (1.16)%        (1.10)%(d)         (1.16)%           (0.90)%(d)
  Ratio of expenses to average net assets*....        2.09%       2.12%          1.92% (d)          1.78%             1.75% (d)
  Ratio of net investment income to average
    net assets*...............................       (1.05)%     (1.26)%        (1.15)%(d)         (1.16)%           (0.90)%(d)
  Portfolio turnover (e)......................       83.77%      92.01%         59.57%             65.00%            51.00%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Upon reorganizing as a fund of The One Group, the Paragon Gulf South Growth Fund became the Gulf South Growth Fund. Financial highlights for the periods prior to March 26, 1996 represents the Paragon Gulf South Growth Fund. The per share data for the periods prior to March 26, 1996 have been restated to reflect the impact of restatement of net asset value from $15.48 to $10.00 effective March 26, 1996.

(b) Class B Shares commenced offering September 12, 1994.

(c) Not annualized.

(d) Annualized.

(e) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                              SMALL CAPITALIZATION FUND
                                                              -------------------------
                                                                       CLASS C
                                                              -------------------------
                                                                     NOVEMBER 4,
                                                                       1997 TO
                                                                      JUNE 30,
                                                                       1998(a)
                                                              -------------------------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................          $  13.03
                                                                      --------
Investment Activities:
  Net investment income (loss)..............................             (0.02)
  Net realized and unrealized gains (losses) from
    investments.............................................              0.29
                                                                      --------
    Total from Investment Activities........................              0.27
                                                                      --------
Distributions:
  Net realized gains........................................             (1.33)
                                                                      --------
    Total Distributions.....................................             (1.33)
                                                                      --------
NET ASSET VALUE,
  END OF PERIOD.............................................          $  11.97
                                                                      ========
Total Return (Excludes Sales Charge)........................              3.08%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................          $     90
  Ratio of expenses to average net assets...................              2.05% (c)
  Ratio of net investment income to average net assets......             (0.85)%(c)
  Ratio of expenses to average net assets*..................              2.07% (c)
  Ratio of net investment income to average net assets*.....             (0.87)%(c)
  Portfolio turnover (d)....................................             83.77%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                          INTERNATIONAL EQUITY INDEX FUND
                                                          ----------------------------------------------------------------
                                                                                     FIDUCIARY
                                                          ----------------------------------------------------------------
                                                                                YEAR ENDED JUNE 30,
                                                          ----------------------------------------------------------------
                                                            1998          1997          1996          1995          1994
                                                          --------      --------      --------      --------      --------
NET ASSET VALUE, BEGINNING OF PERIOD....................  $  16.89      $  15.17      $  13.93      $  13.46      $  11.80
                                                          --------      --------      --------      --------      --------
Investment Activities:
  Net investment income.................................      0.21          0.15          0.11          0.13          0.11
  Net realized and unrealized gains (losses) from
    investments.........................................      1.32          2.02          1.43          0.46          1.68
                                                          --------      --------      --------      --------      --------
    Total from Investment Activities....................      1.53          2.17          1.54          0.59          1.79
                                                          --------      --------      --------      --------      --------
Distributions:
  Net investment income.................................     (0.02)        (0.17)        (0.16)        (0.08)        (0.11)
  In excess of net investment income....................        --         (0.13)        (0.02)           --            --
  Net realized gains....................................     (0.43)        (0.15)        (0.12)        (0.04)        (0.01)
  In excess of net realized gains.......................        --            --            --            --         (0.01)
                                                          --------      --------      --------      --------      --------
    Total Distributions.................................     (0.45)        (0.45)        (0.30)        (0.12)        (0.13)
                                                          --------      --------      --------      --------      --------
NET ASSET VALUE, END OF PERIOD..........................  $  17.97      $  16.89      $  15.17      $  13.93      $  13.46
                                                          ========      ========      ========      ========      ========
Total Return............................................      9.54%        14.64%        11.22%         4.20%        15.44%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).....................  $586,741      $449,949      $347,790      $218,299      $145,640
  Ratio of expenses to average net assets...............      0.88%         0.86%         0.97%         1.04%         1.02%
  Ratio of net investment income to average net
    assets..............................................      1.29%         1.00%         1.04%         1.25%         1.27%
  Ratio of expenses to average net assets*..............      0.88%         0.86%         1.00%         1.04%         1.02%
  Ratio of net investment income to average net
    assets*.............................................      1.29%         1.00%         1.01%         1.25%         1.27%
  Portfolio turnover (a)................................      9.90%         9.61%         6.28%         4.67%         7.74%

------------
 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                           INTERNATIONAL EQUITY INDEX FUND
                                                              ---------------------------------------------------------
                                                                                       CLASS A
                                                              ---------------------------------------------------------
                                                                                 YEAR ENDED JUNE 30,
                                                              ---------------------------------------------------------
                                                               1998         1997         1996         1995        1994
                                                              -------      -------      -------      ------      ------
NET ASSET VALUE, BEGINNING OF PERIOD........................  $ 16.92      $ 15.16      $ 13.92      $13.49      $11.80
                                                              -------      -------      -------      ------      ------
Investment Activities:
  Net investment income.....................................     0.19         0.11         0.14        0.12        0.09
  Net realized and unrealized gains (losses) from
    investments.............................................     1.31         2.03         1.40        0.43        1.67
                                                              -------      -------      -------      ------      ------
    Total from Investment Activities........................     1.50         2.14         1.54        0.55        1.76
                                                              -------      -------      -------      ------      ------
Distributions:
  Net investment income.....................................       --        (0.13)       (0.16)      (0.08)      (0.05)
  In excess of net investment income........................       --        (0.10)       (0.02)         --          --
  Net realized gains........................................    (0.43)       (0.15)       (0.12)      (0.04)      (0.02)
                                                              -------      -------      -------      ------      ------
    Total Distributions.....................................    (0.43)       (0.38)       (0.30)      (0.12)      (0.07)
                                                              -------      -------      -------      ------      ------
NET ASSET VALUE, END OF PERIOD..............................  $ 17.99      $ 16.92      $ 15.16      $13.92      $13.49
                                                              =======      =======      =======      ======      ======
Total Return (Excludes Sales Charge)........................     9.34%       14.31%       11.20%       3.87%      15.18%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................  $24,060      $12,562      $10,789      $5,028      $2,395
  Ratio of expenses to average net assets...................     1.13%        1.11%        1.22%       1.28%       1.26%
  Ratio of net investment income to average net assets......     1.11%        0.73%        0.79%       1.09%       1.15%
  Ratio of expenses to average net assets*..................     1.23%        1.19%        1.35%       1.38%       1.36%
  Ratio of net investment income to average net assets*.....     1.01%        0.65%        0.66%       0.99%       1.05%
  Portfolio turnover (a)....................................     9.90%        9.61%        6.28%       4.67%       7.74%

------------
 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                             INTERNATIONAL EQUITY INDEX FUND
                                                              -------------------------------------------------------------
                                                                                         CLASS B
                                                              -------------------------------------------------------------
                                                                                                                JANUARY 14,
                                                                          YEAR ENDED JUNE 30,                     1994 TO
                                                              --------------------------------------------       JUNE 30,
                                                               1998         1997         1996        1995         1994(a)
                                                              -------      -------      ------      ------      -----------
NET ASSET VALUE, BEGINNING OF PERIOD........................  $ 16.44      $ 14.79      $13.73      $13.40        $13.00
                                                              -------      -------      ------      ------        ------
Investment Activities:
  Net investment income (loss)..............................     0.08         0.09        0.03        0.03          0.06
  Net realized and unrealized gains from investments
    (losses)................................................     1.24         1.86        1.32        0.41          0.34
                                                              -------      -------      ------      ------        ------
    Total from Investment Activities........................     1.32         1.95        1.35        0.44          0.40
                                                              -------      -------      ------      ------        ------
Distributions:
  Net investment income.....................................       --        (0.08)      (0.15)      (0.07)           --
  In excess of net investment income........................       --        (0.07)      (0.02)         --            --
  Net realized gains........................................    (0.43)       (0.15)      (0.12)      (0.04)           --
                                                              -------      -------      ------      ------        ------
    Total Distributions.....................................    (0.43)       (0.30)      (0.29)      (0.11)           --
                                                              -------      -------      ------      ------        ------
NET ASSET VALUE, END OF PERIOD..............................  $ 17.33      $ 16.44      $14.79      $13.73        $13.40
                                                              =======      =======      ======      ======        ======
Total Return (Excludes Sales Charge)........................     8.48%       13.37%       9.97%       3.17%         3.23% (b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................  $13,307      $10,033      $5,856      $3,687        $1,872
  Ratio of expenses to average net assets...................     1.88%        1.86%       1.97%       2.04%          2.00%(c)
  Ratio of net investment income to average net assets......     0.26%        0.08%       0.04%       0.25%         1.37% (c)
  Ratio of expenses to average net assets*..................     1.88%        1.86%       2.00%       2.04%         2.00% (c)
  Ratio of net investment income to average net assets*.....     0.26%        0.08%       0.01%       0.25%         1.37% (c)
  Portfolio turnover (d)....................................     9.90%        9.61%       6.28%       4.67%         7.74%

------------
 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                              INTERNATIONAL
                                                                  EQUITY
                                                                INDEX FUND
                                                              --------------
                                                                 CLASS C
                                                              --------------
                                                               NOVEMBER 4,
                                                                 1997 TO
                                                                 JUNE 30,
                                                                 1998(a)
                                                              --------------
NET ASSET VALUE, BEGINNING OF PERIOD........................      $15.70
                                                                  ------
Investment Activities:
  Net investment income (loss)..............................        0.06
  Net realized and unrealized gains from investments
    (losses)................................................        2.45
                                                                  ------
    Total from Investment Activities........................        2.51
                                                                  ------
Distributions:
  Net realized gains........................................       (0.30)
                                                                  ------
    Total Distributions.....................................       (0.30)
                                                                  ------
NET ASSET VALUE, END OF PERIOD..............................      $17.91
                                                                  ======
Total Return (Excludes Sales Charge)........................       16.34%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................      $  119
  Ratio of expenses to average net assets...................        1.87%(c)
  Ratio of net investment income to average net assets......        2.88%(c)
  Portfolio turnover (d)....................................        9.90%

------------
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
Report of Independent Accountants
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

To the Shareholders and Board of Trustees of The One Group Family of Mutual Funds:

In our opinion, the accompanying statements of assets and liabilities, including the portfolios of investments, and related statements of operations, of changes in net assets and of cash flows and the financial highlights present fairly, in all material respects, the financial position of the Asset Allocation Fund, the Income Equity Fund, the Equity Index Fund, the Value Growth Fund, the Large Company Value Fund, the Disciplined Value Fund, the Large Company Growth Fund, the Growth Opportunities Fund, the Small Capitalization Fund and the International Equity Index Fund (ten series of The One Group Family of Mutual Funds), at June 30, 1998, the results of each of their operations for the period then ended, the changes in each of their net assets, and the cash flows of the Asset Allocation Fund, the Growth Opportunities Fund and the International Equity Index Fund for the periods presented and the financial highlights for each of the periods presented, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of The One Group Family of Mutual Funds' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at June 30, 1998 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
August 18, 1998

Important Customer Information.
Please Read:

Shares of The One Group:

* are not deposits or obligations of, or guaranteed by, BANC ONE CORPORATION or its affiliates

* are not insured or guaranteed by the FDIC or by any other governmental agency or government-sponsored agency of the federal government or any state

* are subject to investment risks, including possible loss of the principal amount invested.

Banc One Investment Advisors Corporation, a registered investment advisor and an indirect subsidiary of BANC ONE CORPORATION, serves as an investment advisor to The One Group, for which it receives advisory fees. The One Group is distributed by The One Group Services Company, 3435 Stelzer Road, Columbus, Ohio 43219, which is not affiliated with BANC ONE CORPORATION and is not a bank. Contact us at our web site address: www.onegroup.com or e-mail us at onegroup@onegroup.com.

For more complete information on any of The One Group Funds, including management fees and expenses, you may obtain a prospectus from The One Group Services Company. Read the prospectus carefully before investing.


BANC ONE
INVESTMENT
ADVISORS
CORPORATION

[BANC ONE LOGO]

                                                            TOG-F-038-AN (8/98)

                                                                       Municipal
                                                                    Income Funds
                                                                   Annual Report
                                                For the year ended June 30, 1998



                                                 Intermediate Tax-Free Bond Fund



                                                           Municipal Income Fund



                                                    Kentucky Municipal Bond Fund



                                                        Ohio Municipal Bond Fund



                                                   Louisiana Municipal Bond Fund



                                               West Virginia Municipal Bond Fund



                                                     Arizona Municipal Bond Fund



                                                                   THE ONE GROUP
                                                          ----------------------
                                                          FAMILY OF MUTUAL FUNDS

              IMPORTANT CUSTOMER INFORMATION. INVESTMENT PRODUCTS:

            - are not deposits or obligations of, or guaranteed by,
              BANC ONE CORPORATION or any of its affiliates           [FDIC LOGO
                                                                      WITH SLASH
            - are not issued by the FDIC, and                         THOUGH IT]

            - are subject to investment risks, including possible
              loss of the principal amount invested.

--------------------------------------------------------------------------------
Table of Contents
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

Portfolio Performance Review...............................................    2
Schedules of Portfolio Investments.........................................   22
Statements of Assets and Liabilities.......................................   77
Statements of Operations...................................................   79
Statements of Changes in Net Assets........................................   81
Notes to Financial Statements..............................................   84
Financial Highlights.......................................................   94
Report of Independent Accountants........................................... 116

                 The One Group Intermediate Tax-Free Bond Fund
Portfolio Performance Review
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

HOW DID THE FUND PERFORM?
The One Group Intermediate Tax-Free Bond Fund Fiduciary share class offered a total return of 7.74% for the year ended June 30, 1998. (For information on other share classes and performance comparisons to indexes, please see page 4.)

Overall, interest rates declined during the year, and the Fund's 30-day SEC yield (Fiduciary share class) fell to 4.15% at year-end, compared to 4.57% on June 30, 1997. (For investors in the 39.6% federal income tax bracket, the June 30, 1998, yield translates into a taxable-equivalent yield of 6.87%.)

HOW DID YOU MANAGE INTEREST RATE VOLATILITY?
We generated the Fund's total return by continually realigning the portfolio through one of the most volatile market environments in recent history. With worries of inflation-induced Federal Reserve intervention and fallout from the Asian situation, we witnessed significant market moves on a regular basis. With limited cash flow in the Fund, we sought to add value for shareholders by taking advantage of this volatility. By investing in discount coupon bonds, we could buy when the market fell off and let the bonds run up in price when the markets recovered from the many sell-offs during the year.

With an eye on after-tax total return, we remain conscious of capital gains. As such, we will take losses on bonds when the market declines, which helps offset the gains the Fund realizes when the market rallies. Our intent is to generate tax-free income, but we also want to enhance total return by realigning the portfolio to react to market conditions.

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
Our belief during the year was that the market would be volatile, but that interest rates would head lower. As such, we maintained an average duration near the six-year mark, added yield to the portfolio, and traded securities to take advantage of market volatility. (Duration is a measure of a fund's price sensitivity to interest rate changes. A longer duration indicates greater sensitivity; a shorter duration indicates less.)

In keeping with our strategy, when rates moved up, and prices fell, we sold certain issues and captured losses (see above). Then, we replaced those issues with bonds of similar structure--positive convexity, discount coupons and high liquidity--which increased the portfolio's yield. (Convexity is a secondary measure of a fund's price sensitivity to interest rate changes. Generally, bonds with positive convexity perform better than those with negative convexity in periods of high interest rate volatility.) Our strategy was to restructure a portion of the portfolio with blocks of desirable bonds, so as to sell them at a profit if our outlook changed during the year. Given the volatility in the market from repeated economic data suggesting the death of inflation, to the Asian turmoil that sent the markets reeling in the fourth quarter of 1997, our tactics were sound.

DID THE FUND'S OVERALL QUALITY CHANGE?
The Fund's overall credit quality remained high, largely because an increasing number of bonds coming to market are insured. At year-end, 73.9% of the Fund's assets were invested in securities rated AAA and AA. We continue to look in the lower-investment-grade areas for bonds with higher yields. But, this has been somewhat challenging because the spread, or difference in yield, between medium-grade bonds (those rated A and BBB) and AAA-rated bonds has been compressed over the last 18 months, meaning that there is little yield advantage to moving into the medium-quality area.

                 The One Group Intermediate Tax-Free Bond Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

WHAT IS YOUR OUTLOOK FOR THE FUND?
We have no real evidence that market volatility will subside in the near future, so we anticipate trading in the range we have seen over the past year. We remain vigilant in our inflation watch, because any sign of an overheating economy should lead the Federal Reserve to raise rates and, therefore, erode the value of bonds. Nevertheless, we expect inflation to remain under control for the near term, as a slower-growth economy should keep interest rates low and may even force the Fed to ease monetary policy.

/s/ Patrick M. Morrissey
Patrick M. Morrissey
Fund Manager

/s/ Gary J. Madich, CFA
Gary J. Madich, CFA
Senior Managing Director of Fixed-Income Securities

Please refer to the prospectus and the accompanying financial statements for further information about your Fund.

                 The One Group Intermediate Tax-Free Bond Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                  Since
                                                Inception
                        1 Year      5 Year       (9/4/90)
  Fiduciary              7.74%       5.46%        6.95%

                          VALUE OF $10,000 INVESTMENT

                                                                                  Lipper
                                                               Lehman          Intermediate
                     Measurement Period                   Brothers 7 Year     Municipal Bond
                   (Fiscal Year Covered)                   Municipal Bond      Funds Index          Fiduciary
9/90                                                           $10,000            $10,000            $10,000
6/91                                                            10,814             10,749             10,777
6/92                                                            11,996             11,854             11,805
6/93                                                            13,285             13,026             12,961
6/94                                                            13,453             13,156             12,946
6/95                                                            14,560             14,046             13,820
6/96                                                            15,366             14,764             14,564
6/97                                                            16,446             15,715             15,694
6/98                                                           $17,653            $16,807            $16,908

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                  Since
                                                Inception
                        1 Year      5 Year      (2/18/92)
  Class A                7.50%       5.22%        6.08%
  Class A*               2.70%       4.26%        5.32%

* Reflects 4.50% Sales Charge.

                          VALUE OF $10,000 INVESTMENT

                                                                            Lipper
                                                          Lehman         Intermediate
                Measurement Period                   Brothers 7 Year    Municipal Bond
               (Fiscal Year Covered)                  Municipal Bond     Funds Index         Class A*           Class A
2/92                                                    $10,000            $10,000            $ 9,550            $10,000
6/92                                                     10,319             10,311              9,850             10,314
6/93                                                     11,428             11,331             10,783             11,291
6/94                                                     11,572             11,443             10,747             11,253
6/95                                                     12,525             12,218             11,444             11,983
6/96                                                     13,218             12,842             12,046             12,616
6/97                                                     14,147             13,669             12,933             13,547
6/98                                                    $15,185            $14,619            $13,904            $14,561

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year      (1/14/94)
  Class B                   6.81%        4.28%
  Class B**                 2.81%        3.89%

** Reflects Applicable Contingent Deferred Sales Charge.

                          VALUE OF $10,000 INVESTMENT

                                                                            Lipper
                                                          Lehman         Intermediate
                Measurement Period                   Brothers 7 Year    Municipal Bond
               (Fiscal Year Covered)                  Municipal Bond     Funds Index          Class B**           Class B
1/94                                                      $10,000            $10,000            $10,000            $10,000
6/94                                                        9,622              9,601              9,552              9,552
6/95                                                       10,413             10,251             10,115             10,115
6/96                                                       10,990             10,775             10,568             10,568
6/97                                                       11,762             11,469             11,289             11,289
6/98                                                      $12,625            $12,266            $11,856            $12,056

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The fund's income may be subject to the federal alternative minimum tax.

The performance of the Intermediate Tax-Free Bond Fund is measured against the Lehman Brothers 7 Year Municipal Bond Index, an unmanaged index comprised of investment grade municipal bonds with maturities close to seven years. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management. By contrast, the performance of the fund reflects the deduction of these value-added services as well as the deduction of sales charges on Class A Shares and applicable contingent deferred sales charges on Class B Shares.

The Lipper Intermediate Municipal Bond Funds Index consists of the equally weighted average monthly return of the largest funds within the universe of all funds in the category.

                      The One Group Municipal Income Fund
Portfolio Performance Review
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

HOW DID THE FUND PERFORM?
The One Group Municipal Income Fund Fiduciary share class offered a total return of 8.09% for the year ended June 30, 1998. (For information on other share classes and performance comparisons to indexes, please see page 7.)

HOW DID INTEREST RATES INFLUENCE PERFORMANCE?
Overall, interest rates declined during the year, and the Fund's 30-day SEC yield (Fiduciary share class) fell to 4.76% at year-end, compared to 5.20% on June 30, 1997. (For investors in the 39.6% federal income tax bracket, the June 30, 1998, yield translates into a taxable-equivalent yield of 7.88%.)

While the low-inflation environment continued to boost the market, it also left many investors wondering when this favorable climate would end. This, coupled with fears that the Federal Reserve would increase interest rates, acted as a catalyst to market volatility, but we were able to use that volatility to the Fund's advantage. Combining cash flow, which was strong from new money, and patience to find attractively priced bonds, we were able to capture yield and enhance the Fund's overall total return.

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
The Fund's primary strategy remains the same--seeking to generate a high level of income while maintaining high overall credit quality and a more stable share price compared to funds of longer maturity and duration. (Duration is a measure of a fund's price sensitivity to interest rate changes. A higher duration indicates greater sensitivity; a shorter duration indicates less.) At 6.0 years, the Fund's duration is slightly longer than it was last year, which helped the Fund's price performance as rates declined. Nevertheless, duration has remained between 5.0 years and 6.5 years since the Fund's inception, and we intend to keep it within this narrow band.

We continued to emphasize municipal housing bonds during the year, as these bonds exhibit the defensive characteristics that are the cornerstone of the Fund. They tend to offer a high level of income and relative price stability compared to other municipal bonds. We also invest in bonds from other market sectors that exhibit good structure--that is, they offer higher-than-market-rate coupons and embedded call options or sinking funds, features that make their payment schedules more predictable.

Over the past year, we also have taken positions in high-quality discount bonds to take advantage of the declining rate environment, which pushed bond prices upward. We realized the best results with zero-coupon and 5%-coupon bonds.

Another tactic that worked well for the Fund's performance was purchasing high-quality, specialty-state discount bonds. Because the supply of these bonds often is limited, we usually can sell them at a profit when demand increases. And, if we can sell into an increased demand at a time when rates are lower than when we bought the bonds (as rates go down, prices go up), we can realize the best gains. Of course, we use this strategy sparingly, as not to generate an excess amount of short-term capital gains. The majority of the bonds we purchase are those we expect to hold for a long time.

                      The One Group Municipal Income Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

WHAT IS YOUR OUTLOOK FOR THE FUND?
Looking forward, we will continue to watch for signs that the economy is overheating. We don't expect this to happen over the near term, though, as fallout from the Asian crisis should contribute to a slower-growth economy. As a result, inflation and interest rates should remain low. We plan to stick with our ongoing strategy of attempting to generate a high level of income while maintaining a relatively stable share price environment.

/s/ Patrick M. Morrissey
Patrick M. Morrissey
Fund Manager

/s/ Gary J. Madich
Gary J. Madich, CFA
Senior Managing Director of Fixed-Income Securities

Please refer to the prospectus and the accompanying financial statements for further information about your Fund.

                      The One Group Municipal Income Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                  Since
                                                Inception
                        1 Year      5 Year       (2/9/93)
  Fiduciary              8.09%       5.76%        5.92%

                          VALUE OF $10,000 INVESTMENT

                                                                                  Lipper
                                                               Lehman          Intermediate
                     Measurement Period                       Brothers        Municipal Bond
                   (Fiscal Year Covered)                    Housing Bond       Funds Index         Fiduciary
2/93                                                           $10,000            $10,000            $10,000
6/93                                                            10,530             10,135             10,303
6/94                                                            10,662             10,236             10,444
6/95                                                            11,556             10,928             11,118
6/96                                                            12,423             11,487             11,734
6/97                                                            13,440             12,226             12,613
6/98                                                           $14,601            $13,076            $13,632

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                  Since
                                                Inception
                        1 Year      5 Year      (2/23/93)
  Class A                7.84%       5.57%        5.67%
  Class A*               2.94%       4.59%        4.77%

* Reflects 4.50% Sales Charge.

                          VALUE OF $10,000 INVESTMENT

                                                          Lehman            Lipper
                                                         Brothers        Intermediate
                Measurement Period                     Housing Bond     Municipal Bond
               (Fiscal Year Covered)                      Index          Funds Index         Class A*           Class A
2/93                                                    $10,000            $10,000            $ 9,550            $10,000
6/93                                                     10,530             10,135              9,781             10,242
6/94                                                     10,662             10,236              9,912             10,379
6/95                                                     11,556             10,928             10,527             11,023
6/96                                                     12,423             11,487             11,090             11,612
6/97                                                     13,440             12,226             11,892             12,453
6/98                                                    $14,601            $13,076            $12,829            $13,429

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year      (1/14/94)
  Class B                   7.04%        4.85%
  Class B**                 3.04%        4.47%

** Reflects Applicable Contingent Deferred Sales Charge.

                          VALUE OF $10,000 INVESTMENT

                                                                            Lipper
                                                          Lehman         Intermediate
                Measurement Period                       Brothers       Municipal Bond
               (Fiscal Year Covered)                   Housing Bond      Funds Index          Class B**           Class B
1/94                                                      $10,000            $10,000            $10,000            $10,000
6/94                                                        9,670              9,721              9,802              9,802
6/95                                                       10,482             10,251             10,349             10,349
6/96                                                       11,267             10,775             10,830             10,830
6/97                                                       12,191             11,469             11,539             11,539
6/98                                                      $13,244            $12,266            $12,151            $12,351

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                        Since
                                      Inception
                                      (11/4/97)
  Class C                               8.28%
  Class C**                             7.28%

** Reflects Applicable Contingent Deferred Sales Charge.

                          VALUE OF $10,000 INVESTMENT

                                                                            Lipper
                                                          Lehman         Intermediate
                Measurement Period                       Brothers       Municipal Bond
               (Fiscal Year Covered)                   Housing Bond      Funds Index        Class B**          Class B
1/94                                                      $10,000          $10,000           $10,000            $10,000
6/98                                                      $10,828          $10,728           $10,476            $10,345

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The fund's income may be subject to the federal alternative minimum tax.

The performance of the Municipal Income Fund is measured against the Lehman Brothers Housing Bond Index, an unmanaged index comprised of municipal housing bonds. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management. By contrast, the performance of the fund reflects the deduction of these value-added services as well as the deduction of sales charges on Class A Shares and applicable contingent deferred sales charges on Class B and Class C Shares.

The Lipper Intermediate Municipal Bond Funds Index consists of the equally weighted average monthly return of the largest funds within the universe of all funds in the category.

                   The One Group Kentucky Municipal Bond Fund
Portfolio Performance Review
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

HOW DID THE FUND PERFORM?
The One Group Kentucky Municipal Bond Fund Fiduciary share class posted a total return of 7.11% for the year ended June 30, 1998. (For information on other share classes and performance comparisons to indexes, please see page 10.)

Despite strong volatility during the first six months of 1998, interest rates ended the fiscal year lower. The Fund's 30-day SEC yield (Fiduciary share class) followed suit, declining to 3.91% on June 30, 1998, compared to 4.34% on June 30, 1997. (For investors in the 39.6% federal income tax bracket and the 6.0% Kentucky state bracket, the June 30, 1998, yield translates into a 6.89% tax-equivalent yield.) This decline was slightly less than the 45 basis point drop incurred by securities in the 10- to 15-year maturity range of the general market.

HOW DID INCOME AND PRICE APPRECIATION INFLUENCE TOTAL RETURN?
The major contributor to the Fund's strong performance was income, which accounted for 5.15% of the Fund's total return. Price appreciation accounted for 1.96% of the Fund's one-year return, which essentially matched the interest rate movement in the general market. The Fund's older, higher-coupon bonds contributed to the income return, while the non-callable, zero-coupon holdings provided much of the price appreciation.

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
Because this is a single-state fund, our investment selections primarily are limited to bonds issued in Kentucky, and supply can be limited at times. Therefore, we must consider bonds in all market sectors, focusing on high-quality, full-coupon (at par or a slight premium price), intermediate-term (maturing in nine to 15 years) securities with good call structures. (Call refers to a bond issuer's right to repay, or "call" the bond prior to its maturity date.) Bonds with these characteristics should provide a higher level of income and better price protection if interest rates begin to rise. These bonds also should experience some positive price performance if rates decline modestly.

We also maintained our "buy and hold" strategy, which has been successful over the years. For example, it was the older, higher-coupon bonds purchased in prior years that strengthened the Fund's income return during fiscal 1998.

Finally, we attempted to remain nearly fully invested during the year, which helped enhance the Fund's income stream and maintain the Fund's duration. (Duration is a measure of a fund's price sensitivity to interest rate changes. A longer duration indicates greater price movement; a shorter duration indicates less.) The Fund's duration remained fairly constant at 5.2 years, which helped enhance the Fund's yield and kept the Fund's price performance from lagging that of the general market.

DID THE FUND'S AVERAGE QUALITY CHANGE?
The Fund's average quality remained high during the year, with approximately 70% of the portfolio rated AA or better, slightly above that of a year ago.

WHAT IS YOUR OUTLOOK FOR THE FUND?
We expect the current market volatility to continue over the coming months, as the struggle between domestic growth and concerns over several important foreign economies will continue to play out. This volatility likely will be accompanied by a modest downward trend in interest rates over the near term. There are fears that inflation may heat up, but evidence of this actually happening has not surfaced.

                   The One Group Kentucky Municipal Bond Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

Given this outlook, we expect to maintain our current Fund strategies. We will continue to focus on keeping the income stream as high as possible, because overall price performance should be muted with rates as low as they are.

/s/ David M. Sivinski
David M. Sivinski, CFA
Fund Manager

/s/ Gary J. Madich
Gary J. Madich, CFA
Senior Managing Director of Fixed-Income Securities

Please refer to the prospectus and the accompanying financial statements for further information about your Fund.

                   The One Group Kentucky Municipal Bond Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                  Since
                                                Inception
                        1 Year      5 Year      (3/12/93)
  Fiduciary              7.11%       5.40%        5.52%

                          VALUE OF $10,000 INVESTMENT

                                                                                     Lipper
                                                                   Lehman         Intermediate
                     Measurement Period                       Brothers 7 Year    Municipal Bond
                   (Fiscal Year Covered)                       Municipal Bond     Funds Index         Fiduciary

3/93                                                              $10,000            $10,000            $10,000
6/93                                                               10,277             10,252             10,221
6/94                                                               10,407             10,354             10,250
6/95                                                               11,263             11,054             10,935
6/96                                                               11,887             11,620             11,630
6/97                                                               12,722             12,367             12,414
6/98                                                              $13,656            $13,227            $13,297

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                  Since
                                                Inception
                        1 Year      5 Year      (3/12/93)
  Class A                6.86%       5.17%        5.30%
  Class A*               2.06%       4.20%        4.39%

* Reflects 4.50% Sales Charge.

                          VALUE OF $10,000 INVESTMENT

                                                                            Lipper
                                                          Lehman         Intermediate
                Measurement Period                   Brothers 7 Year    Municipal Bond
               (Fiscal Year Covered)                  Municipal Bond     Funds Index           Class A*           Class A
3/93                                                      $10,000            $10,000            $ 9,550            $10,000
6/93                                                       10,277             10,252              9,761             10,221
6/94                                                       10,407             10,354              9,789             10,250
6/95                                                       11,263             11,054             10,444             10,935
6/96                                                       11,887             11,620             11,039             11,559
6/97                                                       12,722             12,367             11,752             12,305
6/98                                                      $13,656            $13,227            $12,560            $13,151

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year      (3/16/95)
  Class B                   6.20%        6.04%
  Class B**                 2.20%        5.23%

** Reflects Applicable Contingent Deferred Sales Charge.

                          VALUE OF $10,000 INVESTMENT

                                                                            Lipper
                                                          Lehman         Intermediate
                Measurement Period                   Brothers 7 Year    Municipal Bond
               (Fiscal Year Covered)                  Municipal Bond     Funds Index          Class B**           Class B
3/95                                                      $10,000            $10,000            $10,000            $10,000
6/95                                                       10,284             10,226             10,263             10,263
6/96                                                       10,853             10,749             10,792             10,792
6/97                                                       11,616             11,440             11,419             11,419
6/98                                                      $12,469            $12,235            $11,827            $12,127

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The fund's income may be subject to the federal alternative minimum tax.

The above-quoted performance data includes the performance of the Trademark Kentucky Municipal Bond Fund for the period prior to the commencement of operations of The One Group Kentucky Municipal Bond Fund on January 20, 1995. Performance for Class A Shares is based on Fiduciary Share performance adjusted to reflect the sales charges applicable to Class A Shares.

The performance of the Kentucky Municipal Bond Fund is measured against the Lehman Brothers 7 Year Municipal Bond Index, an unmanaged index comprised of investment grade municipal bonds with maturities close to seven years. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management. By contrast, the performance of the fund reflects the deduction of these value-added services as well as the deduction of sales charges on Class A Shares and applicable contingent deferred sales charges on Class B Shares.

The Lipper Intermediate Municipal Bond Funds Index consists of the equally weighted average monthly return of the largest funds within the universe of all funds in the category.

                     The One Group Ohio Municipal Bond Fund
Portfolio Performance Review
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

HOW DID THE FUND PERFORM?
The One Group Ohio Municipal Bond Fund Fiduciary share class posted a total return of 7.13% for the year ended June 30, 1998. (For information on other share classes and performance comparisons to indexes, please see page 13.)

There was strong volatility during the first six months of 1998, and interest rates ended the fiscal year modestly lower. The 30-day SEC yield on the Fund's Fiduciary share class followed suit, declining to 4.19% on June 30, 1998, compared to 4.31% on June 30, 1997. (For investors in the 39.6% federal income tax bracket and the 7.2% Ohio state bracket, the June 30, 1998, yield translates into a 7.47% tax-equivalent yield.)

HOW DID INCOME AND PRICE APPRECIATION INFLUENCE TOTAL RETURN?
Price appreciation accounted for 1.84% of the Fund's one-year return, a figure that essentially matched the interest rate movement in the general market. But, the major contributor to the Fund's strong performance was income, which accounted for 5.29% of the Fund's total return. The Fund's older, higher-coupon bonds contributed to the income return, while the non-callable, zero-coupon holdings accounted for much of the price appreciation.

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
Because this is a single-state fund, our investment selections primarily are limited to bonds issued in Ohio. As such, we must consider bonds in all market sectors, focusing on high-quality, full-coupon (at par or a slight premium price), intermediate-term (maturing in nine to 15 years) securities with good call structures. (Call refers to a bond issuer's right to repay, or "call," the bond prior to its maturity date.) Bonds with these characteristics should provide a higher level of income and better price protection if interest rates begin to rise. These bonds also should experience some positive price performance if rates decline modestly.

We also maintained our "buy and hold" strategy, which proved successful during the year, as it was the older, higher-coupon bonds purchased in prior years that strengthened the Fund's income return.

Furthermore, we slightly lengthened the Fund's duration to 5.7 years, from 5.1 years on June 30, 1997. This helped enhance the Fund's yield and kept the Fund's price performance from lagging that of the general market. (Duration is a measure of a fund's price sensitivity to interest rate changes. A longer duration indicates greater price movement; a shorter duration indicates less.)

Finally, we attempted to remain nearly fully invested during the year, which helped enhance the Fund's income stream and extend the Fund's duration. Throughout the year, the portfolio's cash position generally was less than $1 million.

DID THE FUND'S MATURITY STRUCTURE CHANGE?
Despite the move in duration, the Fund's average maturity decreased slightly during the year--from 10.5 years on June 30, 1997, to 10.3 years on June 30, 1998. This was due to our purchase of intermediate non-callable bonds, which helped lengthen duration without extending maturity.

WHAT ABOUT QUALITY?
The Fund's average quality remained very high during the year, with 68% of the portfolio rated AAA (the highest rating), approximately the same as a year ago.

WHAT IS YOUR OUTLOOK FOR THE FUND?
We expect the current market volatility to continue over the coming months, as the struggle between domestic growth and concerns over several important foreign economies will continue to play out. This volatility likely will be accompanied by a modest downward trend in interest rates over the near term. There are fears that inflation may heat up, but evidence of this actually happening has not surfaced.

                     The One Group Ohio Municipal Bond Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

Given this outlook, we expect to maintain our current Fund strategies. We will continue to focus on keeping the income stream as high as possible, because overall price performance should be muted with rates as low as they are.

/s/ David M. Sivinski
David M. Sivinski, CFA
Fund Manager

/s/ Gary J. Madich
Gary J. Madich, CFA
Senior Managing Director of Fixed-Income Securities

Please refer to the prospectus and the accompanying financial statements for further information about your Fund.

                     The One Group Ohio Municipal Bond Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                  Since
                                                Inception
                        1 Year      5 Year       (7/2/91)
  Fiduciary              7.13%       5.20%        6.84%

                                             VALUE OF $10,000 INVESTMENT

                                                                                  Lipper
                                                                Lehman         Intermediate
                     Measurement Period                     Brothers 7 Year    Municipal Bond
                   (Fiscal Year Covered)                    Municipal Bond     Funds Index        Fiduciary
6/98                                                          $ 16,162           $15,472           $15,883

6/97                                                            15,057            14,467            14,825

6/96                                                            14,069            13,592            13,827

6/95                                                            13,330            12,931            13,083

6/94                                                            12,317            12,112            12,334

6/93                                                            12,163            12,192            12,325

6/92                                                            10,983            10,913            11,061

7/91                                                          $ 10,000           $10,000           $10,000

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                  Since
                                                Inception
                        1 Year      5 Year      (2/18/92)
  Class A                6.87%       4.97%        6.30%
  Class A*               2.10%       4.01%        5.53%

* Reflects 4.50% Sales Charge.

                                             VALUE OF $10,000 INVESTMENT

                                                                            Lipper
                                                          Lehman         Intermediate
                Measurement Period                   Brothers 7 Year    Municipal Bond
               (Fiscal Year Covered)                  Municipal Bond     Funds Index     Class A*         Class A
2/92                                                  $10,000           $10,000           $ 9,550         $10,000

6/92                                                   10319             10,311             9,925          10,393

6/93                                                   11428             11,331            11,056          11,577

6/94                                                   11572             11,443            11,051          11,572

6/95                                                   12525             12,218            11,691          12,242

6/96                                                   13218             12,842            12,327          12,908

6/97                                                   14,147            13,669            13,183          13,805

6/98                                                  $15,185           $14,619           $14,082         $14,753

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year      (1/14/94)
  Class B                   6.20%        4.05%
  Class B**                 2.20%        3.66%

** Reflects Applicable Contingent Deferred Sales Charge.

                                             VALUE OF $10,000 INVESTMENT

                                                                            Lipper
                                                          Lehman         Intermediate
                Measurement Period                   Brothers 7 Year    Municipal Bond
               (Fiscal Year Covered)                  Municipal Bond     Funds Index     Class B**          Class B
1/94                                                  $10000            $10,000           $10,000           $10,000

6/94                                                    9622              9,601             9,598             9,598

6/95                                                   10413             10,251            10,095            10,095

6/96                                                   10990             10,775            10,578            10,578

6/97                                                   11762             11,469            11,241            11,241

6/98                                                  $12625            $12,266           $11,739           $11,937

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The fund's income may be subject to the federal alternative minimum tax.

The performance of the Ohio Municipal Bond Fund is measured against the Lehman Brothers 7 Year Municipal Bond Index, an unmanaged index comprised of investment grade municipal bonds with maturities close to seven years. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management. By contrast, the performance of the fund reflects the deduction of these value-added services as well as the deduction of sales charges on Class A Shares and applicable contingent deferred sales charges on Class B Shares.

The Lipper Intermediate Municipal Bond Funds Index consists of the equally weighted average monthly return of the largest funds within the universe of all funds in the category.

                  The One Group Louisiana Municipal Bond Fund
Portfolio Performance Review
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

HOW DID THE FUND PERFORM?
The One Group Louisiana Municipal Bond Fund Fiduciary share class posted a total return of 6.62% for the year ended June 30, 1998. (For information on other share classes and performance comparisons to indexes, please see page 16.)

There was strong volatility during the first six months of 1998, and interest rates ended the fiscal year modestly lower. The 30-day SEC yield on the Fund's Fiduciary share class followed suit, declining to 3.90% on June 30, 1998, compared to 4.16% on June 30, 1997. (For investors in the 39.6% federal income tax bracket and the 6.0% Louisiana state bracket, the June 30, 1998, yield translates into a 6.88% tax-equivalent yield.)

HOW DID INCOME AND PRICE APPRECIATION INFLUENCE TOTAL RETURN?
Price appreciation accounted for 1.58% of the Fund's one-year return, which essentially matched the interest rate movement in the general market. But, the major contributor to the Fund's strong performance was income, which accounted for 5.04% of the Fund's total return. The Fund's older, higher-coupon bonds contributed to the income return, while the non-callable, zero-coupon holdings accounted for much of the price appreciation.

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS
The supply of bonds available in Louisiana can be limited. Because of this, we can't favor or exclude particular market sectors. We must consider bonds in all market sectors, focusing on high-quality, full-coupon (at par or a slight premium price), intermediate-term (maturing in nine to 15 years) securities with good call structures. (Call refers to a bond issuer's right to repay, or "call," the bond prior to its maturity date.) Bonds with these characteristics should provide a higher level of income and better price protection if interest rates begin to rise. These bonds also should experience some positive price performance if rates decline modestly.

We also maintained our "buy and hold" strategy, which proved successful during the year, as it was the older, higher-coupon bonds purchased in prior years that strengthened the Fund's income return.

Furthermore, we slightly lengthened the Fund's duration to 5.4 years, from 5.1 years on June 30, 1997. This helped enhance the Fund's yield and kept the Fund's price performance from lagging that of the general market. (Duration is a measure of a fund's price sensitivity to interest rate changes. A longer duration indicates greater price movement; a shorter duration indicates less.)

Finally, we attempted to remain nearly fully invested during the year, which helped enhance the Fund's income stream and extend the Fund's duration. Throughout the year, the portfolio's cash position generally was less than $1 million.

DID THE FUND'S QUALITY CHANGE DURING THE YEAR?
The Fund's average quality remained high during the year, with 79% of the portfolio rated AA or better, approximately the same as that of a year ago. This good credit quality rating primarily was due to the fact that most of the Fund's bonds were escrowed or insured.

WHAT IS YOUR OUTLOOK FOR THE FUND?
We expect the current market volatility to continue over the coming months, as the struggle between domestic growth and concerns over several important foreign economies will continue to play out. This volatility likely will be accompanied by a modest downward trend in interest rates over the near term. There are fears that inflation may heat up, but evidence of this actually happening has not surfaced.

                  The One Group Louisiana Municipal Bond Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

Given this outlook, we expect to maintain our current Fund strategies. We will continue to focus on keeping the income stream as high as possible, because overall price performance should be muted with rates as low as they are.

/s/ David M. Sivinski
David M. Sivinski, CFA
Fund Manager

/s/ Gary J. Madich
Gary J. Madich, CFA
Senior Managing Director of Fixed-Income Securities

Please refer to the prospectus and the accompanying financial statements for further information about your Fund.

                  The One Group Louisiana Municipal Bond Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                  Since
                                                Inception
                        1 Year      5 Year      (12/29/89)
  Fiduciary              6.62%       5.26%        6.81%

                                          VALUE OF $10,000 INVESTMENT

                                                                                     Lipper
                                                                   Lehman         Intermediate
                     Measurement Period                       Brothers 7 Year    Municipal Bond
                   (Fiscal Year Covered)                       Municipal Bond     Funds Index        Fiduciary
6/98                                                           $18,262           $17,353           $17,509

6/97                                                            17,013            16,225            16,422

6/96                                                            15,896            15,244            15,375

6/95                                                            15,062            14,503            14,584

6/94                                                            13,917            13,584            13,685

6/93                                                            13,743            13,450            13,550

6/92                                                            12,410            12,239            12,295

6/91                                                            11,187            11,098            11,182

6/90                                                            10,274            10,248            10,339

12/89                                                          $10,000           $10,000           $10,000

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                  Since
                                                Inception
                        1 Year      5 Year      (12/29/89)
  Class A                6.35%       5.14%        6.74%
  Class A*               1.53%       4.18%        6.17%

* Reflects 4.50% Sales Charge.

                          VALUE OF $10,000 INVESTMENT

                                                                            Lipper
                                                          Lehman         Intermediate
                Measurement Period                   Brothers 7 Year    Municipal Bond
               (Fiscal Year Covered)                  Municipal Bond     Funds Index      Class A*          Class A
12/89                                                 $10,000              $10,000           $ 9,550           $10,000

6/90                                                   10,274               10,248             9,873            10,339

6/91                                                   11,187               11,098            10,679            11,182

6/92                                                   12,410               12,239            11,742            12,295

6/93                                                   13,743               13,450            12,940            13,550

6/94                                                   13,917               13,584            13,069            13,685

6/95                                                   15,062               14,503            13,928            14,584

6/96                                                   15,896               15,244            14,673            15,365

6/97                                                   17,013               16,225            15,634            16,371

6/98                                                  $18,262              $17,353           $16,629           $17,410

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year      (9/16/94)
  Class B                   5.69%        5.57%
  Class B**                 1.69%        4.88%

** Reflects Applicable Contingent Deferred Sales Charge.

                                                  VALUE OF $10,000 INVESTMENT

                                                                            Lipper
                                                          Lehman         Intermediate
                Measurement Period                   Brothers 7 Year    Municipal Bond
               (Fiscal Year Covered)                  Municipal Bond     Funds Index        Class B**          Class B
9/94                                                  $10,000              $10,000           $10,000           $10,000

6/95                                                   10,824               10,735            10,482            10,482

6/96                                                   11,424               11,283            10,970            10,970

6/97                                                   12,226               12,010            11,614            11,614

6/98                                                  $13,123              $12,845           $11,976           $12,276

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The fund's income may be subject to the federal alternative minimum tax.

The above-quoted performance data includes the performance of the Paragon Louisiana Tax-Free Fund for the period prior to the commencement of operations of The One Group Louisiana Municipal Bond Fund on March 26, 1996. Performance for the Fiduciary Shares is based on Class A Share performance adjusted to reflect the absence of sales charges.

The performance of the Louisiana Municipal Bond Fund is measured against the Lehman Brothers 7 Year Municipal Bond Index, an unmanaged index comprised of investment grade municipal bonds with maturities close to seven years. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management. By contrast, the performance of the fund reflects the deduction of these value-added services as well as the deduction of sales charges on Class A Shares and applicable contingent deferred sales charges on Class B Shares.

The Lipper Intermediate Municipal Bond Funds Index consists of the equally weighted average monthly return of the largest funds within the universe of all funds in the category.

                The One Group West Virginia Municipal Bond Fund
Portfolio Performance Review
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

PERFORMANCE
The One Group West Virginia Municipal Bond Fund Fiduciary share class posted a total return of 7.36% for the year ended June 30, 1998. (For information on other share classes and performance comparisons to indexes, please see page 19.)

There was strong volatility during the first six months of 1998, and interest rates ended the fiscal year modestly lower. The 30-day SEC yield on the Fund's Fiduciary share class also fell, declining to 4.13% on June 30, 1998, compared to 4.33% on June 30, 1997. (For investors in the 39.6% federal income tax bracket and the 6.5% West Virginia state bracket, the June 30, 1998, yield translates into a 7.31% tax-equivalent yield.)

HOW DID INCOME AND PRICE APPRECIATION INFLUENCE TOTAL RETURN?
The major contributor to the Fund's strong performance was income, which accounted for 5.17% of the Fund's total return. Price appreciation accounted for 2.19% of the Fund's one-year return, a figure that slightly exceeded the interest rate movement in the general market. The Fund's older, higher-coupon bonds contributed to the income return, while the non-callable, zero-coupon holdings accounted for much of the price appreciation.

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
Because this is a single-state fund, our investment selections primarily are limited to bonds issued in West Virginia. And, because the supply of such bonds is limited, we must consider alternatives in all market sectors. To help us uncover the best candidates for investment, we focus on high-quality, full-coupon (at par or a slight premium price), intermediate-term (maturing in nine to 15 years) securities with good call structures. (Call refers to a bond issuer's right to repay, or "call," the bond prior to its maturity date.) Bonds with these characteristics should provide a higher level of income and better price protection if interest rates begin to rise. These bonds also should experience some positive price performance if rates decline modestly.

We also maintained our "buy and hold" strategy, which proved successful during the year. It was the older, higher-coupon bonds purchased in prior years that strengthened the Fund's income return.

Furthermore, we lengthened the Fund's duration to 5.9 years, from 5.0 years on June 30, 1997. This helped enhance the Fund's yield and kept the Fund's price performance from lagging that of the general market. (Duration is a measure of a fund's price sensitivity to interest rate changes. A longer duration indicates greater price movement; a shorter duration indicates less.)

Finally, we attempted to remain nearly fully invested during the year, which helped enhance the Fund's income stream and extend the Fund's duration. Throughout the year, the portfolio's cash position generally was less than $1 million.

DID THE FUND'S MATURITY CHANGE DURING THE YEAR?
Along with the duration, the Fund's average maturity increased during the year--from 9.4 years on June 30, 1997, to 10.6 years on June 30, 1998.

WHAT ABOUT QUALITY?
The Fund's average quality remained high during the year, with 82% of the portfolio rated AA or better, above the 76% level one year ago.

WHAT IS YOUR OUTLOOK FOR THE FUND?
We expect the current market volatility to continue over the coming months, as the struggle between domestic growth and concerns over several important foreign economies will continue to play out. This volatility likely will be accompanied by a modest downward trend in interest rates over the near term. There are fears that inflation may heat up, but evidence of this actually happening has not surfaced.

                The One Group West Virginia Municipal Bond Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

Given this outlook, we expect to maintain our current Fund strategies. We will continue to focus on keeping the income stream as high as possible, because overall price performance should be muted with rates as low as they are.

/s/ David M. Sivinski
David M. Sivinski, CFA
Fund Manager

/s/ Gary J. Madich
Gary J. Madich, CFA
Senior Managing Director of Fixed-Income Securities

Please refer to the prospectus and the accompanying financial statements for further information about your Fund.

                The One Group West Virginia Municipal Bond Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998
          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                       Since
                                                     Inception
                       1 Year    5 Year    10 Year  (12/31/83)
  Fiduciary             7.36%     5.62%     6.69%      7.39%

                                          VALUE OF $10,000 INVESTMENT

                                                                                     Lipper
                                                                   Lehman         Intermediate
                     Measurement Period                       Brothers 7 Year    Municipal Bond
                   (Fiscal Year Covered)                       Municipal Bond     Funds Index        Fiduciary
6/98                                                           $17,468            $19,444            $19,103

6/97                                                            16,274             18,180             17,792

6/96                                                            15,560             17,080             16,574

6/95                                                            15,077             16,250             15,847

6/94                                                            14,200             15,220             15,000

6/93                                                            14,218             15,070             14,532

6/92                                                            13,386             13,714             13,442

6/91                                                            12,449             1,2435             12,370

6/90                                                            11,761             11,482             11,505

6/89                                                            11,139             10,813             10,761

6/88                                                           $10,000            $10,000            $10,000

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                       Since
                                                     Inception
                       1 Year    5 Year    10 Year  (12/31/83)
  Class A               6.98%     5.42%     6.45%      7.15%
  Class A*              2.16%     4.45%     5.96%      6.82%

* Reflects 4.50% Sales Charge.

                          VALUE OF $0,000 INVESTMENT

                                                                            Lipper
                                                          Lehman         Intermediate
                Measurement Period                   Brothers 7 Year    Municipal Bond
               (Fiscal Year Covered)                  Municipal Bond     Funds Index      Class A*          Class A
6/88                                                  $10,000           $10,000           $ 9,550           $10,000

6/89                                                   11,139            10,813            10,246            10,728

6/90                                                   11,761            11,482            10,942            11,457

6/91                                                   12,449            12,435            11,735            12,288

6/92                                                   13,386            13,714            12,722            13,322

6/93                                                   14,218            15,070            13,709            14,355

6/94                                                   14,200            15,220            14,114            14,779

6/95                                                   15,077            16,250            14,875            15,576

6/96                                                   15,560            17,080            15,522            16,254

6/97                                                   16,274            18,180            16,684            17,470

6/98                                                  $17,468           $19,444           $17,850           $18,691

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998


                                                     Inception
                       1 Year    5 Year    10 Year  (12/31/83)
  Class B               6.57%     4.76%     5.79%      6.47%
  Class B**             2.57%     4.59%     5.79%      6.47%

** Reflects Applicable Contingent Deferred Sales Charge

                         VALUE OF $10,000 INVESTMENT

                                                                   Lipper
                                                                Intermediate
                Measurement Period                   BrYear    Municipal Bond
               (Fiscal Year Covered)                  MBond     Funds Index        Class B**          Class B
6/88                                                 $10,000       $10,000           $10,000           $10,000

6/89                                                  11,139        10,813            10,674            10,674

6/90                                                  11,761        11,482            11,316            11,316

6/91                                                  12,449        12,435            12,070            12,070

6/92                                                  13,386        13,714            13,001            13,001

6/93                                                  14,218        15,070            13,916            13,916

6/94                                                  14,200        15,220            14,237            14,237

6/95                                                  15,077        16,250            14,895            14,895

6/96                                                  15,560        17,080            15,457            15,457

6/97                                                  16,274        18,180            16,475            16,475

6/98                                                 $17,468       $19,444           $17,557           $17,557

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The fund's income may be subject to the federal alternative minimum tax.

The above-quoted performance data includes the performance of the West Virginia Municipal Bond Collective Trust Fund for the period prior to the commencement of operations of The West Virginia Municipal Bond Fund on January 20, 1997, adjusted to reflect the deduction of fees and expenses (absent any waivers) applicable to the Fiduciary, Class A and Class B shares of the West Virginia Municipal Bond Fund. The West Virginia Municipal Bond Collective Trust Fund was not registered under the Investment Company Act of 1940 ("1940 Act") and, therefore, was not subject to certain investment restrictions, limitations and diversification requirements imposed by the 1940 Act and the Internal Revenue Code. If the West Virginia Municipal Bond Collective Trust Fund had been registered under the 1940 Act, its performance may have been adversely affected.

The performance of the West Virginia Municipal Bond Fund is measured against the Lehman Brothers 7 Year Municipal Bond Index, an unmanaged index comprised of investment grade municipal bonds with maturities close to seven years. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management. By contrast, the performance of the fund reflects the deduction of these value-added services as well as the deduction of sales charges on Class A Shares and applicable contingent deferred sales charges on Class B Shares.

The Lehman Brothers 7 Year Municipal Bond Index for all classes consists of the average monthly returns of the Lehman Brothers Municipal Bond Index from June 1988 through December 1989. Thereafter, the data are from the Lehman Brothers 7 Year Municipal Bond Index which corresponds with the initiation of the Index on January 1, 1990.

The Lipper Intermediate Municipal Bond Funds Index consists of the equally weighted average monthly return of the largest funds within the universe of all funds in the category.

                   The One Group Arizona Municipal Bond Fund
Portfolio Performance Review
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

HOW DID THE FUND PERFORM?
The One Group Arizona Municipal Bond Fund Fiduciary share class offered a total return of 6.58% for the year ended June 30, 1998. (For information on other share classes and performance comparisons to indexes, please see page 21.)

The municipal market continued to take a back seat to the equity and taxable bond markets during the past 12 months. Nevertheless, municipal securities showed marginal improvement during the year, as yields declined due to the favorable inflation and monetary policy scenarios. As a result, prices on municipal bonds generally increased, and the Fund's net asset value (NAV) increased by 0.89%.

The Fund's Fiduciary share class 30-day SEC yield declined from 4.36% on June 30, 1997, to 3.82% on June 30, 1998. (For investors in the 39.6% federal income tax bracket and the 5.2% Arizona state bracket, the June 30 yield translates into a 6.67% tax-equivalent yield.)

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
In a declining interest rate environment, the call date on portfolio securities takes on added importance. (The call date refers to the first date on which the bond issuer can redeem outstanding bonds before the maturity date.) When rates are falling, bond issuers want to "call" their bonds in order to refinance their debt at lower interest rates. As such, shorter call dates can inhibit a security's price improvement when interest rates are declining.

Because of this, we took steps to improve the Fund's call protection. We increased the Fund's average life from 7.0 years to 7.8 years, and we extended the Fund's duration from 5.4 years to 6.0 years. (Average life refers to the average period for which the individual bonds held in a fund mature or repay their face amounts. Duration is a measure of a fund's sensitivity to interest rate changes. A longer duration indicates greater sensitivity; a shorter duration indicates less.) We accomplished this by selling short-maturity, high-coupon bonds and using the proceeds to purchase 12-to 15-year maturities at small discounts and with better call protection. Having a slightly longer duration allowed the Fund to capture additional price appreciation in the declining rate environment. In addition, we added higher yielding mortgage-backed and hospital-related bonds to maintain the Fund's income flow.

DID THE FUND'S QUALITY CHANGE DURING THE YEAR?
The Fund's overall quality remained unchanged during the year, with nearly 50% of the securities insured and approximately 90% rated AA or better.

WHAT IS YOUR OUTLOOK FOR THE FUND?
While we expect the general trend of lower interest rates to continue, we do not anticipate making substantial changes to the portfolio. We will continue to maintain a portfolio of quality issues with a maturity structure that seeks to reduce credit risk and price fluctuations.

We expect the U.S. economy to continue growing, but at a slower pace. This should alleviate the threat of tighter monetary policy from the Federal Reserve. As such, we see a continuation of the pattern established two years ago--modest price appreciation on the Fund's NAV, with the substantial portion of return coming from income.

/s/ Todd Curtis
Todd Curtis, CFA
Fund Manager

/s/ Gary J. Madich
Gary J. Madich, CFA
Senior Managing Director of Fixed-Income Securities

Please refer to the prospectus and the accompanying financial statements for further information about your Fund.

                   The One Group Arizona Municipal Bond Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998
          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                       Since
                                                     Inception
                       1 Year    5 Year    10 Year  (11/30/79)
  Fiduciary             6.58%     5.28%     7.01%      7.34%

                                     VALUE OF $10,000 INVESTMENT

                                                                                     Lipper
                                                                   Lehman         Intermediate
                     Measurement Period                       Brothers 7 Year    Municipal Bond
                   (Fiscal Year Covered)                       Municipal Bond     Funds Index        Fiduciary
6/98                                                           $17,468              $19,444            $19,688

6/97                                                            16,274               18,180             18,473

6/96                                                            15,560               17,080             17,217

6/95                                                            15,077               16,250             16,552

6/94                                                            14,200               15,220             15,475

6/93                                                            14,218               15,070             15,224

6/92                                                            13,386               13,714             13,877

6/91                                                            12,449               12,435             12,531

6/90                                                            11,761               11,482             11,597

6/89                                                            11,139               10,813             10,951

6/88                                                           $10,000              $10,000            $10,000

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                       Since
                                                     Inception
                       1 Year    5 Year    10 Year  (11/30/79)
  Class A               6.30%     4.72%     6.60%      6.99%
  Class A*              1.52%     3.76%     6.10%      6.73%


* Reflects 4.50% Sales Charge.

                                     VALUE OF $10,000 INVESTMENT

                                                                            Lipper
                                                          Lehman         Intermediate
                Measurement Period                   Brothers 7 Year    Municipal Bond
               (Fiscal Year Covered)                  Municipal Bond     Funds Index      Class A*          Class A
6/88                                                  $10,000           $10,000           $ 9,550           $10,000

6/89                                                   11,139            10,813            10,439            10,931

6/90                                                   11,761            11,482            11,010            11,529

6/91                                                   12,449            12,435            11,882            12,442

6/92                                                   13,386            13,714            13,124            13,743

6/93                                                   14,218            15,070            14,366            15,043

6/94                                                   14,200            15,220            14,551            15,237

6/95                                                   15,077            16,250            15,525            16,256

6/96                                                   15,560            17,080            16,129            16,889

6/97                                                   16,274            18,180            17,018            17,819

6/98                                                  $17,468           $19,444           $18,089           $18,941

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998


                                                       Since
                                                     Inception
                       1 Year    5 Year    10 Year  (11/30/79)
  Class B               2.67%     3.41%     5.60%    6.13%
  Class B**            -1.33%     3.24%     5.60%    6.13%


** Reflects Applicable Contingent Deferred Sales Charge.

                                     VALUE OF $10,000 INVESTMENT

                                                                     Lipper
                                                   Lehman          Intermediate
                Measurement Period              Brothers 7 Year    Municipal Bond
               (Fiscal Year Covered)            Municipal Bond     Funds Index      Class B**       Class B
6/88                                              $10,000          $10,000          $10,000          $10,000

6/89                                               11,139           10,813           10,865           10,865

6/90                                               11,761           11,482           11,381           11,381

6/91                                               12,449           12,435           12,212           12,212

6/92                                               13,386           13,714           13,410           13,410

6/93                                               14,218           15,070           14,575           14,575

6/94                                               14,200           15,220           14,675           14,675

6/95                                               15,077           16,250           15,557           15,557

6/96                                               15,560           17,080           16,039           16,039

6/97                                               16,274           18,180           16,788           16,788

6/98                                              $17,468          $19,444          $17,237          $17,237

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The fund's income may be subject to the federal alternative minimum tax.

The above-quoted performance data includes the performance of the Arizona Municipal Bond Collective Trust Fund for the period prior to the commencement of operations of the Arizona Municipal Bond Fund on January 20, 1997, adjusted to reflect the deduction of fees and expenses (absent any waivers) applicable to the Fiduciary, Class A and Class B shares of the Arizona Municipal Bond Fund. The Arizona Municipal Bond Collective Trust Fund was not registered under the Investment Company Act of 1940 ("1940 Act") and, therefore, was not subject to certain investment restrictions, limitations and diversification requirements imposed by the 1940 Act and the Internal Revenue Code. If the Arizona Municipal Bond Collective Trust Fund had been registered under the 1940 Act, its performance may have been adversely affected.

The performance of the Arizona Municipal Bond Fund is measured against the Lehman Brothers 7 Year Municipal Bond Index, an unmanaged index comprised of investment grade municipal bonds with maturities close to seven years. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management. By contrast, the performance of the fund reflects the deduction of these value-added services as well as the deduction of sales charges on Class A Shares and applicable contingent deferred sales charges on Class B Shares.

The Lehman Brothers 7 Year Municipal Bond Index for all classes consists of the average monthly returns of the Lehman Brothers Municipal Bond Index from June 1988 through December 1989. Thereafter, the data are from the Lehman Brothers 7 Year Municipal Bond Index which corresponds with the initiation of the Index on January 1, 1990.

The Lipper Intermediate Municipal Bond Funds Index consists of the equally weighted average monthly return of the largest funds within the universe of all funds in the category.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Intermediate Tax-Free Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
MUNICIPAL BONDS (97.9%):
Alaska (0.2%):
 $ 1,000    Anchorage, GO, 6.00%, 10/1/10,
              FGIC...............................  $  1,130
                                                   --------
Arizona (2.5%):
   1,000    Educational Loan Marketing Corp.,
              AMT, 7.30%, 9/1/03, Callable 9/1/99
              @ 102, MBIA........................     1,053
   1,000    Educational Loan Marketing Corp.,
              AMT, 7.35%, 9/1/04, Callable 9/1/99
              @ 102, MBIA........................     1,054
     775    Educational Loan Marketing Corp.,
              AMT, 7.38%, 9/1/05, Callable 9/1/99
              @ 102, MBIA........................       817
   1,385    Maricopa City Industrial Development
              Revenue, Coral Apartments Project
              Bg, AMT, 5.10%, 3/1/28, Callable
              3/1/06 @ 101.......................     1,379
   1,105    Maricopa County Development
              Authority, Multi-Family Housing,
              5.65%, 1/1/09, Callable 1/1/07
              @ 101..............................     1,136
   1,280    Maricopa County Development
              Authority, Multi-Family Housing,
              6.05%, 7/1/17, Callable 1/1/07
              @ 101..............................     1,325
   2,835    Phoenix Airport Revenue, AMT, Series
              D, 6.00%, 7/1/06, MBIA.............     3,101
     700    Phoenix Industrial Development
              Authority, 6.00%, 12/1/10, Callable
              12/1/03 @ 102......................       738
   2,060    Pima County, Industrial Development
              Authority, 5.45%, 4/1/10, Callable
              4/1/07 @ 102, MBIA.................     2,188
                                                   --------
                                                     12,791
                                                   --------
Arkansas (0.6%):
   1,000    Jefferson County, Pollution Control
              Revenue, 5.60%, 10/1/17, Callable
              12/1/02 @ 102......................     1,012
   1,060    Sebastian County, Community Junior
              College, 5.35%, 4/1/10, Callable
              4/1/07 @ 101, AMBAC................     1,117
   1,000    State Capital Appreciation, Series
              97A, 0.00%, 6/1/14.................       447
     300    State Development Authority, Single
              Family Mortgage Revenue, Series G,
              5.50%, 1/1/10......................       310
                                                   --------
                                                      2,886
                                                   --------

PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
California (5.8%):
 $ 2,000    ABAG Finance Authority for Nonprofit
              Corp., 5.75%, 10/1/17, Callable
              10/1/07 @ 102......................  $  2,067
   2,000    ABAG Finance Authority for Nonprofit
              Corp., Multi-Family Housing
              Revenue, AMT, 5.70%, 11/1/26,
              Callable 11/1/06 @ 100.............     2,114
   1,945    ABAG Finance Authority, Multi-Family
              Housing Revenue, AMT, 6.75%,
              4/20/07, GNMA......................     2,135
     500    Castaic Lake Water Agency,
              Certificates Partnership, Water
              System Improvement Project, 7.00%,
              8/1/04, Callable 8/1/00 @ 102,
              MBIA...............................       541
   3,500    Long Beach Harbor, Series A, AMT,
              6.00%, 5/15/12, FGIC...............     3,922
   1,750    Riverside County, 5.75%, 6/1/09......     1,939
   3,000    Sacramento Municipal Utility
              District, 5.40%, 11/15/06, Callable
              11/15/03 @ 102, FSA................     3,192
   1,000    San Francisco City & County Airports,
              Common International Airport
              Revenue, 6.30%, 5/1/11, Callable
              5/1/02 @ 102, AMBAC................     1,084
   1,000    Southern Public Power Authority,
              Transmission Project, Revenue,
              0.00%, 7/1/15, MBIA................       424
   1,000    State, 7.00%, 10/1/07, GO............     1,194
   1,400    Statewide Community Development,
              2.40%, 1/1/09, Callable 1/1/04 @
              102, AMBAC.........................     1,389
   1,270    Statewide Community Development
              Authority, Multi-Family Revenue,
              Cudahy Gardens Project, Series I,
              AMT, 5.10%, 10/1/12, Callable
              4/1/03 @ 102, LOC: Swiss Bank......     1,275
   2,100    Statewide Community Development
              Authority, Multi-Family Revenue,
              Riverside Gardens Project, Series
              J, AMT, 5.10%, 10/1/12, Callable
              4/1/03 @ 102, LOC: Swiss Bank......     2,108
   4,390    Statewide Community Development
              Authority, SeriesA-2, Revenue,
              4.90%, 5/15/25, GO.................     4,418
   2,000    Statewide Community Development
              Authority, Series A-3, Revenue,
              5.10%, 5/15/25, Callable 7/1/08 @
              101, GO............................     2,015
                                                   --------
                                                     29,817
                                                   --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Intermediate Tax-Free Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
Colorado (9.1%):
 $ 3,290    Arapahoe County, Capital
              Improvements, Project E-470, 0.00%,
              8/31/03............................  $  2,638
   1,135    Arapahoe County, School District #001
              Englewood, 0.00%, 11/1/09..........       677
     885    Denver City & County, Airport
              Revenue, AMT, 6.75%, 11/15/03,
              Callable 11/15/02 @ 102, MBIA......       971
   2,000    Denver City & County, Airport
              Revenue, Series B, AMT, 5.75%,
              11/15/09, Callable 11/15/06 @ 102,
              MBIA...............................     2,166
   9,750    Denver City & County, School District
              #1, GO, 0.00%, 12/1/06.............     6,693
   1,000    Denver City & County, School
              District, #001, GO Refunding,
              6.50%,
              12/1/10............................     1,182
   3,000    El Paso County, School District,
              7.13%, 12/1/19, Callable 12/1/07 @
              125................................     3,844
   1,135    Health Facilities Authority Revenue,
              6.40%, 1/1/10, Callable 1/1/07
              @ 101..............................     1,193
   4,255    Highlands Ranch Metro District #004,
              GO, 5.25%, 12/1/15, Callable
              12/1/08 @ 101, AMBAC...............     4,322
   1,320    Housing Finance Authority Single
              Family Program, Series C-2,
              Revenue, 5.15%, 11/1/16, Callable
              5/1/08 @ 102.......................     1,320
     240    Housing Finance Authority, AMT,
              5.63%, 5/1/04......................       250
   3,220    Housing Finance Authority, GO, Series
              A, 6.40%, 8/1/06, Callable 8/1/02 @
              102, MBIA..........................     3,418
   4,000    Housing Finance Authority,
              Multi-Family Program, 5.65%,
              10/1/15............................     4,103
     565    Housing Finance Authority, Refunding,
              Single Family, Series D, 5.65%,
              12/1/04, Callable 5/1/03 @ 100.....       585
   3,250    Housing Finance Authority, Series 97
              B-3, 6.80%, 11/1/28, Callable
              5/1/07 @ 105.......................     3,647
     505    Housing Finance Authority, Single
              Family Program, Series F, AMT,
              6.75%, 12/1/04.....................       526
     500    Jefferson County, Partnership, 6.45%,
              12/1/04, Callable 12/1/02 @ 102,
              MBIA...............................       554
   4,000    Meridian Metropolitan District,
              7.50%, 12/1/11, Callable 12/1/01 @
              101................................     4,365
     325    Mountain Village Metropolitan
              District, San Miguel County, 8.10%,
              12/1/11, Callable 12/1/02 @ 101....       372

PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
Colorado, continued:
 $   675    Mountain Village Metropolitan
              District, San Miguel County, 8.10%,
              12/1/11, Prerefunded 12/1/02 @
              101................................  $    787
     980    Pueblo County, Single Family Mortgage
              Revenue, 6.40%, 11/1/13, Callable
              11/1/04 @ 102......................     1,026
   1,250    Summit County, School District #1,
              Refunding, 6.75%, 12/1/04, FGIC....     1,422
                                                   --------
                                                     46,061
                                                   --------
Connecticut (1.6%):
   1,000    Bridgeport, Refunding, 6.50%, 9/1/08,
              AMBAC..............................     1,167
   1,015    State Health & Educational
              Facilities, Series 97E, 5.50%,
              7/1/09, Callable 7/1/07 @ 102......     1,074
   1,695    State Housing Finance Authority,
              6.70%, 11/15/12, Callable 11/15/02
              @ 102..............................     1,833
   1,575    State, GO, Series A, 5.30%, 5/15/10,
              Callable 5/15/06 @ 101.............     1,655
   2,475    State, GO, Series B, 6.00%,
              10/1/05............................     2,737
                                                   --------
                                                      8,466
                                                   --------
Florida (7.1%):
   1,220    Broward County, Housing Authority,
              5.55%, 7/1/09, Callable 7/1/06
              @ 102..............................     1,269
   1,500    Cape Coral, Special Obligation
              Revenue, Water Improvements,
              Special Assessment--Water Utility,
              6.38%, 6/1/09, Callable 6/1/02 @
              102, FSA...........................     1,645
   1,270    Clay County, Housing Finance
              Authority Revenue, Single Family
              Mortgage, AMT, 6.20%, 9/1/11,
              Callable 3/1/05 @ 102..............     1,342
     990    Clay County, Housing Finance
              Authority Revenue, Single Family
              Mortgage, AMT, 6.25%, 9/1/13,
              Callable 3/1/05 @ 102..............     1,047
   1,750    Clay County, Housing Financial
              Authority, AMT, 5.25%, 10/1/07,
              Callable 4/1/07 @ 102..............     1,806
   1,000    Dade County, Aviation Revenue, Series
              A, 6.00%, 10/1/08, Callable 10/1/05
              @ 102, AMBAC.......................     1,112
   1,155    Department of Corrections, Okeechobee
              Correctional Facilities, 6.00%,
              3/1/06, Callable 3/1/05 @ 102,
              AMBAC..............................     1,279
   2,000    Escambia County, Housing Finance
              Authority, Multi-Family Housing
              Revenue, 5.75%, 4/1/04, Callable
              12/30/03 @ 100, GNMA...............     2,053

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Intermediate Tax-Free Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
Florida, continued:
 $ 3,635    Hialeah Housing Authority Revenue,
              5.80%, 6/20/33, Callable 6/20/08 @
              105, GNMA..........................  $  3,819
   1,185    Indian River County, Hospital
              Revenue, 5.95%, 10/1/09, Callable
              1/1/07 @ 102, FSA..................     1,317
   1,285    Indian River County, Hospital
              Revenue, 6.00%, 10/1/10, Callable
              1/1/07 @ 102, FSA..................     1,415
     180    Manatee County, Housing Finance
              Authority, Mortgage Revenue, 6.38%,
              11/1/05............................       185
   3,000    Miami-Dade County, Housing Finance
              Authority, Single Family Revenue,
              5.90%, 6/1/25, Callable 6/1/08 @
              103, FHLMC.........................     3,150
   4,850    Miami-Dade County Housing, Revenue,
              5.80%, 10/1/12.....................     5,171
   1,000    Orlando Water & Electricity Revenue,
              8.00%, 4/1/03......................     1,165
   2,830    Pinellas County Housing Authority,
              Revenue, AMT, 6.30%, 3/1/29,
              Callable 9/1/07 @ 102, GNMA/FNMA...     3,036
   1,060    Santa Rosa Bay Bridge Authority,
              Revenue, 0.00%, 7/1/16.............       405
   4,270    Santa Rosa Bay Bridge Authority,
              Revenue, 0.00%, 7/1/19.............     1,369
   2,255    Santa Rosa Bay Bridge Authority,
              Revenue, 0.00%, 7/1/20.............       685
   4,265    Santa Rosa Bay Bridge Authority,
              Revenue, 0.00%, 7/1/22.............     1,154
   2,920    Tampa Water & Sewer Revenue, ETM,
              0.00%, 10/1/05.....................     2,232
                                                   --------
                                                     36,656
                                                   --------
Georgia (1.2%):
   1,500    Atlanta Airport Facilities, 6.50%,
              1/1/08, AMBAC......................     1,736
   1,000    Atlanta Airport Facilities Revenue,
              Series A, 6.50%, 1/1/07, AMBAC.....     1,145
   2,000    Burke County Development Authority,
              Revenue, 3.95%, 7/01/24, Georgia
              Power Company......................     2,000

PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
Georgia, continued:
 $ 1,215    Columbus Water & Sewer Revenue,
              6.30%, 5/1/06, Callable 11/1/02 @
              102, FGIC..........................  $  1,333
                                                   --------
                                                      6,214
                                                   --------
Hawaii (1.0%):
   1,000    Honolulu City & County, GO, Series A,
              5.60%, 4/1/07, FSA.................     1,083
   3,500    Honolulu City & County, GO, Series A,
              7.35%, 7/1/08......................     4,276
                                                   --------
                                                      5,359
                                                   --------
Idaho (2.6%):
   2,200    Health Facilities Authority Holy
              Cross Health System, Revenue,
              5.00%, 12/1/18, Callable 6/1/08 @
              101, MBIA..........................     2,154
   1,600    Southern Idaho Regional Solid Waste
              District, 5.45%, 11/1/13, Callable
              11/1/03 @ 101, LOC: Credit Local de
              France.............................     1,660
   1,285    Student Loan Fund Marketing
              Association, Inc., 6.40%, 10/1/99,
              GSL................................     1,313
   1,000    Student Loan Fund Marketing
              Association, Inc., AMT, 5.10%,
              4/1/02, GSL........................     1,009
   4,500    Student Loan Fund Marketing
              Association, Inc., Series C, AMT,
              5.60%, 4/01/07, Callable, 10/01/03
              @ 102, GSL.........................     4,708
   1,300    University Revenue, 5.75%, 4/1/06,
              FSA................................     1,415
   1,060    University Revenue, 5.50%, 4/1/13,
              Callable 4/1/07 @ 101, MBIA........     1,115
                                                   --------
                                                     13,374
                                                   --------
Illinois (7.2%):
   1,000    Chicago Metro Water Reclamation
              District--Greater Chicago Capital
              Improvements, GO, Pre-Refunded,
              7.25%, 12/1/12.....................     1,256
   4,245    Chicago Metro Water Reclamation
              District--Greater Chicago Capital
              Improvements, GO, Pre-Refunded,
              6.25%, 12/1/14, Callable 12/1/05 @
              100................................     4,780
   3,045    Chicago Park District, GO, 6.35%,
              11/15/08, Callable 11/15/05 @ 102,
              MBIA...............................     3,429
   2,585    Chicago Water Revenue, 6.50%,
              11/1/10, FGIC......................     3,039
   1,450    Chicago, Single Family Mortgage
              Revenue, 0.00%, 10/1/09, Callable
              10/1/05 @ 78.60, MBIA..............       729

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Intermediate Tax-Free Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
Illinois, continued:
 $ 1,380    Chicago, Single Family Mortgage
              Revenue, 0.00%, 10/1/09, MBIA......  $    641
     705    Decatur Economic Development, 7.75%,
              6/1/07, Callable 6/1/02 @ 102......       794
   7,225    Development Finance Authority,
              Pollution Control Revenue, 7.25%,
              6/1/11, Callable 6/1/01 @ 102......     7,832
     810    Evanston Residential Mortgage, 6.38%,
              1/1/09, Callable 7/1/02 @ 102,
              AMBAC..............................       858
   1,645    Health Facilities Authority Revenue,
              6.13%, 11/15/07, Callable 11/15/04
              @ 102, MBIA........................     1,840
   1,500    Health Facilities Authority Revenue,
              6.75%, 1/1/10, Callable 1/1/00 @
              102, FGIC..........................     1,582
   1,280    McHenry County, High School #157, GO,
              0.00%, 12/1/11, FSA................       668
   1,370    McHenry County, High School #157, GO,
              0.00%, 12/1/12, FSA................       666
   1,620    McHenry County, High School #157, GO,
              0.00%, 12/1/13, FSA................       743
   2,500    Student Assistance, Student Loan
              Revenue, Series M, AMT, 6.60%,
              3/1/07, Callable 3/1/02 @ 102......     2,669
   1,500    Winnebago County, School District
              #122, GO, 0.00%, 1/1/13, FSA.......       727
   2,500    Winnebago County, School District
              #122, GO, 0.00%, 1/1/15, FSA.......     1,078
   2,500    Winnebago County, School District
              #122, GO, 0.00%, 1/1/16, FSA.......     1,016
   3,500    Winnebago County, School District
              #122, GO, 0.00%, 1/1/17, FSA.......     1,344
   1,350    Winnebago County, School District
              #122, Harlem-Loves Park, Refunding,
              6.35%, 6/1/07, FGIC................     1,539
                                                   --------
                                                     37,230
                                                   --------
Indiana (2.9%):
   2,150    Brownsburg Industrial Building Corp.,
              Revenue, 5.50%, 2/1/15, Callable
              2/1/07 @ 102, MBIA.................     2,226
   1,000    Fort Wayne Hospital Authority,
              Parkview Memorial Hospital Project,
              Series A, 7.50%, 11/15/11, Callable
              11/15/99 @ 102, FGIC...............     1,061
   3,260    Health Facilities Financing
              Authority, Hospital Revenue, 6.00%,
              8/15/10, Callable 8/15/06 @ 102....     3,489

PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
Indiana, continued:
 $ 2,820    Indianapolis Economic Development
              Revenue, Knob-in-the-Woods Project,
              6.38%, 12/1/04, Mandatory Put
              12/1/04 @ 100......................  $  3,120
     500    Lawrence Township School District,
              6.75%, 1/5/05......................       564
   1,500    New Albany Floyd County, School
              Building, 6.20%, 7/1/03............     1,634
   1,500    New Albany Floyd County, School
              Building, 6.20%, 7/1/04............     1,650
   1,000    State Vocational Technical College
              Building Facilities Fee, 6.50%,
              7/1/07, Callable 1/1/05 @ 102,
              AMBAC..............................     1,136
                                                   --------
                                                     14,880
                                                   --------
Iowa (0.8%):
     700    Des Moines Water Revenue, Series B,
              5.50%, 12/1/04, Callable 12/1/01 @
              100................................       726
   1,550    Finance Authority, 6.35%, 7/1/09,
              Callable 1/1/03 @ 102, AMBAC.......     1,639
   1,000    Finance Authority, Private College
              Revenue, 5.75%, 12/1/08, MBIA......     1,107
     795    Finance Authority, Single Family
              Mortgage Revenue, Series F, 6.15%,
              7/1/04, Callable 1/1/03 @ 102,
              AMBAC..............................       822
                                                   --------
                                                      4,294
                                                   --------
Kansas (1.0%):
   2,220    Sedgwick & Shawnee, Single Family
              Revenue, 5.50%, 6/1/29, Step
              Coupon, 6.70% after 10/1/98........     2,493
     850    Sedgwick County, Family Mortgage
              Revenue, Series A-1, 6.50%,
              12/1/16, Callable 12/1/07 @ 105,
              GNMA...............................       918
   1,750    Wichita Hospital Revenue, St. Francis
              Regional Hospital, 6.25%, 10/1/10,
              Callable 10/1/02 @ 102, MBIA.......     1,904
                                                   --------
                                                      5,315
                                                   --------
Kentucky (1.5%):
     800    Campbell & Kenton Counties,
              Sanitation District #1, 6.50%,
              8/1/05, ETM........................       884
   3,000    Economic Development Financial
              Authority, Revenue, 5.00%, 12/1/18,
              Callable 6/1/08 @ 101..............     2,946
   1,000    Kenton County, Public Properties
              Corp., 5.63%, 12/1/12, Callable
              12/1/06 @ 101......................     1,057
   1,000    Martin County Mortgage Section 8,
              Revenue, 6.25%, 7/1/23, FHA........     1,039

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Intermediate Tax-Free Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
Kentucky, continued:
 $ 1,310    Owensboro Electric Light & Power
              Revenue, 0.00%, 1/1/09, BIG........  $    471
   1,000    Winchester Industrial Building,
              7.75%, 7/1/12, Callable 7/1/02 @
              102................................     1,128
                                                   --------
                                                      7,525
                                                   --------
Louisiana (1.0%):
     233    Housing Agency Mortgage Revenue,
              7.80%, 12/1/09, Callable 6/1/04 @
              105, GNMA..........................       261
     915    Housing Agency Mortgage Revenue,
              Single Family, Series D-2, AMT,
              8.00%, 6/1/27, Callable 12/1/06 @
              102, GNMA/FNMA.....................     1,008
   1,550    Public Facilities Authority Revenue,
              AMT, 6.75%, 9/1/06, Callable 9/1/02
              @ 102..............................     1,638
   2,000    St. Charles Parish Pollution Control,
              8.25%, 6/1/14, Callable 6/1/99 @
              103................................     2,125
                                                   --------
                                                      5,032
                                                   --------
Maryland (0.2%):
   1,150    Anne Arundel County, GO, Series B,
              AMT, 7.70%, 3/15/06, Callable
              3/15/99 @ 102......................     1,203
                                                   --------
Massachusetts (1.2%):
   1,650    Beverly, 6.60%, 3/15/09, Callable
              3/15/04 @ 102, FSA.................     1,863
      20    Education Loan Authority, AMT, 7.25%,
              1/1/09, Callable 1/1/01 @ 102......        21
   2,400    State, GO, Series C, 6.00%, 8/1/09...     2,715
   1,465    Worcester, GO, Series A, 6.10%,
              5/1/08, Callable 5/1/05 @ 102,
              MBIA...............................     1,645
                                                   --------
                                                      6,244
                                                   --------
Michigan (2.2%):
   2,845    Lapeer Tax Increment Finance
              Authority, Revenue, 5.50%, 6/1/12,
              Callable 6/1/08 @ 100..............     2,889
   4,000    Pittsfield Township Housing Corp
              Revenue, Series A, 6.00%, 1/1/22,
              Callable 7/1/04 @ 103..............     4,190
   2,000    State Hospital Finance Authority
              Revenue, Mercy Mount Clemens Corp.,
              6.25%, 5/15/11, Callable 5/15/01 @
              102................................     2,127
   1,500    State Hospital Finance Authority,
              Series A, 8.10%, 10/1/13, Callable
              10/1/05 @ 102......................     1,871
                                                   --------
                                                     11,077
                                                   --------

PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
Minnesota (0.3%):
 $ 1,500    Northern Municipal Power Agency,
              Minnesota Electric, Series A,
              5.90%, 1/1/07, Callable 1/1/03 @
              102, AMBAC.........................  $  1,633
                                                   --------
Mississippi (0.3%):
   1,475    Home Corp., Single Family, Series D,
              5.25%, 7/1/12, Callable 7/1/07 @
              105, FNMA/GNMA.....................     1,607
                                                   --------
Missouri (2.8%):
   1,895    Carthage Waterworks & Wastewater
              Treatment Systems, 6.30%, 7/1/09,
              Callable 7/1/04 @ 101, MBIA........     2,118
   1,520    Fort Zumwalt School District, 5.20%,
              3/1/09, Callable 3/1/07 @ 100,
              AMBAC..............................     1,585
   1,735    Fort Zumwalt School District, 5.30%,
              3/1/10, Callable 3/1/07 @ 100,
              AMBAC..............................     1,810
   1,345    Kansas City Industrial Development
              Authority, Multi-Family Housing
              Revenue, Series A, AMT, 5.63%,
              7/1/05.............................     1,415
   1,430    Kansas City Municipal Corp. Revenue,
              5.40%, 1/15/08, Callable 1/15/06 @
              101, AMBAC.........................     1,521
   2,500    St. Louis Convention & Sports
              Complex, 5.50%, 8/15/13, Callable
              8/15/03 @ 102, MBIA................     2,582
   2,955    St. Louis Land Clearance
              Redevelopment Authority Housing
              Revenue, 5.95%, 7/1/22, Mandatory
              Put 4/1/07 @ 100, FNMA.............     3,179
                                                   --------
                                                     14,210
                                                   --------
Montana (1.1%):
   1,000    Health Facilities Authority Revenue,
              5.00%, 12/1/13, Callable 6/1/08 @
              101, MBIA..........................       998
   1,500    University Revenue, Facilities
              Improvement, Series E, 5.00%,
              5/15/21, Callable 5/15/08 @ 102,
              MBIA...............................     1,485
   1,000    University Revenue, Facilities
              Improvement, Series F, 4.15%,
              11/15/03, AMBAC....................       999
   1,075    University Revenue, Facilities
              Improvement, Series F, 4.20%,
              11/15/04, AMBAC....................     1,073
   1,020    University Revenue, Facilities
              Improvement, Series F, 4.30%,
              11/15/05, AMBAC....................     1,019
                                                   --------
                                                      5,574
                                                   --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Intermediate Tax-Free Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
Nevada (2.5%):
 $ 5,000    Clark County, Pollution Control
              Revenue, 5.30%, 10/1/11, Callable
              1/1/03 @ 102, ACA..................  $  5,105
   1,025    Douglas County, School District,
              Series A, 5.90%, 6/1/08, Callable
              6/1/02 @ 101, FGIC.................     1,100
   2,000    Las Vegas, Sewer Revenue, 6.60%,
              10/1/12, Callable 4/1/02 @ 102,
              FGIC...............................     2,208
   1,000    Municipal Bond Bank Project #20-23A,
              7.00%, 7/1/01, ETM.................     1,039
   3,010    Washoe County, School District, GO,
              6.13%, 8/1/07, Callable 8/1/02 @
              101, MBIA..........................     3,247
                                                   --------
                                                     12,699
                                                   --------
New Hampshire (0.3%):
   1,225    Higher Education & Health Facilities
              Authority Revenue, 6.25%, 1/1/06,
              Callable 7/1/04 @ 102..............     1,351
                                                   --------
New Jersey (1.1%):
   3,500    Sayreville Housing Development Corp.,
              Revenue, 6.00%, 2/1/23, Callable
              8/1/03 @ 100, FHA..................     3,679
   1,630    South Brunswick Township, 6.40%,
              8/1/07, Callable 8/1/05 @ 100,
              FGIC...............................     1,841
                                                   --------
                                                      5,520
                                                   --------
New Mexico (1.4%):
      30    Albuquerque, 7.65%, 8/15/07, FGIC....        32
   1,000    Albuquerque Airport Revenue, AMT,
              6.50%, 7/1/11, Callable 7/1/00 @
              105, AMBAC.........................     1,088
   5,455    Educational Assistance Foundation,
              Student Loan Revenue, Series A,
              AMT, 6.85%, 4/1/05, Callable 4/1/02
              @ 102, AMBAC.......................     5,947
                                                   --------
                                                      7,067
                                                   --------
New York (4.4%):
   3,100    Long Island Power Agency Authority,
              Revenue, 5.13%, 12/1/22, Callable
              6/1/08 @ 101, FSA..................     3,066
   1,500    Metropolitan Transportation
              Authority, 6.38%, 7/1/10, Callable
              7/1/02 @ 102, FGIC.................     1,655
   1,395    Nassau County, 5.63%, 8/1/03, FGIC...     1,486
   1,980    Radisson Senior Citizens Housing
              Corp. Revenue, Series A, 5.63%,
              8/1/11.............................     2,059
   1,500    State Dorm Authority, Series A,
              5.50%, 7/1/04......................     1,579

PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
New York, continued:
 $ 2,950    State Dorm Authority, Series A,
              5.50%, 7/1/05......................  $  3,111
   1,500    State Dorm Authority, Series A,
              5.50%, 7/1/06......................     1,583
   3,000    State, GO, Series B, 5.25%, 8/1/12,
              Callable 8/1/07 @ 101..............     3,054
   5,000    State, GO, Series F, 5.13%, 8/1/11,
              Callable 2/1/08 @ 101..............     5,066
                                                   --------
                                                     22,659
                                                   --------
North Carolina (0.5%):
   2,500    Educational Facilities, Wake Forest,
              5.00%, 11/1/12, Callable 11/1/07 @
              102................................     2,529
                                                   --------
North Dakota (2.5%):
   3,050    Grand Forks Sales Tax Revenue Bond,
              5.10%, 12/15/10, Callable 12/15/07
              @ 100..............................     3,154
     160    Housing Finance Agency, AMT, 6.25%,
              7/1/09, Callable 7/1/04 @ 102......       166
   3,500    Mercer County, Pollution Control
              Revenue, 6.65%, 6/1/22, Callable
              6/1/02 @ 102, FGIC.................     3,829
   2,910    State Building Authority Lease
              Revenue, Series A, 5.13%, 12/1/18,
              Callable 12/1/08 @ 100, AMBAC......     2,888
   1,505    State Building Authority Revenue,
              Series B, 5.00%, 12/1/10, Callable
              12/1/08 @ 100, AMBAC...............     1,535
   1,270    Water Development, 5.70%, 7/1/17,
              Callable 7/1/07 @ 100, AMBAC.......     1,342
                                                   --------
                                                     12,914
                                                   --------
Ohio (2.7%):
   2,000    Butler County Sewer Systems Revenue,
              4.70%, 12/1/11, Callable 12/1/08 @
              101, AMBAC.........................     1,984
   2,000    Butler County Sewer Systems Revenue,
              4.80%, 12/1/12, Callable 12/1/08 @
              101, AMBAC.........................     1,982
   2,100    Mount Vernon, Industrial Development
              Revenue, 5.90%, 3/1/03.............     2,105
   2,500    Northeast Regional Sewer District,
              5.60%, 11/15/13, Callable 11/15/05
              @ 101, AMBAC.......................     2,645
   2,470    State, Economic Development, 7.50%,
              9/1/10, Callable 9/1/02 @ 102......     2,772
   2,500    State, Higher Educational Facilities,
              0.00%, 7/1/07......................     2,531
                                                   --------
                                                     14,019
                                                   --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Intermediate Tax-Free Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
Oklahoma (1.8%):
 $ 2,500    Baptist Health Center, IDR, 6.25%,
              8/15/12, Callable 8/15/05 @ 102,
              AMBAC..............................  $  2,797
   1,000    Housing Finance Agency, PG-B-1,
              5.60%, 3/1/28, Callable 9/1/07 @
              102................................     1,021
   5,500    Water Reservoir Bridge State Loan
              Program Revenue, Series A-Conv,
              5.00%, 9/1/17, Callable 9/1/08
              @ 102..............................     5,443
                                                   --------
                                                      9,261
                                                   --------
Oregon (2.8%):
   2,350    Jackson County, School District #5
              Ashland, GO, 5.70%, 6/1/07, FSA....     2,576
   2,580    Lane County, School District #019,
              6.00%, 10/15/11, FGIC..............     2,924
   1,000    Lane County, School District #52
              Bethel, GO, 6.00%, 6/1/06, FSA.....     1,111
   3,630    Marion County, Oregon, 5.50%,
              10/1/05, AMBAC.....................     3,892
   1,435    Port of Portland Airport Revenue,
              Series 7-A, 6.75%, 7/1/09, Callable
              7/1/01 @ 101, MBIA.................     1,555
   2,075    Washington County, School District
              #88, GO, 6.10%, 6/1/05, Callable
              12/15/04 @ 100, FSA................     2,298
                                                   --------
                                                     14,356
                                                   --------
Pennsylvania (3.2%):
   3,200    Dauphin County, Industrial
              Development Authority, Pollution
              Control Revenue, 6.00%, 1/1/08,
              MBIA...............................     3,205
   1,085    Delaware County, Hospital Authority,
              6.00%, 12/15/20, Callable 12/1/03 @
              102................................     1,144
   1,500    Hospital Revenue Bond, 6.40%, 1/1/06,
              Callable 1/1/05 @ 102, AMBAC.......     1,682
   2,750    Indiana County, Industrial
              Development Authority, Pollution
              Control Revenue, 6.00%, 6/1/06,
              MBIA...............................     3,040
   2,350    Philadelphia Airport Revenue, Series
              A, AMT, 5.50%, 6/15/05, AMBAC......     2,484
   2,500    Philadelphia Water & Waste, 5.65%,
              6/15/12, Callable 6/15/03 @ 102,
              FGIC...............................     2,612
   2,000    State Financial Authority Revenue,
              6.60%, 11/1/09, Callable 11/1/03 @
              102, LOC: Societe Generale.........     2,218
                                                   --------
                                                     16,385
                                                   --------

PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
Puerto Rico (1.0%):
 $ 5,000    Commonwealth Infrastructure, Series
              A, 5.25%, 7/1/10, Callable 7/1/08 @
              101, AMBAC.........................  $  5,292
                                                   --------
Rhode Island (0.2%):
   1,000    Housing & Mortgage Financial Corp.,
              Series 15-B, 6.20%, 10/1/06,
              Callable 4/1/04 @ 102, MBIA........     1,069
                                                   --------
South Carolina (0.8%):
   1,760    Greenville School Public Facilities,
              5.60%, 3/1/10......................     1,885
   1,045    Hilton Head Island, GO, 5.50%,
              8/1/09, MBIA.......................     1,137
      20    Jobs Economic Development Authority
              Hospital Facilities Revenue, 5.00%,
              11/1/18, Callable 5/1/08 @ 101,
              AMBAC..............................        20
     250    Piedmont, Municipal Power Agency,
              Electric Revenue, Series A, 6.55%,
              1/1/16.............................       250
   1,000    York County, School District #3, GO,
              5.40%, 3/1/08, Callable 3/1/06 @
              101, FSA...........................     1,064
                                                   --------
                                                      4,356
                                                   --------
South Dakota (0.8%):
   3,675    Health & Educational Facilities
              Authority Revenue, St. Luke's,
              6.63%, 7/1/11, Callable 7/1/01 @
              102, MBIA..........................     3,968
                                                   --------
Tennessee (1.1%):
   1,050    Chattanooga-Hamilton County, Hospital
              Authority, Hospital Revenue, 5.63%,
              10/1/09, FSA.......................     1,153
   1,460    Dyer County, Industrial Development
              Revenue, 6.00%, 2/1/07, Callable
              2/1/04 @ 102.......................     1,560
   2,000    Housing Development, 6.20%, 7/1/18,
              Callable 7/1/05 @ 102..............     2,123
   1,000    Trenton Industrial Development
              Revenue, Series A, 5.40%,
              10/1/02............................     1,002
                                                   --------
                                                      5,838
                                                   --------
Texas (7.7%):
   2,800    Austin Housing Finance Corp., Single
              Family Mortgage Revenue, AMT, ETM,
              0.00%, 12/1/11.....................     1,379
   1,000    Austin Utility Systems Revenue,
              0.00%, 5/15/08, MBIA...............       634
   1,130    Carroll Independent School District,
              GO, 0.00%, 2/15/11, PSFG...........       604

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Intermediate Tax-Free Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
Texas, continued:
 $ 1,365    Carroll Independent School District,
              GO, 0.00%, 2/15/12, Callable
              2/15/08 @ 82.259, PSFG.............  $    683
   1,420    Carroll Independent School District,
              GO, 0.00%, 2/15/13, PSFG...........       667
   1,435    Carroll Independent School District,
              GO, 0.00%, 2/15/14, PSFG...........       633
   5,125    Cass County, Industrial Development
              Revenue, Series A, 5.30%, 7/1/09...     5,372
   1,215    Castleberry Independent School
              District, Public Facilities Corp.,
              5.00%, 8/15/08.....................     1,220
   5,000    Coastal Bend Health Facilities,
              Incarnate Word Health Services,
              5.93%, 11/15/13, Callable 11/15/02
              @ 102, AMBAC.......................     5,357
   3,600    Grand Prairie Health Facilities
              Refunding, Dallas/Fort Worth
              Medical Center Project, 6.50%,
              11/1/04, AMBAC.....................     4,017
   3,300    Grand Prairie Health Facilities
              Refunding, Dallas/Fort Worth
              Medical Center Project, 6.88%,
              11/1/10, AMBAC.....................     3,750
   5,000    Harris County, Capital Appreciation,
              Toll Road, Sub-Lien A, GO, 0.00%,
              8/15/03, MBIA......................     4,002
   3,700    Harris County, Capital Appreciation,
              Toll Road, Sub-Lien A, GO, 0.00%,
              8/15/05, MBIA......................     2,695
   1,455    Health Facilities Development Corp.,
              Hospital Revenue, All Saints
              Episcopal Hospital, 6.25%, 8/15/12,
              Callable 8/15/03 @ 102, MBIA.......     1,594
   1,000    Housing Agency Residential
              Development Revenue, Series D, AMT,
              8.40%, 1/1/21, Callable 7/1/99 @
              102................................     1,039
   1,000    San Antonio Electric & Gas, Series B,
              7.00%, 2/1/09, Callable 2/1/99 @
              101.5..............................     1,034
   1,145    State Higher Education Coordinating
              Board, Student Loan, AMT, 7.45%,
              10/1/06, Callable 10/1/01 @ 102....     1,233
   1,020    Tech University Revenues, 5.95%,
              2/15/13, Callable 2/15/05 @ 100,
              AMBAC..............................     1,087
   2,200    United Independent School District,
              5.25%, 8/15/14, Callable 8/15/06 @
              100................................     2,240
                                                   --------
                                                     39,240
                                                   --------

PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
Utah (1.1%):
 $ 2,095    Clearfield City, GO, 5.13%, 2/1/18,
              Callable 2/1/08 @ 100, MBIA........  $  2,080
   2,000    Intermountain Power Agency, Power
              Supply Revenue, Series B, 6.50%,
              7/1/09, MBIA.......................     2,333
   1,280    State Housing Finance Authority, AMT,
              6.35%, 7/1/12, Callable 1/1/05 @
              102................................     1,356
                                                   --------
                                                      5,769
                                                   --------
Vermont (0.3%):
   1,430    University & State Agricultural
              College, Series 73 A, 5.80%,
              7/1/13.............................     1,445
                                                   --------
Virginia (0.7%):
   1,340    State Housing Development Authority,
              Commonwealth Mortgage, Series J,
              6.65%, 7/1/10, Callable 1/1/05 @
              102................................     1,435
   2,000    State Housing Development Authority,
              Series B Sub B2, 6.70%, 1/1/15,
              Callable 1/1/06 @ 102..............     2,143
                                                   --------
                                                      3,578
                                                   --------
Washington (2.7%):
   1,830    Chelan County, Public Utilities
              Revenue, 5.90%, 7/1/13, Mandatory
              Put 7/1/03 @ 102...................     1,926
   1,360    King County, School District #400,
              GO, 6.50%, 12/1/08.................     1,596
   1,084    Kitsap County, Consolidated Housing,
              7.00%, 8/20/08, GNMA...............     1,216
   1,000    Seattle Light & Power Revenue, 6.00%,
              8/1/13, Callable 8/1/02 @ 102......     1,072
   1,000    Seattle Solid Waste, Series B, 7.00%,
              5/1/03, Callable 5/1/99
              @ 102, BIG.........................     1,046
   3,000    Snohomish County, Public Utility
              District #001, Electric Revenue,
              6.00%, 1/1/13, Callable 1/1/03 @
              102, FGIC..........................     3,224
   3,500    State Nuclear Project #1, Series A,
              6.00%, 7/1/08, AMBAC...............     3,891
                                                   --------
                                                     13,971
                                                   --------
West Virginia (2.9%):
   1,320    Board of Regents Revenue, Series A,
              5.90%, 4/1/04, ETM.................     1,386
   2,495    Harrison County, Community Split
              Obligation, Series A, 6.25%,
              5/15/10............................     2,870
   3,630    Randolph County Community Health,
              Revenue, 5.20%, 11/1/21, Callable
              11/1/13 @ 100, FSA.................     3,617

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Intermediate Tax-Free Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
West Virginia, continued:
 $ 3,500    School Building Authority, Series B,
              5.40%, 7/1/17, Callable 7/1/07 @
              102, FSA...........................  $  3,599
   1,150    State College Revenue, 6.00%, 4/1/12,
              Callable 4/1/03 @ 102, AMBAC.......     1,239
   1,960    State Housing Development Fund,
              Housing Finance, AMT, 7.20%,
              11/1/20, Callable 5/1/02 @ 102.....     2,114
                                                   --------
                                                     14,825
                                                   --------
Wisconsin (0.3%):
     500    Mukwonago School District, 5.80%,
              3/1/07, Prerefunded 3/1/02 @ 100,
              AMBAC..............................       529
   1,000    State, Series A, 6.30%, 5/1/07,
              Prerefunded 5/1/02 @ 100...........     1,078
                                                   --------
                                                      1,607
                                                   --------

PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   -------------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
Wyoming (0.9%):
 $   875    Community Development Authority
              Single Family Mortgage, Series A,
              7.25%, 6/1/07, Callable 6/1/01
              @ 102..............................  $    915
   2,000    Sweetwater County Solid Waste
              Disposal Revenue, Series A, AMT,
              7.00%, 6/1/24......................     2,231
   1,395    Sweetwater County, School District
              #2, Green River, GO, 7.00%, 6/1/04,
              MBIA...............................     1,589
                                                   --------
                                                      4,735
                                                   --------
  Total Municipal Bonds                             503,031
                                                   --------
DAILY DEMAND NOTES (0.2%):
New York (0.2%):
   1,000    Long Island Power Authority Electric
              Revenue, Series 6, 3.75%, 5/1/33...     1,000
                                                   --------
  Total Daily Demand Notes                            1,000
                                                   --------
MONTHLY DEMAND NOTES (1.5%):
California (0.4%):
   2,000    Educational Loan Marketing Corp.,
              Revenue, Series IV-C-1, 4.00%,
              1/1/33.............................     2,000
                                                   --------
Florida (1.1%):
   5,800    Educational Loan Marketing Corp.,
              Revenue, Series A, 4.00%,
              12/1/18............................     5,800
                                                   --------
  Total Monthly Demand Notes                          7,800
                                                   --------
Total (Cost $487,954) (a)                          $511,831
                                                   ========

------------

Percentages indicated are based on net assets of $513,860.

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Intermediate Tax-Free Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

(a) Represents cost for financial reporting and federal income tax purposes and differs from value by net unrealized appreciation of securities as follows (amounts in thousands):

                   Unrealized appreciation.....................................  $23,972
                   Unrealized depreciation.....................................      (95)
                                                                                 -------
                   Net unrealized appreciation.................................  $23,877
                                                                                 =======

 * Variable rate securities having liquidity sources through bank letters of credit or other cards and/or liquidity agreements. The interest rate, which will change periodically, is based upon bank prime rates or an index of market rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect at June 30, 1998.

ACA     American Capital Access
AMBAC   Insured by AMBAC Indemnity Corp.
AMT     Alternative Minimum Tax Paper
BIG     Insured by Bond Insurance Guarantee
ETM     Escrowed to Maturity
FGIC    Insured by Federal Guarantee Insurance Corp.
FNMA    Insured by Federal National Mortgage Association
FSA     Insured by Federal Security Assurance
GNMA    Insured by Government National Mortgage Association
GO      General Obligation
GSL     Guaranteed Student Loans
IDR     Industrial Development Revenue
LOC     Letters of Credit
MBIA    Insured by Municipal Bond Insurance Association
PSFG    Permanent School Funding Guarantee

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Municipal Income Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS (98.3%):
Alabama (0.2%):
 $   540    Housing Finance Authority, Series
              A-1, 5.80%, 10/1/08, Callable
              4/1/05 @ 102, GNMA.................   $    569
   1,540    Mobile Refunding & Improvement, GO,
              0.00%, 2/15/14, Callable 2/15/08 @
              76.49, MBIA........................        688
   1,500    Mobile Refunding & Improvement, GO,
              0.00%, 8/15/14, Callable 2/15/08 @
              74.5, MBIA.........................        652
                                                    --------
                                                       1,909
                                                    --------
Alaska (1.8%):
     755    Anchorage, Series A, 5.40%, 4/1/07,
              Callable 4/1/06 @ 100, MBIA........        800
   3,570    Energy Authority, Utility Revenue,
              5.20%, 7/1/17, Callable 7/1/08 @
              100, FSA...........................      3,585
   1,005    Home Mortgage Revenue Refunding,
              8.00%, 3/1/09, Callable 3/1/02 @
              102, FNMA..........................      1,079
   8,440    State Housing Finance Corp., 0.00%,
              12/1/17, Callable 6/1/07 @ 54,
              MBIA...............................      2,653
  30,000    State Housing Finance Corp., Series
              A-2, AMT, 0.00%, 6/1/37, Callable
              12/1/07 @ 17.74....................      3,069
   2,750    Student Loan Corp., Series A, AMT,
              5.75%, 7/1/14, Callable 7/1/07 @
              100, AMBAC.........................      2,943
                                                    --------
                                                      14,129
                                                    --------
Arizona (2.7%):
  11,705    Maricopa County, Industrial
              Development Authority Revenue,
              Coral Point Apartments, Series A,
              4.95%, 3/1/28, Callable 3/1/06 @
              101................................     11,747
     325    Maricopa County, Industrial
              Development, Multi-Family Housing
              Revenue, 7.25%, 7/1/17, Callable
              7/1/07 @ 101.......................        343
   1,500    Maricopa County, Industrial
              Development, Multi-Family Housing
              Revenue, Series A, 6.25%, 7/1/27,
              Callable 1/1/07 @ 101..............      1,563
   3,000    Phoenix Industrial Development
              Authority, Single Family Mortgage,
              6.60%, 12/1/29, Callable 12/1/07 @
              101.5, GNMA/FNMA/FHLMC.............      3,292
   1,210    Pima County Industrial Development
              Authority Revenue, Wester, 5.38%,
              6/1/10.............................      1,208

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Arizona, continued:
 $ 1,000    Show Low Industrial Development
              Authority Hospital Revenue, 5.50%,
              12/1/17, Callable 12/1/07 @ 102,
              ACA................................   $  1,011
   2,040    Yuma, Individual & Multi-Family
              Apartments, Series A, 5.40%,
              12/20/17, Callable 12/20/04 @ 100,
              GNMA...............................      2,059
                                                    --------
                                                      21,223
                                                    --------
Arkansas (2.0%):
     280    Drew County, Public Facilities Board,
              7.90%, 8/1/11, Callable 8/1/03 @
              103, FNMA..........................        303
     122    Drew County, Public Facilities Board,
              7.75%, 8/1/11, Callable 2/1/04 @
              100................................        130
     468    Jacksonville, Residential Housing
              Facilities Board, Single Family
              Mortgage Revenue, 7.90%, 1/1/11,
              Callable 7/1/03 @ 103..............        511
     212    Jacksonville, Residential Housing
              Facilities Board, Single Family
              Mortgage Revenue, 7.75%, 1/1/11,
              Callable 7/1/05 @ 103..............        231
     195    Lonoke County, Residential Housing
              Facilities Board, Single Family
              Mortgage Revenue, 7.38%, 4/1/11,
              Callable 4/1/03 @ 103..............        212
     564    Lonoke County, Residential Housing
              Facilities Board, Single Family
              Mortgage Revenue, Series A-2,
              7.90%, 4/1/11, FNMA................        616
   1,000    Paragould, Hospital Revenue, 6.38%,
              10/1/17, Callable 10/1/06 @ 102....      1,075
     953    Pope County, Residential Facilities,
              Housing Board Mortgage Revenue,
              Series B, 7.75%, 9/1/11, Callable
              8/1/02 @ 102, FHA..................      1,022
   1,500    State Capital Appreciation, College
              Savings, Series 97A, 0.00%,
              6/1/16.............................        596
   2,000    State Capital Appreciation, College
              Savings, Series A, 0.00%, 6/1/15...        843
   1,810    State Development Authority Revenue
              Refunding, 8.00%, 8/15/11, Callable
              8/15/01 @ 103......................      1,939
   3,650    State Development Finance Authority
              Revenue, 0.00%, 6/1/15.............      1,424
     845    State Development Finance Authority
              Revenue, Single Family Housing,
              7.75%, 4/1/21, Callable 4/1/99 @
              102, GNMA..........................        871

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Municipal Income Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
                                                          (Amounts in Thousands)

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Arkansas, continued:
 $ 5,000    State Development Finance Authority,
              Multi-Family Mortgage Revenue,
              Series A, 5.45%, 7/1/24, Callable
              7/2/98 @ 100, MBIA.................   $  5,000
     440    Stuttgart Public Facilities Board
              Revenue, Series A-2, 7.90%, 9/1/11,
              Callable 9/1/03 @ 103..............        480
     244    Stuttgart Public Facilities Board
              Revenue, Series B, 7.75%, 9/1/11,
              Callable 3/1/06 @ 103..............        267
                                                    --------
                                                      15,520
                                                    --------
California (3.1%):
     430    ABAG Finance Authority for Nonprofit
              Corp., 5.85%, 10/1/27, Callable
              10/1/07 @ 102......................        445
   4,749    Contra Costa County, Multi-Family
              Mortgage Revenue, Crescent Park,
              Series B, 7.80%, 6/20/34, Callable
              6/20/04 @ 105, GNMA................      5,392
   1,255    Fairfield, Water Revenue, 0.00%,
              4/1/15, Callable 4/1/05 @ 56.7,
              AMBAC..............................        521
   1,690    Fresno Housing Authority, Project B,
              AMT, 5.60%, 8/1/30, Callable 8/1/07
              @ 102..............................      1,742
   1,080    Housing Finance Agency Revenue, Home
              Mortgage, AMT, 7.50%, 2/1/23,
              Callable 8/1/05 @ 102, FHA.........      1,187
      15    Housing Finance Agency Revenue, Home
              Mortgage, Series C, AMT, 7.45%,
              8/1/11, Callable 8/1/01 @ 102......         15
     680    Housing Finance Agency Revenue, Local
              or Guaranteed Housing, Series B,
              8.63%, 8/1/15, Callable 8/1/00 @
              100, MBIA..........................        706
     210    Housing Finance Agency Revenue,
              Series H, AMT, 6.80%, 8/1/19,
              Callable 8/1/04 @ 102, FHA.........        220
     780    Housing Finance Agency Revenue,
              Single Family Housing, Series F,
              7.88%, 8/1/19, Callable 8/1/98 @
              102................................        797
   1,460    Los Angeles Housing Authority, Multi-
              Family Mortgage Revenue, The Pal,
              5.30%, 7/1/18, Callable 7/1/08 @
              102, FNMA..........................      1,460
     100    Los Angeles, Water & Power Electric
              Revenue, 4.50%, 8/15/98............        100
   1,000    Oakland, Revenue Refunding, Series A,
              7.60%, 8/1/21, Callable 8/1/98 @
              102, FGIC..........................      1,023

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
California, continued:
 $   700    Redondo Beach, Redevelopment Agency,
              Residential Mortgage Revenue,
              Series B, 6.25%, 6/1/11, Callable
              6/1/03 @ 100.......................   $    717
     810    Rural Home Mortgage Financing
              Authority, AMT, 7.55%, 11/1/26.....        939
     805    Rural Home Mortgage Financing
              Authority, AMT, 7.75%, 5/1/27......        934
   1,180    San Joaquin Hills Toll Road,
              Prerefunded, 0.00%, 1/1/14.........        550
   4,435    San Joaquin Hills Toll Road,
              Prerefunded, 0.00%, 1/1/16.........      1,846
   1,350    San Marcos Public Facilities, 0.00%,
              9/1/19.............................        465
   3,725    Santa Clara County Housing Authority
              Revenue, Cedar Glen Apartments,
              0.00%, 4/1/26, Callable 10/1/98 @
              5.52, MBIA, FHA....................        203
   1,820    Statewide Community Development
              Authority Multi-Family Revenue,
              Cudahy Gardens, Series I, AMT,
              5.60%, 4/1/29, Callable 4/1/03 @
              102, LOC: Swiss Bank...............      1,827
   3,400    Statewide Community Development
              Authority Multi-Family Revenue,
              Cudahy Gardens, Series J, AMT,
              5.60%, 4/1/29, Callable 4/1/03 @
              102, LOC: Swiss Bank...............      3,413
                                                    --------
                                                      24,502
                                                    --------
Colorado (15.4%):
   5,250    Arapahoe County, Highway Revenue,
              Series C, 0.00%, 8/31/15, Callable
              8/31/05 @ 48.6.....................      1,859
   4,920    Aurora, Industrial Development,
              McKesson Corp., Series A, 5.38%,
              12/1/11, Callable 12/1/02 @ 102....      5,050
   5,030    Aurora, Single Family Mortgage
              Revenue, Series A2, 0.00%, 9/1/15,
              Prerefunded 3/1/13 @ 75.2..........      1,840
   2,205    Brush Creek Metropolitan District,
              GO, Refunding, 6.70%, 11/15/09,
              Callable 11/15/03 @ 101............      2,388
     400    Central City Water Revenue, GO, Water
              Utility Improvements, 8.63%,
              9/15/11, Prerefunded 9/15/02 @
              100................................        468
     655    Central City Water Revenue, GO, Water
              Utility Improvements, 7.50%,
              12/1/12, Prerefunded 12/1/02 @
              100................................        742
   3,700    Colorado Springs Airport Revenue,
              AMT, 6.90%, 1/1/12, Callable 1/1/03
              @ 102, MBIA........................      4,081

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Municipal Income Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Colorado, continued:
 $ 1,100    Cordillera Metropolitan District,
              Eagle County, GO, 5.40%, 12/1/12,
              Callable 12/1/08 @ 101.............   $  1,097
   1,625    Cordillera Metropolitan District,
              Eagle County, GO, 5.50%, 12/1/17,
              Callable 12/1/08 @ 101.............      1,607
   1,000    Denver Housing Corp., Series A,
              5.35%, 10/1/12, Callable 10/1/07 @
              101................................      1,021
   2,500    Denver, City & County Airport
              Revenue, AMT, 5.63%, 11/15/08,
              Callable 11/15/06 @ 102, MBIA......      2,702
     885    Denver, City & County Airport
              Revenue, AMT, 6.75%, 11/15/13,
              Callable 11/15/02 @ 102, MBIA......        971
  20,610    Denver, City & County Mortgage, AMT,
              0.00%, 8/1/29......................      3,252
   1,000    Denver, City & County Residual
              Revenue, Single Family, Series A,
              0.00%, 7/1/10, Callable 7/1/08 @
              91.87..............................        534
   9,850    Denver, City & County Residual
              Revenue, Single Family, Series A,
              0.00%, 7/1/14, Callable 7/1/08 @
              73.66..............................      4,133
   2,910    Denver, City & County, Single Family
              Mortgage Revenue, Metro Mayors,
              6.00%, 4/1/22, Callable 4/1/08 @
              101, GNMA/FNMA.....................      3,094
   3,535    Denver, City & County, Single Family
              Mortgage Revenue, Metro Mayors,
              0.00%, 10/1/30.....................        568
   1,475    Douglas County, Multi-Family Housing
              Revenue, Parker Hilltop, AMT,
              5.35%, 8/1/18, FHA.................      1,478
   1,250    Eagle's Nest Metropolitan District,
              GO, Refunding, 6.50%, 11/15/17,
              Callable 9/1/10 @ 100..............      1,330
     198    El Paso County, Home Mortgage, Series
              C, 8.30%, 9/20/18..................        220
   1,145    El Paso County, Single Family
              Mortgage Revenue, 0.00%, 9/1/15,
              ETM................................        485
   8,700    El Paso County, Single Family
              Mortgage Revenue, Series A, AMT,
              0.00%, 12/1/30, Callable 6/1/08 @
              102, GNMA/FNMA.....................      1,447
   2,500    Englewood, Multi-Family Housing,
              Marks Apartment Revenue, 6.65%,
              12/1/26, Callable 12/1/06 @ 102....      2,711

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Colorado, continued:
 $ 1,415    Englewood, Multi-Family Housing,
              Marks Apartment Revenue, Series B,
              6.00%, 12/15/18, Callable 12/15/03
              @ 100, LOC: Citibank...............   $  1,441
   2,500    Health Facilities Authority Revenue,
              Steamboat Springs, 5.75%, 9/15/22,
              Callable 9/15/08 @ 101.............      2,555
   1,685    Housing Finance Authority, GO, 6.80%,
              8/1/14, Callable 8/1/02 @ 102......      1,787
     165    Housing Finance Authority,
              Multi-Family Mortgage Revenue, AMT,
              5.75%, 10/1/06, Callable 4/1/06 @
              102................................        175
   1,445    Housing Finance Authority,
              Multi-Family Mortgage Revenue,
              Series A, 9.00%, 10/1/25, Callable
              10/1/00 @ 100, FHA.................      1,450
   1,095    Housing Finance Authority,
              Multi-Family Mortgage Revenue,
              Series A-2, AMT, 5.35%, 10/1/18,
              Callable 10/1/09 @ 100.............      1,097
   2,000    Housing Finance Authority,
              Multi-Family Mortgage Revenue,
              Series A-2, AMT, 5.45%, 10/1/29,
              Callable 10/1/08 @ 101.............      2,003
   2,560    Housing Finance Authority,
              Multi-Family Mortgage Revenue,
              Series B, 6.00%, 10/1/25, Callable
              2/11/98 @ 100.5, FHA...............      2,141
   1,500    Housing Finance Authority,
              Multi-Family Mortgage Revenue,
              Series B-2, AMT, 5.80%, 10/1/28,
              Callable 4/1/07 @ 101.5, FHA.......      1,544
   3,000    Housing Finance Authority,
              Multi-Family Mortgage Revenue,
              Series C-3, 5.70%, 10/1/21,
              Callable 11/1/98 @ 100, FHA........      3,040
   2,500    Housing Finance Authority, Series
              B-2, AMT, 7.00%, 5/1/26, Callable
              5/1/07 @ 105.......................      2,786
   2,500    Housing Finance Authority, Series
              C-2, AMT, 6.88%, 11/1/28, Callable
              11/1/07 @ 105......................      2,798
   3,550    Housing Finance Authority, Single
              Family Mortgage Revenue, 7.45%,
              11/1/27, Callable 5/1/06 @ 105.....      4,069
  10,250    Housing Finance Authority, Single
              Family Mortgage Revenue, AMT,
              7.25%, 5/1/27, Callable 5/1/07 @
              105................................     11,580
     860    Housing Finance Authority, Single
              Family Mortgage Revenue, Series
              95C, 7.45%, 6/1/17, Callable 6/1/05
              @ 105..............................        973

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Municipal Income Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
                                                          (Amounts in Thousands)

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Colorado, continued:
 $   490    Housing Finance Authority, Single
              Family Mortgage Revenue, Series A,
              0.00%, 9/1/14, FHA.................   $     94
   2,000    Housing Finance Authority, Single
              Family Mortgage Revenue, Series
              A-2, AMT, 6.60%, 5/1/28, Callable
              5/1/08 @ 105.......................      2,208
   1,000    Housing Finance Authority, Single
              Family Mortgage Revenue, Series
              A-3, 6.50%, 5/1/16, Callable 5/1/08
              @ 105..............................      1,100
     345    Housing Finance Authority, Single
              Family Mortgage Revenue, Series
              A-3, 6.50%, 11/1/23, Callable
              5/1/02 @ 102.......................        358
     500    Housing Finance Authority, Single
              Family Mortgage Revenue, Series
              A-3, 6.50%, 11/1/29, Callable
              5/1/08 @ 105.......................        555
   3,500    Housing Finance Authority, Single
              Family Mortgage Revenue, Series
              C-1, 7.55%, 11/1/27, Callable
              11/1/06 @ 102......................      3,969
   7,695    Housing Finance Authority, Single
              Family Mortgage Revenue, Series
              PG-C-1, AMT, 0.00%, 11/1/29,
              Callable 5/1/08 @ 30.95............      1,345
   6,730    Housing Finance Authority, Single
              Family Mortgage Revenue, Series
              PG-C-SR, AMT, 0.00%, 11/1/29,
              Callable 5/1/08 @ 31.77............      1,222
     755    Housing Finance Authority, Single
              Family Program, Series B, 6.13%,
              5/1/13, Callable 11/1/04 @ 103,
              FHA................................        786
     700    Housing Finance Authority, Single
              Family Program, Series B, 7.50%,
              11/1/24, Callable 11/1/04 @ 105,
              FHA................................        779
     360    Housing Finance Authority, Single
              Family Program, Series D-1, 6.60%,
              8/1/17, Callable 8/1/01 @ 102,
              FHA................................        369
   2,000    Housing Finance Authority, Single
              Family Program, Series D-1, 7.38%,
              6/1/26, Callable 12/1/05 @ 105.....      2,247
     605    Housing Finance Authority, Single
              Family Program, Series E, AMT,
              6.25%, 12/1/09, Callable 12/1/04 @
              103................................        640
     310    Housing Finance Authority, Single
              Family Program, Sub Series A, AMT,
              6.50%, 12/1/02.....................        323
     880    Jefferson County, Single Family
              Mortgage Revenue, Refunding, Series
              A, 8.88%, 10/1/13, Callable 4/1/01
              @ 103, MBIA........................        940
   7,525    Meridian Metropolitan District,
              7.50%, 12/1/11, Callable 12/1/01 @
              101................................      8,211

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Colorado, continued:
 $ 1,500    Mesa County, Residual Revenue
              Refunding, 0.00%, 12/1/11, ETM.....   $    792
   1,720    Mountain Village Metropolitan
              District, 8.10%, 12/1/11,
              Prerefunded 12/1/02 @ 101..........      2,005
     890    Mountain Village Metropolitan
              District, San Miguel County, 7.95%,
              12/1/03, Callable 12/1/02 @ 101....        994
     835    Mountain Village Metropolitan
              District, San Miguel County, 8.10%,
              12/1/11, Callable 12/1/02 @ 101....        957
   2,630    Mountain Village Metropolitan
              District, San Miguel County, 5.15%,
              12/1/13, Callable 12/1/07 @ 101....      2,677
   3,700    Mountain Village Metropolitan
              District, San Miguel County, 5.20%,
              12/1/17, Callable 12/1/07 @ 101....      3,724
                                                    --------
                                                     118,812
                                                    --------
Connecticut (1.9%):
   4,350    Stamford, Connecticut Housing
              Authority, Rippowam Project, 6.25%,
              10/1/19, Callable 10/1/08 @ 103....      4,658
   9,200    Stamford, Connecticut Housing
              Authority, Rippowam Project, 6.38%,
              10/1/29, Callable 10/1/08 @ 103....      9,833
     175    State Housing Mortgage, Series A,
              7.63%, 11/15/17, Callable 11/15/99
              @ 100..............................        178
                                                    --------
                                                      14,669
                                                    --------
Delaware (1.8%):
   8,588    Greystone Tax-Exempt Asset Trust,
              Series 98-1, Class A-1, 4.30%,
              6/20/00............................      8,623
   5,490    Greystone Tax-Exempt Asset Trust,
              Series 98-1, Class A-3, 4.40%,
              11/2/04............................      5,472
     680    New Castle County, Single Family
              Mortgage Revenue, 0.00%, 11/1/16,
              FGIC...............................        112
                                                    --------
                                                      14,207
                                                    --------
Florida (5.2%):
     690    Brevard County, Housing Finance
              Authority, Single Family Mortgage
              Revenue, AMT, 6.13%, 9/1/09,
              Callable 9/1/04 @ 102..............        714
     490    Clearwater Housing Authority Revenue,
              Hamptons At Clearwater, 5.30%,
              5/1/18, Callable 5/1/13 @ 100,
              ACA................................        492
   4,510    Duval County, Housing Finance
              Authority, Single Family Mortgage
              Revenue, Series C, 7.35%, 7/1/24,
              Callable 9/1/00 @ 103, FGIC........      4,800

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Municipal Income Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Florida, continued:
 $   175    Escambia County, Housing Finance
              Authority, Single Family Revenue,
              AMT, 6.60%, 10/1/12, Callable
              4/1/05 @ 102, GNMA.................   $    182
   1,250    Halifax Hospital Medical Center,
              Florida Health Care Facilities
              Revenue, 5.20%, 4/1/18, Callable
              4/1/08 @ 101, ACA..................      1,240
     430    Housing Finance Authority, Home
              Ownership Revenue, 7.50%, 9/1/14,
              Callable 9/1/00 @ 102, GNMA........        453
   3,000    Lee County, Housing Finance
              Authority, Single Family Mortgage
              Revenue, 5.05%, 3/1/28, Callable
              3/1/08 @ 102.......................      2,986
   1,000    Lee County, Housing Finance
              Authority, Single Family Mortgage
              Revenue, 6.40%, 3/1/29, Callable
              3/1/08 @ 105.......................      1,104
   1,000    Lee County, Housing Finance
              Authority, Single Family Mortgage
              Revenue, 6.30%, 3/1/29, Callable
              3/1/08 @ 102.......................      1,105
   2,000    Lee County, Housing Finance
              Authority, Series A, AMT, 6.85%,
              3/1/29, Callable 9/1/07 @ 105,
              FNMA...............................      2,258
   2,680    Lee County, Housing Finance
              Authority, Single Family Mortgage
              Revenue, 7.20%, 3/1/27, Callable
              3/1/07 @ 105.......................      3,026
     705    Leon County, Housing Finance
              Authority, Multi-County Program,
              Series B, AMT, 7.30%, 1/1/28.......        802
   1,445    Manatee County, Housing Finance
              Authority, Mortgage Revenue, 8.38%,
              5/1/25, Callable 5/1/04 @ 105......      1,664
   2,250    Manatee County, Housing Finance
              Authority, Mortgage Revenue, AMT,
              7.20%, 5/1/28, Callable 3/1/07 @
              105, GNMA..........................      2,545
   1,495    Manatee County, Housing Finance
              Authority, Single Family Mortgage
              Revenue, Sub Series One, AMT,
              6.30%, 11/1/28, Callable 5/1/08 @
              107.25, GNMA/FNMA..................      1,657
     790    Orange County, Housing Finance
              Authority, Mortgage Revenue, Series
              A, AMT, 7.25%, 9/1/19, Callable
              3/1/01 @ 103.......................        836
     800    Orange County, Housing Finance
              Authority, Mortgage Revenue, Series
              A, AMT, 7.38%, 9/1/24, Callable
              3/1/01 @ 103, FHA..................        849
   1,000    Palm Beach County, Housing Finance
              Authority, Revenue, Windsor Park,
              Series A, AMT, 5.80%, 12/1/28,
              Callable 6/1/08 @ 102..............      1,009

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Florida, continued:
 $   530    Palm Beach County, Housing Finance
              Authority, Single Family Mortgage
              Revenue, Series A, AMT, 6.38%,
              10/1/06, Callable 10/1/04 @ 102....   $    555
   1,555    Pinellas County, Housing Finance
              Authority, Single Family Mortgage
              Revenue, Multi-County, Series A,
              6.35%, 2/1/17, Callable 2/1/05 @
              102................................      1,625
   2,450    Pinellas County, Housing Finance
              Authority, Single Family Mortgage
              Revenue, Series 95-A, AMT, 6.25%,
              8/1/12, Callable 2/1/05 @ 102......      2,597
   2,030    Polk County, Housing Finance
              Authority, Single Family Mortgage
              Revenue, Series A, AMT, 7.88%,
              9/1/22, Callable 3/1/00 @ 103......      2,138
   1,175    Santa Rosa Bay Bridge Authority,
              0.00%, 7/1/16......................        449
   4,380    Santa Rosa Bay Bridge Authority,
              0.00%, 7/1/18......................      1,483
     410    Santa Rosa Bay Bridge Authority,
              0.00%, 7/1/19......................        131
   1,320    Santa Rosa Bay Bridge Authority,
              0.00%, 7/1/08, ACA.................        812
   1,625    Santa Rosa Bay Bridge Authority,
              0.00%, 7/1/09, ACA.................        942
   1,535    Santa Rosa Bay Bridge Authority,
              0.00%, 7/1/12, ACA.................        741
   1,035    Santa Rosa Bay Bridge Authority,
              0.00%, 7/1/14, ACA.................        447
   1,080    Santa Rosa Bay Bridge Authority,
              0.00%, 7/1/16, ACA.................        419
     500    State Finance Department, 6.25%,
              7/1/09, Callable 7/1/02 @ 101,
              MBIA...............................        544
                                                    --------
                                                      40,605
                                                    --------
Georgia (1.1%):
     785    De Kalb County, Housing Authority
              Revenue, 6.40%, 5/1/05, Callable
              5/1/04 @ 100.......................        820
   5,000    De Kalb County, Housing Authority
              Revenue, Multi-Family Housing,
              7.05%, 1/1/39, Callable 1/1/08 @
              104, FHA...........................      5,545
     575    De Kalb County, Housing Authority
              Revenue, Single Family Housing,
              AMT, 7.65%, 6/1/18, Callable 6/1/04
              @ 100, GNMA........................        610

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Municipal Income Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
                                                          (Amounts in Thousands)

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Georgia, continued:
 $ 1,765    Fulton County, Housing Authority
              Revenue, Multi-Family Housing,
              Series A, AMT, 6.30%, 7/1/16,
              Callable 7/1/06 @ 102..............   $  1,861
                                                    --------
                                                       8,836
                                                    --------
Idaho (1.4%):
   1,010    Boise State University Student Union
              And Housing Revenue, 5.00%, 4/1/12,
              Callable 4/1/08 @ 101, FSA.........      1,015
   1,055    Boise State University Student Union
              And Housing Revenue, 5.05%, 4/1/13,
              Callable 4/1/08 @ 101, FSA.........      1,060
   1,115    Boise State University Student Union
              And Housing Revenue, 5.10%, 4/1/14,
              Callable 4/1/08 @ 101, FSA.........      1,120
   1,360    Housing & Financial Assistance,
              Single Family Mortgage Revenue,
              Series D, AMT, 6.45%, 7/1/14,
              Callable 1/1/06 @ 102, FHA.........      1,464
   2,155    Housing & Financial Assistance,
              Single Family Mortgage Revenue,
              Series H, AMT, 6.05%, 7/1/14,
              Callable 1/1/07 @ 102, FHA.........      2,274
     230    Housing Agency, Single Family
              Mortgage Revenue, AMT, 6.30%,
              7/1/24, Callable 1/1/03 @ 102......        238
   1,075    Housing Finance Assistance,
              Single Family Mortgage Revenue,
              Series 97E-2, AMT, 5.95%, 7/1/14,
              Callable 1/1/07 @ 101.5............      1,127
   1,520    Power County, PCR, 5.63%, 10/1/14....      1,553
   1,250    Student Loan Marketing Association
              Revenue, Series C, AMT, 5.15%,
              4/1/03.............................      1,264
                                                    --------
                                                      11,115
                                                    --------
Illinois (6.2%):
   5,890    Addison Alton Electric Public
              Improvements Revenue, Sub Series 1,
              0.00%, 7/1/11, Callable 7/1/04 @
              62.................................      2,731
  12,410    Aurora, Illinois Fox Valley
              Apartments, 5.3%, 11/1/27, Callable
              11/1/05 @ 101......................     12,661
     310    Aurora, Single Family Mortgage
              Revenue Refunding, Series B, AMT,
              8.05%, 9/1/25, Callable 9/1/04 @
              105................................        353
   2,355    Bolingbrook Mortgage Revenue, Capital
              Appreciation, Sub Series 1, 0.00%,
              1/1/11, Callable 1/1/00 @ 48.6.....        955
   2,000    Chicago, Single Family Mortgage
              Revenue, AMT, 6.95%, 9/1/28,
              Callable 9/1/07 @ 105, AMBAC.......      2,253

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Illinois, continued:
 $ 7,250    Chicago, Single Family Mortgage
              Revenue, Series A-1, AMT, 6.45%,
              9/1/29, Callable 9/1/08 @ 105,
              GNMA/FNMA/FHLMC....................   $  7,937
   1,375    Chicago, Residential Mortgage
              Revenue, 0.00%, 10/1/09, MBIA......        639
   1,415    Chicago, Single Family Mortgage
              Revenue, AMT, 7.63%, 9/1/27,
              Callable 6/15/06 @ 105, GNMA.......      1,616
   2,000    Chicago, Single Family Mortgage
              Revenue, Series 97-A, AMT, 7.25%,
              9/1/28, Callable 9/1/07 @ 105,
              GNMA...............................      2,263
   3,355    Chicago, Single Family Mortgage
              Revenue, Series A, AMT, 7.00%,
              9/1/27, Callable 3/1/06 @ 105......      3,736
     695    Clay County Hospital Revenue, 5.70%,
              12/1/18, Callable 12/1/08 @ 102....        692
   1,070    Clay County Hospital Revenue, 5.90%,
              12/1/28, Callable 12/1/08 @ 102....      1,076
   2,265    Cook County High School District
              #200, Oak Park, GO, 0.00%, 12/1/12,
              FSA................................      1,100
     640    Danville, Single Family Mortgage
              Revenue Refunding, 7.30%, 11/1/10,
              Callable 11/1/03 @ 102.............        683
   3,530    Freeport, Single Family Mortgage
              Revenue, 0.00%, 8/1/10, Callable
              10/1/01 @ 49.......................      1,344
   1,875    Health Care Facilities Authority
              Revenue, Victory Health Services,
              Series A, 5.75%, 8/15/27, Callable
              8/15/07 @ 101......................      1,928
     730    Housing Development Authority,
              Residential Mortgage Revenue,
              Series A, AMT, 7.35%, 8/1/10,
              Callable 8/1/01 @ 102..............        769
   1,280    Lake and McHenry Counties, School
              District, GO, 0.00%, 2/1/11,
              FGIC...............................        695
   4,685    Moline, Mortgage Revenue, Capital
              Appreciation, Sub Series 1, 0.00%,
              5/1/11, Callable 5/1/05 @ 65.......      1,893
     815    Quincy, Single Family Mortgage
              Revenue Refunding, 6.88%, 3/1/10,
              Callable 3/1/04 @ 102..............        868
     355    Rock Island, Residential Mortgage
              Revenue Refunding, 7.70%, 9/1/08,
              Callable 9/1/02 @ 102..............        380
     300    State, 4.40%, 12/1/03, MBIA..........        303
   1,000    State Sales Tax, Series S, 4.80%,
              6/15/06, OID @ 99.52...............      1,028
                                                    --------
                                                      47,903
                                                    --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Municipal Income Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Indiana (1.3%):
 $ 2,250    Marion County, Hospital Authority
              Revenue, 6.50%, 9/1/13, Callable
              9/1/99 @ 102, ETM..................   $  2,479
   3,500    State Housing Finance Authority,
              Single Family Mortgage Revenue,
              Series A-2, AMT, 6.45%, 7/1/14,
              Callable 7/1/05 @ 102, FHA.........      3,737
     660    State Housing Finance Authority,
              Single Family Mortgage Revenue,
              Series B-2, AMT, 7.80%, 1/1/22,
              Callable 7/1/00 @ 102, GNMA........        692
   3,130    State Toll Finance Authority, Toll
              Road Revenue, 6.00%, 7/1/15,
              Callable 7/1/98 @ 100..............      3,135
                                                    --------
                                                      10,043
                                                    --------
Iowa (0.9%):
     585    Davenport, Home Ownership Mortgage
              Revenue Refunding, 7.90%, 3/1/10,
              Callable 9/1/04 @ 102..............        625
     910    Finance Authority, Multi-Family
              Mortgage Revenue, AMT, 7.15%,
              12/1/09............................        990
  10,295    Finance Authority, Single Family
              Mortgage Revenue, 0.00%, 9/1/16,
              AMBAC..............................      1,363
     550    Finance Authority, Single Family
              Mortgage Revenue, AMT, 7.90%,
              11/1/22, Callable 11/1/99 @ 102,
              GNMA...............................        579
   2,315    Finance Authority, Single Family
              Mortgage Revenue, Mortgage Backed
              Securities Program, Series C,
              6.40%, 7/1/19, Callable 1/1/05 @
              102, GNMA..........................      2,457
     850    Salix, PCR, Gas & Electric Project,
              5.75%, 6/1/03, Callable 12/1/98 @
              100................................        855
                                                    --------
                                                       6,869
                                                    --------
Kansas (2.1%):
     290    Finney County, Single Family Mortgage
              Revenue, 8.95%, 10/1/09, Callable
              10/1/98 @ 100......................        291
     675    Ford County, Single Family Mortgage
              Revenue, 7.90%, 8/1/10, Callable
              8/1/02 @ 103, FHA..................        727
   1,930    Johnson County, Single Family
              Mortgage Revenue, 7.10%, 5/1/12,
              Callable 5/1/04 @ 103..............      2,103
     435    Labette County, Single Family
              Mortgage Revenue, Series A, 8.40%,
              12/1/11, Callable 6/1/03 @ 103.....        467

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Kansas, continued:
 $   270    Olathe & Labette County, Single
              Family Mortgage Revenue, Series
              A-I, AMT, 8.10%, 8/1/23, Callable
              2/1/05 @ 105.......................   $    303
   2,505    Olathe County, Multi-Family Housing
              Project, Series A, 5.75%, 7/1/12,
              Callable 7/1/07 @ 101..............      2,566
   1,005    Olathe County, Multi-Family Housing,
              Project B, AMT, 5.80%, 7/1/12,
              Callable 7/1/07 @ 101..............      1,030
   2,400    Reno & Labette County, Single Family
              Mortgage Revenue, Series A, 0.00%,
              12/1/15, ETM, FGIC.................      1,003
     440    Reno County, Single Family Mortgage
              Revenue, Series B, 8.70%, 9/1/11,
              Callable 9/1/01 @ 103..............        480
   2,500    Sedgwick & Shawnee County, Series
              A-1, AMT, 5.50%, 6/1/29, GNMA......      2,762
     400    Sedgwick & Shawnee County, Single
              Family Mortgage Revenue, Series B,
              8.05%, 5/1/14, GNMA................        442
     440    Sedgwick & Shawnee County, Single
              Family Mortgage Revenue, Series
              B-2, 7.80%, 5/1/14, Callable
              11/1/04 @ 103......................        483
     460    Sedgwick & Shawnee County, Single
              Family Mortgage Revenue, Series
              C-2, 7.80%, 11/1/24, Callable
              11/1/04 @ 105, GNMA................        513
   1,940    Sedgwick County, Mortgage Loan
              Revenue, Series B, AMT, 7.80%,
              6/1/22, Callable 6/1/00 @ 103,
              AMBAC, GNMA........................      2,047
   2,120    Shawnee County, Single Family
              Mortgage Revenue, 0.00%, 10/1/16,
              Callable 10/1/01 @ 23, MBIA........        342
     860    Wichita, Single Family Mortgage
              Revenue, Series A, 7.10%, 9/1/09,
              Callable 3/1/03 @ 103..............        913
                                                    --------
                                                      16,472
                                                    --------
Kentucky (0.3%):
     460    Housing Corp. Revenue, Series D, AMT,
              6.13%, 7/1/22, Callable 7/1/04 @
              102................................        474
   1,605    Meade County, PCR, Olin Corp.
              Project, 6.00%, 7/1/07, Callable
              9/4/98 @ 100.......................      1,618
                                                    --------
                                                       2,092
                                                    --------
Louisiana (2.1%):
     900    Calcasieu Parish, Single Family
              Mortgage Revenue, Series 92B,
              0.00%, 5/1/13, Callable 11/1/02 @
              49.................................        331

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Municipal Income Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
                                                          (Amounts in Thousands)

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Louisiana, continued:
 $ 1,390    Greater Baton Rouge Parking Authority
              Sales & Use Tax, 6.38%, 7/1/03,
              Callable 7/1/98 @ 100..............   $  1,393
   2,250    Housing Finance Agency, Series B-2,
              AMT, 6.75%, 12/1/28, Callable
              6/1/07 @ 102, GNMA.................      2,455
   1,895    Housing Finance Agency, Single Family
              Mortgage Revenue, 6.65%, 6/1/15,
              Callable 12/1/07 @ 104,
              GNMA/FNMA..........................      2,099
     795    Iberia Home Mortgage Authority,
              Single Family Mortgage Revenue
              Refunding, 7.38%, 1/1/11, Callable
              1/1/01 @ 100.......................        861
   5,000    New Orleans, 0.00%, 9/1/14, AMBAC....      2,170
      72    Public Facilities Authority, Single
              Family Mortgage Revenue, 7.50%,
              10/1/15, Callable 6/1/05 @ 100.....         77
   1,156    Public Facilities Authority, Single
              Family Mortgage Revenue, Series C,
              8.45%, 12/1/12, Callable 10/1/01 @
              101, FHA...........................      1,231
     112    St. Mary Public Finance Authority,
              Single Family Mortgage Revenue,
              Series A, 7.63%, 3/25/12, Callable
              10/25/98 @ 100.....................        125
   5,745    St. Tammany Public Trust Financing
              Authority Revenue, Christwood
              Project, 5.70%, 11/15/18, Callable
              11/15/08 @ 102.....................      5,706
                                                    --------
                                                      16,448
                                                    --------
Maine (1.0%):
   1,750    State Housing Authority, AMT, 6.10%,
              11/15/16, Callable 11/15/06 @
              102................................      1,838
     810    State Housing Authority, Housing
              Finance Revenue, Series I, AMT,
              0.00%, 11/1/10, Callable 11/1/06 @
              80.2...............................        437
     535    State Housing Authority, Housing
              Finance Revenue, Series I, AMT,
              0.00%, 11/1/11, Callable 11/1/06 @
              75.3...............................        269
   5,000    State Housing Authority, Mortgage
              Revenue, Series D-2, AMT, 5.80%,
              11/15/16, Callable 9/1/07 @
              101.5..............................      5,178
                                                    --------
                                                       7,722
                                                    --------
Maryland (0.5%):
   1,140    Baltimore County Mortgage Revenue,
              Series A, 0.00%, 9/1/24, Callable
              9/1/07 @ 40.55.....................        271
   1,240    Maryland Community Development,
              Multi-Family Housing Revenue,
              Series E, AMT, 6.85%, 5/15/25,
              Callable 5/15/04 @ 102, GNMA.......      1,334

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Maryland, continued:
 $ 8,485    Prince Georges County Housing
              Authority Revenue, Foxglenn
              Apartments, Series A, AMT, 0.00%,
              5/20/22, Callable 5/20/00 @ 28.73,
              GNMA...............................   $  2,237
                                                    --------
                                                       3,842
                                                    --------
Massachusetts (1.9%):
   3,370    Boston Industrial Development, North
              End Community, Series A, 6.45%,
              2/1/24, Callable 8/1/07 @ 105,
              FHA................................      3,722
   2,185    Dartmouth Housing Development Corp.,
              Crossroads Apartments, Series A,
              5.45%, 7/1/24, Callable 7/1/03 @
              100, MBIA..........................      2,216
   1,020    State Housing Finance Agency, Single
              Family Mortgage Revenue, AMT,
              7.13%, 6/1/25, Callable 6/1/02 @
              102................................      1,092
   1,590    State Industrial Finance Agency
              Revenue, University Commons, 6.55%,
              8/1/18, Callable 2/1/08 @ 105,
              FHA................................      1,770
   3,720    State Industrial Finance Agency
              Revenue, University Commons, 6.65%,
              8/1/38, Callable 2/1/08 @ 105,
              FHA................................      4,140
   2,000    State Industrial Pollution Control,
              5.88%, 8/1/08, Callable 8/1/03 @
              102................................      2,083
                                                    --------
                                                      15,023
                                                    --------
Michigan (1.3%):
   6,500    Detroit Development, Series A, 5.38%,
              5/1/18, Callable 5/1/07 @ 101.5....      6,596
   1,000    Michigan State Building, Series I,
              5.10%, 10/1/07, Callable 10/1/03 @
              102, AMBAC.........................      1,041
   1,640    State Housing Development Authority,
              Home Improvement, Series B, AMT,
              7.65%, 12/1/12, Callable 12/1/99 @
              102, FHA...........................      1,708
     505    State Housing Development Authority,
              Single Family Mortgage Revenue,
              Series A, 7.70%, 12/1/16, Callable
              6/1/99 @ 102.......................        518
                                                    --------
                                                       9,863
                                                    --------
Minnesota (0.2%):
   2,950    Minneapolis Mortgage Revenue, 0.00%,
              10/1/12, Callable 10/1/05 @ 100....      1,201
                                                    --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Municipal Income Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Mississippi (1.3%):
 $ 1,000    Higher Education Assistance Corp.,
              Student Loan Revenue, AMT, 6.60%,
              1/1/05, Callable 7/1/02 @ 102......   $  1,066
   1,440    Higher Education Assistance Corp.,
              Student Loan Revenue, Series 92C,
              AMT, 6.50%, 7/1/04, Callable 7/1/02
              @ 102..............................      1,558
     825    Higher Education Assistance Corp.,
              Student Loan Revenue, Series C,
              AMT, 6.05%, 9/1/07, Callable 9/1/02
              @ 102..............................        868
   1,140    Home Corp., Single Family Mortgage
              Revenue, AMT, 7.10%, 12/1/10,
              Callable 12/1/04 @ 103.............      1,206
   1,875    Home Corp., Single Family Mortgage
              Revenue, Series B, AMT, 7.90%,
              3/1/25, Callable 3/1/05 @ 106,
              GNMA...............................      2,098
   1,985    Home Corp., Single Family Mortgage
              Revenue, Series F, AMT, 7.55%,
              12/1/27, Callable 12/1/06 @ 105,
              GNMA, FNMA.........................      2,257
   1,220    Housing Finance Corp., Single Family
              Mortgage Revenue, AMT, 8.25%,
              10/15/18, Callable 10/15/99 @ 102,
              FGIC...............................      1,281
                                                    --------
                                                      10,334
                                                    --------
Missouri (2.4%):
     620    Grandview Industrial Development
              Authority, Multi-Family Housing
              Revenue, 9.25%, 5/15/08, Callable
              5/15/04 @ 103......................        620
   1,000    Jefferson City, Missouri School
              District, Series A, 6.70%,
              3/1/11.............................      1,198
   1,750    Kanasas City Industrial Development
              Authority, Multi-Family, 6.25%,
              4/1/30, Callable 4/1/08 @ 102......      1,754
   3,080    Kansas City Industrial Development
              Authority, Multi-Family, 5.60%,
              9/20/23, Callable 3/20/06 @ 101,
              GNMA...............................      3,112
   1,500    St. Louis County Industrial
              Development Authority,
              Multi-Family, 5.35%, 7/1/18,
              Callable 1/1/08 @ 100, FNMA........      1,511
   1,365    State Housing Development, Common
              Mortgage Revenue, Single Family,
              AMT, 7.38%, 8/1/23, Callable 2/1/01
              @ 102, GNMA........................      1,442
     910    State Housing Development, Common
              Mortgage Revenue, Single Family,
              AMT, 7.25%, 9/1/26, Callable 3/1/06
              @ 105, GNMA........................      1,023

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Missouri, continued:
 $ 1,970    State Housing Development, Common
              Mortgage Revenue, Single Family,
              Series A, AMT, 7.20%, 9/1/26,
              Callable 9/1/06 @ 105, GNMA........   $  2,219
   1,770    State Housing Development, Common
              Mortgage Revenue, Single Family,
              Series D, AMT, 7.10%, 9/1/27,
              Callable 1/1/07 @ 102, GNMA........      1,935
   2,750    State Housing Development,
              Multi-Family Mortgage Revenue, AMT,
              5.30%, 12/1/18, Callable 6/1/08 @
              100, MBIA, FHA.....................      2,758
   1,100    State Housing Development, Single
              Family Mortgage Revenue, Series
              B-2, 6.40%, 3/1/29, Callable 3/1/08
              @ 105, GNMA/FNMA...................      1,207
                                                    --------
                                                      18,779
                                                    --------
Montana (1.1%):
   1,000    Butte Silver Bow, City and County
              Water Revenue, 5.00%, 11/1/13,
              Callable 11/1/08 @ 100, FGIC.......      1,002
   1,538    Greenwood Plaza Housing, Inc.,
              10.43%, 1/1/22, Callable 7/1/98 @
              102.5, FHA.........................      1,586
   3,000    Lewis & Clark County Metropolitan
              Environment, Asarco Inc. Project,
              5.60%, 1/1/27, Callable 1/1/08 @
              102................................      3,048
   1,000    Montana State University Revenue,
              Higher Education, Series E, 5.00%,
              11/15/17, Callable 11/15/08 @ 100,
              AMBAC..............................        990
   1,650    Montana State University Revenue,
              Higher Education, Series E, 5.00%,
              11/15/21, Callable 11/15/08 @ 100,
              AMBAC..............................      1,633
                                                    --------
                                                       8,259
                                                    --------
Nebraska (0.1%):
   1,245    Finance Authority, Single Family
              Mortgage Revenue, 0.00%, 12/15/13,
              FHA................................        269
     215    Finance Authority, Single Family
              Mortgage Revenue, AMT, 6.35%,
              3/15/06, Callable 9/15/02 @ 102....        225
                                                    --------
                                                         494
                                                    --------
Nevada (2.2%):
   1,825    Housing Division, Issue C, AMT,
              6.35%, 10/1/13, Callable 4/1/05 @
              102, FHA...........................      1,941
   1,480    Housing Division, Single Family
              Mortgage Revenue, Series C, AMT,
              6.60%, 4/1/14, Callable 4/1/06 @
              102................................      1,575

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Municipal Income Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
                                                          (Amounts in Thousands)

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Nevada, continued:
 $   430    Housing Division, Single Family
              Program, Series B-1, 6.20%,
              10/1/15, Callable 4/1/04 @ 102.....   $    451
   1,100    Housing Division, Single Family
              Program, Series B-2, AMT, 7.90%,
              10/1/21, Callable 4/1/00 @ 102.....      1,148
     890    Housing Finance Authority, Single
              Family Mortgage Revenue, Series Sub
              B-1, AMT, 6.00%, 4/1/10, Callable
              4/1/07 @ 102.......................        937
  10,000    Washoe County, Water Facilities
              Revenue, Sierra Pacific Power, AMT,
              6.65%, 6/1/17, Callable 12/1/02 @
              102, MBIA..........................     10,964
                                                    --------
                                                      17,016
                                                    --------
New Hampshire (0.9%):
   7,000    Higher Educational & Health
              Facilities, 6.13%, 10/1/13,
              Callable 10/1/03 @ 102.............      7,281
                                                    --------
New Jersey (0.2%):
     935    State Housing & Mortgage Finance
              Agency Revenue, 7.38%, 10/1/17,
              Callable 10/1/99 @ 102, MBIA.......        979
     710    State Housing & Mortgage Finance
              Agency, Home Mortgage Revenue,
              8.38%, 4/1/17, Callable 10/1/99 @
              100, MBIA..........................        735
                                                    --------
                                                       1,714
                                                    --------
New Mexico (1.5%):
     165    Bernalillo County, Multi-Family
              Housing Revenue, Sub Series A2,
              7.00%, 11/1/08, Callable 11/1/03 @
              103................................        169
   1,000    Educational Assistance Foundation,
              Student Loan Program, AMT, 6.20%,
              11/1/08, Callable 11/01/06 @ 102...      1,098
     600    Educational Assistance Foundation,
              Student Loan Program, AMT, 6.30%,
              11/1/09, Callable 11/1/06 @ 102....        662
     550    Hobbs, Single Family Mortgage Revenue
              Refunding, 8.75%, 7/1/11, Callable
              11/1/98 @ 100......................        612
     155    Las Cruces, Housing Development
              Corp., Multi-Family Mortgage
              Revenue, 9.00%, 10/1/03............        160
   1,140    Las Cruces, Housing Development
              Corp., Multi-Family Mortgage
              Revenue, 6.40%, 10/1/19, Callable
              4/1/02 @ 102.......................      1,200
   1,000    Mortgage Finance Authority Revenue,
              Series G-3, 5.20%, 7/1/17, Callable
              7/1/07 @ 102.......................      1,003

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
New Mexico, continued:
 $   380    Mortgage Finance Authority, Single
              Family Mortgage Refunding, Series
              A-2, 6.85%, 7/1/12, Callable 7/1/02
              @ 102..............................   $    404
   1,615    Mortgage Finance Authority, Single
              Family Mortgage Refunding, Series
              A-2, 6.90%, 7/1/24, Callable 7/1/02
              @ 102..............................      1,714
   2,790    Mortgage Finance Authority, Single
              Family Mortgage Revenue, Series
              A-2, AMT, 6.00%, 1/1/29, Callable
              1/1/08 @ 102, FNMA/GNMA/FHLMC......      2,992
   1,000    Mortgage Finance Authority, Single
              Family Mortgage Revenue, AMT,
              6.05%, 7/1/16, Callable 7/1/07
              @102, GNMA.........................      1,053
     770    Mortgage Finance Authority, Single
              Family Mortgage Revenue, Series 95,
              AMT, 6.45%, 7/1/25, Callable 1/1/06
              @ 102, GNMA........................        801
                                                    --------
                                                      11,868
                                                    --------
New York (0.7%):
   2,400    New York City, Industrial Development
              Agency Revenue, Japan Airlines,
              AMT, 6.00%, 11/1/15, Callable
              11/1/04 @ 102, FHA.................      2,573
   3,000    New York, Series A, 5.25%, 8/1/10,
              Callable 8/1/07 @ 101..............      3,095
                                                    --------
                                                       5,668
                                                    --------
North Carolina (0.4%):
   2,155    Eastern Municipal Power Agency
              Revenue, Series-A, 6.00%, 1/1/26,
              Callable 1/1/99 @ 100..............      2,155
     270    Municipal Power Agency #1, Catawba
              Electric Revenue, Prerefunded
              Series B, 6.00%, 1/1/20,
              Prerefunded 7/1/98 @ 100...........        270
     430    Municipal Power Agency #1, Catawba
              Electric Revenue, Series B, 6.00%,
              1/1/20, Callable 1/1/99 @ 100......        431
     475    Municipal Power Agency, Series B,
              6.00%, 1/1/20, Callable 1/1/99 @
              100, MBIA..........................        476
                                                    --------
                                                       3,332
                                                    --------
North Dakota (0.6%):
   1,570    State Housing Finance Agency, Housing
              Finance Program, Series A, AMT,
              6.00%, 7/1/17, Callable 1/1/07 @
              102................................      1,651

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Municipal Income Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
North Dakota, continued:
 $   470    State Housing Finance Agency, Single
              Family Mortgage Revenue, Series
              95A, AMT, 7.40%, 7/1/15, Callable
              1/1/05 @ 102.......................   $    503
   1,045    State Housing Finance Agency, Single
              Family Mortgage Revenue, Series A,
              AMT, 8.38%, 7/1/21, Callable 7/1/99
              @ 103, FHA.........................      1,090
   1,280    State Municipal Financing Project
              Series H, 5.13%, 6/1/17, Callable
              6/1/07 @ 100, FSA..................      1,282
     300    Student Loan, Series D, AMT, 6.15%,
              7/1/09, Callable 7/1/06 @ 100,
              AMBAC..............................        325
                                                    --------
                                                       4,851
                                                    --------
Ohio (4.6%):
   1,000    Akron, Bath, Copley, Hospital
              Revenue, 7.00%, 1/1/12, ETM........      1,183
   4,500    Akron, Municipal Baseball Stadium,
              0.00%, 12/1/16, Callable 12/1/06 @
              102................................      4,146
      75    Capital Corp., Multi-Family Housing
              Revenue, 7.45%, 11/1/03, Callable
              11/1/98 @ 100, FNMA................         79
   2,000    Cleveland, Waterworks Revenue, Series
              E, 6.00%, 1/1/17, Callable 1/1/99 @
              100................................      2,001
   1,000    Cuyahoga County Health Care
              Facilities Revenue, Benjamin Rose
              Institute, 5.50%, 12/1/17, Callable
              12/1/08 @ 101......................        992
   1,500    Cuyahoga County Health Care
              Facilities Revenue, Benjamin Rose
              Institute, 5.50%, 12/1/28, Callable
              12/1/08 @ 101......................      1,467
     500    Cuyahoga County Hospital Revenue,
              5.00%, 1/1/23, Callable 7/1/08 @
              101, AMBAC.........................        487
   1,000    Dayton, Special Facilities Revenue,
              Emery Air Freight Corp., 6.05%,
              10/1/09............................      1,089
   1,120    Dublin City School District Capital
              Appreciation, GO, 0.00%, 12/1/11,
              FGIC...............................        591
     650    East Liverpool, Hospital Authority,
              Series 91B, 8.13%, 10/1/11,
              Callable 10/1/01 @ 102.............        713
   1,600    Forest Hills, Local School District,
              GO, 6.25%, 12/1/20, Callable
              12/1/06 @ 102, MBIA................      1,794

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Ohio, continued:
 $ 1,355    Housing Financial Agency, Single
              Family Mortgage Revenue, Series D,
              7.00%, 9/1/11, GNMA................   $  1,437
     850    Housing Financial Agency, Single
              Family Mortgage Revenue, Series D,
              7.05%, 9/1/16, Callable 9/1/01 @
              102, GNMA..........................        900
   5,250    Mahoning District Water Revenue,
              7.75%, 5/15/14, Callable 5/15/04 @
              102................................      5,872
   2,000    Montgomery County, Hospital Revenue,
              5.60%, 12/1/11, Callable 12/1/07 @
              102................................      2,077
   1,000    North Canton City Schools, GO, 0.00%,
              12/1/08, FGIC......................        623
   1,000    North Canton City Schools, GO, 0.00%,
              12/1/10, FGIC......................        560
   1,885    North Royalton City Schools, GO,
              6.63%, 12/1/06.....................      2,179
   2,000    Scioto County Marine Terminal,
              Norfolk Southern Corp. Project
              Revenue, 5.30%, 8/15/13, Callable
              5/19/06 @ 102......................      2,012
   2,500    State Educational Loan Revenue,
              Series A-1, AMT, 5.55%, 12/1/11,
              Callable 6/1/07 @ 102, AMBAC.......      2,626
   1,000    Student Loan Funding Corp., Sub
              Series A, AMT, 6.10%, 8/1/07,
              Callable 8/1/03 @ 100..............      1,046
     650    Washington County, Health Care
              Facilities, 6.35%, 10/1/27,
              Callable 10/1/03 @ 102.............        666
   1,200    Westlake, City School District,
              5.90%, 12/1/16, Callable 12/1/06 @
              102................................      1,307
                                                    --------
                                                      35,847
                                                    --------
Oklahoma (2.2%):
   1,000    Development Finance Authority, 5.45%,
              7/1/10, Callable 7/1/05 @ 101,
              FSA................................      1,056
   8,885    Grand River Dam Authority, 5.00%,
              6/1/12, Callable 6/1/99 @ 100......      8,886
     390    Grand River Dam Authority Revenue,
              5.00%, 6/1/12, Callable 6/1/99 @
              100, MBIA..........................        390
   2,730    Housing Finance Agency, Single Family
              Mortgage Revenue, AMT, 7.05%,
              9/1/26, Callable 9/1/06 @ 105......      3,045
   3,000    Housing Finance Agency, Single Family
              Mortgage Revenue, Series B-2, A,
              7.63%, 9/1/26, Callable 3/1/06 @
              105................................      3,347
     500    Tulsa Metropolitan Water, Series A,
              5.50%, 11/1/03.....................        530
                                                    --------
                                                      17,254
                                                    --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Municipal Income Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
                                                          (Amounts in Thousands)

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Oregon (0.6%):
 $   720    Eugene, Trojan Nuclear Project
              Revenue, 5.90%, 9/1/09, Callable
              9/1/98 @ 100.......................   $    721
   1,545    Portland, Housing Authority,
              Multi-Family Housing Revenue, AMT,
              6.13%, 5/1/17, Callable 5/1/00 @
              100................................      1,619
   1,240    Portland, Housing Authority, Series
              A, 5.60%, 1/1/18, Callable 1/1/08 @
              100................................      1,261
   1,055    State Housing & Community Services,
              Single Family Mortgage Revenue,
              Series 92G, AMT, 6.80%, 7/1/27,
              Callable 11/18/02 @ 102............      1,116
                                                    --------
                                                       4,717
                                                    --------
Pennsylvania (1.4%):
   2,000    Harrisburg Capital Appreciation,
              Series F, GO, 0.00%, 3/15/11,
              AMBAC..............................      1,092
   1,280    Housing Finance Agency, Single Family
              Mortgage, AMT, 6.75%, 10/1/08,
              Callable 10/1/05 @ 102.............      1,492
   4,250    Northumberland County, Commonwealth
              Lease Revenue, 0.00%, 10/15/12.....      2,122
   2,550    Philadelphia, Gas Works Revenue,
              Series A, 6.38%, 7/1/14, Callable
              7/1/03 @ 102.......................      2,757
   1,380    Pittsburgh, Urban Redevelopment
              Authority, Mortgage Revenue, Series
              A, AMT, 8.35%, 10/1/14, Callable
              4/1/99 @ 102.......................      1,415
     705    Pittsburgh, Urban Redevelopment
              Authority, Mortgage Revenue, Sidney
              Square, Project A, AMT, 6.10%,
              9/1/10, Callable 9/1/06 @ 102......        753
     560    Pittsburgh, Urban Redevelopment
              Authority, Single Family Mortgage
              Revenue, Series C, AMT, 7.88%,
              12/1/16, Callable 12/1/98 @ 102,
              GNMA...............................        576
   1,515    Shaler Area School District, Series
              B, 0.00%, 11/15/11.................        796
                                                    --------
                                                      11,003
                                                    --------
Puerto Rico (0.1%):
     700    Puerto Rico Commonwealth, 6.00%,
              7/1/07, MBIA.......................        784
                                                    --------
Rhode Island (0.6%):
   2,630    Housing & Mortgage Financial Corp.,
              Home Ownership Opportunity, AMT,
              6.15%, 4/1/17, Callable 10/1/06 @
              102................................      2,775

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Rhode Island, continued:
 $   500    Housing & Mortgage Financial Corp.,
              Home Ownership Opportunity, Series
              15-B, 6.00%, 10/1/04, Callable
              4/1/04 @ 102, MBIA.................   $    529
   1,000    Housing & Mortgage Financial Corp.,
              Home Ownership Opportunity, Series
              3A, 7.85%, 10/1/16, Callable
              10/1/00 @ 102......................      1,056
     515    Housing & Mortgage Financial Corp.,
              Home Ownership Opportunity, Series
              C-1, AMT, 6.80%, 10/1/23, Callable
              10/1/01 @ 102......................        532
                                                    --------
                                                       4,892
                                                    --------
South Carolina (3.3%):
   1,200    Jobs, Economic Development Authority
              Revenue, 5.00%, 11/1/18, Callable
              5/1/08 @ 101, AMBAC................      1,177
   6,580    Jobs, Economic Development Authority
              Revenue, 5.00%, 11/1/23, Callable
              5/1/08 @ 101, AMBAC................      6,373
   1,000    Jobs, Economic Development Authority,
              Hospital Facilities Revenue, Tuomey
              Healthcare Systems, 5.00%, 11/1/18,
              Callable 11/1/08 @ 101, AMBAC......        981
   3,000    Piedmont, Municipal Power Agency,
              Electric Revenue Refunding, Series
              A, 6.60%, 1/1/21, Callable 1/1/99 @
              100................................      3,004
   6,975    Piedmont, Municipal Power Agency,
              Electric Revenue, Series A, 6.55%,
              1/1/16, Callable 1/1/99 @ 100......      6,984
   3,655    Piedmont, Municipal Power Agency,
              South Carolina Electric Revenue,
              Series A, 5.75%, 1/1/24, Callable
              1/1/99 @ 100.......................      3,655
   1,000    Resource Authority, Local Government
              Program Revenue, Series A, 7.25%,
              6/1/20, Callable 6/1/00 @ 102......      1,066
   2,500    State Housing Authority, Single
              Family Mortgage, Series B, 7.00%,
              7/1/11, Callable 7/1/02 @ 100, FHA,
              VA.................................      2,536
                                                    --------
                                                      25,776
                                                    --------
South Dakota (0.2%):
   1,370    Housing Development Authority
              Revenue, AMT, 5.40%, 5/1/20,
              Callable 5/1/08 @ 102..............      1,376

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Municipal Income Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
South Dakota, continued:
 $   400    Housing Development Authority,
              Homeowner Mortgage, Series D-1,
              AMT, 6.80%, 5/1/12, Callable 5/1/03
              @ 102..............................   $    429
                                                    --------
                                                       1,805
                                                    --------
Tennessee (1.0%):
     910    Bristol, Multi-Family Home Revenue,
              Shelby Heights Project, Series 97,
              6.10%, 3/1/12, Callable 3/1/07 @
              101................................        960
   2,000    Housing Development Agency,
              Homeownership Program, AMT, 7.38%,
              7/1/23, Callable 7/1/01 @ 102......      2,111
     825    Housing Development Agency,
              Homeownership Program, Series P,
              7.70%, 7/1/16, Callable 7/1/00 @
              103................................        865
   1,205    Housing Development Agency,
              Homeownership Program, Series V,
              AMT, 7.65%, 7/1/22, Callable 7/1/01
              @ 102..............................      1,276
     665    La Follette, Housing Development
              Corp., Mortgage Revenue Refunding,
              Series A, 6.25%, 1/1/16, Callable
              7/1/05 @ 102, MBIA, FHA............        716
     380    La Follette, Housing Development
              Corp., Mortgage Revenue Refunding,
              Series A, 6.37%, 1/1/20, Callable
              7/1/05 @ 102, MBIA, FHA............        411
   1,274    Memphis, Health, Educational &
              Housing Revenue Refunding, 7.37%,
              1/20/27, Callable 1/20/02 @ 103,
              GNMA, FHA..........................      1,367
                                                    --------
                                                       7,706
                                                    --------
Texas (11.7%):
   1,385    Beaumont, Housing Finance Corp.,
              Single Family Mortgage Revenue
              Refunding, 9.20%, 3/1/12, Callable
              9/1/01 @ 103.......................      1,550
   1,765    Bexar County, Housing Finance Corp.,
              Residual Revenue, GO, 0.00%,
              3/1/15, Callable 1/1/99 @ 35.2.....        621
   1,895    Castleberry Independent School
              District, Public Facilities
              Revenue, 5.00%, 8/15/13, Callable
              8/15/08 @ 102......................      1,846
   2,430    Castleberry Independent School
              District, Public Facilities
              Revenue, 5.25%, 8/15/18, Callable
              8/15/08 @ 102......................      2,377
   2,500    Central Housing Finance Corp., Single
              Family Mortgage Revenue, Series A,
              0.00%, 9/1/16, ETM.................        998
   1,845    Cleburne Capital Appreciation, GO,
              0.00%, 2/15/16, Callable 2/15/08 @
              64.29, FSA.........................        709

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Texas, continued:
 $ 4,000    Dallas--Fort Worth, Regulation
              Airport Revenue, 6.10%, 11/1/07,
              Callable 7/1/98 @ 100..............   $  4,008
   3,100    Dallas County, Housing Finance Corp.,
              Single Family Mortgage Revenue,
              0.00%, 1/1/17, FGIC................        519
   1,000    Dallas County, Improvement &
              Refunding, Series A, 6.50%,
              8/15/09, Callable 8/15/01 @ 100....      1,073
     550    El Paso, Housing Finance Corp.,
              Single Family Mortgage Revenue
              Refunding, Series A, AMT, 8.75%,
              10/1/11, Callable 10/1/00 @ 100,
              FHA................................        613
     440    El Paso, Housing Finance Corp.,
              Single Family Mortgage Revenue,
              AMT, 8.20%, 3/1/21, Callable 3/1/99
              @ 103..............................        457
   3,125    Fort Worth, Housing Finance Corp.,
              Home Mortgage Revenue Refunding,
              Series A, 8.50%, 10/1/11, Callable
              10/1/00 @ 100......................      3,360
   1,305    Galveston, Property Finance
              Authority, Single Family Mortgage
              Revenue Refunding, Series A, 8.50%,
              9/1/11, Callable 9/1/01 @ 103......      1,411
   2,000    Hereford Independent School District,
              Public Facilities Revenue, 5.25%,
              8/15/18, Callable 8/15/08 @ 102....      1,974
   2,365    Houston, Housing Financial Corp.,
              Single Family Mortgage Revenue
              Refunding, Series B-2, 0.00%,
              6/1/14, Callable 12/1/06 @ 58......        726
     700    Houston, Series D, 5.25%, 3/1/08,
              Callable 3/1/03 @ 100..............        721
   2,500    Houston, Single Family Mortgage
              Revenue, Series B-1, 8.00%, 6/1/14,
              Callable 12/1/06 @ 102.............      2,697
   1,000    Katy, Independent School District
              Series B, 5.00%, 2/15/07, Callable
              8/15/02 @ 102, PSFG................      1,021
     855    Laredo, Housing Finance Corp., Single
              Family Mortgage Revenue, AMT,
              6.20%, 10/1/19, Callable 4/1/04 @
              103, GNMA..........................        886
   1,560    Lewisville Housing Finance,
              Multi-Family Mortgage Revenue, AMT,
              5.50%, 6/1/17, Callable 12/1/07 @
              100, FSA...........................      1,592

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Municipal Income Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
                                                          (Amounts in Thousands)

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Texas, continued:
 $   500    Lewisville Independent School
              District, 5.25%, 8/15/06, Callable
              8/15/04 @ 100, PSFG................   $    523
     625    Lubbock, Housing Finance Corp.,
              Single Family Mortgage Revenue,
              8.00%, 12/1/20, Callable 1/1/99 @
              100, GNMA..........................        630
     915    Lufkin, Health Facilities Development
              Corp., Health Systems Revenue
              Refunding, 6.50%, 2/15/06..........        990
     520    Manor, Independent School District,
              8.00%, 8/1/05, PSFG................        633
   1,045    Municipal Power Agency, 0.00%,
              9/1/08.............................        653
   9,000    Nueces County, Port Corpus Christi
              Authority, Pollution Control
              Revenue, AMT, 6.88%, 4/1/17,
              Callable 4/1/02 @ 102..............      9,819
   8,100    Red River Authority, Pollution
              Control Revenue, AMT, 6.88%,
              4/1/17, Callable 4/1/02 @ 102......      8,838
   8,630    Richardson Independent School
              District, Series A, GO, 0.00%,
              2/15/06............................      6,127
   4,580    Richardson Independent School
              District, Series A, GO, 0.00%,
              2/15/07............................      3,096
   5,565    Rockwall Independent School District,
              GO, 0.00%, 8/15/13, Callable
              8/15/09 @ 81.34, PSFG..............      2,554
   1,565    Rockwall Independent School District,
              GO, 0.00%, 8/15/14, Callable
              8/15/09 @ 76.87, PSFG..............        675
   7,260    Rockwall Independent School District,
              GO, 0.00%, 8/15/15, Callable
              8/15/09 @ 72.72, PSFG..............      2,950
   6,060    Rockwall Independent School District,
              GO, 0.00%, 8/15/16, Callable
              8/15/09 @ 68.73, PSFG..............      2,320
   2,000    Rockwall Independent School District,
              GO, 0.00%, 8/15/17, Callable
              8/15/09 @ 64.89, PSFG..............        721
   1,000    San Angelo, Independent School
              District, 5.50%, 2/15/09, Callable
              2/15/06 @ 100, PSFG................      1,059
   1,500    San Antonio, Hotel Occupancy, 5.30%,
              8/15/08, Callable 8/15/06 @ 102,
              FGIC...............................      1,591
   2,000    San Antonio, Hotel Occupancy Revenue,
              0.00%, 8/15/17, FGIC...............        749
   1,555    Southeast Housing Finance Corp.,
              Residual Revenue, Series A, ETM,
              0.00%, 11/1/14.....................        617

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Texas, continued:
 $ 1,600    Southside Independent School
              District, Public Facilities
              Revenue, 5.25%, 2/15/18, Callable
              2/15/08 @ 100......................   $  1,577
   1,500    State Department of Housing &
              Community Affairs, Multi-Family
              Housing Revenue, Series A, 6.30%,
              1/1/16, Callable 1/1/07 @ 102......      1,603
     510    State Department of Housing &
              Community Affairs, Multi-Family
              Revenue, Series A, 5.90%, 7/1/06...        527
   8,675    State Department of Housing &
              Community Affairs, Single Family
              Revenue Refunding, Series A, 0.00%,
              3/1/15, Callable 9/1/04 @ 49.53....      2,838
   2,985    State Higher Education Coordinating
              Board, Student Loan Revenue, AMT,
              0.00%, 10/1/25, Callable 10/1/01 @
              100................................      3,145
   5,000    State Turnpike Authority, Dallas
              Northway Revenue, 5.00%, 1/1/16,
              Callable 1/1/06 @ 102, MBIA........      4,951
     525    State Veterans Housing Assistance,
              AMT, 6.05%, 12/1/12, Callable
              12/1/02 @ 102......................        539
      65    Travis County, Housing Finance Corp.,
              Single Family Mortgage Revenue
              Refunding, Series A, 6.25%, 4/1/19,
              Callable 4/1/99 @ 100, GNMA........         68
   1,140    Winter Garden Housing Finance Corp.,
              Single Family Mortgage Revenue,
              AMT, 6.20%, 10/1/19, Callable
              4/1/99 @ 100, GNMA.................      1,178
                                                    --------
                                                      90,130
                                                    --------
Utah (1.1%):
   1,000    Intermountain Power Agency, Utah
              Power Supply, Series B, 6.00%,
              7/1/16, Callable 7/1/98 @ 100......      1,005
   1,000    State Housing Finance Agency, Single
              Family Mortgage, AMT, 5.95%,
              7/1/09, Callable 1/1/07 @ 102,
              FHA................................      1,036
   1,125    State Housing Finance Agency, Single
              Family Mortgage, AMT, 6.25%,
              7/1/14, Callable 1/1/07 @ 102,
              FHA................................      1,190
   2,240    State Housing Finance Agency, Single
              Family Mortgage, Issue A-1, 6.00%,
              7/1/14, Callable 1/1/07 @ 102,
              FHA................................      2,354

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Municipal Income Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Utah, continued:
 $ 2,750    Tooele County, Hazardous Waste
              Disposal Revenue, AMT, 6.75%,
              8/1/10, Callable 8/1/05 @ 102......   $  3,038
                                                    --------
                                                       8,623
                                                    --------
Virginia (0.3%):
   1,170    Arlington County, Industrial
              Development Authority Revenue,
              Whitefield, Series A, 5.50%,
              7/1/25, Callable 7/1/00 @ 100,
              MBIA, FHA..........................      1,171
     500    State Housing Development, Series H,
              5.60%, 11/1/06, Callable 5/1/05 @
              102................................        526
     735    Virginia Beach Development Authority,
              Multi-Family Housing Revenue, 2nd
              Mortgage, Series B, 8.75%, 1/15/09,
              Callable 7/15/98 @ 100.............        736
                                                    --------
                                                       2,433
                                                    --------
Washington (2.6%):
   3,000    Chelan Public Utilities, Series D,
              AMT, 6.35%, 7/1/28, Callable 7/1/07
              @ 102, MBIA........................      3,329
     670    King County, Housing Authority Rural
              Preservation Project, AMT, 5.60%,
              1/1/18, Callable 1/1/08 @ 100......        668
     800    King County, Housing Authority Rural
              Preservation Project, AMT, 5.75%,
              1/1/28, Callable 1/1/08 @ 100......        797
   1,000    Spokane Housing Authority Revenue,
              Valley 206 Apartments, Junior Lien
              B, 5.75%, 4/1/28, LOC: Washington
              Trust Bank.........................      1,001
   1,025    Spokane Housing Authority Revenue,
              Valley 206 Apartments, Senior Lien
              A, 5.40%, 4/1/18, Callable 4/1/08 @
              100................................      1,000
   1,300    Spokane Housing Authority Revenue,
              Valley 206 Apartments, Senior Lien
              A, 5.63%, 4/1/28, Callable 4/1/08 @
              100................................      1,271
   3,000    State Housing Community Revenue,
              Crista Ministries, Series A, 5.35%,
              7/1/14, Callable 7/1/08 @ 100, LOC:
              U.S. Bank..........................      3,007
   1,000    State Housing Multi-Family Mortgage,
              5.95%, 7/1/20, Callable 1/1/08 @
              103, GNMA..........................      1,058
   2,000    State Housing Multi-Family Mortgage
              Revenue, 6.00%, 7/1/30, Callable
              1/1/08 @ 103, GNMA.................      2,116

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Washington, continued:
 $ 1,950    State Public Power Supply, 0.00%,
              7/1/15.............................   $    804
   2,750    State Public Power Supply, Nuclear
              Project No. 2, Revenue Refunding,
              Series B, 5.63%, 7/1/12, Callable
              7/1/03 @ 102, FSA..................      2,890
   2,000    Vancouver Housing Authority Revenue,
              Pooled Housing, Series A, 5.40%,
              3/1/18, Callable 3/1/08 @ 100......      2,009
                                                    --------
                                                      19,950
                                                    --------
West Virginia (1.8%):
   1,000    Charleston Community Parking
              Facilities Revenue, 0.00%,
              12/1/20............................        259
   1,595    Charleston Community Parking
              Facilities Revenue, 0.00%,
              12/1/21............................        387
   1,630    Charleston Community Parking
              Facilities Revenue, 0.00%,
              12/1/22............................        372
   1,665    Charleston Community Parking
              Facilities Revenue, 0.00%,
              12/1/23............................        356
   3,175    Charleston Community Parking
              Facilities, Sub-C, 0.00%,
              12/1/26............................        565
   8,370    Kanawha-Putnam County, Single Family
              Mortgage, Series A, ETM, 0.00%,
              12/1/16, AMBAC.....................      3,298
   2,600    Monongalia County, Series A, 6.00%,
              11/15/27, Callable 11/15/02 @
              102................................      2,617
   1,475    State Housing Development Fund,
              Housing Finance, AMT, 7.20%,
              11/1/20, Callable 5/1/02 @ 102,
              FHA................................      1,591
   2,785    Various Forty Four Municipalities,
              Single Family Mortgage, Series A,
              5.20%, 8/1/17, Callable 8/1/07 @
              102................................      2,830
  10,800    Various Forty Four Municipalities,
              Single Family Mortgage, Series B,
              0.00%, 8/1/30, Callable 8/1/07 @
              26.78..............................      1,766
                                                    --------
                                                      14,041
                                                    --------
Wisconsin (0.7%):
     690    Housing & Economic Development, Home
              Ownership Revenue, AMT, 8.00%,
              3/1/21, Callable 9/1/00 @ 102,
              FHA................................        707
   3,000    State Health & Educational Facilities
              Revenue, Community Memorial
              Hospital, 6.00%, 4/1/18, Callable
              4/1/02 @ 102.......................      3,155

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Municipal Income Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
                                                          (Amounts in Thousands)

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Wisconsin, continued:
 $   440    State, Series A, 7.50%, 1/1/15,
              Callable 1/1/00 @ 100..............   $    446
   1,000    State, Series A, AMT, 7.50%, 1/1/21,
              Callable 7/1/00 @ 100..............      1,051
                                                    --------
                                                       5,359
                                                    --------
Wyoming (0.3%):
   1,550    Community Development Authority
              Revenue, Series 4, AMT, 5.70%,
              6/1/17, Callable 8/1/07 @ 102......      1,599
     500    Community Development Authority,
              Series E, 5.70%, 6/1/13, Callable
              12/1/03 @ 102, FHA.................        512
     370    Community Development Authority,
              Single Family Mortgage, Series A,
              6.88%, 6/1/14, Callable 6/1/01 @
              102, FHA...........................        381
     135    Community Development Authority,
              Single Family Mortgage, Series E,
              AMT, 7.75%, 6/1/09, Callable
              11/30/98 @ 100.9...................        140
                                                    --------
                                                       2,632
                                                    --------
Total Municipal Bonds                                765,553
                                                    --------

PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MONTHLY DEMAND NOTES (2.9%):
California (1.0%):
 $ 8,000    Student Educational Loan Marketing,
              Corporate Revenue, Series IV-C-1,
              AMT, 4.00%, 1/1/33.................   $  8,000
                                                    --------
Florida (1.5%):
  11,700    Educational Loan Marketing Corp.,
              Series A, 3.97%, 12/1/18...........     11,700
                                                    --------
New York (0.4%):
   3,065    State Job Development Authority
              Revenue, Series A-1-A-42, AMT,
              4.00%, 3/1/05......................      3,065
                                                    --------
Total Monthly Demand Notes                            22,765
                                                    --------
Total (Cost $764,609) (a)                           $788,318
                                                    ========

------------

Percentages indicated are based on net assets of $778,817.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting in excess of federal income tax reporting of approximately $67. Cost for federal income tax purposes differ from value by net unrealized appreciation of securities as follows (amounts in thousands):

                   Unrealized appreciation.....................................  $24,195
                   Unrealized depreciation.....................................     (553)
                                                                                 -------
                   Net unrealized appreciation.................................  $23,642
                                                                                 =======

 * Variable rate securities having liquidity sources through bank letters of credit or other cards and/or liquidity agreements. The interest rate, which will change periodically, is based upon bank prime rates or an index of market rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect at June 30, 1998.

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Municipal Income Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998

ACA    Insured by American Capital Access
AMBAC  Insured by AMBAC Indemnity Corp.
AMT    Alternative Minimum Tax Paper
BIG    Insured by Bond Insurance Guarantee
ETM    Escrowed to Maturity
FGIC   Insured by Federal Guarantee Insurance Corp.
FHA    Insured by Federal Housing Administration
FNMA   Insured by Federal National Mortgage Association
FSA    Insured by Federal Security Assurance
GNMA   Insured by Government National Mortgage Association
GO     General Obligation
GSL    Guaranteed Student Loan
MBIA   Insured by Municipal Bond Insurance Association
PCR    Pollution Control Revenue
PSFG   Permanent School Fund Guarantee
VA     Veterans Administration

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Kentucky Municipal Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
MUNICIPAL BONDS (99.5%):
Arizona (0.9%):
 $1,850     Maricopa County, Industrial
              Development, Single Family
              Mortgage Revenue, 0.00%, 12/31/14,
              ETM...............................   $    816
  1,000     Tucson & Pima County, Single Family
              Mortgage Revenue, 0.00%, 12/1/14,
              ETM...............................        443
                                                   --------
                                                      1,259
                                                   --------
California (0.4%):
  1,500     San Marcos, Public Facilities,
              Revenue, 0.00%, 9/1/19, ETM.......        517
                                                   --------
Colorado (0.6%):
  2,000     El Paso County, Single Family
              Mortgage Revenue, 0.00%, 9/1/15,
              ETM...............................        847
                                                   --------
Kansas (1.9%):
  1,600     Kansas City, Single Family Mortgage
              Revenue, Series 1983 A, 0.00%,
              12/1/14, ETM......................        709
  3,225     Labette County, Single Family
              Mortgage Revenue, 0.00%, 12/1/14,
              ETM...............................      1,429
  1,000     Saline County, Single Family
              Mortgage Revenue, Series 1983 A,
              0.00%, 12/1/15, ETM...............        418
                                                   --------
                                                      2,556
                                                   --------
Kentucky (93.8%):
    225     Ashland Utility Revenue, 6.65%,
              4/1/04............................        231
  1,500     Berea College Utility Revenue, AMT,
              5.90%, 6/1/17, Callable 6/1/07 @
              102...............................      1,605
    200     Boone County, Certificates of
              Participation, Public Golf, 6.35%,
              11/15/02..........................        218
    200     Boone County, Certificates of
              Participation, Public Golf, 6.40%,
              11/15/03, Callable 11/15/02 @
              102...............................        221
    250     Boone County, School District
              Finance Corp., School Building
              Revenue, 6.70%, 9/1/06,
              Prerefunded 9/1/01 @ 103..........        276
    310     Boone County, School District
              Finance Corp., School Building
              Revenue, 7.10%, 8/1/07,
              Prerefunded 8/1/00 @ 103..........        338
  1,000     Boone County, School District
              Finance Corp., School Building
              Revenue, 6.70%, 9/1/07,
              Prerefunded 9/1/01 @ 103..........      1,105
    395     Boone County, School District
              Finance Corp., School Building
              Revenue, 7.10%, 8/1/08,
              Prerefunded 8/1/00 @ 103..........        430

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Kentucky, continued:
 $  230     Bowling Green, Key Municipal
              Projects Corp., Lease Revenue,
              7.20%, 10/1/01, Prerefunded 4/1/99
              @ 102.............................   $    240
    280     Bowling Green, Key Municipal
              Projects Corp., Lease Revenue,
              7.40%, 10/1/04, Prerefunded 4/1/99
              @ 102.............................        293
  1,000     Bowling Green-Warren County,
              Hospital Facilities Revenue,
              5.00%, 4/1/17, Callable 4/1/08 @
              101, FSA..........................        983
    280     Campbell & Kenton Counties,
              Sanitation District #1, Sanitation
              District Revenue, 6.38%, 8/1/03,
              Callable 8/1/98 @ 102, ETM........        295
    580     Campbell & Kenton Counties,
              Sanitation District #1, Sanitation
              District Revenue, 7.13%, 8/1/05,
              Callable 8/2/98 @ 102, ETM........        636
    415     Clinton County, School District
              Finance Corp., School Building
              Revenue, 6.10%, 6/1/09, Callable
              6/1/02
              @ 102.............................        449
    445     Clinton County, School District
              Finance Corp., School Building
              Revenue, 6.10%, 6/1/10, Callable
              6/1/02
              @ 102.............................        482
    325     Clinton County, School District
              Finance Corp., School Building
              Revenue, 6.10%, 6/1/11, Callable
              6/1/02
              @ 102.............................        352
    510     Clinton County, School District
              Finance Corp., School Building
              Revenue, 6.10%, 6/1/12, Callable
              6/1/02
              @ 102.............................        551
    345     Danville, Hospital Revenue, Esphraim
              McDowell Region, 6.40%, 4/1/00,
              FGIC..............................        359
    100     Danville, Multi-City Lease Revenue,
              Metro Sewer District, 6.35%,
              2/1/02, Prerefunded 2/1/01 @ 102,
              MBIA..............................        108
    225     Danville, Multi-City Lease Revenue,
              Metro Sewer District, 6.50%,
              2/1/04, Prerefunded 2/1/01 @ 102,
              MBIA..............................        243
    500     Daviess County, Hospital Revenue,
              Owensboro-Daviess County, 6.00%,
              8/1/04, Callable 8/1/02
              @ 102, MBIA.......................        539

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Kentucky Municipal Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Kentucky, continued:
 $4,500     Development Finance Authority,
              Hospital Revenue, Elizabeth,
              Med-A, 6.00%, 11/1/10, Callable
              11/1/01 @ 100, FGIC...............   $  4,746
    250     Eastern Kentucky University,
              Revenues Construction, Educational
              Buildings, Series 0, 6.70%,
              5/1/07, Prerefunded 5/1/01 @ 102,
              AMBAC.............................        273
    655     Fayette County, School District
              Finance Corp., School Building
              Revenue, 6.00%, 5/1/02, Callable
              5/1/00 @ 102......................        690
  1,000     Fayette County, School District
              Finance Corp., School Building
              Revenue, 5.38%, 1/1/17, Callable
              1/1/07 @ 102......................      1,030
  1,255     Fayette County, School District
              Finance Corp., School Building
              Revenue, Series A, 5.35%, 1/1/13,
              Callable 1/1/07 @ 102.............      1,303
    200     Hardin County, Water District #1,
              Waterworks Revenue, 6.70%, 9/1/05,
              Callable 3/1/01 @ 102.............        217
    155     Henderson Electric Light & Power
              Revenue, 5.70%, 3/1/03, Callable
              8/6/98 @ 100......................        155
  1,025     Higher Education Student Loan Corp.,
              Insured Student Loan Revenue,
              Series C, 6.50%, 6/1/02, GSL......      1,107
  1,500     Higher Education Student Loan Corp.,
              Insured Student Loan Revenue,
              Series C, AMT, 5.45%, 6/1/03,
              GSL...............................      1,571
  1,705     Higher Education Student Loan Corp.,
              Insured Student Loan Revenue,
              Series D, AMT, 7.00%, 12/1/06,
              Callable 12/1/01 @ 102, GSL.......      1,865
    500     Housing Corp. Revenue, Series A,
              5.40%, 1/1/05, Callable 7/1/03 @
              102, FHA, VA......................        529
    500     Housing Corp. Revenue, Series A,
              5.50%, 1/1/06, Callable 7/1/03 @
              102, FHA, VA......................        529
    500     Housing Corp. Revenue, Series A,
              5.60%, 1/1/07, Callable 7/1/03 @
              102, FHA, VA......................        527
    760     Housing Corp. Revenue, Series A,
              7.40%, 1/1/10, Callable 7/1/00 @
              102, FHA, VA......................        807
    400     Housing Corp. Revenue, Series B,
              5.85%, 7/1/00, FHA, VA............        412

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Kentucky, continued:
 $  275     Housing Corp. Revenue, Series B,
              6.20%, 7/1/03, Callable 7/1/02 @
              102, FHA, VA......................   $    291
  1,745     Housing Corp. Revenue, Series D,
              5.80%, 7/1/13, Callable 7/1/06 @
              102...............................      1,857
     30     Infrastructure Authority Revenue,
              Government Agencies Program
              Revenue, 6.00%, 8/1/11,
              Prerefunded 8/1/01 @ 100..........         32
     80     Infrastructure Authority Revenue,
              Government Agencies Program
              Revenue, 6.00%, 8/19/11, Callable
              8/1/01 @ 100......................         83
    410     Infrastructure Authority Revenue,
              Governmental Agencies Program
              Revenue, 5.25%, 8/1/04, Callable
              8/1/03 @ 102......................        430
    500     Infrastructure Authority Revenue,
              Governmental Agencies Program
              Revenue, 5.40%, 8/1/06, Callable
              8/1/03 @ 102......................        529
    500     Infrastructure Authority Revenue,
              Governmental Agencies Program
              Revenue, 5.75%, 8/1/13, Callable
              8/1/03 @ 102......................        533
  1,000     Infrastructure Authority Revenue,
              Revolving Fund Program, Series E,
              6.40%, 6/1/04, Callable 6/1/01
              @ 102.............................      1,078
    710     Infrastructure Authority Revenue,
              Revolving Fund Program, Series E,
              6.50%, 6/1/05, Callable 6/1/01
              @ 102.............................        768
    250     Infrastructure Authority Revenue,
              Revolving Fund Program, Series G,
              6.10%, 6/1/02.....................        268
    250     Interlocal School Transportation
              Assoc., Equipment Lease Revenue,
              6.00%, 3/1/01.....................        262
    405     Interlocal School Transportation
              Assoc., Equipment Lease Revenue,
              6.00%, 3/1/02.....................        430
    135     Jefferson County, Capital Projects,
              7.70%, 6/1/01, Callable 12/1/98
              @ 101, ETM........................        148
    500     Jefferson County, Capital Projects,
              First Mortgage Revenue, 6.38%,
              12/1/07, Callable 12/1/98 @ 101,
              ETM...............................        561

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Kentucky Municipal Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Kentucky, continued:
 $  725     Jefferson County, Capital Projects,
              Revenue, Series A, 6.10%, 8/15/07,
              Callable 2/15/03 @ 102............   $    789
  1,000     Jefferson County, Capital Projects,
              Revenue, Series A, 5.50%, 4/1/10,
              Callable 4/1/06 @ 102, AMBAC......      1,066
  1,000     Jefferson County, Capital Projects,
              Revenue, Series A, 5.50%, 4/1/11,
              Callable 4/1/06 @ 102, AMBAC......      1,060
  1,500     Jefferson County, Health Facilities
              Revenue, Alliant Hospital, 5.00%,
              10/1/13, Callable 10/1/07 @ 101,
              MBIA..............................      1,499
    500     Jefferson County, Health Facilities
              Revenue, Jewish Hospital
              Healthcare Services, Inc., 6.05%,
              5/1/02, AMBAC.....................        534
  1,000     Jefferson County, Health Facilities
              Revenue, Jewish Hospital
              Healthcare Services, Inc., 6.10%,
              5/1/03, Callable 5/1/02 @ 102,
              AMBAC.............................      1,083
    300     Jefferson County, Health Facilities
              Revenue, Jewish Hospital
              Healthcare Services, Inc., 6.20%,
              5/1/04, Callable 5/1/02 @ 102,
              AMBAC.............................        326
    500     Jefferson County, Health Facilities
              Revenue, Jewish Hospital
              Healthcare Services, Inc., 6.38%,
              5/1/08, Callable 5/1/02 @ 102,
              AMBAC.............................        547
    930     Jefferson County, Health Facilities
              Revenue, Jewish Hospital
              Healthcare Services, Inc., 5.65%,
              1/1/10, Callable 1/1/07 @ 102.....        995
  1,500     Jefferson County, Health Facilities
              Revenue, University Medical
              Center, 5.50%, 7/1/17, Callable
              7/1/07 @ 101, MBIA................      1,564
  2,000     Jefferson County, Hospital Revenue,
              Alliant Hospital Systems, 6.20%,
              10/1/04, Callable 10/1/02 @ 102,
              MBIA..............................      2,189
    550     Jefferson County, Pollution Control
              Revenue, Louisville Gas & Electric
              Co., 7.45%, 6/15/15, Callable
              6/15/00 @ 102.....................        594
  1,000     Jefferson County, School District
              Finance Corp., School Building
              Revenue, 6.00%, 1/1/04, Callable
              7/1/02 @ 102, MBIA................      1,083

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Kentucky, continued:
 $  625     Jefferson County, School District
              Finance Corp., School Building
              Revenue, 7.15%, 9/1/04,
              Prerefunded 9/1/00 @ 103..........   $    684
    675     Jefferson County, School District
              Finance Corp., School Building
              Revenue, 7.20%, 9/1/05,
              Prerefunded 9/1/00 @ 103..........        740
  1,430     Jefferson County, School District
              Finance Corp., School Building
              Revenue, 5.25%, 7/1/07, Callable
              7/1/05 @ 102, MBIA................      1,515
  2,315     Junction City, College Revenue,
              Centre College Project, 5.70%,
              4/1/12, Callable 4/1/07 @ 102.....      2,501
    500     Kenton County, Airport Revenue,
              International, Series AR-A, AMT,
              6.10%, 3/1/04, Callable 3/1/02 @
              101, FSA..........................        534
  1,000     Kenton County, Airport Revenue,
              International, Series AR-A, AMT,
              6.20%, 3/1/05, Callable 3/1/02 @
              101, FSA..........................      1,069
    500     Kenton County, Airport Revenue,
              International, Series B, AMT,
              5.75%, 3/1/07, Callable 3/1/03 @
              102, FSA..........................        534
    500     Kenton County, Airport Revenue,
              International, Series B, AMT,
              5.75%, 3/1/08, Callable 3/1/03 @
              102, FSA..........................        533
    380     Kenton County, Public Properties
              Corp. Revenue, Community Health
              Care Facilities Project, 7.00%,
              10/1/06, Prerefunded 10/1/99 @
              102...............................        403
    200     Kenton County, School District
              Finance Corp., School Building
              Revenue, 6.30%, 12/1/00...........        211
    100     Kenton County, School District
              Finance Corp., School Building
              Revenue, 6.50%, 12/1/02,
              Prerefunded 12/1/01 @ 102.........        110
    325     Kenton County, School District
              Finance Corp., School Building
              Revenue, 5.25%, 7/1/07, Callable
              7/1/03 @ 102......................        341
    495     Kenton County, Water District,
              Waterworks Revenue, District #001,
              6.30%, 2/1/02, FGIC...............        531

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Kentucky Municipal Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Kentucky, continued:
 $1,015     Kenton County, Water District,
              Waterworks Revenue, District #001,
              6.38%, 2/1/04, Callable 2/1/02 @
              103, FGIC.........................   $  1,115
    240     Lexington-Fayette Urban County
              Government, Economic Development
              Revenue, 7.54%, 12/1/03...........        247
    300     Lexington-Fayette Urban County
              Government, Educational Facilities
              Revenue, Transylvania University,
              7.15%, 2/1/00, Callable 2/1/99 @
              102, MBIA.........................        312
    250     Lexington-Fayette Urban County
              Government, Educational Facilities
              Revenue, Transylvania University,
              7.25%, 2/1/02, Callable 2/1/99 @
              102, MBIA.........................        260
    335     Lexington-Fayette Urban County
              Government, Public Facilities
              Corp., Capital Projects Mortgage
              Revenue, 6.20%, 4/1/05,
              Prerefunded 4/1/02 @ 102..........        365
    355     Lexington-Fayette Urban County
              Government, Public Facilities
              Corp., Capital Projects Mortgage
              Revenue, 6.30%, 4/1/06,
              Prerefunded 4/1/02 @ 102..........        388
    380     Lexington-Fayette Urban County
              Government, Public Facilities
              Corp., Capital Projects Mortgage
              Revenue, 6.40%, 4/1/07,
              Prerefunded 4/1/02 @ 102..........        417
    405     Lexington-Fayette Urban County
              Government, Public Facilities
              Corp., Capital Projects Mortgage
              Revenue, 6.40%, 4/1/08,
              Prerefunded 4/1/02 @ 102..........        445
    425     Lexington-Fayette Urban County
              Government, Public Facilities
              Corp., Capital Projects Mortgage
              Revenue, 6.40%, 4/1/09,
              Prerefunded 4/1/02 @ 102..........        466
    425     Lexington-Fayette Urban County
              Government, Public Facilities
              Corp., Greenspace Project Revenue,
              6.75%, 12/1/05, Prerefunded
              12/1/00 @ 102.....................        461

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Kentucky, continued:
 $  240     Lexington-Fayette Urban County
              Government, Public Facilities
              Corp., Greenspace Project Revenue,
              6.75%, 12/1/07, Prerefunded
              12/1/00 @ 102.....................   $    260
    350     Lexington-Fayette Urban County
              Government, Public Facilities
              Corp., Mortgage Revenue, 6.70%,
              2/1/02, Prerefunded 2/1/00 @
              102...............................        372
    210     Lexington-Fayette Urban County
              Government, Public Facilities
              Corp., Mortgage Revenue, 6.88%,
              2/1/06, Prerefunded 2/1/00 @
              102...............................        224
    430     Lexington-Fayette Urban County
              Government, Public Facilities
              Corp., Mortgage Revenue, 6.75%,
              7/1/07, Prerefunded 7/1/00 @
              102...............................        462
    500     Lexington-Fayette Urban County
              Government, Public Facilities
              Corp., Sewer System Revenue,
              6.35%, 7/1/07, Callable 7/1/02 @
              102, MBIA.........................        548
    935     Lexington-Fayette Urban County
              Government, Revenue, University of
              Kentucky Alumni Assoc., Inc.,
              6.50%, 11/1/07, Prerefunded
              11/1/04 @ 102, MBIA...............      1,068
  1,500     Lexington-Fayette Urban County
              Government, Revenue, University of
              Kentucky Alumni Assoc., Inc.,
              5.00%, 11/1/14, Callable 11/01/08
              @ 102, MBIA.......................      1,503
    250     Lexington-Fayette Urban County
              Government, School Building
              Revenue, 6.85%, 6/1/01,
              Prerefunded 12/1/99 @ 103.........        268
    625     Lexington-Fayette Urban County
              Government, School Building
              Revenue, 7.00%, 6/1/04,
              Prerefunded 12/1/99 @ 103.........        671
  1,930     Lexington-Fayette Urban County
              Government, Sewer System Revenue,
              6.35%, 7/1/09, Callable 7/1/02 @
              102, MBIA.........................      2,119
  1,420     Louisville & Jefferson County,
              Airport Authority Revenue, AMT,
              6.00%, 7/1/10, Callable 7/1/07 @
              102, MBIA.........................      1,568

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Kentucky Municipal Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Kentucky, continued:
 $  200     Louisville & Jefferson County,
              Metropolitan Sewer District, Sewer
              Revenue, 6.25%, 6/1/99, Callable
              12/1/98 @ 100, ETM................   $    205
  1,375     Louisville & Jefferson County,
              Metropolitan Sewer District, Sewer
              Revenue, 5.00%, 5/15/13, Callable
              5/15/08 @ 101, FGIC...............      1,378
  1,000     Louisville & Jefferson County,
              Metropolitan Sewer District, Sewer
              Revenue, 5.00%, 5/15/14, Callable
              5/15/08 @ 101.....................        999
    825     Louisville & Jefferson County, Sewer
              & Drain System Revenue, 6.40%,
              5/15/08, Prerefunded 11/15/04 @
              102, AMBAC........................        938
    205     Louisville Parking Authority
              Revenue, 6.60%, 12/1/03,
              Prerefunded 6/1/01 @ 103..........        225
    300     Louisville Public Properties Corp.
              Revenue, 6.00%, 4/1/04, Callable
              4/1/99 @ 102......................        310
    300     Louisville Public Properties Corp.
              Revenue, 6.00%, 4/1/05, Callable
              4/1/99 @ 102......................        311
    295     Louisville Public Properties Corp.,
              First Mortgage Revenue, 6.15%,
              12/1/05, Prerefunded 12/1/02 @
              102...............................        324
    200     Louisville Public Properties Corp.,
              First Mortgage Revenue, 6.40%,
              12/1/07, Prerefunded 12/1/02 @
              102...............................        221
  1,000     Louisville Water Works Board, Water
              System Revenue, Louisville Water
              Co., 5.40%, 11/15/04, Callable
              11/15/00 @ 102....................      1,047
    500     Louisville Water Works Board, Water
              System Revenue, Louisville Water
              Co., 5.63%, 11/15/07, Callable
              11/15/00 @ 102....................        528
  1,540     Louisville Water Works Board, Water
              System Revenue, Louisville Water
              Co., 5.75%, 11/15/09, Callable
              11/15/00 @ 102....................      1,629
  1,530     Louisville Water Works Board, Water
              System Revenue, Louisville Water
              Co., 5.75%, 11/15/10, Callable
              11/15/00 @ 102....................      1,618

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Kentucky, continued:
 $1,000     McCracken County, Hospital Revenue,
              Mercy Health System, Series A,
              6.20%, 11/1/05, Callable 11/1/04 @
              102, MBIA.........................   $  1,117
  2,090     McCracken County, Hospital Revenue,
              Mercy Health System, Series A,
              6.40%, 11/1/07, Callable 11/1/04 @
              102, MBIA.........................      2,359
    505     McCreary County, School District
              Finance Corp., School Building
              Revenue, 6.60%, 10/1/08, Callable
              10/1/01 @ 103.....................        557
    215     Mercer County, School District
              Finance Corp., School Building
              Revenue, 6.38%, 12/1/07, Callable
              12/1/01 @ 102.....................        232
    300     Morehead State University, Housing &
              Dining System Revenue, Series I,
              6.10%, 11/1/05, Callable 11/1/01 @
              102, AMBAC........................        322
    200     Morehead State University, Housing &
              Dining System Revenue, Series M,
              6.30%, 11/1/08, Callable 11/1/01 @
              102, AMBAC........................        217
    215     Muhlenberg County, School District
              Finance Corp., School Building
              Revenue, 5.85%, 8/1/09, Callable
              8/1/02 @ 102......................        231
    750     Muhlenberg County, School District
              Finance Corp., School Building
              Revenue, Second Series, 5.85%,
              8/1/10, Callable 8/1/02 @ 102.....        805
    240     Murray State University Revenues,
              Series G, Second Series, 5.60%,
              5/1/06, Callable 5/1/03 @ 102.....        256
    460     Murray State University Revenues,
              Series G, Second Series, 5.60%,
              5/1/07, Callable 5/1/03 @ 102.....        489
    530     Northern Kentucky University,
              Educational Buildings Revenue,
              6.10%, 5/1/06, Callable 5/1/02 @
              102, AMBAC........................        575
    300     Owensboro, Electric Light & Power
              Revenue, 6.75%, 1/1/03, Callable
              1/1/99 @ 100, ETM.................        318
    205     Paducah Electric Plant Board
              Revenue, 6.30%, 1/1/08, Callable
              1/1/01 @ 102, AMBAC...............        220
    300     Paducah Waterworks Revenue, 6.10%,
              7/1/00, MBIA......................        313

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Kentucky Municipal Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Kentucky, continued:
 $  300     Paducah Waterworks Revenue, 6.60%,
              7/1/05, Prerefunded 7/1/01 @ 102,
              MBIA..............................   $    327
  1,085     Perry County, School District
              Finance Corp., School Building
              Revenue, 6.25%, 7/1/09, Callable
              7/1/02 @ 100......................      1,169
    355     Richmond Water, Gas & Sewer Revenue,
              5.00%, 7/1/14, Callable 7/1/08 @
              102, MBIA.........................        356
    330     Scott County, School District
              Finance Corp., School Building
              Revenue, 7.10%, 12/1/02,
              Prerefunded 12/1/98 @ 103.........        345
    545     Shelby County, School District
              Finance Corp., School Building
              Revenue, 6.10%, 9/1/02, Callable
              9/1/01 @ 103......................        585
    100     Shelby County, School District
              Finance Corp., School Building
              Revenue, 6.25%, 9/1/03, Callable
              9/1/01 @ 103......................        108
    500     Shelby County, School District
              Finance Corp., School Building
              Revenue, 6.50%, 9/1/05, Callable
              9/1/01 @ 103......................        549
    200     Shelby County, School District
              Finance Corp., School Building
              Revenue, 6.50%, 9/1/07, Callable
              9/1/01 @ 103......................        219
  1,000     State Economic Development Finance
              Authority, Hospital Revenue,
              Appalachian Regulatory Hospital,
              5.50%, 10/1/07....................      1,034
  1,000     State Economic Development Finance
              Authority, Hospital Revenue,
              Catholic Health Initiatives
              Hospital, 5.38%, 12/1/11, Callable
              6/1/08 @ 101......................      1,047
  1,245     State Economic Development Finance
              Authority, Hospital Revenue,
              Southern Central Nursing Homes,
              6.00%, 7/1/27, Callable 1/1/08 @
              105, FHA, MBIA....................      1,335
  1,000     State Property & Buildings
              Commission Revenues, Project #26,
              7.40%, 6/1/00, Callable 12/1/98 @
              102...............................      1,034
  2,300     State Property & Buildings
              Commission Revenues, Project #50,
              6.00%, 2/1/10, Prerefunded 2/1/01
              @ 100.............................      2,414

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Kentucky, continued:
 $1,475     State Property & Buildings
              Commission Revenues, Project #53,
              6.25%, 10/1/02, Callable 10/1/01
              @102..............................   $  1,594
  1,000     State Property & Buildings
              Commission Revenues, Project #54,
              5.90%, 9/1/07, Callable 9/1/02 @
              102...............................      1,071
  1,000     State Property & Buildings
              Commission Revenues, Project #56,
              5.70%, 9/1/06, Callable 9/1/04 @
              102...............................      1,083
  1,000     State Property & Buildings
              Commission Revenues, Project #56,
              5.80%, 9/1/07, Callable 9/1/04 @
              102...............................      1,085
  1,000     State Property & Buildings
              Commission Revenues, Project #59,
              5.30%, 5/1/07, Callable 11/1/05 @
              102...............................      1,059
  1,000     State Property & Buildings
              Commission Revenues, Project #59,
              5.38%, 11/1/09, Callable 11/1/05 @
              102...............................      1,056
    275     State Property & Buildings
              Commission Revenues, Toyota Corp.,
              6.40%, 11/1/01....................        295
    235     State Turnpike Authority, Economic
              Development, Recovery Road
              Revenue, 6.13%, 7/1/07, Callable
              8/6/98 @ 100, ETM.................        253
    500     State Turnpike Authority, Economic
              Development, Road Revenue,
              Revitalization Project, 7.13%,
              5/15/01, Prerefunded 5/15/00
              @101.5............................        536
    750     State Turnpike Authority, Economic
              Development, Road Revenue,
              Revitalization Project, 5.70%,
              1/1/03............................        795
  1,000     State Turnpike Authority, Economic
              Development, Road Revenue,
              Revitalization Project, 5.20%,
              7/1/03, AMBAC.....................      1,045
  1,000     State Turnpike Authority, Economic
              Development, Road Revenue,
              Revitalization Project, 5.40%,
              7/1/05, AMBAC.....................      1,064
  1,000     State Turnpike Authority, Economic
              Development, Road Revenue,
              Revitalization Project, 7.38%,
              5/15/07, Prerefunded 5/15/00 @
              101.5.............................      1,077
  1,000     State Turnpike Authority, Economic
              Development, Road Revenue,
              Revitalization Project, 6.50%,
              7/1/08, AMBAC.....................      1,164

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Kentucky Municipal Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Kentucky, continued:
 $2,750     State Turnpike Authority, Economic
              Development, Road Revenue,
              Revitalization Project, 5.50%,
              7/1/08, AMBAC.....................   $  2,978
  1,000     State Turnpike Authority, Economic
              Development, Road Revenue,
              Revitalization Project, 5.50%,
              7/1/09, AMBAC.....................      1,086
  1,000     State Turnpike Authority, Economic
              Development, Road Revenue,
              Revitalization Project, 0.00%,
              1/1/10, FGIC......................        588
  2,600     State Turnpike Authority, Economic
              Development, Road Revenue,
              Revitalization Project, 5.63%,
              7/1/10, Callable 7/1/05 @ 102,
              AMBAC.............................      2,796
    500     State Turnpike Authority, Economic
              Development, Road Revenue,
              Revitalization Project, 5.75%,
              7/1/11, Callable 7/1/05 @ 102,
              AMBAC.............................        541
    500     State Turnpike Authority, Resource
              Recovery Revenue, 6.63%, 7/1/08,
              Callable 7/1/98 @ 100, ETM........        553
  1,000     State Turnpike Authority, Resource
              Recovery Revenue, 1985 Series A,
              6.00%, 7/1/09, Callable 8/6/98
              @ 100.............................      1,002
    215     State Turnpike Authority, Toll Road
              Revenue Refunding, 6.13%, 7/1/08,
              Callable 7/1/98 @ 100, ETM........        231
  1,000     University of Kentucky Revenues,
              Community Colleges, Educational
              Buildings Revenue, 6.60%,
              5/1/01............................      1,067
    535     University of Kentucky Revenues,
              Community Colleges, Educational
              Buildings Revenue, 6.30%, 5/1/02,
              Callable 11/1/01 @ 102............        575
    475     University of Kentucky Revenues,
              Community Colleges, Educational
              Buildings Revenue, Southeast,
              6.30%, 5/1/05, Callable 11/1/01 @
              102...............................        516
  1,000     University of Louisville Revenues,
              Construction of Educational
              Buildings, Series I, 5.38%,
              5/1/06, Callable 5/1/03 @ 102.....      1,058

SHARES OR
PRINCIPAL                                           MARKET
 AMOUNT             SECURITY DESCRIPTION            VALUE
---------   ------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Kentucky, continued:
 $  500     University of Louisville Revenues,
              Construction of Educational
              Buildings, Series I, 5.40%,
              5/1/07, Callable 5/1/03 @ 102.....   $    528
    500     University of Louisville Revenues,
              Construction of Educational
              Buildings, Series I, 5.40%,
              5/1/08, Callable 5/1/03 @ 102.....        526
    500     University of Louisville Revenues,
              Construction of Educational
              Buildings, Series I, 5.40%,
              5/1/09, Callable 5/1/03 @ 102.....        524
    330     Versailles County, Water & Sewer,
              6.30%, 12/1/09, Callable 12/1/01 @
              103...............................        360
    305     Warren County, Water District
              Revenue, 7.13%, 1/1/03,
              Prerefunded 7/1/99 @ 103, MBIA....        324
    950     Winchester Utilities Revenue, 5.30%,
              7/1/09, Callable 7/1/03 @ 102.....        991
                                                   --------
                                                    127,246
                                                   --------
Louisiana (1.0%):
  3,000     Public Facilities Authority Revenue,
              Multi-Family, Series A, 0.00%,
              2/1/20, ETM.......................        997
  1,000     Public Facilities Authority Revenue,
              Series B, 0.00%, 12/1/19, ETM.....        335
                                                   --------
                                                      1,332
                                                   --------
Mississippi (0.6%):
  2,500     Home Corp., Single Family Mortgage
              Revenue, 0.00%, 9/15/16, Callable
              3/15/04 @ 41.7, ETM...............        822
                                                   --------
Texas (0.3%):
  1,000     Central Housing Finance Corp.,
              Single Family Mortgage Revenue,
              Series A, 0.00%, 9/1/16, ETM,
              VA................................        399
                                                   --------
Total Municipal Bonds                               134,978
                                                   --------
INVESTMENT COMPANIES (0.5%):
    723     The One Group Municipal Money Market
              Fund, Fiduciary Class.............        723
                                                   --------
Total Investment Companies                              723
                                                   --------
Total (Cost $127,271) (a)                          $135,701
                                                   ========

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Kentucky Municipal Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998

------------

Percentages indicated are based on net assets of $135,700.

(a) Represents cost for financial reporting and federal income tax purposes and differs from value by net unrealized appreciation of securities as follows (amounts in thousands):

                   Unrealized appreciation.....................................  $8,430
                   Unrealized depreciation.....................................    --
                                                                                 ------
                   Net unrealized appreciation.................................  $8,430
                                                                                 ======

AMBAC   Insured by AMBAC Indemnity Corp.
AMT     Alternative Minimum Tax Paper
ETM     Escrowed to Maturity
FGIC    Insured by Federal Guarantee Insurance Corp.
FHA     Insured by Federal Housing Administration
FNMA    Insured by Federal National Mortgage Association
FSA     Insured by Federal Security Assurance
GSL     Guaranteed Student Loans
MBIA    Insured by Municipal Bond Insurance Association
VA      Veterans Administration

See notes to financial statements.

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Ohio Municipal Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                       MARKET
 AMOUNT           SECURITY DESCRIPTION           VALUE
---------   ---------------------------------  ---------
MUNICIPAL BONDS (99.4%):
Colorado (1.2%):
 $ 2,810    El Paso County, Single Family
              Mortgage Revenue, Series A,
              0.00%, 5/1/15, ETM.............  $  1,210
   2,350    Housing Finance Authority, Single
              Family Mortgage Revenue, 0.00%,
              9/1/14, ETM....................     1,054
                                               --------
                                                  2,264
                                               --------
Kansas (0.5%):
   1,000    Kansas City, Single Family
              Mortgage Revenue, Series 1983
              A, 0.00%, 12/1/14, ETM.........       443
   1,390    Saline County, Single Family
              Mortgage Revenue, Series 1983
              A, 0.00%, 12/1/15, ETM.........       581
                                               --------
                                                  1,024
                                               --------
Louisiana (1.1%):
   3,260    Jefferson, Sales Tax Revenue,
              0.00%, 12/1/11, FSA............     1,700
   1,380    New Orleans, GO, 0.00%, 9/1/17,
              AMBAC..........................       501
                                               --------
                                                  2,201
                                               --------
Massachusetts (0.6%):
     360    State GO, Series C, 6.75%,
              8/1/09, Callable 8/1/01 @ 102,
              AMBAC..........................       394
     640    State GO, Series C, 6.75%,
              8/1/09, Prerefunded 8/1/01 @
              102, AMBAC.....................       702
                                               --------
                                                  1,096
                                               --------
Mississippi (0.5%):
   3,000    Home Corp., Single Family
              Mortgage Revenue, 0.00%,
              9/15/16, Callable 3/15/04 @
              41.7, ETM......................       987
                                               --------
Missouri (0.6%):
   1,000    State Health, Series AA, 6.40%,
              6/1/10, MBIA...................     1,165
                                               --------
Ohio (93.8%):
   1,000    Adams County, GO, School
              District, 5.45%, 12/1/08,
              Callable 12/1/05 @ 102, MBIA...     1,076
   1,045    Akron Sewer Systems, Sewer
              Revenue, 5.30%, 12/1/05,
              MBIA...........................     1,110
   1,000    Akron Sewer Systems, Sewer
              Revenue, 5.65%, 12/1/08,
              Callable 12/1/06 @ 101, MBIA...     1,090
   1,030    Akron Sewer Systems, Sewer
              Revenue, 5.38%, 12/1/13,
              FGIC...........................     1,084

SHARES OR
PRINCIPAL                                       MARKET
 AMOUNT           SECURITY DESCRIPTION           VALUE
---------   ---------------------------------  ---------
MUNICIPAL BONDS, CONTINUED:
Ohio, continued:
 $ 1,000    Akron, Bath, Copley Ohio Hospital
              Revenue, 7.45%, 11/15/20,
              Prerefunded 11/15/00 @ 102,
              AMBAC..........................  $  1,097
   1,000    Allen County, Justice Center, GO,
              7.00%, 12/1/15, Prerefunded
              12/1/01 @ 101, AMBAC...........     1,104
   1,280    Belmont County, Health System
              Revenue, Ohio Regional
              Hospital, 5.25%, 1/1/08........     1,321
   3,000    Bexley School District, GO,
              6.50%, 12/1/16, Prerefunded
              12/1/01 @ 102..................     3,288
   1,000    Big Walnut School District, GO,
              7.30%, 6/1/15, Prerefunded
              6/1/01 @ 102, AMBAC............     1,108
     250    Big Walnut School District, GO,
              5.10%, 12/1/15, Callable
              12/1/07 @ 101, AMBAC...........       251
     725    Bowling Green State University,
              5.65%, 6/1/11, Callable 6/1/06
              @ 101, AMBAC...................       778
   1,000    Butler County, Hospital
              Facilities Revenue, 6.75%,
              11/15/10, Callable 11/15/01 @
              102, FGIC......................     1,096
     750    Cincinnati, GO, 6.75%, 12/1/00...       799
   2,775    Clermont County Waterworks, Water
              Revenue, 6.63%, 12/1/15,
              Prerefunded 12/1/01 @102,
              AMBAC..........................     3,055
   1,000    Cleveland Airport Systems
              Revenue, Series A, AMT, 5.13%,
              1/1/13, Callable 1/1/08 @ 101,
              FSA............................     1,001
   4,500    Cleveland Public Power System,
              Power Revenue, 6.40%, 11/15/06,
              Callable 11/15/04 @ 102,
              MBIA...........................     5,070
   3,000    Cleveland Public Power System,
              Power Revenue, 0.00%, 11/15/11,
              MBIA...........................     1,587
   1,000    Cleveland Stadium Project, 5.25%,
              11/15/12, Callable 11/15/07 @
              102, AMBAC.....................     1,032
   1,850    Cleveland Waterworks, Water
              Revenue, Series F-92B, 6.25%,
              1/1/06, Callable 1/1/02 @ 102,
              AMBAC..........................     2,007
      50    Cleveland Waterworks, Water
              Revenue, Series F-92B, 6.50%,
              1/1/11, Prerefunded 1/1/02 @
              102, AMBAC.....................        55

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Ohio Municipal Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                       MARKET
 AMOUNT           SECURITY DESCRIPTION           VALUE
---------   ---------------------------------  ---------
MUNICIPAL BONDS, CONTINUED:
Ohio, continued:
 $ 3,750    Cleveland Waterworks, Water
              Revenue, Series F-92B, 6.50%,
              1/1/11, Callable 1/1/02 @ 102,
              AMBAC..........................  $  4,075
   2,000    Cleveland Waterworks, Water
              Revenue, Series G, 5.50%,
              1/1/13, MBIA...................     2,152
     500    Cleveland, GO, 7.50%, 8/1/07,
              Prerefunded 2/1/03 @ 100,
              AMBAC..........................       569
   1,000    Cleveland, GO, 6.88%, 7/1/09,
              Prerefunded 7/1/99 @ 102,
              MBIA...........................     1,051
   1,000    Cleveland, GO, 6.38%, 7/1/12,
              Prerefunded 7/1/02 @ 102,
              MBIA...........................     1,101
   1,225    Columbus Municipal Airport No.
              30-E-U, GO, 6.20%, 4/15/04,
              Callable 4/15/01 @ 100.........     1,296
   1,000    Columbus Sewer Improvements, GO,
              6.75%, 9/15/06, Callable
              9/15/01 @ 100..................     1,091
   2,285    Columbus Waterworks Enlargement
              No. 44, GO, 6.00%, 5/1/11,
              Prerefunded 5/1/03 @ 102.......     2,507
   1,000    Columbus Waterworks Enlargement
              No. 44, GO, 6.00%, 5/1/12,
              Prerefunded 5/1/03 @ 102.......     1,097
   1,000    Columbus, GO, 6.40%, 1/1/07,
              Callable 1/1/02 @ 102..........     1,089
   1,000    Columbus, GO, 5.00%, 06/15/12,
              Callable 6/15/08 @ 101.........     1,018
   2,000    Columbus, GO, 5.00%, 6/15/16,
              Callable 6/15/08 @ 101.........     2,001
   1,000    Cuyahoga County, Health Care
              Facilities, Benjamin Rose
              Institute, 5.50%, 12/1/17,
              Callable 12/1/08 @ 101.........       992
   1,000    Cuyahoga County, Hospital
              Revenue, Metrohealth System,
              Series A, 5.13%, 2/15/13,
              Callable 2/15/07 @ 102, MBIA...     1,007
   1,000    Cuyahoga County, Hospital
              Revenue, Series A, 5.50%,
              1/15/10, Callable 1/15/06 @
              102, MBIA......................     1,058
   1,000    Cuyahoga County, Hospital
              Revenue, W.O. Walker Center,
              5.25%, 1/1/13, Callable 7/1/08
              @ 101, AMBAC...................     1,031
   1,000    Cuyahoga County, Jail Facilities,
              GO, 7.00%, 10/1/13, Prerefunded
              10/1/01 @ 102..................     1,105
   1,500    Dayton Special Facilities
              Revenue, Air Freight-E, 6.05%,
              10/1/09........................     1,629

SHARES OR
PRINCIPAL                                       MARKET
 AMOUNT           SECURITY DESCRIPTION           VALUE
---------   ---------------------------------  ---------
MUNICIPAL BONDS, CONTINUED:
Ohio, continued:
 $ 1,000    Delaware County, Library
              District, GO, 7.25%, 11/1/10,
              Prerefunded 11/1/00 @ 102......  $  1,093
   1,000    Delaware County, Sewer, GO,
              5.60%, 12/1/10, Callable
              12/1/05 @ 101..................     1,076
   2,165    Dublin City School District, GO,
              0.00%, 12/1/09, MBIA...........     1,279
   2,150    Dublin City School District, GO,
              0.00%, 12/1/10, MBIA...........     1,205
   1,650    Dublin City School District, GO,
              0.00%, 12/1/11, MBIA...........       871
   1,185    Dublin City School District, GO,
              5.00%, 12/1/12, Callable
              12/1/07 @ 101, MBIA............     1,196
   1,000    Fairfield County, Hospital
              Improvement Revenue, Lancaster-
              Fairfield Community Hospital,
              7.10%, 6/15/21, Prerefunded
              6/15/01 @ 102, MBIA............     1,102
   1,500    Franklin County, Health Care
              Facilities Revenue, 5.50%,
              11/1/16, Callable 11/1/02 @
              102............................     1,513
   1,000    Franklin County, Health Care
              Facilities Revenue, 5.50%,
              7/1/17, Callable 7/1/08 @
              101............................       994
   1,290    Franklin County, Hospital
              Revenue, Children's Hospital,
              5.65%, 11/1/08, Callable
              11/1/06
              @ 101..........................     1,397
   1,065    Franklin County, Hospital
              Revenue, Children's Hospital,
              5.75%, 11/1/09, Callable
              11/1/06
              @ 101..........................     1,154
     800    Franklin County, Hospital
              Revenue, Children's Hospital,
              5.80%, 11/1/10, Callable
              11/1/06
              @ 101..........................       865
   2,000    Franklin County, Hospital
              Revenue, Children's Hospital
              Project, Series A, 6.50%,
              5/1/07, Callable 11/1/02 @
              102............................     2,213
   1,000    Franklin County, Hospital
              Revenue, Children's Hospital
              Project, Series A, 6.60%,
              11/1/11, Callable 11/1/01 @
              102............................     1,096
   1,000    Franklin County, Hospital
              Revenue, Holy Cross Health,
              7.65%, 6/1/10, Prerefunded
              6/1/00 @ 102, AMBAC............     1,087

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Ohio Municipal Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                       MARKET
 AMOUNT           SECURITY DESCRIPTION           VALUE
---------   ---------------------------------  ---------
MUNICIPAL BONDS, CONTINUED:
Ohio, continued:
 $ 1,000    Franklin County, Hospital
              Revenue, Riverside United,
              Series B, 7.60%, 5/15/20,
              Prerefunded 5/15/00 @ 102......  $  1,085
   1,000    Greater Cleveland Regional
              Transportation Authority, GO,
              5.60%, 12/1/11, Callable
              12/1/06 @ 101, FGIC............     1,070
   1,600    Greene County, GO, 6.25%,
              12/1/09, Callable 12/1/02 @
              102,
              AMBAC..........................     1,759
   1,000    Greene County, Water System
              Revenue, 6.85%, 12/1/11,
              Callable 12/1/01 @ 102,
              AMBAC..........................     1,100
   1,500    Hamilton County, Building
              Improvement, Museum Center, GO,
              6.50%, 12/1/09, Callable
              12/1/01 @ 102..................     1,632
   1,500    Hamilton County, Economic
              Development, Housing Revenue,
              AMT, 5.50%, 1/1/12, Callable
              1/1/07 @ 102, FNMA.............     1,547
   1,500    Hamilton County, Electric Systems
              Revenue, 6.13%, 10/15/08,
              Callable 10/15/02 @ 102,
              FGIC...........................     1,636
   1,500    Hamilton County, Hospital
              Facilities Revenue, Bethesda
              Hospital, Series A, 6.25%,
              1/1/12, Callable 1/1/03 @
              102............................     1,624
   1,265    Hamilton County, Hospital
              Facilities Revenue, Christ
              Hospital, Series B, 6.63%,
              1/1/06, Prerefunded 1/1/01 @
              100, FGIC......................     1,343
     380    Hamilton County, Sewer System
              Revenue, 6.30%, 12/1/01,
              Prerefunded 6/1/01 @ 102.......       410
   1,000    Hamilton Waterworks, Water
              Utility Improvement Revenue,
              Series A, 6.40%, 10/15/07,
              Callable 10/15/01 @ 102,
              MBIA...........................     1,089
   1,000    Huron County, Correctional
              Facility, Issue I, GO, 5.70%,
              12/1/11, Callable 12/1/07 @
              102, MBIA......................     1,094
   1,000    Kent State University, General
              Receipts Revenue, 6.45%,
              5/1/12, Prerefunded 5/1/02 @
              102, AMBAC.....................     1,101
   1,000    Kent State University, General
              Receipts Revenue, Series A,
              5.00%, 5/1/14, Callable 5/1/08
              @ 101, AMBAC...................       996

SHARES OR
PRINCIPAL                                       MARKET
 AMOUNT           SECURITY DESCRIPTION           VALUE
---------   ---------------------------------  ---------
MUNICIPAL BONDS, CONTINUED:
Ohio, continued:
 $ 3,000    Lakewood Sanitation Sewer System,
              Special Obligation, 6.40%,
              12/1/11, Prerefunded 12/1/01 @
              102............................  $  3,279
   1,000    Lakota School District, GO,
              0.00%, 12/1/11, FGIC...........       524
     570    Liberty Benton School District,
              GO, 0.00%, 12/1/11, AMBAC......       305
     570    Liberty Benton School District,
              GO, 0.00%, 12/1/12, AMBAC......       288
   1,000    Logan County School District, GO,
              7.10%, 12/1/12, Prerefunded
              12/1/01 @ 101, AMBAC...........     1,107
   1,000    Lorain County, Hospital Revenue,
              Catholic Healthcare Partners,
              6.00%, 9/1/05, MBIA............     1,101
   1,000    Lorain County, Hospital Revenue,
              Catholic Healthcare Partners,
              5.63%, 9/1/12, Callable 9/1/07
              @ 102, MBIA....................     1,072
   1,000    Marysville School District, GO,
              7.20%, 12/1/10, Prerefunded
              12/1/00 @ 102, AMBAC...........     1,094
   1,000    Miami County, GO, 5.25%, 12/1/17,
              Callable 12/1/7 @ 102..........     1,017
   2,500    Middleburg Heights Hospital,
              5.70%, 8/15/10, Callable
              8/15/08 @ 102, FSA.............     2,736
   1,000    Montgomery County Hospital,
              5.35%, 12/1/08, Callable
              12/1/07
              @ 102..........................     1,034
   1,575    Montgomery County Hospital,
              5.65%, 12/1/12, Callable
              12/1/07
              @ 102..........................     1,632
   2,000    Montgomery County, Sisters of
              Charity, Series A, 6.50%,
              5/15/08, Callable 5/15/01 @
              102, MBIA......................     2,166
   1,000    North Royalton, GO, 7.50%,
              12/1/11, Callable 12/1/00 @
              102............................     1,094
   1,000    Northeast Ohio Regional Sewer
              District Wastewater, Sewer
              Revenue, 6.50%, 11/15/08,
              Prerefunded 11/15/01 @ 101,
              AMBAC..........................     1,087
     900    Ohio Capital Corp. for Housing,
              5.60%, 1/1/07, Callable 7/1/03
              @ 102, MBIA....................       938
     500    Olentangy Local School District,
              GO, 7.75%, 12/1/11, BIG........       654
   1,250    Olmsted Falls School District,
              GO, 0.00%, 12/15/10, AMBAC.....       703

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Ohio Municipal Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                       MARKET
 AMOUNT           SECURITY DESCRIPTION           VALUE
---------   ---------------------------------  ---------
MUNICIPAL BONDS, CONTINUED:
Ohio, continued:
 $   565    Olmsted Falls School District,
              GO, 6.85%, 12/15/11,
              Prerefunded 12/15/04 @ 102,
              FGIC...........................  $    657
   1,000    Ottawa County, GO, 7.00%, 9/1/11,
              Callable 9/1/01 @ 102, AMBAC...     1,098
   1,000    Pickerington School District, GO,
              7.00%, 12/1/13, Prerefunded
              12/1/00 @ 102, AMBAC...........     1,089
   1,000    Piqua School District, GO, 5.20%,
              12/1/15, Callable 12/1/07 @
              102, FGIC......................     1,015
   2,600    Portage County, Robinson Memorial
              Hospital Project, 5.63%,
              11/15/07, Callable 11/15/04 @
              102, MBIA......................     2,803
   2,220    Rocky River School District,
              School Improvements, GO, 6.90%,
              12/1/11, Prerefunded 2/1/00 @
              102............................     2,411
   1,000    Saint Mary's Electric Systems
              Mortgage Revenue, 7.15%,
              12/1/10, Callable 2/1/00 @ 102,
              AMBAC..........................     1,092
   1,000    Sandusky County, Hospital
              Facility Revenue, Memorial
              Hospital, 5.10%, 1/1/09,
              Callable 1/1/08 @ 102..........       999
   1,000    Sandusky School District, GO,
              7.30%, 12/1/10, Callable
              12/1/00
              @ 102..........................     1,091
   1,000    Shaker Heights City Schools,
              GO, 7.10%, 12/15/10............     1,196
   1,710    Springfield County, School
              District, GO, 0.00%, 12/1/12,
              AMBAC..........................       848
   1,000    Springfield, GO, 6.88%, 9/1/06,
              Callable 9/1/01 @ 102, AMBAC...     1,102
   1,000    State Air Quality Development
              Authority, Pollution Control
              Revenue, Ohio Edison, 7.45%,
              3/1/16, Callable 3/1/00 @ 102,
              FGIC...........................     1,069
   1,000    State Building Authority, 7.35%,
              4/1/09, Prerefunded 4/1/00 @
              102, MBIA......................     1,077
   2,000    State Building Authority, Adult
              Correctional Building, Series
              A, 6.13%, 10/1/09, Callable
              10/1/03 @ 102..................     2,207
   1,000    State Building Authority, Adult
              Correctional Building, Series
              A, 5.50%, 4/1/13, Callable
              4/1/07 @ 101, AMBAC............     1,054

SHARES OR
PRINCIPAL                                       MARKET
 AMOUNT           SECURITY DESCRIPTION           VALUE
---------   ---------------------------------  ---------
MUNICIPAL BONDS, CONTINUED:
Ohio, continued:
 $ 1,000    State Building Authority, Highway
              Safety Building, 5.38%,
              10/1/09, Callable 4/1/07 @ 101,
              AMBAC..........................  $  1,064
   1,000    State Building Authority, State
              Correctional Facilities, Series
              A, 6.50%, 10/1/01..............     1,074
   1,000    State Building Authority, State
              Facilities, Administration
              Building Funds, Series A,
              5.75%, 10/1/06, Callable
              10/1/04 @ 102, MBIA............     1,089
   1,000    State Building Authority, State
              Facilities, Adult Correctional
              Building, Series A, 5.25%,
              4/1/13, Callable 4/1/08 @
              101............................     1,028
   1,000    State Building Authority, State
              Facilities, Adult Correctional
              Building, Series A, 5.00%,
              4/1/15, Callable 4/1/08 @
              101............................       995
   2,000    State Building Authority, State
              Facilities, J. Rhodes, Series
              A, 6.38%, 6/1/07, Callable
              6/1/01 @ 102...................     2,159
   1,165    State Building Authority, State
              Facilities, Transportation
              Building Fund, Series A, 6.50%,
              9/1/09, Callable 9/1/04 @ 102,
              AMBAC..........................     1,318
   1,750    State Elementary & Secondary
              Education, 5.63%, 12/1/06......     1,900
   2,510    State Fresh Water Development,
              Water Revenue, 5.80%, 6/1/11,
              Callable 6/1/05 @ 102, AMBAC...     2,794
     800    State Higher Educational
              Facilities, 7.25%, 12/1/12,
              Prerefunded 12/1/00 @ 102,
              FGIC...........................       876
     200    State Higher Educational
              Facilities, 7.25%, 12/1/12,
              Callable 12/1/00 @ 102, FGIC...       218
   1,000    State Higher Educational
              Facilities, Case Western
              Reserve University, Series B,
              7.13%, 10/1/14, Prerefunded
              10/1/00 @ 102..................     1,088
   1,200    State Higher Educational
              Facilities, Case Western
              Reserve University, Series C,
              5.25%, 10/1/12, Callable
              10/1/07 @ 101..................     1,231
   1,000    State Higher Educational
              Facilities, Denison University,
              5.40%, 11/1/11, Callable
              11/1/06
              @ 101..........................     1,047

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Ohio Municipal Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                       MARKET
 AMOUNT           SECURITY DESCRIPTION           VALUE
---------   ---------------------------------  ---------
MUNICIPAL BONDS, CONTINUED:
Ohio, continued:
 $ 1,000    State Higher Educational
              Facilities, Denison University,
              5.25%, 11/1/16, Callable
              11/1/06
              @ 101..........................  $  1,013
   1,150    State Higher Educational
              Facilities, Series D, 0.00%,
              7/1/10.........................     1,171
   1,000    State Higher Educational Loan
              Revenue, Series A-1, AMT,
              5.40%, 12/1/09, Callable 6/1/07
              @ 102, AMBAC...................     1,049
   1,200    State Housing Finance Agency,
              Mortgage, Series A-1, 6.20%,
              9/1/14, Callable 3/1/05 @ 102,
              GNMA...........................     1,287
     885    State Housing Finance Agency,
              Multifamily Housing Mortgage
              Revenue, 5.30%, 9/1/18,
              Callable 3/1/08 @ 102, FHA.....       886
     620    State Housing Finance Agency,
              Single Family Mortgage Revenue,
              Series F, 7.50%, 9/1/10,
              Callable 9/1/00 @ 102, GNMA....       658
   1,545    State Housing Finance, Mortgage
              Revenue, Series B-3, AMT,
              5.25%, 9/1/10, Callable 9/1/07
              @ 102, GNMA....................     1,582
   1,000    State Liquor Profits Revenue,
              6.85%, 9/1/00, BIG, ETM........     1,060
   1,000    State Water Development
              Authority, Pollution Control
              Facilities, 5.50%, 12/1/09,
              Callable 6/1/05 @ 101, MBIA....     1,062
   1,500    State Water Development
              Authority, Water Development
              Revenue, 7.00%, 12/1/09,
              Callable 6/1/00 @ 102, ETM,
              AMBAC..........................     1,763
   1,000    Strongsville, GO, 6.70%, 12/1/11,
              Callable 12/1/06 @ 102.........     1,165
   1,335    Strongsville, GO, 5.05%, 12/1/14,
              Callable 12/1/07 @ 101.........     1,350
     800    Toledo Sewer Revenue, 6.20%,
              11/15/02, AMBAC................       866
   1,000    Toledo Sewer System Revenue,
              7.38%, 11/15/10, Callable
              11/15/98 @ 102, MBIA...........     1,033
   1,000    Toledo, GO, 5.63%, 12/1/11,
              Callable 12/1/06 @ 102,
              AMBAC..........................     1,080
   1,000    Toledo, GO, Series B, 0.00%,
              12/1/11, FGIC..................       528
   1,000    University of Cincinnati, 7.30%,
              6/1/09, Prerefunded 6/1/99 @
              100............................     1,033

SHARES OR
PRINCIPAL                                       MARKET
 AMOUNT           SECURITY DESCRIPTION           VALUE
---------   ---------------------------------  ---------
MUNICIPAL BONDS, CONTINUED:
Ohio, continued:
 $ 1,000    University of Cincinnati,
              Certificates of Participation,
              University & College
              Improvements, 6.75%, 12/1/09,
              Callable 12/1/01 @ 102, MBIA...  $  1,105
   1,000    University of Cincinnati, General
              Receipts, 5.75%, 6/1/13,
              Callable 6/1/06 @ 101..........     1,082
   1,000    University of Cincinnati, General
              Receipts, Health & Hospital
              Improvements, 7.10%, 6/1/10,
              Prerefunded 6/1/99 @ 102.......     1,051
   1,000    University of Cincinnati, General
              Receipts, University & College
              Improvements, 7.00%, 6/1/11,
              Callable 6/1/01 @ 102..........     1,093
   1,000    University of Cincinnati,
              Revenue, Series R2, 6.25%,
              6/1/09, Callable 12/1/02 @
              102............................     1,102
   1,000    Wadsworth School District, 5.13%,
              12/1/15, Callable 12/1/08 @
              101, FGIC......................     1,008
   1,000    Westerville, Minerva Park &
              Blendon Joint Township, Saint
              Ann's Hospital, Series B,
              6.80%, 9/15/06, Callable
              9/15/01 @ 102, AMBAC, ETM......     1,131
   2,750    Westerville, Minerva Park &
              Blendon Joint Township, Saint
              Ann's Hospital, Series B,
              7.00%, 9/15/12, Callable
              9/15/01 @ 102, AMBAC, ETM......     3,182
   1,000    Worthington City School District,
              GO, 7.45%, 12/1/12, Prerefunded
              12/1/99 @ 102, MBIA............     1,070
                                               --------
                                                181,435
                                               --------
                                Texas (0.5%):
   2,500    Southeast Texas Housing Financial
              Corp., 0.00%, 9/1/17, ETM,
              MBIA...........................       949
                                               --------
                           Washington (0.6%):
   1,000    State, Series A & AT-6, GO,
              6.25%, 2/1/11..................     1,151
                                               --------
                        Total Municipal Bonds   192,272
                                               --------
                 INVESTMENT COMPANIES (0.5%):
     278    Fidelity Ohio Tax Free Money
              Market Fund....................       278
     673    The One Group Ohio Municipal
              Money Market Fiduciary Class...       674
                                               --------
                   Total Investment Companies       952
                                               --------
                    Total (Cost $180,818) (a)  $193,224
                                               ========

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Ohio Municipal Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

------------

Percentages indicated are based on net assets of $193,325.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting in excess of federal income tax reporting of approximately $38. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows (amounts in thousands):

                   Unrealized appreciation.....................................  $12,383
                   Unrealized depreciation.....................................      (15)
                                                                                 -------
                   Net unrealized appreciation.................................  $12,368
                                                                                 =======

 * Variable rate securities having liquidity sources through bank letters of credit or other cards and/or liquidity agreements. The interest rate, which will change periodically, is based upon bank prime rates or an index of market rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect at June 30, 1998.

AMBAC  Insured by AMBAC Indemnity Corp.
AMT    Alternative Minimum Tax Paper
BIG    Insured by Bond Insurance Guarantee
ETM    Escrowed to Maturity
FGIC   Insured by Federal Guarantee Insurance Corp.
FHA    Insured by Federal Housing Administration
FNMA   Insured by Federal National Mortgage Association
FSA    Insured by Federal Security Assurance
GNMA   Insured by Government National Mortgage Association
GO     General Obligation
MBIA   Insured by Municipal Bond Insurance Association

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Louisiana Municipal Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS (99.9%):
Louisiana (99.9%):
 $ 1,165    Ascension Parish, Gravity Drain,
              Sales & Use Tax, 5.40%, 12/1/07,
              Callable 12/1/06 @100, FGIC........   $  1,239
   1,230    Ascension Parish, Gravity Drain,
              Sales & Use Tax, 5.50%, 12/1/08,
              Callable 12/1/06 @ 100, FGIC.......      1,311
   2,500    Bastrop, Industrial Development
              Board, Pollution Control Revenue,
              International Paper Co. Project,
              6.90%, 3/1/07, Callable 3/1/02 @
              102................................      2,751
     700    Baton Rouge, Public Improvements,
              Sales & Use Tax, 6.85%, 8/1/00,
              Callable 8/1/99 @ 102, AMBAC.......        735
     800    Baton Rouge, Public Improvements,
              Sales & Use Tax, 6.90%, 8/1/01,
              Callable 8/1/99 @ 102, AMBAC.......        842
     765    Baton Rouge, Public Improvements,
              Sales & Use Tax, 6.38%, 8/1/09,
              Callable 8/1/01 @ 101.5, FSA.......        827
     700    Bossier City, Public Improvements,
              Sales & Use Tax, Revenue, 5.05%,
              11/1/11, Callable 11/1/07 @ 100,
              FGIC...............................        711
     805    Bossier City, Public Improvements,
              Sales & Use Tax, Revenue, Series
              ST, 6.20%, 11/1/07, Callable
              11/1/01 @ 102, AMBAC...............        872
     400    Bossier City, Public Improvements,
              Sales & Use Tax, Series ST-1989,
              6.88%, 11/1/06, Callable 11/1/99 @
              101.5, FGIC........................        422
     400    Bossier City, Public Improvements,
              Sales & Use Tax, Series ST-1989,
              6.88%, 11/1/07, Callable 11/1/99 @
              101.5, FGIC........................        422
     550    Bossier City, Public Improvements,
              Sales & Use Tax, Series ST-1989,
              6.88%, 11/1/08, Callable 11/1/99 @
              101.5, FGIC........................        581
   1,415    Caddo Parish, GO, 5.25%, 2/1/06,
              Callable 2/1/05 @ 100, MBIA........      1,483
     750    Caddo Parish, GO, 5.25%, 2/1/08,
              Callable 2/1/05 @ 100, MBIA........        782
     470    Caddo Parish, Industrial Development
              Board, Wal-Mart Stores, Inc.
              Project, 5.95%, 11/1/07, Callable
              11/1/98 @ 101......................        476
     500    Calcasieu Parish, School District
              #22, Ward 3, Series A, GO, 7.10%,
              2/1/01, Callable 2/1/99 @ 100,
              BIG................................        510
     500    East Baton Rouge Parish, Sales & Use
              Tax, 7.10%, 2/1/00, Callable 2/1/99
              @ 101.5, MBIA......................        518

SHARES OR
PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Louisiana, continued:
 $   500    East Baton Rouge Parish, Sales & Use
              Tax, Series ST, 5.80%, 2/1/07,
              Callable 2/1/05 @ 101.5, FGIC......   $    543
     845    East Baton Rouge Parish, Sales & Use
              Tax, Series ST, 5.80%, 2/1/08,
              Callable 2/1/05 @ 101.5, FGIC......        914
     910    East Baton Rouge Parish, Sales & Use
              Tax, Series ST, 5.80%, 2/1/09,
              Callable 2/1/05 @ 101.5, FGIC......        981
   1,085    East Baton Rouge Parish, Series ST,
              5.15%, 2/1/05, Callable 2/1/03 @
              101.5..............................      1,128
   1,000    East Baton Rouge Parish, Series ST,
              5.10%, 2/1/07, Callable 2/1/06 @
              101.5, FGIC........................      1,043
   2,280    East Baton Rouge Parish, Series ST-A,
              8.00%, 2/1/02, FGIC................      2,565
   1,560    Houma Utilities Revenue, 6.13%,
              1/1/07, Callable 1/1/02 @ 102,
              FGIC...............................      1,686
     485    Housing Finance Agency, Mortgage
              Revenue, Series D-2, AMT, 6.10%,
              12/1/11, Callable 12/1/06 @ 102....        520
   1,000    Housing Finance Agency, Mortgage
              Revenue, Single Family, 6.65%,
              6/1/15, Callable 12/1/07 @ 104,
              GNMA/FNMA..........................      1,108
     515    Housing Finance Agency, Mortgage
              Revenue, Single Family A-1, 5.70%,
              6/1/15, Callable 6/1/05 @ 102......        532
   1,115    Iberia Home Mortgage Authority,
              Single Family Mortgage Revenue,
              7.38%, 1/1/11, Callable 7/1/03 @
              103................................      1,207
     400    Jefferson Parish, Construction
              Waterworks, District #2, 7.25%,
              1/15/00, Callable 1/15/99 @ 100....        407
   1,680    Jefferson Parish, Drain Sales Tax
              Revenue, 6.50%, 11/1/06,
              Prerefunded 11/1/01 @ 100, AMBAC...      1,811
     500    Jefferson Parish, School Board Sales
              & Use Tax Revenue, 6.05%, 2/1/02,
              MBIA...............................        531
   1,100    Jefferson Parish, School Board Sales
              & Use Tax Revenue, 6.15%, 2/1/03,
              Callable 2/1/02 @ 102, MBIA........      1,187
   2,760    Jefferson Parish, School Board Sales
              & Use Tax Revenue, 6.25%, 2/1/08,
              Callable 2/1/02 @ 102, MBIA........      2,997
   2,070    Jefferson Parish, School Board Sales
              & Use Tax Revenue, 0.00%, 9/1/09,
              FSA................................      1,225
   1,000    Jefferson, Sales Tax District
              Special, Tax Revenue, 0.00%,
              12/1/13, FSA.......................        463

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Louisiana Municipal Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Louisiana, continued:
 $ 4,670    Jefferson, Sales Tax District
              Special, Tax Revenue, Series A,
              6.75%, 12/1/06, Callable 12/1/02 @
              100, FGIC..........................   $  5,150
     755    Kenner, Sales & Use Tax Revenue,
              5.75%, 6/1/06, Callable 6/1/02 @
              103, FGIC..........................        809
   1,000    Lafayette Parish, GO, 7.80%, 3/1/01,
              Callable 7/30/98 @ 102, FGIC.......      1,023
     750    Lafourche Parish, Hospital Service,
              District #3, Hospital Revenue,
              5.50%, 10/1/04, Callable 10/1/03 @
              102................................        786
   1,525    Lafourche Parish, School District #1,
              Parish Wide, GO, 5.00%, 2/1/13,
              Callable 2/1/08 @ 100, FSA.........      1,523
     650    Lafourche Parish, Water District #1,
              Water Revenue, 5.63%, 1/1/01.......        672
     500    Lincoln Parish, School District #1,
              GO, Ruston, 6.20%, 3/1/03, Callable
              3/1/01 @ 100, MBIA.................        527
   1,465    Lincoln Parish, School District #1,
              GO, Ruston, 6.40%, 3/1/05, Callable
              3/1/01 @ 100, MBIA.................      1,551
   1,000    Louisiana State University,
              Agricultural & Mechanical College,
              University Revenues, 6.00%, 7/1/07,
              Callable 7/1/06 @ 102, MBIA........      1,111
   1,120    Louisiana State University,
              Agricultural & Mechanical College,
              University Revenues, 5.50%, 7/1/13,
              Callable 7/1/06 @ 102, MBIA........      1,173
   1,220    Monroe Parish, Special School
              District, GO, 8.00%, 3/1/01,
              MBIA...............................      1,339
   1,300    Monroe Parish, Special School
              District, GO, 7.00%, 3/1/02,
              MBIA...............................      1,423
   1,390    Monroe Parish, Special School
              District, GO, 7.00%, 3/1/03,
              MBIA...............................      1,550
   1,230    Monroe Parish, Special School
              District, GO, 5.35%, 3/1/05,
              FGIC...............................      1,299
   1,320    Monroe Parish, Special School
              District, GO, 5.35%, 3/1/06,
              Callable 3/1/05 @ 100, FGIC........      1,389
   1,000    New Orleans, Audubon Park, Revenue,
              5.00%, 4/1/12, Callable 4/1/07 @
              101, MBIA..........................      1,004
   1,000    New Orleans, GO, 5.88%, 10/1/11,
              Callable 10/1/05 @ 101, AMBAC......      1,090
   2,000    New Orleans, GO, 0.00%, 9/1/16,
              AMBAC..............................        769
   3,555    New Orleans, GO, 0.00%, 9/1/17,
              AMBAC..............................      1,290
     550    New Orleans, GO, Public Improvement,
              5.85%, 11/1/07, Callable 11/1/05 @
              100, FGIC..........................        595

SHARES OR
PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Louisiana, continued:
 $ 1,000    New Orleans, GO, Series B, 5.00%,
              12/1/12, Callable 12/1/08 @ 102,
              FSA................................   $    997
   1,000    Orleans Parish School District, GO,
              Series A, 5.13%, 9/1/13, Callable
              3/1/08 @ 100, MBIA.................      1,010
   1,000    Ouachita Parish, Hospital Service
              District #1, Glenwood Regional
              Medical Center, 5.70%, 5/15/16,
              Callable 5/15/10 @ 100, FSA........      1,063
   2,525    Ouachita Parish, Hospital Service
              District #1, Glenwood Regional
              Medical Center, Health Care
              Revenue, 7.50%, 7/1/06, Callable
              7/1/01 @ 102.......................      2,810
   2,000    Ouachita Parish, West School
              District, Series A, 6.50%, 3/1/03,
              Callable 3/1/01 @ 102, FSA.........      2,160
   1,440    Plaquemines Parish, GO, 6.40%,
              8/1/04, Callable 8/1/01 @ 102,
              AMBAC..............................      1,562
     420    Plaquemines Parish, Sales & Use Tax,
              6.70%, 12/1/08, Prerefunded 12/1/01
              @ 102..............................        462
     410    Plaquemines Parish, Sales & Use Tax,
              6.70%, 12/1/09, Prerefunded 12/1/01
              @ 102..............................        451
     605    Plaquemines Parish, School Board,
              Sales & Use Tax, 6.65%, 3/1/05,
              Prerefunded 3/1/02 @ 102...........        667
   2,180    Public Facilities Authority Revenue,
              Alton Ochsner Medical Foundation,
              Series A, 6.30%, 5/15/04, Callable
              5/15/02 @ 102, MBIA................      2,381
   1,000    Public Facilities Authority Revenue,
              Alton Ochsner Medical Project,
              Series B, 5.75%, 5/15/11, Callable
              5/15/02 @ 100, MBIA................      1,054
   1,000    Public Facilities Authority Revenue,
              Dillard University, 5.00%, 2/1/18,
              Callable 2/10/08 @ 102, AMBAC......        980
   1,000    Public Facilities Authority Revenue,
              Franciscan Missionaries Foundation,
              Series C, 5.38%, 7/1/13, Callable
              7/1/08 @ 101, MBIA.................      1,031
   1,000    Public Facilities Authority Revenue,
              Indexed Caps, 5.88%, 2/15/11,
              Callable 2/15/03 @ 102, FGIC.......      1,078
     500    Public Facilities Authority Revenue,
              Lafayette General Medical Center
              Project, Hospital Revenue, 6.05%,
              10/1/04, Callable 10/1/02 @ 102,
              FSA................................        541

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Louisiana Municipal Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Louisiana, continued:
 $ 1,960    Public Facilities Authority Revenue,
              Loyola University, 6.60%, 4/1/05,
              Callable 4/1/02 @ 102..............   $  2,158
   2,525    Public Facilities Authority Revenue,
              Loyola University, 5.63%, 10/1/10,
              Callable 10/1/07 @ 102, MBIA.......      2,731
     500    Public Facilities Authority Revenue,
              Loyola University, Series A, 7.20%,
              10/1/00, Callable 10/1/99 @ 102....        529
   1,135    Public Facilities Authority Revenue,
              Mary Bird Perkins Cancer Center,
              5.50%, 1/1/04, FSA.................      1,199
   5,000    Public Facilities Authority Revenue,
              Multi-Family, Series A, 0.00%,
              2/1/20, ETM........................      1,661
     500    Public Facilities Authority Revenue,
              Our Lady of Lake Regional Center,
              Series C, Health Care Revenue,
              5.70%, 12/1/04, Callable 12/1/01 @
              102, MBIA..........................        529
   1,000    Public Facilities Authority Revenue,
              Pendelton Memorial Methodist
              Hospital, 5.00%, 6/1/08............        994
   7,500    Public Facilities Authority Revenue,
              Series B, 0.00%, 12/1/19, ETM......      2,513
     110    Public Facilities Authority Revenue,
              Sisters of Mercy, 7.38%, 6/1/09,
              Callable 6/1/99 @ 102..............        115
   2,145    Public Facilities Authority Revenue,
              Tulane University, 6.25%, 7/15/06,
              Callable 7/15/01 @ 102.............      2,306
     735    Public Facilities Authority Revenue,
              Tulane University, 5.55%, 10/1/07,
              Callable 10/1/06 @ 102, AMBAC......        794
   1,605    Public Facilities Authority Revenue,
              Tulane University, 5.75%, 10/1/09,
              Callable 10/1/06 @ 102, AMBAC......      1,752
     300    Public Facilities Authority Revenue,
              Tulane University, Series A, 7.50%,
              5/15/00, Callable 5/15/99 @ 101....        307
     225    Public Facilities Authority Revenue,
              Tulane University, Series A-1,
              5.80%, 2/15/04, Callable 2/15/03 @
              102, FGIC..........................        242
   1,235    Public Facilities Authority Revenue,
              Women's Hospital Foundation, Health
              Care Revenue, 6.85%, 10/1/05,
              Callable 10/1/02 @ 102.............      1,383
     730    Public Facilities Authority Revenue,
              Women's Hospital Foundation, Health
              Care Revenue, 5.40%, 10/1/05,
              Callable 10/1/04 @ 102, FGIC.......        772
   1,715    Public Facilities Authority Revenue,
              Women's Hospital Foundation, Health
              Care Revenue, 5.50%, 10/1/06,
              Callable 10/1/04 @ 102, FGIC.......      1,833

SHARES OR
PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Louisiana, continued:
 $   500    Public Facilities Authority Revenue,
              Women's Hospital Foundation, Health
              Care Revenue, 6.00%, 10/1/10,
              FSA................................   $    560
   2,000    Public Facilities Authority Revenue,
              Xavier University of Louisiana,
              5.13%, 9/1/12, Callable 9/1/07 @
              102, MBIA..........................      2,033
     500    Rapides Parish, Consolidated School
              District #62, GO, 7.25%, 4/1/00,
              Callable 4/1/99 @ 100, MBIA........        513
   1,475    Rapides Parish, School District #11,
              Rigolette-Series 1990, GO, 6.95%,
              2/1/02, Prerefunded 2/1/00 @ 100,
              FGIC...............................      1,543
   1,000    Shreveport, Certificates of
              Indebtedness Revenue, Series A,
              5.50%, 10/1/12, Callable 10/1/09 @
              102, AMBAC.........................      1,054
     480    Shreveport, GO, 6.20%, 3/1/02,
              Callable 3/1/01 @ 100, AMBAC.......        505
     500    Shreveport, GO, 6.70%, 2/1/03,
              Prerefunded 2/1/00 @ 100, AMBAC....        522
     480    Shreveport, GO, 5.90%, 2/1/07,
              Callable 2/1/03 @ 100..............        510
     930    Shreveport, Water & Sewer Revenue,
              Series A, 7.75%, 12/1/02, FGIC.....      1,062
     500    Shreveport, Water & Sewer Revenue,
              Series A, 6.25%, 12/1/03, FGIC.....        549
   1,000    South Port Community, Port Revenue,
              Cargill, Inc. Project, 5.85%,
              4/1/17, Callable 4/1/07 @ 102......      1,060
     750    St. Charles Parish, Public
              Improvements Sales Tax, 6.60%,
              11/1/07, Callable 11/1/99 @ 102....        791
   2,350    St. Charles Parish, School District
              #1, GO, 6.45%, 3/1/06, Callable
              3/1/02 @ 100, AMBAC................      2,530
     870    St. John Baptist Parish, School
              District #1, GO, 6.25%, 3/1/05,
              Callable 3/1/02 @ 100..............        920
   1,815    St. Tammany Parish, Hospital Service,
              District #1, Hospital Revenue,
              6.30%, 7/1/07, Callable 7/1/02 @
              102................................      1,952
   1,000    St. Tammany Parish, Justice Complex
              Sales Tax, 5.00%, 4/1/13, Callable
              4/1/08 @ 102, FGIC.................        998
   1,225    St. Tammany Parish, Public Financing
              Authority Revenue, Christwood
              Project, 5.25%, 11/15/08...........      1,199

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Louisiana Municipal Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Louisiana, continued:
 $ 1,000    St. Tammany Parish, Sales & Use Tax,
              District #3, Series A, 6.50%,
              12/1/02, Callable 12/1/99 @ 102,
              FGIC...............................   $  1,055
     750    St. Tammany Parish, Sales & Use Tax,
              District #3, Series A, 6.50%,
              12/1/05, Callable 12/1/99 @ 102,
              FGIC...............................        792
     400    St. Tammany Parish, School District
              #12, GO, 6.50%, 3/1/04, Callable
              3/1/01 @ 100, FGIC.................        424
   1,665    Stadium & Exposition District, Hotel
              Occupancy Tax & Stadium Revenue,
              Series A, 5.65%, 7/1/07, Callable
              7/1/04 @ 102, FGIC.................      1,792
   1,500    State Gas & Fuels Tax Revenue, Series
              A, 7.25%, 11/15/04, Callable
              11/15/99 @ 102.....................      1,591
   1,000    State GO, 7.10%, 9/1/03, Prerefunded
              9/1/00 @ 102, FSA..................      1,084
   3,000    State GO, Series A, 6.50%, 4/15/06,
              FGIC...............................      3,404
     430    State GO, Series A, 6.00%, 5/1/08,
              Prerefunded 5/1/04 @ 102, AMBAC....        476
   2,875    State GO, Series A, 5.80%, 8/1/10,
              MBIA...............................      3,185
     500    State GO, Series A, 6.10%, 5/1/11,
              Prerefunded 5/1/04 @ 102, AMBAC....        556
   3,000    State GO, Series B, 5.63%, 8/1/13,
              MBIA...............................      3,263
     500    State Offshore Terminal Authority,
              Deepwater Port Revenue, 1st Stage,
              Series B, 6.10%, 9/1/02............        533

SHARES OR
PRINCIPAL                                            MARKET
 AMOUNT             SECURITY DESCRIPTION             VALUE
---------   -------------------------------------   --------
MUNICIPAL BONDS, CONTINUED:
Louisiana, continued:
 $ 1,325    State Offshore Terminal Authority,
              Deepwater Port Revenue, 1st Stage,
              Series B, 6.25%, 9/1/04............   $  1,444
   1,435    Tangipahoa Parish, Consolidated
              School District #1, GO, 6.15%,
              12/1/07, Callable 12/1/02 @ 100....      1,532
   1,250    Tangipahoa Parish, Hospital Service
              District #1, Hospital Revenue,
              6.13%, 2/1/14, Callable 2/1/04 @
              102, AMBAC.........................      1,371
   1,000    Terrebonne Parish, Hospital Service
              District #1, 5.20%, 4/1/13,
              Callable 4/1/08 @ 102, AMBAC.......      1,009
     690    Terrebonne Parish, Waterworks
              District #1, Water Revenue, 5.70%,
              11/1/06, Callable 11/1/03 @ 102,
              FGIC...............................        742
     500    Terrebonne Parish, Waterworks
              District #1, Water Revenue, 5.75%,
              11/1/08, Callable 11/1/03 @ 102,
              FGIC...............................        541
     555    Vermilion Parish, Hospital Service,
              District #2, Health Care Revenue,
              Series A, 6.35%, 5/1/00, MBIA......        578
                                                    --------
                            Total Municipal Bonds    145,141
                                                    --------
                     INVESTMENT COMPANIES (0.3%):
     383    The One Group Municipal Money Market
              Fund, Fiduciary Class..............        383
                                                    --------
                       Total Investment Companies        383
                                                    --------
                        Total (Cost $137,584) (a)   $145,524
                                                    ========

------------

Percentages indicated are based on net assets of $145,242.

(a) Represents cost for financial reporting and federal income tax purposes and differs from value by net unrealized appreciation of securities as follows (amounts in thousands):

                   Unrealized appreciation.....................................  $7,962
                   Unrealized depreciation.....................................     (22)
                                                                                 ------
                   Net unrealized appreciation.................................  $7,940
                                                                                 ======

AMBAC  Insured by AMBAC Indemnity Corp.
AMT    Alternative Minimum Tax Paper
BIG    Insured by Bond Insurance Guarantee
ETM    Escrowed to Maturity
FGIC   Insured by Federal Guarantee Insurance Corp.
FSA    Insured by Federal Security Assurance
GNMA   Insured by Government National Mortgage Association
GO     General Obligation
MBIA   Insured by Municipal Bond Insurance Association

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
West Virginia Municipal Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
MUNICIPAL BONDS (99.0%):
Arizona (0.4%):
 $ 1,000    Maricopa County, Individual
              Development Single Family
              Mortgage, Revenue, 0.00%,
              12/31/14, ETM....................  $    441
                                                 --------
Hawaii (0.4%):
     400    State GO, Series BT, 8.13%,
              2/1/00...........................       426
                                                 --------
Maryland (0.7%):
   3,000    Prince Georges County Housing
              Authority Revenue, Foxglenn
              Apts., Series A, AMT, 0.00%,
              5/20/22, Callable 7/22/98 @
              26.42, GNMA......................       791
                                                 --------
Ohio (0.8%):
     500    Columbus, GO, 8.13%, 5/1/04........       600
     250    Public Community Facilities, Higher
              Education Cap, Revenue, Series
              II-B, 5.38%, 11/1/00, AMBAC......       258
                                                 --------
                                                      858
                                                 --------
Puerto Rico (1.0%):
   1,000    Puerto Rico Industrial Tourist
              Educational, Medical and
              Environmental Control Facilities,
              Auxilio Mutuo Hospital Obligation
              Group, 5.80%, 7/1/06, Callable
              1/1/05 @ 102, MBIA...............     1,096
                                                 --------
Virginia (0.2%):
     200    State Public School Authority
              Revenue, Series A, 6.30%,
              8/1/01...........................       213
                                                 --------
West Virginia (95.5%):
     170    Bath & Waterworks Revenue, 5.80%,
              9/1/19, Callable 9/1/07 @ 102....       175
     200    Berkeley County, Building
              Community, Hospital Revenue, City
              Hospital Project, 5.40%,
              11/1/98..........................       201
   1,000    Berkeley County, Building
              Community, Hospital Revenue, City
              Hospital Project, 6.50%, 11/1/09,
              Callable 11/1/02 @ 102...........     1,082
   1,000    Berkeley County, Education Board,
              GO, 5.50%, 4/1/01................     1,037
     800    Berkeley County, Education Board,
              GO, 5.55%, 4/1/02................       839
     900    Berkeley County, Education Board,
              GO, 5.60%, 4/1/03................       953
     500    Berkeley County, Education Board,
              GO, 5.00%, 6/1/08, Callable
              6/1/05 @ 100, FGIC...............       516
   1,525    Brooke Pleasants Tyler Wetzed
              Counties, Single Family Mortgage
              Revenue, 7.40%, 8/15/10, ETM.....     1,903
     225    Cabell County, Education Board, GO,
              6.10%, 5/1/99, MBIA, ETM.........       230

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
West Virginia, continued:
 $   150    Cabell County, Education Board, GO,
              6.20%, 5/1/00, MBIA, ETM.........  $    156
   1,670    Cabell County, Education Board, GO,
              6.60%, 5/1/04, MBIA, ETM.........     1,874
   1,500    Cabell County, Education Board, GO,
              6.00%, 5/1/06, MBIA, ETM.........     1,667
      80    Charles Town Residential Mortgage,
              Revenue, Series A, 5.40%,
              9/1/02...........................        83
      80    Charles Town Residential Mortgage,
              Revenue, Series A, 5.56%,
              3/1/03...........................        84
      75    Charles Town Residential Mortgage,
              Revenue, Series A, 5.70%, 9/1/04,
              Callable 3/1/03 @ 102............        79
   1,555    Charleston Building Community,
              Parking Facility Revenue, Capital
              Appreciation, 0.00%, 12/1/17.....       496
   1,570    Charleston Building Community,
              Parking Facility Revenue, Capital
              Appreciation, 0.00%, 12/1/18.....       469
   1,570    Charleston Building Community,
              Parking Facility Revenue, Capital
              Appreciation, 0.00%, 12/1/19.....       437
     400    Charleston Building Community,
              Parking Facility Revenue, Capital
              Appreciation, 0.00%, 12/1/20.....       104
   1,010    Charleston Parking Revenue, Series
              B, 6.75%, 6/1/08, Callable
              12/1/04 @ 102....................     1,162
   1,020    Clarksburg Water Revenue, Capital
              Appreciation, Asset Guaranty,
              0.00%, 9/1/08, FSA...............       640
   1,000    Clarksburg Water Revenue, Capital
              Appreciation, Asset Guaranty,
              0.00%, 9/1/11, FSA...............       531
   1,000    Clarksburg Water Revenue, Capital
              Appreciation, Asset Guaranty,
              0.00%, 9/1/12, FSA...............       499
   1,270    Fairmont General Hospital Revenue,
              5.15%, 11/1/07...................     1,288
     790    Fairmont Waterworks Revenue, 5.30%,
              7/1/09, Callable 7/1/07 @ 102,
              MBIA.............................       839
     925    Fairmont Waterworks Revenue, 5.50%,
              7/1/12, Callable 7/1/07 @ 102,
              MBIA.............................       980
   2,500    Harrison County, Board of
              Education, GO, 6.40%, 5/1/07,
              FGIC.............................     2,857
   2,000    Harrison County, Community Special
              Obligation, Revenue, Series A,
              6.25%, 5/15/10, ETM..............     2,300
   1,500    Harrison County, Education Board,
              GO, 6.30%, 5/1/05, FGIC..........     1,674

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
West Virginia Municipal Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
West Virginia, continued:
 $   505    Harrison County, Healthcare
              Building Revenue, Maplewood
              Retirement Center, 5.00%, 4/1/12,
              Callable 4/1/08 @ 102, AMBAC.....  $    506
     500    Harrison County, Healthcare
              Building Revenue, Maplewood
              Retirement Center, 5.10%, 4/1/13,
              Callable 4/1/08 @ 102, AMBAC.....       503
      95    Huntington Residential Mortgage
              Revenue, 6.30%, 9/1/98...........        95
     735    Jackson County, Residential
              Mortgage Revenue, 7.38%, 6/1/10,
              Callable 12/1/98 @ 100, FGIC,
              ETM..............................       922
   1,000    Kanawha County, Community Building
              Revenue, Charleston Hospital,
              7.50%, 11/1/08, Prerefunded
              11/1/99 @ 102, AMBAC.............     1,068
   3,910    Kanawha Mercer Nicholas Counties,
              Single Family Mortgage Revenue,
              0.00%, 2/1/15, Prerefunded 2/1/14
              @ 89.8...........................     1,622
   4,435    Kanawha-Putnam County, Single
              Family Mortgage Revenue, Series
              A, 0.00%, 12/1/16, AMBAC, ETM....     1,748
   1,668    Keyser Housing Corp. Mortgage
              Revenue, 7.25%, 4/1/21, Callable
              8/6/98 @ 101, FHA................     1,687
   1,065    Marion County, Single Family
              Mortgage Revenue, 7.38%, 8/1/11,
              FGIC, ETM........................     1,327
     500    Marshall County, Special
              Obligation, 6.50%, 5/15/10,
              ETM..............................       570
   1,000    Monongalia County, Board of
              Education, GO, 7.00%, 4/1/03,
              MBIA.............................     1,120
     440    Monongalia County, Board of
              Education, GO, 7.00%, 4/1/04,
              MBIA.............................       501
     300    Monongalia County, Board of
              Education, GO, 7.00%, 4/1/05,
              MBIA.............................       346
   1,000    Monongalia County, Building
              Community, Healthcare Revenue,
              5.75%, 11/15/14, Callable
              11/15/02 @ 102...................     1,009
   1,725    Ohio County, Board of Education,
              GO, 5.00%, 6/1/13, Callable
              6/1/08 @ 102.....................     1,719
   1,295    Parkersburg Waterworks & Sewer
              System Revenue, 5.50%, 3/1/10,
              Callable 9/1/06 @ 102, FSA.......     1,388
   1,335    Parkersburg Waterworks & Sewer
              System Revenue, 5.50%, 9/1/10,
              Callable 9/1/06 @ 102, FSA.......     1,431
     900    Parkersburg Waterworks & Sewer
              System Revenue, 5.70%, 9/1/13,
              Callable 9/1/06 @ 102, FSA.......       968

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
West Virginia, continued:
 $ 1,000    Pleasants County, Pollution Control
              Revenue, Potomac Power, 6.15%,
              5/1/15, Callable 5/1/05 @ 102,
              MBIA.............................  $  1,090
   1,000    Pleasants County, Pollution Control
              Revenue, Potomac Power, 6.15%,
              5/1/15, Callable 5/1/05 @ 102,
              AMBAC............................     1,090
   1,750    Pleasants County, Pollution Control
              Revenue, West Penn Power, 6.15%,
              5/1/15, Callable 5/1/05 @ 102,
              AMBAC............................     1,908
   1,015    Putnam County, Pollution Control
              Revenue, FMC Corp., 5.63%,
              10/1/13, Callable 10/1/07 @
              102..............................     1,050
   2,000    Randolph County, Health Systems
              Revenue, Davis Health Systems,
              Inc., 5.20%, 11/1/15, Callable
              11/1/13 @ 100, FSA...............     2,019
   1,500    School Building Authority Revenue
              Capital Improvement, 5.25%,
              7/1/99, MBIA.....................     1,525
   1,750    School Building Authority Revenue
              Capital Improvement, 6.25%,
              7/1/01, MBIA.....................     1,861
   1,000    School Building Authority Revenue
              Capital Improvement, 5.50%,
              7/1/11, Callable 7/1/07 @ 102,
              AMBAC............................     1,066
     800    School Building Authority Revenue
              Capital Improvement, Series B,
              6.80%, 7/1/00, MBIA..............       844
   1,000    School Building Authority Revenue
              Capital Improvement, Series B,
              6.90%, 7/1/02, Callable 7/1/00 @
              102, MBIA........................     1,076
     500    School Building Authority Revenue
              Capital Improvement, Series B,
              6.95%, 7/1/03, Prerefunded 7/1/00
              @ 102, MBIA......................       539
     200    School Building Authority Revenue
              Capital Improvement, Series B,
              6.75%, 7/1/06, MBIA..............       232
   1,000    School Building Authority Revenue
              Capital Improvement, Series B,
              6.00%, 7/1/12, Callable 7/1/02 @
              100, MBIA........................     1,062
     500    State Building Common Lease
              Revenue, 6.70%, 7/1/02, Callable
              7/1/00 @ 102, MBIA...............       536

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
West Virginia Municipal Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
West Virginia, continued:
 $ 1,000    State Building, Lottery Commission
              Revenue, Series A, 5.25%, 7/1/08,
              Callable 7/1/07 @ 102, MBIA......  $  1,056
   1,000    State Building, Lottery Commission
              Revenue, Series A, 5.25%, 7/1/09,
              Callable 7/1/07 @ 102, MBIA......     1,053
     250    State GO, 5.25%, 3/1/01, Callable
              8/6/98 @ 100.....................       250
     200    State GO, 5.70%, 6/1/01, Callable
              8/6/98 @ 100.....................       201
   1,200    State GO, 6.10%, 6/1/03, Callable
              8/6/98 @ 100.5...................     1,208
     250    State GO, Series A, 5.20%,
              2/1/99...........................       252
     300    State GO, Series A, 5.30%,
              2/1/00...........................       307
     600    State GO, Series A, 5.40%,
              2/1/01...........................       620
   2,500    State GO, Series A, 5.50%,
              2/1/02...........................     2,614
   1,000    State GO, Series B, AMT, 5.80%,
              11/1/11, Callable 11/1/06 @ 102,
              FGIC.............................     1,094
   1,000    State GO, Series B, AMT, 5.85%,
              11/1/12, Callable 11/1/06 @ 102,
              FGIC.............................     1,094
   1,160    State GO, Series B, AMT, 5.10%,
              11/1/15, Callable 11/1/08 @ 102,
              FGIC.............................     1,158
     625    State Hospital Finance Authority,
              Hospital Revenue, 5.50%, 1/1/02,
              MBIA.............................       652
     500    State Hospital Finance Authority,
              Hospital Revenue, 5.70%, 1/1/04,
              Callable 1/1/02 @ 102, MBIA......       531
     500    State Hospital Finance Authority,
              Hospital Revenue, 7.00%, 8/1/04,
              Prerefunded 8/1/99 @ 102, FSA....       527
   2,350    State Hospital Finance Authority,
              Hospital Revenue, 5.10%, 6/1/06,
              Callable 6/1/03 @ 102, MBIA......     2,442
   1,000    State Hospital Finance Authority,
              Hospital Revenue, 5.13%, 9/1/06,
              Callable 9/1/05 @ 102, MBIA......     1,047
   1,000    State Hospital Finance Authority,
              Hospital Revenue, 7.00%, 8/1/09,
              Prerefunded 8/1/99 @ 102, FSA....     1,055
   1,000    State Hospital Finance Authority,
              Hospital Revenue, 5.75%, 9/1/13,
              Callable 9/1/05 @ 102, MBIA......     1,070
     140    State Housing Development, 5.50%,
              11/1/98, FHA.....................       141
     450    State Housing Development, 7.00%,
              5/1/99, Callable 8/6/98 @ 102,
              FHA..............................       460

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
West Virginia, continued:
 $   190    State Housing Development, 6.30%,
              11/1/03, Callable 5/1/02 @ 103,
              FHA..............................  $    203
     195    State Housing Development, 6.40%,
              5/1/04, Callable 5/1/02 @ 103,
              FHA..............................       210
     205    State Housing Development, 6.40%,
              11/1/04, Callable 5/1/02 @ 103,
              FHA..............................       221
     500    State Housing Development, 7.38%,
              11/1/05, Callable 8/6/98 @ 102,
              FHA..............................       517
     245    State Housing Development, 6.75%,
              11/1/10, Callable 5/1/02 @ 103,
              FHA..............................       265
     315    State Housing Development, 6.75%,
              5/1/11, Callable 5/1/02 @ 103,
              FHA..............................       341
   1,000    State Housing Development, 7.40%,
              11/1/11, Callable 8/6/98 @ 102,
              FHA..............................     1,032
     320    State Housing Development, 6.75%,
              11/1/11, Callable 5/1/02 @ 103,
              FHA..............................       346
   1,000    State Housing Development, 7.40%,
              11/1/13, Callable 8/6/98 @ 102,
              FHA..............................     1,033
     500    State Housing Development, 7.40%,
              11/1/13, Callable 8/6/98 @ 102,
              FHA, AMBAC.......................       517
   1,000    State Housing Development, 5.05%,
              11/1/14, Callable 5/1/08 @
              101.5............................       990
   1,000    State Housing Development, 5.10%,
              11/1/15, Callable 5/1/08 @
              101.5............................       992
   1,000    State Housing Development, 5.80%,
              5/1/17, Callable 5/1/07 @ 102....     1,047
     655    State Housing Development, AMT,
              5.65%, 11/1/15, Callable 11/1/07
              @ 102............................       677
   1,520    State Single Family Housing
              Mortgage Revenue, 5.30%, 8/1/13,
              Callable 8/1/07 @ 102,
              GNMA/FNMA........................     1,565
   1,500    State University Revenue, 5.75%,
              4/1/03, AMBAC....................     1,601
   1,500    State University Revenue, 5.75%,
              4/1/04, Callable 4/1/03 @ 102,
              AMBAC............................     1,615
   1,000    State University Revenue, 6.00%,
              4/1/07, Callable 4/1/03 @ 102,
              AMBAC............................     1,089
   1,000    State University Revenue, 6.00%,
              4/1/12, Callable 4/1/03 @ 102,
              AMBAC............................     1,084

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
West Virginia Municipal Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
West Virginia, continued:
 $   100    State Water Development Authority
              Revenue, Loan Program, Series A,
              7.30%, 11/1/99...................  $    104
     100    State Water Development Authority
              Revenue, Loan Program, Series A,
              7.40%, 11/1/00...................       107
     130    State Water Development Authority
              Revenue, Loan Program, Series A,
              6.90%, 11/1/01...................       141
     160    State Water Development Authority
              Revenue, Loan Program, Series A,
              7.10%, 11/1/04, Callable 11/1/01
              @ 102............................       176
   2,000    State Water Development Authority
              Revenue, Loan Program, Series A,
              7.00%, 11/1/11, Callable 11/1/01
              @ 102, FSA.......................     2,205
     225    University Dormitory Revenue,
              Series A, 5.60%, 5/1/99, MBIA....       229
     750    University Revenues, State
              University System, Marshall
              University Library, 5.60%,
              4/1/11, Callable 4/1/06 @ 101,
              AMBAC............................       800

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
West Virginia, continued:
 $ 1,715    West Virginia University, Revenue,
              Series A, 5.30%, 5/1/12, Callable
              11/1/07 @ 101, AMBAC.............  $  1,783
   1,125    West Virginia University, Revenue,
              Series A, 5.25%, 4/1/13, Callable
              4/1/08 @ 102, AMBAC..............     1,158
   1,000    Wheeling Waterworks & Sewer System
              Revenue, 5.40%, 6/1/11, Callable
              6/1/07 @ 100, FGIC...............     1,047
   1,200    Wheeling Waterworks & Sewer System
              Revenue, Series C, 6.60%, 6/1/12,
              Prerefunded 6/1/02 @ 100, FGIC...     1,309
                                                 --------
                                                  102,819
                                                 --------
                          Total Municipal Bonds   106,644
                                                 --------
                             INVESTMENT COMPANIES (0.1%):
     126    The One Group Municipal Money
              Market Fund, Fiduciary Class.....       126
                                                 --------
                     Total Investment Companies       126
                                                 --------
                      Total (Cost $100,248) (a)  $106,770
                                                 ========

------------

Percentages indicated are based on net assets of $107,789.
(a) Represents cost for financial reporting and federal income tax purposes and differs from value by net unrealized appreciation of securities as follows (amounts in thousands):

                   Unrealized appreciation.....................................  $6,536
                   Unrealized depreciation.....................................     (14)
                                                                                 ------
                   Net unrealized appreciation.................................  $6,522
                                                                                 ======

AMBAC  Insured by AMBAC Indemnity Corp.
AMT    Alternative Minimum Tax Paper
ETM    Escrowed to Maturity
FGIC   Insured by Federal Guarantee Insurance Corp.
FHA    Insured by Federal Housing Administration
FSA    Insured by Federal Security Assurance
GO     General Obligation
GNMA   Insured by Government National Mortgage Association
MBIA   Insured by Municipal Bond Insurance Association

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Arizona Municipal Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
MUNICIPAL BONDS (98.8%):
Arizona (97.6%):
 $ 1,175    Apache County, Public Finance
              Corp., Certificates of
              Participation, 5.25%, 5/1/04,
              Callable 5/1/00 @ 102............  $  1,197
     500    Apache County, Public Finance
              Corp., Certificates of
              Participation, 5.50%, 5/1/10,
              Callable 5/1/00 @ 102............       516
   1,000    Arizona State University Revenues
              Refunding System, Series A,
              5.60%, 7/1/05, Callable 7/1/02 @
              101..............................     1,055
   1,000    Arizona State University Revenues
              System, 6.90%, 7/1/04, Callable
              7/1/02 @ 101, AMBAC..............     1,107
   1,950    Arizona State University Revenues,
              Series A, 5.85%, 7/1/08, Callable
              7/1/02 @ 101.....................     2,064
   1,820    Arizona State University Revenues,
              Series A, 5.90%, 7/1/09, Callable
              7/1/02 @ 101.....................     1,949
     725    Casa Grande, Excise Tax Revenue,
              5.90%, 4/1/09, Callable 4/1/04 @
              100, FGIC........................       781
     750    Central Arizona Water Conservation
              District, Contract Revenue,
              7.15%, 11/1/99...................       783
   1,000    Central Arizona Water Conservation
              District, Contract Revenue,
              7.65%, 11/1/09, Prerefunded
              11/1/00 @ 102....................     1,101
   3,300    Central Arizona Water Conservation
              District, Contract Revenue,
              7.13%, 11/1/11, Prerefunded
              11/1/00 @ 102....................     3,595
   2,875    Central Arizona Water Conservation
              District, Contract Revenue,
              Central Arizona Project, 4.75%,
              11/1/07, Callable 5/1/04 @ 102,
              MBIA.............................     2,934
   1,460    Central Arizona Water Conservation
              District, Contract Revenue,
              Central Arizona Project--Series
              A, 5.20%, 11/1/03................     1,529
   4,000    Central Arizona Water Conservation
              District, Contract Revenue,
              Central Arizona Project--Series
              A, 5.40%, 11/1/05................     4,257
   4,750    Central Arizona Water Conservation
              District, Contract Revenue,
              Central Arizona Project--Series
              A, 5.40%, 11/1/06................     5,079
   5,000    Chandler, Capital Appreciation, GO,
              0.00%, 7/1/07, FGIC..............     3,329

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
Arizona, continued:
 $   625    Coconino & Yavapai Counties
              Arizona, School District #9,
              Sedona Oak Creek Project of
              1992-C, GO, 5.60%, 7/1/06,
              Callable 7/1/02 @ 101, FGIC......  $    658
   2,400    Coconino County, Arizona
              University, School District #001,
              Flagstaff, GO, 5.50%, 7/1/08,
              Callable 7/1/05 @ 101, AMBAC.....     2,567
   1,455    Coconino County, Jail Distribution
              Revenue, 4.50%, 7/1/12, Callable
              7/1/07 @ 101, AMBAC..............     1,394
   2,500    East Valley Institute of
              Technology, District #401,
              Project of 1994, Series B, GO,
              6.00%, 7/1/05, AMBAC.............     2,751
   1,000    East Valley Institute of
              Technology, District #401, Series
              A, GO, 6.00%, 7/1/04, Callable
              7/1/00 @ 101, AMBAC..............     1,048
   2,000    Gila County Industrial Development
              Authority Revenue, Asarco Inc.,
              5.55%, 1/1/27, Callable 1/1/08, @
              102..............................     2,046
   1,000    Gilbert Improvement District #011,
              GO, 7.60%, 1/1/04, Callable
              7/1/98 @ 102.5, FGIC.............     1,039
   1,000    Glendale Municipal Property Corp.,
              7.00%, 7/1/05, Callable 7/1/99 @
              101, MBIA........................     1,041
   1,000    Glendale Municipal Property Corp.,
              7.00%, 7/1/09, Callable 7/1/99 @
              101, MBIA........................     1,042
   4,000    Glendale University High School,
              District #205, Projects of
              1993--Series A, GO, 5.30%,
              7/1/07, Callable 7/1/03 @ 101....     4,177
   2,900    Glendale University High School,
              District #205, Projects of
              1993--Series B, GO, 5.45%,
              7/1/09, Callable 7/1/05 @ 101,
              FGIC.............................     3,071
   2,000    Maricopa County, Community College
              District, 5.00%, 7/1/13, Callable
              7/1/06 @ 101.....................     2,021
   1,570    Maricopa County, Community College
              District, Building Revenue,
              5.10%, 7/15/05, MBIA.............     1,642
   1,000    Maricopa County, Community College
              District, Series A, 6.00%,
              7/1/07, Callable 7/1/03 @ 101....     1,086

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Arizona Municipal Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
Arizona, continued:
 $   500    Maricopa County, Industrial
              Development Authority, Hospital
              Facility Revenue, St. Joseph's
              Hospital & Medical Centers
              Project, 6.20%, 11/1/11, Putable
              11/1/98 @ 100, ETM...............  $    504
   1,500    Maricopa County, School District
              #001, Phoenix Elementary Project
              of 1998--Series A, GO, 5.00%,
              7/1/14, Callable 7/1/08 @ 100,
              FSA..............................     1,493
   1,000    Maricopa County, School District
              #001, Phoenix Elementary, GO,
              5.50%, 7/1/10, Callable 7/1/07 @
              101, MBIA........................     1,069
     900    Maricopa County, School District
              #006, Washington Elementary,
              Series A, GO, 5.75%, 7/1/06,
              Callable 7/1/02 @ 101, AMBAC.....       963
   2,000    Maricopa County, School District
              #038, Madison Elementary Project
              of 1995--Series B, GO, 5.80%,
              7/1/15, Callable 7/1/06 @ 101,
              MBIA.............................     2,142
   1,015    Maricopa County, School District
              #038, Madison Elementary, GO,
              5.30%, 7/1/08, Callable 7/1/03 @
              101, AMBAC.......................     1,060
   1,000    Maricopa County, School District
              #097, Deer Valley Project of
              1986--Series F, GO, 5.90%,
              7/1/03, Callable 7/1/02 @ 101,
              FGIC.............................     1,071
     750    Maricopa County, School District
              #097, Deer Valley Project of
              1996--Series C, GO, 5.35%,
              7/1/09, Callable 7/1/07 @ 100,
              FSA..............................       792
   2,000    Maricopa County, School District
              #11, 5.00%, 7/1/09, Callable
              7/1/07 @ 101, AMBAC..............     2,068
   2,000    Maricopa County, School District
              #210, Phoenix, GO, 5.25%, 7/1/04,
              Callable 7/1/03 @ 101............     2,108
   2,000    Maricopa County, School District
              #210, Project of 1995 -Series B,
              GO, 5.38%, 7/1/13................     2,077
   1,200    Maricopa County, School District
              #210, Series A, GO, 5.60%,
              7/1/13, Callable 7/1/05 @ 101....     1,267
   1,000    Maricopa County, School District
              #210, Series E, GO, 7.10%,
              7/1/03...........................     1,130
   1,250    Maricopa County, School District
              #4, GO, 5.25%, 7/1/03, FGIC......     1,310

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
Arizona, continued:
 $ 2,000    Maricopa County, School District
              #4, GO, 5.50%, 7/1/09, Callable
              7/1/05 @ 102, FGIC...............  $  2,135
   2,500    Maricopa County, School District
              #4, GO, 5.00%, 7/1/10, Callable
              7/1/06 @ 101, FGIC...............     2,560
     750    Maricopa County, School District
              #4, GO, 5.65%, 7/1/11, Callable
              7/1/05 @ 102, FGIC...............       803
   2,500    Maricopa County, School District
              #48, Scottsdale School
              Improvements, GO, 5.00%, 7/1/14,
              Callable 7/1/04 @ 101............     2,514
   1,000    Maricopa County, School District
              #48, Scottsdale, GO, 5.20%,
              7/1/06, Callable 7/1/03 @ 101....     1,048
   1,475    Maricopa County, School District
              #48, Scottsdale, GO, 4.90%,
              7/1/06, Callable 7/1/02 @ 101....     1,520
   1,000    Maricopa County, School District
              #48, Scottsdale, GO, 5.25%,
              7/1/08, Callable 7/1/03 @ 101....     1,046
   1,500    Maricopa County, School District
              #48, Scottsdale, GO, 6.75%,
              7/1/09, Prerefunded 7/1/01 @
              101..............................     1,629
   2,000    Maricopa County, School District
              #48, Scottsdale, Series B, GO,
              6.10%, 7/1/02....................     2,149
   1,000    Maricopa County, School District
              #48, Scottsdale, Series B, GO,
              6.30%, 7/1/04....................     1,110
   3,100    Maricopa County, School District
              #69, Paradise Valley, GO, 5.80%,
              7/1/09, AMBAC....................     3,451
   2,400    Maricopa County, School District
              #69, Paradise Valley, GO, 5.00%,
              7/1/09, Callable 7/1/03 @ 102,
              AMBAC............................     2,456
   1,000    Maricopa County, School District
              #69, Paradise Valley, GO, 6.35%,
              7/1/10, MBIA.....................     1,165
   1,500    Maricopa County, School District
              #69, Paradise Valley, Series E,
              GO, 4.00%, 7/1/16, Callable
              7/1/07 @ 101, FSA................     1,300
   1,000    Maricopa County, School District
              #80, Chandler Projects of
              1995--Series C, GO, 5.10%,
              7/1/08, FGIC.....................     1,056
   1,000    Maricopa County, School District
              #80, Chandler, GO, 5.80%, 7/1/08,
              Callable 7/1/05 @ 101, FGIC......     1,084

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Arizona Municipal Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
Arizona, continued:
 $   920    Maricopa County, School District
              #9, Wickenburg, GO, 5.50%,
              7/1/13, Callable 7/1/07 @ 100,
              AMBAC............................  $    963
   2,345    Mesa Arizona Street & Highway,
              5.00%, 7/1/15, Callable 7/1/07 @
              100, FGIC........................     2,336
   1,625    Mesa, GO, 6.00%, 7/1/02, AMBAC.....     1,739
   1,000    Mesa, GO, 5.70%, 7/1/03, FGIC......     1,068
   3,000    Mesa, GO, 5.00%, 7/1/18, Callable
              7/1/08 @ 100, FGIC...............     2,953
   2,040    Mesa, Project of 1987, GO, 9.00%,
              7/1/01, ETM, MBIA................     2,327
   2,000    Mesa, Project of 1987, GO, 5.70%,
              7/1/08, Callable 7/1/03 @ 101.5,
              MBIA.............................     2,166
   2,000    Mesa, Utility System Revenue,
              5.38%, 7/1/12, Callable 7/1/05 @
              101, FGIC........................     2,081
   1,205    Mohave County, Elementary School
              District #16, GO, 5.25%, 7/1/09,
              Callable 7/1/07 @ 100, MBIA......     1,263
   1,200    Mohave County, School District # 1,
              Lake Havasu, GO, 5.20%, 7/1/09,
              Callable 7/1/03 @ 101, AMBAC.....     1,242
   1,000    Mohave County, School District #1,
              Lake Havasu, GO, 4.75%, 7/1/12,
              FGIC.............................       987
   2,050    Navajo County, School District #10,
              5.13%, 7/1/12, Callable 7/1/07 @
              101, FGIC........................     2,072
   1,000    Northern Arizona University,
              Revenues, 7.50%, 6/1/03,
              Prerefunded 6/1/99 @ 100.........     1,035
   2,750    Northern Arizona University,
              Revenues, 6.40%, 6/1/07, Callable
              6/1/02 @ 101, FGIC...............     2,991
   1,535    Northern Arizona University,
              Revenues, 5.00%, 6/1/15, Callable
              6/1/07 @ 101, FGIC...............     1,529
   1,215    Northern Arizona University,
              Revenues, Series A, 5.60%,
              6/1/05, Callable 6/1/02 @ 102,
              AMBAC............................     1,291
   1,000    Oro Valley Municipal Property
              Corp., Municipal Water System
              Revenue, Canada Hills, 5.45%,
              7/1/14, Callable 7/1/08 @ 101,
              MBIA.............................     1,050
   2,000    Phoenix Arizona Civic Improvement
              Corp., Series B, 6.00%, 7/1/08,
              Callable 7/1/04 @ 102............     2,208
   2,000    Phoenix Civic Improvement Corp.,
              Water System Revenue, 5.63%,
              7/1/09, Callable 7/1/06 @ 100....     2,173

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
Arizona, continued:
 $   725    Phoenix Street & Highway User
              Revenue, 6.25%, 7/1/06, Callable
              7/1/02 @ 102.....................  $    792
   2,000    Phoenix Street & Highway User
              Revenue, 6.50%, 7/1/09, ETM......     2,291
   1,255    Phoenix Street & Highway User
              Revenue, Series A, 5.80%, 7/1/05,
              Callable 7/1/02 @ 102, FGIC......     1,344
   3,950    Phoenix, GO, 6.38%, 7/1/13,
              Callable 7/1/02 @ 102............     4,326
   1,125    Phoenix, GO, Series A, 5.10%,
              7/1/04...........................     1,180
   2,500    Phoenix, GO, Series A, 5.20%,
              7/1/05...........................     2,646
   1,000    Phoenix, GO, Series A, 5.40%,
              7/1/07...........................     1,079
   1,000    Phoenix, Individual Development
              Authority, Single Family Mortgage
              Revenue, Series A, AMT, 5.35%,
              6/1/20, Callable 12/1/07 @ 101.5,
              GNMA/FNMA/FHLMC..................     1,004
   1,000    Pima County, Arizona College
              District, Certificates of
              Participation, Series B, 6.00%,
              7/1/07, Callable 7/1/01 @ 101,
              AMBAC............................     1,063
     725    Pima County, GO, 5.60%, 7/1/07,
              Callable 7/1/03 @ 101............       769
     555    Pima County, GO, 6.20%, 7/1/08,
              Callable 7/1/02 @ 101............       600
   1,500    Pima County, Industrial Development
              Authority, HealthPartners--Series
              A, 5.30%, 4/1/07, MBIA...........     1,588
   1,000    Pima County, Industrial Development
              Authority, Single Family Mortgage
              Revenue Refunding, Series B, AMT,
              6.15%, 11/1/23, Callable 5/1/07 @
              102, GNMA........................     1,085
   1,090    Pima County, Industrial Development
              Authority, Single Family Mortgage
              Revenue, Series A, 6.40%, 8/1/11,
              Callable 8/1/05 @ 102............     1,161
     245    Pima County, Industrial Development
              Authority, Single Family Mortgage
              Revenue, Series A, 7.63%, 2/1/12,
              Callable 2/1/01 @ 101............       257
   1,585    Pima County, Sewer Revenue, Series
              A, 4.90%, 7/1/08, Callable 7/1/04
              @ 102, FGIC......................     1,629

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Arizona Municipal Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
Arizona, continued:
 $ 1,000    Pima County, Union School District
              #1, Project of 1989 -Series G,
              GO, 5.00%, 7/1/06, Callable
              7/1/05 @ 101, MBIA...............  $  1,043
   2,205    Pima County, Union School District
              #1, Project of 1989 -Series G,
              GO, 5.00%, 7/1/07, Callable
              7/1/05 @ 101, MBIA...............     2,300
   1,000    Pima County, Union School District
              #1, Series B, GO, 7.20%, 7/1/09,
              Prerefunded 7/1/00 @ 101.........     1,072
   1,500    Pima County, Union School District
              #1, Series C, GO, 6.88%, 7/1/10,
              Prerefunded 7/1/01 @ 101, MBIA...     1,635
   2,000    Pima County, United School
              District, 5.38%, 7/1/09, FGIC....     2,153
   1,200    Pinal County, School District #004,
              Casa Grande Elementary School
              Improvement, GO, 6.00%, 7/1/04,
              Callable 7/1/01 @ 101, AMBAC.....     1,289
   1,000    Prescott Property Corp. Facilities,
              5.13%, 1/1/18, Callable 1/1/08 @
              101, FGIC........................       998
   2,015    Salt River Project, Agriculture,
              Improvement & Power District,
              Electric Systems Revenue, 6.00%,
              1/1/07...........................     2,239
   1,270    Salt River Project, Agriculture,
              Improvement & Power District,
              Electric Systems Revenue, Series
              A, 5.40%, 1/1/04.................     1,342
   2,000    Salt River Project, Agriculture,
              Improvement & Power District,
              Electric Systems Revenue, Series
              A, 5.63%, 1/1/06.................     2,160
   1,000    Salt River Project, Agriculture,
              Improvement & Power District,
              Electric Systems Revenue, Series
              A, 6.50%, 1/1/07, Callable 1/1/01
              @ 102............................     1,075
   1,000    Salt River Project, Agriculture,
              Improvement & Power District,
              Electric Systems Revenue, Series
              A, 5.00%, 1/1/20, Callable 1/1/08
              @ 101............................       990
   3,250    Salt River Project, Agriculture,
              Improvement & Power District,
              Electric Systems Revenue, Series
              B, 5.20%, 1/1/08.................     3,449

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
Arizona, continued:
 $ 2,500    Salt River Project, Agriculture,
              Improvement & Power District,
              Electric Systems Revenue, Series
              B, 5.38%, 1/1/09, Callable 1/1/03
              @ 102............................  $  2,611
   3,000    Salt River Project, Agriculture,
              Improvement & Power District,
              Electric Systems Revenue, Series
              D, 6.00%, 1/1/13, Callable 1/1/02
              @ 102............................     3,200
   2,815    Santa Cruz County Industrial
              Development, Citizens Utility
              Co., 4.75%, 8/1/20...............     2,817
   2,085    Scottsdale Municipal Property
              Corp., Excise Tax Revenue, 5.38%,
              7/1/05...........................     2,215
   1,000    Scottsdale Municipal Property
              Corp., Lease Revenue, Excise Tax
              Revenue, 6.38%, 5/1/05, Callable
              11/1/02 @ 100....................     1,086
   1,900    Scottsdale Project of 1989, Series
              E, GO, 5.50%, 7/1/14, Callable
              7/1/02 @ 101.....................     1,965
   1,065    Scottsdale Street & Highway User
              Revenue, 5.50%, 7/1/07...........     1,150
   2,000    Scottsdale Water & Sewer, A989--
              Series D, 5.00%, 7/1/19, Callable
              7/1/08 @ 101, FSA................     1,983
   1,700    Scottsdale, GO, 5.25%, 7/1/06......     1,811
     500    Scottsdale, GO, 5.50%, 7/1/09......       545
     500    Scottsdale, GO, 5.00%, 7/1/09,
              Callable 7/1/03 @ 101............       515
   1,615    Scottsdale, GO, Series A, 4.80%,
              7/1/08, Callable 7/1/03 @ 101....     1,656
   2,500    Scottsdale, Industrial Development
              Authority, Hospital Revenue,
              Scottsdale Memorial Hospitals,
              Series A, 6.13%, 9/1/17, Callable
              9/1/07 @ 102, AMBAC..............     2,730
   1,000    Show Low, Industrial Development
              Authority, Hospital Revenue,
              Navapache Regulated Medical
              Center, Series A, 5.50%, 12/1/17,
              Callable 12/1/07 @ 100, ACA......     1,011
   2,500    State Certificates of
              Participation, 6.63%, 9/1/08,
              Callable 9/1/01 @ 102, FSA.......     2,731
   1,000    State Municipal Financing Program,
              Certificates of Participation,
              Series 20, 7.70%, 8/1/10, ETM,
              BIG..............................     1,253

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Arizona Municipal Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
Arizona, continued:
 $ 1,000    State Municipal Financing Program,
              Certificates of Participation,
              Series 27, 7.00%, 8/1/04,
              Callable 8/1/98 @ 101, BIG.......  $  1,013
   1,250    State Power Authority Resource
              Revenue, Hoover Uprating Project,
              4.80%, 10/1/01, MBIA.............     1,283
   2,035    State Power Authority Resource
              Revenue, Hoover Uprating Project,
              5.40%, 10/1/07, Callable 10/1/03
              @ 102, MBIA......................     2,156
   3,000    State Transportation Board Highway
              Revenue, 5.25%, 7/1/07, Callable
              7/1/03 @ 102.....................     3,162
   1,635    Tempe, GO, 5.00%, 7/1/10, Callable
              7/1/06 @ 101.....................     1,681
   1,815    Tempe, GO, 4.90%, 7/1/12, Callable
              7/1/08 @ 100.....................     1,827
   1,000    Tempe, GO, Series A, 5.10%,
              7/1/05...........................     1,051
     580    Tempe, GO, Series B, 6.00%, 7/1/06,
              Callable 7/1/02 @ 101............       625
   2,235    Tempe, Union High School District
              #213, Project of 1989--Series B,
              GO, 5.90%, 7/1/04, Callable
              7/1/01 @ 101 ....................     2,372
   2,500    Tucson, 5.00%, 7/1/19, Callable
              7/1/07 @ 100.....................     2,489
   1,000    Tucson Street & Highway User
              Revenue, 5.30%, 7/1/05, Callable
              7/1/03 @ 102, MBIA...............     1,058
   2,000    Tucson Water Revenue Refunding,
              Series A, 5.75%, 7/1/12, Callable
              7/1/02 @ 102, MBIA...............     2,131
   1,000    Tucson Water System, 5.13%, 7/1/20,
              Callable 7/1/07 @ 100............       992
     700    University of Arizona, Foundation
              Certificates of Participation,
              Series 8, 4.90%, 8/1/09, MBIA....       725
   1,000    University of Arizona, University
              Revenues, 6.25%, 6/1/11, Callable
              6/1/02 @ 102.....................     1,085
   2,250    Water Infrastructure Financial
              Authority, Water Quality
              Financial Asset, Series A, 5.00%,
              7/1/17, Callable 7/1/08 @ 100,
              MBIA.............................     2,221

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
MUNICIPAL BONDS, CONTINUED:
Arizona, continued:
 $ 1,100    Yavapai County, Industrial
              Development Authority, Hospital
              Facility Revenue, Yavapai
              Regional Medical Center--Series
              A, 5.13%, 12/1/13, Callable
              6/1/07 @ 102, FSA................  $  1,112
   1,750    Yuma County, GO, 6.13%, 7/1/12,
              Callable 7/1/03 @ 101, AMBAC.....     1,921
   1,305    Yuma County, GO, Elementary School
              District #1, 5.25%, 7/1/10,
              Callable 7/1/07 @ 101, MBIA......     1,366
   1,000    Yuma County, Industrial Development
              Authority, Hospital Revenue
              Refunding, Yuma Regional Medical
              Center, 5.50%, 8/1/09, Callable
              8/1/07 @ 102, MBIA...............     1,069
   1,000    Yuma County, Municipal Property
              Corp. Revenue, Series A, 5.20%,
              7/1/09, Callable 7/1/03 @ 101,
              AMBAC............................     1,035
   1,575    Yuma County, Union High School,
              District #70, GO, 5.00%, 7/1/06,
              Callable 7/1/02 @ 101, FGIC......     1,623
                                                 --------
                                                  244,248
                                                 --------
                               Illinois (0.4%):
     845    Du Page County, School District
              #041, Glen Ellyn Capital
              Appreciation, GO, 0.00%, 2/1/08,
              FGIC.............................       542
     910    Du Page County, School District
              #041, Glen Ellyn Capital
              Appreciation, GO, 0.00%, 2/1/09,
              FGIC.............................       554
                                                 --------
                                                    1,096
                                                 --------
                              Tennessee (0.8%):
   2,985    Housing Development Agency, Issue
              3A, Revenue, GO, AMT, 0.00%,
              7/1/06...........................     2,003
                                                 --------
  Total Municipal Bonds                           247,347
                                                 --------
                   INVESTMENT COMPANIES (0.3%):
     680    The One Group Municipal Money
              Market Fund, Fiduciary Class.....       680
                                                 --------
  Total Investment Companies                          680
                                                 --------
Total (Cost $234,848) (a)                        $248,027
                                                 ========

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Arizona Municipal Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

------------
Percentages indicated are based on net assets of $250,201.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting in excess of federal income tax reporting of approximately $17. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows (amounts in thousands):

                   Unrealized appreciation.....................................  $13,284
                   Unrealized depreciation.....................................     (122)
                                                                                 -------
                   Net unrealized appreciation.................................  $13,162
                                                                                 =======

ACA     American Capital Access
AMBAC   Insured by AMBAC Indemnity Corp.
AMT     Alternative Minimum Tax
BIG     Insured by Bond Insurance Guarantee
ETM     Escrowed to Maturity
FGIC    Insured by Federal Guarantee Insurance Corp.
FSA     Insured by Federal Security Assurance
GNMA    Insured by Government National Mortgage Association
GO      General Obligation
MBIA    Insured by Municipal Bond Insurance Association

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF ASSETS AND LIABILITIES                               JUNE 30, 1998
(Amounts in Thousands, except per share amounts)

                                                    INTERMEDIATE      MUNICIPAL        KENTUCKY             OHIO
                                                    TAX-FREE BOND      INCOME       MUNICIPAL BOND     MUNICIPAL BOND
                                                        FUND            FUND             FUND               FUND
                                                   ---------------   -----------   ----------------   ----------------
ASSETS:
Investments, at value (cost $487,954; $764,609;
  $127,271; $180,818; respectively)..............     $511,831        $788,318         $135,701           $193,224
Cash.............................................            5              --               --                  3
Interest receivable..............................        6,855          10,608            2,114              1,989
Receivable from brokers for investments sold.....        9,946           6,035               --                 --
Receivable for capital shares issued.............           12           1,561               11                 83
Prepaid expenses and other assets................            3               3                1                  2
                                                      --------        --------         --------           --------
TOTAL ASSETS.....................................      528,652         806,525          137,827            195,301
                                                      --------        --------         --------           --------
LIABILITIES:
Cash overdraft...................................           --             228               --                 --
Dividends payable................................        1,942           3,074              538                766
Payable to brokers for investments purchased.....       12,545          23,797            1,500              1,022
Payable for capital shares redeemed..............           --             104                1                 37
Accrued expenses and other payables:
    Investment advisory fees.....................          162             221               40                 49
    Administration fees..........................           71             106               19                 27
    12b-1 fees...................................            7              63                6                 23
    Other........................................           65             115               23                 52
                                                      --------        --------         --------           --------
TOTAL LIABILITIES................................       14,792          27,708            2,127              1,976
                                                      --------        --------         --------           --------
NET ASSETS:
Capital..........................................      486,040         761,142          128,950            184,798
Undistributed net investment income..............          233              18               --                  5
Accumulated undistributed net realized gains
  (losses) from investment transactions..........        3,710          (6,052)          (1,680)            (3,884)
Net unrealized appreciation from investments.....       23,877          23,709            8,430             12,406
                                                      --------        --------         --------           --------
NET ASSETS.......................................     $513,860        $778,817         $135,700           $193,325
                                                      ========        ========         ========           ========
NET ASSETS:
    Fiduciary....................................     $493,686        $617,885         $122,220           $149,890
    Class A......................................       14,515         101,805            7,899             17,297
    Class B......................................        5,659          56,911            5,581             26,138
    Class C......................................           --           2,216               --                 --
                                                      --------        --------         --------           --------
Total............................................     $513,860        $778,817         $135,700           $193,325
                                                      ========        ========         ========           ========
OUTSTANDING UNITS OF BENEFICIAL INTEREST
  (SHARES):
    Fiduciary....................................       44,290          61,137           11,750             13,533
    Class A......................................        1,303          10,043              759              1,557
    Class B......................................          508           5,634              539              2,337
    Class C......................................           --             220               --                 --
                                                      --------        --------         --------           --------
Total............................................       46,101          77,034           13,048             17,427
                                                      ========        ========         ========           ========
Net Asset Value:
  Fiduciary
        Offering and redemption price per
          share..................................     $  11.15        $  10.11         $  10.40           $  11.08
                                                      ========        ========         ========           ========
    Class A
        Redemption price per share...............     $  11.14        $  10.14         $  10.41           $  11.11
                                                      ========        ========         ========           ========
        Maximum sales charge.....................         4.50%           4.50%            4.50%              4.50%
                                                      ========        ========         ========           ========
        Maximum offering price per share
          (100%/(100%-maximum sales charge) of
          net asset value adjusted to nearest
          cent)..................................     $  11.66        $  10.62         $  10.90           $  11.63
                                                      ========        ========         ========           ========
    Class B
        Offering price per share (a).............     $  11.16        $  10.10         $  10.35           $  11.18
                                                      ========        ========         ========           ========
    Class C
        Offering price per share (a).............     $     --        $  10.09         $     --           $     --
                                                      ========        ========         ========           ========

------------

(a) Redemption price per Class B and Class C share varies based on length of time shares are held.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF ASSETS AND LIABILITIES                               JUNE 30, 1998
(Amounts in Thousands, except per share amounts)

                                                                 LOUISIANA        WEST VIRGINIA         ARIZONA
                                                               MUNICIPAL BOND     MUNICIPAL BOND     MUNICIPAL BOND
                                                                    FUND               FUND               FUND
                                                              ----------------   ----------------   ----------------
ASSETS:
Investments, at value (cost $137,584; $100,248; $234,848;
  respectively).............................................      $145,524           $106,770           $248,027
Cash........................................................            --                 12                  9
Interest receivable.........................................         2,341              1,447              5,556
Receivable for capital shares issued........................            76                 72                 --
Prepaid expenses and other assets...........................             1                  1                  1
                                                                  --------           --------           --------
TOTAL ASSETS................................................       147,942            108,302            253,593
                                                                  --------           --------           --------
LIABILITIES:
Dividends payable...........................................           563                431                962
Payable to brokers for investments purchased................         2,023                 --              2,239
Accrued expenses and other payables:
    Investment advisory fees................................            44                 33                 85
    Administration fees.....................................            21                 13                 34
    12b-1 fees..............................................            14                  3                 --
    Other...................................................            35                 33                 72
                                                                  --------           --------           --------
TOTAL LIABILITIES...........................................         2,700                513              3,392
                                                                  --------           --------           --------
NET ASSETS:
Capital.....................................................       137,009            101,202            234,287
Accumulated undistributed net realized gains (losses) from
  investment transactions...................................           293                 65              2,735
Net unrealized appreciation from investments................         7,940              6,522             13,179
                                                                  --------           --------           --------
NET ASSETS..................................................      $145,242           $107,789           $250,201
                                                                  ========           ========           ========
NET ASSETS:
    Fiduciary...............................................      $ 92,690           $102,413           $248,590
    Class A.................................................        47,078              2,024              1,321
    Class B.................................................         5,474              3,352                290
                                                                  --------           --------           --------
    Total...................................................      $145,242           $107,789           $250,201
                                                                  ========           ========           ========
OUTSTANDING UNITS OF BENEFICIAL INTEREST (SHARES):
    Fiduciary...............................................         9,035              9,966             24,487
    Class A.................................................         4,589                195                131
    Class B.................................................           534                324                 29
                                                                  --------           --------           --------
Total.......................................................        14,158             10,485             24,647
                                                                  ========           ========           ========
Net Asset Value:
    Fiduciary
        Offering and redemption price per share.............      $  10.26           $  10.28           $  10.15
                                                                  ========           ========           ========
    Class A
        Redemption price per share..........................      $  10.26           $  10.36           $  10.08
                                                                  ========           ========           ========
        Maximum sales charge................................          4.50%              4.50%              4.50%
                                                                  ========           ========           ========
        Maximum offering price per share (100%/(100%-maximum
          sales charge) of net asset value adjusted to
          nearest cent).....................................      $  10.74           $  10.85           $  10.55
                                                                  ========           ========           ========
    Class B
        Offering price per share (a)........................      $  10.26           $  10.35           $  10.16
                                                                  ========           ========           ========

------------

(a) Redemption price per Class B share varies based on length of time shares are held.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF OPERATIONS                        FOR THE YEAR ENDED JUNE 30, 1998
(Amounts in Thousands)

                                          INTERMEDIATE    MUNICIPAL        KENTUCKY             OHIO
                                         TAX-FREE BOND      INCOME      MUNICIPAL BOND     MUNICIPAL BOND
                                              FUND           FUND            FUND               FUND
                                         --------------   ----------   ----------------   ----------------
INVESTMENT INCOME:
Interest income........................     $25,820        $35,129          $7,173            $ 9,907
Dividend income........................          85            138              52                 64
                                            -------        -------          ------            -------
Total Income...........................      25,905         35,267           7,225              9,971
                                            -------        -------          ------            -------
EXPENSES:
Investment advisory fees...............       2,931          2,809             587              1,063
Administration fees....................         800          1,022             214                290
12b-1 fees (Class A)...................          38            248              22                 57
12b-1 fees (Class B)...................          46            460              36                190
12b-1 fees (Class C)...................          --              8              --                 --
Custodian and accounting fees..........          54             87              24                 27
Legal and audit fees...................          14             20               6                  8
Trustees' fees and expenses............           6              9               1                  2
Transfer agent fees....................          39             65              31                 44
Registration and filing fees...........          98            114              34                 34
Printing costs.........................          22             33               5                  8
Other..................................           6             10               2                  3
                                            -------        -------          ------            -------
Total expenses before waivers..........       4,054          4,885             962              1,726
Less waivers...........................      (1,041)          (742)           (127)              (552)
                                            -------        -------          ------            -------
Net Expenses...........................       3,013          4,143             835              1,174
                                            -------        -------          ------            -------
Net Investment Income..................      22,892         31,124           6,390              8,797
                                            -------        -------          ------            -------
REALIZED/UNREALIZED GAINS (LOSSES) FROM
  INVESTMENTS:
Net realized gains (losses) from
  investment transactions..............       5,307          2,557             119                257
Net change in unrealized appreciation
  (depreciation) from investments......       7,769         12,210           2,318              2,911
                                            -------        -------          ------            -------
Net realized/unrealized gains (losses)
  from investments.....................      13,076         14,767           2,437              3,168
                                            -------        -------          ------            -------
Change in net assets resulting from
  operations...........................     $35,968        $45,891          $8,827            $11,965
                                            =======        =======          ======            =======

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF OPERATIONS                        FOR THE YEAR ENDED JUNE 30, 1998
(Amounts in Thousands)

                                                    LOUISIANA        WEST VIRGINIA         ARIZONA
                                                  MUNICIPAL BOND     MUNICIPAL BOND     MUNICIPAL BOND
                                                       FUND               FUND               FUND
                                                 ----------------   ----------------   ----------------
INVESTMENT INCOME:
Interest income................................       $8,410             $5,716            $13,821
Dividend income................................           20                 42                 63
                                                      ------             ------            -------
Total Income...................................        8,430              5,758             13,884
                                                      ------             ------            -------
EXPENSES:
Investment advisory fees.......................          928                469              1,162
Administration fees............................          253                171                423
12b-1 fees (Class A)...........................          170                  4                  4
12b-1 fees (Class B)...........................           43                 15                 --
Custodian and accounting fees..................           22                 20                 22
Legal and audit fees...........................            7                  6                  7
Trustees' fees and expenses....................            2                  1                  2
Transfer agent fees............................           42                 31                 18
Registration and filing fees...................           25                 47                 65
Printing costs.................................            7                  4                  8
Other..........................................            3                  2                  4
                                                      ------             ------            -------
Total expenses before waivers..................        1,502                770              1,715
Less waivers...................................         (409)              (131)              (184)
                                                      ------             ------            -------
Net Expenses...................................        1,093                639              1,531
                                                      ------             ------            -------
Net Investment Income..........................        7,337              5,119             12,353
                                                      ------             ------            -------
REALIZED/UNREALIZED GAINS (LOSSES) FROM
  INVESTMENTS:
Net realized gains (losses) from investment
  transactions.................................          968                126              3,573
Net change in unrealized appreciation
  (depreciation) from investments..............        1,590              2,009                550
                                                      ------             ------            -------
Net realized/unrealized gains (losses) from
  investments..................................        2,558              2,135              4,123
                                                      ------             ------            -------
Change in net assets resulting from
  operations...................................       $9,895             $7,254            $16,476
                                                      ======             ======            =======

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS
(Amounts in Thousands)

                                                                 INTERMEDIATE            MUNICIPAL             KENTUCKY
                                                                 TAX-FREE BOND            INCOME            MUNICIPAL BOND
                                                                     FUND                  FUND                  FUND
                                                              -------------------   -------------------   -------------------
                                                                YEAR       YEAR       YEAR       YEAR       YEAR       YEAR
                                                               ENDED      ENDED      ENDED      ENDED      ENDED      ENDED
                                                              JUNE 30,   JUNE 30,   JUNE 30,   JUNE 30,   JUNE 30,   JUNE 30,
                                                                1998       1997       1998       1997       1998       1997
                                                              --------   --------   --------   --------   --------   --------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
    Net investment income...................................  $22,892    $16,901    $31,124    $20,002    $ 6,390    $  3,914
    Net realized gains (losses) from investment
      transactions..........................................    5,307      1,738      2,557       (530)       119          16
    Net change in unrealized appreciation (depreciation)
      from investments......................................    7,769      5,870     12,210      7,608      2,318       1,197
                                                              --------   --------   --------   --------   --------   --------
Change in net assets resulting from operations..............   35,968     24,509     45,891     27,080      8,827       5,127
                                                              --------   --------   --------   --------   --------   --------
DISTRIBUTIONS TO FIDUCIARY SHAREHOLDERS:
    From net investment income..............................  (22,232)   (16,473)   (25,751)   (17,054)    (5,949)     (3,488)
    From net realized gains from investment transactions....   (3,217)      (414)        --         --         --          --
DISTRIBUTIONS TO CLASS A SHAREHOLDERS:
    From net investment income..............................     (487)      (322)    (3,418)    (1,627)      (293)       (346)
    From net realized gains from investment transactions....      (68)       (11)        --         --         --          --
DISTRIBUTIONS TO CLASS B SHAREHOLDERS:
    From net investment income..............................     (173)      (106)    (1,923)    (1,321)      (148)        (80)
    From net realized gains from investment transactions....      (31)        (4)        --         --         --          --
DISTRIBUTIONS TO CLASS C SHAREHOLDERS:
    From net investment income..............................       --         --        (32)        --         --          --
                                                              --------   --------   --------   --------   --------   --------
Change in net assets from shareholder distributions.........  (26,208)   (17,330)   (31,124)   (20,002)    (6,390)     (3,914)
                                                              --------   --------   --------   --------   --------   --------
CAPITAL TRANSACTIONS:
    Proceeds from shares issued.............................  122,240    103,061    323,602    194,651     27,438      19,089
    Proceeds from shares issued in conversion...............       --    182,568     46,179     55,269         --      78,683
    Dividends reinvested....................................    2,765        603      4,009      2,256        314         244
    Cost of shares redeemed.................................  (83,758)   (56,820)   (96,404)   (62,696)   (19,272)    (14,381)
                                                              --------   --------   --------   --------   --------   --------
Change in net assets from share transactions................   41,247    229,412    277,386    189,480      8,480      83,635
                                                              --------   --------   --------   --------   --------   --------
Change in net assets........................................   51,007    236,591    292,153    196,558     10,917      84,848
NET ASSETS:
    Beginning of period.....................................  462,853    226,262    486,664    290,106    124,783      39,935
                                                              --------   --------   --------   --------   --------   --------
    End of period...........................................  $513,860   $462,853   $778,817   $486,664   $135,700   $124,783
                                                              ========   ========   ========   ========   ========   ========
SHARE TRANSACTIONS:
    Issued..................................................   11,002      9,528     32,215     19,945      2,650       1,892
    Issued in conversion....................................       --     16,858      4,581      5,680         --       7,752
    Reinvested..............................................      249         56        399        231         30          24
    Redeemed................................................   (7,543)    (5,252)    (9,602)    (6,436)    (1,862)     (1,415)
                                                              --------   --------   --------   --------   --------   --------
Change in shares............................................    3,708     21,190     27,593     19,420        818       8,253
                                                              ========   ========   ========   ========   ========   ========

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS
(Amounts in Thousands)

                                                                     OHIO                LOUISIANA
                                                                MUNICIPAL BOND        MUNICIPAL BOND
                                                                     FUND                  FUND
                                                              -------------------   -------------------
                                                                YEAR       YEAR       YEAR       YEAR
                                                               ENDED      ENDED      ENDED      ENDED
                                                              JUNE 30,   JUNE 30,   JUNE 30,   JUNE 30,
                                                                1998       1997       1998       1997
                                                              --------   --------   --------   --------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
    Net investment income...................................  $ 8,797    $ 6,661    $ 7,337    $  8,667
    Net realized gains (losses) from investment
      transactions..........................................      257       (175)       968         (79)
    Net change in unrealized appreciation (depreciation)
      from investments......................................    2,911      2,389      1,590       3,224
                                                              --------   --------   --------   --------
Change in net assets resulting from operations..............   11,965      8,875      9,895      11,812
                                                              --------   --------   --------   --------
DISTRIBUTIONS TO FIDUCIARY SHAREHOLDERS:
    From net investment income..............................   (7,209)    (5,336)    (4,929)     (6,174)
DISTRIBUTIONS TO CLASS A SHAREHOLDERS:
    From net investment income..............................     (794)      (810)    (2,237)     (2,349)
DISTRIBUTIONS TO CLASS B SHAREHOLDERS:
    From net investment income..............................     (794)      (515)      (171)       (144)
                                                              --------   --------   --------   --------
Change in net assets from shareholder distributions.........   (8,797)    (6,661)    (7,337)     (8,667)
                                                              --------   --------   --------   --------
CAPITAL TRANSACTIONS:
    Proceeds from shares issued.............................   57,251     39,896     15,023      10,148
    Proceeds from shares issued in conversion...............       --     39,137         --          --
    Dividends reinvested....................................    1,266      1,160      1,558       1,612
    Cost of shares redeemed.................................  (31,962)   (24,777)   (39,568)    (41,977)
                                                              --------   --------   --------   --------
Change in net assets from share transactions................   26,555     55,416    (22,987)    (30,217)
                                                              --------   --------   --------   --------
Change in net assets........................................   29,723     57,630    (20,429)    (27,072)
NET ASSETS:
    Beginning of period.....................................  163,602    105,972    165,671     192,743
                                                              --------   --------   --------   --------
    End of period...........................................  $193,325   $163,602   $145,242   $165,671
                                                              ========   ========   ========   ========
SHARE TRANSACTIONS:
    Issued..................................................    5,175      3,691      1,468       1,013
    Issued in conversion....................................       --      3,617         --          --
    Reinvested..............................................      114        107        152         161
    Redeemed................................................   (2,889)    (2,289)    (3,865)     (4,190)
                                                              --------   --------   --------   --------
Change in shares............................................    2,400      5,126     (2,245)     (3,016)
                                                              ========   ========   ========   ========

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS
(Amounts in Thousands)

                                                                  WEST VIRGINIA               ARIZONA
                                                                  MUNICIPAL BOND           MUNICIPAL BOND
                                                                       FUND                     FUND
                                                              ----------------------   ----------------------
                                                                         JANUARY 17,              JANUARY 17,
                                                                YEAR        1997         YEAR        1997
                                                               ENDED       THROUGH      ENDED       THROUGH
                                                              JUNE 30,    JUNE 30,     JUNE 30,    JUNE 30,
                                                                1998       1997(A)       1998       1997(A)
                                                              --------     -------     --------    --------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
    Net investment income...................................  $ 5,119      $ 2,113     $12,353     $  5,890
    Net realized gains (losses) from investment
      transactions..........................................      126          (28)      3,573          982
    Net change in unrealized appreciation (depreciation)
      from investments......................................    2,009          627         550          511
                                                              --------     -------     --------    --------
Change in net assets resulting from operations..............    7,254        2,712      16,476        7,383
                                                              --------     -------     --------    --------
DISTRIBUTIONS TO FIDUCIARY SHAREHOLDERS:
    From net investment income..............................   (4,999)      (2,097)    (12,296)      (5,879)
    From net realized gains from investment transactions....      (33)          --      (1,813)          --
DISTRIBUTIONS TO CLASS A SHAREHOLDERS:
    From net investment income..............................      (60)         (11)        (56)         (11)
    From net realized gains from investment transactions....       --(b)        --          (7)          --
DISTRIBUTIONS TO CLASS B SHAREHOLDERS:
    From net investment income..............................      (60)          (5)         (1)          --(b)
    From net realized gains from investment transactions....       --(b)        --          --(b)        --
                                                              --------     -------     --------    --------
Change in net assets from shareholder distributions.........   (5,152)      (2,113)    (14,173)      (5,890)
                                                              --------     -------     --------    --------
CAPITAL TRANSACTIONS:
    Proceeds from shares issued.............................   23,999       10,842      34,060       11,134
    Proceeds from shares issued in conversion...............       --       91,179          --      263,882
    Dividends reinvested....................................      114            9          41            5
    Cost of shares redeemed.................................  (16,118)      (4,937)    (43,458)     (19,259)
                                                              --------     -------     --------    --------
Change in net assets from share transactions................    7,995       97,093      (9,357)     255,762
                                                              --------     -------     --------    --------
Change in net assets........................................   10,097       97,692      (7,054)     257,255
NET ASSETS:
    Beginning of period.....................................   97,692           --     257,255           --
                                                              --------     -------     --------    --------
    End of period...........................................  $107,789     $97,692     $250,201    $257,255
                                                              ========     =======     ========    ========
SHARE TRANSACTIONS:
    Issued..................................................    2,345        1,081       3,350        1,116
    Issued in conversion....................................       --        9,118          --       26,388
    Reinvested..............................................       11            1           4            1
    Redeemed................................................   (1,579)        (492)     (4,282)      (1,930)
                                                              --------     -------     --------    --------
Change in shares............................................      777        9,708        (928)      25,575
                                                              ========     =======     ========    ========

------------

(a) Period from commencement of operations.

(b) Amount less than $1,000.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS                                      JUNE 30, 1998

1. ORGANIZATION:

   The One Group (the "Trust") is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end investment company established as a Massachusetts business trust. The accompanying financial statements and financial highlights are those of the Intermediate Tax-Free Bond Fund, the Municipal Income Fund, the Kentucky Municipal Bond Fund, the Ohio Municipal Bond Fund, the Louisiana Municipal Bond Fund, the West Virginia Municipal Bond Fund, and the Arizona Municipal Bond Fund, (individually a "Fund", collectively the "Funds") only. Each Fund is a non-diversified mutual fund, except for the Intermediate Tax-Free Bond Fund and the Municipal Income Fund, which are diversified.

   The Funds' investment objectives are as follows:

                    FUND                                              OBJECTIVE
                    ----                                              ---------
      Intermediate Tax-Free Bond Fund         Current income exempt from Federal income taxes
                                               consistent with prudent investment management and the
                                               preservation of capital.
      Municipal Income Fund                   Current income exempt from Federal income taxes.
      Kentucky Municipal Bond Fund            Current income exempt from Federal income tax and
                                               Kentucky personal income tax consistent with the
                                               preservation of principal.
      Ohio Municipal Bond Fund                Current income exempt from Federal income tax and Ohio
                                               personal income tax consistent with the preservation of
                                               principal.
      Louisiana Municipal Bond Fund           Current income both consistent with the preservation of
                                               principal and exempt from Federal income tax and
                                               Louisiana income tax.
      West Virginia Municipal Bond Fund       Current income exempt from Federal income tax and West
                                               Virginia personal income tax consistent with the
                                               preservation of principal.
      Arizona Municipal Bond Fund             Current income exempt from Federal income tax and Arizona
                                               personal income tax consistent with the preservation of
                                               principal.

2. SIGNIFICANT ACCOUNTING POLICIES:

   The following is a summary of significant accounting policies followed by the Trust in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses for the period. Actual results could differ from those estimates.

       SECURITY VALUATION

       Debt securities (other than short-term investments maturing in 60 days or less), including municipal securities, are valued on the basis of valuations provided by dealers or by an independent pricing service approved by the Board of Trustees. Short-term investments maturing in 60 days or less are valued at amortized cost, which approximates market value. Futures contracts are valued at the settlement price established each day by the board of trade or an exchange on which they are traded. Options traded on an exchange are valued using the last sale price or, in the absence of a sale, the last offering price. Options traded over-the-counter are valued using dealer-supplied valuations. Investments for which there are no

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

   such quotations or valuations are valued at fair value as determined in good faith by the Fair Value Committee, which is comprised of members from Banc One Investment Advisors Corporation (the "Advisor") and the The One Group Services Company (the "Administrator"), under the direction of the Board of Trustees.

       REPURCHASE AGREEMENTS

   The Funds may invest in repurchase agreements with institutions that are deemed by the Advisor to be of good standing and creditworthy under guidelines established by the Board of Trustees. Each repurchase agreement is recorded at cost. The Fund requires that the securities purchased in a repurchase agreement transaction be transferred to the custodian in a manner sufficient to enable the Fund to obtain those securities in the event of a counterparty default. The seller, under the repurchase agreement, is required to maintain the value of the securities held at not less than the repurchase price, including accrued interest. Repurchase agreements are considered to be loans by a fund under the 1940 Act.

       WRITTEN OPTIONS

   The Funds may write covered call or secured put options for which premiums received are recorded as liabilities and are subsequently adjusted to the current value of the options written. Premiums received from writing options which expire are treated as realized gains. Premiums received from writing options, which are either exercised or closed, are offset against the proceeds received or amount paid on the transaction to determine realized gains or losses.

       FUTURES CONTRACTS

   The Funds may enter into futures contracts for the delayed delivery of securities at a fixed price at some future date or for the change in the value of a specified financial index over a predetermined time period. Cash or securities are deposited with brokers in order to maintain a position. Subsequent payments made or received by the Fund based on the daily change in the market value of the position are recorded as unrealized appreciation or depreciation until the contract is closed out, at which time the appreciation or depreciation is realized.

       INDEXED SECURITIES

   The Funds may invest in indexed securities whose value is linked either directly or inversely to changes in foreign currencies, interest rates, commodities, indices or other reference instruments. Indexed securities may be more volatile than the referenced instrument itself, but any loss is limited to the amount of the original investment.

       SECURITIES LENDING

       To generate additional income, the Funds may lend up to 33% of securities in which they are invested pursuant to agreements requiring that the loan be continuously secured by cash, U.S. Government or U.S. Government Agency securities, shares of an investment trust or mutual fund, or any combination of cash and such securities as collateral equal at all times to at least 100% of the market value plus accrued interest on the securities lent. The Funds continue to earn interest on securities lent while simultaneously seeking to earn interest on the investment of collateral. Collateral is marked to market daily to provide a level of collateral at least equal to the market value of securities lent. There may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. However, loans will be made only to borrowers deemed by the Advisor to be of good standing and creditworthy under guidelines established by the Board of Trustees and when, in the judgment of the Advisor, the consideration which can be earned currently from such securities loans justifies the attendant

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

   risks. Loans are subject to termination by the Funds or the borrower at any time, and are, therefore, not considered to be illiquid investments. As of June 30, 1998 the Funds had no securities on loan.

       SECURITY TRANSACTIONS AND RELATED INCOME

   Security transactions are accounted for on a trade date basis. Net realized gains or losses from sales of securities are determined on the specific identification cost method. Interest income and expenses are recognized on the accrual basis. Dividends are recorded on the ex-dividend date. Interest income, including any discount or premium, is accrued as earned using the effective interest method.

       EXPENSES

   Expenses directly attributable to a Fund are charged directly to that Fund, while the expenses which are attributable to more than one fund of the Trust are allocated among the respective Funds. Each class of shares bears its pro-rata portion of expenses attributable to its series, except that each class separately bears expenses related specifically to that class, such as distribution fees.

       DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS

   Dividends from net investment income are declared daily and paid monthly for the Funds. Net realized capital gains, if any, are distributed at least annually. Dividends are declared separately for each class. No class has preferential dividend rights; differences in per share dividend rates are due to differences in separate class expenses.

   Distributions from net investment income and from net capital gains are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for mortgage-backed securities, expiring capital loss carryforwards, and deferrals of certain losses. Permanent book and tax basis differences have been reclassified among the components of net assets.

       FEDERAL INCOME TAXES

   The Trust treats each Fund as a separate entity for Federal income tax purposes. Each Fund intends to continue to qualify as a regulated investment company by complying with the provisions available to certain investment companies as defined in applicable sections of the Internal Revenue Code, and to make distributions from net investment income and from net realized capital gains sufficient to relieve it from all, or substantially all, Federal income taxes.

3. SHARES OF BENEFICIAL INTEREST:

   The Trust has an unlimited number of shares of beneficial interest, with no par value, which may, without shareholder approval, be divided into an unlimited number of series of such shares and any series may be classified or reclassified into one or more classes. The Trust is registered to offer forty series and five classes of shares: Fiduciary Class, Class A, Class B, Class C and Service Class. Currently, the Trust consists of thirty-three active funds. The Funds are each authorized to issue Fiduciary Class, Class A, Class B, and Class C Shares. Class A Shares are subject to initial sales charges, imposed at the time of purchase, in accordance with the Funds' prospectus. Certain redemptions of Class B and Class C Shares are subject to contingent deferred sales charges in accordance with the Funds' prospectus. As of June 30, 1998, there were no shareholders in Class C of the Funds except for the Municipal Income Fund. Shareholders are entitled to one vote for each full share held and will vote in the aggregate and not by class or series, except as otherwise expressly required by law or when the Board of Trustees has determined that the matter to be voted on affects only the interest of shareholders of a particular class or series. The following is a summary of transactions in Fund shares for the fiscal years ended June 30, 1998 and 1997:

Continued

   -----------------------------------------------------------------------------
   The One Group Family of Mutual Funds

   -----------------------------------------------------------------------------
   NOTES TO FINANCIAL STATEMENTS, CONTINUED                        JUNE 30, 1998
   (Amounts in Thousands)

                                              INTERMEDIATE TAX-FREE         MUNICIPAL INCOME          KENTUCKY MUNICIPAL
                                                    BOND FUND                     FUND                    BOND FUND
                                             ------------------------   ------------------------   ------------------------
                                             YEAR ENDED    YEAR ENDED   YEAR ENDED    YEAR ENDED   YEAR ENDED    YEAR ENDED
                                              JUNE 30,      JUNE 30,     JUNE 30,      JUNE 30,     JUNE 30,      JUNE 30,
                                                1998          1997         1998          1997         1998          1997
                                             -----------   ----------   -----------   ----------   -----------   ----------
CAPITAL TRANSACTIONS:
FIDUCIARY SHARES:
  Proceeds from shares issued..............   $111,699      $ 98,433     $220,026      $155,470     $ 21,000      $ 17,564
  Proceeds from shares issued in
    conversion.............................         --       182,568       46,179        55,269           --        78,683
  Dividends reinvested.....................      2,191           267           44           198           11            11
  Cost of shares redeemed..................    (80,781)      (54,356)     (69,016)      (49,425)     (17,905)      (10,777)
                                              --------      --------     --------      --------     --------      --------
  Change in net assets from Fiduciary Share
    transactions...........................   $ 33,109      $226,912     $197,233      $161,512     $  3,106      $ 85,481
                                              ========      ========     ========      ========     ========      ========
CLASS A SHARES:
  Proceeds from shares issued..............   $  7,828      $  2,964     $ 77,150      $ 24,091     $  3,088      $    425
  Dividends reinvested.....................        408           245        2,621         1,160          217           191
  Cost of shares redeemed..................     (2,369)       (1,518)     (21,365)       (9,801)      (1,062)       (3,370)
                                              --------      --------     --------      --------     --------      --------
  Change in net assets from Class A Share
    transactions...........................   $  5,867      $  1,691     $ 58,406      $ 15,450     $  2,243      $ (2,754)
                                              ========      ========     ========      ========     ========      ========
CLASS B SHARES:
  Proceeds from shares issued..............   $  2,713      $  1,664     $ 24,239      $ 15,090     $  3,350      $  1,100
  Dividends reinvested.....................        166            91        1,319           898           86            42
  Cost of shares redeemed..................       (608)         (946)      (6,014)       (3,470)        (305)         (234)
                                              --------      --------     --------      --------     --------      --------
  Change in net assets from Class B Share
    transactions...........................   $  2,271      $    809     $ 19,544      $ 12,518     $  3,131      $    908
                                              ========      ========     ========      ========     ========      ========
CLASS C SHARES: (A)
  Proceeds from shares issued..............                                 2,187
  Dividends reinvested.....................                                    25
  Cost of shares redeemed..................                                    (9)
                                                                         ========
  Change in net assets from Class C Shares
    transactions...........................                              $  2,203
                                                                         ========
SHARE TRANSACTIONS:
FIDUCIARY SHARES:
  Issued...................................     10,053         9,103       21,915        15,939        2,029         1,740
  Issued in conversion.....................         --        16,858        4,581         5,680           --         7,752
  Reinvested...............................        197            25            4            20            1             1
  Redeemed.................................     (7,275)       (5,024)      (6,882)       (5,078)      (1,730)       (1,061)
                                              --------      --------     --------      --------     --------      --------
  Change in Fiduciary Shares...............      2,975        20,962       19,618        16,561          300         8,432
                                              ========      ========     ========      ========     ========      ========
CLASS A SHARES:
  Issued...................................        705           272        7,666         2,459          297            42
  Reinvested...............................         37            23          260           119           21            19
  Redeemed.................................       (214)         (141)      (2,120)       (1,002)        (103)         (331)
                                              --------      --------     --------      --------     --------      --------
  Change in Class A Shares.................        528           154        5,806         1,576          215          (270)
                                              ========      ========     ========      ========     ========      ========
CLASS B SHARES:
  Issued...................................        244           153        2,416         1,547          324           110
  Reinvested...............................         15             8          132            92            8             4
  Redeemed.................................        (54)          (87)        (599)         (356)         (29)          (23)
                                              --------      --------     --------      --------     --------      --------
  Change in Class B Shares.................        205            74        1,949         1,283          303            91
                                              ========      ========     ========      ========     ========      ========
CLASS C SHARES: (A)
  Issued...................................                                   218
  Reinvested...............................                                     3
  Redeemed.................................                                    (1)
                                                                         ========
  Change in Class C Shares.................                                   220
                                                                         ========

------------

(a) Period from commencement of operations November 4, 1997.

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998
(Amounts in Thousands)

                                                                  OHIO MUNICIPAL          LOUISIANA MUNICIPAL
                                                                     BOND FUND                 BOND FUND
                                                              -----------------------   -----------------------
                                                              YEAR ENDED   YEAR ENDED   YEAR ENDED   YEAR ENDED
                                                               JUNE 30,     JUNE 30,     JUNE 30,     JUNE 30,
                                                                 1998         1997         1998         1997
                                                              ----------   ----------   ----------   ----------
CAPITAL TRANSACTIONS:
FIDUCIARY SHARES:
  Proceeds from shares issued...............................   $ 37,277     $ 28,385     $  7,654     $  5,386
  Proceeds issued in conversion.............................         --       39,137           --           --
  Dividends reinvested......................................         41           93            7           --
  Cost of shares redeemed...................................    (23,179)     (16,829)     (30,030)     (30,290)
                                                               --------     --------     --------     --------
  Change in net assets from Fiduciary Share transactions....   $ 14,139     $ 50,786     $(22,369)    $(24,904)
                                                               ========     ========     ========     ========
CLASS A SHARES:
  Proceeds from shares issued...............................   $  5,696     $  5,044     $  5,295     $  4,042
  Dividends reinvested......................................        637          675        1,436        1,510
  Cost of shares redeemed...................................     (5,438)      (6,371)      (8,929)     (11,414)
                                                               --------     --------     --------     --------
  Change in net assets from Class A Share transactions......   $    895     $   (652)    $ (2,198)    $ (5,862)
                                                               ========     ========     ========     ========
CLASS B SHARES:
  Proceeds from shares issued...............................   $ 14,278     $  6,467     $  2,074     $    720
  Dividends reinvested......................................        588          392          115          102
  Cost of shares redeemed...................................     (3,345)      (1,577)        (609)        (273)
                                                               --------     --------     --------     --------
  Change in net assets from Class B Share transactions......   $ 11,521     $  5,282     $  1,580     $    549
                                                               ========     ========     ========     ========
SHARE TRANSACTIONS:
FIDUCIARY SHARES:
  Issued....................................................      3,381        2,635          747          538
  Issued in conversion......................................         --        3,617           --           --
  Reinvested................................................          4            9            1           --
  Redeemed..................................................     (2,097)      (1,556)      (2,934)      (3,023)
                                                               --------     --------     --------     --------
  Change in Fiduciary Shares................................      1,288        4,705       (2,186)      (2,485)
                                                               ========     ========     ========     ========
CLASS A SHARES:
  Issued....................................................        513          464          519          403
  Reinvested................................................         57           62          140          151
  Redeemed..................................................       (491)        (588)        (872)      (1,140)
                                                               --------     --------     --------     --------
  Change in Class A Shares..................................         79          (62)        (213)        (586)
                                                               ========     ========     ========     ========
CLASS B SHARES:
  Issued....................................................      1,281          592          202           72
  Reinvested................................................         53           36           11           10
  Redeemed..................................................       (301)        (145)         (59)         (27)
                                                               --------     --------     --------     --------
  Change in Class B Shares..................................      1,033          483          154           55
                                                               ========     ========     ========     ========

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998
(Amounts in Thousands)

                                                  WEST VIRGINIA MUNICIPAL BOND FUND    ARIZONA MUNICIPAL BOND FUND
                                                  ---------------------------------   ------------------------------
                                                                  JANUARY 17, 1997                 JANUARY 17, 1997
                                                  YEAR ENDED          THROUGH         YEAR ENDED        THROUGH
                                                   JUNE 30,           JUNE 30,         JUNE 30,        JUNE 30,
                                                     1998             1997(A)            1998           1997(A)
                                                  -----------    ------------------   ----------   -----------------
CAPITAL TRANSACTIONS:
FIDUCIARY SHARES:
  Proceeds from shares issued...................   $ 19,752           $ 9,442          $ 32,085        $  9,187
  Proceeds from shares issued in conversion.....         --            91,179                --         263,882
  Dividends reinvested..........................         38                --(b)             --              --
  Cost of shares redeemed.......................    (15,715)           (4,937)          (41,541)        (18,791)
                                                   --------           -------          --------        --------
  Change in net assets from Fiduciary Share
    transactions................................   $  4,075           $95,684          $ (9,456)       $254,278
                                                   ========           =======          ========        ========
CLASS A SHARES:
  Proceeds from shares issued...................   $  1,552           $   795          $  1,686        $  1,947
  Dividends reinvested..........................         48                 7                41               5
  Cost of shares redeemed.......................       (398)               --            (1,917)           (468)
                                                   --------           -------          --------        --------
  Change in net assets from Class A Share
    transactions................................   $  1,202           $   802          $   (190)       $  1,484
                                                   ========           =======          ========        ========
CLASS B SHARES:
  Proceeds from shares issued...................   $  2,695           $   605          $    289        $     --(b)
  Dividends reinvested..........................         28                 2                --              --
  Cost of shares redeemed.......................         (5)               --                --              --
                                                   --------           -------          --------        --------
  Change in net assets from Class B Share
    transactions................................   $  2,718           $   607          $    289        $     --(b)
                                                   ========           =======          ========        ========
SHARE TRANSACTIONS:
FIDUCIARY SHARES:
  Issued........................................      1,933               941             3,154             920
  Issued in conversion..........................         --             9,118                --          26,388
  Reinvested....................................          4                 1                --              --
  Redeemed......................................     (1,539)             (492)           (4,092)         (1,883)
                                                   --------           -------          --------        --------
  Change in Fiduciary Shares....................        398             9,568              (938)         25,425
                                                   ========           =======          ========        ========
CLASS A SHARES:
  Issued........................................        150                79               167             196
  Reinvested....................................          5                --                 4               1
  Redeemed......................................        (39)               --              (190)            (47)
                                                   --------           -------          --------        --------
  Change in Class A Shares......................        116                79               (19)            150
                                                   ========           =======          ========        ========
CLASS B SHARES:
  Issued........................................        262                61                29              --(b)
  Reinvested....................................          2                --                --              --
  Redeemed......................................         (1)               --                --              --
                                                   --------           -------          --------        --------
  Change in Class B Shares......................        263                61                29              --(b)
                                                   ========           =======          ========        ========

------------

(a) Period from commencement of operations.

(b) Amount is less than 1,000.

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

4. INVESTMENT ADVISORY, ADMINISTRATIVE, AND DISTRIBUTION AGREEMENTS:

   The Trust and the Advisor are parties to an investment advisory agreement under which the Advisor is entitled to receive an annual fee, computed daily and paid monthly, equal to the following percentages of the Funds' average net assets: 0.60% of the Intermediate Tax-Free Bond Fund, the Ohio Municipal Bond Fund and the Louisiana Municipal Bond Fund; and 0.45% of the Municipal Income Fund, the Kentucky Municipal Bond Fund, the West Virginia Municipal Bond Fund and the Arizona Municipal Bond Fund.

   The Trust and the Administrator, a wholly-owned subsidiary of The BISYS Group, Inc., are parties to an administrative agreement under which the Administrator provides services for a fee that is computed daily and paid monthly, at an annual rate of 0.20% on the first $1.5 billion of Trust net assets (excluding the Investor Growth Fund, the Investor Growth & Income Fund, the Investor Conservative Fund, and the Investor Balanced Fund, the "Investor Funds" and the Treasury Only Money Market Fund and the Government Money Market Fund, the "Institutional Money Market Funds"); 0.18% on the next $0.5 billion of Trust net assets (excluding the Investor Funds and the Institutional Money Market Funds); and 0.16% of Trust net assets (excluding the Investor Funds and the Institutional Money Market Funds) over $2 billion. The Advisor also serves as Sub-Administrator to each fund of the Trust, pursuant to an agreement between the Administrator and the Advisor. Pursuant to this agreement, the Advisor performs many of the Administrator's duties, for which the Advisor receives a fee paid by the Administrator.

   The Trust and The One Group Services Company (the "Distributor") are parties to a distribution agreement under which shares of the Funds are sold on a continuous basis. Class A, Class B, and Class C Shares are subject to distribution and shareholder services plans (the "Plans") pursuant to Rule 12b-1 under the 1940 Act. As provided in the Plans, the Trust will pay the Distributor a fee of 0.35% of the average daily net assets of Class A Shares of each of the Funds and 1.00% of the average daily net assets of the Class B and Class C Shares of each of the Funds. Currently, the Distributor has voluntarily agreed to limit payments under the Plans to 0.25%, 0.90% and 0.90% of average daily net assets of the Class A , Class B and Class C Shares, respectively, of each Fund. Up to 0.25% of the fees payable under the Plans may be used as compensation for shareholder services by the Distributor and/or financial institutions and intermediaries. Fees paid under the Plans may be applied by the Distributor toward (i) compensation for its services in connection with distribution assistance or provision of shareholder services; or (ii) payments to financial institutions and intermediaries such as banks (including affiliates of the Advisor), brokers, dealers and other institutions, including the Distributor's affiliates and subsidiaries as compensation for services or reimbursement of expenses incurred in connection with distribution assistance or provision of shareholder services. Fiduciary Class Shares of each Fund are offered without distribution fees. For the year ended June 30, 1998, the Distributor received $2,573,908 from commissions earned on sales of Class A Shares and redemptions of Class B and Class C Shares, of which the Distributor reallowed $2,569,574 to affiliated broker/dealers of the Funds.

   Certain officers of the Trust are affiliated with the Administrator. Such officers receive no compensation from the Funds for serving in their respective roles.

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

   The Advisor, the Administrator and the Distributor voluntarily agreed to waive a portion of their fees. For the year ended June 30, 1998, fees in the following amounts were waived (amounts in thousands):

                                                                                   12B-1 FEES
                                        INVESTMENT                                   WAIVED
                                       ADVISORY FEES   ADMINISTRATION    ------------------------------
                                          WAIVED         FEES WAIVED     CLASS A    CLASS B    CLASS C
                                       -------------   ---------------   --------   --------   --------
   Intermediate Tax-Free Bond Fund...     $1,026             $--           $11        $ 4        $--
   Municipal Income Fund.............        624              --            71         46          1
   Kentucky Municipal Bond Fund......        117              --             6          4         --
   Ohio Municipal Bond Fund..........        517              --            16         19         --
   Louisiana Municipal Bond Fund.....        356              --            49          4         --
   West Virginia Municipal Bond
     Fund............................        104              25             1          1         --
   Arizona Municipal Bond Fund.......        155              28             1         --         --

5. SECURITIES TRANSACTIONS:

   The cost of security purchases and the proceeds from the sale of securities (excluding short-term securities and purchased options) during the year ended June 30, 1998 were as follows (amounts in thousands):

                                                        PURCHASES    SALES
                                                        ---------   --------
Intermediate Tax-Free Bond Fund.......................  $574,646    $539,941
Municipal Income Fund.................................   667,809     418,288
Kentucky Municipal Bond Fund..........................    16,577       7,445
Ohio Municipal Bond Fund..............................    47,866      18,285
Louisiana Municipal Bond Fund.........................    18,508      39,598
West Virginia Municipal Bond Fund.....................    25,215      17,123
Arizona Municipal Bond Fund...........................    53,187      65,164

6. FINANCIAL INSTRUMENTS:

   Investing in financial instruments such as written options, futures, structured notes and indexed securities involves risks in excess of the amounts reflected in the Statement of Assets and Liabilities. The face or contract amounts reflect the extent of the involvement the Funds have in the particular class of instrument. Risks associated with these instruments include an imperfect correlation between the movements in the price of the instruments and the price of the underlying securities and interest rates, an illiquid secondary market for the instruments or inability of counterparties to perform under the terms of the contract. The Funds enter into these contracts primarily as a means to hedge against adverse fluctuation in securities.

7. CONCENTRATION OF CREDIT RISK:

   The Kentucky, Ohio, Louisiana, Arizona and West Virginia Municipal Bond Funds invest primarily in debt obligations issued by the respective States and their political subdivisions, agencies and public authorities to obtain funds for various public purposes. The Funds are more susceptible to economic and political factors adversely affecting issuers of the state's specific municipal securities than are municipal bond funds that are not concentrated in these issuers to the same extent.

8. CONVERSION OF COMMON TRUST FUNDS:

   On December 19, 1997, the net assets of certain common trust funds managed by the Advisor were exchanged in a tax-free conversion for shares of the corresponding One Group Funds. The transaction was accounted for by a method followed for tax purposes in a tax-free business combination. The following is a summary of shares

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

   issued, net assets converted, net asset value per share issued and unrealized appreciation of assets acquired as of the conversion date (amounts in thousands except per share amounts):

                                                                                    NET ASSET
                                                                        NET         VALUE PER
                                                                       ASSETS        SHARES        UNREALIZED
                                                            SHARES   CONVERTED       ISSUED       APPRECIATION
                                                            ------   ----------   -------------   ------------
           Municipal Income Fund..........................   4,581    $ 46,179       $10.08         $ 1,820

   On January 20, 1997, the net assets of certain common trust funds managed by the Advisor were exchanged in a tax-free conversion for shares of the corresponding One Group Funds. The transaction was accounted for by a method followed for tax purposes in a tax-free business combination. The following is a summary of shares issued, net assets converted, net asset value per share issued and unrealized appreciation of assets acquired as of the conversion date (amounts in thousands except per share amounts):

                                                                                 NET ASSET
                                                                     NET         VALUE PER
                                                                    ASSETS        SHARES        UNREALIZED
                                                         SHARES   CONVERTED       ISSUED       APPRECIATION
                                                         ------   ----------   -------------   ------------
   Intermediate Tax-Free Bond Fund.....................  16,858    $182,568       $10.83         $ 7,412
   Municipal Income Fund...............................   5,680      55,269         9.73           1,784
   Kentucky Municipal Bond Fund........................   7,752      78,683        10.15           4,545
   Ohio Municipal Bond Fund............................   3,617      39,137        10.82           2,826
   West Virginia Municipal Bond Fund...................   9,118      91,179        10.00           3,886
   Arizona Municipal Bond Fund.........................  26,388     263,882        10.00          12,118

9. FEDERAL TAX INFORMATION:

   The accompanying table below details distributions from long-term capital gains for the following funds for the fiscal year ended June 30, 1998 (amounts in thousands):

                                                                 20%             28%
                                                            DISTRIBUTIONS   DISTRIBUTIONS
                                                            -------------   -------------
Intermediate Tax-Free Bond Fund...........................     $  725          $  507
West Virginia Municipal Bond Fund.........................         19              --
Arizona Municipal Bond Fund...............................      1,265             519

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

    At June 30, 1998, the following Funds have capital loss carry forwards which are available to offset future capital gains, if any (amounts in thousands):

                                                        CAPITAL LOSS
                                                        CARRYFORWARD   EXPIRES
                                                        ------------   -------
Municipal Income Fund.................................     $3,424       2003
Municipal Income Fund.................................      2,561       2005
Kentucky Municipal Bond Fund..........................      1,197       2003
Kentucky Municipal Bond Fund..........................        483       2004
Ohio Municipal Bond Fund..............................      2,166       2003
Ohio Municipal Bond Fund..............................      1,463       2004
Ohio Municipal Bond Fund..............................        217       2005

    The Funds designate the following exempt-interest dividends for the taxable year ended June 30, 1998 (amounts in thousands):

                                                               TAX-EXEMPT
                                                              DISTRIBUTION
                                                              ------------
Intermediate Tax-Free Bond Fund.............................    $22,760
Municipal Income Fund.......................................     29,900
Kentucky Municipal Bond Fund................................      6,321
Ohio Municipal Bond Fund....................................      8,682
Louisiana Municipal Bond Fund...............................      7,435
West Virginia Municipal Bond Fund...........................      5,008
Arizona Municipal Bond Fund.................................     12,399

10. SUBSEQUENT EVENTS:

    On May 21, 1998, the Board of Trustees approved an agreement and plan of reorganization and liquidation ("the Plan") with the Marquis Family of Funds (the "Marquis Funds"). Under the Plan, the assets and liabilities of each Marquis fund were transferred to a comparable One Group fund. Shares of the comparable One Group fund were distributed to the Marquis shareholders in a complete liquidation of each Marquis fund. A special Shareholder Meeting to approve the plan was held on July 30, 1998. In a tax-free exchange on August 10, 1998, $51,579,111 of the Marquis Louisiana Tax-Free Income Fund net assets were exchanged for 5,037,023 shares of the One Group Louisiana Municipal Bond Fund.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                          INTERMEDIATE TAX-FREE BOND FUND
                                                          ----------------------------------------------------------------
                                                                                     FIDUCIARY
                                                          ----------------------------------------------------------------
                                                                                YEAR ENDED JUNE 30,
                                                          ----------------------------------------------------------------
                                                            1998          1997          1996          1995          1994
                                                          --------      --------      --------      --------      --------
NET ASSET VALUE, BEGINNING OF PERIOD................      $  10.92      $  10.67      $  10.64      $  10.49      $  11.15
                                                          --------      --------      --------      --------      --------
Investment Activities:
  Net investment income.............................          0.52          0.54          0.52          0.54          0.52
  Net realized and unrealized gains (losses) from
    investments.....................................          0.31          0.27          0.04          0.15         (0.52)
                                                          --------      --------      --------      --------      --------
    Total from Investment Activities................          0.83          0.81          0.56          0.69          0.00
                                                          --------      --------      --------      --------      --------
Distributions:
  Net investment income.............................         (0.52)        (0.54)        (0.51)        (0.54)        (0.53)
  In excess of net investment income................            --            --            --            --         (0.01)
  Net realized gains................................         (0.08)        (0.02)        (0.02)           --         (0.01)
  In excess of net realized gains...................            --            --            --            --         (0.11)
                                                          --------      --------      --------      --------      --------
    Total Distributions.............................         (0.60)        (0.56)        (0.53)        (0.54)        (0.66)
                                                          --------      --------      --------      --------      --------
NET ASSET VALUE, END OF PERIOD......................      $  11.15      $  10.92      $  10.67      $  10.64      $  10.49
                                                          ========      ========      ========      ========      ========
Total Return........................................          7.74%         7.76%         5.39%         6.75%        (0.11)%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).................      $493,686      $451,089      $217,201      $211,229      $182,611
  Ratio of expenses to average net assets...........          0.60%         0.58%         0.54%         0.53%         0.48%
  Ratio of net investment income to average net
    assets..........................................          4.70%         5.05%         4.87%         5.17%         4.78%
  Ratio of expenses to average net assets*..........          0.81%         0.81%         0.87%         0.88%         0.84%
  Ratio of net investment income to average net
    assets*.........................................          4.49%         4.82%         4.54%         4.82%         4.42%
  Portfolio turnover (a)............................        109.03%        86.89%       111.58%       199.76%       105.98%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                             INTERMEDIATE TAX-FREE BOND FUND
                                                               -----------------------------------------------------------
                                                                                         CLASS A
                                                               -----------------------------------------------------------
                                                                                   YEAR ENDED JUNE 30,
                                                               -----------------------------------------------------------
                                                                1998         1997         1996         1995         1994
                                                               -------      -------      -------      -------      -------
NET ASSET VALUE, BEGINNING OF PERIOD.....................      $ 10.91      $ 10.67      $ 10.63      $ 10.48      $ 11.14
                                                               -------      -------      -------      -------      -------
Investment Activities:
  Net investment income..................................         0.50         0.51         0.50         0.51         0.50
  Net realized and unrealized gains (losses) from
    investments..........................................         0.31         0.26         0.05         0.15        (0.52)
                                                               -------      -------      -------      -------      -------
    Total from Investment Activities.....................         0.81         0.77         0.55         0.66        (0.02)
                                                               -------      -------      -------      -------      -------
Distributions:
  Net investment income..................................        (0.50)       (0.51)       (0.49)       (0.49)       (0.52)
  In excess of net investment income.....................           --           --           --        (0.02)       (0.01)
  Net realized gains.....................................        (0.08)       (0.02)       (0.02)          --           --
  In excess of net realized gains........................           --           --           --           --        (0.11)
                                                               -------      -------      -------      -------      -------
    Total Distributions..................................        (0.58)       (0.53)       (0.51)       (0.51)       (0.64)
                                                               -------      -------      -------      -------      -------
NET ASSET VALUE, END OF PERIOD...........................      $ 11.14      $ 10.91      $ 10.67      $ 10.63      $ 10.48
                                                               =======      =======      =======      =======      =======
Total Return (Excludes Sales Charge).....................         7.50%        7.39%        5.28%        6.49%       (0.33)%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)......................      $14,515      $ 8,457      $ 6,622      $ 5,614      $ 5,556
  Ratio of expenses to average net assets................         0.85%        0.83%        0.79%        0.78%        0.73%
  Ratio of net investment income to average net assets...         4.45%        4.75%        4.62%        4.91%        4.57%
  Ratio of expenses to average net assets*...............         1.16%        1.15%        1.22%        1.23%        1.19%
  Ratio of net investment income to average net
    assets*..............................................         4.14%        4.43%        4.19%        4.46%        4.11%
  Portfolio turnover (a).................................       109.03%       86.89%      111.58%      199.76%      105.98%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                             INTERMEDIATE TAX-FREE BOND FUND
                                                               ------------------------------------------------------------
                                                                                         CLASS B
                                                               ------------------------------------------------------------
                                                                                   YEAR ENDED JUNE 30,
                                                               ------------------------------------------------------------
                                                                1998         1997         1996         1995        1994(A)
                                                               -------      -------      -------      -------      --------
NET ASSET VALUE, BEGINNING OF PERIOD.....................      $ 10.93      $ 10.68      $ 10.65      $ 10.50      $ 11.18
                                                               -------      -------      -------      -------      -------
Investment Activities:
  Net investment income..................................         0.43         0.45         0.43         0.46         0.17
  Net realized and unrealized gains (losses) from
    investments..........................................         0.31         0.27         0.04         0.14        (0.67)
                                                               -------      -------      -------      -------      -------
    Total from Investment Activities.....................         0.74         0.72         0.47         0.60        (0.50)
                                                               -------      -------      -------      -------      -------
Distributions:
  Net investment income..................................        (0.43)       (0.45)       (0.42)       (0.45)       (0.17)
  Net realized gains.....................................        (0.08)       (0.02)       (0.02)          --           --
  In excess of net realized gains........................           --           --           --           --        (0.01)
                                                               -------      -------      -------      -------      -------
    Total Distributions..................................        (0.51)       (0.47)       (0.44)       (0.45)       (0.18)
                                                               -------      -------      -------      -------      -------
NET ASSET VALUE, END OF PERIOD...........................      $ 11.16      $ 10.93      $ 10.68      $ 10.65      $ 10.50
                                                               =======      =======      =======      =======      =======
Total Return (Excludes Sales Charge).....................         6.81%        6.82%        4.48%        5.89%       (4.48)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)......................      $ 5,659      $ 3,307      $ 2,439      $ 1,116      $   549
  Ratio of expenses to average net assets................         1.50%        1.47%        1.44%        1.43%        1.40%(c)
  Ratio of net investment income to average net assets...         3.80%        4.09%        3.97%        4.29%        4.08%(c)
  Ratio of expenses to average net assets*...............         1.81%        1.78%        1.87%        1.88%        1.85%(c)
  Ratio of net investment income to average net
    assets*..............................................         3.49%        3.78%        3.54%        3.84%        3.63%(c)
  Portfolio turnover (d).................................       109.03%       86.89%      111.58%      199.76%      105.98%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Class B Shares commenced offering on January 14, 1994.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                               MUNICIPAL INCOME FUND
                                                          ----------------------------------------------------------------
                                                                                     FIDUCIARY
                                                          ----------------------------------------------------------------
                                                                                YEAR ENDED JUNE 30,
                                                          ----------------------------------------------------------------
                                                            1998          1997          1996          1995          1994
                                                          --------      --------      --------      --------      --------
NET ASSET VALUE, BEGINNING OF PERIOD................      $   9.84      $   9.66      $   9.69      $   9.66      $  10.11
                                                          --------      --------      --------      --------      --------
Investment Activities:
  Net investment income.............................          0.51          0.53          0.56          0.57          0.56
  Net realized and unrealized gains (losses) from
    investments.....................................          0.27          0.18         (0.03)         0.03         (0.42)
                                                          --------      --------      --------      --------      --------
    Total from Investment Activities................          0.78          0.71          0.53          0.60          0.14
                                                          --------      --------      --------      --------      --------
Distributions:
  Net investment income.............................         (0.51)        (0.53)        (0.56)        (0.57)        (0.56)
  Net realized gains................................            --            --            --            --         (0.03)
                                                          --------      --------      --------      --------      --------
    Total Distributions.............................         (0.51)        (0.53)        (0.56)        (0.57)        (0.59)
                                                          --------      --------      --------      --------      --------
NET ASSET VALUE, END OF PERIOD......................      $  10.11      $   9.84      $   9.66      $   9.69      $   9.66
                                                          ========      ========      ========      ========      ========
Total Return........................................          8.09%         7.49%         5.54%         6.46%         1.36%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).................      $617,885      $408,577      $241,115      $185,916      $152,763
  Ratio of expenses to average net assets...........          0.57%         0.57%         0.56%         0.56%         0.54%
  Ratio of net investment income to average net
    assets..........................................          5.08%         5.38%         5.70%         6.02%         5.61%
  Ratio of expenses to average net assets*..........          0.67%         0.68%         0.76%         0.74%         0.71%
  Ratio of net investment income to average net
    assets*.........................................          4.98%         5.27%         5.50%         5.84%         5.44%
  Portfolio turnover (a)............................         69.76%        62.83%        83.17%        66.02%       101.48%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                                 MUNICIPAL INCOME FUND
                                                              ------------------------------------------------------------
                                                                                        CLASS A
                                                              ------------------------------------------------------------
                                                                                  YEAR ENDED JUNE 30,
                                                              ------------------------------------------------------------
                                                                1998         1997         1996         1995         1994
                                                              --------      -------      -------      -------      -------
NET ASSET VALUE, BEGINNING OF PERIOD....................      $   9.87      $  9.69      $  9.72      $  9.67      $ 10.12
                                                              --------      -------      -------      -------      -------
Investment Activities:
  Net investment income.................................          0.49         0.51         0.55         0.55         0.55
  Net realized and unrealized gains (losses)
    from investments....................................          0.27         0.18        (0.04)        0.05        (0.43)
                                                              --------      -------      -------      -------      -------
    Total from Investment Activities....................          0.76         0.69         0.51         0.60         0.12
                                                              --------      -------      -------      -------      -------
Distributions:
  Net investment income.................................         (0.49)       (0.51)       (0.54)       (0.55)       (0.54)
  Net realized gains....................................            --           --           --           --        (0.03)
                                                              --------      -------      -------      -------      -------
    Total Distributions.................................         (0.49)       (0.51)       (0.54)       (0.55)       (0.57)
                                                              --------      -------      -------      -------      -------
NET ASSET VALUE, END OF PERIOD..........................      $  10.14      $  9.87      $  9.69      $  9.72      $  9.67
                                                              ========      =======      =======      =======      =======
Total Return (Excludes Sales Charge)....................          7.84%        7.24%        5.35%        6.21%        1.34%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).....................      $101,805      $41,829      $25,787      $11,462      $10,725
  Ratio of expenses to average net assets...............          0.82%        0.82%        0.81%        0.81%        0.79%
  Ratio of net investment income to average net
    assets..............................................          4.83%        5.13%        5.45%        5.76%        5.44%
  Ratio of expenses to average net assets*..............          1.02%        1.03%        1.11%        1.09%        1.06%
  Ratio of net investment income to average net
    assets*.............................................          4.63%        4.92%        5.15%        5.48%        5.17%
  Portfolio turnover (a)................................         69.76%       62.83%       83.17%       66.02%      101.48%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                                  MUNICIPAL INCOME FUND
                                                               ------------------------------------------------------------
                                                                                         CLASS B
                                                               ------------------------------------------------------------
                                                                                   YEAR ENDED JUNE 30,
                                                               ------------------------------------------------------------
                                                                1998         1997         1996         1995        1994(A)
                                                               -------      -------      -------      -------      --------
NET ASSET VALUE, BEGINNING OF PERIOD.....................      $  9.84      $  9.66      $  9.69      $  9.62      $ 10.10
                                                               -------      -------      -------      -------      -------
Investment Activities:
  Net investment income..................................         0.42         0.44         0.47         0.49         0.24
  Net realized and unrealized gains (losses) from
    investments..........................................         0.26         0.18        (0.03)        0.07        (0.48)
                                                               -------      -------      -------      -------      -------
    Total from Investment Activities.....................         0.68         0.62         0.44         0.56        (0.24)
                                                               -------      -------      -------      -------      -------
Distributions:
  Net investment income..................................        (0.42)       (0.44)       (0.47)       (0.49)       (0.24)
                                                               -------      -------      -------      -------      -------
    Total Distributions..................................        (0.42)       (0.44)       (0.47)       (0.49)       (0.24)
                                                               -------      -------      -------      -------      -------
NET ASSET VALUE, END OF PERIOD...........................      $ 10.10      $  9.84      $  9.66      $  9.69      $  9.62
                                                               =======      =======      =======      =======      =======
Total Return (Excludes Sales Charge).....................         7.04%        6.55%        4.65%        5.58%       (1.98)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)......................      $56,911      $36,258      $23,204      $ 8,326      $ 4,855
  Ratio of expenses to average net assets................         1.47%        1.47%        1.46%        1.46%        1.41%(c)
  Ratio of net investment income to average net assets...         4.18%        4.48%        4.80%        5.14%        4.95%(c)
  Ratio of expenses to average net assets*...............         1.67%        1.67%        1.76%        1.74%        1.62%(c)
  Ratio of net investment income to average net
    assets*..............................................         3.98%        4.28%        4.50%        4.86%        4.74%(c)
  Portfolio turnover (d).................................        69.76%       62.83%       83.17%       66.02%      101.48%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Class B Shares commenced offering on January 14, 1994.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                 MUNICIPAL
                                                                INCOME FUND
                                                                ------------
                                                                  CLASS C
                                                                ------------

                                                                NOVEMBER 4,
                                                                  1997 TO
                                                                  JUNE 30,
                                                                  1998(A)
                                                                ------------
NET ASSET VALUE, BEGINNING OF PERIOD........................       $ 9.96
                                                                   ------
Investment Activities:
  Net investment income.....................................         0.68
  Net realized and unrealized gains (losses) from
     investments                                                     0.13
                                                                   ------
     Total from Investment Activities.......................         0.81
                                                                   ------
Distributions:
  Net investment income.....................................        (0.68)
                                                                   ------
     Total Distributions....................................        (0.68)
                                                                   ------
NET ASSET VALUE, END OF PERIOD..............................       $10.09
                                                                   ======
Total Return (Excludes Sales Charge)........................         8.28%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................       $2,216
  Ratio of expenses to average net assets...................         1.47%(c)
  Ratio of net investment income to average net assets......         4.18%(c)
  Ratio of expenses to average net assets*..................         1.67%(c)
  Ratio of net investment income to average net assets*.....         3.98%(c)
  Portfolio turnover (d)....................................        69.76%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                  KENTUCKY MUNICIPAL BOND FUND
                                         -------------------------------------------------------------------------------
                                                           FIDUCIARY
                                         ----------------------------------------------
                                                                            JANUARY 20,    FEBRUARY 1,       MARCH 12,
                                               YEAR ENDED JUNE 30,            1995 TO        1994, TO        1993, TO
                                         -------------------------------     JUNE 30,      JANUARY 19,      JANUARY 31,
                                           1998        1997       1996        1995(A)        1995(B)        1994(B)(C)
                                         --------    --------    -------    -----------    ------------    -------------
NET ASSET VALUE,
  BEGINNING OF PERIOD................    $  10.20    $  10.04    $  9.92      $  9.49        $ 10.45          $ 10.00
                                         --------    --------    -------      -------        -------          -------
Investment Activities:
  Net investment income..............        0.51        0.50       0.50         0.20           0.41             0.36
  Net realized and unrealized gains
    (losses) from investments........        0.20        0.16       0.12         0.43          (0.95)            0.43
                                         --------    --------    -------      -------        -------          -------
    Total from Investment
       Activities....................        0.71        0.66       0.62         0.63          (0.54)            0.79
                                         --------    --------    -------      -------        -------          -------
Distributions:
  Net investment income..............       (0.51)      (0.50)     (0.50)       (0.20)         (0.42)           (0.34)
                                         --------    --------    -------      -------        -------          -------
    Total Distributions..............       (0.51)      (0.50)     (0.50)       (0.20)         (0.42)           (0.34)
                                         --------    --------    -------      -------        -------          -------
NET ASSET VALUE,
  END OF PERIOD......................    $  10.40    $  10.20    $ 10.04      $  9.92        $  9.49          $ 10.45
                                         ========    ========    =======      =======        =======          =======
Total Return.........................        7.11%       6.74%      6.35%        6.56%(d)      (5.17)%(d)        8.05%(d)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period
    (000)............................    $122,220    $116,830    $30,300      $32,520        $41,953          $64,663
  Ratio of expenses to average
    net assets.......................        0.60%       0.59%      0.68%        0.65%(e)       1.03% (e)        0.70%(e)
  Ratio of net investment income to
    average net assets...............        4.94%       5.12%      4.60%        4.70%(e)       4.27% (e)        4.19%(e)
  Ratio of expenses to average net
    assets*..........................        0.69%       0.72%      1.02%        0.97%(e)       1.05% (e)        0.91%(e)
  Ratio of net investment income to
    average net assets*..............        4.85%       4.99%      4.26%        4.38%(e)       4.25% (e)        3.98%(e)
  Portfolio turnover (f).............        5.81%      13.30%     16.78%       19.75%         10.00%            5.00%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from date reorganized as a fund of The One Group.
(b) Prior to reorganizing as a fund of The One Group, the Fund offered only one class of shares.
(c) Period from commencement of operations.
(d) Not annualized.
(e) Annualized.
(f) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                        KENTUCKY MUNICIPAL BOND FUND
                                                                ---------------------------------------------
                                                                                   CLASS A
                                                                ---------------------------------------------

                                                                                                 JANUARY 20,
                                                                    YEAR ENDED JUNE 30,            1995 TO
                                                                ----------------------------      JUNE 30,
                                                                 1998       1997      1996         1995(A)
                                                                -------    ------    -------    -------------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................    $ 10.21    $10.05    $  9.93       $  9.49
                                                                -------    ------    -------       -------
Investment Activities:
  Net investment income.....................................       0.49      0.48       0.44          0.19
  Net realized and unrealized gains (losses) from
    investments.............................................       0.20      0.16       0.12          0.44
                                                                -------    ------    -------       -------
    Total from Investment Activities........................       0.69      0.64       0.56          0.63
                                                                -------    ------    -------       -------
Distributions:
  Net investment income.....................................      (0.49)    (0.48)     (0.44)        (0.19)
                                                                -------    ------    -------       -------
    Total Distributions.....................................      (0.49)    (0.48)     (0.44)        (0.19)
                                                                -------    ------    -------       -------
NET ASSET VALUE,
  END OF PERIOD.............................................    $ 10.41    $10.21    $ 10.05       $  9.93
                                                                =======    ======    =======       =======
Total Return (Excludes Sales Charge)........................       6.86%     6.46%      5.70%         5.66%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $ 7,899    $5,554    $ 8,178       $ 8,818
  Ratio of expenses to average net assets...................       0.85%     0.84%      0.93%         0.90%(c)
  Ratio of net investment income to average net assets......       4.69%     4.66%      4.35%         4.44%(c)
  Ratio of expenses to average net assets*..................       1.04%     1.04%      1.37%         1.33%(c)
  Ratio of net investment income to average net assets*.....       4.50%     4.46%      3.91%         4.01%(c)
  Portfolio turnover (d)....................................       5.81%    13.30%     16.78%        19.75%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from date reorganized as a fund of The One Group.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                         KENTUCKY MUNICIPAL BOND FUND
                                                                ----------------------------------------------
                                                                                   CLASS B
                                                                ----------------------------------------------

                                                                                                   MARCH 16,
                                                                     YEAR ENDED JUNE 30,            1995 TO
                                                                -----------------------------      JUNE 30,
                                                                 1998       1997       1996         1995(A)
                                                                -------    -------    -------    -------------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................    $ 10.15    $  9.99    $  9.87       $  9.75
                                                                -------    -------    -------       -------
Investment Activities:
  Net investment income.....................................       0.42       0.41       0.38          0.14
  Net realized and unrealized gains (losses) from
    investments.............................................       0.20       0.16       0.13          0.12
                                                                -------    -------    -------       -------
    Total from Investment Activities........................       0.62       0.57       0.51          0.26
                                                                -------    -------    -------       -------
Distributions:
  Net investment income.....................................      (0.42)     (0.41)     (0.39)        (0.14)
                                                                -------    -------    -------       -------
    Total Distributions.....................................      (0.42)     (0.41)     (0.39)        (0.14)
                                                                -------    -------    -------       -------
NET ASSET VALUE,
  END OF PERIOD.............................................    $ 10.35    $ 10.15    $  9.99       $  9.87
                                                                =======    =======    =======       =======
Total Return (Excludes Sales Charge)........................       6.20%      5.81%      5.16%         2.63%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $ 5,581    $ 2,399    $ 1,457       $    79
  Ratio of expenses to average net assets...................       1.51%      1.47%      1.58%         1.58%(c)
  Ratio of net investment income to average net assets......       4.04%      4.05%      3.70%         3.89%(c)
  Ratio of expenses to average net assets*..................       1.70%      1.70%      2.02%         2.21%(c)
  Ratio of net investment income to average net
    assets*.................................................       3.85%      3.82%      3.26%         3.25%(c)
  Portfolio turnover (d)....................................       5.81%     13.30%     16.78%        19.75%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                               OHIO MUNICIPAL BOND FUND
                                                             -------------------------------------------------------------
                                                                                       FIDUCIARY
                                                             -------------------------------------------------------------
                                                                                  YEAR ENDED JUNE 30,
                                                             -------------------------------------------------------------
                                                               1998          1997         1996         1995         1994
                                                             --------      --------      -------      -------      -------
NET ASSET VALUE, BEGINNING OF PERIOD...................      $  10.88      $  10.69      $ 10.65      $ 10.58      $ 11.11
                                                             --------      --------      -------      -------      -------
Investment Activities:
  Net investment income................................          0.56          0.56         0.56         0.55         0.51
  Net realized and unrealized gains (losses) from
    investments........................................          0.20          0.19         0.04         0.07        (0.50)
                                                             --------      --------      -------      -------      -------
    Total from Investment Activities...................          0.76          0.75         0.60         0.62         0.01
                                                             --------      --------      -------      -------      -------
Distributions:
  Net investment income................................         (0.56)        (0.56)       (0.56)       (0.55)       (0.52)
  In excess of net realized gains......................            --            --           --           --        (0.02)
                                                             --------      --------      -------      -------      -------
    Total Distributions................................         (0.56)        (0.56)       (0.56)       (0.55)       (0.54)
                                                             --------      --------      -------      -------      -------
NET ASSET VALUE, END OF PERIOD.........................      $  11.08      $  10.88      $ 10.69      $ 10.65      $ 10.58
                                                             ========      ========      =======      =======      =======
Total Return...........................................          7.13%         7.22%        5.69%        6.07%        0.07%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)....................      $149,890      $133,172      $80,611      $79,993      $93,261
  Ratio of expenses to average net assets..............          0.54%         0.54%        0.57%        0.58%        0.53%
  Ratio of net investment income to average net
    assets.............................................          5.09%         5.24%        5.17%        5.29%        4.76%
  Ratio of expenses to average net assets*.............          0.83%         0.84%        0.95%        0.91%        0.86%
  Ratio of net investment income to average net
    assets*............................................          4.80%         4.94%        4.79%        4.96%        4.43%
  Portfolio turnover (a)...............................         10.49%         7.45%       24.61%       77.69%       16.77%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                                OHIO MUNICIPAL BOND FUND
                                                               -----------------------------------------------------------
                                                                                         CLASS A
                                                               -----------------------------------------------------------
                                                                                   YEAR ENDED JUNE 30,
                                                               -----------------------------------------------------------
                                                                1998         1997         1996         1995         1994
                                                               -------      -------      -------      -------      -------
NET ASSET VALUE, BEGINNING OF PERIOD.....................      $ 10.91      $ 10.72      $ 10.68      $ 10.61      $ 11.13
                                                               -------      -------      -------      -------      -------
Investment Activities:
  Net investment income..................................         0.54         0.54         0.55         0.53         0.50
  Net realized and unrealized gains (losses) from
    investments..........................................         0.20         0.19         0.03         0.07        (0.48)
                                                               -------      -------      -------      -------      -------
    Total from Investment Activities.....................         0.74         0.73         0.58         0.60         0.02
                                                               -------      -------      -------      -------      -------
Distributions:
  Net investment income..................................        (0.54)       (0.54)       (0.54)       (0.51)       (0.50)
  In excess of net investment income.....................           --           --           --        (0.02)       (0.02)
  In excess of net realized gains........................           --           --           --           --        (0.02)
                                                               -------      -------      -------      -------      -------
    Total Distributions..................................        (0.54)       (0.54)       (0.54)       (0.53)       (0.54)
                                                               -------      -------      -------      -------      -------
NET ASSET VALUE, END OF PERIOD...........................      $ 11.11      $ 10.91      $ 10.72      $ 10.68      $ 10.61
                                                               =======      =======      =======      =======      =======
Total Return (Excludes Sales Charge).....................         6.87%        6.95%        5.44%        5.79%       (0.05)%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)......................      $17,297      $16,114      $16,507      $12,006      $14,883
  Ratio of expenses to average net assets................         0.79%        0.79%        0.82%        0.82%        0.78%
  Ratio of net investment income to average net assets...         4.83%        4.96%        4.92%        5.01%        4.63%
  Ratio of expenses to average net assets*...............         1.18%        1.19%        1.30%        1.25%        1.21%
  Ratio of net investment income to average net
    assets*..............................................         4.44%        4.56%        4.44%        4.58%        4.20%
  Portfolio turnover (a).................................        10.49%        7.45%       24.61%       77.69%       16.77%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                              OHIO MUNICIPAL BOND FUND
                                                          -----------------------------------------------------------------
                                                                                       CLASS B
                                                          -----------------------------------------------------------------
                                                                                                               JANUARY 14,
                                                                       YEAR ENDED JUNE 30,                       1994 TO
                                                          ----------------------------------------------        JUNE 30,
                                                           1998         1997         1996         1995           1994(A)
                                                          -------      -------      -------      -------      -------------
NET ASSET VALUE, BEGINNING OF PERIOD................      $ 10.98      $ 10.79      $ 10.75      $ 10.68         $ 11.31
                                                          -------      -------      -------      -------         -------
Investment Activities:
  Net investment income.............................         0.47         0.47         0.48         0.43            0.17
  Net realized and unrealized gains (losses) from
    investments.....................................         0.20         0.19         0.03         0.07           (0.62)
                                                          -------      -------      -------      -------         -------
    Total from Investment Activities................         0.67         0.66         0.51         0.50           (0.45)
                                                          -------      -------      -------      -------         -------
Distributions:
  Net investment income.............................        (0.47)       (0.47)       (0.47)       (0.43)          (0.17)
  In excess of net investment income................           --           --           --           --           (0.01)
                                                          -------      -------      -------      -------         -------
    Total Distributions.............................        (0.47)       (0.47)       (0.47)       (0.43)          (0.18)
                                                          -------      -------      -------      -------         -------
NET ASSET VALUE, END OF PERIOD......................      $ 11.18      $ 10.98      $ 10.79      $ 10.75         $ 10.68
                                                          =======      =======      =======      =======         =======
Total Return (Excludes Sales Charge)................         6.20%        6.26%        4.79%        5.17%          (4.02)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).................      $26,138      $14,316      $ 8,854      $ 3,209         $ 2,043
  Ratio of expenses to average net assets...........         1.44%        1.44%        1.47%        1.48%           1.28% (c)
  Ratio of net investment income to average net
    assets..........................................         4.19%        4.33%        4.27%        4.40%           4.23% (c)
  Ratio of expenses to average net assets*..........         1.83%        1.84%        1.95%        1.91%           1.68% (c)
  Ratio of net investment income to average net
    assets*.........................................         3.80%        3.93%        3.79%        3.97%           3.83% (c)
  Portfolio turnover (d)............................        10.49%        7.45%       24.61%       77.69%          16.77%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                     LOUISIANA MUNICIPAL BOND FUND
                                                                  -----------------------------------
                                                                               FIDUCIARY
                                                                  -----------------------------------

                                                                                              MARCH
                                                                                             26, 1996
                                                                   YEAR ENDED JUNE 30,       THROUGH
                                                                  ---------------------      JUNE 30,
                                                                   1998          1997        1996(A)
                                                                  -------      --------      --------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................      $ 10.10      $   9.93      $  10.00
                                                                  -------      --------      --------
Investment Activities:
  Net investment income.....................................         0.50          0.49          0.13
  Net realized and unrealized gains (losses) from
     investments............................................         0.16          0.17         (0.07)
                                                                  -------      --------      --------
     Total from Investment Activities.......................         0.66          0.66          0.06
                                                                  -------      --------      --------
Distributions:
  Net investment income.....................................        (0.50)        (0.49)        (0.13)
                                                                  -------      --------      --------
     Total Distributions....................................        (0.50)        (0.49)        (0.13)
                                                                  -------      --------      --------
NET ASSET VALUE,
  END OF PERIOD.............................................      $ 10.26      $  10.10      $   9.93
                                                                  =======      ========      ========
Total Return................................................         6.62%         6.81%         0.90%(b)(c)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................      $92,690      $113,338      $136,041
  Ratio of expenses to average net assets...................         0.60%         0.62%         0.71%(d)
  Ratio of net investment income to average net assets......         4.85%         4.91%         4.76%(d)
  Ratio of expenses to average net assets*..................         0.83%         0.84%         0.86%(d)
  Ratio of net investment income to average net assets*.....         4.62%         4.69%         4.61%(d)
  Portfolio turnover (e)....................................        12.03%        17.39%        16.72%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from date reorganized as a fund of The One Group.
(b) Not annualized.
(c) Represents total return for Class A Shares from December 1, 1995 through March 25, 1996 plus total return for Fiduciary Shares for the period March 26, 1996 through June 30, 1996.
(d) Annualized.
(e) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                 LOUISIANA MUNICIPAL BOND FUND
                                          ---------------------------------------------------------------------------
                                                                            CLASS A
                                          ---------------------------------------------------------------------------

                                                                   SEVEN MONTHS
                                           YEAR ENDED JUNE 30,        ENDED             YEAR ENDED NOVEMBER 30,
                                          ---------------------      JUNE 30,      ----------------------------------
                                           1998          1997        1996(A)         1995        1994          1993
                                          -------       -------    ------------    --------    --------      --------
NET ASSET VALUE,
  BEGINNING OF PERIOD.................    $ 10.10       $  9.93      $ 10.09       $   9.38    $  10.27      $   9.92
                                          -------       -------      -------       --------    --------      --------
Investment Activities:
  Net investment income...............       0.47          0.47         0.24           0.50        0.49          0.52
  Net realized and unrealized gains
    (losses) from investments.........       0.16          0.17        (0.16)          0.71       (0.79)         0.42
                                          -------       -------      -------       --------    --------      --------
    Total from Investment
       Activities.....................       0.63          0.64         0.08           1.21       (0.30)         0.94
                                          -------       -------      -------       --------    --------      --------
Distributions:
  Net investment income...............      (0.47)        (0.47)       (0.24)         (0.50)      (0.49)        (0.52)
  Net realized gains..................         --            --           --             --       (0.10)        (0.07)
                                          -------       -------      -------       --------    --------      --------
    Total Distributions...............      (0.47)        (0.47)       (0.24)         (0.50)      (0.59)        (0.59)
                                          -------       -------      -------       --------    --------      --------
NET ASSET VALUE, END OF PERIOD........    $ 10.26       $ 10.10      $  9.93       $  10.09    $   9.38      $  10.27
                                          =======       =======      =======       ========    ========      ========
Total Return (Excludes Sales
  Charge).............................       6.35%         6.55%        0.84%(b)      13.11%      (2.97)%        9.65%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)...    $47,078       $48,498      $53,479       $206,119    $196,820      $196,534
  Ratio of expenses to average
    net assets........................       0.85%         0.87%        0.69%(c)       0.62%       0.65%         0.62%
  Ratio of net investment income to
    average net assets................       4.60%         4.66%        4.71%(c)       5.07%       4.97%         5.07%
  Ratio of expenses to average net
    assets*...........................       1.18%         1.19%        0.86%(c)       0.77%       0.80%         0.78%
  Ratio of net investment income to
    average net assets*...............       4.27%         4.34%        4.54%(c)       4.92%       4.82%         4.91%
  Portfolio turnover (d)..............      12.03%        17.39%       16.72%         28.00%      24.00%        25.00%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Upon reorganizing as a fund of The One Group, the Paragon Louisiana Tax-Free Fund became the Louisiana Municipal Bond Fund. Financial highlights for the periods prior to March 26, 1996 represents the Paragon Louisiana Tax-Free Fund. The per share data for the periods prior to March 26, 1996 have been restated to reflect the impact of restatement of net asset value from $10.67 to $10.00 effective March 26, 1996.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                   LOUISIANA MUNICIPAL BOND FUND
                                              ------------------------------------------------------------------------
                                                                              CLASS B
                                              ------------------------------------------------------------------------

                                                                         SEVEN MONTHS        YEAR        SEPTEMBER 16,
                                                YEAR ENDED JUNE 30,         ENDED           ENDED        1994 THROUGH
                                              -----------------------      JUNE 30,      NOVEMBER 30,    NOVEMBER 30,
                                               1998            1997        1996(A)           1995           1994(B)
                                              -------         -------    ------------    ------------    -------------
NET ASSET VALUE,
  BEGINNING OF PERIOD.....................    $ 10.10         $  9.93      $ 10.09         $  9.36          $  9.73
                                              -------         -------      -------         -------          -------
Investment Activities:
  Net investment income...................       0.41            0.40         0.21            0.42             0.08
  Net realized and unrealized gains
    (losses)
    from investments......................       0.16            0.17        (0.16)           0.73            (0.37)
                                              -------         -------      -------         -------          -------
    Total from Investment Activities......       0.57            0.57         0.05            1.15            (0.29)
                                              -------         -------      -------         -------          -------
Distributions:
  Net investment income...................      (0.41)          (0.40)       (0.21)          (0.42)           (0.08)
                                              -------         -------      -------         -------          -------
    Total Distributions...................      (0.41)          (0.40)       (0.21)          (0.42)           (0.08)
                                              -------         -------      -------         -------          -------
NET ASSET VALUE, END OF PERIOD............    $ 10.26         $ 10.10      $  9.93         $ 10.09          $  9.36
                                              =======         =======      =======         =======          =======
Total Return (Excludes Sales Charge)......       5.69%           5.87%        0.48%(c)       12.52%           (2.94)%(c)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).......    $ 5,474         $ 3,835      $ 3,223         $ 2,115          $   204
  Ratio of expenses to average net
    assets................................       1.50%           1.51%        1.50%(d)        1.37%            1.41% (d)
  Ratio of net investment income to
    average net assets....................       3.95%           4.02%        3.98%(d)        4.27%            4.45% (d)
  Ratio of expenses to average net
    assets*...............................       1.83%           1.85%        1.70%(d)        1.52%            1.56% (d)
  Ratio of net investment income to
    average net assets*...................       3.62%           3.68%        3.78%(d)        4.12%            4.30% (d)
  Portfolio turnover (e)..................      12.03%          17.39%       16.72%          28.00%           24.00%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Upon reorganizing as a fund of The One Group, the Paragon Louisiana Tax-Free Fund became the Louisiana Municipal Bond Fund. Financial highlights for the periods prior to March 26, 1996 represents the Paragon Louisiana Tax-Free Fund. The per share data for the periods prior to March 26, 1996 have been restated to reflect the impact of restatement of net asset value from $10.70 to $10.00 effective March 26, 1996.
(b) Period from commencement of operations.
(c) Not annualized.
(d) Annualized.
(e) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                 WEST VIRGINIA MUNICIPAL BOND FUND
                                                                -----------------------------------
                                                                             FIDUCIARY
                                                                -----------------------------------

                                                                  YEAR             JANUARY 20, 1997
                                                                 ENDED                 THROUGH
                                                                JUNE 30,               JUNE 30,
                                                                  1998                 1997(A)
                                                                --------               -------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................    $  10.06               $ 10.00
                                                                --------               -------
Investment Activities:
  Net investment income.....................................        0.50                  0.22
  Net realized and unrealized gains (losses) from
    investments.............................................        0.22                  0.06
                                                                --------               -------
    Total from Investment Activities........................        0.72                  0.28
                                                                --------               -------
Distributions:
  Net investment income.....................................       (0.50)                (0.22)
                                                                --------               -------
    Total Distributions.....................................       (0.50)                (0.22)
                                                                --------               -------
NET ASSET VALUE,
  END OF PERIOD.............................................    $  10.28               $ 10.06
                                                                ========               =======
Total Return................................................        7.36%                 2.84%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $102,413               $96,270
  Ratio of expenses to average net assets...................        0.60%                 0.59%(c)
  Ratio of net investment income to average net assets......        4.93%                 5.04%(c)
  Ratio of expenses to average net assets*..................        0.72%                 0.67%(c)
  Ratio of net investment income to average net assets*.....        4.81%                 4.96%(c)
  Portfolio turnover (d)....................................       16.69%                 6.21%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                 WEST VIRGINIA MUNICIPAL BOND FUND
                                                                -----------------------------------
                                                                              CLASS A
                                                                -----------------------------------

                                                                  YEAR             JANUARY 20, 1997
                                                                 ENDED                 THROUGH
                                                                JUNE 30,               JUNE 30,
                                                                  1998                 1997(A)
                                                                -------                -------
NET ASSET VALUE, BEGINNING OF PERIOD........................    $ 10.15                $ 10.00
                                                                -------                -------
Investment Activities:
  Net investment income.....................................       0.48                   0.16
  Net realized and unrealized gains (losses) from
    investments.............................................       0.21                   0.15
                                                                -------                -------
    Total from Investment Activities........................       0.69                   0.31
                                                                -------                -------
Distributions:
  Net investment income.....................................      (0.48)                 (0.16)
                                                                -------                -------
    Total Distributions.....................................      (0.48)                 (0.16)
                                                                -------                -------
NET ASSET VALUE,
  END OF PERIOD.............................................    $ 10.36                $ 10.15
                                                                =======                =======
Total Return (Excludes Sales Charge)........................       6.98%                  3.08%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $ 2,024                $   808
  Ratio of expenses to average net assets...................       0.85%                  0.84%(c)
  Ratio of net investment income to average net assets......       4.68%                  4.94%(c)
  Ratio of expenses to average net assets*..................       1.07%                  0.97%(c)
  Ratio of net investment income to average net assets*.....       4.46%                  4.81%(c)
  Portfolio turnover (d)....................................      16.69%                  6.21%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                 WEST VIRGINIA MUNICIPAL BOND FUND
                                                                -----------------------------------
                                                                              CLASS B
                                                                -----------------------------------

                                                                  YEAR             JANUARY 20, 1997
                                                                 ENDED                 THROUGH
                                                                JUNE 30,               JUNE 30,
                                                                  1998                 1997(A)
                                                                 ------                -------
NET ASSET VALUE, BEGINNING OF PERIOD........................     $10.12                $ 10.00
                                                                 ------                -------
Investment Activities:
  Net investment income.....................................       0.42                   0.14
  Net realized and unrealized gains (losses) from
    investments.............................................       0.23                   0.12
                                                                 ------                -------
    Total from Investment Activities........................       0.65                   0.26
                                                                 ------                -------
Distributions:
  Net investment income.....................................      (0.42)                 (0.14)
                                                                 ------                -------
    Total Distributions.....................................      (0.42)                 (0.14)
                                                                 ------                -------
NET ASSET VALUE,
  END OF PERIOD.............................................     $10.35                $ 10.12
                                                                 ======                =======
Total Return (Excludes Sales Charge)........................       6.57%                  2.64%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................     $3,352                $   614
  Ratio of expenses to average net assets...................       1.50%                  1.49%(c)
  Ratio of net investment income to average net assets......       4.05%                  4.08%(c)
  Ratio of expenses to average net assets*..................       1.72%                  1.62%(c)
  Ratio of net investment income to average net assets*.....       3.83%                  3.95%(c)
  Portfolio turnover (d)....................................      16.69%                  6.21%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                ARIZONA MUNICIPAL BOND FUND
                                                                ----------------------------
                                                                         FIDUCIARY
                                                                ----------------------------

                                                                                 JANUARY 20,
                                                                  YEAR              1997
                                                                 ENDED             THROUGH
                                                                JUNE 30,          JUNE 30,
                                                                  1998             1997(A)
                                                                --------          --------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................    $  10.06          $  10.00
                                                                --------          --------
Investment Activities:
  Net investment income.....................................        0.49              0.23
  Net realized and unrealized gains (losses) from
     investments............................................        0.16              0.06
                                                                --------          --------
     Total from Investment Activities.......................        0.65              0.29
                                                                --------          --------
Distributions:
  Net investment income.....................................       (0.49)            (0.23)
  Net realized gains........................................       (0.07)               --
                                                                --------          --------
     Total Distributions....................................       (0.56)            (0.23)
                                                                --------          --------
NET ASSET VALUE, END OF PERIOD..............................    $  10.15          $  10.06
                                                                ========          ========
Total Return................................................        6.58%             2.90%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $248,590          $255,755
  Ratio of expenses to average net assets...................        0.59%             0.59%(c)
  Ratio of net investment income to average net assets......        4.79%             5.09%(c)
  Ratio of expenses to average net assets*..................        0.65%             0.66%(c)
  Ratio of net investment income to average net assets*.....        4.73%             5.02%(c)
  Portfolio turnover (d)....................................       20.89%             5.66%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                 ARIZONA MUNICIPAL BOND FUND
                                                                -----------------------------
                                                                           CLASS A
                                                                -----------------------------

                                                                 YEAR             JANUARY 20,
                                                                 ENDED               1997
                                                                 JUNE               THROUGH
                                                                  30,              JUNE 30,
                                                                 1998               1997(A)
                                                                ------              ------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................    $ 9.99              $10.00
                                                                ------              ------
Investment Activities:
  Net investment income.....................................      0.46                0.15
  Net realized and unrealized gains (losses) from
     investments............................................      0.16               (0.01)
                                                                ------              ------
     Total from Investment Activities.......................      0.62                0.14
                                                                ------              ------
Distributions:
  Net investment income.....................................     (0.46)              (0.15)
  Net realized gains........................................     (0.07)                 --
                                                                ------              ------
     Total Distributions....................................     (0.53)              (0.15)
                                                                ------              ------
NET ASSET VALUE, END OF PERIOD..............................    $10.08              $ 9.99
                                                                ======              ======
Total Return (Excludes Sales Charge)........................      6.30%               1.40%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $1,321              $1,500
  Ratio of expenses to average net assets...................      0.84%               0.85%(c)
  Ratio of net investment income to average net assets......      4.53%               4.90%(c)
  Ratio of expenses to average net assets*..................      1.01%               0.96%(c)
  Ratio of net investment income to average net assets*.....      4.36%               4.79%(c)
  Portfolio turnover (d)....................................     20.89%               5.66%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                ARIZONA MUNICIPAL BOND FUND
                                                                ----------------------------
                                                                          CLASS B
                                                                ----------------------------

                                                                                 JANUARY 20,
                                                                  YEAR              1997
                                                                 ENDED             THROUGH
                                                                JUNE 30,          JUNE 30,
                                                                  1998             1997(A)
                                                                 ------            ------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................     $10.09            $10.00
                                                                 ------            ------
Investment Activities:
  Net investment income.....................................       0.13              0.00
  Net realized and unrealized gains (losses) from
     investments............................................       0.14              0.09
                                                                 ------            ------
     Total from Investment Activities.......................       0.27              0.09
                                                                 ------            ------
Distributions:
  Net investment income.....................................      (0.13)               --
  Net realized gains........................................      (0.07)               --
                                                                 ------            ------
     Total Distributions....................................      (0.20)               --
                                                                 ------            ------
NET ASSET VALUE, END OF PERIOD..............................     $10.16            $10.09
                                                                 ======            ======
Total Return (Excludes Sales Charge)........................       2.67%             0.90%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................     $  290            $   --(c)
  Ratio of expenses to average net assets...................       1.50%               --(d)
  Ratio of net investment income to average net assets......       3.88%               --(d)
  Ratio of expenses to average net assets*..................       1.64%               --(d)
  Ratio of net investment income to average net assets*.....       3.74%               --(d)
  Portfolio turnover (e)....................................      20.89%             5.66%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Amount is less than $1,000.
(d) Since net assets are less than $1,000, ratios have not been presented.
(e) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
Report of Independent Accountants
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

To the Shareholders and Board of Trustees of The One Group Family of Mutual Funds:

In our opinion, the accompanying statements of assets and liabilities, including the portfolios of investments, and related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Intermediate Tax-Free Bond Fund, the Municipal Income Fund, the Kentucky Municipal Bond Fund, the Ohio Municipal Bond Fund, the Louisiana Municipal Bond Fund, the West Virginia Municipal Bond Fund and the Arizona Municipal Bond Fund (seven series of The One Group Family of Mutual Funds) at June 30, 1998, the results of each of their operations for the period then ended, the changes in each of their net assets for the periods presented and the financial highlights for each of the periods presented (other than those financial highlights that have been audited by other independent accountants), in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of The One Group Family of Mutual Funds' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at June 30, 1998 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above. The Kentucky Municipal Bond Fund's financial highlights for the two periods ended January 19, 1995 and January 31, 1994, respectively, were audited by other independent accountants whose report dated April 6, 1995 expressed an unqualified opinion on those financial highlights.

PricewaterhouseCoopers LLP
August 18, 1998

Important Customer Information.
Please Read:

Shares of The One Group:

- are not deposits or obligations
  of, or guaranteed by, BANC One
  CORPORATION or its affiliates

- are not insured or guaranteed by the
  FDIC or by any other governmental
  agency or government-sponsored
  agency of the federal government
  or any state

- are subject to investment risks,
  including possible loss of the
  principal amount invested.

Banc One Investment Advisors
Corporation, a registered investment
advisor and an indirect subsidiary of
BANC ONE CORPORATION, serves
as an investment advisor to The One
Group, for which it receives advisory
fees. The One Group is distributed by
The One Group Services Company,
3435 Stelzer Road, Columbus,
Ohio 43219, which is not affiliated
with BANC ONE CORPORATION and
is not a bank. Contact us at our web
site address: www.onegroup.com or
e-mail us at onegroup@onegroup.com

For more complete information on
any of The One Group Funds, includ-
ing management fees and expenses,
you may obtain a prospectus from
The One Group Services Company.
Read the prospectus carefully
before investing.





BANC ONE
INVESTMENT
ADVISORS
CORPORATION
[BANC ONE LOGO]

                                                                    Income Funds
                                                                   Annual Report
                                                For the year ended June 30, 1998



                                                    Ultra Short-Term Income Fund



                                                    Limited Volatility Bond Fund



                                                          Intermediate Bond Fund



                                                            Government Bond Fund



                                                                Income Bond Fund



                                                          Treasury & Agency Fund



                                                                   THE ONE GROUP
                                                          ----------------------
                                                          FAMILY OF MUTUAL FUNDS

              IMPORTANT CUSTOMER INFORMATION. INVESTMENT PRODUCTS:

            - are not deposits or obligations of, or guaranteed by,
              BANC ONE CORPORATION or any of its affiliates,          [FDIC LOGO
                                                                      WITH SLASH
            - are not insured by the FDIC, and                        THOUGH IT]

            - are subject to investment risks, including possible
              loss of the principal amount invested.

--------------------------------------------------------------------------------
Table of Contents
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

Portfolio Performance Review...................................................2
Schedules of Portfolio Investments............................................14
Statements of Assets and Liabilities..........................................34
Statements of Operations......................................................36
Statements of Changes in Net Assets...........................................38
Statements of Cash Flows......................................................40
Notes to Financial Statements.................................................41
Financial Highlights..........................................................52
Report of Independent Accountants.............................................71

                   The One Group Ultra Short-Term Income Fund
Portfolio Performance Review
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

HOW DID THE FUND PERFORM?
For the year ended June 30, 1998, the One Group Ultra Short-Term Income Fund Fiduciary share class posted a total return of 6.00%. (For information on other share classes and performance comparisons to indexes, please see page 3.)

WHAT HAPPENED WITH INTEREST RATES?
Interest rates declined during the year, as expectations of higher inflation and tighter monetary policy quickly gave way to disinflationary and credit-quality concerns due to the events in Asia. But, more important for the Fund, the U.S. yield curve flattened dramatically, causing significant refinancings of adjustable-rate mortgage (ARM) securities. For example, at the beginning of the year, the yields on the one-year Treasury bill and the 10-year Treasury note were 5.65% and 6.49%, respectively. By the end of the year, the yields had dropped to 5.37% and 5.45%, for a difference of only eight basis points (one basis point equals 1/100th of a percent.)

With interest rates falling and residential mortgage refinancings hitting all-time highs during the fiscal year, the Fund's SEC yield declined somewhat. On June 30, 1998, the Fund's SEC yield for the Fiduciary share class was 5.85%, compared to 6.08% a year earlier.

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
The increase in refinancings has caused a decline in the market value of most conventional ARMs. Within the ARM sector, certain COFI (Cost of Funds Index) ARMs were the only securities that outperformed because they exhibited more stable and predictable prepayment behavior. Asset-backed securities and commercial mortgages suffered somewhat in the fall of 1997, but they quickly rebounded and finished the year relatively strong.

As such, our primary efforts during the year were to reduce the Fund's exposure to conventional one-year ARMs and increase exposure to COFI ARMs, asset-backed securities, commercial mortgage-backed securities and corporate securities. This strategy helped us minimize share price volatility and enhance the Fund's yield.

We also chose to maintain the Fund's duration at 0.85 year throughout most of the year. (Duration is a measure of a fund's price sensitivity to interest rate changes. A longer duration indicates greater price movement; a shorter duration indicates less.) While this is within our targeted duration range, the heavy prepayments experienced in the ARM market caused the Fund to behave as if it had a shorter duration. As a result, the Fund lost some price appreciation it would have captured if strong prepayments were not a factor.

WHAT IS YOUR OUTLOOK FOR THE FUND?
The current level of U.S. economic growth probably would have led the Federal Reserve to raise interest rates. Nevertheless, the developing recessions in Asia and Eastern Europe have led to significant declines in commodity prices and have created the potential for disinflation in the United States. Therefore, the U.S. yield curve is likely to remain flat until Asia shows signs of recovery or the U.S. economy slows down. But, if the economy slows down and Asia deteriorates, the yield curve could invert, meaning yields on shorter-term securities would be greater than yields on longer-term securities.

In this scenario, mortgage-backed and corporate spreads would likely be under some near-term pressure. In the mortgage market, refinancings could increase temporarily, and in the corporate market, Asian troubles could cause earnings to decline. Furthermore, any reduction in U.S. economic growth is likely to negatively affect corporate earnings and consumer spending. Therefore, we view any widening of spreads as opportunities.

/s/ Michael J. Sais
Michael J. Sais, CFA
Fund Manager

/s/ Gary J. Madich
Gary J. Madich, CFA
Senior Managing Director of Fixed-Income Securities

Please refer to the prospectus and the accompanying financial statements for further information about your Fund.

                   The One Group Ultra Short-Term Income Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                  Since
                                                Inception
                        1 Year      5 Year       (2/2/93)
  Fiduciary              6.00%       5.20%        5.18%

                          VALUE OF $10,00 INVESTMENT

                                                               Lehman
                                                            Brothers 1-3
                                                                Year
                     Measurement Period                      Government        Lipper ARM
                   (Fiscal Year Covered)                       Index           Funds Index          Fiduciary
2/93                                                           $10,000            $10,000            $10,000
6/93                                                            10,142             10,134             10,201
6/94                                                            10,297             10,190             10,421
6/95                                                            11,086             10,499             10,957
6/96                                                            11,693             10,961             11,571
6/97                                                            12,462             11,668             12,397
6/98                                                           $13,307            $12,289            $13,141

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                  Since
                                                Inception
                        1 Year      5 Year      (3/10/93)
  Class A                5.75%       4.98%        4.97%
  Class A*               2.52%       4.34%        4.37%

* Reflects 3.00% Sales Charge.

                          VALUE OF $10,00 INVESTMENT

                                                          Lehman
                                                       Brothers 1-3
                                                           Year
                Measurement Period                      Government        Lipper ARM
               (Fiscal Year Covered)                      Index          Funds Index         Class A*          Class A
3/93                                                     $10,000          $10,000            $ 9,700           $10,000
6/93                                                      10,111           10,109              9,842            10,146
6/94                                                      10,265           10,166             10,033            10,344
6/95                                                      11,052           10,474             10,519            10,845
6/96                                                      11,657           10,935             11,089            11,432
6/97                                                      12,423           11,640             11,866            12,233
6/98                                                     $13,265          $12,259            $12,548           $12,935

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year      (1/14/94)
  Class B                   5.32%        4.66%
  Class B**                 2.32%        4.66%

** Reflects Applicable Contingent Deferred Sales Charge.

                          VALUE OF $10,00 INVESTMENT

                                                          Lehman
                                                       Brothers 1-3
                                                           Year
                Measurement Period                      Government        Lipper ARM
               (Fiscal Year Covered)                      Index          Funds Index        Class B**          Class B
1/94                                                     $10,000           $10,000           $10,000           $10,000
6/94                                                       9,889             9,905             9,991             9,991
6/95                                                      10,648            10,206            10,468            10,468
6/96                                                      11,231            10,654            10,953            10,953
6/97                                                      11,969            11,342            11,634            11,634
6/98                                                     $12,780           $11,945           $12,252           $12,252

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The performance of the Ultra Short Term Income Fund is measured against the Lehman Brothers 1 to 3 Year Government Index, an unmanaged index comprised of US Government and agency securities with maturities of one to three years. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management. By contrast, the performance of the fund reflects the deduction of these value-added services as well as the deduction of sales charges on Class A Shares and applicable contingent deferred sales charges on Class B Shares.

The Lipper ARM Funds Index consists of the equally weighted average monthly return of the largest funds within the universe of all funds in the category.

                   The One Group Limited Volatility Bond Fund
Portfolio Performance Review
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

HOW DID THE FUND PERFORM?
For the year ended June 30, 1998, The One Group Limited Volatility Bond Fund Fiduciary share class posted a total return of 6.59%. (For information on other share classes and performance comparisons to indexes, please see page 5.)

HOW DID INTEREST RATES INFLUENCE PERFORMANCE?
Interest rates among five-year securities (the area of the yield curve where the Fund is most heavily invested) declined 0.91 percentage points during the fiscal year. The Fund's Fiduciary share class 30-day SEC yield also declined, dropping from 6.18% on June 30, 1997, to 5.75% on June 30, 1998.

Because interest rates declined during the year, prices on most of the Fund's bonds appreciated and, therefore, added to the Fund's total return. (Bond prices and interest rates move inversely of each other. When rates fall, bond prices rise, and vice versa.) The only exceptions were the few Asian bonds in the Fund's portfolio, which declined in value when the Asian market crisis hit in 1997.

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
The Fund's strategy included investing in securities that offered attractive yields within our maturity and high credit-quality guidelines. As such, we continued to emphasize government agency mortgage pass-through securities because they offered yield advantages over other government securities. And, we focused on 15-year, current coupon issues because they are less likely to be refinanced even if interest rates fall further. We also invested in asset-backed securities and high-grade corporate bonds, which provided an excellent combination of yield, total return and relative safety.

With interest rates declining, we maintained the Fund's duration in a range of
2.3 years to 2.5 years. (Duration is a measure of a fund's price sensitivity to interest rate changes. A longer duration indicates greater sensitivity; a shorter duration indicates less.) This, coupled with the Fund's emphasis on yield, contributed to the Fund's solid return.

DID THE FUND'S OVERALL QUALITY CHANGE DURING THE YEAR?
Because the majority of the Fund's assets always are invested in U.S. government-related securities (69% of the portfolio at year-end), the Fund's average quality remains high. On June 30, 1998, 80% of the Fund's securities were rated AAA (the highest rating), 18% were rated A, and 2% were rated Baa, giving the Fund an overall quality rating of AA.

WHAT IS YOUR OUTLOOK FOR THE FUND?
We expect positive economic growth to continue, but at a slower pace. This should help keep inflation low for the near-term, which should perpetuate the current interest-rate trading range and market status quo. In the corporate sector, though, a potential negative influence is the steady slowdown in corporate earnings growth, which could cause corporate yield spreads to widen. (Corporate spreads refer to the difference in yield between corporate bonds and comparable-maturity Treasury bonds. When spreads widen, prices on corporate bonds decline, and vice versa.) We believe a strong offset to this, though, is the healthy economy, which gives us reason not to abandon the corporate sector. As a precaution, we will focus on corporate bonds with maturities of five years or less.

/s/ Roger Craig
Roger Craig
Fund Manager

/s/ Gary J. Madich
Gary J. Madich, CFA
Senior Managing Director of Fixed-Income Securities

Please refer to the prospectus and the accompanying financial statements for further information about your Fund.

                   The One Group Limited Volatility Bond Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                  Since
                                                Inception
                        1 Year      5 Year       (9/4/90)
  Fiduciary              6.59%       5.41%        7.03%

                          VALUE OF $10,000 INVESTMENT

                                                                Lehman
                                                             Brothers 1-3     Lipper Short US
                                                                 Year            Government
                     Measurement Period                       Government         Bond Funds
                   (Fiscal Year Covered)                        Index              Index            Fiduciary
9/90                                                           $10,000            $10,000            $10,000
6/91                                                            10,768             10,710             10,799
6/92                                                            11,881             11,730             12,068
6/93                                                            12,659             12,515             13,066
6/94                                                            12,852             12,668             13,170
6/95                                                            13,837             13,604             14,218
6/96                                                            14,595             14,309             14,947
6/97                                                            15,554             15,153             15,957
6/98                                                           $16,609            $16,136            $17,008

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                  Since
                                                Inception
                        1 Year      5 Year      (2/18/92)
  Class A                6.32%       5.13%        5.86%
  Class A*               3.16%       4.49%        5.35%

* Reflects 3.00% Sales Charge.

                          VALUE OF $10,000 INVESTMENT

                                                          Lehman
                                                       Brothers 1-3    Lipper Short US
                                                           Year           Government
                Measurement Period                      Government        Bond Funds
               (Fiscal Year Covered)                      Index             Index             Class A*           Class A
2/92                                                     $10,000            $10,000            $ 9,700            $10,000
6/92                                                      10,284             10,274             10,045             10,356
6/93                                                      10,957             10,962             10,853             11,188
6/94                                                      11,123             11,096             10,906             11,243
6/95                                                      11,976             11,916             11,742             12,105
6/96                                                      12,632             12,534             12,314             12,694
6/97                                                      13,462             13,273             13,110             13,515
6/98                                                     $14,375            $14,134            $13,935            $14,368

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year      (1/14/94)
  Class B                   5.98%        4.75%
  Class B**                 2.98%        4.75%

** Reflects Applicable Contingent Deferred Sales Charge.

                          VALUE OF $10,000 INVESTMENT

                                                          Lehman
                                                       Brothers 1-3    Lipper Short US
                                                           Year           Government
                Measurement Period                      Government        Bond Funds
               (Fiscal Year Covered)                      Index             Index             Class B**          Class B
1/94                                                     $10,000            $10,000            $10,000            $10,000
6/94                                                       9,889              9,874              9,819              9,819
6/95                                                      10,648             10,603             10,524             10,524
6/96                                                      11,231             11,153             10,974             10,974
6/97                                                      11,969             11,811             11,604             11,604
6/98                                                     $12,780            $12,578            $12,297            $12,297

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The performance of the Limited Volatility Bond Fund is measured against the Lehman Brothers 1 to 3 Year Government Index, an unmanaged index comprised of US Government and agency securities with maturities of one to three years. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management. By contrast, the performance of the fund reflects the deduction of these value-added services as well as the deduction of sales charges on Class A Shares and applicable contingent deferred sales charges on Class B Shares.

The Lipper Short US Government Bond Funds Index consists of the equally weighted average monthly return of the largest funds within the universe of all funds in the category.

                      The One Group Intermediate Bond Fund
Portfolio Performance Review
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

HOW DID THE FUND PERFORM?
The One Group Intermediate Bond Fund Fiduciary share class offered a total return of 8.71% for the year ended June 30, 1998. (For information on other share classes and performance comparisons to indexes, please see page 7.)

HOW DID MARKET DEVELOPMENTS INFLUENCE PERFORMANCE?
Throughout the year, three key trends developed in the bond market:

1. Interest rates, in general, declined, resulting in gains for most bonds and an overall increase in the Fund's net asset value (NAV).

2. Lower interest rates led to a rise in homeowner refinancing activity, which caused the performance on many higher-rate mortgage-backed bonds to suffer.

3. Many foreign economies, especially those in Asia, fell into recession, and prices declined on many Yankee bonds (U.S. dollar-denominated foreign bonds) associated with these markets.

Overall, the positive influence from the drop in interest rates had a greater impact on the Fund's performance than the negative influence from holding select mortgage and Yankee bonds.

While the Fund enjoyed a solid total return and an approximately 2.0% gain in NAV for the one year period, the declining interest rate environment pushed the Fund's yield slightly lower-from 6.35% on June 30, 1997, to 5.90% on June 30, 1998.

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
Once again, duration management remained a key strategy in generating return and controlling risk. (Duration is a measure of a fund's price sensitivity to interest rate changes. A longer duration indicates greater sensitivity; a shorter duration indicates less.) We managed the Fund's duration within a tight, shorter-than-market-average range during the year, which limited some of the price gains that occurred mid-year when interest rates fell. While we do manage the Fund's exposure to changes in interest rates, we also purposely limit the degree to which we alter duration. We believe these risk-control guidelines protect us from making ill-timed "bets" on the magnitude and direction of possible interest rate movements.

Nevertheless, the Fund's strong yield helped make up for the effects of our shorter duration. Furthermore, the Fund's holdings in long-duration U.S. Treasury and corporate bonds and select commercial mortgage-backed securities helped overall performance during the year.

Another key move during the Fund's fiscal year occurred in early 1998, when we reduced the Fund's small exposure to Asian Yankee bonds, which deteriorated along with many Asian economies. By fiscal year-end, the Fund held about 1.5% of its assets in Asian-based Yankee bonds, all of which maintained investment-grade quality ratings (rated BBB or better).

WHAT IS YOUR OUTLOOK FOR THE FUND?
Our forecast calls for the U.S. economy to maintain its steady, albeit slower, growth pattern over the next year. As a result, inflation should remain tame and interest rates stable to lower.

At the same time, the prospect for unfavorable developments has risen. For example, the economy is operating at employment levels that typically lead to increasing rates of inflation. This, however, is being offset by economic recession in many Asian countries. While we remain optimistic, unexpected changes in these or other important economic dynamics could lead to greater-than-expected volatility in the U.S. financial markets.

/s/ James A. Sexton
James A. Sexton, CFA
Fund Manager

/s/ Gary J. Madich
Gary J. Madich, CFA
Senior Managing Director of Fixed-Income Securities

Please refer to the prospectus and the accompanying financial statements for further information about your Fund.

                      The One Group Intermediate Bond Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                  Since
                                                Inception
                        1 Year      5 Year      (2/29/92)
  Fiduciary              8.71%       6.08%        6.96%

                          VALUE OF $10,000 INVESTMENT

                                                                 Lehman              Lipper
                                                                Brothers         Inertmediate US
                                                              Intermediate         Government
                     Measurement Period                   Government/Corporate     Bond Funds
                   (Fiscal Year Covered)                       Bond Index             Index            Fiduciary
2/92                                                             $10,000              $10,000            $10,000
6/92                                                              10,355               10,307             10,300
6/93                                                              11,442               11,357             11,400
6/94                                                              11,413               11,162             11,315
6/95                                                              12,597               12,260             12,463
6/96                                                              13,228               12,786             13,080
6/97                                                              14,182               13,670             14,084
6/98                                                             $15,394              $14,959            $15,310

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year      (11/30/94)
  Class A                   8.47%        8.66%
  Class A*                  3.58%        7.26%

* Reflects 4.50% Sales Charge.

                          VALUE OF $10,000 INVESTMENT

                                                            Lehman              Lipper
                                                           Brothers        Intermediate US
                                                         Intermediate         Government
                Measurement Period                   Government/Corporate     Bond Funds
               (Fiscal Year Covered)                      Bond Index            Index             Class A*            Class A
11/94                                                      $10,000              $10,000           $  9,550            $10,000
6/95                                                        10,999               10,984             10,533             11,029
6/96                                                        11,550               11,480             11,036             11,556
6/97                                                        12,383               12,274             11,853             12,411
6/98                                                       $13,441              $13,431            $12,850            $13,462

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year      (11/30/94)
  Class B                   7.78%        7.59%
  Class B**                 3.78%        6.90%

** Reflects Applicable Contingent Deferred Sales Charge.

                          VALUE OF $10,000 INVESTMENT

                                                            Lehman               Lipper
                                                           Brothers         Intermediate US
                                                         Intermediate          Government
                Measurement Period                   Government/Corporate      Bond Funds
               (Fiscal Year Covered)                         Bond                Index             Class B**           Class B
11/94                                                       $10,000              $10,000            $10,000            $10,000
6/95                                                         10,999               10,984             10,845             10,845
6/96                                                         11,550               11,480             11,290             11,290
6/97                                                         12,383               12,274             12,061             12,061
6/98                                                        $13,441              $13,431            $12,699            $12,999

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                        Since
                                      Inception
                                      (11/4/97)
  Class C                               8.20%
  Class C**                             7.20%

** Reflects Applicable Contingent Deferred Sales Charge.

                                                            Lehman                Lipper
                                                           Brothers          Intermediate US
                                                         Intermediate           Government
                Measurement Period                   Government/Corporate       Bond Funds
               (Fiscal Year Covered)                         Bond                 Index            Class C**           Class C
11/97                                                       $10,000              $10,000            $10,000            $10,000
6/98                                                        $10,430              $10,455            $10,719            $10,819

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The performance of the Intermediate Bond Fund is measured against the Lehman Brothers Intermediate Government/Corporate Bond Index, an unmanaged index comprised of US Government agency and Treasury securities and investment grade corporate bonds. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management. By contrast, the performance of the fund reflects the deduction of these value-added services as well as the deduction of sales charges on Class A Shares and applicable contingent deferred sales charges on Class B and Class C Shares.

The Lipper Intermediate US Government Bond Funds Index consists of the equally weighted average monthly return of the largest funds within the universe of all funds in the category.

                       The One Group Government Bond Fund
Portfolio Performance Review
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

HOW DID THE FUND PERFORM?
The One Group Government Bond Fund Fiduciary share class posted a total return of 10.81% for the year ended June 30, 1998. (For information on other share classes and performance comparisons to indexes, please see page 9.)

WHAT HAPPENED TO INTEREST RATES?
Interest rates declined significantly during the year, as demonstrated by the yield on 10-year Treasury notes, which dropped from 6.49% to 5.45%, and five-year Treasury notes, which fell from 6.37% to 5.47%. The Fund's Fiduciary share class 30-day SEC yield also declined, from 6.24% on June 30, 1997, to 5.88% on June 30, 1998.

In addition, the yield curve flattened during the year, as the difference in yield between one- and 10-year Treasuries went from 85 basis points at the beginning of the year to only eight basis points at the end of the year. (One basis point equals 1/100th of a percent.)

WHAT AFFECT DID THE RATE DECLINE HAVE ON THE FUND'S INVESTMENTS?
The decline in interest rates put pressure on mortgage spreads, as fear of increasing supply due to refinancings and record interest rate volatility permeated the market. (The trading of fixed-rate mortgages is based on spreads, or the difference in yield between mortgage-backed securities and Treasury securities with the same average life.) The mortgage prepayment surge had the effect of rapidly shortening duration on the Fund's mortgage-backed securities, which forced us to frequently readjust the Fund's mortgage holdings. (Duration is a measure of price sensitivity to interest rate changes. A shorter duration indicates less sensitivity; a longer duration indicates greater sensitivity.)

Despite the level of prepayments, mortgage-backed securities returned 8.93% for the year. The Fund's return surpassed this, without making an extraordinary duration or asset-mix commitment.

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
Throughout the year we maintained investments in U.S. Treasuries, agency securities and agency-issued mortgage-backed securities. Thus, the impact of the Asian crisis on the Fund was realized in the strong performance of Treasury securities, which benefited from the flight-to-quality environment.

We maintained the Fund's duration in a tight band around our five-year target, which limited price movements caused by interest-rate volatility. This strategy is a reflection of the Fund's greater emphasis on yield than price appreciation.

WHAT IS YOUR OUTLOOK FOR THE FUND?
We expect the economy to moderate eventually and yields to decline further. Nevertheless, we don't foresee this having a significant effect on the Fund's overall strategy. We may focus on different types of mortgage-backed securities in response to economic and market conditions, but we plan to largely maintain the Fund's current sector allocations. Any changes should be tactical in nature, rather than strategic or stylistic. We believe that the Fund's emphasis on yield and tight duration should continue to serve investors well.

/s/ Michael J. Sais
Michael J. Sais, CFA
Fund Manager

/s/ Thomas E. Donne
Thomas E. Donne, CFA
Fund Co-Manager

/s/ Gary J. Madich
Gary J. Madich, CFA
Senior Managing Director of Fixed-Income Securities

Please refer to the prospectus and the accompanying financial statements for further information about your Fund.

                       The One Group Government Bond Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                  Since
                                                Inception
                        1 Year      5 Year       (2/8/93)
  Fiduciary             10.81%       6.27%        6.48%

                          VALUE OF $10,000 INVESTMENT

                                                               Salomon          Lipper US
                                                             Brothers 3-7       Government
                     Measurement Period                          Year           Bond Funds
                   (Fiscal Year Covered)                    Treasury Index        Index             Fiduciary
3/93                                                           $10,000            $10,000            $10,000
6/93                                                            10,275             10,289             10,351
6/94                                                            10,174              9,973             10,068
6/95                                                            11,275             11,028             11,281
6/96                                                            11,790             11,440             11,710
6/97                                                            12,623             12,256             12,659
6/98                                                           $13,701            $13,477            $14,027

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                  Since
                                                Inception
                        1 Year      5 Year       (3/5/93)
  Class A               10.54%       5.98%        5.95%
  Class A*               5.53%       5.01%        5.03%

* Reflects 4.50% Sales Charge.

                          VALUE OF $10,000 INVESTMENT

                                                         Salomon          Lipper US
                                                       Brothers 3-7       Government
                Measurement Period                    Year Treasury       Bond Funds
               (Fiscal Year Covered)                      Index             Index              Class A*           Class A
3/93                                                      $10,000            $10,000            $ 9,550            $10,000
6/93                                                       10,237             10,252              9,713             10,171
6/94                                                       10,136              9,937              9,406              9,849
6/95                                                       11,233             10,989             10,519             11,015
6/96                                                       11,746             11,399             10,896             11,410
6/97                                                       12,576             12,212             11,749             12,303
6/98                                                      $13,650            $13,428            $12,986            $13,598

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year      (1/14/94)
  Class B                   9.86%        5.70%
  Class B**                 5.86%        5.33%

** Reflects Applicable Contingent Deferred Sales Charge.

                          VALUE OF $10,000 INVESTMENT

                                                         Salomon           Lipper US
                                                       Brothers 3-7        Government
                Measurement Period                    Year Treasury        Bond Funds
               (Fiscal Year Covered)                      Index              Index             Class B**          Class B
1/94                                                      $10,000            $10,000            $10,000            $10,000
6/94                                                        9,560              9,377              9,501              9,501
6/95                                                       10,595             10,369             10,566             10,566
6/96                                                       11,079             10,757             10,877             10,877
6/97                                                       11,862             11,524             11,654             11,654
6/98                                                      $12,875            $12,672            $12,602            $12,802

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The performance of the Government Bond Fund is measured against the Salomon Brothers 3 to 7 Year Treasury Index, an unmanaged index comprised of US Government agency and Treasury securities and agency mortgaged-backed securities. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management. By contrast, the performance of the fund reflects the deduction of these value-added services as well as the deduction of sales charges on Class A Shares and applicable contingent deferred sales charges on Class B Shares.

The Lipper US Government Bond Funds Index consists of the equally weighted average monthly return of the largest funds within the universe of all funds in the category.

                         The One Group Income Bond Fund
Portfolio Performance Review
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

HOW DID THE FUND PERFORM?
For the year ended June 30, 1998, The One Group Income Bond Fund Fiduciary share class posted a total return of 7.97%. (For information on other share classes and performance comparisons to indexes, please see page 11.)

In general, interest rates declined by approximately one percentage point during the fiscal year. The Fund's Fiduciary share class 30-day SEC yield also declined, dropping from 6.70% on June 30, 1997, to 6.13% on June 30, 1998.

WAS THERE A PARTICULAR TYPE OF SECURITY THAT AFFECTED PERFORMANCE?
Even though the Fund's yield fell, it remained attractive due to the Fund's emphasis on higher-yielding investment-grade securities. Included among those securities are Yankee bonds (U.S. dollar-denominated foreign bonds), which performed well and contributed greatly to the Fund's total return until the fourth quarter of 1997. As the financial crisis overtook Asia, the value of the Fund's Asian Yankee bonds declined rapidly and, at 10% of Fund assets, caused significant underperformance. Once prices stabilized and began to improve, we implemented a control strategy for these bonds, reducing them to only 1.5% of Fund assets. This measured reduction caused the Fund's performance to return to above-average.

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
The Fund's strategy is to try to maintain a relatively stable duration of approximately 4.6 years and to enhance yield through a widely diversified portfolio of corporate bonds and mortgage securities. (Duration is a measure of a fund's price sensitivity to interest rate changes. A longer duration indicates greater sensitivity; a shorter duration indicates less.) We purposely avoid making significant changes to the Fund's duration, because we manage the Fund primarily to maximize income, rather than to seek capital gains by making "bets" on interest rate movements. We try to maintain a neutral duration and position the Fund to earn a relatively good rate of interest income.

This strategy has worked well, as the Fund has been able to generate incremental returns without incurring additional interest rate risk. At the same time, the strategy involves some exposure to credit risk, which, for short periods of time, may adversely affect returns, as witnessed in late-1997. But, over full interest rate and credit cycles, the strategy has proven successful to date.

DID THE FUND'S OVERALL QUALITY CHANGE DURING THE YEAR?
In April 1997, shareholders approved a measure that allows the Fund to invest up to 30% of its assets in high-yield securities, or those rated BB or B. As outlined at that time, the Fund's entry into this sector will be slow and measured. Since then, we have added a 4% exposure to BB-rated bonds.

The Fund maintained a good quality profile during the fiscal year, with 52% of its assets invested in securities rated AAA; 5% in those rated AA; 16% in A-rated; 23% in BBB-rated; and 4% in BB-rated. The Fund's overall quality rating was A+ at the end of the year.

WHAT IS YOUR OUTLOOK FOR THE FUND?
Moving forward, we expect economic growth to continue, but at a slower pace. We also expect inflation to remain low for the near term. The bond market environment is likely to be characterized as a "trading range," which is a market that doesn't change much. In such a climate, higher-yielding securities typically produce better results.

In the corporate sector, a potential negative influence is the steady decline in corporate earnings growth, which could cause corporate yield spreads to widen. (Corporate spreads refer to the difference in yield between corporate bonds and comparable-maturity Treasury bonds. When spreads widen, prices on corporate bonds decline, and vice versa.) A strong offset to this, though, is the healthy economy, which gives us reason not to abandon this sector. As a precaution, we will focus on corporate bonds with maturities of five years or less. In the mortgage market, most of the Fund's recent purchases have been 15-year, current coupon issues, which we believe are less likely to be refinanced even if interest rates fall further.

/s/ Roger Craig
Roger Craig
Fund Manager

/s/ Gary J. Madich
Gary J. Madich, CFA
Senior Managing Director of Fixed-Income Securities

Please refer to the prospectus and the accompanying financial statements for further information about your Fund.

                         The One Group Income Bond Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                       Since
                                                     Inception
                       1 Year    5 Year    10 Year   (7/2/87)
  Fiduciary             7.97%     5.85%     7.63%      7.30%

                          VALUE OF $10,000 INVESTMENT

                                                                                 Lipper
                                                               Lehman         Inertmediate
                                                              Brothers         Investment
                     Measurement Period                    Aggregate Bond      Grade Bond
                   (Fiscal Year Covered)                       Index          Funds Index        Fiduciary
6/88                                                          $10,000            $10,000          $10,000
6/89                                                           11,222             11,005           10,732
6/90                                                           12,103             11,632           11,417
6/91                                                           13,397             12,632           12,467
6/92                                                           15,278             14,394           14,193
6/93                                                           17,079             16,087           15,701
6/94                                                           16,857             15,872           15,352
6/95                                                           18,972             17,634           17,086
6/96                                                           19,923             18,492           17,876
6/97                                                           21,547             19,901           19,324
6/98                                                          $23,818            $21,817          $20,864

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                  Since
                                                Inception
                        1 Year      5 Year      (2/18/92)
  Class A                7.82%       5.60%        6.64%
  Class A*               3.00%       4.63%        5.87%

* Reflects 4.50% Sales Charge.

                          VALUE OF $10,000 INVESTMENT

                                                                            Lipper
                                                          Lehman         Intermediate
                                                         Brothers         Investment
                Measurement Period                    Aggregate Bond      Grade Bond
               (Fiscal Year Covered)                      Index          Funds Index            Class A*          Class A
2/92                                                      $10,000            $10,000            $ 9,550            $10,000
6/92                                                       10,345             10,356              9,901             10,368
6/93                                                       11,564             11,574             10,948             11,464
6/94                                                       11,413             11,420             10,693             11,197
6/95                                                       12,845             12,688             11,859             12,418
6/96                                                       13,490             13,305             12,365             12,947
6/97                                                       14,589             14,319             13,335             13,964
6/98                                                      $16,127            $15,702            $14,381            $15,052

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                         Since
                                       Inception
                           1 Year      (1/14/94)
  Class B                   7.13%        5.07%
  Class B**                 3.13%        4.70%

** Reflects Applicable Contingent Deferred Sales Charge.

                          VALUE OF $10,000 INVESTMENT

                                                                             Lipper
                                                          Lehman          Intermediate
                                                         Brothers          Investment
                Measurement Period                    Aggregate Bond       Grade Bond
               (Fiscal Year Covered)                      Index           Funds Index         Class B**           Class B
1/94                                                      $10,000            $10,000            $10,000            $10,000
6/94                                                        9,485              9,488              9,471              9,471
6/95                                                       10,675             10,542             10,478             10,478
6/96                                                       11,211             11,055             10,860             10,860
6/97                                                       12,124             11,897             11,637             11,637
6/98                                                      $13,402            $13,046            $12,274            $12,466

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The performance of the Income Bond Fund is measured against the Lehman Brothers Aggregate Bond Index, an unmanaged index comprised of US Government, mortgage, corporate and asset-backed securities. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management. By contrast, the performance of the fund reflects the deduction of these value-added services as well as the deduction of sales charges on Class A Shares and applicable contingent deferred sales charges on Class B Shares.

The Lipper Intermediate Investment Grade Bond Funds Index consists of the equally weighted average monthly return of the largest funds within the universe of all funds in the category.

                      The One Group Treasury & Agency Fund
Portfolio Performance Review
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

HOW DID THE FUND PERFORM?
For the year ended June 30, 1998, The One Group Treasury & Agency Fund Fiduciary share class returned 7.91%. (For information on other share classes and performance comparisons to indexes, please see page 13.)

In response to the weakening global economy led by the turmoil in Asia, market yields generally declined during the year and bond prices increased. Following suit, the Fund's share price increased by approximately 1%, and the Fund's 30-day SEC yield declined from 6.04% on June 30, 1997, to 5.37% on June 30, 1998 (Fiduciary share class).

WHAT WERE YOUR PRIMARY STRATEGIES AND TACTICS?
With a focus on Treasuries, our primary strategy during the year was to select those Treasury securities that offered the highest potential return. To do this, we analyzed the yield differentials and possible future dynamics for Treasury securities of different maturities. Our research indicated that Treasuries in the one- to two-year, four-year and seven- to eight-year maturity ranges were the most attractive, and we subsequently purchased those securities.

We also invested in select federal agency securities, which provided some yield advantage over Treasuries. In addition, we invested in certain callable securities when our analysis indicated that the return potential more than compensated for any chance that the security may be "called" prior to maturity. (The call feature refers to the bond issuer's right to repay, or "call," the bond before the scheduled maturity date. Securities that have this feature typically offer higher yields in return for the call risk.) In fact, the best relative performance came from callable federal agency bonds. The Fund benefited from the relatively higher yields on these securities, and, because interest rates only moved down modestly, the securities were not called.

We maintained the Fund's duration close to its target of 2.9 years, except during the fourth quarter of 1997, when concerns about events in Asia caused us to lower duration to 2.6 years. (Duration is a measure of a fund's sensitivity to interest rate changes. A longer duration indicates greater sensitivity; a shorter duration indicates less.) As it turned out, Asia had a greater impact on slowing the U.S. economy than we originally expected, so we brought the Fund's duration back to 2.9 years. This enabled the Fund to experience greater benefits from the declining rate environment.

WHAT IS YOUR OUTLOOK FOR THE FUND?
We expect market yields and bond prices to fluctuate, but not to change significantly from today's levels. As such, we plan to maintain the Fund's duration of 2.9 years into fiscal year 1999. It's likely that we will increase the Fund's agency holdings to capture yield advantages over Treasuries. In addition, we will continue to invest in callable securities, as we do not expect dramatic fluctuations in the bond market.

/s/ Scott E. Grimshaw
Scott E. Grimshaw
Fund Manager

/s/ Gary J. Madich
Gary J. Madich, CFA
Senior Managing Director of Fixed-Income Securities

Please refer to the prospectus and the accompanying financial statements for further information about your Fund.

                      The One Group Treasury & Agency Fund
Portfolio Performance Review, continued
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                       Since
                                                     Inception
                       1 Year    5 Year    10 Year   (4/30/88)
  Fiduciary             7.91%     6.30%     7.42%      7.39%

                          VALUE OF $10,000 INVESTMENT

                                                                Lehman
                                                               Brothers
                     Measurement Period                      Intermediate
                   (Fiscal Year Covered)                    Treasury Index      Lipper Mix         Fiduciary
6/88                                                           $10,000            $10,000            $10,000
6/89                                                            11,005             11,005             10,904
6/90                                                            11,844             11,834             11,715
6/91                                                            13,082             12,876             12,804
6/92                                                            14,767             14,104             14,132
6/93                                                            16,263             15,048             15,073
6/94                                                            16,232             15,232             15,313
6/95                                                            17,809             16,356             17,047
6/96                                                            18,679             17,205             17,730
6/97                                                            19,961             18,219             18,962
6/98                                                           $21,642            $19,402            $20,462

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                       Since
                                                     Inception
                       1 Year    5 Year    10 Year   (4/30/88)
  Class A               8.10%     6.16%     7.21%      7.18%
  Class A*              4.85%     5.53%     6.88%      6.86%

* Reflects 3.00% Sales Charge.

                          VALUE OF $10,000 INVESTMENT

                                                          Lehman
                                                         Brothers
                Measurement Period                     Intermediate
               (Fiscal Year Covered)                  Treasury Index        Lipper Mix          Class A*           Class A
6/88                                                      $10,000            $10,000            $ 9,700            $10,000
6/89                                                       11,005             11,005             10,540             10,866
6/90                                                       11,844             11,834             11,310             11,660
6/91                                                       13,082             12,876             12,326             12,707
6/92                                                       14,767             14,104             13,569             13,989
6/93                                                       16,263             15,048             14,427             14,873
6/94                                                       16,232             15,232             14,637             15,090
6/95                                                       17,809             16,356             16,230             16,732
6/96                                                       18,679             17,205             16,843             17,364
6/97                                                       19,961             18,219             17,994             18,551
6/98                                                      $21,642            $19,402            $19,452            $20,054

          AVERAGE ANNUAL
 TOTAL RETURN AS OF JUNE 30, 1998

                                                       Since
                                                     Inception
                       1 Year    5 Year    10 Year   (4/30/88)
  Class B               7.33%     5.59%     6.66%      6.63%
  Class B**             4.33%     5.59%     6.66%      6.63%

** Reflects Applicable Contingent Deferred Sales Charge.

                          VALUE OF $10,000 INVESTMENT

                                                          Lehman
                                                         Brothers
                Measurement Period                     Intermediate
               (Fiscal Year Covered)                  Treasury Index       Lipper Mix          Class B**           Class B
6/88                                                      $10,000            $10,000            $10,000            $10,000
6/89                                                       11,005             11,005             10,813             10,813
6/90                                                       11,844             11,834             11,539             11,539
6/91                                                       13,082             12,876             12,525             12,525
6/92                                                       14,767             14,104             13,719             13,719
6/93                                                       16,263             15,048             14,515             14,515
6/94                                                       16,232             15,232             14,636             14,636
6/95                                                       17,809             16,356             16,176             16,176
6/96                                                       18,679             17,205             16,695             16,695
6/97                                                       19,961             18,219             17,747             17,747
6/98                                                      $21,642            $19,402            $19,048            $19,048

The performance data quoted represents past performance and is not an indication of future results. Investment return and NAV will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. The total return set forth may reflect the waiver of a portion of the fund's fees for certain periods since the inception date, without the waiver, total return would have been lower.

The above-quoted performance data includes the performance of the Treasury & Agency Collective Trust Fund for the period prior to the commencement of operations of the Treasury & Agency Fund on January 20, 1997, adjusted to reflect the deduction of fees and expenses (absent any waivers) applicable to the Fiduciary, Class A and Class B shares of the Treasury & Agency Fund. The Treasury & Agency Collective Trust Fund was not registered under the Investment Company Act of 1940 ("1940 Act") and, therefore, was not subject to certain investment restrictions, limitations and diversification requirements imposed by the 1940 Act and the Internal Revenue Code. If the Treasury & Agency Collective Trust Fund had been registered under the 1940 Act, its performance may have been adversely affected.

The performance of the Treasury & Agency Fund is measured against the Lehman Brothers Intermediate Treasury Index, an unmanaged index comprised of US Treasury-issued securities with maturities of one to ten years. Investors are unable to purchase the index directly, although they can invest in the underlying securities. The performance of the index does not reflect the deduction of expenses associated with a mutual fund, such as investment management. By contrast, the performance of the fund reflects the deduction of these value-added services as well as the deduction of sales charges on Class A Shares and applicable contingent deferred sales charges on Class B Shares.

The Lipper Mix for all the classes consists of the average monthly returns of the Lipper Intermediate Treasury Bond Funds Index from April 1988 through December 1989. Thereafter, the data is from the Lipper Short US Government Bond Funds Index which corresponds with the initiation of the Index on January 1, 1989. The Lipper Indices consist of the equally weighted average monthly return of the largest funds within the universe of all funds in the category.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Ultra Short-Term Income Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                       MARKET
 AMOUNT           SECURITY DESCRIPTION          VALUE
---------   ---------------------------------  --------
ASSET BACKED SECURITIES (20.1%):
 $   718    Auto Finance Group, Inc., Series
              1997-B, Class B, 6.40%,
              2/15/03........................  $    719
   1,437    Auto Finance Group, Inc., Series
              1997-B, Class C, 7.00%,
              2/15/03........................     1,418
   1,897    Countrywide Home Equity, Series
              1997-D, Class A, 5.86%,
              12/15/23*......................     1,897
   4,157    Greentree Financial Home Equity
              Loan, Series 1997-D, 5.88%,
              9/15/28*.......................     4,157
   4,776    Greentree Financial Home Equity
              Loan, Series 1998-B, Class A1B,
              ARM, 5.88%, 11/15/29*..........     4,774
   2,732    Hyundai Auto Receivables Trust,
              Series 1998-A, Class A1, 5.90%,
              4/15/01........................     2,730
   2,000    Loop Funding Master Trust I,
              Series 1997-A144, Class C1,
              6.44%, 12/26/07*...............     2,000
   5,000    MBNA Master Credit Card Trust,
              Series 1997-E, Class B, 5.94%,
              9/15/04*.......................     5,000
   2,242    Merrill Lynch Home Equity Loan,
              Series 1997-1, Class A, 5.83%,
              9/25/27*.......................     2,242
     747    Morgan Stanley Capital Issue,
              Series 1997-C1, Class A2,
              6.05%, 2/15/20*................       745
   3,000    People's Bank Credit Card Master
              Trust, Series 1997-2, Class B,
              5.98%, 4/15/05*................     2,999
   1,283    Structured Asset Securities
              Corp., Series 1997-1, Class B2,
              6.52%, 11/15/26*...............     1,291
     886    Structured Asset Securities
              Corp., Series 1997-C1, Class D,
              6.26%, 8/25/00*................       886
   1,942    Structured Asset Securities
              Corp., Series 1998-C2A, Class
              C, 6.09%, 1/25/01*.............     1,941

PRINCIPAL                                       MARKET
 AMOUNT           SECURITY DESCRIPTION          VALUE
---------   ---------------------------------  --------
ASSET BACKED SECURITIES, CONTINUED:
 $ 1,969    Structured Asset Securities
              Corp., Series 1998-C2A, Class
              D, 6.26%, 1/25/01*.............  $  1,968
   5,000    Student Loan Marketing Assoc.,
              Series 1997-3, 6.02%,
              10/25/12*......................     5,007
   3,697    The Money Store Home Equity
              Trust, Series 1993-D, Series
              A2, 5.08%, 2/15/18.............     3,655
     286    UCFC Home Equity Loan, Series
              1993-B2, Class A2, 6.20%,
              7/25/14........................       285
                                               --------
                Total Asset Backed Securities    43,714
                                               --------
COLLATERALIZED MORTGAGE OBLIGATIONS (14.8%):
   3,543    AMAC, Series 1998-1, Class A5,
              6.50%, 4/25/28.................     3,560
   2,058    American Housing Trust, Series
              VII, Class D, 9.25%,
              11/25/20.......................     2,357
   1,103    Chemical Mortgage Acceptance
              Corp., Series 1988-2, Class A,
              7.46%, 5/25/18*................     1,131
   3,276    Citicorp Mortgage Securities,
              Series 1988-17, Class A1,
              7.29%, 11/25/18*...............     3,328
   2,007    First Boston Mortgage Securities,
              Series 1992-5, Class 2A, 7.67%,
              1/25/23*.......................     2,056
   5,000    GE Capital Mortgage Services,
              Inc., Series 1998-10, Class
              1A2, 6.50%, 5/25/28............     5,021
   2,679    Glendale Federal Bank, Series
              1990-1, Class A, 7.11%,
              10/25/29*......................     2,727
   2,000    Nomura Depositor Trust, Series
              1998-ST1, Class A2, 6.08%,
              1/15/03*.......................     2,002
   1,595    Nomura Mortgage Capital Corp.,
              Series 1990-1, Class H, 7.00%,
              6/17/20........................     1,621
     510    Prudential Home Mortgage
              Securities, Series 1992-45,
              Class A4, 6.50%, 1/25/00.......       512

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Ultra Short-Term Income Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                       MARKET
 AMOUNT           SECURITY DESCRIPTION          VALUE
---------   ---------------------------------  --------
COLLATERALIZED MORTGAGE OBLIGATIONS, CONTINUED:
 $ 2,882    Salomon Brothers Mortgage
              Securities, Series 1987-2,
              Class A, 7.09%, 12/25/17*......  $  2,932
   3,926    Salomon Brothers Mortgage
              Securities, Series 1988-2,
              Class A, 6.70%, 6/25/18*.......     3,907
   1,105    Sears Mortgage Securities Corp.
              Services, Series 1992-18A,
              Class A3, 7.78%, 9/25/22*......     1,125
                                               --------
    Total Collateralized Mortgage Obligations    32,279
                                               --------
CORPORATE BONDS (3.2%):
Financial Services (3.2%):
   2,000    Lehman Brothers Holdings, 6.21%,
              6/3/02*........................     1,987
   5,000    MBNA Corp., 6.29%, 5/23/03*......     5,015
                                               --------
                        Total Corporate Bonds     7,002
                                               --------
U.S. GOVERNMENT AGENCY MORTGAGES (61.2%):
Federal Home Loan Mortgage Corp. (16.6%):
   1,934    6.00%, 10/1/00, Gold Pool
              #G50424........................     1,950
     971    7.50%, 7/15/06, Series 1106,
              Class E........................       995
   2,000    6.50%, 5/15/09, Series 1628 LC...     2,072
   3,393    8.00%, 12/1/09, Pool #G10314.....     3,509
      95    8.00%, 1/1/10, Pool #E00355......        98
   2,671    8.00%, 1/1/10, Pool #G10307......     2,762
     358    8.00%, 4/1/10, Pool #E00371......       370
   2,229    7.86%, 5/1/18, Pool #840160, 1
              Year CMT ARM*..................     2,305
   7,380    3.50%, 11/15/21, Series 1584
              HA.............................     6,481
     413    6.91%, 12/1/21, Pool #645083, 1
              Year CMT ARM*..................       415
   3,943    7.79%, 2/1/23, Pool #845297......     4,089
   4,894    6.14%, 12/15/23, Series 1637 LG,
              CMO*...........................     4,839
   2,110    9.00%, 2/1/25, Pool #C00387......     2,248
   4,014    6.44%, 6/1/26, Pool #785586, 1
              Year CMT ARM*..................     4,051
                                               --------
                                                 36,184
                                               --------
Federal National Mortgage Assoc. (32.6%):
     295    6.50%, 11/1/03, Pool #44174......       302
   1,281    5.75%, 9/1/06, Pool #411526......     1,271
   1,804    6.50%, 4/1/16, Pool #344051......     1,814
     908    6.75%, 3/1/17, Pool #47109, 1
              Year CMT ARM*..................       921
   1,501    7.01%, 5/1/18, Pool #75505, 6
              Month T-Bill ARM*..............     1,548

PRINCIPAL                                       MARKET
 AMOUNT           SECURITY DESCRIPTION          VALUE
---------   ---------------------------------  --------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Federal National Mortgage Assoc., continued:
 $   421    6.82%, 6/1/18, Pool #70793, 6
              Month T-Bill ARM*..............  $    436
   2,542    7.12%, 1/1/20, Pool #90031, 1
              Year CMT ARM*..................     2,600
   1,828    6.25%, 1/25/20, Series 1993-102
              G..............................     1,840
   1,676    7.70%, 5/1/20, Pool #96195*......     1,725
   5,346    7.18%, 7/1/20, Pool #133558, 1
              Year CMT ARM* (b)..............     5,466
   2,428    7.35%, 12/1/20, Pool #116590, 1
              Year CMT ARM*..................     2,501
   2,689    6.60%, 12/25/20, Series 1990-145,
              Class A, CMO*..................     2,705
   1,519    7.30%, 4/1/21, Pool #70983, 1
              Year CMT ARM*..................     1,554
     957    9.00%, 8/1/21, Pool #348983......     1,001
     878    7.81%, 11/1/21, Pool #124510, 1
              Year CMT ARM*..................       919
     421    7.75%, 11/1/22, Pool #193013, 1
              Year CMT ARM*..................       434
   2,309    7.31%, 3/1/23, Pool #202670,
              6 Month CD ARM*................     2,397
   1,352    7.54%, 11/1/23, Pool #241828,
              6 Month CD ARM*................     1,396
     578    8.50%, 7/1/24, Pool #342036......       606
   1,056    8.50%, 10/1/24, Pool #345876.....     1,105
   1,265    9.00%, 4/1/25, Pool #370122......     1,323
     778    7.63%, 7/1/25, Pool #326092, 1
              Year CMT ARM*..................       806
   1,190    9.00%, 8/1/25, Pool #361354......     1,245
   4,784    7.63%, 6/1/26, Pool #313555*.....     4,897
   1,315    7.48%, 11/1/26, Pool #363030, 1
              Year CMT ARM*..................     1,346
   3,081    6.29%, 3/18/27, Series 1997-7 FB,
              CMO*...........................     3,084
   3,725    7.27%, 7/1/27, Pool #70179, 1
              Year CMT ARM*..................     3,841
   4,600    7.00%, 12/1/25, Pool #315687,
              COFI ARM TBA...................     4,629
   4,101    6.22%, 10/1/28, Pool #67694, COFI
              ARM*...........................     4,130
   4,567    6.20%, 8/1/29, Pool #303742*.....     4,598
   3,981    7.66%, 1/1/31, Pool #124945, 1
              Year CMT ARM*..................     4,155
   4,146    6.22%, 5/1/36, Pool #313600*.....     4,175
                                               --------
                                                 70,770
                                               --------
Government National Mortgage Assoc. (12.0%):
   1,830    9.00%, 11/15/24, Pool #780029....     1,988
      45    6.88%, 2/20/27, Pool #80045......        46

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Ultra Short-Term Income Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                       MARKET
 AMOUNT           SECURITY DESCRIPTION          VALUE
---------   ---------------------------------  --------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Government National Mortgage Assoc., continued:
 $13,883    6.00%, 7/20/27, Pool #80094, 1
              Year CMT ARM...................  $ 14,143
   4,864    8.00%, 10/15/27, Pool #412336....     5,043
   4,754    6.00%, 11/20/27, Pool #80136*....     4,831
                                               --------
                                                 26,051
                                               --------
       Total U.S. Government Agency Mortgages   133,005
                                               --------
YANKEE & EURODOLLAR (1.0%):
   1,275    BHN, Series 1997-1, Class A1,
              7.10%, 3/25/11*................     1,264
   1,000    Poland (Discount Brady), 6.69%,
              10/27/24*......................       980
                                               --------
                    Total Yankee & Eurodollar     2,244
                                               --------

PRINCIPAL                                       MARKET
 AMOUNT           SECURITY DESCRIPTION          VALUE
---------   ---------------------------------  --------
REPURCHASE AGREEMENTS (1.7%):
 $ 3,724    Prudential Securities, 6.10%,
              7/1/98 (Collateralized by
              $3,833 U.S. Treasury Bills,
              9/3/98, market value $3,799)...  $  3,724
                                               --------
                  Total Repurchase Agreements     3,724
                                               --------
                    Total (Cost $221,196) (a)  $221,968
                                               ========

------------

Percentages indicated are based on net assets of $217,411.
(a) Represents cost for financial reporting and federal income tax purposes and differs from value by net unrealized appreciation of securities as follows (amounts in thousands):

                   Unrealized appreciation.....................................  $1,206
                   Unrealized depreciation.....................................    (434)
                                                                                 ------
                   Net unrealized appreciation.................................  $  772
                                                                                 ======

(b) Serves as collateral for futures contracts.

At June 30, 1998, the Portfolio's open futures contracts were as follows:

                                                                                          CURRENT
                    NUMBER                                                     OPENING     MARKET
                      OF                                                      POSITIONS    VALUE
                   CONTRACTS                   CONTRACT TYPE                    (000)      (000)
                   ---------                   -------------                    -----      -----
                      50       Short U.S. 5 Year Note March, 1998 Futures     $ (5,463)   $ (5,484)
                      75       Short U.S. 2 Year Note March, 1998 Futures      (15,605)    (15,628)
                                                                              --------    --------
                                                                              $(21,068)   $(21,112)
                                                                              ========    ========

 * The interest rate, for this variable rate note, which will change periodically, is based upon prime rates or an index of market rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect at June 30, 1998.

ARM  Adjustable Rate Mortgage
CD   Certificate of Deposit
CMO  Collateralized Mortgage Obligation
CMT  Collateralized Mortgage Trust
COFI Cost of Funds Index
TBA  To be announced

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Limited Volatility Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
ASSET BACKED SECURITIES (13.1%):
 $ 1,488    Bay View Auto Trust, Series 97-RA1,
              Class A1, 6.29%, 12/15/01........  $  1,488
   2,985    Case Equipment Loan Trust, Series
              96-A, Class A2, 5.50%, 2/15/03...     2,981
   5,000    CIT RV Trust, Series 1998-A, Class
              B, 6.29%, 1/15/17................     5,003
   5,000    Citibank Credit Card Master Trust,
              Series 1998-1, Class B, 5.88%,
              1/15/03..........................     4,987
   7,750    Citibank, Master Trust, Series
              97-9, Class A, 0.00%, 8/15/06....     5,370
   3,700    Consumer Portfolio Services, Series
              1997-2 A, 6.65%, 10/15/02........     3,730
   2,073    Countrywide Asset-Backed
              Certificate, 6.53%, 2/25/14......     2,077
   5,045    DVI Equipment Receivables Trust,
              Series 1997-A, Class A, 6.45%,
              1/15/04..........................     5,069
   3,909    Fifth Third Auto Grantor Trust,
              1996-A, Class A, 6.20%,
              9/15/01..........................     3,923
   3,320    Fifth Third Auto Grantor Trust,
              1996-B, Class A, 6.45%,
              3/15/02..........................     3,338
   5,000    Ford Motor Credit Auto Loan Master,
              Series 1995-1, Class A, 6.50%,
              8/15/02..........................     5,061
   5,000    Ford Motor Credit Auto Owner Trust,
              Series 1998-B, Class B, 6.15%,
              9/15/02..........................     5,024
   6,500    Metris Mastertrust, 7.11%,
              10/1/05..........................     6,764
   7,569    Newcourt Receivables Trust, Series
              1996-3, Class A, 6.24%,
              12/20/04.........................     7,572
   1,067    Olympic Automobile Receivables
              Trust, Series 1996-D, Class A2,
              5.75%, 4/15/00...................     1,066
   4,425    Olympic Automobile Receivables
              Trust, Series 1996-D, Class A3,
              5.95%, 6/15/01...................     4,428
   7,000    Proffitt's Credit Card Master
              Trust, Series 1997-2, Class B,
              6.69%, 12/15/05..................     7,172
   5,000    Ryder Vehicle Lease, Series 1998-A,
              Class A, 6.10%, 9/15/08..........     5,009
                                                 --------
                  Total Asset Backed Securities    80,062
                                                 --------
COMMERCIAL MORTGAGE BACKED SECURITIES (0.9%):
   5,281    CMC Securities Corp. III, Series
              1994-D, Class M, 6.00%,
              3/25/24..........................     5,217
                                                 --------
    Total Commercial Mortgage Backed Securities     5,217
                                                 --------

PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
CORPORATE BONDS (16.0%):
Banking, Finance & Insurance (13.5%):
 $ 3,000    Avco Financial Services, 7.25%,
              7/15/99..........................  $  3,045
   5,000    Bear Stearns, 6.13%, 2/1/03........     4,950
   1,000    Caterpillar Financial Services,
              6.35%, 4/1/99....................     1,004
   3,000    Citicorp, 8.00%, 2/1/03............     3,221
   1,000    Dean Witter Discover & Co., 6.25%,
              3/15/00..........................     1,006
   7,000    Ford Motor Credit Corp., 8.38%,
              1/15/00..........................     7,254
   1,850    Ford Motor Credit Corp., 7.45%,
              4/13/00..........................     1,899
   2,650    GMAC, 7.13%, 5/10/00...............     2,703
   5,000    GMAC, 6.75%, 2/7/02................     5,106
   7,000    Goldman Sachs Group, 7.80%,
              7/15/02, 144A....................     7,420
   5,000    Goldman Sachs Group, 6.65%, 8/1/03,
              144A.............................     5,088
  10,000    Greenwich Capital, 7.04%, 12/13/99,
              144A.............................     9,997
   3,250    HSBC Financial, 7.40%, 4/15/03.....     3,372
   4,871    J.P. Morgan Commercial Mortgage
              Financial Corp., 6.37%,
              1/15/30..........................     4,916
   5,000    Lehman Brothers Holdings, Inc.,
              7.63%, 8/1/98....................     5,005
   4,500    Lehman Brothers Holdings, Inc.,
              8.88%, 11/1/98...................     4,540
   3,000    Lehman Brothers Holdings, Inc.,
              10.00%, 5/15/99..................     3,100
   4,000    Lehman Brothers Holdings, Inc.,
              9.88%, 10/15/00..................     4,320
   5,000    Visa International, 6.72%, 2/4/02,
              144A.............................     5,059
                                                 --------
                                                   83,005
                                                 --------
Industrial Goods & Services (2.5%):
   5,000    Avon Products, 6.25%, 5/1/03,
              144A.............................     5,038
   5,000    Carpenter Technology, 6.28%,
              4/7/03...........................     5,019
   5,000    Sears Roebuck Co., 6.69%,
              8/13/01..........................     5,087
                                                 --------
                                                   15,144
                                                 --------
                          Total Corporate Bonds    98,149
                                                 --------
OTHER MORTGAGE BACKED SECURITIES (1.5%):
   5,150    Evans Withycombe Finance Trust,
              Series 1, Class A1, 7.98%,
              8/1/01...........................     5,423
   3,987    Nomura Mortgage Capital Corp.,
              Series 90-1, Class H, 7.00%,
              6/17/20..........................     4,052
                                                 --------
         Total Other Mortgage Backed Securities     9,475
                                                 --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Limited Volatility Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
U.S. GOVERNMENT AGENCY MORTGAGES (36.6%):
Federal Home Loan Mortgage Corp. (15.6%):
 $ 1,628    6.50%, 1/1/01, Pool #M8038.........  $  1,644
   8,348    7.00%, 1/1/02, Pool #G50415........     8,481
   9,026    6.50%, 5/1/02, Pool #G50444........     9,116
     289    9.00%, 12/1/05, Pool #G00005.......       302
     281    9.00%, 1/1/06, Pool #G00012........       294
     559    8.00%, 10/1/06, Pool #G00052.......       577
   1,807    7.00%, 3/1/07, Pool #G34594........     1,847
   2,162    7.50%, 4/1/07, Pool #G00084........     2,229
   1,665    7.00%, 4/1/07, Pool #G00087........     1,701
   2,667    7.50%, 11/1/07, Pool #E00165.......     2,749
   3,519    8.50%, 2/1/08, Gold Pool #10133....     3,667
   1,852    7.00%, 12/1/08, Pool #E20065.......     1,895
   1,900    8.00%, 1/1/10, Pool #G00355........     1,960
   5,766    8.00%, 2/1/10, Pool #G10328........     5,950
   8,236    7.00%, 10/1/10, Gold Pool
              #E61709..........................     8,416
  11,633    7.00%, 5/1/11, Pool #E20241........    11,898
   9,967    6.50%, 5/1/13, Pool #E70383........    10,036
   5,404    5.25%, 9/15/15, REMIC/CMO, Series
              1638, Class BC...................     5,392
  13,209    8.25%, 12/15/16, REMIC/CMO, Series
              1770, Class PD...................    13,455
   3,780    6.68%, 10/1/26, Pool #785652.......     3,860
                                                 --------
                                                   95,469
                                                 --------
Federal National Mortgage Assoc. (15.5%):
   8,390    6.50%, 8/1/01, Pool #190976........     8,463
  14,156    7.00%, 7/17/05, Series 97-26 Gd....    14,521
     166    9.00%, 9/1/05, Pool #50340.........       174
  20,079    6.60%, 10/18/05, Series 97-26 B....    20,340
     171    9.00%, 11/1/05, Pool #50361........       179
     172    8.50%, 4/1/06, Pool #116875........       179
  13,804    7.42%, 9/1/06, Pool #73618.........    14,978
   6,150    7.00%, 6/1/10, Pool #315928........     6,282
   5,542    6.50%, 9/1/10, Pool #325479........     5,598
   4,422    6.50%, 10/1/10, Pool #250377.......     4,466
   2,692    7.00%, 11/1/10, Pool #250387.......     2,750
   2,947    7.50%, 2/1/11, Pool #303755........     3,037
   9,732    6.50%, 4/1/13, Pool #425396........     9,790
   5,000    6.50%, 6/25/13, Series 94-1 K......     5,064
                                                 --------
                                                   95,821
                                                 --------
Government National Mortgage Assoc. (2.1%):
       2    8.00%, 2/15/02, Pool #192917.......         2
      17    8.00%, 3/15/02, Pool #209172.......        18
       3    9.00%, 6/15/02, Pool #229311.......         3
      43    9.00%, 10/15/02, Pool #229569......        45
      12    8.00%, 6/15/05, Pool #28827........        12
       9    9.00%, 9/15/05, Pool #292569.......         9
      53    9.00%, 10/15/05, Pool #292589......        56
      14    8.00%, 5/15/06, Pool #303851.......        14
       5    8.00%, 7/15/06, Pool #307231.......         5
      38    8.00%, 8/15/06, Pool #311166.......        39
      36    8.00%, 9/15/06, Pool #311301.......        37

PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Government National Mortgage Assoc., continued:
 $   272    8.00%, 10/15/06, Pool #316915......  $    282
      77    8.00%, 11/15/06, Pool #315078......        80
     224    8.00%, 11/15/06, Pool #313528......       233
      97    8.00%, 11/15/06, Pool #316671......       101
      41    8.00%, 11/15/06, Pool #311131......        42
     353    8.00%, 11/15/06, Pool# 312210......       366
     143    8.00%, 12/15/06, Pool #311384......       149
      97    8.00%, 1/15/07, Pool #317663.......       100
     258    8.00%, 2/15/07, Pool #316086.......       268
      68    8.00%, 3/15/07, Pool #178684.......        71
     164    8.00%, 3/15/07, Pool #318825.......       170
     128    8.00%, 4/15/07, Pool #316441.......       133
   7,567    6.88%, 11/20/25, Pool #8746 ARM....     7,723
   3,013    7.00%, 1/20/26, Pool #8790.........     3,073
                                                 --------
                                                   13,031
                                                 --------
U.S. Government Agencies (3.4%):
  20,000    Tennessee Valley Authority, 8.38%,
              10/1/99..........................    20,600
                                                 --------
         Total U.S. Government Agency Mortgages   224,921
                                                 --------
U.S. GOVERNMENT AGENCY SECURITIES (14.5%):
Federal Home Loan Bank (5.8%):
     750    5.99%, 8/27/98.....................       750
   1,000    5.97%, 8/27/98.....................     1,001
   2,000    5.64%, 11/9/98.....................     2,000
   4,000    6.60%, 4/13/99 (b).................     4,030
  17,000    5.58%, 2/23/01 (b).................    16,900
  10,000    7.78%, 10/19/01 (b)................    10,619
                                                 --------
                                                   35,300
                                                 --------
Federal National Mortgage Assoc. (8.7%):
   2,000    5.55%, 3/12/99.....................     1,999
   4,000    6.35%, 4/8/99......................     4,022
  22,000    5.72%, 3/8/01 (b)..................    22,014
  10,000    6.16%, 3/29/01 (b).................    10,117
  15,000    6.50%, 7/16/07.....................    15,687
                                                 --------
                                                   53,839
                                                 --------
        Total U.S. Government Agency Securities    89,139
                                                 --------
U.S. TREASURY OBLIGATIONS (15.1%):
U.S. Treasury Notes (8.3%):
   1,500    6.38%, 1/15/99 (b).................     1,506
   3,000    6.50%, 4/30/99 (b).................     3,025
  16,300    5.88%, 11/15/99 (b)................    16,377
   3,500    8.50%, 2/15/00 (b).................     3,660
   4,000    8.88%, 5/15/00 (b).................     4,239
   1,250    6.13%, 9/30/00 (b).................     1,266
  15,000    6.38%, 9/30/01 (b).................    15,361
   5,000    6.25%, 8/31/02 (b).................     5,130
                                                 --------
                                                   50,564
                                                 --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Limited Volatility Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
U.S. TREASURY OBLIGATIONS, CONTINUED:
U.S. Treasury STRIPS (6.8%):
 $17,500    2/15/00 (b)........................  $ 16,040
  18,500    11/15/01 (b).......................    15,422
  15,500    7/15/05............................    10,486
                                                 --------
                                                   41,948
                                                 --------
                Total U.S. Treasury Obligations    92,512
                                                 --------
YANKEE & EURODOLLAR (0.8%):
   5,000    Peoples Republic of China, 7.38%,
              7/3/01 (b).......................     5,031
                                                 --------
                      Total Yankee & Eurodollar     5,031
                                                 --------
REPURCHASE AGREEMENTS (0.8%):
   4,688    Prudential Securities, 6.10%,
              7/1/98, (Collateralized by $4,825
              U.S. Treasury Bills, 9/3/98,
              market value $4,782).............     4,688
                                                 --------
                    Total Repurchase Agreements     4,688
                                                 --------
SHORT-TERM SECURITIES HELD AS COLLATERAL (9.0%):
Master Notes (1.5%):
   2,527    Bear Stearns Mortgage Capital,
              6.77%, 10/9/98*..................     2,527
   1,684    Danaher Corp., 6.68%, 10/9/98*.....     1,684
   2,527    Merrill Lynch Mortgage Capital,
              6.75%, 7/23/98*..................     2,527
   2,274    NationsBanc Capital Markets, 6.70%,
              7/1/98*..........................     2,274
                                                 --------
                                                    9,012
                                                 --------
Put Bonds (1.0%):
   2,527    Citicorp, 5.94%, 8/3/98*...........     2,527
   1,684    GMAC, 5.85%, 11/10/99*.............     1,687
   1,684    Greenwich Capital, 6.11%,
              12/13/99*........................     1,684
                                                 --------
                                                    5,898
                                                 --------

PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
SHORT-TERM SECURITIES HELD AS COLLATERAL, CONTINUED:
Repurchase Agreements (6.5%):
 $ 9,264    Donaldson, Lufkin & Jenrette,
              6.65%, 7/1/98 (Collateralized by
              $9,472 various Corporate and
              Government Securities,
              2.85% - 17.25%, 10/15/02 -
              4/15/35, market value $9,621)....  $  9,264
   8,422    Goldman Sachs, 6.65%, 7/1/98
              (Collateralized by $8,977 various
              Corporate Bonds, 0.00%, 7/7/98 -
              9/18/98, market value $8,944)....     8,422
  18,530    Lehman Brothers, 6.65%, 7/1/98
              (Collateralized by $18,993
              various Corporate Bonds,
              0.00% - 10.13%,
              9/15/99 - 10/17/96, market value
              $19,880).........................    18,530
   1,735    Lehman Brothers, 6.47%, 7/1/98
              (Collateralized by $1,822 Media
              One Group Bonds, 0.00%, 10/5/98,
              market value $1,822).............     1,735
   2,190    Lehman Brothers, 6.00%, 7/1/98
              (Collateralized by $13,709
              various Government Securities,
              0.00% - 10.00%, 12/1/18 - 5/1/24,
              market value $2,254).............     2,190
                                                 --------
                                                   40,141
                                                 --------
            Total Short-Term Securities Held as
                                     Collateral    55,051
                                                 --------
                      Total (Cost $654,845) (a)  $664,245
                                                 ========

------------

Percentages indicated are based on net assets of $613,102.

(a) Represents cost for financial reporting and federal income tax purposes and differs from value by net unrealized appreciation of securities as follows (amounts in thousands):

                   Unrealized appreciation.....................................  $9,537
                   Unrealized depreciation.....................................    (137)
                                                                                 ------
                   Net unrealized appreciation.................................  $9,400
                                                                                 ======

(b) A portion of this security was loaned as of June 30, 1998.

 * The interest rate, for this variable rate note, which will change periodically, is based upon prime rates or an index of market rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect at June 30, 1998.

ARM    Adjustable Rate Mortgage
CMO   Collateralized Mortgage Obligation
REMIC  Real Estate Mortgage Investment Conduit

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Intermediate Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
ASSET BACKED SECURITIES (8.7%):
 $ 1,000    Advanta Credit Card Master Trust,
              Series 96-A, 6.00%, 11/15/05.....  $  1,025
     309    Advanta Mortgage Loan Trust, Series
              94-4, Class A1, 8.55%,
              11/25/12.........................       314
   5,000    Aesop Funding II, Series 97-1,
              Class A2, 6.40%, 10/20/03........     5,041
   2,622    Aircraft Lease Portfolio
              Securitization Ltd., Series 94-1,
              Class A2, 7.15%, 9/15/04.........     2,639
     552    Chase Manhattan Guarantor Trust,
              Series 96-A, Class A, 5.20%,
              2/15/02..........................       550
   5,440    Circuit City Credit Card Master
              Trust, Series 95-1, Class A,
              6.38%,
              8/15/05..........................     5,505
   6,000    EQCC Home Equity Loan Trust, Series
              96-4, Class A6, 6.88%,
              7/15/14..........................     6,180
   2,000    First Bank Corporate Card Master
              Trust, Series 97-1, Class B,
              6.55%, 2/15/03...................     2,054
   4,000    Greentree Financial Corp., Series
              93-2, Class B, 8.00%, 7/15/18....     4,200
   3,000    Greentree Financial Home
              Improvement Corp., Series 97-D,
              Class HIA2, 6.45%, 10/15/23......     3,030
   5,000    Greentree Home Improvement Loan
              Trust, Series 95-D, 6.95%,
              9/15/25..........................     5,075
  10,000    KeyCorp Auto, Series 97-2A4, 6.15%,
              10/15/01.........................    10,041
     750    Prime Credit Card Master Trust,
              Series 96-1, 6.70%, 7/15/04......       767
   5,000    Rental Car Finance, Series 97-1,
              Class A2, 6.45%, 8/25/04.........     5,063
     467    Sears Credit Account Master Trust,
              Series 95-4, Class A, 6.25%,
              1/15/03..........................       468
   4,000    Team Fleet Financing Corp., Series
              97-1, Class A, 7.35%, 5/15/03....     4,139
     350    UFSB, Series 94-B, Class B, 6.43%,
              7/10/00..........................       350
   2,296    Union Acceptance Corp., Series
              95-D, 6.03%, 1/7/03..............     2,296
   6,000    World Financial Network Credit
              Card, Series 96-1, Class A,
              6.70%,
              2/15/04..........................     6,138
                                                 --------
                  Total Asset Backed Securities    64,875
                                                 --------
CORPORATE BONDS (20.0%):
Banking, Finance & Insurance (8.8%):
   5,000    Bankers' Trust, 7.25%, 1/15/03.....     5,206
   4,000    Capital One Bank, 6.61%, 6/22/99...     4,010
   3,000    First Hawaiian, Inc., 6.25%,
              8/15/00..........................     3,008
   1,000    Ford Motor Credit Corp., 6.63%,
              6/30/03..........................     1,023
   4,000    General Motors Acceptance Corp.,
              5.88%, 1/22/03...................     3,940
  10,000    Goldman Sachs Group, 6.38%,
              6/15/00..........................    10,074

PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
CORPORATE BONDS, CONTINUED:
Banking, Finance & Insurance, continued:
 $ 5,000    Greenwich Capital, 7.04%, 12/13/99,
              Private Placement................  $  4,999
   5,000    International Lease, 6.38%,
              8/1/02...........................     5,063
   3,000    Lehman Brothers Holdings, Inc.,
              9.88%, 10/15/00..................     3,240
   5,000    Lehman Brothers Holdings, Inc.,
              8.88%, 3/1/02....................     5,431
   3,000    Lehman Brothers Holdings, Inc.,
              7.25%, 4/15/03...................     3,124
   6,000    Liberty Mutual Insurance, 8.20%,
              5/4/07...........................     6,697
   5,000    MBNA Corp., 6.29%, 5/23/03*........     5,015
   4,000    Metropolitan Life, 7.00%,
              11/1/05..........................     4,130
                                                 --------
                                                   64,960
                                                 --------
Gas & Electric Utility (1.4%):
   2,500    Duke Power Co., 7.00%, 6/1/00......     2,550
   1,931    Kern River Fund, 6.42%, 3/31/01
              (b)..............................     1,942
   6,000    Ohio Power, 6.73%, 11/1/04.........     6,172
                                                 --------
                                                   10,664
                                                 --------
Industrial Goods & Services (5.1%):
   5,000    Atlas Copco AB, 6.50%, 4/1/08......     5,025
   5,000    Cox Radio, Inc., 6.38%, 5/15/05,
              Series 144A......................     5,038
   5,000    Excel Paralubes Funding, 7.13%,
              11/1/11..........................     5,255
   2,000    Limited, Inc., 8.88%, 8/15/99......     2,055
     600    Lockheed Martin Corp., 9.38%,
              10/15/99.........................       625
   4,000    Oracle Corp., 6.72%, 2/15/04.......     4,105
   5,000    Sears Roebuck Acceptance, Series
              MTN3, 7.07%, 9/18/01.............     5,143
   5,000    Thomas & Betts, Series MTN, 6.29%,
              2/13/03..........................     5,000
   5,000    Tyco International Group SA, 6.25%,
              6/15/03..........................     4,988
     650    VF Corp., 6.63%, 3/15/03...........       663
                                                 --------
                                                   37,897
                                                 --------
Real Estate (1.2%):
   5,000    Meditrust, 7.60%, 7/15/01..........     5,150
   4,000    Prime Properties Funding, 6.80%,
              8/15/02..........................     4,080
                                                 --------
                                                    9,230
                                                 --------
Telecommunications (0.5%):
   4,000    Cable & Wire Communications, 6.63%,
              3/6/05...........................     4,045
                                                 --------
Yankee & Eurodollar (3.0%):
   5,000    Avon Energy Partners, 7.05%,
              12/11/07, Series 144A............     5,200
   3,000    D.R. Investments, 7.10%, 5/15/02...     3,090
   4,000    Dao Heng Bank, 7.75%, 1/24/07......     3,245
   2,000    Kingdom of Thailand, 7.75%,
              4/15/07 (b)......................     1,788

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Intermediate Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
CORPORATE BONDS, CONTINUED:
Yankee & Eurodollar, continued:
 $   500    Nippon Telephone & Telegraph,
              9.50%, 7/27/98...................  $    501
   6,225    Petronas, 6.88%, 7/1/03 (b)........     5,517
   3,000    Ras Laffan Gas, 7.63%, 9/15/06.....     2,906
                                                 --------
                                                   22,247
                                                 --------
                          Total Corporate Bonds   149,043
                                                 --------
OTHER MORTGAGE BACKED SECURITIES (3.7%):
   1,657    BHN, Series 97-1, Class A2, 7.92%,
              7/25/09..........................     1,641
   4,000    Equitable, Series 174, Class A1,
              7.24%, 5/15/06, Private
              Placement........................     4,258
   2,000    J.P. Morgan & Co., Series 97, Class
              C4, 7.47%, 12/26/28..............     2,134
   5,000    JPMC, Series 96-C2, Class B, 6.80%,
              11/25/27.........................     5,113
   5,000    MLMI, Series 97-C2 A2, 6.54%,
              12/10/29.........................     5,140
   4,000    Mortgage Capital Funding Inc.,
              Series 96-MC2, Class A3, 7.08%,
              9/20/06..........................     4,188
   1,740    Prudential Home Mortgage
              Securities, 6.50%, 5/25/00.......     1,737
   3,022    Wells Fargo Capital Markets, Series
              96-1, Class A1, 6.56%,
              12/29/05.........................     3,056
                                                 --------
         Total Other Mortgage Backed Securities    27,267
                                                 --------
U.S. GOVERNMENT AGENCY MORTGAGES (40.4%):
Federal Home Loan Mortgage Corp. (15.5%):
   9,294    6.50%, 10/1/04, Gold Pool
              #M80495..........................     9,384
   2,000    7.00%, 6/15/06, Series #1457-PH,
              CMO..............................     2,035
      49    8.00%, 4/1/07, Pool #160022........        51
     806    7.50%, 8/1/08, Gold Pool #G10117...       831
   9,622    6.00%, 12/15/08, Series #1624,
              CMO..............................     9,595
   2,897    8.50%, 1/1/10, Gold Pool #G10305...     3,019
   1,450    8.50%, 1/1/10, Gold Pool #E00356...     1,511
     203    7.00%, 8/1/10, Gold Pool #E20187...       208
   3,165    7.00%, 9/1/10, Gold Pool #E00393...     3,237
   2,873    7.50%, 7/1/11, Gold Pool #E20253...     2,964
   8,733    7.00%, 9/1/12, Gold Pool #E00506...     8,896
   6,753    6.50%, 1/1/13, Pool #E68904........     6,799
   9,798    6.50%, 4/1/13, Gold Pool #E69986...     9,865
   5,029    6.50%, 4/1/13, Pool #E00542........     5,064
   8,000    8.00%, 2/15/20, Gold Series
              #1770-PE, CMO....................     8,185
   3,000    6.00%, 4/15/20, Series #1534-F,
              CMO..............................     2,970
     540    8.00%, 7/1/20, Gold Pool #A01047...       564
   9,440    6.50%, 10/15/21, Series #1590-GA,
              CMO..............................     9,596
      25    7.00%, 4/1/22, Pool #D17544........        26
   2,187    8.00%, 8/1/24, Pool #G00245........     2,270
   1,934    8.00%, 11/1/24, Gold Pool
              #C00376..........................     2,007
   3,206    7.50%, 8/1/25, Gold Pool #C00414...     3,297
   3,362    7.00%, 4/1/26, Pool #C00452........     3,423

PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED
Federal Home Loan Mortgage Corp., continued:
 $ 3,107    6.98%, 7/1/26, Pool #785618........  $  3,127
   7,038    7.50%, 1/15/27, Series 1927, CMO...     7,544
   9,968    6.50%, 3/1/28, Pool #D87734........     9,938
                                                 --------
                                                  116,406
                                                 --------
Federal National Mortgage Assoc. (11.4%):
       2    6.50%, 12/1/02, Pool #6345.........         2
   1,511    8.00%, 9/25/04, Series 91-155G.....     1,544
   1,504    6.75%, 12/25/04, Series 93-6C,
              CMO..............................     1,511
  10,944    6.88%, 9/1/05, Pool #73192.........    11,408
   7,613    6.95%, 4/1/06, Pool #73429.........     8,013
   1,500    7.05%, 6/25/06, Series 93-11, Class
              G................................     1,516
     515    7.00%, 1/1/07, Pool #145771........       526
   2,500    7.50%, 8/25/07, Series G92-48,
              Class H, CMO.....................     2,553
     189    7.50%, 11/1/09, Pool #158..........       195
   2,152    7.00%, 6/1/10, Pool #312903........     2,198
   3,741    6.50%, 12/1/10, Pool #322598.......     3,778
   1,481    6.50%, 4/1/11, Pool #337903........     1,496
     199    7.50%, 5/1/14, Pool #57930.........       207
     513    5.70%, 8/25/16, Series G93-39,
              Class A, CMO.....................       508
      91    7.00%, 4/1/17, Pool #44696.........        93
     459    7.95%, 8/25/19, Series 90-14,
              CMO..............................       468
     500    6.25%, 11/25/19, Series G93-32,
              Class PG.........................       501
      87    8.00%, 3/1/21, Pool #70825.........        91
   2,000    5.00%, 5/25/22, Series G93-10,
              Class G, CMO.....................     1,911
   2,721    7.50%, 11/1/22, Pool #189190.......     2,807
   9,700    6.00%, 3/25/23, Series 93-41.......     9,736
   1,756    8.00%, 5/1/24, Pool #250066........     1,825
   3,232    8.50%, 7/1/24, Pool #250103........     3,386
   2,245    7.50%, 10/1/24, Pool #303031.......     2,312
     754    8.50%, 5/1/25, Pool #308499........       791
     153    7.50%, 5/1/25, Pool #293928........       158
     664    7.50%, 5/1/25, Pool #311810........       684
     930    8.50%, 6/1/25, Pool #315277........       976
   2,763    7.00%, 7/1/25, Pool #290387........     2,812
   3,263    7.00%, 7/1/25, Pool #312931........     3,321
   3,931    7.13%, 6/1/26, Pool #341503........     4,012
   4,611    7.00%, 9/1/27, Pool #313687........     4,698
   9,000    6.00%, 11/1/27, Series 97-79,
              Class PE.........................     8,806
                                                 --------
                                                   84,843
                                                 --------
Government National Mortgage Assoc. (13.5%):
       3    11.00%, 6/15/99, Pool #110948......         3
       4    11.00%, 3/15/00, Pool #123750......         4
       5    10.00%, 12/15/00, Pool #136214.....         5
      44    10.00%, 1/15/01, Pool #145167......        46
      33    10.00%, 1/15/01, Pool #145328......        34
       7    9.00%, 6/15/01, Pool #166985.......         7
       1    9.00%, 6/15/01, Pool #164431.......         1
       4    9.00%, 6/15/01, Pool #161443.......         4
       3    8.50%, 6/15/01, Pool #162447.......         4
      32    8.50%, 6/15/01, Pool #137056.......        33
      57    6.50%, 6/15/01, Pool #1305.........        57

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Intermediate Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED
Government National Mortgage Assoc., continued:
 $     7    9.00%, 7/15/01, Pool #155822.......  $      7
      36    9.00%, 8/15/01, Pool #173460.......        37
      49    8.50%, 8/15/01, Pool #164207.......        52
       5    9.00%, 9/15/01, Pool #177121.......         5
      48    9.00%, 10/15/01, Pool #179852......        51
       6    9.00%, 10/15/01, Pool #185596......         6
       3    9.00%, 10/15/01, Pool #177634......         4
      69    9.00%, 11/15/01, Pool #191819......        72
       8    9.00%, 11/15/01, Pool #174365......         9
       3    8.50%, 11/15/01, Pool #183462......         3
      43    8.50%, 12/15/01, Pool #199182......        45
      35    8.50%, 12/15/01, Pool #199837......        37
       9    8.50%, 12/15/01, Pool #182959......        10
       7    9.00%, 1/15/02, Pool #205001.......         8
      40    8.00%, 3/15/02, Pool #210065.......        42
      56    8.00%, 3/15/02, Pool #205933.......        59
      39    8.50%, 5/15/02, Pool #213776.......        41
      23    8.00%, 5/15/02, Pool #203042.......        24
      51    8.00%, 5/15/02, Pool #180296.......        53
      68    8.50%, 6/15/02, Pool #2297.........        71
      30    9.00%, 8/15/02, Pool #232424.......        31
      36    9.00%, 10/15/02, Pool #246307......        38
       9    9.00%, 11/15/02, Pool #235553......         9
       3    9.00%, 6/15/03, Pool #247863.......         3
      31    8.50%, 9/15/04, Pool #274390.......        32
      74    9.00%, 10/15/04, Pool #281655......        77
      47    9.00%, 10/15/04, Pool #229506......        49
      45    8.50%, 10/15/04, Pool #277469......        47
      90    8.50%, 11/15/04, Pool #253471......        94
      70    9.00%, 5/15/05, Pool #288771.......        74
      26    9.00%, 6/15/05, Pool #283904.......        27
      36    9.00%, 8/15/05, Pool #297031.......        38
      29    9.50%, 10/15/05, Pool #291846......        31
      12    9.00%, 10/15/05, Pool #292589......        12
      75    9.00%, 11/15/05, Pool #292610......        79
      33    9.00%, 11/15/05, Pool #299161......        35
      30    9.00%, 12/15/05, Pool #299569......        32
      61    7.50%, 2/15/06, Pool #7855.........        64
      70    8.50%, 4/15/06, Pool #307487.......        73
      46    7.50%, 6/15/06, Pool #7855.........        48
      29    8.00%, 10/15/06, Pool #11503.......        30
      55    8.00%, 1/15/07, Pool #14709........        58
      25    7.50%, 4/15/07, Pool #16991........        26
     222    7.50%, 5/15/07, Pool #329528.......       230
      62    7.50%, 7/15/07, Pool #17316........        64
     119    7.50%, 8/15/07, Pool #19015........       124
      21    9.00%, 1/15/09, Pool #26076........        23
     111    9.00%, 4/15/09, Pool #30352........       120
      72    8.00%, 5/15/09, Pool #385676.......        74
   4,030    6.50%, 7/15/09, Pool #780316.......     4,097
      19    8.00%, 8/15/09, Pool #372143.......        20
      37    9.50%, 10/15/09, Pool #36582.......        40
     543    8.00%, 10/15/09, Pool #380639......       563
   1,249    7.50%, 2/15/12, Pool #393363.......     1,291
   1,875    7.50%, 3/15/12, Pool #399163.......     1,938
   1,217    7.50%, 3/15/12, Pool #441145.......     1,258

PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED
Government National Mortgage Assoc., continued:
 $    39    10.50%, 2/15/13, Pool #6507........  $     43
       2    12.00%, 1/15/15, Pool #112920......         2
      61    9.00%, 8/15/16, Pool #164502.......        66
      36    9.50%, 9/15/16, Pool #158201.......        40
      15    9.00%, 9/15/16, Pool #168987.......        16
      15    9.00%, 9/15/16, Pool #175362.......        16
      46    9.00%, 9/15/16, Pool #179044.......        50
      57    9.00%, 12/15/16, Pool #198652......        62
      44    9.50%, 1/15/17, Pool #185619.......        48
     114    8.50%, 1/15/17, Pool #203625.......       122
      23    9.00%, 3/15/17, Pool #180330.......        25
       8    8.50%, 3/15/17, Pool #196700.......         8
     190    8.50%, 5/15/17, Pool #217536.......       203
       9    8.50%, 6/15/17, Pool #188545.......        10
   2,179    8.50%, 11/15/17, Pool #780086......     2,340
     141    9.00%, 7/15/18, Pool #226769.......       153
       7    9.50%, 9/15/18, Pool #258627.......         8
      37    9.50%, 12/15/18, Pool #229531......        40
      27    9.50%, 10/15/19, Pool # 279630.....        29
      60    9.00%, 11/15/19, Pool #279649......        65
     129    9.50%, 2/15/20, Pool #281655.......       140
      36    9.00%, 2/15/20, Pool #286315.......        39
      46    9.50%, 9/15/20, Pool #292918.......        51
      37    9.00%, 7/15/21, Pool #311256.......        40
     145    8.00%, 4/15/22, Pool #325461.......       151
     226    8.00%, 5/15/22, Pool #317346.......       237
      77    8.00%, 5/15/22, Pool #320675.......        80
      11    8.00%, 5/15/22, Pool #317358.......        12
   2,300    8.00%, 7/15/22, Pool #426612.......     2,390
     366    8.00%, 7/15/22, Pool #183670.......       382
     451    7.50%, 8/15/22, Pool #333881.......       467
   1,592    7.00%, 8/15/23, Pool #352108.......     1,625
   6,595    7.00%, 9/15/23, Pool #363030.......     6,735
   2,240    7.00%, 11/15/23, Pool #352022......     2,288
   8,362    6.50%, 1/15/24, Pool #366706.......     8,406
  10,346    7.00%, 2/15/24, Pool #371281.......    10,562
   2,917    9.00%, 11/15/24, Pool #780029......     3,170
   1,722    7.50%, 1/15/26, Pool #416874.......     1,778
   1,655    7.50%, 3/15/26, Pool #422292.......     1,708
   2,487    7.50%, 4/15/26, Pool #426059.......     2,565
   1,587    8.00%, 7/15/26, Pool #428509.......     1,649
   2,644    7.50%, 11/15/26, Pool #442119......     2,723
   9,615    7.00%, 6/15/27, Pool #780584.......     9,804
   3,768    7.50%, 7/15/27, Pool #442119.......     3,876
   4,793    7.50%, 7/15/27, Pool #411829.......     4,931
   9,975    6.00%, 3/20/28, Pool #2562.........     9,700
  10,000    7.00%, 4/15/28, Pool # 426691......    10,158
                                                 --------
                                                  100,696
                                                 --------
         Total U.S. Government Agency Mortgages   301,945
                                                 --------
U.S. GOVERNMENT AGENCY SECURITIES (0.1%):
Federal Home Loan Bank (0.1%):
     800    7.06%, 2/12/99.....................       807
                                                 --------
        Total U.S. Government Agency Securities       807
                                                 --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Intermediate Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
U.S. TREASURY OBLIGATIONS (24.7%):
U.S. Treasury Bonds (6.5%):
 $ 3,000    10.75%, 5/15/03 (b)................  $  3,656
  13,000    7.50%, 11/15/16 (b)................    15,608
   3,000    8.75%, 5/15/17 (b).................     4,041
  11,000    8.13%, 8/15/19 (b).................    14,186
  10,000    6.25%, 8/15/23 (b).................    10,715
                                                 --------
                                                   48,206
                                                 --------
U.S. Treasury Inflation Protected Bonds (1.3%):
  10,256    3.38%, 1/15/07 (b).................     9,935
                                                 --------
U.S. Treasury Notes (15.9%):
   5,000    8.25%, 7/15/98 (b).................     5,006
   4,000    4.75%, 8/31/98 (b).................     3,998
   3,000    8.88%, 11/15/98 (b)................     3,038
   3,000    5.88%, 3/31/99.....................     3,009
   6,000    8.00%, 8/15/99 (b).................     6,163
  10,000    7.50%, 10/31/99 (b)................    10,250
   1,000    7.88%, 11/15/99 (b)................     1,031
  16,000    5.63%, 11/30/99 (b)................    16,027
   5,000    7.75%, 1/31/00 (b).................     5,167
   3,000    6.75%, 4/30/00 (b).................     3,064
   6,000    5.88%, 6/30/00 (b).................     6,044
   3,000    6.13%, 7/31/00 (b).................     3,036
   1,000    8.75%, 8/15/00.....................     1,064
   5,000    7.75%, 2/15/01 (b).................     5,268
   5,000    6.25%, 10/31/01 (b)................     5,105
   7,000    7.50%, 11/15/01 (b)................     7,414
   7,000    6.25%, 2/28/02 (b).................     7,159
  11,000    5.75%, 8/15/03 (b).................    11,121
   6,000    7.25%, 5/15/04 (b).................     6,511
   5,000    7.25%, 8/15/04 (b).................     5,438
   4,000    7.88%, 11/15/04 (b)................     4,493
                                                 --------
                                                  119,406
                                                 --------
U.S. Treasury STRIPS (1.0%):
  20,000    5/15/16............................     7,249
                                                 --------
                Total U.S. Treasury Obligations   184,796
                                                 --------
REPURCHASE AGREEMENTS (1.5%):
  10,855    Prudential Securities, 6.10%,
              7/1/98 (Collateralized by $11,011
              various U.S. Government
              Securities, 5.63% - 6.10%,
              11/30/99 - 6/26/03, market value
              $11,073).........................    10,855
                                                 --------
                    Total Repurchase Agreements    10,855
                                                 --------

PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
SHORT-TERM SECURITIES HELD AS COLLATERAL (16.5%):
Master Notes (2.7%):
 $ 5,638    Bear Stearns Mortgage Capital,
              6.77%, 10/9/98*..................  $  5,638
   3,759    Danaher Corp., 6.68%, 10/9/98*.....     3,759
   5,639    Merrill Lynch Mortgage Capital,
              6.75%, 7/23/98*..................     5,639
   5,075    NationsBanc Capital Markets, 6.70%,
              7/1/98*..........................     5,075
                                                 --------
                                                   20,111
                                                 --------
Put Bonds (1.8%):
   5,639    Citicorp, 5.94%, 8/3/98*...........     5,639
   3,759    GMAC, 5.85%, 11/10/99*.............     3,764
   3,759    Greenwich Capital, 6.11%,
              12/13/99*........................     3,759
                                                 --------
                                                   13,162
                                                 --------
Repurchase Agreements (12.0%):
  20,674    Donaldson, Lufkin & Jenrette,
              6.65%, 7/1/98 (Collateralized by
              $21,137 various Corporate and
              Government Securities,
              2.85% - 17.25%, 10/15/02 -
              4/15/35, market value $21,470)...    20,674
  18,795    Goldman Sachs, 6.65%, 7/1/98
              (Collateralized by $20,032
              various Corporate Bonds, 0.00%,
              7/7/98 - 9/18/98, market value
              $19,960).........................    18,795
  41,349    Lehman Brothers, 6.65%, 7/1/98
              (Collateralized by $42,384
              various Corporate Bonds,
              0.00% - 10.13%,
              9/15/99 - 10/17/96, market value
              $44,363).........................    41,349
   3,872    Lehman Brothers, 6.47%, 7/1/98
              (Collateralized by $4,067 Media
              One Group Bonds, 0.00%, 10/5/98,
              market value $4,067).............     3,872
   4,887    Lehman Brothers, 6.00%, 7/1/98
              (Collateralized by $30,592
              various Government Securities,
              0.00% - 10.00%, 12/1/18 - 5/1/24,
              market value $5,030).............     4,887
                                                 --------
                                                   89,577
                                                 --------
            Total Short-Term Securities Held as
                                     Collateral   122,850
                                                 --------
                      Total (Cost $848,429) (a)  $862,438
                                                 ========

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Intermediate Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

------------

Percentages indicated are based on net assets of $746,159.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $98. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows (amounts in thousands):

                   Unrealized appreciation.....................................  $ 16,730
                   Unrealized depreciation.....................................    (2,819)
                                                                                 --------
                   Net unrealized appreciation.................................  $ 13,911
                                                                                 ========

(b) A portion of this security was loaned as of June 30, 1998.

* The interest rate, for this variable rate note, which will change periodically, is based upon prime rates or an index of market rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect at June 30, 1998.

CMO  Collateralized Mortgage Obligation

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Government Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
U.S. GOVERNMENT AGENCY MORTGAGES (73.0%):
Federal Home Loan Mortgage Corp. (27.1%):
 $ 7,389    6.00%, 4/15/01, Gold Balloon, Pool
              #G50347..........................  $  7,393
   1,000    7.00%, 10/15/06, Series 1150, Class
              I................................     1,023
   4,508    7.50%, 4/1/09, Gold Pool #E00315...     4,650
  16,500    6.50%, 9/15/09, Series 1838 G,
              CMO..............................    16,723
   3,090    8.50%, 1/1/10, Gold Pool #G10305...     3,220
   9,849    6.50%, 3/1/13, Pool #E00538........     9,917
  31,272    6.50%, 4/1/13, Pool #E00542........    31,486
  11,912    6.00%, 4/1/13, Pool# E00543........    11,801
     211    9.00%, 10/1/17, Gold Pool
              #A00756..........................       225
     169    9.00%, 4/1/18, Gold Pool #A01143...       180
      44    9.00%, 10/1/20, Gold Pool
              #A01134..........................        47
      55    9.00%, 1/1/21, Gold Pool #A00948...        59
     500    7.25%, 2/15/21, Series 1464, CMO...       509
      54    9.00%, 4/1/21, Gold Pool #D04193...        58
      83    9.00%, 6/1/21, Gold Pool #A01017...        88
      86    9.00%, 7/1/21, Gold Pool #A01093...        92
      45    9.00%, 9/1/21, Gold Pool #D32271...        48
      85    9.00%, 11/1/21, Gold Pool
              #D11191..........................        91
      89    9.00%, 11/1/21, Gold Pool
              #D11866..........................        95
      52    9.00%, 11/1/21, Gold Pool
              #C00078..........................        56
     172    9.00%, 5/1/22, Gold Pool #D19203...       184
      75    9.00%, 5/1/22, Gold Pool #D19142...        80
     900    7.00%, 8/25/22, Series 13, Class
              PL...............................       933
  10,000    5.50%, 9/15/22, Series 1367-K......     9,480
   3,729    7.00%, 4/15/23, Pool #348645.......     3,809
   6,272    10.00%, 10/15/23, Series 1591 E,
              CMO..............................     7,096
   8,837    6.00%, 10/15/23, Series 1785A......     8,613
  17,851    5.00%, 11/15/23, Series 1686 PG,
              CMO..............................    17,161
   9,268    6.50%, 1/1/24, Gold Pool #C80091...     9,280
   3,636    8.50%, 5/1/24, Gold Pool #G00229...     3,836
   3,088    8.50%, 7/1/24, Gold Pool #C00354...     3,235
   4,545    7.50%, 9/1/24, Gold Pool #D56307...     4,674
   4,835    8.00%, 11/1/24, Gold Pool
              #C00376..........................     5,018
   3,206    7.50%, 8/1/25, Gold Pool #C00414...     3,297
   3,991    7.00%, 8/1/25, Gold Pool #C00418...     4,066
   3,691    8.00%, 9/1/25, Gold Pool #D63705...     3,831
   3,823    7.00%, 9/1/25, Gold Pool #D63303...     3,894
   8,578    6.50%, 2/1/26, Gold Pool #D68098...     8,578
   8,730    6.50%, 3/1/26, Gold Pool #G00453...     8,730
  10,733    7.00%, 4/1/26, Gold Pool #D69811...    10,928
   4,539    6.50%, 6/1/26, Pool #250575........     4,532
  10,000    6.50%, 10/17/26, Series 1985,
              Class PL.........................    10,250
  14,975    6.50%, 4/1/28, Gold Pool #D89085...    14,928
  10,000    6.50%, 6/1/28, #C10103.............     9,969
                                                 --------
                                                  244,163
                                                 --------

PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Federal National Mortgage Assoc. (19.9%):
 $ 8,222    6.00%, 3/1/01, Pool #50783.........  $  8,199
   6,494    7.00%, 4/1/03, Pool #303876........     6,585
     758    7.50%, 5/1/03, Pool #347175........       771
   1,838    7.50%, 7/1/03, Pool #250656........     1,870
   6,360    7.00%, 7/17/05, Series 97-26 GD....     6,524
   3,227    7.00%, 4/1/08, Pool #211750........     3,297
   8,000    6.00%, 6/25/09, Series 1994-86 PJ,
              CMO..............................     7,975
   3,186    7.00%, 7/1/10, Pool #250326........     3,255
   2,172    6.50%, 12/1/10, Pool #332301.......     2,194
  12,215    6.00%, 3/1/11, Pool #340683........    12,147
   9,394    6.00%, 1/17/13, Series 98-37 VB,
              CMO..............................     9,256
  10,000    6.50%, 6/25/13, Series 94-1 K......    10,129
   3,596    6.35%, 8/25/13, Series 1993-225B
              VG, CMO..........................     3,622
   3,429    7.50%, 6/1/14, Pool #250081........     3,532
   2,761    7.50%, 7/1/14, Pool #250082........     2,844
     124    10.00%, 10/1/16, Pool #70110.......       135
   5,963    10.00%, 9/1/17, Pool #303969.......     6,477
     342    10.00%, 10/1/19, Pool #231675......       372
   8,169    7.00%, 5/25/20, Series 1990-57.....     8,330
     216    10.00%, 7/1/20, Pool #050318.......       235
   5,584    6.50%, 5/25/21, Series 1992-205 K,
              CMO..............................     5,618
   5,000    7.00%, 9/25/21, Series G92-64 K,
              CMO..............................     5,045
     374    10.00%, 11/1/21, Pool #208374......       407
     523    10.00%, 11/1/21, Pool #208372......       569
   5,000    6.55%, 12/25/21, Pool #1993-137 PH,
              CMO..............................     5,046
   1,000    7.25%, 5/25/22, Series G93-9, Class
              K................................     1,022
     800    7.50%, 7/25/22, Series G92-35,
              CMO..............................       823
  10,785    6.50%, 2/17/23, Series #G94-12 C,
              CMO..............................    10,545
   5,000    6.50%, 5/25/23, Series 1994-110 H,
              CMO..............................     4,985
   9,094    6.35%, 12/25/23, Series 1994-43 PJ,
              CMO..............................     9,085
   5,042    7.00%, 1/25/24, Series 1994-62 PJ,
              CMO..............................     5,205
   7,453    7.00%, 2/1/24, Pool #190257........     7,590
   2,525    9.00%, 12/1/24, Pool #353898.......     2,671
   3,905    7.00%, 8/1/25, Pool #315500........     3,975
  19,867    6.50%, 3/1/28, Pool #251613........    19,786
                                                 --------
                                                  180,121
                                                 --------
Government National Mortgage Assoc. (26.0%):
       9    10.00%, 9/15/00, Pool #138814......        10
       7    10.00%, 12/15/00, Pool #136214.....         7
      28    8.50%, 6/15/01, Pool #166491.......        29
       3    8.50%, 7/15/01, Pool #161997.......         3

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Government Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Government National Mortgage Assoc., continued:
 $    41    9.50%, 9/15/01, Pool #180786.......  $     43
       4    9.00%, 9/15/01, Pool #174330.......         4
      52    9.00%, 9/15/01, Pool #166928.......        55
       8    9.50%, 11/15/01, Pool #182995......         9
      48    8.50%, 11/15/01, Pool #179383......        50
      37    9.00%, 12/15/01, Pool #187723......        39
      35    8.50%, 12/15/01, Pool #199837......        37
      56    8.00%, 3/15/02, Pool #205933.......        59
     133    9.00%, 5/15/03, Pool #154134.......       139
     105    9.00%, 6/15/05, Pool #283904.......       110
      41    9.00%, 8/15/05, Pool #291836.......        43
      37    9.00%, 9/15/05, Pool #292898.......        39
      16    9.00%, 9/15/05, Pool #295227.......        17
      54    8.00%, 7/15/06, Pool #11337........        57
      26    7.50%, 7/15/07, Pool #17316........        27
      63    8.00%, 8/15/07, Pool #18677........        66
      41    8.00%, 8/15/07, Pool #18539........        43
     209    7.50%, 12/15/07, Pool #338189......       216
      46    9.00%, 11/15/08, Pool #27932.......        49
      83    9.00%, 4/15/09, Pool #30352........        90
      13    9.00%, 5/15/09, Pool #32214........        14
       4    9.50%, 7/15/09, Pool #34487........         4
     107    9.50%, 9/15/09, Pool #34878........       116
      32    9.50%, 10/15/09, Pool #36804.......        35
      19    11.00%, 11/15/09, Pool #37615......        21
       1    12.00%, 4/15/15, Pool #125262......         1
      12    11.00%, 6/15/15, Pool #130125......        14
      64    9.00%, 5/15/16, Pool #149877.......        70
      61    9.00%, 6/15/16, Pool #166130.......        67
      12    9.50%, 7/15/16, Pool #166772.......        13
      83    9.00%, 7/15/16, Pool #158921.......        90
      74    9.50%, 8/15/16, Pool #177531.......        81
     129    9.00%, 9/15/16, Pool #179044.......       140
      17    9.50%, 1/15/17, Pool #185619.......        18
     238    9.00%, 2/15/17, Pool #195058.......       259
     237    9.00%, 6/15/17, Pool #219079.......       257
      45    9.50%, 8/15/17, Pool #218841.......        49
      42    9.50%, 8/15/17, Pool #224015.......        46
      20    9.00%, 8/15/17, Pool #225825.......        21
      88    9.00%, 6/15/18, Pool #238161.......        95
      57    9.50%, 8/15/18, Pool #248390.......        62
      19    9.00%, 10/15/18, Pool #253188......        20
     113    9.50%, 12/15/18, Pool #263400......       123
       3    9.00%, 10/15/19, Pool #267676......         3
      54    9.00%, 11/15/19, Pool #162768......        58
      65    9.00%, 1/15/20, Pool #283138.......        70
      44    9.00%, 2/15/20, Pool #276157.......        48
     123    9.00%, 3/15/20, Pool #285283.......       133
      46    9.50%, 9/15/20, Pool #292918.......        51
      72    9.50%, 12/15/20, Pool #291865......        79
     242    9.00%, 6/15/21, Pool #307120.......       263

PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Government National Mortgage Assoc., continued:
 $11,908    9.00%, 8/15/21, Pool #306081.......  $ 12,937
   3,522    9.00%, 12/15/21, Pool #780284......     3,783
      28    7.50%, 2/15/22, Pool #324025.......        29
     402    8.00%, 7/15/22, Pool #321560.......       420
     709    7.50%, 8/15/22, Pool #337141.......       733
      31    7.00%, 10/15/22, Pool #337175......        32
     191    7.00%, 11/15/22, Pool #323008......       195
      30    7.00%, 12/15/22, Pool #339969......        31
     405    7.00%, 1/15/23, Pool #332022.......       414
     388    7.00%, 1/15/23, Pool #342248.......       396
      38    7.00%, 1/15/23, Pool #321675.......        38
     233    7.00%, 1/15/23, Pool #346214.......       238
     372    7.00%, 1/15/23, Pool #341536.......       380
      47    7.00%, 3/15/23, Pool #350110.......        48
     734    7.00%, 5/15/23, Pool #346572.......       750
     692    7.00%, 5/15/23, Pool #351041.......       707
     729    7.00%, 5/15/23, Pool #342348.......       744
      55    7.00%, 5/15/23, Pool #338005.......        57
     615    7.00%, 5/15/23, Pool #221604.......       628
     320    6.50%, 5/15/23, Pool #343208.......       321
     360    6.50%, 6/15/23, Pool #348677.......       362
      50    6.50%, 6/15/23, Pool #358250.......        50
      51    6.50%, 6/15/23, Pool #349788.......        51
      75    6.50%, 6/15/23, Pool #346624.......        76
     491    7.00%, 7/15/23, Pool #360697.......       501
     405    7.00%, 7/15/23, Pool #360889.......       414
     410    7.00%, 7/15/23, Pool #358382.......       418
     787    7.00%, 7/15/23, Pool #346673.......       804
     230    7.00%, 7/15/23, Pool #325977.......       235
      23    7.00%, 7/15/23, Pool #350709.......        23
     173    7.00%, 7/15/23, Pool #357782.......       176
     794    7.00%, 7/15/23, Pool #362982.......       811
     313    7.00%, 7/15/23, Pool #353569.......       320
      28    7.00%, 7/15/23, Pool #354538.......        28
     265    6.50%, 7/15/23, Pool #322200.......       266
     272    6.50%, 8/15/23, Pool #360738.......       274
     144    6.50%, 8/15/23, Pool #360713.......       145
     159    6.50%, 8/15/23, Pool #359027.......       160
     383    6.50%, 8/15/23, Pool #353137.......       385
     544    6.50%, 8/15/23, Pool #356717.......       547
     308    6.50%, 8/15/23, Pool #344505.......       309
     687    6.50%, 9/15/23, Pool #345375.......       691
      49    6.50%, 9/15/23, Pool #339041.......        50
   3,278    8.00%, 10/15/23, Pool #354681......     3,414
     206    6.50%, 10/15/23, Pool #345391......       207
     420    6.00%, 10/15/23, Pool #364717......       413
      33    6.00%, 10/15/23, Pool #370006......        33
     388    6.00%, 10/15/23, Pool #345389......       382
     571    6.50%, 11/15/23, Pool #369356......       574
      18    6.50%, 11/15/23, Pool #370927......        18
     569    6.50%, 12/15/23, Pool #369830......       572

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Government Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Government National Mortgage Assoc., continued:
 $   134    6.50%, 12/15/23, Pool #349944......  $    135
      32    6.50%, 12/15/23, Pool #370289......        32
     925    6.50%, 12/15/23, Pool #349265......       930
      97    6.50%, 12/15/23, Pool #365740......        98
     556    6.50%, 1/15/24, Pool #379127.......       559
  19,918    6.50%, 2/15/24, Pool #354747.......    20,025
     341    6.50%, 2/15/24, Pool #389200.......       343
   1,165    6.50%, 2/15/24, Pool #362341.......     1,172
     271    6.50%, 2/15/24, Pool #370338.......       272
     161    6.50%, 2/15/24, Pool #380818.......       162
     343    6.50%, 2/15/24, Pool #371999.......       345
     933    7.00%, 2/16/24, Series 1996-21,
              CMO..............................       950
     371    7.50%, 6/15/24, Pool #388747.......       383
      79    7.50%, 6/15/24, Pool #389827.......        81
     296    8.00%, 9/15/24, Pool #393908.......       308
   2,990    8.00%, 9/15/24, Pool #403212.......     3,113
   7,293    9.00%, 11/15/24, Pool #780029......     7,924
     924    7.25%, 12/15/25, Pool #411361......       948
   3,947    7.50%, 3/15/26, Pool #422308.......     4,072
   7,845    8.00%, 7/15/26, Pool #412644.......     8,149
  10,963    8.00%, 12/20/26, Pool #2344........    11,329
  14,500    6.50%, 6/20/27, Series 1997-19
              PJ...............................    14,561
   9,209    6.00%, 7/20/27, Pool #80094........     9,381
  15,000    6.25%, 8/20/27, Series 98-1 PD.....    14,939
  14,592    8.00%, 10/15/27, Pool# 412336......    15,130
   9,900    7.00%, 12/15/27, Pool # 449494.....    10,065
   9,664    7.50%, 1/15/28, Pool #461625.......     9,936
   9,905    7.00%, 1/15/28, Pool #462495.......    10,066
  14,794    7.50%, 2/15/28, Pool #462562.......    15,205
   9,968    6.50%, 3/15/28, Pool #467705.......     9,947
   9,990    7.00%, 6/15/28, Pool #472679.......    10,149
  15,000    7.50%, 7/1/28......................    15,389
                                                 --------
                                                  235,250
                                                 --------
         Total U.S. Government Agency Mortgages   659,534
                                                 --------
U.S. GOVERNMENT AGENCY SECURITIES (16.9%):
Federal Farm Credit Bank (0.6%):
   5,000    6.88%, 5/1/00......................     5,105
                                                 --------
Federal Home Loan Bank (2.5%):
   2,000    9.25%, 11/25/98....................     2,029
   2,000    9.30%, 1/25/99.....................     2,041
   3,000    8.60%, 6/25/99.....................     3,084
  10,000    5.91%, 12/23/02....................    10,076
   5,000    6.27%, 1/14/04 (b).................     5,000
                                                 --------
                                                   22,230
                                                 --------
Federal Home Loan Mortgage Corp. (0.7%):
   2,000    6.44%, 1/28/00.....................     2,023
   4,500    7.13%, 11/18/02....................     4,744
                                                 --------
                                                    6,767
                                                 --------

PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
U.S. GOVERNMENT AGENCY SECURITIES, CONTINUED:
Federal National Mortgage Assoc. (6.8%):
 $15,000    5.43%, 7/21/98.....................  $ 14,955
   4,000    8.70%, 6/10/99.....................     4,111
   3,000    8.90%, 6/12/00.....................     3,177
   3,000    6.20%, 11/12/03....................     2,994
  15,000    7.16%, 5/11/05.....................    16,183
  10,000    5.88%, 2/2/06......................    10,033
  10,000    6.70%, 6/19/07.....................    10,593
                                                 --------
                                                   62,046
                                                 --------
Resolution Funding Corp. (3.4%):
  25,000    Principal STRIPS, 7/15/20..........     6,881
  50,000    Principal STRIPS, 7/15/20..........    13,762
  25,000    Principal STRIPS, 10/15/20.........     6,781
  15,000    Principal STRIPS, 4/15/28..........     2,692
   5,000    Principal STRIPS, 4/15/30 (b)......       800
                                                 --------
                                                   30,916
                                                 --------
Tennessee Valley Authority (2.9%):
  25,000    6.24%, 7/15/45, Putable on 7/15/01
              @ 100............................    25,906
                                                 --------
        Total U.S. Government Agency Securities   152,970
                                                 --------
U.S. TREASURY OBLIGATIONS (11.0%):
U.S. Treasury Bonds (4.7%):
  25,000    8.13%, 8/15/19.....................    32,241
  10,000    6.13%, 11/15/27 (b)................    10,721
                                                 --------
                                                   42,962
                                                 --------
U.S. Treasury Notes (4.6%):
   1,350    6.75%, 4/30/00.....................     1,379
   1,500    6.25%, 5/31/00.....................     1,520
   4,500    6.13%, 7/31/00.....................     4,554
   2,800    6.25%, 4/30/01.....................     2,853
   1,000    7.88%, 8/15/01.....................     1,066
     500    6.38%, 8/15/02.....................       515
   5,000    5.63%, 12/31/02 (b)................     5,021
     250    6.25%, 2/15/03.....................       257
   2,500    6.50%, 8/15/05.....................     2,638
  20,700    6.50%, 10/15/06 (b)................    21,975
                                                 --------
                                                   41,778
                                                 --------
U.S. Treasury STRIPS (1.7%):
   5,000    8/15/02 (b)........................     4,003
  50,000    2/15/25 (b)........................    11,111
                                                 --------
                                                   15,114
                                                 --------
                Total U.S. Treasury Obligations    99,854
                                                 --------
REPURCHASE AGREEMENTS (0.6%):
   5,215    Prudential Securities, 6.10%,
              7/1/98 (Collateralized by $5,368
              U.S. Treasury Bills, 9/3/98,
              market value $5,320).............     5,215
                                                 --------
                    Total Repurchase Agreements     5,215
                                                 --------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Government Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
SHORT-TERM SECURITIES HELD AS COLLATERAL (5.5%):
Repurchase Agreements (5.5%):
 $49,499    Paine Webber, 6.15%, 7/1/98
              (Collateralized by $49,680
              various U.S. Government
              Securities, 0.00% - 9.35%,
              9/25/98 - 9/18/27, market value
              $50,527).........................  $ 49,499
                                                 --------
            Total Short-Term Securities Held as
                                     Collateral    49,499
                                                 --------
                      Total (Cost $933,275) (a)  $967,072
                                                 ========

------------

Percentages indicated are based on net assets of $903,987.

(a) Represents cost for financial reporting and federal income tax purposes and differs from value by net unrealized appreciation of securities as follows (amounts in thousands):

                   Unrealized appreciation.....................................  $34,016
                   Unrealized depreciation.....................................     (219)
                                                                                 -------
                   Net unrealized appreciation.................................  $33,797
                                                                                 =======

(b) A portion of this security was loaned as of June 30, 1998.

CMO  Collateralized Mortgage Obligation

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Income Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   ----------------------------------  ----------
ASSET BACKED SECURITIES (6.4%):
 $ 4,927    Advanta Mortgage Loan Trust,
              Series 1995-1, Class A5, 8.32%,
              12/25/19........................  $    5,201
   5,000    Advanta Mortgage Loan Trust,
              Series 1997-2, Class A4, 7.60%,
              6/25/27.........................       5,280
   4,195    Aircraft Lease Portfolio
              Securitization Ltd., Series
              1994-1, Class A2, 7.15%,
              9/15/04.........................       4,222
   1,796    Auto Finance Group, Inc., Series
              1997-B, Class C, 7.00%,
              2/15/03.........................       1,772
   5,000    EQCC Home Loan Trust, Series
              1998-2, Class A3F, 6.23%,
              3/15/13.........................       5,001
   5,000    Greentree Financial Corp., Series
              1993-2, Class B, 8.00%,
              7/15/18.........................       5,249
   5,000    Greentree Financial Corp., Series
              1995-10, Class B1, 7.05%,
              2/15/27.........................       4,961
   4,350    Greentree Financial Corp., Series
              1995-2, Class B1, 8.60%,
              5/15/26.........................       4,535
   5,000    Greentree Home Improvement Loan
              Trust, Series 1995-D, Class M1,
              6.95%, 9/15/25..................       5,075
   3,000    MBNA, Series 1998-C, 6.35%,
              11/15/05........................       3,000
   3,073    Olympic Automobile Receivables
              Trust, Series 1994-B, Class A2,
              6.85%, 6/15/01..................       3,132
   3,919    Olympic Automobile Receivables
              Trust, Series 1995-B, Class A2,
              7.35%, 10/15/01.................       3,958
   3,000    Team Fleet Financial Corp., Series
              1998-2A, Class C, 6.53%,
              7/25/02.........................       2,998
   5,000    World Omni, Series 1997, Class A7,
              6.48%, 12/12/08.................       5,017
                                                ----------
                 Total Asset Backed Securities      59,401
                                                ----------
COLLATERALIZED BOND OBLIGATIONS (0.6%):
   5,000    Merrill Lynch, 1996 PM1, 7.87%,
              12/17/06........................       5,167
                                                ----------
         Total Collateralized Bond Obligations       5,167
                                                ----------
CORPORATE BONDS (39.3%):
         Banking, Finance & Insurance (13.3%):
   2,000    American Health Properties, 7.50%,
              1/15/07.........................       2,143
   9,000    Associates Corp., 8.34%,
              11/25/99........................       9,292
   6,000    Associates Corp., 8.15%, 8/1/09...       6,878

PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   ----------------------------------  ----------
CORPORATE BONDS, CONTINUED:
Banking, Finance & Insurance, continued:
 $ 5,000    BankAmerica Corp., 9.50%,
              4/1/01..........................  $    5,431
   5,000    Bear Stearns Co., Inc., 8.25%,
              2/1/02..........................       5,338
   5,000    Bradley Operating, 7.20%,
              1/15/08.........................       5,038
   6,500    Corestates Capital, 8.00%,
              12/15/26........................       7,141
   5,000    Cullen Frost Bank Capital Trust,
              8.42%, 2/1/27...................       5,638
   5,000    First Chicago Capital Trust,
              7.95%, 12/1/26..................       5,500
   2,000    Fleet Financial Group, Inc.,
              8.13%, 7/1/04...................       2,190
   3,500    Ford Capital BV, 10.13%,
              11/15/00........................       3,815
   1,500    Ford Motor Credit Corp., 6.38%,
              10/6/00.........................       1,515
   3,000    General Motors Acceptance Corp.,
              8.40%, 10/15/99.................       3,094
   8,000    General Motors Acceptance Corp.,
              7.00%, 3/1/00...................       8,129
  10,000    Lehman Brothers Holdings, Inc.,
              8.88%, 3/1/02...................      10,862
   5,000    Lehman Brothers Holdings, Inc.,
              11.63%, 5/15/05.................       6,450
   5,000    Lehman Brothers Holdings, Inc.,
              8.80%, 3/1/15...................       5,969
   6,000    Massachusetts Mutual Life
              Insurance, 7.50%, 3/1/24,
              144A............................       6,563
   5,000    MIC Financial Trust, 8.38%,
              2/1/27..........................       5,525
   6,000    Morgan Stanley Dean Witter & Co.,
              6.13%, 10/1/03..................       5,993
   5,000    Principal Mutual, 7.88%, 3/1/24...       5,381
   5,000    Sun Life Capital Trust, 8.53%,
              5/29/49.........................       5,706
                                                ----------
                                                   123,591
                                                ----------
Food Products & Services (0.3%):
   2,500    RJR Nabisco Corp., 8.75%,
              8/15/05.........................       2,666
                                                ----------
Industrial Goods & Services (9.7%):
   1,500    Advanced Micro Devices, Inc.,
              11.00%, 8/1/03 (b)..............       1,594
   5,000    Atlas Copco AB, 6.50%, 4/1/08.....       5,025
   5,000    Avon Products Inc., Series 144A,
              6.25%, 5/1/03...................       5,038
   3,000    Boise Cascade Co., 9.45%,
              11/1/09.........................       3,630
   4,000    Comcast Cable, 8.38%, 5/1/07,
              144A............................       4,490
   1,500    Comcast Cellular Holdings, 9.50%,
              5/1/07..........................       1,569
   1,500    D.R. Horton, Inc., 8.38%,
              6/15/04.........................       1,511
   2,500    Fred Meyer, Inc., 7.38%, 3/1/05...       2,519
   2,000    Freeport McMoran, Copper & Gold,
              7.50%, 11/15/06.................       1,628
   5,000    General Motors Corp., 9.13%,
              7/15/01.........................       5,424
   3,000    Golden State Petroleum, 8.04%,
              2/1/19, 144A....................       3,191

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Income Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   ----------------------------------  ----------
CORPORATE BONDS, CONTINUED:
Industrial Goods & Services, continued:
 $ 5,000    Hilton Hotels Corp., 7.95%,
              4/15/07.........................  $    5,231
   2,500    Loewen Group, Inc., 8.25%,
              4/15/03, Callable 4/15/00 @
              104.13..........................       2,591
   2,500    Mississippi Chemical Corp., 7.25%,
              11/15/17........................       2,538
   4,640    Newmont Gold Co., 8.91%, 1/5/09...       5,185
   1,500    Nine West Group, Inc., 8.38%,
              8/15/05.........................       1,474
   2,500    Northrop-Grumman Corp., 7.00%,
              3/1/06..........................       2,594
   4,604    Oslo Seismic Service, 8.28%,
              6/1/11, 144A....................       5,027
   2,500    Owens-Illinois, Inc., 7.15%,
              5/15/05.........................       2,528
   9,000    Penske Truck Leasing, 8.25%,
              11/1/99.........................       9,269
   1,500    Pride Petroleum Services, Inc.,
              9.38%, 5/1/07...................       1,584
   5,000    Tele-Commun, Inc., 7.38%,
              2/15/00.........................       5,100
   1,500    Tenet Healthcare Corp., 8.00%,
              1/15/05.........................       1,560
   1,500    Terra Industries, 10.50%, 6/15/05,
              Callable 6/15/00 @ 105.25 (b)...       1,622
   1,500    Trico Marine Services, Inc.,
              8.50%, 8/1/05...................       1,470
   5,000    U.S. Filter Corp., 6.38%,
              5/15/01.........................       5,006
   2,000    Wyman-Gordon Co., 8.00%,
              12/15/07........................       2,050
                                                ----------
                                                    90,448
                                                ----------
Real Estate (5.9%):
   2,000    Avalon Properties, Inc., 7.38%,
              9/15/02.........................       2,070
   1,500    Dynex Capital, Inc., 7.88%,
              7/15/02.........................       1,524
   4,750    Meditrust, Inc., 7.77%, 8/16/02...       4,952
   3,000    Meditrust, Inc., 7.82%, 9/10/26...       3,431
   3,500    MEPC Finance, Inc., 7.50%,
              5/1/03..........................       3,745
   5,000    Security Capital Pacific Trust,
              6.95%, 10/15/02.................       5,113
   2,500    Security Capital Pacific Trust,
              7.15%, 10/15/03.................       2,566
   5,000    Security Pacific Corp., 11.00%,
              3/1/01..........................       5,600
   5,000    Spieker Properties, Inc., 6.65%,
              12/15/00........................       5,044
   4,000    Spieker Properties, Inc., 8.00%,
              7/19/05.........................       4,300

PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   ----------------------------------  ----------
CORPORATE BONDS, CONTINUED:
Real Estate, continued:
 $ 8,000    Taubman Realty Group, 7.00%,
              10/1/03.........................  $    8,109
   3,000    Wellsford Residential Property,
              7.25%, 8/15/00..................       3,064
   5,000    Western Banktrust REIT, 7.88%,
              2/15/04.........................       5,300
                                                ----------
                                                    54,818
                                                ----------
Transportation & Shipping (1.3%):
   5,000    Enterprise Rental-A-Car, 6.38%,
              5/15/03.........................       5,000
   5,000    Union Pacific Co., 9.63%,
              12/15/02........................       5,638
   1,500    Viking Star Shipping, 9.63%,
              7/15/03.........................       1,571
                                                ----------
                                                    12,209
                                                ----------
Utilities (1.1%):
   7,000    NRG Energy Corp., 7.63%, 2/1/06...       7,411
   2,819    Salton Sea Funding Corp., 6.69%,
              5/30/00.........................       2,847
                                                ----------
                                                    10,258
                                                ----------
Yankee & Eurodollar (7.7%):
   5,000    BCH Cayman Islands, 8.25%,
              6/15/04 (b).....................       5,456
   4,000    BCH Cayman Islands, 7.50%,
              6/15/05.........................       4,240
   5,000    Celulosa Arauco, 6.75%,
              12/15/03........................       4,869
  12,302    Centra Gas, 10.65%, 12/1/10,
              144A............................      12,702
   5,000    China International Trust &
              Investing, 9.00%, 10/15/06
              (b).............................       5,056
   5,000    China Light & Power Ltd., 7.50%,
              4/15/06.........................       4,906
   5,000    Coca-Cola Femsa, 8.95%, 11/1/06...       5,056
   2,000    Kansalis-Osake Pankki, 9.75%,
              12/15/98........................       2,030
   2,000    Petroleos Mexicanos, 8.85%,
              9/15/07.........................       1,973
   2,500    Petroliam Nasional Berhad, 7.13%,
              10/18/06 (b)....................       2,122
   4,250    Ras Laffan Gas, 7.63%, 9/15/06,
              144A............................       4,117
   5,000    Scotland International Finance,
              8.80%, 1/27/04, 144A............       5,588
   4,000    Scotland International Finance,
              8.85%, 11/1/06, 144A............       4,630

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Income Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   ----------------------------------  ----------
CORPORATE BONDS, CONTINUED:
Yankee & Eurodollar, continued:
 $ 4,000    Termoemcali Funding Corp., 10.13%,
              12/15/14, 144A..................  $    3,770
   2,400    Yanacocha, 8.40%, 6/15/04.........       2,381
   2,426    Ypf Sociedad Anomima, 7.00%,
              10/26/02........................       2,435
                                                ----------
                                                    71,331
                                                ----------
                         Total Corporate Bonds     365,321
                                                ----------
EQUIPMENT TRUST CERTIFICATES (2.6%):
   4,886    Federal Express, Series A-1,
              7.85%,
              1/30/15.........................       5,313
  10,966    Northwest Air Trust, Series 2,
              Class A, 9.25%, 12/21/12........      13,064
   4,569    Northwest Air Trust, Series B,
              10.23%, 12/21/12................       5,523
                                                ----------
            Total Equipment Trust Certificates      23,900
                                                ----------
OTHER MORTGAGED BACKED SECURITIES (1.1%):
   2,485    BHN, Series 1997-1, Class A2,
              7.92%, 7/25/09..................       2,462
   2,750    BHN, Series 1997-2, Class A2,
              7.54%, 5/31/17..................       2,742
   5,000    Residential Funding Corp., Series
              1996-HS2, Class A4, 7.55%,
              9/25/12.........................       5,210
                                                ----------
       Total Other Mortgaged Backed Securities      10,414
                                                ----------
U.S. GOVERNMENT AGENCY MORTGAGES (23.8%):
Federal Home Loan Mortgage Corp. (13.1%):
   5,000    7.13%, 7/21/99....................       5,074
  18,000    0.00%, 8/15/02 (b)................      14,277
   3,684    7.00%, 6/1/09, Pool #E00313.......       3,765
   6,722    7.50%, 5/1/11, Pool #E00438.......       6,934
   6,853    7.00%, 5/1/11, Pool #E00434.......       7,003
   6,423    7.00%, 6/1/11, Pool #E64220.......       6,563
  19,794    6.50%, 4/1/13, Gold Pool
              #E69986.........................      19,931
   9,969    6.50%, 5/1/13, Gold Pool
              #E70312.........................      10,037
   9,967    6.50%, 5/1/13, Pool #E70383.......      10,036
   9,506    6.50%, 1/1/24, Gold Pool
              #C80091.........................       9,518
     965    7.50%, 6/1/24, Pool #C80161.......         993
  13,594    7.00%, 9/1/24, Pool #G00271.......      13,849
   5,472    7.50%, 10/1/24, Pool #C80245......       5,627
   8,284    7.00%, 11/1/24, Pool #G00278......       8,439
                                                ----------
                                                   122,046
                                                ----------
Federal National Mortgage Assoc. (7.5%):
   6,494    7.00%, 4/1/03, Pool #303865.......       6,585
  15,747    8.00%, 12/1/09, Pool #250168......      16,294
   9,903    6.50%, 5/1/13, Pool #251700.......       9,961
  15,000    6.00%, 6/1/13, Pool #423196.......      14,841

PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   ----------------------------------  ----------
U.S. GOVERNMENT AGENCY MORTGAGES, CONTINUED:
Federal National Mortgage Assoc., continued:
 $ 2,000    8.20%, 3/10/16 (b)................  $    2,488
   8,871    7.50%, 9/1/25, Pool #324179.......       9,137
   9,972    6.50%, 4/1/28, Pool #420165.......       9,931
                                                ----------
                                                    69,237
                                                ----------
Government National Mortgage Assoc. (3.2%):
   2,552    9.00%, 11/15/24, Pool #780029.....       2,773
   7,780    7.50%, 7/15/26, Pool #430999......       8,018
   8,543    7.50%, 7/20/27, Pool #2457........       8,751
   9,860    6.50%, 2/15/28, Pool #460759......       9,839
                                                ----------
                                                    29,381
                                                ----------
        Total U.S. Government Agency Mortgages     220,664
                                                ----------
U.S. GOVERNMENT AGENCY SECURITIES (0.6%):
Government Trust Certificate (0.2%):
   1,768    Israel, 9.40%, 5/15/02............       1,830
                                                ----------
            Tennessee Valley Authority (0.4%):
   3,200    8.63%, 11/15/29...................       3,536
                                                ----------
       Total U.S. Government Agency Securities       5,366
                                                ----------
U.S. TREASURY OBLIGATIONS (24.1%):
U.S. Treasury Bonds (8.5%):
   2,250    13.38%, 8/15/01 (b)...............       2,751
   9,600    11.88%, 11/15/03 (b)..............      12,376
  14,000    9.00%, 11/15/18...................      19,460
  11,250    8.13%, 8/15/21 (b)................      14,660
   7,125    8.00%, 11/15/21 (b)...............       9,182
  17,600    7.13%, 2/15/23 (b)................      20,817
                                                ----------
                                                    79,246
                                                ----------
U.S. Treasury Notes (13.0%):
  15,000    6.25%, 8/31/00 (b)................      15,222
  34,800    6.63%, 6/30/01 (b)................      35,819
  15,000    6.25%, 6/30/02 (b)................      15,377
  30,000    6.25%, 2/15/03 (b)................      30,880
  11,500    6.25%, 2/15/07 (b)................      12,045
  10,000    6.63%, 5/15/07 (b)................      10,737
                                                ----------
                                                   120,080
                                                ----------
U.S. Treasury STRIPS (2.6%):
  85,000    10/15/19..........................      24,496
                                                ----------
               Total U.S. Treasury Obligations     223,822
                                                ----------
REPURCHASE AGREEMENTS (0.3%):
   3,102    Prudential Securities, 6.10%,
              7/1/98 (Collateralized by $3,193
              U.S. Treasury Bills, 9/3/98,
              market value $3,165)............       3,102
                                                ----------
                   Total Repurchase Agreements       3,102
                                                ----------

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Income Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1998
(Amounts in Thousands)

PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   ----------------------------------  ----------
SHORT-TERM SECURITIES HELD AS COLLATERAL (16.0%):
Master Notes (2.6%):
 $ 6,835    Bear Stearns Mortgage Capital,
              6.77%, 10/9/98*.................  $    6,835
   4,557    Danaher Corp., 6.68%, 10/9/98*....       4,557
   6,835    Merrill Lynch Mortgage Capital,
              6.75%, 7/23/98*.................       6,835
   6,151    NationsBanc Capital Markets,
              6.70%, 7/1/98*..................       6,151
                                                ----------
                                                    24,378
                                                ----------
Put Bonds (1.7%):
   6,835    Citicorp, 5.94%, 8/3/98*..........       6,835
   4,557    GMAC, 5.85%, 11/10/99*............       4,563
   4,557    Greenwich Capital, 6.11%,
              12/13/99*.......................       4,557
                                                ----------
                                                    15,955
                                                ----------
Repurchase Agreements (11.7%):
  25,061    Donaldson, Lufkin & Jenrette,
              6.65%, 7/1/98 (Collateralized by
              $25,622 various Corporate and
              Government Securities,
              2.85% - 17.25%,
              10/15/02 - 4/15/35, market value
              $26,025)........................      25,061
  22,783    Goldman Sachs, 6.65%, 7/1/98
              (Collateralized by $24,283
              various Corporate Bonds, 0.00%,
              7/7/98 - 9/18/98, market value
              $24,195)........................      22,783

PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   ----------------------------------  ----------
SHORT-TERM SECURITIES HELD AS COLLATERAL, CONTINUED:
Repurchase Agreements, continued:
 $50,121    Lehman Brothers, 6.65%, 7/1/98
              (Collateralized by $51,377
              various Corporate Bonds,
              0.00% - 10.13%,
              9/15/99 - 10/17/96, market value
              $53,776)........................  $   50,121
   4,694    Lehman Brothers, 6.47%, 7/1/98
              (Collateralized by $4,929 Media
              One Group Bonds, 0.00%, 10/5/98,
              market value $4,929)............       4,694
   5,924    Lehman Brothers, 6.00%, 7/1/98
              (Collateralized by $37,083
              various Government Securities,
              0.00% - 10.00%,
              12/1/18 - 5/1/24, market value
              $6,098).........................       5,924
                                                ----------
                                                   108,583
                                                ----------
           Total Short-Term Securities Held as
                                    Collateral     148,916
                                                ----------
                   Total (Cost $1,021,032) (a)  $1,066,073
                                                ==========

------------

Percentages indicated are based on net assets of $928,512.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $79. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows (amounts in thousands):

                   Unrealized appreciation.....................................  $46,870
                   Unrealized depreciation.....................................   (1,908)
                                                                                 -------
                   Net unrealized appreciation.................................  $44,962
                                                                                 =======

(b) A portion of this security was loaned as of June 30, 1998.

* The interest rate for this variable rate note, which will change periodically, is based upon an index of market rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect at June 30, 1998.

REIT Real Estate Investment Trust

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
Treasury & Agency Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1998
(Amounts in Thousands)

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
U.S. GOVERNMENT AGENCY (28.2%):
Federal Farm Credit Bank (9.1%):
 $ 7,000    7.16%, 5/15/06.....................  $  7,580
   3,100    7.60%, 7/24/06.....................     3,447
   2,000    5.93%, 7/6/10......................     2,017
                                                 --------
                                                   13,044
                                                 --------
Federal Home Loan Bank (4.9%):
   5,000    6.66%, 6/3/03......................     5,006
   2,000    6.26%, 11/26/03....................     1,998
                                                 --------
                                                    7,004
                                                 --------
Other U.S. Agencies (14.2%):
   4,000    Student Loan Marketing Association,
              7.20%, 11/9/00...................     4,132
   6,000    Student Loan Marketing Association,
              6.00%, 3/5/01....................     6,000
  10,000    Tennessee Valley Authority, 6.13%,
              7/15/03..........................    10,087
                                                 --------
                                                   20,219
                                                 --------
                   Total U.S. Government Agency    40,267
                                                 --------

SHARES OR
PRINCIPAL                                         MARKET
 AMOUNT            SECURITY DESCRIPTION           VALUE
---------   -----------------------------------  --------
U.S. TREASURY OBLIGATIONS (68.3%):
U.S. Treasury Inflation Protected Bonds (3.5%):
 $ 5,128    3.38%, 1/15/07.....................  $  4,968
                                                 --------
U.S. Treasury Notes (64.8%):
  27,000    7.75%, 11/30/99....................    27,809
  36,000    6.63%, 6/30/01.....................    37,054
   8,500    6.25%, 2/28/02 (b).................     8,694
  13,000    7.88%, 11/15/04 (b)................    14,602
   4,000    6.88%, 5/15/06.....................     4,331
                                                 --------
                                                   92,490
                                                 --------
                Total U.S. Treasury Obligations    97,458
                                                 --------
INVESTMENT COMPANIES (2.5%):
   3,627    The One Group Treasury Only Money
              Market Fund......................     3,627
                                                 --------
                     Total Investment Companies     3,627
                                                 --------
SHORT-TERM SECURITIES HELD AS COLLATERAL (12.1%):
Repurchase Agreements (12.1%):
 $17,229    Paine Webber, 6.15%, 7/1/98
              (Collateralized by $17,292
              various U.S. Government
              Securities, 0.00% - 9.35%,
              9/25/98 - 9/18/27, market value
              $17,587).........................    17,229
                                                 --------
            Total Short-Term Securities Held as
                                     Collateral    17,229
                                                 --------
                      Total (Cost $155,725) (a)  $158,581
                                                 ========

------------

Percentages indicated are based on net assets of $142,769.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $34. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows (amounts in thousands):

                   Unrealized appreciation.....................................  $2,894
                   Unrealized depreciation.....................................     (72)
                                                                                 ------
                   Net unrealized appreciation.................................  $2,822
                                                                                 ======

(b) A portion of this security was loaned as of June 30, 1998.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF ASSETS AND LIABILITIES                               JUNE 30, 1998
(Amounts in Thousands, except per share amounts)

                                                              ULTRA SHORT-   LIMITED VOLATILITY   INTERMEDIATE
                                                              TERM INCOME           BOND              BOND
                                                                  FUND              FUND              FUND
                                                              ------------   ------------------   ------------
ASSETS:
Investments, at value.......................................    $218,244          $619,416          $762,006
Repurchase agreements, at cost..............................       3,724            44,829           100,432
                                                                --------          --------          --------
Total (cost $221,196; $654,845; $848,429, respectively).....     221,968           664,245           862,438
Cash........................................................          --                 1                --
Interest receivable.........................................       1,278             6,935             7,536
Receivable from brokers for investments sold................         401               290             3,001
Receivable for capital shares issued........................          15                37               311
Prepaid expenses and other assets...........................           1                 4                 3
                                                                --------          --------          --------
TOTAL ASSETS................................................     223,663           671,512           873,289
                                                                --------          --------          --------
LIABILITIES:
Dividends payable...........................................       1,016             2,991             3,821
Payable to brokers for investments purchased................       5,113                --                --
Payable for capital shares redeemed.........................           6                24                11
Payable for return of collateral received for securities on
  loan......................................................          --            55,051           122,850
Net payable for variation margin on futures contracts.......          15                --                --
Accrued expenses and other payables:
  Investment advisory fees..................................          39               162               209
  Administration fees.......................................          --                87               104
  12b-1 fees................................................          10                 7                24
  Other.....................................................          53                88               111
                                                                --------          --------          --------
TOTAL LIABILITIES...........................................       6,252            58,410           127,130
                                                                --------          --------          --------
NET ASSETS:
Capital.....................................................     221,218           617,555           736,895
Undistributed (distributions in excess of) net investment
  income....................................................        (411)             (194)               76
Accumulated undistributed net realized gains (losses) from
  investment and futures transactions.......................      (4,124)          (13,659)           (4,821)
Net unrealized appreciation (depreciation) from investments
  and futures...............................................         728             9,400            14,009
                                                                --------          --------          --------
NET ASSETS..................................................    $217,411          $613,102          $746,159
                                                                ========          ========          ========
NET ASSETS:
    Fiduciary...............................................    $188,133          $592,669          $680,800
    Class A.................................................      24,747            15,582            44,567
    Class B.................................................       4,531             4,851            19,924
    Class C.................................................          --                --               868
                                                                --------          --------          --------
Total.......................................................    $217,411          $613,102          $746,159
                                                                ========          ========          ========
OUTSTANDING UNITS OF BENEFICIAL INTEREST (SHARES):
    Fiduciary...............................................      19,053            56,405            67,296
    Class A.................................................       2,507             1,483             4,392
    Class B.................................................         462               459             1,969
    Class C.................................................          --                --                86
                                                                --------          --------          --------
Total.......................................................      22,022            58,347            73,743
                                                                ========          ========          ========
Net asset value
  Fiduciary Offering and redemption price per share.........    $   9.87          $  10.51          $  10.12
                                                                ========          ========          ========
  Class A Redemption price per share........................    $   9.87          $  10.50          $  10.15
                                                                ========          ========          ========
    Maximum sales charge....................................        3.00%             3.00%             4.50%
                                                                ========          ========          ========
    Maximum offering price (100%/(100%--maximum sales
      charge) of net asset value adjusted to nearest cent)
      per share.............................................    $  10.18          $  10.82          $  10.63
                                                                ========          ========          ========
  Class B Offering price per share (a)......................    $   9.81          $  10.57          $  10.12
                                                                ========          ========          ========
  Class C Offering price per share (a)......................    $     --          $     --          $  10.14
                                                                ========          ========          ========

------------

(a) Redemption price per Class B and Class C shares varies based on length of time shares are held.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF ASSETS AND LIABILITIES                               JUNE 30, 1998
(Amounts in Thousands, except per share amounts)

                                                              GOVERNMENT          INCOME          TREASURY &
                                                                 BOND              BOND             AGENCY
                                                                 FUND              FUND              FUND
                                                              ----------         --------         ----------
ASSETS:
Investments, at value.......................................   $912,358          $954,388          $141,352
Repurchase agreements, at cost..............................     54,714           111,685            17,229
                                                               --------          --------          --------
Total (cost $933,275; $1,021,032; $155,725, respectively)...    967,072          1,066,073          158,581
Interest receivable.........................................      6,759            11,508             1,432
Receivable from brokers for investment sold.................         --             5,340             2,165
Receivable for capital shares issued........................        192                23               579
Deferred organization costs.................................         --                --                 2
Prepaid expenses and other assets...........................          5                 5                 1
                                                               --------          --------          --------
TOTAL ASSETS................................................    974,028          1,082,949          162,760
                                                               --------          --------          --------
LIABILITIES:
Dividends payable...........................................      4,401             4,852               679
Payable to brokers for investments purchased................     15,417                --             1,999
Payable for capital shares redeemed.........................          6                65                --
Payable for return of collateral received for securities on
  loan......................................................     49,499           148,916            17,229
Accrued expenses and other payables:
  Investment advisory fees..................................        335               305                23
  Administration fees.......................................         99               130                 8
  12b-1 fees................................................         22                14                14
  Other.....................................................        262               155                39
                                                               --------          --------          --------
TOTAL LIABILITIES...........................................     70,041           154,437            19,991
                                                               --------          --------          --------
NET ASSETS:
Capital.....................................................    884,829           951,477           139,823
Undistributed (distributions in excess of) net investment
  income....................................................       (100)              296                --
Accumulated undistributed net realized gains (losses) from
  investment and
  futures transactions......................................    (14,539)          (68,302)               90
Net unrealized appreciation (depreciation) from investments
  and futures...............................................     33,797            45,041             2,856
                                                               --------          --------          --------
NET ASSETS..................................................   $903,987          $928,512          $142,769
                                                               ========          ========          ========
NET ASSETS:
    Fiduciary...............................................   $851,517          $898,263          $ 95,073
    Class A.................................................     31,548            14,738            35,213
    Class B.................................................     20,922            15,511            12,483
                                                               --------          --------          --------
Total.......................................................   $903,987          $928,512          $142,769
                                                               ========          ========          ========
OUTSTANDING UNITS OF BENEFICIAL INTEREST (SHARES):
    Fiduciary...............................................     84,263            94,421             9,425
    Class A.................................................      3,122             1,550             3,490
    Class B.................................................      2,070             1,617             1,238
                                                               --------          --------          --------
Total.......................................................     89,455            97,588            14,153
                                                               ========          ========          ========
Net asset value
  Fiduciary Offering and redemption price per share.........   $  10.11          $   9.51          $  10.09
                                                               ========          ========          ========
  Class A Redemption price per share........................   $  10.11          $   9.51          $  10.09
                                                               ========          ========          ========
    Maximum sales charge....................................       4.50%             4.50%             3.00%
                                                               ========          ========          ========
    Maximum offering price (100%/(100%--maximum sales
      charge) of net asset value adjusted to nearest cent)
      per share.............................................   $  10.59          $   9.96          $  10.40
                                                               ========          ========          ========
  Class B Offering price per share (a)......................   $  10.11          $   9.59          $  10.08
                                                               ========          ========          ========

------------

(a) Redemption price per Class B and Class C shares varies based on length of time shares are held.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF OPERATIONS                        FOR THE YEAR ENDED JUNE 30, 1998
(Amounts in Thousands)

                                                             ULTRA SHORT-   LIMITED VOLATILITY   INTERMEDIATE
                                                             TERM INCOME           BOND              BOND
                                                                 FUND              FUND              FUND
                                                             ------------   ------------------   ------------
INVESTMENT INCOME:
Interest income............................................    $12,689           $38,915           $45,357
Income from securities lending.............................         --               144               287
                                                               -------           -------           -------
Total Income...............................................     12,689            39,059            45,644
                                                               -------           -------           -------
EXPENSES:
Investment advisory fees...................................      1,124             3,580             3,951
Administration fees........................................        335               977             1,078
12b-1 fees (Class A).......................................        128                63               110
12b-1 fees (Class B).......................................         34                49               147
12b-1 fees (Class C).......................................         --                --                 3
Custodian and accounting fees..............................         32                74                96
Legal and audit fees.......................................         10                24                21
Organization costs.........................................          3                --                --
Trustees' fees and expenses................................          3                11                10
Transfer agent fees........................................         47                88                78
Registration and filing fees...............................         67                48               157
Printing costs.............................................         10                36                32
Other......................................................          4                25                10
                                                               -------           -------           -------
Total expenses before waivers..............................      1,797             4,975             5,693
Less waivers...............................................     (1,079)           (1,730)           (1,773)
                                                               -------           -------           -------
Net Expenses...............................................        718             3,245             3,920
                                                               -------           -------           -------
Net Investment Income......................................     11,971            35,814            41,724
                                                               -------           -------           -------
REALIZED/UNREALIZED GAINS (LOSSES) FROM INVESTMENTS AND
  FUTURES:
Net realized gains (losses) from investment and futures
  transactions.............................................       (446)           (2,526)              467
Net change in unrealized appreciation (depreciation) from
  investments and futures..................................        200             4,699            11,026
                                                               -------           -------           -------
Net realized/unrealized gains (losses) from investments and
  futures..................................................       (246)            2,173            11,493
                                                               -------           -------           -------
Change in net assets resulting from operations.............    $11,725           $37,987           $53,217
                                                               =======           =======           =======

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF OPERATIONS                        FOR THE YEAR ENDED JUNE 30, 1998
(Amounts in Thousands)

                                                              GOVERNMENT   INCOME    TREASURY &
                                                                 BOND       BOND       AGENCY
                                                                 FUND       FUND        FUND
                                                              ----------   -------   -----------
INVESTMENT INCOME:
Interest income.............................................   $56,100     $61,807     $7,390
Dividend income.............................................        --          --        159
Income from securities lending..............................       127         280         13
                                                               -------     -------     ------
Total Income................................................    56,227      62,087      7,562
                                                               -------     -------     ------
EXPENSES:
Investment advisory fees....................................     3,795       5,074        465
Administration fees.........................................     1,381       1,385        190
12b-1 fees (Class A)........................................       116          51         38
12b-1 fees (Class B)........................................       152         138         39
Custodian and accounting fees...............................       125          74          8
Legal and audit fees........................................        34          27          5
Organization costs..........................................         2          --          1
Trustees' fees and expenses.................................        17          13          1
Transfer agent fees.........................................       122          80         25
Registration and filing fees................................        67         114         55
Printing costs..............................................        55          62          4
Other.......................................................        38          17          2
                                                               -------     -------     ------
Total expenses before waivers...............................     5,904       7,035        833
Less waivers................................................      (454)     (1,720)      (374)
                                                               -------     -------     ------
Net Expenses................................................     5,450       5,315        459
                                                               -------     -------     ------
Net Investment Income.......................................    50,777      56,772      7,103
                                                               -------     -------     ------
REALIZED/UNREALIZED GAINS (LOSSES) FROM INVESTMENTS AND
  FUTURES:
Net realized gains (losses) from investment and futures
  transactions..............................................     6,626     (13,587)       430
Net change in unrealized appreciation (depreciation) from
  investments and futures...................................    27,673      21,151      1,288
                                                               -------     -------     ------
Net realized/unrealized gains (losses) from investments and
  futures...................................................    34,299       7,564      1,718
                                                               -------     -------     ------
Change in net assets resulting from operations..............   $85,076     $64,336     $8,821
                                                               =======     =======     ======

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS
(Amounts in Thousands)

                                                              ULTRA SHORT-TERM         LIMITED VOLATILITY
                                                                 INCOME FUND                BOND FUND
                                                           -----------------------   -----------------------
                                                           YEAR ENDED   YEAR ENDED   YEAR ENDED   YEAR ENDED
                                                            JUNE 30,     JUNE 30,     JUNE 30,     JUNE 30,
                                                              1998         1997         1998         1997
                                                           ----------   ----------   ----------   ----------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
  Net investment income..................................   $ 11,971     $  5,647     $ 35,814    $  36,887
  Net realized gains (losses) from investment and futures
     transactions........................................       (446)        (269)      (2,526)      (2,851)
  Net change in unrealized appreciation (depreciation)
     from investments and futures........................        200        1,032        4,699        5,502
                                                            --------     --------     --------    ---------
Change in net assets resulting from operations...........     11,725        6,410       37,987       39,538
                                                            --------     --------     --------    ---------
DISTRIBUTIONS TO FIDUCIARY SHAREHOLDERS:
  From net investment income.............................     (9,591)      (4,769)     (34,511)     (35,406)
  From net realized gains from investment transactions...         --           --           --           --
DISTRIBUTIONS TO CLASS A SHAREHOLDERS:
  From net investment income.............................     (2,049)        (761)      (1,040)      (1,219)
  From net realized gains from investment transactions...         --           --           --           --
DISTRIBUTIONS TO CLASS B SHAREHOLDERS:
  From net investment income.............................       (177)         (94)        (263)        (262)
  From net realized gains from investment transactions...         --           --           --           --
DISTRIBUTIONS TO CLASS C SHAREHOLDERS:
  From net investment income.............................         --           --           --           --
                                                            --------     --------     --------    ---------
Change in net assets from shareholder distributions......    (11,817)      (5,624)     (35,814)     (36,887)
                                                            --------     --------     --------    ---------
CAPITAL TRANSACTIONS:
  Proceeds from shares issued............................    210,232      109,550      120,557      117,648
  Proceeds from shares issued in conversion..............      1,303           --       41,843           --
  Dividends reinvested...................................      1,953          790        2,149        3,251
  Cost of shares redeemed................................   (142,859)     (26,641)    (142,574)    (165,778)
                                                            --------     --------     --------    ---------
Change in net assets from share transactions.............     70,629       83,699       21,975      (44,879)
                                                            --------     --------     --------    ---------
Change in net assets.....................................     70,537       84,485       24,148      (42,228)
NET ASSETS:
  Beginning of period....................................    146,874       62,389      588,954      631,182
                                                            --------     --------     --------    ---------
  End of period..........................................   $217,411     $146,874     $613,102    $ 588,954
                                                            ========     ========     ========    =========
SHARE TRANSACTIONS:
  Issued.................................................     21,267       11,129       11,459       11,253
  Issued in conversion...................................        132           --        3,970           --
  Reinvested.............................................        198           81          204          311
  Redeemed...............................................    (14,453)      (2,708)     (13,545)     (15,866)
                                                            --------     --------     --------    ---------
Change in shares.........................................      7,144        8,502        2,088       (4,302)
                                                            ========     ========     ========    =========

------------

(a) Period from commencement of operations.
(b) Amount is less than 1,000.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS
(Amounts in Thousands)

INTERMEDIATE BOND FUND      GOVERNMENT BOND FUND         INCOME BOND FUND           TREASURY & AGENCY FUND
-----------------------    -----------------------    -----------------------    -----------------------------
                                                                                              JANUARY 20, 1997
YEAR ENDED   YEAR ENDED    YEAR ENDED   YEAR ENDED    YEAR ENDED   YEAR ENDED    YEAR ENDED          TO
 JUNE 30,     JUNE 30,      JUNE 30,     JUNE 30,      JUNE 30,     JUNE 30,      JUNE 30,        JUNE 30,
   1998         1997          1998         1997          1998         1997          1998          1997 (A)
----------   ----------    ----------   ----------    ----------   ----------    ----------   ----------------
 $ 41,724     $ 26,017      $ 50,777    $  46,994      $ 56,772    $  44,089      $  7,103        $  3,196
      467         (935)        6,626         (894)      (13,587)        (280)          430             178
   11,026        3,378        27,673       10,875        21,151        6,049         1,288            (341)
---------     --------      --------    ---------      --------    ---------      --------        --------
   53,217       28,460        85,076       56,975        64,336       49,858         8,821           3,033
---------     --------      --------    ---------      --------    ---------      --------        --------
  (38,981)     (24,622)      (48,072)     (44,081)      (55,018)     (42,737)       (6,265)         (3,196)
       --           --            --           --            --           --          (474)             --
   (1,927)        (940)       (1,922)      (2,290)         (951)        (828)         (626)             --(b)
       --           --            --           --            --           --           (32)             --
     (802)        (455)         (783)        (623)         (803)        (524)         (212)             --(b)
       --           --            --           --            --           --           (12)             --
      (14)          --            --           --            --           --            --              --
---------     --------      --------    ---------      --------    ---------      --------        --------
  (41,724)     (26,017)      (50,777)     (46,994)      (56,772)     (44,089)       (7,621)         (3,196)
---------     --------      --------    ---------      --------    ---------      --------        --------
  244,229      187,226       252,076      229,453       296,548      224,558        54,786           6,409
   55,814      207,582        26,687           --            --      132,470            --         113,243
    3,150        1,664         2,675        3,881         2,610        4,757           897              --(b)
 (119,865)     (98,172)     (182,629)    (199,344)     (134,162)    (148,078)      (24,372)         (9,231)
---------     --------      --------    ---------      --------    ---------      --------        --------
  183,328      298,300        98,809       33,990       164,996      213,707        31,311         110,421
---------     --------      --------    ---------      --------    ---------      --------        --------
  194,821      300,743       133,108       43,971       172,560      219,476        32,511         110,258
  551,338      250,595       770,879      726,908       755,952      536,476       110,258              --
---------     --------      --------    ---------      --------    ---------      --------        --------
 $746,159     $551,338      $903,987    $ 770,879      $928,512    $ 755,952      $142,769        $110,258
=========     ========      ========    =========      ========    =========      ========        ========
   24,230       18,923        25,308       23,794        31,146       23,912         5,441             644
    5,521       20,926         2,663           --            --       14,063            --          11,324
      312          169           268          404           274          508            89              --(b)
  (11,889)      (9,913)      (18,328)     (20,680)      (14,088)     (15,750)       (2,418)           (927)
---------     --------      --------    ---------      --------    ---------      --------        --------
   18,174       30,105         9,911        3,518        17,332       22,733         3,112          11,041
=========     ========      ========    =========      ========    =========      ========        ========


See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
STATEMENTS OF CASH FLOWS                        For the Year Ended June 30, 1998
(Amounts in Thousands)

                                                              LIMITED      INTERMEDIATE
                                                             VOLATILITY        BOND         INCOME BOND
                                                             BOND FUND         FUND            FUND
                                                             ----------    -------------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Total investment income..................................  $   39,059     $    45,644     $    62,087
  Net expenses.............................................      (3,245)         (3,920)         (5,315)
                                                             ----------     -----------     -----------
     Net investment income (loss)..........................      35,814          41,724          56,772
Adjustments to reconcile net investment income to net cash
  provided (used) by operating activities:
  (Amortization)/accretion of discount/premium.............      (2,611)         (1,104)         (1,407)
  Change in interest and dividends receivable..............        (659)         (1,144)           (131)
  Change in accrued expenses and other payables............         109             159             168
                                                             ----------     -----------     -----------
  Total adjustments........................................      (3,161)         (2,089)         (1,370)
                                                             ----------     -----------     -----------
     Net cash provided (used) by operating activities......      32,653          39,635          55,402
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sales of short-term investments............   2,964,519       5,141,279       5,185,917
  Proceeds from sales of long-term investments.............     355,314         383,504         252,284
  Purchases of short-term investments......................  (3,004,791)     (5,193,473)     (5,185,936)
  Purchases of long-term investments.......................    (333,519)       (512,683)       (416,548)
  Purchases of short-term investments with cash received as
     collateral from securities lending....................     (55,051)       (122,850)       (148,916)
  Mark to market of futures................................          --              30              32
                                                             ----------     -----------     -----------
     Net cash provided (used) by investing activities......     (73,528)       (304,193)       (313,167)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from shares issued..............................     162,120         299,301         296,540
  Cost of shares redeemed..................................    (142,553)       (119,859)       (134,122)
  Distributions paid to shareholders.......................     (35,891)        (40,884)        (56,179)
  Dividends reinvested.....................................       2,149           3,150           2,610
  Collateral received from securities lending..............      55,051         122,850         148,916
                                                             ----------     -----------     -----------
     Net cash provided (used) by financing activities......      40,876         264,558         257,765
Net increase (decrease) in cash............................           1              --              --
Cash at beginning of period................................          --              --              --
                                                             ----------     -----------     -----------
Cash at end of period......................................  $        1     $        --     $        --
                                                             ==========     ===========     ===========

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS                                      JUNE 30, 1998

1. ORGANIZATION:

   The One Group (the "Trust") is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end investment company established as a Massachusetts business trust. The accompanying financial statements and financial highlights are those of the Ultra Short-Term Income Fund, the Limited Volatility Bond Fund, the Intermediate Bond Fund, the Government Bond Fund, the Income Bond Fund, and the Treasury & Agency Fund (individually a "Fund," collectively the "Funds") only. Each Fund is a diversified mutual fund.

   The Funds' investment objectives are as follows:

                     FUND                                            OBJECTIVE
                     ----                                            ---------
         Ultra Short-Term Income Fund       A high level of current income consistent with low
                                             volatility of principal by investing in a diversified
                                             portfolio of short-term investment grade securities.

         Limited Volatility Bond Fund       Current income consistent with the preservation of capital through investment in high and medium-grade fixed-income
                                             securities.

         Intermediate Bond Fund             Current income consistent with the preservation of capital through investments in high and medium-grade fixed-income
                                             securities with intermediate maturities.

         Government Bond Fund               A high level of current income with liquidity and safety of principal.

         Income Bond Fund                   A high level of current income by investing primarily in a diversified portfolio of high, medium and low grade debt
                                             securities.

         Treasury & Agency Fund             A high level of current income by investing in U.S. Treasury and other U.S. Agency obligations with a primary, but not
                                             exclusive, focus on issues that produce income exempt from state income taxes.

2. SIGNIFICANT ACCOUNTING POLICIES:

   The following is a summary of significant accounting policies followed by the Trust in preparation of its financial statements. The policies are in conformity with generally accepted accounting principles. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses for the period. Actual results could differ from those estimates.

       SECURITY VALUATION

       Debt securities (other than short-term investments maturing in 60 days or less), including municipal securities, are valued on the basis of valuations provided by dealers or by an independent pricing service approved by the Board of Trustees. Short-term investments maturing in 60 days or less are valued at amortized cost, which approximates market value. Futures contracts are valued at the settlement price established each day by the board of trade or an exchange on which they are traded. Options traded on an exchange are valued using the last sale price or, in the absence of a sale, the last offering price. Options traded over-the-counter are valued using dealer-supplied valuations. Invest-ments for which there are no such quotations or valuations are carried at fair value as determined by the Fair Value Committee which is

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

       comprised of members from Banc One Investment Advisors Corporation (the "Advisor") and The One Group Services Company (the "Administrator") under the direction of the Board of Trustees.

       REPURCHASE AGREEMENTS

       The Funds (except for the Treasury & Agency Fund) may invest in repurchase agreements with institutions that are deemed by the Advisor to be of good standing and creditworthy under guidelines established by the Board of Trustees. Each repurchase agreement is recorded at cost. The Fund requires that the securities purchased in a repurchase agreement transaction be transferred to the custodian in a manner sufficient to enable the Fund to obtain those securities in the event of a counterparty default. The seller, under the repurchase agreement, is required to maintain the value of the securities held at not less than the repurchase price, including accrued interest. Repurchase agreements are considered to be loans by a fund under the 1940 Act.

       WRITTEN OPTIONS

       The Funds (except for the Limited Volatility Bond Fund and the Treasury & Agency Fund) may write covered call or secured put options for which premiums received are recorded as liabilities and are subsequently adjusted to the current value of the options written. Premiums received from writing options which expire are treated as realized gains. Premiums received from writing options, which are either exercised or closed, are offset against the proceeds received or amount paid on the transaction to determine realized gains or losses.

       FUTURES CONTRACTS

       The Funds (except for the Limited Volatility Bond Fund and the Treasury & Agency Fund) may enter into futures contracts for the delayed delivery of securities at a fixed price at some future date or for the change in the value of a specified financial index over a predetermined time period. Cash or securities are deposited with brokers in order to maintain a position. Subsequent payments made or received by the Fund based on the daily change in the market value of the position are recorded as unrealized appreciation or depreciation until the contract is closed out, at which time the appreciation or depreciation is realized.

       INDEXED SECURITIES

       The Funds (except for the Limited Volatility Bond Fund and the Treasury & Agency Fund) may invest in indexed securities whose value is linked either directly or inversely to changes in foreign currencies, interest rates, commodities, indices or other reference instruments. Indexed securities may be more volatile than the referenced instrument itself, but any loss is limited to the amount of the original investment.

       MORTGAGE ROLLS

       The Funds (except for the Treasury & Agency Fund) may enter into mortgage "dollar rolls" in which the Fund sells mortgage-backed securities for delivery in the current month and simultaneously contracts to repurchase substantially similar securities on a specified future date. During the roll period, the Fund forgoes principal and interest paid on the mortgage-backed securities. The Fund is compensated by fee income or the difference between the current sales price and the lower forward price for the future purchase.

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

       SECURITIES LENDING

       To generate additional income, the Funds may lend up to 33% of securities in which they are invested pursuant to agreements requiring that the loan be continuously secured by cash, U.S. Government or U.S. Government Agency securities, shares of an investment trust or mutual fund, or any combination of cash and such securities as collateral equal at all times to at least 100% of the market value plus accrued interest on the securities lent. The Funds continue to earn interest on securities lent while simultaneously seeking to earn interest on the investment of collateral. Collateral is marked to market daily to provide a level of collateral at least equal to the market value of securities lent. There may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. However, loans will be made only to borrowers deemed by the Advisor to be of good standing and creditworthy under guidelines established by the Board of Trustees and when, in the judgment of the Advisor, the consideration which can be earned currently from such securities loans justifies the attendant risks. Loans are subject to termination by the Funds or the borrower at any time, and are, therefore, not considered to be illiquid investments. As of June 30, 1998, the following Funds had securities with the following market values on loan (amounts in thousands):

                                                                MARKET VALUE   MARKET VALUE   MARKET VALUE
                                                                  OF CASH      OF NON-CASH     OF LOANED
                                                                 COLLATERAL     COLLATERAL     SECURITIES
                                                                ------------   ------------   ------------
                  Limited Volatility Bond Fund................    $ 55,051       $85,299        $135,236
                  Intermediate Bond Fund......................     122,850        55,018         172,710
                  Government Bond Fund........................      49,499            --          48,395
                  Income Bond Fund............................     148,916        58,526         201,185
                  Treasury & Agency Fund......................      17,229            --          16,847

       The loaned securities were fully collateralized by cash, U.S. Government securities, and commercial paper as of June 30, 1998.

       SECURITY TRANSACTIONS AND RELATED INCOME

       Security transactions are accounted for on a trade date basis. Net realized gains or losses from sales of securities are determined on the specific identification cost method. Interest income and expenses are recognized on the accrual basis. Dividends are recorded on the ex-dividend date. Interest income, including any discount or premium, is accrued as earned using the effective interest method.

       EXPENSES

       Expenses directly attributable to a Fund are charged directly to that Fund, while the expenses which are attributable to more than one fund of the Trust are allocated among the respective Funds. Each class of shares bears its pro-rata portion of expenses attributable to its series, except that each class separately bears expenses related specifically to that class, such as distribution fees.

       DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS

       Dividends from net investment income are declared daily and paid monthly for the Funds. Net realized capital gains, if any, are distributed at least annually. Dividends are declared separately for each class. No class has preferential dividend rights; differences in per share dividend rates are due to differences in separate class expenses.

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

       Distributions from net investment income and from net capital gains are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for mortgage-backed securities, expiring capital loss carryforwards, and deferrals of certain losses. Permanent book and tax basis differences have been reclassified among the components of net assets.

       ORGANIZATION COSTS

       Costs incurred by the Trust in connection with its organization, including the fees and expenses of registering and qualifying its shares for distribution have been deferred and are being amortized using the straight-line method over a period of five years beginning with the commencement of each Fund's operations. All such costs, which are attributable to more than one fund of the Trust, have been allocated among the respective funds pro-rata, based on the relative net assets of each Fund. In the event that any of the initial shares are redeemed during such period by any holder thereof, the related fund will be reimbursed by such holder for any unamortized organization costs in the proportion as the number of initial shares being redeemed bears to the number of initial shares outstanding at the time of redemption.

       FEDERAL INCOME TAXES

       The Trust treats each Fund as a separate entity for Federal income tax purposes. Each Fund intends to continue to qualify as a regulated investment company by complying with the provisions available to certain investment companies as defined in applicable sections of the Internal Revenue Code, and to make distributions from net investment income and from net realized capital gains sufficient to relieve it from all, or substantially all, Federal income taxes.

3. SHARES OF BENEFICIAL INTEREST:

   The Trust has an unlimited number of shares of beneficial interest, with no par value, which may, without shareholder approval, be divided into an unlimited number of series of such shares and any series may be classified or reclassified into one or more classes. The Trust is registered to offer forty series and five classes of shares: Fiduciary Class, Class A, Class B, Class C and Service Class. Currently, the Trust consists of thirty-three active funds. The Funds are each authorized to issue Fiduciary Class, Class A, Class B and Class C Shares. Class A Shares are subject to initial sales charges, imposed at the time of purchase, in accordance with the Funds' prospectus. Certain redemptions of Class B and Class C Shares are subject to contingent deferred sales charges in accordance with the Funds' prospectus. As of June 30, 1998, no shareholders were in Class C of the Funds except for the Intermediate Bond Fund. Shareholders are entitled to one vote for each full share held and will vote in the aggregate and not by class or series, except as otherwise expressly required by law or when the Board of Trustees has determined that the matter to be voted on affects only the interest of shareholders of a particular class or series. The following is a summary of transactions in Fund shares for the fiscal years ending June 30, 1998 and 1997.

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998
(Amounts in Thousands)

                                                       ULTRA SHORT-TERM INCOME FUND   LIMITED VOLATILITY BOND FUND
                                                       ----------------------------   ----------------------------
                                                        YEAR ENDED      YEAR ENDED     YEAR ENDED      YEAR ENDED
                                                         JUNE 30,        JUNE 30,       JUNE 30,        JUNE 30,
                                                           1998            1997           1998            1997
                                                       ------------    ------------   ------------    ------------
CAPITAL TRANSACTIONS:
FIDUCIARY SHARES:
  Proceeds from shares issued........................   $ 185,046        $ 77,614      $ 116,789       $ 111,732
  Proceeds from shares issued in conversion..........       1,303              --         41,843              --
  Dividends reinvested...............................          28             148          1,189           2,151
  Cost of shares redeemed............................    (112,580)        (21,314)      (133,214)       (157,344)
                                                        ---------        --------      ---------       ---------
  Change in net assets from Fiduciary Share
     transactions....................................   $  73,797        $ 56,448      $  26,607       $ (43,461)
                                                        =========        ========      =========       =========
CLASS A SHARES:
  Proceeds from shares issued........................   $  22,649        $ 29,729      $   2,909       $   5,026
  Dividends reinvested...............................       1,798             578            722             870
  Cost of shares redeemed............................     (29,331)         (4,720)        (8,184)         (7,282)
                                                        ---------        --------      ---------       ---------
  Change in net assets from Class A Share
     transactions....................................   $  (4,884)       $ 25,587      $  (4,553)      $  (1,386)
                                                        =========        ========      =========       =========
CLASS B SHARES:
  Proceeds from shares issued........................   $   2,537        $  2,207      $     859       $     890
  Dividends reinvested...............................         127              64            238             230
  Cost of shares redeemed............................        (948)           (607)        (1,176)         (1,152)
                                                        ---------        --------      ---------       ---------
  Change in net assets from Class B Share
     transactions....................................   $   1,716        $  1,664      $     (79)      $     (32)
                                                        =========        ========      =========       =========
SHARE TRANSACTIONS:
FIDUCIARY SHARES:
  Issued.............................................      18,717           7,886         11,101          10,686
  Issued in conversion...............................         132              --          3,970              --
  Reinvested.........................................           3              15            113             206
  Redeemed...........................................     (11,387)         (2,166)       (12,655)        (15,059)
                                                        ---------        --------      ---------       ---------
  Change in Fiduciary Shares.........................       7,465           5,735          2,529          (4,167)
                                                        =========        ========      =========       =========
CLASS A SHARES:
  Issued.............................................       2,292           3,018            276             482
  Reinvested.........................................         182              59             69              83
  Redeemed...........................................      (2,970)           (480)          (779)           (697)
                                                        ---------        --------      ---------       ---------
  Change in Class A Shares...........................        (496)          2,597           (434)           (132)
                                                        =========        ========      =========       =========
CLASS B SHARES:
  Issued.............................................         258             225             82              85
  Reinvested.........................................          13               7             22              22
  Redeemed...........................................         (96)            (62)          (111)           (110)
                                                        ---------        --------      ---------       ---------
  Change in Class B Shares...........................         175             170             (7)             (3)
                                                        =========        ========      =========       =========

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998
(Amounts in Thousands)

                                                            INTERMEDIATE BOND FUND         GOVERNMENT BOND FUND
                                                          ---------------------------   ---------------------------
                                                           YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                            JUNE 30,       JUNE 30,       JUNE 30,       JUNE 30,
                                                              1998           1997           1998           1997
                                                          ------------   ------------   ------------   ------------
CAPITAL TRANSACTIONS:
FIDUCIARY SHARES:
  Proceeds from shares issued...........................   $ 201,043       $172,698      $ 234,966      $ 217,351
  Proceeds from shares issued in conversion.............      55,814        207,582         26,687             --
  Dividends reinvested..................................         963            661            720          1,826
  Cost of shares redeemed...............................    (110,226)       (91,579)      (167,601)      (181,374)
                                                           ---------       --------      ---------      ---------
  Change in net assets from Fiduciary Share
     transactions.......................................   $ 147,594       $289,362      $  94,772      $  37,803
                                                           =========       ========      =========      =========
CLASS A SHARES:
  Proceeds from shares issued...........................   $  30,840       $  9,430      $   6,410      $   9,184
  Dividends reinvested..................................       1,554            671          1,363          1,575
  Cost of shares redeemed...............................      (7,067)        (5,173)       (12,344)       (15,371)
                                                           ---------       --------      ---------      ---------
  Change in net assets from Class A Share
     transactions.......................................   $  25,327       $  4,928      $  (4,571)     $  (4,612)
                                                           =========       ========      =========      =========
CLASS B SHARES:
  Proceeds from shares issued...........................   $  11,110       $  5,098      $  10,700      $   2,918
  Dividends reinvested..................................         622            332            592            480
  Cost of shares redeemed...............................      (2,193)        (1,420)        (2,684)        (2,599)
                                                           ---------       --------      ---------      ---------
  Change in net assets from Class B Share
     transactions.......................................   $   9,539       $  4,010      $   8,608      $     799
                                                           =========       ========      =========      =========
CLASS C SHARES:
  Proceeds from shares issued...........................   $   1,236       $     --      $      --      $      --
  Dividends reinvested..................................          11             --             --             --
  Cost of shares redeemed...............................        (379)            --             --             --
                                                           ---------       --------      ---------      ---------
  Change in net assets from Class C Share
     transactions.......................................   $     868       $     --      $      --      $      --
                                                           =========       ========      =========      =========
SHARE TRANSACTIONS:
FIDUCIARY SHARES:
  Issued................................................      19,955         17,457         23,598         22,536
  Issued in conversion..................................       5,521         20,926          2,663             --
  Reinvested............................................          95             67             72            190
  Redeemed..............................................     (10,935)        (9,247)       (16,821)       (18,817)
                                                           ---------       --------      ---------      ---------
  Change in Fiduciary Shares............................      14,636         29,203          9,512          3,909
                                                           =========       ========      =========      =========
CLASS A SHARES:
  Issued................................................       3,051            951            640            956
  Reinvested............................................         154             68            137            164
  Redeemed..............................................        (699)          (522)        (1,238)        (1,593)
                                                           ---------       --------      ---------      ---------
  Change in Class A Shares..............................       2,506            497           (461)          (473)
                                                           =========       ========      =========      =========
CLASS B SHARES:
  Issued................................................       1,102            515          1,070            302
  Reinvested............................................          62             34             59             50
  Redeemed..............................................        (218)          (144)          (269)          (270)
                                                           ---------       --------      ---------      ---------
  Change in Class B Shares..............................         946            405            860             82
                                                           =========       ========      =========      =========
CLASS C SHARES:
  Issued................................................         122             --             --             --
  Reinvested............................................           1             --             --             --
  Redeemed..............................................         (37)            --             --             --
                                                           ---------       --------      ---------      ---------
  Change in Class C Shares..............................          86             --             --             --
                                                           =========       ========      =========      =========

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998
(Amounts in Thousands)

                                                     INCOME BOND FUND                 TREASURY & AGENCY FUND
                                               ----------------------------    ------------------------------------
                                                YEAR ENDED      YEAR ENDED      YEAR ENDED      JANUARY 20, 1997 TO
                                                 JUNE 30,        JUNE 30,        JUNE 30,            JUNE 30,
                                                   1998            1997            1998               1997(A)
                                               ------------    ------------    -------------    -------------------
CAPITAL TRANSACTIONS:
FIDUCIARY SHARES:
  Proceeds from shares issued..............     $ 282,984       $ 210,985        $  7,487            $  6,235
  Proceeds from shares issued in
     conversion............................            --         132,470              --             113,243
  Dividends reinvested.....................         1,242           3,766             373                  --(b)
  Cost of shares redeemed..................      (124,033)       (142,285)        (23,978)             (9,231)
                                                ---------       ---------        --------            --------
  Change in net assets from Fiduciary Share
     transactions..........................     $ 160,193       $ 204,936        $(16,118)           $110,247
                                                =========       =========        ========            ========
CLASS A SHARES:
  Proceeds from shares issued..............     $   6,801       $   7,637        $ 34,752            $     94
  Dividends reinvested.....................           770             647             417                  --(b)
  Cost of shares redeemed..................        (7,302)         (4,192)           (121)                 --
                                                ---------       ---------        --------            --------
  Change in net assets from Class A Share
     transactions..........................     $     269       $   4,092        $ 35,048            $     94
                                                =========       =========        ========            ========
CLASS B SHARES:
  Proceeds from shares issued..............     $   6,763       $   5,936        $ 12,547            $     80
  Dividends reinvested.....................           598             344             107                  --(b)
  Cost of shares redeemed..................        (2,827)         (1,601)           (273)                 --(b)
                                                ---------       ---------        --------            --------
  Change in net assets from Class B Share
     transactions..........................     $   4,534       $   4,679        $ 12,381            $     80
                                                =========       =========        ========            ========
SHARE TRANSACTIONS:
FIDUCIARY SHARES:
  Issued...................................        29,726          22,470             743                 627
  Issued in conversion.....................            --          14,063              --              11,324
  Reinvested...............................           131             403              37                  --(b)
  Redeemed.................................       (13,025)        (15,133)         (2,379)               (927)
                                                ---------       ---------        --------            --------
  Change in Fiduciary Shares...............        16,832          21,803          (1,599)             11,024
                                                =========       =========        ========            ========
CLASS A SHARES:
  Issued...................................           715             814           3,452                   9
  Reinvested...............................            81              69              41                  --(b)
  Redeemed.................................          (768)           (448)            (12)                 --
                                                ---------       ---------        --------            --------
  Change in Class A Shares.................            28             435           3,481                   9
                                                =========       =========        ========            ========
CLASS B SHARES:
  Issued...................................           705             628           1,246                   8
  Reinvested...............................            62              36              11                  --(b)
  Redeemed.................................          (295)           (169)            (27)                 --(b)
                                                ---------       ---------        --------            --------
  Change in Class B Shares.................           472             495           1,230                   8
                                                =========       =========        ========            ========

------------

(a) Period from commencement of operations.
(b) Amounts are less than 1,000.

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

4. INVESTMENT ADVISORY, ADMINISTRATIVE, AND DISTRIBUTION AGREEMENTS:

   The Trust and the Advisor are parties to an investment advisory agreement under which the Advisor is entitled to receive an annual fee, computed daily and paid monthly, equal to the following percentages of the Funds' average net assets: 0.60% of the Income Bond Fund, the Intermediate Bond Fund and the Limited Volatility Bond Fund; 0.55% of the Ultra Short-Term Income Fund; 0.45% of the Government Bond Fund; and 0.40% of the Treasury & Agency Fund.

   The Trust and the Administrator, a wholly-owned subsidiary of The BISYS Group, Inc., are parties to an administrative agreement under which the Administrator provides services for a fee that is computed daily and paid monthly, at an annual rate of 0.20% on the first $1.5 billion of Trust net assets (excluding the Investor Growth Fund, the Investor Growth & Income Fund, the Investor Conservative Growth Fund and the Investor Balanced Fund (the "Investor Funds") and the Treasury Only Money Market Fund and the Government Money Market Fund (the "Institutional Money Market Funds"); 0.18% on the next $0.5 billion of Trust net assets (excluding the Investor Funds and the Institutional Money Market Funds); and 0.16% of Trust net assets (excluding the Investor Funds and the Institutional Money Market Funds) over $2 billion. The Advisor also serves as Sub-Administrator to each fund of the Trust, pursuant to an agreement between the Administrator and the Advisor. Pursuant to this agreement, the Advisor performs many of the Administrator's duties, for which the Advisor receives a fee paid by the Administrator.

   The Trust and The One Group Services Company (the "Distributor") are parties to a distribution agreement under which shares of the Funds are sold on a continuous basis. Class A, Class B, and Class C Shares are subject to a distribution and shareholder services plan (the "Plans") pursuant to Rule 12b-1 under the 1940 Act. As provided in the Plans, the Trust will pay the Distributor a fee of 0.35% of the average daily net assets of Class A Shares of each of the Funds and 1.00% of the average daily net assets of the Class B and Class C Shares of each of the Funds. Currently, the Distributor has voluntarily agreed to limit payments under the Plans to 0.25% of average daily net assets of the Class A Shares of each Fund, 0.75% of average daily net assets of the Class B Shares of the Ultra Short-Term Income Fund, the Limited Volatility Bond Fund and the Treasury & Agency Fund, 0.90% of average daily net assets of the Class B Shares of the Intermediate Bond Fund, the Government Bond Fund and the Income Bond Fund and 0.90% of the average daily net assets of the Class C Shares of the Intermediate Bond Fund. Up to 0.25% of the fees payable under the Plans may be used as compensation for shareholder services by the Distributor and/or financial institutions and intermediaries. Fees paid under the Plans may be applied by the Distributor toward (i) compensation for its services in connection with distribution assistance or provision of shareholder services; or (ii) payments to financial institutions and intermediaries such as banks (including affiliates of the Advisor), brokers, dealers and other institutions, including the Distributor's affiliates and subsidiaries as compensation for services or reimbursement of expenses incurred in connection with distribution assistance or provision of shareholder services. Fiduciary Class Shares of each Fund are offered without distribution fees. For the year ended June 30, 1998, the Distributor received $1,877,779 from commissions earned on sales of Class A Shares and redemptions of Class B and Class C Shares, of which the Distributor re-allowed $1,866,957 to affiliated broker-dealers of the Funds.

   Certain officers of the Trust are affiliated with the Administrator. Such officers receive no compensation from the Funds for serving in their respective roles.

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

   The Advisor, the Administrator and the Distributor voluntarily agreed to waive a portion of their fees. For the year ended June 30, 1998, fees in the following amounts were waived (amounts in thousands):

                                                              INVESTMENT                         12B-1 FEES
                                                               ADVISORY                            WAIVED
                                                                 FEES        ADMINISTRATION   -----------------
                                                                WAIVED        FEES WAIVED     CLASS A   CLASS B
                                                                ------        -----------     -------   -------
           Ultra Short-Term Income Fund....................     $  698            $335          $37       $ 9
           Limited Volatility Bond Fund....................      1,700              --           18        12
           Intermediate Bond Fund..........................      1,726              --           32        15
           Government Bond Fund............................         80             326           33        15
           Income Bond Fund................................      1,691              --           15        14
           Treasury & Agency Fund..........................        232             121           11        10

5. SECURITIES TRANSACTIONS:

   The cost of security purchases and the proceeds from the sale of securities (excluding short-term securities and purchased options) during the year ended June 30, 1998 were as follows (amounts in thousands):

                                                            PURCHASES    SALES
                                                            ---------   --------
        Ultra Short-Term Income Fund......................  $162,771    $ 79,715
        Limited Volatility Bond Fund......................   333,519     355,314
        Intermediate Bond Fund............................   512,683     383,504
        Government Bond Fund..............................   839,328     761,985
        Income Bond Fund..................................   416,548     252,284
        Treasury & Agency Fund............................    78,500      51,034

6. FINANCIAL INSTRUMENTS:

   Investing in financial instruments such as written options, futures, structured notes and indexed securities involves risks in excess of the amounts reflected in the Statement of Assets and Liabilities. The face or contract amounts reflect the extent of the involvement the Funds have in the particular class of instrument. Risks associated with these instruments include an imperfect correlation between the movements in the price of the instruments and the price of the underlying securities and interest rates, an illiquid secondary market for the instruments or inability of counterparties to perform under the terms of the contract. The Funds enter into these contracts primarily as a means to hedge against adverse fluctuations in securities.

7. CONVERSION OF COMMON TRUST FUNDS:

   On December 19, 1997, the net assets of certain common trust funds managed by the Advisor were exchanged in a tax-free conversion for shares of the corresponding One Group Funds. The transaction was accounted for by a method followed for tax purposes in a tax-free business combination. The following is a summary of shares

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

   issued, net assets converted, net asset value per share issued and unrealized appreciation of assets acquired as of the conversion date (amounts in thousands except per share amounts):

                                                                                 NET ASSET
                                                                                   VALUE
                                                           SHARES   NET ASSETS   PER SHARE     UNREALIZED
                                                           ISSUED   CONVERTED      ISSUED     APPRECIATION
                                                           ------   ----------   ----------   ------------
        Ultra Short-Term Income Fund.....................     132    $  1,303      $ 9.89        $   --
        Limited Volatility Bond Fund.....................   3,970      41,843       10.54           254
        Intermediate Bond Fund...........................   5,521      55,814       10.11           639
        Government Bond Fund.............................   2,663      26,687       10.02           127

  On January 20, 1997, the net assets of certain common trust funds managed by the Advisor were exchanged in a tax-free conversion for shares of the corresponding One Group Funds. The transaction was accounted for by a method followed for tax purposes in a tax-free business combination. The following is a summary of shares issued, net assets converted, net asset value per share issued and unrealized appreciation of assets acquired as of the conversion date (amounts in thousands except per share amounts):

                                                                                 NET ASSET
                                                                                   VALUE
                                                           SHARES   NET ASSETS   PER SHARE     UNREALIZED
                                                           ISSUED   CONVERTED      ISSUED     APPRECIATION
                                                           ------   ----------   ----------   ------------
        Income Bond Fund.................................  14,063    $132,470      $ 9.42        $4,511
        Intermediate Bond Fund...........................  20,926     207,582        9.92         1,740
        Treasury & Agency Fund...........................  11,324     113,243       10.00         1,909

8. FEDERAL TAX INFORMATION (UNAUDITED):

   The accompanying table below details distributions from long-term capital gains for the following funds for the fiscal year ended June 30, 1998 (amounts in thousands):

                                                              20%             28%
                          FUND                            DISTRIBUTION   DISTRIBUTIONS
                          ----                            ------------   -------------
Treasury & Agency Fund..................................      $241            $37

Continued

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1998

  At June 30, 1998 the following funds have capital loss carryforwards which are available to offset future capital gains, if any (amounts in thousands):

                                                                  CAPITAL LOSS
                                                                  CARRYFORWARDS   EXPIRES
                                                                  -------------   -------
    Ultra Short-Term Income Fund................................     $ 2,283       2003
    Ultra Short-Term Income Fund................................       1,065       2004
    Ultra Short-Term Income Fund................................         682       2005
    Ultra Short-Term Income Fund................................         139       2006
    Limited Volatility Bond Fund................................         197       2000
    Limited Volatility Bond Fund................................         165       2001
    Limited Volatility Bond Fund................................         443       2002
    Limited Volatility Bond Fund................................       2,720       2003
    Limited Volatility Bond Fund................................       3,301       2004
    Limited Volatility Bond Fund................................         651       2005
    Limited Volatility Bond Fund................................       2,646       2006
    Intermediate Bond Fund......................................          47       2000
    Intermediate Bond Fund......................................         845       2001
    Intermediate Bond Fund......................................       1,321       2002
    Intermediate Bond Fund......................................       1,980       2003
    Intermediate Bond Fund......................................         530       2005
    Government Bond Fund........................................       9,225       2003
    Government Bond Fund........................................       5,314       2004
    Income Bond Fund............................................      50,654       2003
    Income Bond Fund............................................       1,963       2004
    Income Bond Fund............................................       2,229       2006

  Capital losses incurred after October 31 within the Fund's fiscal year may be deferred and treated as occurring on the first day of the following fiscal year. The following deferred losses will be treated as arising on the first day of the fiscal year ended June 30, 1999 (amounts in thousands):

                            FUND                              AMOUNT
                            ----                              -------
Limited Volatility Bond Fund................................  $ 3,536
Income Bond Fund............................................   13,376

9. SUBSEQUENT EVENTS:

    On May 21, 1998, the Board of Trustees approved an agreement and plan of reorganization and liquidation ("the Plan") with the Marquis Family of Funds (the "Marquis Funds"). Under the Plan, the assets and liabilities of each Marquis fund were transferred to a comparable One Group fund. Shares of the comparable One Group fund were distributed to the Marquis shareholders in a complete liquidation of each Marquis fund. A special Shareholder Meeting to approve the plan was held on July 30, 1998. In a tax-free exchange on August 10, 1998, net assets of the Marquis funds were exchanged for shares of a corresponding fund of The One Group as follows (amounts in thousands):

                                    SHARES                                  NET ASSETS
          ONE GROUP FUND            ISSUED           MARQUIS FUND            CONVERTED
          --------------            -------   ---------------------------   -----------
Government Bond...................   14,229    Government Securities Fund    $144,002
Income Bond.......................    1,784    Strategic Income Bond Fund      16,989

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                             ULTRA SHORT-TERM INCOME FUND
                                                                -------------------------------------------------------
                                                                                       FIDUCIARY
                                                                -------------------------------------------------------
                                                                                  YEAR ENDED JUNE 30,
                                                                -------------------------------------------------------
                                                                  1998        1997       1996        1995        1994
                                                                --------    --------    -------    --------    --------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................    $   9.87    $   9.79    $  9.84    $   9.85    $  10.03
                                                                --------    --------    -------    --------    --------
Investment Activities:
  Net investment income.....................................        0.59        0.62       0.62        0.55        0.36
  Net realized and unrealized gains (losses) from
    investments and futures.................................      (0.01)        0.05      (0.07)      (0.05)      (0.15)
                                                                --------    --------    -------    --------    --------
    Total from Investment Activities........................        0.58        0.67       0.55        0.50        0.21
                                                                --------    --------    -------    --------    --------
Distributions:
  Net investment income.....................................       (0.58)      (0.59)     (0.60)      (0.48)      (0.37)
  In excess of net investment income........................          --          --         --       (0.03)      (0.02)
                                                                --------    --------    -------    --------    --------
    Total Distributions.....................................       (0.58)      (0.59)     (0.60)      (0.51)      (0.39)
                                                                --------    --------    -------    --------    --------
NET ASSET VALUE,
  END OF PERIOD.............................................    $   9.87    $   9.87    $  9.79    $   9.84    $   9.85
                                                                ========    ========    =======    ========    ========
Total Return................................................        6.00%       7.14%      5.71%       5.14%       2.16%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $188,133    $114,413    $57,276    $ 51,050    $139,593
  Ratio of expenses to average net assets...................        0.30%       0.35%      0.45%       0.61%       0.65%
  Ratio of net investment income to average net assets......        5.92%       6.02%      6.20%       5.18%       3.70%
  Ratio of expenses to average net assets*..................        0.81%       0.81%      1.06%       1.01%       0.81%
  Ratio of net investment income to average net assets*.....        5.41%       5.56%      5.59%       4.78%       3.54%
  Portfolio Turnover (a)....................................       41.15%      70.36%     67.65%       2.91%     242.20%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                          ULTRA SHORT-TERM INCOME FUND
                                                                -------------------------------------------------
                                                                                     CLASS A
                                                                -------------------------------------------------

                                                                               YEAR ENDED JUNE 30,
                                                                -------------------------------------------------
                                                                 1998       1997       1996      1995      1994
                                                                -------    -------    ------    ------    -------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................    $  9.87    $  9.78    $ 9.83    $ 9.84    $ 10.03
                                                                -------    -------    ------    ------    -------
Investment Activities:
  Net investment income.....................................       0.56       0.58      0.58      0.52       0.36
  Net realized and unrealized gains (losses) from
    investments and futures.................................      (0.01)      0.09     (0.06)    (0.06)     (0.17)
                                                                -------    -------    ------    ------    -------
    Total from Investment Activities........................       0.55       0.67      0.52      0.46       0.19
                                                                -------    -------    ------    ------    -------
Distributions:
  Net investment income.....................................      (0.55)     (0.58)    (0.57)    (0.46)     (0.34)
  In excess of net investment income........................         --         --        --     (0.01)     (0.04)
                                                                -------    -------    ------    ------    -------
    Total Distributions.....................................      (0.55)     (0.58)    (0.57)    (0.47)     (0.38)
                                                                -------    -------    ------    ------    -------
NET ASSET VALUE,
  END OF PERIOD.............................................    $  9.87    $  9.87    $ 9.78    $ 9.83    $  9.84
                                                                =======    =======    ======    ======    =======
Total Return (Excludes Sales Charge)........................       5.75%      7.00%     5.42%     4.84%      1.95%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $24,747    $29,643    $3,969    $4,631    $19,053
  Ratio of expenses to average net assets...................       0.54%      0.61%     0.70%     0.86%      0.89%
  Ratio of net investment income to average net assets......       5.66%      5.78%     5.95%     4.88%      3.54%
  Ratio of expenses to average net assets*..................       1.15%      1.17%     1.41%     1.36%      1.14%
  Ratio of net investment income to average net assets*.....       5.05%      5.22%     5.24%     4.38%      3.29%
  Portfolio Turnover (a)....................................      41.15%     70.36%    67.65%     2.91%    242.20%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                            ULTRA SHORT-TERM INCOME FUND
                                                                ----------------------------------------------------
                                                                                      CLASS B
                                                                ----------------------------------------------------

                                                                                                         JANUARY 14,
                                                                         YEAR ENDED JUNE 30,               1994 TO
                                                                -------------------------------------     JUNE 30,
                                                                 1998      1997      1996      1995        1994(A)
                                                                ------    ------    ------    -------    -----------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................    $ 9.81    $ 9.76    $ 9.84    $  9.86      $  9.98
                                                                ------    ------    ------    -------      -------
Investment Activities:
  Net investment income.....................................      0.52      0.54      0.52       0.47         0.12
  Net realized and unrealized gains (losses) from
    investments and futures.................................     (0.01)     0.05     (0.07)     (0.04)       (0.11)
                                                                ------    ------    ------    -------      -------
    Total from Investment Activities........................      0.51      0.59      0.45       0.43         0.01
                                                                ------    ------    ------    -------      -------
Distributions:
  Net investment income.....................................     (0.51)    (0.54)    (0.53)     (0.45)       (0.12)
  In excess of net investment income........................        --        --        --         --        (0.01)
                                                                ------    ------    ------    -------      -------
    Total Distributions.....................................     (0.51)    (0.54)    (0.53)     (0.45)       (0.13)
                                                                ------    ------    ------    -------      -------
NET ASSET VALUE,
  END OF PERIOD.............................................    $ 9.81    $ 9.81    $ 9.76    $  9.84      $  9.86
                                                                ======    ======    ======    =======      =======
Total Return (Excludes Sales Charge)........................      5.32%     6.22%     4.63%      4.77%       (0.09%)(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $4,531    $2,818    $1,144    $   160      $    15
  Ratio of expenses to average net assets...................      0.99%     1.07%     1.20%      1.31%        1.41%(c)
  Ratio of net investment income to average net assets......      5.23%     5.18%     5.45%      4.91%        3.49%(c)
  Ratio of expenses to average net assets*..................      1.75%     1.81%     2.06%      1.96%        1.83%(c)
  Ratio of net investment income to average net assets*.....      4.47%     4.44%     4.59%      4.26%        3.07%(c)
  Portfolio Turnover (d)....................................     41.15%    70.36%    67.65%      2.91%      242.20%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                             LIMITED VOLATILITY BOND FUND
                                                               --------------------------------------------------------
                                                                                      FIDUCIARY
                                                               --------------------------------------------------------

                                                                                 YEAR ENDED JUNE 30,
                                                               --------------------------------------------------------
                                                                 1998        1997        1996        1995        1994
                                                               --------    --------    --------    --------    --------
NET ASSET VALUE,
  BEGINNING OF PERIOD......................................    $  10.47    $  10.42    $  10.53    $  10.33    $  10.87
                                                               --------    --------    --------    --------    --------
Investment Activities:
  Net investment income....................................        0.63        0.63        0.64        0.60        0.54
  Net realized and unrealized gains (losses) from
    investments and futures................................        0.04        0.05       (0.11)       0.19       (0.45)
                                                               --------    --------    --------    --------    --------
    Total from Investment Activities.......................        0.67        0.68        0.53        0.79        0.09
                                                               --------    --------    --------    --------    --------
Distributions:
  Net investment income....................................       (0.63)      (0.63)      (0.64)      (0.59)      (0.55)
  In excess of net investment income.......................          --          --          --          --       (0.02)
  Net realized gains.......................................          --          --          --          --       (0.06)
                                                               --------    --------    --------    --------    --------
    Total Distributions....................................       (0.63)      (0.63)      (0.64)      (0.59)      (0.63)
                                                               --------    --------    --------    --------    --------
NET ASSET VALUE,
  END OF PERIOD............................................    $  10.51    $  10.47    $  10.42    $  10.53    $  10.33
                                                               ========    ========    ========    ========    ========
Total Return...............................................        6.59%       6.75%       5.13%       7.96%       0.79%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)........................    $592,669    $563,979    $604,916    $410,746    $447,394
  Ratio of expenses to average net assets..................        0.53%       0.51%       0.51%       0.52%       0.50%
  Ratio of net investment income to average net assets.....        6.01%       6.06%       6.06%       5.82%       5.10%
  Ratio of expenses to average net assets*.................        0.82%       0.81%       0.82%       0.85%       0.85%
  Ratio of net investment income to average
    net assets*............................................        5.72%       5.76%       5.75%       5.49%       4.75%
  Portfolio Turnover (a)...................................       56.99%      66.61%      75.20%      76.43%      30.61%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                           LIMITED VOLATILITY BOND FUND
                                                                ---------------------------------------------------
                                                                                      CLASS A
                                                                ---------------------------------------------------

                                                                                YEAR ENDED JUNE 30,
                                                                ---------------------------------------------------
                                                                 1998       1997       1996       1995       1994
                                                                -------    -------    -------    -------    -------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................    $ 10.46    $ 10.41    $ 10.52    $ 10.32    $ 10.87
                                                                -------    -------    -------    -------    -------
Investment Activities:
  Net investment income.....................................       0.61       0.61       0.63       0.56       0.52
  Net realized and unrealized gains (losses) from
    investments and futures.................................       0.04       0.05      (0.13)      0.21      (0.46)
                                                                -------    -------    -------    -------    -------
    Total from Investment Activities........................       0.65       0.66       0.50       0.77       0.06
                                                                -------    -------    -------    -------    -------
Distributions:
  Net investment income.....................................      (0.61)     (0.61)     (0.61)     (0.56)     (0.51)
  In excess of net investment income........................         --         --         --      (0.01)     (0.04)
  Net realized gains........................................         --         --         --         --      (0.06)
                                                                -------    -------    -------    -------    -------
    Total Distributions.....................................      (0.61)     (0.61)     (0.61)     (0.57)     (0.61)
                                                                -------    -------    -------    -------    -------
NET ASSET VALUE,
  END OF PERIOD.............................................    $ 10.50    $ 10.46    $ 10.41    $ 10.52    $ 10.32
                                                                =======    =======    =======    =======    =======
Total Return (Excludes Sales Charge)........................       6.32%      6.47%      4.86%      7.67%      0.49%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $15,582    $20,055    $21,343    $12,516    $15,216
  Ratio of expenses to average net assets...................       0.78%      0.76%      0.76%      0.77%      0.75%
  Ratio of net investment income to average net assets......       5.77%      5.81%      5.81%      5.57%      4.92%
  Ratio of expenses to average net assets*..................       1.17%      1.16%      1.17%      1.20%      1.20%
  Ratio of net investment income to average
    net assets*.............................................       5.38%      5.41%      5.40%      5.14%      4.47%
  Portfolio Turnover (a)....................................      56.99%     66.61%     75.20%     76.43%     30.61%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                           LIMITED VOLATILITY BOND FUND
                                                                ---------------------------------------------------
                                                                                      CLASS B
                                                                ---------------------------------------------------

                                                                                                        JANUARY 14,
                                                                        YEAR ENDED JUNE 30,               1994 TO
                                                                ------------------------------------     JUNE 30,
                                                                 1998      1997      1996      1995       1994(A)
                                                                ------    ------    ------    ------    -----------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................    $10.53    $10.49    $10.60    $10.40      $10.78
                                                                ------    ------    ------    ------      ------
Investment Activities:
  Net investment income.....................................      0.58      0.55      0.55      0.53        0.17
  Net realized and unrealized gains (losses) from
    investments
    and futures.............................................      0.04      0.04     (0.10)     0.19       (0.37)
                                                                ------    ------    ------    ------      ------
    Total from Investment Activities........................      0.62      0.59      0.45      0.72       (0.20)
                                                                ------    ------    ------    ------      ------
Distributions:
  Net investment income.....................................     (0.58)    (0.55)    (0.56)    (0.52)      (0.15)
  In excess of net realized gains...........................        --        --        --        --       (0.03)
                                                                ------    ------    ------    ------      ------
    Total Distributions.....................................     (0.58)    (0.55)    (0.56)    (0.52)      (0.18)
                                                                ------    ------    ------    ------      ------
NET ASSET VALUE,
  END OF PERIOD.............................................    $10.57    $10.53    $10.49    $10.60      $10.40
                                                                ======    ======    ======    ======      ======
Total Return (Excludes Sales Charge)........................      5.98%     5.74%     4.28%     7.18%      (1.81%)(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $4,851    $4,920    $4,923    $2,906      $1,974
  Ratio of expenses to average net assets...................      1.11%     1.20%     1.26%     1.28%       1.26%(c)
  Ratio of net investment income to average net assets......      5.44%     5.21%     5.31%     5.10%       4.39%(c)
  Ratio of expenses to average net assets*..................      1.64%     1.81%     1.82%     1.86%       1.86%(c)
  Ratio of net investment income to average net assets*.....      4.91%     4.60%     4.75%     4.52%       3.79%(c)
  Portfolio Turnover (d)....................................     56.99%    66.61%    75.20%    76.43%      30.61%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                                INTERMEDIATE BOND FUND
                                                                -------------------------------------------------------
                                                                                       FIDUCIARY
                                                                -------------------------------------------------------

                                                                                  YEAR ENDED JUNE 30,
                                                                -------------------------------------------------------
                                                                  1998        1997        1996        1995       1994
                                                                --------    --------    --------    --------    -------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................    $   9.92    $   9.84    $  10.01    $   9.72    $ 10.51
                                                                --------    --------    --------    --------    -------
Investment Activities:
  Net investment income.....................................        0.64        0.65        0.66        0.66       0.60
  Net realized and unrealized gains (losses) from
    investments and futures.................................        0.20        0.08       (0.17)       0.29      (0.67)
                                                                --------    --------    --------    --------    -------
    Total from Investment Activities........................        0.84        0.73        0.49        0.95      (0.07)
                                                                --------    --------    --------    --------    -------
Distributions:
  Net investment income.....................................       (0.64)      (0.65)      (0.66)      (0.66)     (0.60)
  In excess of net investment income........................          --          --          --          --      (0.02)
  Net realized gains........................................          --          --          --          --      (0.10)
                                                                --------    --------    --------    --------    -------
    Total Distributions.....................................       (0.64)      (0.65)      (0.66)      (0.66)     (0.72)
                                                                --------    --------    --------    --------    -------
NET ASSET VALUE,
  END OF PERIOD.............................................    $  10.12    $   9.92    $   9.84    $  10.01    $  9.72
                                                                ========    ========    ========    ========    =======
Total Return................................................        8.71%       7.68%       4.95%      10.15%     (0.74%)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $680,800    $522,423    $230,812    $191,216    $98,483
  Ratio of expenses to average net assets...................        0.56%       0.54%       0.54%       0.56%      0.32%
  Ratio of net investment income to average net assets......        6.37%       6.63%       6.56%       6.88%      6.04%
  Ratio of expenses to average net assets*..................        0.83%       0.81%       0.87%       0.99%      0.87%
  Ratio of net investment income to average net assets*.....        6.10%       6.36%       6.23%       6.45%      5.49%
  Portfolio Turnover (a)....................................       60.08%      55.91%     101.06%      99.71%     85.62%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                           INTERMEDIATE BOND FUND
                                                                ---------------------------------------------
                                                                                   CLASS A
                                                                ---------------------------------------------

                                                                                                 NOVEMBER 30,
                                                                     YEAR ENDED JUNE 30,           1994 TO
                                                                -----------------------------      JUNE 30,
                                                                 1998       1997       1996        1995(A)
                                                                -------    -------    -------    ------------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................    $  9.95    $  9.87    $ 10.04       $ 9.45
                                                                -------    -------    -------       ------
Investment Activities:
  Net investment income.....................................       0.62       0.63       0.64         0.37
  Net realized and unrealized gains (losses) from
    investments and futures.................................       0.20       0.08     (0.17)         0.59
                                                                -------    -------    -------       ------
    Total from Investment Activities........................       0.82       0.71       0.47         0.96
                                                                -------    -------    -------       ------
Distributions:
  Net investment income.....................................      (0.62)     (0.63)     (0.64)       (0.37)
                                                                -------    -------    -------       ------
    Total Distributions.....................................      (0.62)     (0.63)     (0.64)       (0.37)
                                                                -------    -------    -------       ------
NET ASSET VALUE,
  END OF PERIOD.............................................    $ 10.15    $  9.95    $  9.87       $10.04
                                                                =======    =======    =======       ======
Total Return (Excludes Sales Charge)........................       8.47%      7.40%      4.77%       10.29%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $44,567    $18,763    $13,706       $4,941
  Ratio of expenses to average net assets...................       0.81%      0.78%      0.79%        0.83%(c)
  Ratio of net investment income to average net assets......       6.12%      6.35%      6.31%        6.64%(c)
  Ratio of expenses to average net assets*..................       1.18%      1.16%      1.22%        1.66%(c)
  Ratio of net investment income to average net assets*.....       5.75%      5.97%      5.88%        5.81%(c)
  Portfolio Turnover (d)....................................      60.08%     55.91%    101.06%       99.71%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                           INTERMEDIATE BOND FUND
                                                                ---------------------------------------------
                                                                                   CLASS B
                                                                ---------------------------------------------

                                                                                                 NOVEMBER 30,
                                                                     YEAR ENDED JUNE 30,           1994 TO
                                                                -----------------------------      JUNE 30,
                                                                 1998       1997       1996        1995(A)
                                                                -------    -------    -------    ------------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................    $  9.92    $  9.83    $ 10.01       $ 9.45
                                                                -------    -------    -------       ------
Investment Activities:
  Net investment income.....................................       0.55       0.56       0.58         0.23
  Net realized and unrealized gains (losses) from
    investments and futures.................................       0.20       0.09      (0.18)        0.56
                                                                -------    -------    -------       ------
    Total from Investment Activities........................       0.75       0.65       0.40         0.79
                                                                -------    -------    -------       ------
Distributions:
  Net investment income.....................................      (0.55)     (0.56)     (0.58)       (0.23)
                                                                -------    -------    -------       ------
    Total Distributions.....................................      (0.55)     (0.56)     (0.58)       (0.23)
                                                                -------    -------    -------       ------
NET ASSET VALUE,
  END OF PERIOD.............................................    $ 10.12    $  9.92    $  9.83       $10.01
                                                                =======    =======    =======       ======
Total Return (Excludes Sales Charge)........................       7.78%      6.83%      4.10%        8.22%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $19,924    $10,152    $ 6,077       $  266
  Ratio of expenses to average net assets...................       1.46%      1.44%      1.44%        1.51%(c)
  Ratio of net investment income to average net assets......       5.47%      5.71%      5.66%        6.15%(c)
  Ratio of expenses to average net assets*..................       1.83%      1.81%      1.87%        2.34%(c)
  Ratio of net investment income to average net assets*.....       5.10%      5.34%      5.23%        5.31%(c)
  Portfolio Turnover (d)....................................      60.08%     55.91%    101.06%       99.71%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                INTERMEDIATE BOND FUND
                                                                ----------------------
                                                                       CLASS C
                                                                ----------------------
                                                                     NOVEMBER 4,
                                                                       1997 TO
                                                                       JUNE 30,
                                                                       1998(A)
                                                                ----------------------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................            $10.07
                                                                        ------
Investment Activities:
  Net investment income.....................................              0.73
  Net realized and unrealized gains (losses) from
    investments and futures.................................              0.07
                                                                        ------
    Total from Investment Activities........................              0.80
                                                                        ------
Distributions:
  Net investment income.....................................             (0.73)
                                                                        ------
    Total Distributions.....................................             (0.73)
                                                                        ------
NET ASSET VALUE,
  END OF PERIOD.............................................            $10.14
                                                                        ======
Total Return (Excludes Sales Charge)........................              8.20%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................            $  868
  Ratio of expenses to average net assets...................              1.46%(c)
  Ratio of net investment income to average net assets......              5.44%(c)
  Ratio of expenses to average net assets*..................              1.82%(c)
  Ratio of net investment income to average net assets*.....              5.08%(c)
  Portfolio Turnover (d)....................................             60.08%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                                 GOVERNMENT BOND FUND
                                                               --------------------------------------------------------
                                                                                      FIDUCIARY
                                                               --------------------------------------------------------

                                                                                 YEAR ENDED JUNE 30,
                                                               --------------------------------------------------------
                                                                 1998        1997        1996        1995        1994
                                                               --------    --------    --------    --------    --------
NET ASSET VALUE,
  BEGINNING OF PERIOD......................................    $   9.69    $   9.56    $   9.81    $   9.35    $  10.15
                                                               --------    --------    --------    --------    --------
Investment Activities:
  Net investment income....................................        0.60        0.62        0.62        0.62        0.51
  Net realized and unrealized gains (losses) from
    investments and futures................................        0.42        0.13       (0.25)       0.46       (0.77)
                                                               --------    --------    --------    --------    --------
    Total from Investment Activities.......................        1.02        0.75        0.37        1.08       (0.26)
                                                               --------    --------    --------    --------    --------
Distributions:
  Net investment income....................................       (0.60)      (0.62)      (0.62)      (0.61)      (0.50)
  In excess of net investment income.......................          --          --          --       (0.01)      (0.02)
  In excess of net realized gains..........................          --          --          --          --       (0.02)
                                                               --------    --------    --------    --------    --------
    Total Distributions....................................       (0.60)      (0.62)      (0.62)      (0.62)      (0.54)
                                                               --------    --------    --------    --------    --------
NET ASSET VALUE,
  END OF PERIOD............................................    $  10.11    $   9.69    $   9.56    $   9.81    $   9.35
                                                               ========    ========    ========    ========    ========
Total Return...............................................       10.81%       8.10%       3.81%      12.04%      (2.73%)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)........................    $851,517    $724,423    $677,326    $379,826    $209,692
  Ratio of expenses to average net assets..................        0.62%       0.62%       0.68%       0.71%       0.68%
  Ratio of net investment income to average net assets.....        6.05%       6.45%       6.34%       6.65%       5.13%
  Ratio of expenses to average net assets*.................        0.67%       0.68%       0.69%       0.73%       0.71%
  Ratio of net investment income to average net assets*....        6.00%       6.39%       6.33%       6.63%       5.10%
  Portfolio Turnover (a)...................................       91.49%      60.53%      62.70%     106.14%     377.78%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                              GOVERNMENT BOND FUND
                                                                -------------------------------------------------
                                                                                     CLASS A
                                                                -------------------------------------------------

                                                                               YEAR ENDED JUNE 30,
                                                                -------------------------------------------------
                                                                 1998       1997       1995       1994      1994
                                                                -------    -------    -------    ------    ------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................    $  9.69    $  9.56    $  9.81    $ 9.35    $10.17
                                                                -------    -------    -------    ------    ------
Investment Activities:
  Net investment income.....................................       0.58       0.60       0.60      0.61      0.48
  Net realized and unrealized gains (losses) from
    investments and futures.................................       0.42       0.13      (0.25)     0.45     (0.79)
                                                                -------    -------    -------    ------    ------
    Total from Investment Activities........................       1.00       0.73       0.35      1.06     (0.31)
                                                                -------    -------    -------    ------    ------
Distributions:
  Net investment income.....................................      (0.58)     (0.60)     (0.60)    (0.59)    (0.47)
  In excess of net investment income........................         --         --         --     (0.01)    (0.02)
  In excess of net realized gains...........................         --         --         --        --     (0.02)
                                                                -------    -------    -------    ------    ------
    Total Distributions.....................................      (0.58)     (0.60)     (0.60)    (0.60)    (0.51)
                                                                -------    -------    -------    ------    ------
NET ASSET VALUE,
  END OF PERIOD.............................................    $ 10.11    $  9.69    $  9.56    $ 9.81    $ 9.35
                                                                =======    =======    =======    ======    ======
Total Return (Excludes Sales Charge)........................      10.54%      7.83%      3.58%    11.84%    (3.16%)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $31,548    $34,727    $38,800    $8,130    $1,690
  Ratio of expenses to average net assets...................       0.87%      0.87%      0.93%     0.97%     0.92%
  Ratio of net investment income to average net assets......       5.80%      6.20%      6.09%     6.46%     4.84%
  Ratio of expenses to average net assets*..................       1.02%      1.03%      1.04%     1.09%     1.05%
  Ratio of net investment income to average net assets*.....       5.65%      6.04%      5.98%     6.34%     4.71%
  Portfolio Turnover (a)....................................      91.49%     60.53%     62.70%   106.14%   377.78%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                                 GOVERNMENT BOND FUND
                                                                ------------------------------------------------------
                                                                                       CLASS B
                                                                ------------------------------------------------------

                                                                                                           JANUARY 14,
                                                                          YEAR ENDED JUNE 30,                1994 TO
                                                                ---------------------------------------     JUNE 30,
                                                                 1998       1997       1996       1995       1994(A)
                                                                -------    -------    -------    ------    -----------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................    $  9.69    $  9.56    $  9.81    $ 9.35      $10.04
                                                                -------    -------    -------    ------      ------
Investment Activities:
  Net investment income.....................................       0.52       0.54       0.54      0.55        0.18
  Net realized and unrealized gains (losses) from
    investments and futures.................................       0.42       0.13      (0.25)     0.46       (0.69)
                                                                -------    -------    -------    ------      ------
    Total from Investment Activities........................       0.94       0.67       0.29      1.01       (0.51)
                                                                -------    -------    -------    ------      ------
Distributions:
  Net investment income.....................................      (0.52)     (0.54)     (0.54)    (0.55)      (0.16)
  In excess of net investment income........................         --         --         --        --       (0.02)
                                                                -------    -------    -------    ------      ------
    Total Distributions.....................................      (0.52)     (0.54)     (0.54)    (0.55)      (0.18)
                                                                -------    -------    -------    ------      ------
NET ASSET VALUE,
  END OF PERIOD.............................................    $ 10.11    $  9.69    $  9.56    $ 9.81      $ 9.35
                                                                =======    =======    =======    ======      ======
Total Return (Excludes Sales Charge)........................       9.86%      7.14%      2.95%    11.20%      (4.99%)(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $20,922    $11,729    $10,782    $2,513      $  656
  Ratio of expenses to average net assets...................       1.52%      1.52%      1.58%     1.62%       1.52%(c)
  Ratio of net investment income to average net assets......       5.14%      5.55%      5.44%     5.76%       4.60%(c)
  Ratio of expenses to average net assets*..................       1.67%      1.68%      1.69%     1.74%       1.63%(c)
  Ratio of net investment income to average net assets*.....       4.99%      5.39%      5.33%     5.64%       4.49%(c)
  Portfolio Turnover (d)....................................      91.49%     60.53%     62.70%   106.14%     377.78%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                                   INCOME BOND FUND
                                                               --------------------------------------------------------
                                                                                      FIDUCIARY
                                                               --------------------------------------------------------

                                                                                 YEAR ENDED JUNE 30,
                                                               --------------------------------------------------------
                                                                 1998        1997        1996        1995        1994
                                                               --------    --------    --------    --------    --------
NET ASSET VALUE,
  BEGINNING OF PERIOD......................................    $   9.42    $   9.33    $   9.54    $   9.23    $  10.43
                                                               --------    --------    --------    --------    --------
Investment Activities:
  Net investment income                                            0.64        0.64        0.65        0.64        0.54
  Net realized and unrealized gains (losses) from
    investments and futures................................        0.09        0.09       (0.21)       0.35       (0.74)
                                                               --------    --------    --------    --------    --------
    Total from Investment Activities.......................        0.73        0.73        0.44        0.99       (0.20)
                                                               --------    --------    --------    --------    --------
Distributions:
  Net investment income....................................       (0.64)      (0.64)      (0.65)      (0.64)      (0.57)
  Net realized gains.......................................          --          --          --       (0.04)      (0.43)
                                                               --------    --------    --------    --------    --------
    Total Distributions....................................       (0.64)      (0.64)      (0.65)      (0.68)      (1.00)
                                                               --------    --------    --------    --------    --------
NET ASSET VALUE,
  END OF PERIOD............................................    $   9.51    $   9.42    $   9.33    $   9.54    $   9.23
                                                               ========    ========    ========    ========    ========
Total Return...............................................        7.97%       8.10%       4.62%      11.29%      (2.54%)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)........................    $898,263    $730,754    $520,239    $474,124    $560,071
  Ratio of expenses to average net assets..................        0.61%       0.60%       0.59%       0.59%       0.53%
  Ratio of net investment income to average net assets.....        6.73%       6.85%       6.76%       6.94%       5.35%
  Ratio of expenses to average net assets*.................        0.81%       0.80%       0.81%       0.86%       0.85%
  Ratio of net investment income to average net assets*....        6.53%       6.65%       6.54%       6.67%       5.03%
  Portfolio Turnover (a)...................................       30.83%      55.18%      95.52%     262.25%     131.04%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                                 INCOME BOND FUND
                                                                ---------------------------------------------------
                                                                                      CLASS A
                                                                ---------------------------------------------------

                                                                                YEAR ENDED JUNE 30,
                                                                ---------------------------------------------------
                                                                 1998       1997       1996       1995       1994
                                                                -------    -------    -------    -------    -------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................    $  9.41    $  9.32    $  9.54    $  9.22    $ 10.43
                                                                -------    -------    -------    -------    -------
Investment Activities:
  Net investment income.....................................       0.62       0.62       0.63       0.61       0.52
  Net realized and unrealized gains (losses) from
    investments and futures.................................       0.10       0.09      (0.23)      0.36      (0.75)
                                                                -------    -------    -------    -------    -------
    Total from Investment Activities........................       0.72       0.71       0.40       0.97      (0.23)
                                                                -------    -------    -------    -------    -------
Distributions:
  Net investment income.....................................      (0.62)     (0.62)     (0.62)     (0.60)     (0.55)
  In excess of net investment income........................         --         --         --      (0.01)        --
  Net realized gains........................................         --         --         --      (0.04)     (0.43)
                                                                -------    -------    -------    -------    -------
    Total Distributions.....................................      (0.62)     (0.62)     (0.62)     (0.65)     (0.98)
                                                                -------    -------    -------    -------    -------
NET ASSET VALUE,
  END OF PERIOD.............................................    $  9.51    $  9.41    $  9.32    $  9.54    $  9.22
                                                                =======    =======    =======    =======    =======
Total Return (Excludes Sales Charge)........................       7.82%      7.85%      4.26%     10.90%     (2.33%)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $14,738    $14,325    $10,127    $ 6,796    $ 5,347
  Ratio of expenses to average net assets...................       0.86%      0.85%      0.84%      1.01%      0.78%
  Ratio of net investment income to average net assets......       6.49%      6.59%      6.51%      6.57%      5.25%
  Ratio of expenses to average net assets*..................       1.16%      1.15%      1.16%      1.38%      1.20%
  Ratio of net investment income to average net assets*.....       6.19%      6.29%      6.19%      6.20%      4.83%
  Portfolio Turnover (a)....................................      30.83%     55.18%     95.52%    262.25%    131.04%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                                   INCOME BOND FUND
                                                                ------------------------------------------------------
                                                                                       CLASS B
                                                                ------------------------------------------------------

                                                                                                           JANUARY 17,
                                                                          YEAR ENDED JUNE 30,                1994 TO
                                                                ---------------------------------------     JUNE 30,
                                                                 1998       1997       1996      1995        1994(A)
                                                                -------    -------    ------    -------    -----------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................    $  9.49    $  9.40    $ 9.62    $  9.29      $  9.97
                                                                -------    -------    ------    -------      -------
Investment Activities:
  Net investment income.....................................       0.56       0.56      0.56       0.56         0.17
  Net realized and unrealized gains (losses) from
    investments and futures.................................       0.10       0.09     (0.21)      0.38        (0.70)
                                                                -------    -------    ------    -------      -------
    Total from Investment Activities........................       0.66       0.65      0.35       0.94        (0.53)
                                                                -------    -------    ------    -------      -------
Distributions:
  Net investment income.....................................      (0.56)     (0.56)    (0.57)     (0.57)       (0.15)
  Net realized gains........................................         --         --        --      (0.04)          --
                                                                -------    -------    ------    -------      -------
    Total Distributions.....................................      (0.56)     (0.56)    (0.57)     (0.61)       (0.15)
                                                                -------    -------    ------    -------      -------
NET ASSET VALUE,
  END OF PERIOD.............................................    $  9.59    $  9.49    $ 9.40    $  9.62      $  9.29
                                                                =======    =======    ======    =======      =======
Total Return (Excludes Sales Charge)........................       7.13%      7.15%     3.65%     10.63%       (5.29%)(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $15,511    $10,873    $6,110    $ 1,887      $   723
  Ratio of expenses to average net assets...................       1.51%      1.50%     1.49%      1.49%        1.45%(c)
  Ratio of net investment income to average net assets......       5.83%      5.95%     5.86%      6.16%        5.20%(c)
  Ratio of expenses to average net assets*..................       1.81%      1.80%     1.81%      1.86%        1.84%(c)
  Ratio of net investment income to average net assets*.....       5.53%      5.65%     5.54%      5.80%        4.81%(c)
  Portfolio Turnover (d)....................................      30.83%     55.18%    95.52%    262.25%      131.04%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
The One Group Family of Mutual Funds
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                   TREASURY & AGENCY FUND
                                                                ----------------------------
                                                                         FIDUCIARY
                                                                ----------------------------
                                                                  YEAR      JANUARY 20, 1997
                                                                 ENDED             TO
                                                                JUNE 30,        JUNE 30,
                                                                  1998          1997(A)
                                                                --------    ----------------
NET ASSET VALUE, BEGINNING OF PERIOD........................    $  9.99         $  10.00
                                                                -------         --------
Investment Activities:
  Net investment income.....................................       0.62             0.28
  Net realized and unrealized gains (losses) from
    investments and futures.................................       0.15            (0.01)
                                                                -------         --------
    Total from Investment Activities........................       0.77             0.27
                                                                -------         --------
Distributions:
  Net investment income.....................................      (0.62)           (0.28)
  Net realized gains........................................      (0.05)              --
                                                                -------         --------
    Total Distributions.....................................      (0.67)           (0.28)
                                                                -------         --------
NET ASSET VALUE, END OF PERIOD..............................    $ 10.09         $   9.99
                                                                =======         ========
Total Return................................................       7.91%            2.78%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $95,073         $110,084
  Ratio of expenses to average net assets...................       0.35%            0.45%(c)
  Ratio of net investment income to average net assets......       6.16%            6.44%(c)
  Ratio of expenses to average net assets*..................       0.65%            0.78%(c)
  Ratio of net investment income to average net assets*.....       5.86%            6.11%(c)
  Portfolio Turnover (d)....................................      41.60%           54.44%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                   TREASURY & AGENCY FUND
                                                                ----------------------------
                                                                          CLASS A
                                                                ----------------------------
                                                                  YEAR      JANUARY 20, 1997
                                                                 ENDED             TO
                                                                JUNE 30,        JUNE 30,
                                                                  1998          1997(A)
                                                                --------    ----------------
NET ASSET VALUE,
  BEGINNING OF PERIOD.......................................    $  9.98          $10.00
                                                                -------          ------
Investment Activities: Net investment income................       0.63            0.29
  Net realized and unrealized gains (losses) from
    investments and futures.................................       0.16           (0.02)
                                                                -------          ------
    Total from Investment Activities........................       0.79            0.27
                                                                -------          ------
Distributions:
  Net investment income.....................................      (0.63)          (0.29)
  Net realized gains........................................      (0.05)             --
                                                                -------          ------
    Total Distributions.....................................      (0.68)          (0.29)
                                                                -------          ------
NET ASSET VALUE, END OF PERIOD..............................    $ 10.09          $ 9.98
                                                                =======          ======
Total Return (Excludes Sales Charge)........................       8.10%           2.78%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $35,213          $   94
  Ratio of expenses to average net assets...................       0.58%           0.71%(c)
  Ratio of net investment income to average net assets......       5.87%           6.47%(c)
  Ratio of expenses to average net assets*..................       0.98%           1.15%(c)
  Ratio of net investment income to average net assets*.....       5.47%           6.03%(c)
  Portfolio Turnover (d)....................................      41.60%          54.44%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                   TREASURY & AGENCY FUND
                                                                ----------------------------
                                                                          CLASS B
                                                                ----------------------------
                                                                  YEAR      JANUARY 20, 1997
                                                                 ENDED             TO
                                                                JUNE 30,        JUNE 30,
                                                                  1998          1997(A)
                                                                --------    ----------------
NET ASSET VALUE, BEGINNING OF PERIOD........................    $  9.99          $10.00
                                                                -------          ------
Investment Activities:
  Net investment income.....................................       0.58            0.26
  Net realized and unrealized gains (losses) from
    investments and futures.................................       0.14           (0.01)
                                                                -------          ------
    Total from Investment Activities........................       0.72            0.25
                                                                -------          ------
Distributions:
  Net investment income.....................................      (0.58)          (0.26)
  Net realized gains........................................      (0.05)             --
                                                                -------          ------
    Total Distributions.....................................      (0.63)          (0.26)
                                                                -------          ------
NET ASSET VALUE, END OF PERIOD..............................    $ 10.08          $ 9.99
                                                                =======          ======
Total Return (Excludes Sales Charge)........................       7.33%           2.58%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000).........................    $12,483          $   80
  Ratio of expenses to average net assets...................       1.08%           1.23%(c)
  Ratio of net investment income to average net assets......       5.39%           6.30%(c)
  Ratio of expenses to average net assets*..................       1.63%           1.81%(c)
  Ratio of net investment income to average net assets*.....       4.84%           5.72%(c)
  Portfolio Turnover (d)....................................      41.60%          54.44%

------------

 * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

See notes to financial statements.

--------------------------------------------------------------------------------
Report of Independent Accountants
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1998

To the Shareholders and Board of Trustees of The One Group Family of Mutual Funds:

In our opinion, the accompanying statements of assets and liabilities, including the portfolios of investments, and related statements of operations, of changes in net assets and of cash flows and the financial highlights present fairly, in all material respects, the financial position of the Ultra Short-Term Income Fund, the Limited Volatility Bond Fund, the Intermediate Bond Fund, the Government Bond Fund, the Income Bond Fund, and the Treasury & Agency Fund (six series of The One Group Family of Mutual Funds), at June 30, 1998, the results of each of their operations for the period then ended, the changes in each of their net assets, and the cash flows of the Limited Volatility Bond Fund, the Intermediate Bond Fund and the Income Bond Fund for the periods presented and the financial highlights for each of the periods presented, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of The One Group Family of Mutual Funds' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at June 30, 1998 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
August 18, 1998

Important Customer Information.
Please Read:

Shares of The One Group:

- are not deposits or obligations
  of, or guaranteed by BANC ONE
  CORPORATION or its affiliates

- are not insured or guaranteed by the
  FDIC or by any other governmental
  agency or government-sponsored
  agency of the federal government
  or any state

- are subject to investment risks,
  including possible loss of the
  principal amount invested.

Banc One Investment Advisors
Corporation, a registered investment
advisor and an indirect subsidiary of
BANC ONE CORPORATION, serves
as an investment advisor to The One
Group, for which it receives advisory
fees. The One Group is distributed by
The One Group Services Company,
3435 Stelzer Road, Columbus,
Ohio 43219, which is not affiliated
with BANC ONE CORPORATION and
is not a bank. Contact us at our web
site address: www.onegroup.com or
e-mail us at onegroup@onegroup.com

For more complete information on
any of The One Group Funds, includ-
ing management fees and expenses,
you may obtain a prospectus from
The One Group Services Company.
Read the prospectus carefully
before investing.





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INVESTMENT
ADVISORS
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